                                               Filed Pursuant to Rule 424(b)(5)
                                               Registration File No.: 333-105805

The information contained in this prospectus supplement is not complete and may be changed. This prospectus supplement is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where such offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JULY 18, 2003
PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED JULY 18, 2003)


                           $947,660,000 (APPROXIMATE)

  [LOGO OMITTED]  J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.
                                   DEPOSITOR

       COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2003-CIBC6

                              JPMORGAN CHASE BANK
                                   CIBC INC.
                               ABN AMRO BANK N.V.
                       LASALLE BANK NATIONAL ASSOCIATION
                             MORTGAGE LOAN SELLERS

                               ----------------

     J.P. Morgan Chase Commercial Mortgage Securities Corp. is offering certain classes of the Series 2003-CIBC6 Commercial Mortgage Pass-Through Certificates, which represent the beneficial ownership interests in a trust. The trust's assets will primarily be 128 fixed rate mortgage loans secured by first liens on 143 commercial, multifamily and manufactured housing community properties and are generally the sole source of payments on the Series 2003-CIBC6 certificates. The Series 2003-CIBC6 certificates are not obligations of J.P. Morgan Chase Commercial Mortgage Securities Corp., the mortgage loan sellers or any of their respective affiliates, and neither the Series 2003-CIBC6 certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency or any other person or entity.

                               ----------------

                                         INITIAL        PASS-             ASSUMED           EXPECTED
                       INITIAL CLASS      PASS-        THROUGH             FINAL             RATINGS       RATED FINAL
                        CERTIFICATE      THROUGH         RATE           DISTRIBUTION        (MOODY'S/     DISTRIBUTION
                        BALANCE (1)        RATE      DESCRIPTION          DATE (3)         FITCH) (5)       DATE (3)
                      ---------------   ---------   -------------   -------------------   ------------   --------------
Class A-1 .........    $217,100,000          %      Fixed           December 12, 2012        Aaa/AAA     July 12, 2037
Class A-2 .........    $654,956,000          %      Fixed(6)         August 12, 2013         Aaa/AAA     July 12, 2037
Class B ...........    $ 31,284,000          %      Fixed(6)         August 12, 2013         Aa2/AA      July 12, 2037
Class C ...........    $ 32,588,000          %      Fixed(6)         August 12, 2013          A2/A       July 12, 2037
Class D ...........    $ 11,732,000          %      Fixed(6)         August 12, 2013          A3/A-      July 12, 2037

----------
(Footnotes to table on page S-5)

---------------------------------------]      THE SECURITIES AND EXCHANGE
YOU SHOULD CAREFULLY CONSIDER THE RISK ] COMMISSION AND STATE REGULATORS HAVE FACTORS BEGINNING ON PAGE S-25 OF THIS ] NOT APPROVED OR DISAPPROVED OF THE
PROSPECTUS SUPPLEMENT AND PAGE 9 OF    ]  OFFERED CERTIFICATES OR DETERMINED
THE PROSPECTUS.                        ]  IF THIS PROSPECTUS SUPPLEMENT OR THE
                                       ]  ACCOMPANYING PROSPECTUS ARE TRUTHFUL
Neither the certificates nor the       ]  OR COMPLETE. ANY REPRESENTATION TO
underlying mortgage loans are insured  ]  THE CONTRARY IS A CRIMINAL OFFENSE.
or guaranteed by any governmental      ]  J.P. MORGAN CHASE COMMERCIAL MORTGAGE
agency or instrumentality or any other ]  SECURITIES CORP. WILL NOT LIST THE
person or entity.                      ]  OFFERED CERTIFICATES ON ANY SECURITIES
                                       ]  EXCHANGE OR ON ANY AUTOMATED QUOTATION
The certificates will represent        ]  SYSTEM OF ANY SECURITIES ASSOCIATION.
interests in the trust fund only. They ]
will not represent interests in or     ]      THE UNDERWRITERS, J.P. MORGAN
obligations of the depositor, any of   ]  SECURITIES INC., CIBC WORLD MARKETS
its affiliates or any other entity.    ]  CORP., ABN AMRO INCORPORATED,
---------------------------------------]  CITIGROUP GLOBAL MARKETS INC. AND
                                          MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED WILL PURCHASE THE OFFERED CERTIFICATES FROM J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP. AND WILL OFFER THEM TO THE PUBLIC AT NEGOTIATED PRICES, PLUS, IN CERTAIN CASES, ACCRUED INTEREST, DETERMINED AT THE TIME OF SALE. J.P. MORGAN SECURITIES INC. AND CIBC WORLD MARKETS CORP. ARE ACTING AS CO-LEAD MANAGERS FOR THIS OFFERING. ABN AMRO INCORPORATED, CITIGROUP GLOBAL MARKETS INC. AND MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED ARE ACTING AS CO-MANAGERS FOR THIS OFFERING. J.P. MORGAN SECURITIES INC. IS ACTING AS SOLE BOOKRUNNER FOR THIS OFFERING.

     THE UNDERWRITERS EXPECT TO DELIVER THE OFFERED CERTIFICATES TO PURCHASERS IN BOOK-ENTRY FORM ONLY THROUGH THE FACILITIES OF THE DEPOSITORY TRUST COMPANY IN THE UNITED STATES AND CLEARSTREAM BANKING, SOCIeTe ANONYME AND EUROCLEAR BANK, SOCIETE ANONYME IN EUROPE AGAINST PAYMENT IN NEW YORK, NEW YORK ON OR
ABOUT AUGUST 11, 2003. WE EXPECT TO RECEIVE FROM THIS OFFERING APPROXIMATELY   %
OF THE INITIAL CERTIFICATE BALANCE OF THE OFFERED CERTIFICATES, PLUS ACCRUED INTEREST FROM AUGUST 1, 2003, BEFORE DEDUCTING EXPENSES PAYABLE BY US.


JPMORGAN                                                      CIBC WORLD MARKETS
                             ABN AMRO INCORPORATED
CITIGROUP                                                    MERRILL LYNCH & CO.

     [LOGO OMITTED] J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.
        Commercial Mortgage Pass-Through Certificates, Series 2003-CIBC6


                         [MAP OF UNITED STATES OMITTED.
                     MAP CONTAINS THE FOLLOWING INFORMATION]

MISSOURI
1 property
$85,000,000
8.2% of total

MONTANA
1 property
$9,030,949
0.9% of total

SOUTH DAKOTA
1 property
$3,490,171
0.3% of total

IOWA
1 property
$4,000,000
0.4% of total

MINNESOTA
1 property
$8,138,367
0.8% of total

WISCONSIN
4 properties
$16,947,932
1.6% of total

ILLINOIS
3 properties
$11,542,567
1.1% of total

INDIANA
1 property
$2,240,755
0.2% of total

MICHIGAN
6 properties
$34,521,740
3.3% of total

OHIO
2 properties
$18,854,549
1.8% of total

PENNSYLVANIA
6 properties
$60,798,558
5.8% of total

NEW YORK
9 properties
$103,442,075
9.9% of total

NEW HAMPSHIRE
1 property
$1,697,851
0.2% of total

MASSACHUSETTS
3 properties
$7,588,902
0.7% of total

NEW JERSEY
9 properties
$66,257,462
6.4% of total

DELAWARE
1 property
$22,956,879
2.2% of total

MARLYAND
2 properties
$3,832,446
0.4% of total

VIRGINIA
1 property
$5,239,166
0.5% of total

NORTH CAROLINA
7 properties
$37,196,908
3.6% of total

GEORGIA
5 properties
$96,563,469
9.3% of total

FLORIDA
9 properties
$55,216,905
5.3% of total

TENNESSEE
4 properties
$51,649,534
5.0% of total

KENTUCKY
2 properties
$38,797,870
3.7% of total

LOUISIANA
3 properties
$14,505,327
1.4% of total

TEXAS
16 properties
$58,777,077
5.6% of total

OKLAHOMA
1 property
$2,780,000
0.3% of total

COLORADO
5 properties
$18,803,361
1.8% of total

ARIZONA
6 properties
$31,937,453
3.1% of total

NEVADA
1 property
$16,700,000
1.6% of total

CALIFORNIA
30 properties
$152,624,381
14.6% of total

IDAHO
1 property
$1,639,795
0.2% of total


[----] < 1.0% of Cut-Off Date Balance
[----] 1.0% - 5.0% of Cut-Off Date Balance
[----] 5.1% - 10.0% of Cut-Off Date Balance
[----] > 10.0% of Cut-Off Date Balance

                   [THREE PHOTOS OF BATTLEFIELD MALL OMITTED]


               [ONE PHOTO OF INTERNATIONAL PAPER OFFICE OMITTED]


                   [ONE PHOTO OF 2121 MARKET STREET OMITTED]

                    [ONE PHOTO OF 641 SIXTH AVENUE OMITTED]


                     [ONE PHOTO OF DEERFIELD MALL OMITTED]


                   [ONE PHOTO OF ONE ALLIANCE CENTER OMITTED]


                 [ONE PHOTO OF SHELBYVILLE ROAD PLAZA OMITTED]


             [ONE PHOTO OF TICES CORNER RETAIL MARKETPLACE OMITTED]


                    [ONE PHOTO OF 919 MARKET STREET OMITTED]

             IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
             PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

     Information about the offered certificates is contained in two separate documents that progressively provide more detail: (a) the accompanying prospectus, which provides general information, some of which may not apply to the offered certificates; and (b) this prospectus supplement, which describes the specific terms of the offered certificates. If the terms of the offered certificates vary between this prospectus supplement and the accompanying prospectus, you should rely on the information contained in this prospectus supplement.

     You should rely only on the information contained in this prospectus supplement and the prospectus. We have not authorized anyone to provide you with information that is different from that contained in this prospectus supplement and the prospectus. The information contained in this prospectus supplement is accurate only as of the date of this prospectus supplement.

     This prospectus supplement begins with several introductory sections describing the Series 2003-CIBC6 certificates and the trust in abbreviated form:

     Summary of Certificates, commencing on page S-5 of this prospectus supplement, which sets forth important statistical information relating to the Series 2003-CIBC6 certificates;

     Summary of Terms, commencing on page S-7 of this prospectus supplement, which gives a brief introduction of the key features of the Series 2003-CIBC6 certificates and a description of the underlying mortgage loans; and

     Risk Factors, commencing on page S-25 of this prospectus supplement, which describe risks that apply to the Series 2003-CIBC6 certificates which are in addition to those described in the prospectus with respect to the securities issued by the trust generally.

     This prospectus supplement and the accompanying prospectus include cross references to sections in these materials where you can find further related discussions. The Tables of Contents in this prospectus supplement and the prospectus identify the pages where these sections are located.

     Certain capitalized terms are defined and used in this prospectus supplement and the prospectus to assist you in understanding the terms of the offered certificates and this offering. The capitalized terms used in this prospectus supplement are defined on the pages indicated under the caption "Index of Principal Definitions" commencing on page S-146 of this prospectus supplement. The capitalized terms used in the prospectus are defined on the pages indicated under the caption "Index of Principal Definitions" commencing on page 108 of the prospectus.

     In this prospectus supplement, the terms "Depositor," "we," "us" and "our" refer to J.P. Morgan Chase Commercial Mortgage Securities Corp.

                               TABLE OF CONTENTS

                                                   PAGE
                                                  -----
SUMMARY OF CERTIFICATES .......................   S-5
SUMMARY OF TERMS ..............................   S-7
RISK FACTORS ..................................   S-25
   Geographic Concentration
      Entails Risks ...........................   S-25
   Risks to the Mortgaged Properties
      Relating to Terrorist Attacks and
      Foreign Conflicts .......................   S-25
   Risks Relating to Loan Concentrations ......   S-26
   Risks Relating to Enforceability of
      Cross-Collateralization .................   S-27
   The Borrower's Form of Entity May
      Cause Special Risks .....................   S-28
   Ability to Incur Other Borrowings
      Entails Risk ............................   S-29
   Borrower May Be Unable to Repay
      Remaining Principal Balance on
      Maturity Date or Anticipated
      Repayment Date ..........................   S-30
   Commercial and Multifamily Lending
      is Dependent Upon Net Operating
      Income ..................................   S-31
   Tenant Concentration Entails Risk ..........   S-32
   Certain Additional Risks Relating to
      Tenants .................................   S-33
   Mortgaged Properties Leased to
      Multiple Tenants Also Have Risks ........   S-33
   Tenant Bankruptcy Entails Risks ............   S-34
   Mortgage Loans Are Nonrecourse and
      Are Not Insured or Guaranteed ...........   S-34
   Retail Properties Have Special Risks .......   S-34
   Office Properties Have Special Risks .......   S-35
   Industrial Properties Have
      Special Risks ...........................   S-36
   Multifamily Properties Have Special
      Risks ...................................   S-37
   Manufactured Housing Communities
      Have Special Risks ......................   S-38
   Lack of Skillful Property Management
      Entails Risks ...........................   S-38
   Some Mortgaged Properties May Not
      Be Readily Convertible to
      Alternative Uses ........................   S-39
   Property Value May Be Adversely
      Affected Even When Current
      Operating Income Is Not .................   S-39
   Mortgage Loans Secured by Leasehold
      Interests May Expose Investors to
      Greater Risks of Default and Loss .......   S-39
   Limitations of Appraisals ..................   S-40
   Your Lack of Control Over the Trust
      Fund Can Create Risks ...................   S-40
   Potential Conflicts of Interest ............   S-40


                                                   PAGE
                                                  -----
   Special Servicer May Be Directed to
      Take Actions ............................   S-41
   Bankruptcy Proceedings Entail
      Certain Risks ...........................   S-42
   Risks Relating to Prepayments and
      Repurchases .............................   S-43
   Mortgage Loan Sellers May Not Be
      Able to Make a Required
      Repurchase or Substitution of a
      Defective Mortgage Loan .................   S-44
   Risks Relating to Enforceability of
      Yield Maintenance Charges,
      Prepayment Premiums or
      Defeasance Provisions ...................   S-44
   Risks Relating to Borrower Default .........   S-45
   Risks Relating to Interest on Advances
      and Special Servicing
      Compensation ............................   S-45
   Risks of Limited Liquidity and Market
      Value ...................................   S-46
   Different Timing of Mortgage Loan
      Amortization Poses Certain Risks ........   S-46
   Subordination of Subordinate Offered
      Certificates ............................   S-46
   Environmental Risks Relating to the
      Mortgaged Properties ....................   S-46
   Tax Considerations Relating to
      Foreclosure .............................   S-47
   Risks Associated with One Action
      Rules ...................................   S-47
   Risks Related to Enforceability ............   S-48
   Potential Absence of Attornment
      Provisions Entails Risks ................   S-48
   Property Insurance May Not Be
      Sufficient ..............................   S-48
   Zoning Compliance and Use
      Restrictions May Adversely Affect
      Property Value ..........................   S-50
   Risks Relating to Costs of Compliance
      with Applicable Laws and
      Regulations .............................   S-51
   No Reunderwriting of the Mortgage
      Loans ...................................   S-51
   Litigation Could Adversely Affect the
      Mortgage Loans ..........................   S-51
   Risks Related to Book-Entry
      Registration ............................   S-51
   Risks of Inspections Related to
      Properties ..............................   S-52
   Other Risks ................................   S-52
DESCRIPTION OF THE MORTGAGE POOL ..............   S-53
   General ....................................   S-53
   Additional Debt ............................   S-54

                                                  PAGE
                                                 ------
   Significant Mortgage Loans .................. S-56
   The Battlefield Mall Pooled
      Component ................................ S-56
   The One Alliance Center Pooled
      Component ................................ S-58
   International Paper Office .................. S-60
   Deerfield Mall .............................. S-61
   Shelbyville Road Plaza ...................... S-62
   ARD Loans ................................... S-62
   Certain Terms and Conditions of the
      Mortgage Loans ........................... S-63
   Additional Mortgage Loan
      Information .............................. S-68
   The Mortgage Loan Sellers ................... S-70
   JPMorgan Chase Bank ......................... S-71
   CIBC Inc. ................................... S-71
   ABN AMRO BANK N.V. .......................... S-71
   LaSalle Bank National Association ........... S-71
   Underwriting Guidelines and
      Processes ................................ S-72
   Representations and Warranties;
      Repurchases and Substitutions ............ S-74
   Lockbox Accounts ............................ S-77
DESCRIPTION OF THE CERTIFICATES ................ S-79
   General ..................................... S-79
   Paying Agent, Certificate Registrar and
      Authenticating Agent ..................... S-81
   Book-Entry Registration and Definitive
      Certificates ............................. S-81
   Distributions ............................... S-83
   Allocation of Yield Maintenance
      Charges .................................. S-99
   Assumed Final Distribution Date;
      Rated Final Distribution Date ............ S-99
   Subordination; Allocation of Collateral
      Support Deficit .......................... S-100
   Advances .................................... S-103
   Appraisal Reductions ........................ S-105
   Reports to Certificateholders; Certain
      Available Information .................... S-107
   Voting Rights ............................... S-110


                                                  PAGE
                                                 ------
   Termination; Retirement of
      Certificates ............................. S-111
   The Trustee ................................. S-112
SERVICING OF THE MORTGAGE LOANS ................ S-113
   General ..................................... S-113
   The Directing Certificateholder and
      Component Loan Advisors .................. S-115
   Limitation on Liability of Directing
      Certificateholder and Component
      Loan Operating Advisors .................. S-117
   The Master Servicer ......................... S-118
   The Special Servicer ........................ S-119
   Replacement of the Special Servicer ......... S-119
   Servicing and Other Compensation
      and Payment of Expenses .................. S-119
   Maintenance of Insurance .................... S-122
   Modifications, Waiver and
      Amendments ............................... S-124
   Realization Upon Defaulted Mortgage
      Loans .................................... S-125
   Inspections; Collection of Operating
      Information .............................. S-127
   Certain Matters Regarding the Master
      Servicer, the Special Servicer and the
      Depositor ................................ S-128
   Events of Default ........................... S-129
   Rights Upon Event of Default ................ S-130
   Amendment ................................... S-131
YIELD AND MATURITY
 CONSIDERATIONS ................................ S-133
   Yield Considerations ........................ S-133
   Weighted Average Life ....................... S-135
CERTAIN FEDERAL INCOME TAX
 CONSEQUENCES ............................. .... S-140
METHOD OF DISTRIBUTION ......................... S-141
LEGAL MATTERS .................................. S-142
RATINGS ........................................ S-142
LEGAL INVESTMENT ............................... S-143
ERISA CONSIDERATIONS ........................... S-143
INDEX OF PRINCIPAL DEFINITIONS ................. S-146

SCHEDULE I CLASS X REFERENCE RATES

ANNEX A-1  CERTAIN LOAN LEVEL CHARACTERISTICS OF THE MORTGAGE LOANS AND
           MORTGAGED PROPERTIES

ANNEX A-2  CERTAIN POOL CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED
           PROPERTIES

ANNEX B-1  ONE ALLIANCE CENTER LOAN AMORTIZATION SCHEDULE

ANNEX B-2  BATTLEFIELD MALL LOAN AMORTIZATION SCHEDULE

ANNEX C    STRUCTURAL AND COLLATERAL TERM SHEET

ANNEX D    FORM OF REPORT TO CERTIFICATEHOLDERS

                            SUMMARY OF CERTIFICATES

                 INITIAL CLASS
                  CERTIFICATE                                   ASSUMED                        WEIGHTED    EXPECTED
                   BALANCE OR    APPROXIMATE   PASS-THROUGH       FINAL            INITIAL      AVERAGE      RATINGS
                    NOTIONAL        CREDIT         RATE        DISTRIBUTION     PASS-THROUGH      LIFE      (MOODY'S     PRINCIPAL
     CLASS         AMOUNT(1)      SUPPORT(2)    DESCRIPTION      DATE(3)       RATE (APPROX.)  (YRS.)(4)   /FITCH)(5)    WINDOW(4)
-------------- ---------------- ------------- -------------- ----------------- -------------- ----------- ------------ ------------
Offered
Certificates
       A-1     $  217,100,000     16.375%            Fixed   December 12, 2012         %         5.70         Aaa/AAA   09/03-12/12
       A-2     $  654,956,000     16.375%          Fixed(6)   August 12, 2013          %         9.78         Aaa/AAA   12/12-08/13
        B      $   31,284,000     13.375%          Fixed(6)   August 12, 2013          %        10.00         Aa2/AA    08/13-08/13
        C      $   32,588,000     10.250%          Fixed(6)   August 12, 2013          %        10.00          A2/A     08/13-08/13
        D      $   11,732,000      9.125%          Fixed(6)   August 12, 2013          %        10.00          A3/A-    08/13-08/13
Non-Offered
Certificates
       X-1     $1,042,817,449(7)      N/A         Variable(7)       N/A                %           N/A        Aaa/AAA       N/A
       X-2     $  988,823,000(7)      N/A         Variable(7)       N/A                %           N/A        Aaa/AAA       N/A
        E      $   14,339,000      7.750%         Variable(8)       N/A                %           N/A       Baa1/BBB+      N/A
        F      $   10,428,000      6.750%         Variable(8)       N/A                %           N/A       Baa2/BBB       N/A
        G      $   13,035,000      5.500%         Variable(8)       N/A                %           N/A       Baa3/BBB-      N/A
        H      $   15,642,000      4.000%          Fixed(6)         N/A                %           N/A        Ba1/BB+       N/A
        J      $    5,214,000      3.500%          Fixed(6)         N/A                %           N/A        Ba2/BB        N/A
        K      $    7,821,000      2.750%          Fixed(6)         N/A                %           N/A        Ba3/BB-       N/A
        L      $    5,215,000      2.250%          Fixed(6)         N/A                %           N/A         B1/B+        N/A
        M      $    3,910,000      1.875%          Fixed(6)         N/A                %           N/A         B2/B         N/A
        N      $    1,304,000      1.750%          Fixed(6)         N/A                %           N/A         B3/B-        N/A
       NR      $   18,249,449         N/A          Fixed(6)         N/A                %           N/A         NR/NR        N/A
      AC-1     $    1,997,760         N/A          Variable         N/A                %           N/A        Baa1/NR       N/A
      AC-2     $    2,996,640         N/A          Variable         N/A                %           N/A        Baa2/NR       N/A
      AC-3     $    2,996,640         N/A          Variable         N/A                %           N/A        Baa3/NR       N/A
      BM-1     $    4,000,000         N/A          Variable         N/A                %           N/A        Aa3/NR        N/A
      BM-2     $    6,500,000         N/A          Variable         N/A                %           N/A         A2/NR        N/A
      BM-3     $    4,500,000         N/A          Variable         N/A                %           N/A         A3/NR        N/A

----------
(1)  Approximate, subject to a permitted variance of plus or minus 10%.

(2) The credit support percentages set forth for Class A-1 and Class A-2 certificates are represented in the aggregate. The credit support percentages do not include the Class AC-1, Class AC-2, Class AC-3, Class BM-1, Class BM-2 and Class BM-3 certificates.

(3) The assumed final distribution dates set forth in this prospectus supplement have been determined on the basis of the assumptions described in "Description of the Certificates--Assumed Final Distribution Date; Rated Final Distribution Date" in this prospectus supplement. The rated final distribution date for each class of certificates is July 12, 2037. See "Description of the Certificates--Assumed Final Distribution Date; Rated Final Distribution Date" in this prospectus supplement.

(4) The weighted average life and period during which distributions of principal would be received set forth in the foregoing table with respect to each class of certificates are based on the assumptions set forth under "Yield and Maturity Considerations--Weighted Average Life" in this prospectus supplement and on the assumptions that there are no prepayments (other than on each anticipated repayment date, if any) or losses on the mortgage loans and that there are no extensions of maturity dates of mortgage loans.

(5)  Ratings shown are those of Moody's Investors Service, Inc. and Fitch
     Ratings.

(6) For any distribution date, if the weighted average of the net interest rates on the mortgage loans (in the case of the One Alliance Center loan and the Battlefield Mall loan, the interest rate on their respective pooled components only) (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of the first day of the related due period is less than the rate specified for any of the Class A-2, Class B, Class C, Class D, Class H, Class J, Class K, Class L, Class M, Class N and Class NR certificates with respect to the distribution date, then the pass-through rate for that class of certificates on that distribution date will equal the weighted average of the net interest rates on the mortgage loans (in the case of the One Alliance Center loan and the Battlefield Mall loan, the interest rate on their respective pooled components only).

(7) The aggregate interest accrual amount on the Class X-1 and Class X-2 certificates will be calculated by reference to a notional amount equal to the aggregate of the class balances of all or some of the other classes of certificates, as applicable. The pass-through rates on the Class X-1 and Class X-2 certificates will be based on the weighted average of the interest strip rates of the components of the Class X-1 and Class X-2 certificates, which will be based on the net mortgage rates applicable to the mortgage loans as of the preceding distribution date minus the pass-through rates of such components. See "Description of the Certificates--Distributions" in this prospectus supplement.

(8) The pass-through rate applicable to the Class E certificates on each distribution date will be equal to the weighted average of the net interest rates on the mortgage loans (in the case of the One Alliance Center loan and the Battlefield Mall loan, the interest rate on their respective pooled components only) (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) minus % per annum. The pass-through rate applicable to the Class F certificates on each distribution date will be equal to the weighted average of the net interest rates on the mortgage loans (in the case of the One Alliance Center loan and the Battlefield Mall loan, the interest rate on their respective pooled components only) (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) minus % per annum. The pass-through rate applicable to the Class G certificates on each distribution date will be equal to the weighted average of the net interest rates on the mortgage loans (in the case of the One Alliance Center loan and the Battlefield Mall loan, the interest rate on their respective pooled components only) (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months).

     The Class R and Class LR certificates are not offered by this prospectus supplement or represented in this table.

                               SUMMARY OF TERMS

     This summary highlights selected information from this prospectus supplement. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of the offering of the offered certificates, read this entire document and the accompanying prospectus carefully.


                           RELEVANT PARTIES AND DATES

Depositor.....................   J.P. Morgan Chase Commercial Mortgage
                                 Securities Corp., a wholly-owned subsidiary of JPMorgan Chase Bank, a New York banking corporation which is a wholly-owned subsidiary of J.P. Morgan Chase & Co., a Delaware corporation. The depositor's address is 270
                                 Park Avenue, New York, New York 10017, and its telephone number is (212) 834-9299. See "The
                                 Depositor" in the prospectus.

Mortgage Loan Sellers.........   JPMorgan Chase Bank, a New York banking
                                 corporation, CIBC Inc., a Delaware corporation, ABN AMRO Bank N.V., a bank organized under the laws of the Netherlands, and LaSalle Bank
                                 National Association, a national banking association. For purposes of this prospectus supplement ABN AMRO Bank N.V. will be considered the mortgage loan seller of the mortgage loan that will be transferred to the depositor by Amsterdam Funding Corporation, a commercial paper conduit administered by ABN
                                 AMRO Bank N.V. That mortgage loan was
                                 originated by ABN AMRO Bank N.V. and ABN AMRO
                                 Bank N.V. will make the representations and warranties to the depositor with respect to that mortgage loan. JPMorgan Chase Bank is an affiliate of the depositor and J.P. Morgan
                                 Securities Inc., one of the underwriters. CIBC
                                 Inc. is an affiliate of CIBC World Markets
                                 Corp., one of the underwriters. ABN AMRO Bank
                                 N.V. is an affiliate of ABN AMRO Incorporated, one of the underwriters. LaSalle Bank National
                                 Association is also acting as the paying agent, certificate registrar and authenticating agent and is an affiliate of ABN AMRO Incorporated, one of the underwriters. See "Description of the Mortgage Pool--The Mortgage Loan Sellers" in this prospectus supplement.

                         SELLERS OF THE MORTGAGE LOANS

                                                AGGREGATE
                                 NUMBER OF      PRINCIPAL     % OF INITIAL
                                  MORTGAGE     BALANCE OF         POOL
             SELLER                LOANS     MORTGAGE LOANS     BALANCE
------------------------------- ----------- ---------------- -------------
  JPMorgan Chase Bank .........      84     $  629,090,976        60.3%
  CIBC Inc. ...................      34        309,494,658        29.7
  ABN AMRO Bank N.V. ..........       1         61,930,576         5.9
  LaSalle Bank National
  Association .................       9         42,301,239         4.1
                                     --     --------------       -----
  Total .......................     128     $1,042,817,449       100.0%
                                    ===     ==============       =====

Master Servicer...............   Wachovia Bank, National Association, a
                                 national banking association. The master servicer's principal address is NC 1075, 8739
                                 Research Drive URP4, Charlotte, North Carolina
                                 28262. See "Servicing of the Mortgage
                                 Loans--The Master Servicer" in this prospectus supplement.

Special Servicer..............   ARCap Servicing, Inc., a Delaware
                                 corporation. The special servicer's principal address is 5605 N. MacArthur Boulevard, Suite
                                 950, Irving, Texas 75038. The special servicer may be removed without cause under certain circumstances described in this prospectus supplement. See "Servicing of the Mortgage
                                 Loans--The Special Servicer" in this prospectus supplement.

Trustee.......................   Wells Fargo Bank Minnesota, N.A., a national
                                 banking association, with its principal offices located in Minneapolis, Minnesota. The corporate trust office of the trustee is located at 9062 Old Annapolis Road, Columbia,
                                 Maryland 21045-1951. See "Description of the
                                 Certificates--The Trustee" in this prospectus supplement. Following the transfer of the mortgage loans into the trust, the trustee, on behalf of the trust, will become the mortgagee of record under each mortgage loan.

Paying Agent..................   LaSalle Bank National Association, a national
                                 banking association, with its principal offices located in Chicago, Illinois. LaSalle Bank
                                 National Association will also act as the certificate registrar and authenticating agent.
                                 The paying agent's address is 135 S. LaSalle
                                 Street, Suite 1625, Chicago, Illinois 60603,
                                 Attention: Asset-Backed Securities Trust
                                 Services Group, JPMorgan 2003-CIBC6, and its telephone number is (312) 904-9387. LaSalle
                                 Bank National Association is also a mortgage loan seller and an affiliate of one of the underwriters. See "Description of the
                                 Certificates--Paying Agent, Certificate
                                 Registrar and Authenticating Agent" in this prospectus supplement.

Cut-off Date..................   With respect to each mortgage loan, the
                                 related due date of such mortgage loan in August 2003 or, with respect to those mortgage loans that were originated in July 2003 and have their first payment date in September
                                 2003, August 1, 2003.

Closing Date..................   On or about August 11, 2003.

Distribution Date.............   The 12th day of each month or, if the 12th
                                 day is not a business day, on the next
                                 succeeding business day, beginning in September
                                 2003.

Interest Accrual Period.......   Interest will accrue on the offered
                                 certificates during the calendar month prior to the related distribution date and will be calculated assuming that each month has 30 days and each year has 360 days.

Due Period....................   For any mortgage loan and any distribution
                                 date, the period commencing on the day
                                 immediately following the due date for the mortgage loan in the month preceding the month in which that distribution date occurs and ending on and including the due date for the mortgage loan in the month in which that distribution date occurs. However, in the event that the last day of a due period (or applicable grace period) is not a business day, any periodic payments received with respect to the mortgage loans relating to that due period on the business day immediately following that last day will be deemed to have been received during that due period and not during any other due period.

Determination Date............   For any distribution date, the fourth
                                 business day prior to that distribution date.


                                OFFERED SECURITIES

General.......................   We are offering the following five classes of
                                 commercial mortgage pass-through certificates as part of Series 2003-CIBC6:

                                 o   Class A-1

                                 o   Class A-2

                                 o   Class B

                                 o   Class C

                                 o   Class D

                                 Series 2003-CIBC6 will consist of a total of 25 classes, the following 20 of which are not being offered through this prospectus supplement and the accompanying prospectus:
                                 Class E, Class F, Class G, Class H, Class J,
                                 Class K, Class L, Class M, Class N, Class NR, Class X-1,

                                 Class X-2, Class AC-1, Class AC-2, Class AC-3, Class BM-1, Class BM-2, Class BM-3, Class R and Class LR.

                                 The Series 2003-CIBC6 certificates will
                                 collectively represent beneficial ownership interests in a trust created by J.P. Morgan Chase Commercial Mortgage Securities Corp. The trust's assets will primarily be 128 mortgage loans secured by first liens on 143 commercial, multifamily and manufactured housing community properties. The Class AC and Class BM certificates will each represent interests in one of the two components of a related mortgage loan (the One Alliance Center loan and the Battlefield Mall loan, respectively), which components will not be pooled with the other mortgage loans. The other components of the One Alliance Center loan and the Battlefield Mall loan will be pooled with the other mortgage loans and, together with the other mortgage loans, will back the other classes of certificates.

Certificate Balances..........   Your certificates will have the approximate
                                 aggregate initial certificate balance set forth below, subject to a variance of plus or minus
                                 10%:

                                 Class A-1 .........  $217,100,000
                                 Class A-2 .........  $654,956,000
                                 Class B ...........  $ 31,284,000
                                 Class C ...........  $ 32,588,000
                                 Class D ...........  $ 11,732,000

PASS-THROUGH RATES

A. Offered Certificates.......   Your certificates will accrue interest at an
                                 annual rate called a pass-through rate, which is set forth below for each class:

                                  Class A-1 .........    %
                                  Class A-2 .........    %(1)
                                  Class B ...........    %(1)
                                  Class C ...........    %(1)
                                  Class D ...........    %(1)

                                 ----------
                                 (1)   Subject to a maximum pass-through rate
                                       equal to the weighted average of the net interest rates on the mortgage loans (in the case of the One Alliance Center loan and the Battlefield Mall loan, the interest rate on their respective pooled components only) (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months).

B. Interest Rate Calculation
   Convention.................   Interest on your certificates will be
                                 calculated based on a 360-day year consisting of twelve 30-day months, or a "30/360 basis."
                                 For purposes of calculating the pass-through rates on the Class A-2, Class X-1, Class X-2,
                                 Class B, Class C and Class D certificates and certain other classes of the non-offered certificates, the mortgage loan interest rates will not reflect any default interest rate, any rate increase occurring after an anticipated repayment date, any loan term modifications agreed to by the special servicer or any modifications resulting from a borrower's bankruptcy or insolvency. 126 of the mortgage loans, representing approximately 99.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, accrue interest based on the actual number of days elapsed in a month assuming a 360-day year, or an "actual/360 basis," and 2 mortgage loans, representing approximately 1.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, accrue interest on a 30/360-basis. For purposes of calculating the pass-through rates on the certificates, the interest rate for each mortgage loan that accrues interest on an actual/360 basis will be recalculated, if necessary, so that the amount of interest that would accrue at that recalculated rate in that month, calculated on a 30/360 basis, will equal the amount of interest that is required to be paid on that mortgage loan in that month, subject to certain adjustments as described in "Description of the
                                 Certificates--Distributions--Pass-Through
                                 Rates" in this prospectus supplement. See
                                 "Description of the
                                 Certificates--Distributions--Pass-Through
                                 Rates" and "Description of the
                                 Certificates--Distributions--Interest
                                 Distribution Amount" in this prospectus
                                 supplement.

DISTRIBUTIONS

A. Amount and Order of
   Distributions..............   On each distribution date, funds available
                                 for distribution from the mortgage loans, net of specified trust expenses, will be distributed in the following amounts and order of priority:

                                 First/Class A-1, Class A-2, Class X-1 and
                                 Class X-2 certificates: To interest on Class
                                 A-1, Class A-2, Class X-1 and Class X-2
                                 certificates, pro rata, in accordance with their interest entitlements.

                                 Second/Class A-1 and Class A-2 certificates:
                                 To the extent of funds allocated to principal, to principal on Class A-1 and Class A-2 certificates, in sequential order, until each of those classes has been reduced to zero. If the certificate balance of each and every class of certificates other than Class A-1 and Class A-2 certificates has been reduced to zero, funds available for distributions of principal will be distributed to Class A-1 and Class A-2 certificates, pro rata, rather than sequentially.

                                 Third/Class A-1 and Class A-2 certificates: To reimburse Class A-1 and Class A-2 certificates, pro rata, for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by those classes.

                                 Fourth/Class B certificates: To the Class B certificates as follows: (a) first, to interest on Class B certificates in the amount of its interest entitlement; (b) second, to the extent of funds allocated to principal remaining after distributions in respect of principal to each class with a higher priority (in this case, the Class A-1 and Class A-2 certificates), to principal on Class B certificates until reduced to zero; and (c) third, to reimburse Class B certificates for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by that class.

                                 Fifth/Class C certificates: To the Class C certificates in a manner analogous to the Class B certificates allocations of priority Fourth above.

                                 Sixth/Class D certificates: To the Class D certificates in a manner analogous to the Class B certificates allocations of priority Fourth above.

                                 Seventh/Non-offered certificates (other than the Class X-1 and Class X-2 certificates): In the amounts and order of priority described in "Description of the
                                 Certificates--Distributions--Priority" in this prospectus supplement.

B. Interest and Principal
   Entitlements...............   A description of the interest entitlement of
                                 each class can be found in "Description of the Certificates--Distributions--Interest
                                 Distribution Amount" in this prospectus
                                 supplement.

                                 A description of the amount of principal required to be distributed to the classes entitled to principal on a particular distribution date also can be found in "Description of the
                                 Certificates--Distributions--Principal
                                 Distribution Amount" in this prospectus
                                 supplement.

C. Yield Maintenance Charges...  Yield maintenance charges with respect to the mortgage loans will be allocated to the
                                 certificates as described in "Description of the Certificates--Allocation of Yield Maintenance Charges" in this prospectus supplement.

                                 For an explanation of the calculation of yield maintenance charges, see "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans--Prepayment Provisions" in this prospectus supplement.

D. General....................   The chart below describes the manner in which
                                 the payment rights of certain classes will be senior or subordinate, as the case may be, to the payment rights of other classes. The chart shows the entitlement to receive principal and interest (other than excess interest) on any distribution date in descending order
                                 (beginning with the Class A-1, Class A-2, Class
                                 X-1 and Class X-2 certificates). It also shows the manner in which mortgage loan losses are allocated in ascending order (beginning with the other classes of certificates (other than the Class R and Class LR certificates) that are not being offered by this prospectus supplement); provided, that mortgage loan losses will not be allocated to Class AC certificates or Class BM certificates (other than mortgage loan losses on the One Alliance
                                 Center loan and the Battlefield Mall loan, respectively), Class R or Class LR certificates. Mortgage loan losses that are realized on the One Alliance Center loan or the Battlefield Mall loan will be allocated to the classes of Class AC certificates, to the extent of the certificate balance of the Class AC certificates, and Class BM certificates, to the extent of the certificate balance of the Class
                                 BM certificates, respectively, before being allocated to any other class of certificates.
                                 Additionally, no principal payments or loan losses will be allocated to the Class R, Class
                                 LR, Class X-1 or Class X-2 certificates, although principal payments and loan losses may reduce the notional amounts of the Class X-1 and Class X-2 certificates and, therefore, the amount of interest they accrue.

                                             [GRAPHIC OMITTED]

                                 Class A-1, Class A-2, Class X-1* and Class X-2*

                                                 Class B

                                                 Class C

                                                 Class D

                                               Non-offered
                                               certificates **

                                 ----------
                                 * The Class X-1 and Class X-2 certificates are interest-only certificates.

                                 **    Other than the Class X-1 and Class X-2
                                       certificates. The Class AC and Class BM
                                       certificates will be subordinate only to the offered certificates with respect to payments and other collections received on the One Alliance Center loan and the Battlefield Mall loan, respectively.


                                 No other form of credit enhancement will be available for the benefit of the holders of the offered certificates.

                                 Principal losses on mortgage loans that are allocated to a class of certificates will reduce the certificate balance of that class.

                                 See "Description of the Certificates" in this prospectus supplement.

E. Shortfalls in Available
   Funds ......................  The following types of shortfalls in available funds will reduce distributions to the classes of certificates with the lowest payment priorities: shortfalls resulting from the payment of special servicing fees and other additional compensation that the special servicer is entitled to receive; shortfalls resulting from interest on advances made by the master servicer, the special servicer or the trustee (to the extent not covered by late payment charges or default interest paid by the related borrower); shortfalls resulting from extraordinary expenses of the trust; and shortfalls resulting from a modification of a mortgage loan's interest rate or principal balance or from other unanticipated or default-related expenses of the trust. In addition, prepayment interest shortfalls that are not covered by certain compensating interest payments made by the master servicer are required to be allocated to the certificates, on a pro rata basis, to reduce the amount of interest payable on the certificates. See "Description of the Certificates--Distributions--Priority" in this prospectus supplement.

ADVANCES

A. P&I Advances...............   The master servicer is required to advance
                                 delinquent periodic mortgage loan payments
                                 (including mortgage loan payments on the components of the One Alliance Center loan and the Battlefield Mall loan that are not pooled with the other mortgage loans) if it determines that the advance will be recoverable. The master servicer will not be required to advance
                                 (i) balloon payments due at maturity in excess of the regular periodic payment, (ii) interest in excess of a mortgage loan's regular interest rate or (iii) yield maintenance charges. The amount of the interest portion of any advance will be subject to reduction to the extent that an appraisal reduction of the related mortgage loan has occurred. See "Description of the Certificates--Advances" in this prospectus supplement. There may be other circumstances in which the master servicer will not be required to advance one full month of principal and/or interest. If the master servicer fails to make a required advance, the trustee will be required to make the advance. None of the master servicer, the special servicer or the trustee is required to advance amounts determined to be non-recoverable. See
                                 "Description of the Certificates--Advances" in this prospectus supplement. If an interest advance is made, the master servicer will not advance its servicing fee, but will advance the trustee's fee.

B. Property
   Protection Advances.........  The master servicer may be required, and the special servicer may be permitted, to make advances to pay delinquent real estate taxes, assessments and hazard insurance premiums and similar expenses necessary to (i) protect and maintain the related mortgaged property, (ii) maintain the lien on the related mortgaged property or (iii) enforce the related mortgage loan documents. If the master servicer fails to make a required advance of this type, the trustee is required to make this advance. None of the master servicer, the special servicer or the trustee is required to advance amounts determined to be non-recoverable. See "Description of the Certificates--Advances" in this prospectus supplement.

C. Interest on Advances.......   The master servicer, the special servicer and
                                 the trustee, as applicable, will be entitled to interest on the above described advances at the "Prime Rate" as published in The Wall Street
                                 Journal as described in this prospectus
                                 supplement. Interest accrued on outstanding advances may result in reductions in amounts otherwise payable on the certificates. Neither the master servicer nor the trustee will be entitled to interest on advances made with respect to principal and interest due on a mortgage loan until the related due date has passed and any grace period applicable to such mortgage loan has expired. See "Description of the Certificates--Advances" and
                                 "--Subordination; Allocation of Collateral
                                 Support Deficit" in this prospectus supplement and "Description of the Certificates--Advances in Respect of Delinquencies" and "Description of the Pooling Agreements--Certificate Account" in the prospectus.

THE MORTGAGE LOANS

The Mortgage Pool.............   The trust's primary assets will be 128 fixed
                                 rate mortgage loans, each evidenced by one or more promissory notes secured by first mortgages, deeds of trust or similar security instruments on the fee and/or leasehold estate of the related borrower in 143 commercial, multifamily and manufactured housing community properties.

                                 The aggregate principal balance of the
                                 Battlefield Mall loan (including the component that is not pooled with the other mortgage loans) as of the cut-off date will be approximately $100,000,000. The non-pooled component of this mortgage loan is represented by the Class BM certificates, which are not being offered by this prospectus supplement. Only the pooled component (with an outstanding principal balance as of the cut-off date of approximately $85,000,000) of this mortgage loan will be represented by the offered certificates. See "Description of the Mortgage Pool--Significant Mortgage Loans--The
                                 Battlefield Mall Pooled Component" in this prospectus supplement. All principal and interest collections on the Battlefield Mall loan will be distributed as described in this prospectus supplement and as more particularly described in the pooling and servicing agreement.

                                 The aggregate principal balance of the One
                                 Alliance Center loan (including the component that is not pooled with the other mortgage loans) as of the cut-off date will be approximately $69,921,618. The non-pooled component of this mortgage loan is represented by the Class AC certificates, which are not being offered by this prospectus supplement. Only the pooled component (with an outstanding principal balance as of the cut-off date of approximately $61,930,576) of this mortgage loan will be represented by the offered certificates. See "Description of the Mortgage Pool--Significant Mortgage Loans--The One Alliance Center Pooled

                                 Component" in this prospectus supplement. All principal and interest collections on the One Alliance Center loan will be distributed as described in this prospectus supplement and as more particularly described in the pooling and servicing agreement.

                                 The following tables set forth certain
                                 anticipated characteristics of the mortgage loans as of the cut-off date (unless otherwise indicated). All information presented in this prospectus supplement (including loan-to-value ratios and debt service coverage ratios) with respect to a mortgage loan with a companion loan is calculated without regard to the related companion loan. The sum in any column may not equal the indicated total due to rounding. Unless otherwise indicated, all figures presented in this summary section are calculated as described under "Description of the Mortgage Pool--Additional Mortgage Loan Information" in this prospectus supplement and all percentages represent the indicated percentage of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. The principal balance of each mortgage loan as of the cut-off date assumes the timely receipt of principal scheduled to be paid on or before the cut-off date and no defaults, delinquencies or prepayments on any mortgage loan on or prior to the cut-off date.

                                 For purposes of the statistical information in this prospectus supplement, unless otherwise noted, all numbers and statistical information include only the pooled components of the One Alliance Center loan and the Battlefield Mall loan. Generally, the exclusion of the non-pooled components of the One Alliance Center loan and the Battlefield Mall loan (1) decreases the loan-to-value ratio of, (2) increases the debt service coverage ratio of, and (3) decreases the percentage of the aggregate principal balance of the mortgage loans represented by the One Alliance Center loan and the Battlefield Mall loan indicated in such statistical information, because that information is based only on the pooled components of the One Alliance Center loan and the Battlefield Mall loan. References to the original principal balances of the pooled components of the One Alliance Center loan and the Battlefield Mall loan are references to the principal balances of the One Alliance Center loan and the Battlefield Mall loan, respectively, as of their respective origination dates, less the principal balances of their respective non-pooled components as of those dates.

                                 The mortgage loans will have the following approximate characteristics as of the cut-off date:

                  CUT-OFF DATE MORTGAGE LOAN CHARACTERISTICS

Aggregate outstanding principal balance(1) ..............................             $1,042,817,449
Number of mortgage loans ................................................                        128
Number of mortgaged properties ..........................................                        143
Number of crossed loan pools ............................................                          2
Crossed loan pools as a percentage of the aggregate outstanding
 principal balance ......................................................                       2.5%
Range of mortgage loan principal balances ...............................    $899,055 to $85,000,000
Average mortgage loan principal balance .................................                 $8,147,011
Range of mortgage rates .................................................         4.5317% to 7.4200%
Weighted average mortgage rate ..........................................                    5.5998%
Range of original terms to maturity(2) ..................................    60 months to 240 months
Weighted average original term to maturity(2) ...........................                 129 months
Range of remaining terms to maturity(2) .................................    57 months to 240 months
Weighted average remaining term to maturity(2) ..........................                 126 months
Range of original amortization terms(3) .................................   120 months to 360 months
Weighted average original amortization term(3) ..........................                 339 months
Range of remaining amortization terms(3) ................................   118 months to 360 months
Weighted average remaining amortization term(3) .........................                 337 months
Range of loan-to-value ratios(6) ........................................              6.5% to 80.0%
Weighted average loan-to-value ratio(6) .................................                      70.6%
Range of loan-to-value ratios as of the maturity date(2)(4)(6) ..........              6.5% to 72.0%
Weighted average loan-to-value ratio as of the maturity date(2)(4)(6) ...                      57.8%
Range of debt service coverage ratios(6)(7) .............................            1.20x to 19.64x
Weighted average debt service coverage ratio(6)(7) ......................                      1.64x
Percentage of aggregate outstanding principal balance consisting of:
 Balloon mortgage loans(5) ..............................................                      57.6%
 Anticipated repayment dates mortgage loans .............................                      24.4%
 Fully amortizing mortgage loans ........................................                       6.1%
 Partial Interest-only mortgage loans ...................................                      11.7%
 Interest-only mortgage loans ...........................................                       0.2%

----------
(1)  Subject to a permitted variance of plus or minus 10%.

(2)  In the case of 19 mortgage loans, as of the anticipated repayment date.

(3)  Excludes the mortgage loan that pays interest-only for its term.

(4)  Excludes the fully amortizing mortgage loans.

(5) Excludes the mortgage loans with an anticipated repayment date and/or a full or partial interest-only period.

(6) The loan-to-value ratios and debt service coverage ratios for the 1 mortgage loan, representing approximately 0.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, secured by a residential cooperative are based on projected net operating income at the mortgaged property assuming that the mortgaged property was operated as a rental property with rents set at prevailing market rates, taking into account the presence of, if any, existing rent-controlled or rent-stabilized occupants, reduced by underwritten capital expenditures, property operating expenses, a market-rate vacancy assumption and projected reserves. It was assumed that 100% of the cooperative property would be available for lease.

(7) Excludes the 1 mortgage loan, representing approximately 0.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date that is a credit tenant lease (CTL) loan.

                                 The mortgage loans accrue interest based on the following conventions:

                             INTEREST ACCRUAL BASIS

                                            AGGREGATE
                                            PRINCIPAL
                             NUMBER OF      BALANCE OF
                              MORTGAGE       MORTGAGE      % OF INITIAL
   INTEREST ACCRUAL BASIS      LOANS          LOANS        POOL BALANCE
--------------------------- ----------- ----------------- -------------
  Actual/360 ..............     126      $1,032,821,539        99.0%
  30/360 ..................       2           9,995,911         1.0%
                                ---      --------------       -----
  Total ...................     128      $1,042,817,449       100.0%
                                ===      ==============       =====

                                 See "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans" in this prospectus supplement.

                                 19 mortgage loans, representing approximately 24.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, provide for an increase in the related interest rate after a certain date, the anticipated repayment date. The interest accrued in excess of the original rate, together with any interest on that accrued interest, will be deferred and will not be paid until the principal balance of the related mortgage loan has been paid, at which time such deferred interest will be paid to the Class NR certificates. In addition, after the anticipated repayment date, cash flow in excess of that required for debt service and certain budgeted expenses with respect to the related mortgaged property will be applied towards the payment of principal (without payment of a yield maintenance charge) of the related mortgage loan until its principal balance has been reduced to zero. A substantial principal payment would be required to pay off these mortgage loans on their anticipated repayment dates. The amortization terms for these mortgage loans are significantly longer than the periods up to the related mortgage loans' anticipated repayment dates.

                                 See "Description of the Mortgage
                                 Pool--Additional Mortgage Loan Information" and "--Certain Terms and Conditions of the Mortgage Loans" in this prospectus supplement.

                                 The following table contains general
                                 information regarding the prepayment
                                 provisions of the mortgage loans:

                       OVERVIEW OF PREPAYMENT PROTECTION

                                        AGGREGATE
                                        PRINCIPAL
                         NUMBER OF      BALANCE OF     % OF INITIAL
                          MORTGAGE       MORTGAGE          POOL
 PREPAYMENT PROTECTION     LOANS          LOANS          BALANCE
----------------------- ----------- ----------------- -------------
  Lockout with
    defeasance ........     122      $1,008,640,340        96.7%
  Lockout period
    followed by yield
    maintenance .......       6          34,177,110         3.3
  Total ...............     128      $1,042,817,449       100.0%
                            ===      ==============       =====

                                 Defeasance permits the related borrower to substitute direct non-callable U.S. Treasury obligations or other government securities for the related mortgaged property as collateral for the related mortgage loan.

                                 The mortgage loans generally permit voluntary prepayment without payment of a yield maintenance charge or any prepayment premium during an "open period" within a limited period prior to the stated maturity date or anticipated repayment date as follows:

                            PREPAYMENT OPEN PERIODS

                                       AGGREGATE
                        NUMBER OF      PRINCIPAL     % OF INITIAL
                         MORTGAGE     BALANCE OF         POOL
 OPEN PERIOD (MONTHS)     LOANS     MORTGAGE LOANS     BALANCE
---------------------- ----------- ---------------- -------------
  1 ..................       1     $   18,165,040         1.7%
  2 ..................       2         64,721,281         6.2
  3 ..................      11         31,737,274         3.0
  4 ..................      96        800,778,119        76.8
  6 ..................       1          5,375,685         0.5
  7 ..................       3         15,395,178         1.5
  10 .................       1         34,969,442         3.4
  13 .................       6         16,453,372         1.6
  25 .................       7         55,222,058         5.3
  Total ..............     128     $1,042,817,449       100.0%
                           ===     ==============       =====

                                 See "Description of the Mortgage
                                 Pool--Additional Mortgage Loan Information" and "--Certain Terms and Conditions of the Mortgage Loans--Defeasance; Collateral
                                 Substitution" in this prospectus supplement.

                  CURRENT USES OF THE MORTGAGED PROPERTIES(1)

                                          AGGREGATE
                           NUMBER OF      PRINCIPAL     % OF INITIAL
                           MORTGAGED     BALANCE OF         POOL
       CURRENT USE        PROPERTIES   MORTGAGE LOANS     BALANCE
------------------------ ------------ ---------------- -------------
  Retail ...............       60     $  457,843,713        43.9%
  Office ...............       29        319,379,925        30.6
  Industrial ...........       15        101,603,431         9.7
  Multifamily ..........       14         80,793,374         7.7
  Manufactured Housing
    Community ..........       20         71,318,635         6.8
  Self Storage .........        4          8,085,293         0.8
  Mixed Use ............        1          3,793,079         0.4
  Total ................      143     $1,042,817,449         100%
                              ===     ==============        ====

                                ----------
                                (1) Because this table presents information relating to mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts as stated in Annex A--1.

                                 The mortgaged properties are located in 31 states. The following table lists the states which have concentrations of mortgaged properties above 5%:

                           GEOGRAPHIC DISTRIBUTION(1)

                                          AGGREGATE
                           NUMBER OF      PRINCIPAL     % OF INITIAL
                           MORTGAGED     BALANCE OF         POOL
          STATE           PROPERTIES   MORTGAGE LOANS     BALANCE
------------------------ ------------ ---------------- -------------
  California ...........       30     $  152,624,381        14.6%
  New York .............        9        103,442,075         9.9
  Georgia ..............        5         96,563,469         9.3
  Missouri .............        1         85,000,000         8.2
  New Jersey ...........        9         66,257,462         6.4
  Pennsylvania .........        6         60,798,558         5.8
  Texas ................       16         58,777,077         5.6
  Other ................       67        419,354,428        40.2
  Total ................      143     $1,042,817,449       100.0%
                              ===     ==============       =====

                                ----------
                                (1) Because this table presents information relating to mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts as stated in Annex A--1.

                      ADDITIONAL ASPECTS OF CERTIFICATES

Denominations.................   The offered certificates will be offered in
                                 minimum denominations of $10,000 initial certificate balance. Investments in excess of the minimum denominations may be made in multiples of $1.

Registration, Clearance and
 Settlement...................   Each class of offered certificates will be
                                 registered in the name of Cede & Co., as nominee of The Depository Trust Company, or
                                 DTC.

                                 You may hold your offered certificates
                                 through: (1) DTC in the United States; or (2) Clearstream Banking, societe anonyme or Euroclear Bank S.A./N.V. Transfers within DTC, Clearstream Banking, societe anonyme or Euroclear Banking, societe anonyme will be made in accordance with the usual rules and operating procedures of those systems.

                                 We may elect to terminate the book-entry system through DTC, Clearstream Banking, societe anonyme or Euroclear Bank S.A./N.V. with respect to all or any portion of any class of the offered certificates.

                                 See "Description of the
                                 Certificates--Book-Entry Registration and
                                 Definitive Certificates" in this prospectus supplement and in the prospectus.

Information Available to
 Certificateholders...........   On each distribution date, the paying agent
                                 will prepare and make available to each
                                 certificateholder of record, initially expected to be Cede & Co., a statement as to the distributions being made on that date.
                                 Additionally, under certain circumstances, certificateholders of record may be entitled to certain other information regarding the trust.
                                 See "Description of the Certificates--Reports to Certificateholders; Certain Available
                                 Information" in this prospectus supplement.

Deal Information/Analytics....   Certain information concerning the mortgage
                                 loans and the offered certificates will be available to you through the following services:

                                 o   Bloomberg, L.P.; and

                                 o   the paying agent's website at
                                     www.etrustee.net.

                                 In addition, certain information may be
                                 available via the master servicer's website at www.wachovia.com. See "Servicing of the Mortgage Loans--The Master Servicer" in this prospectus supplement.

Optional Termination..........   On any distribution date on which the
                                 aggregate principal balance of the pool of mortgage loans remaining in the trust is less than 1% of the aggregate principal balance of the mortgage loans (including the non-pooled components of the One Alliance Center loan and the Battlefield Mall loan) as of the cut-off date, certain entities specified in this prospectus supplement will have the option to purchase all of the remaining mortgage loans
                                 (and all property acquired
                                 through exercise of remedies in respect of any mortgage loan) at the price specified in this prospectus supplement. Exercise of this option will terminate the trust and retire the then outstanding certificates.

                                 See "Description of the Certificates--
                                 Termination; Retirement of Certificates" in this prospectus supplement and "Description of the Certificates--Termination" in the prospectus.

Tax Status....................   Elections will be made to treat a portion of
                                 the trust (exclusive of the interest that is deferred after the anticipated repayment date on the mortgage loans that have anticipated repayment dates and the related distribution account for this deferred interest) as three separate REMICs -- a lower-tier REMIC, an upper-tier REMIC and a loan REMIC (relating to the One Alliance Center loan and the Battlefield Mall loan) -- for federal income tax purposes. The portion of the trust representing the deferred interest described above will be treated as a grantor trust for federal income tax purposes. In the opinion of counsel, the portions of the trust referred to above will qualify for this treatment.

                                 Pertinent federal income tax consequences of an investment in the offered certificates include:

                                 o   Each class of offered certificates will
                                     represent "regular interests" in the
                                     upper-tier REMIC.

                                 o The regular interests will be treated as newly originated debt instruments for federal income tax purposes.

                                 o You will be required to report income on the regular interests represented by your certificates using the accrual method of accounting.

                                 o One or more classes of offered certificates may be issued with original issue discount.

                                 See "Certain Federal Income Tax Consequences" in this prospectus supplement and in the prospectus.

ERISA Considerations..........   Subject to important considerations described
                                 under "ERISA Considerations" in this prospectus supplement and "Certain ERISA Considerations" in the prospectus, the offered certificates are eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts.

Legal Investment..............   The offered certificates will not constitute
                                 "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the offered certificates. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership, and sale of the offered certificates.

                                 See "Legal Investment" in this prospectus supplement and in the prospectus.

Ratings.......................   The offered certificates will not be issued
                                 unless each of the offered classes receives the following ratings from Moody's Investors
                                 Service, Inc. and Fitch Ratings:

                                                          MOODY'S     FITCH
                                                         ---------   ------
                                  Class A-1 ..........   Aaa            AAA
                                  Class A-2 ..........   Aaa            AAA
                                  Class B ............   Aa2             AA
                                  Class C ............   A2               A
                                  Class D ............   A3              A-

                                 A rating agency may downgrade, qualify or withdraw a security rating at any time. A rating agency not requested to rate the offered certificates may nonetheless issue a rating and, if one does, it may be lower than those stated above. The security ratings do not address the frequency of prepayments (whether voluntary or involuntary) of mortgage loans, the degree to which prepayments might differ from those originally anticipated, the likelihood of collection of excess interest, default interest or yield maintenance charges, or the tax treatment of the certificates. See "Yield and Maturity Considerations" and "Risk Factors" in this prospectus supplement and "Yield and Maturity Considerations" in the prospectus.

                                 See "Ratings" in this prospectus supplement and "Rating" in the accompanying prospectus for a discussion of the basis upon which ratings are given and the conclusions that may not be drawn from a rating.

                                 RISK FACTORS

     You should carefully consider the following risks before making an investment decision. In particular, distributions on your certificates will depend on payments received on, and other recoveries with respect to the mortgage loans. Therefore, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

     The risks and uncertainties described below are not the only ones relating to your certificates. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair your investment.

     If any of the following events or circumstances identified as risks actually occur or materialize, your investment could be materially and adversely affected.

     This prospectus supplement also contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described below and elsewhere in this prospectus supplement.

GEOGRAPHIC CONCENTRATION ENTAILS RISKS

     Mortgaged properties located in California, New York, Georgia, Missouri, New Jersey, Pennsylvania, Texas, Florida and Tennessee secure mortgage loans representing approximately 14.6%, 9.9%, 9.3%, 8.2%, 6.4%, 5.8%, 5.6%, 5.3% and
5.0%, respectively, by allocated loan amount of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. With respect to the mortgaged properties located in California, 23 of the mortgaged properties representing approximately 10.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date are in southern California, and 7 of the mortgaged properties representing approximately 3.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date are in northern California. For purposes of determining whether a mortgaged property is in northern California or southern California, mortgaged properties located north of San Luis Obispo County, Kern County and San Bernardino County are included in northern California and mortgaged properties located in or south of such counties are included in southern California. Concentrations of mortgaged properties in geographic areas may increase the risk that adverse economic or other developments or natural disasters affecting a particular region of the country could increase the frequency and severity of losses on mortgage loans secured by those properties. In recent periods, several regions of the United States have experienced significant real estate downturns. Regional economic declines or conditions in regional real estate markets could adversely affect the income from, and market value of, the mortgaged properties. Other regional factors -- e.g., earthquakes, floods, forest fires or hurricanes or changes in governmental rules or fiscal policies -- also may adversely affect the mortgaged properties. For example, mortgaged properties located in California may be more susceptible to certain hazards (such as earthquakes) than mortgaged properties in other parts of the country.

RISKS TO THE MORTGAGED PROPERTIES RELATING TO TERRORIST ATTACKS AND FOREIGN CONFLICTS

     The terrorist attacks on the World Trade Center and the Pentagon on September 11, 2001 suggest the possibility that large public areas such as shopping malls or large office buildings could become the target of terrorist attacks in the future. The possibility of such attacks could (i) lead to damage to one or more of the mortgaged properties if any such attacks occur, (ii) result in higher costs for security and insurance premiums, particularly for large properties, which could adversely affect the cash flow at such mortgaged properties, or (iii) impact leasing patterns or shopping patterns which could adversely impact leasing revenue and mall traffic and percentage rent. As a result, the ability of the mortgaged properties to generate cash flow may be adversely affected.

     With respect to shopping patterns, the terrorist attacks have significantly reduced air travel throughout the United States and, therefore, have had a negative effect on revenues in areas heavily dependent on tourism. The decrease in air travel may have a negative effect on certain of the mortgaged properties located in areas heavily dependent on tourism which could reduce the ability of the affected mortgaged properties to generate cash flow.

     The United States continues to maintain a military presence in Iraq. It is uncertain what effect the activities of the United States in Iraq or any future conflict with any other country will have on domestic and world financial markets, economies, real estate markets, insurance costs or business segments. Foreign conflict of any kind could have an adverse effect on the mortgaged properties.

RISKS RELATING TO LOAN CONCENTRATIONS

     The effect of mortgage pool loan losses will be more severe if the losses relate to mortgage loans that account for a disproportionately large percentage of the pool's aggregate principal balance. In this regard:

    o The largest mortgage loan represents approximately 8.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. See "Description of the Mortgage Pool--Significant Mortgage Loans" in this prospectus supplement.

    o The 3 largest mortgage loans (treating as a single mortgage loan all mortgage loans that are cross-collateralized with each other) represent, in the aggregate, approximately 17.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date.

    o The 10 largest mortgage loans (treating as a single mortgage loan all mortgage loans that are cross-collateralized with each other) represent in the aggregate, approximately 35.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date.

     Each of the other mortgage loans represents no more than 1.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date.

     A concentration of mortgaged property types can pose increased risks. A concentration of mortgage loans secured by the same types of mortgaged property can increase the risk that a decline in a particular industry or business would have a disproportionately large impact on the pool of mortgage loans. In that regard, the following table lists the property type concentrations in excess of 5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date:

                PROPERTY TYPE CONCENTRATIONS GREATER THAN 5%(1)

                                                                        AGGREGATE
                                                                    PRINCIPAL BALANCE
                                            NUMBER OF MORTGAGED        OF MORTGAGE       % OF INITIAL
              PROPERTY TYPE                      PROPERTIES               LOANS          POOL BALANCE
----------------------------------------   ---------------------   ------------------   -------------
Retail .................................             60            $  457,843,713            43.9%
Office .................................             29               319,379,925            30.6
Industrial .............................             15               101,603,431             9.7
Multifamily ............................             14                80,793,374             7.7
Manufactured Housing Community .........             20                71,318,635             6.8
Other ..................................              5                11,878,372             1.2
                                                     --            --------------           -----
Total ..................................            143            $1,042,817,449           100.0%
                                                    ===            ==============           =====

----------
(1) Because this table presents information relating to mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts as stated in Annex A-1.

     A concentration of mortgage loans with the same borrower or related borrowers can also impose increased risks.

    o 9 groups of mortgage loans have borrowers related to each other, but no group of mortgage loans having borrowers that are related to each other represents more than 3.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date.

    o 2 groups of mortgage loans, comprised of 7 mortgage loans that are cross-collateralized and cross-defaulted, represent, in the aggregate, approximately 2.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, but no group of mortgage loans that are cross-collateralized and cross-defaulted represents, in the aggregate, more than 1.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. See "--Risks Relating to Enforceability of Cross-Collateralization" below.

    o 6 mortgage loans, representing approximately 4.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are secured by more than one mortgaged property.

     See "Description of the Mortgage Pool--Additional Mortgage Loan Information" in this prospectus supplement. Mortgaged properties owned by related borrowers are likely to:

    o have common management, increasing the risk that financial or other difficulties experienced by the property manager could have a greater impact on the pool of mortgage loans; and

    o have common general partners or managing members, which could increase the risk that a financial failure or bankruptcy filing would have a greater impact on the pool of mortgage loans.

     Except as described below, the terms of the mortgage loans generally require that the borrowers covenant to be single-purpose entities, although in many cases the borrowers are not required to observe all covenants and conditions which typically are required in order for them to be viewed under standard rating agency criteria as "special purpose entities." In general, the borrowers' organizational documents or the terms of the mortgage loans limit their activities to the ownership of only the related mortgaged property or properties and limit the borrowers' ability to incur additional indebtedness. These provisions are designed to mitigate the possibility that the borrowers' financial condition would be adversely impacted by factors unrelated to the mortgaged properties and the mortgage loans in the pool. However, we cannot assure you that the related borrowers will comply with these requirements. The borrowers with respect to 5 of the mortgage loans, representing approximately 1.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are not required to be single-purpose entities. See "Certain Legal Aspects of Mortgage Loans--Bankruptcy Laws" in the prospectus.

RISKS RELATING TO ENFORCEABILITY OF CROSS-COLLATERALIZATION

     As described above and on Annex A-1 to this prospectus supplement, 2 groups comprised of 7 mortgage loans representing approximately 2.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are cross-collateralized and cross-defaulted, 1 such group represents approximately 1.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. Cross-collateralization arrangements involving more than one borrower could be challenged as fraudulent conveyances by creditors of the related borrower in an action brought outside a bankruptcy case or, if the borrower were to become a debtor in a bankruptcy case, by the borrower's representative.

     A lien granted by a borrower could be avoided if a court were to determine that:

    o the borrower was insolvent when it granted the lien, was rendered insolvent by the granting of the lien, was left with inadequate capital when it allowed its mortgaged property or properties to be encumbered by a lien securing the entire indebtedness, or was not able to pay its debts as they matured when it granted the lien; and

    o the borrower did not receive fair consideration or reasonably equivalent value when it allowed its mortgaged property or properties to be encumbered by a lien securing the entire indebtedness.

     Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by that borrower from the respective mortgage loan proceeds, as well as the overall cross-collateralization. If a court were to conclude that the granting of the liens was an avoidable fraudulent conveyance, that court could:

    o subordinate all or part of the pertinent mortgage loan to existing or future indebtedness of that borrower;

    o recover payments made under that mortgage loan; or

    o take other actions detrimental to the holders of the certificates, including, under certain circumstances, invalidating the mortgage loan or the mortgages securing the cross-collateralization.

THE BORROWER'S FORM OF ENTITY MAY CAUSE SPECIAL RISKS

     Most of the borrowers are legal entities rather than individuals. Mortgage loans made to legal entities may entail risks of loss greater than those of mortgage loans made to individuals. For example, a legal entity, as opposed to an individual, may be more inclined to seek legal protection from its creditors under the bankruptcy laws. Unlike individuals involved in bankruptcies, most of the entities generally do not have personal assets and creditworthiness at stake. The terms of the mortgage loans generally require that the borrowers covenant to be single-purpose entities, although in many cases the borrowers are not required to observe all covenants and conditions which typically are required in order for them to be viewed under standard rating agency criteria as "special purpose entities." In general, borrowers' organizational documents or the terms of the mortgage loans limit their activities to the ownership of only the related mortgaged property or properties and limit the borrowers' ability to incur additional indebtedness. These provisions are designed to mitigate the possibility that the borrowers' financial condition would be adversely impacted by factors unrelated to the mortgaged property and the mortgage loan in the pool. However, we cannot assure you that the related borrowers will comply with these requirements. The bankruptcy of a borrower, or a general partner or managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage. Borrowers that are not special purpose entities structured to limit the possibility of becoming insolvent or bankrupt, may be more likely to become insolvent or the subject of a voluntary or involuntary bankruptcy proceeding because such borrowers may be:

    o operating entities with business distinct from the operation of the property with the associated liabilities and risks of operating an ongoing business; or

    o individuals that have personal liabilities unrelated to the property.

     However, any borrower, even a special purpose entity structured to be bankruptcy-remote, as an owner of real estate will be subject to certain potential liabilities and risks. We cannot assure you that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or corporate or individual general partner or managing member.

     Furthermore, with respect to any related borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of such borrowers with those of the parent. Consolidation of the assets of such borrowers would likely have an adverse effect on the funds available to make distributions on your certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your certificates. See "Certain Legal Aspects of Mortgage Loans--Bankruptcy Laws" in the prospectus.

     With respect to a number of mortgage loans, the related borrowers own the related mortgaged property as tenants in common. As a result, if a borrower exercises its right of partition, the related mortgage loan may be subject to prepayment. The bankruptcy, dissolution or action for partition by one or more of the tenants in common could result in an early repayment of the related mortgage loan, significant delay in recovery against the tenant in common borrowers (because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court stay will be reinstated), a material impairment in property management and a substantial decrease in the amount recoverable upon the related mortgage loan. Not all tenants-in-common for all pooled mortgage loans are special purpose entities.

ABILITY TO INCUR OTHER BORROWINGS ENTAILS RISK

     When a borrower (or its constituent members) also has one or more other outstanding loans (even if they are subordinated loans), the trust is subjected to additional risk. The borrower may have difficulty servicing and repaying multiple loans. The existence of another loan will generally also make it more difficult for the borrower to obtain refinancing of its mortgage loan and may thereby jeopardize repayment of the mortgage loan. Moreover, the need to service additional debt may reduce the cash flow available to the borrower to operate and maintain the mortgaged property.

     Additionally, if a borrower (or its constituent members) defaults on its mortgage loan and/or any other loan, actions taken by other lenders such as a foreclosure or an involuntary petition for bankruptcy against the borrower could impair the security available to the trust, including the mortgaged property, or stay the trust's ability to foreclose during the course of the bankruptcy case. The bankruptcy of another lender also may operate to stay foreclosure by the trust. The trust may also be subject to the costs and administrative burdens of involvement in foreclosure or bankruptcy proceedings or related litigation.

     In this regard, the mortgage loans generally prohibit borrowers from incurring any additional debt secured by their mortgaged property without the consent of the lender. However, 3 mortgage loans representing approximately 1.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are senior loans in a split loan structure with companion loans. Each pair of senior and companion loans is secured by a single mortgage instrument on the related mortgaged property. The companion loans will not be included as assets of the trust fund. However, the companion loans will be serviced under the pooling and servicing agreement, subject to the related intercreditor agreements. The holder of each companion loan will also have certain rights with respect to the related senior loan and the related mortgaged property, including the right, under certain conditions, to consent to, or provide advice with respect to, certain actions proposed to be taken by the special servicer with respect to the related mortgaged property, make cure payments on the related senior loan or purchase the related senior loan if the senior loan is in default. In exercising such rights, the holder of such companion loan does not have any obligation to consider the interests of, or impact on, the trust or the certificates. See "Description of the Mortgage Pool--Additional Debt" in this prospectus supplement.

     Although the companion loans related to the 3 mortgage loans with related companion loans are not assets of the trust fund, the related borrowers are still obligated to make interest and principal payments on the companion loans. As a result, the trust fund is subject to additional risks, including:

    o the risk that the necessary maintenance of the related mortgaged property could be deferred to allow the borrower to pay the required debt service on these other obligations and that the value of the mortgaged property may fall as a result; and

    o the risk that it may be more difficult for the borrower to refinance the mortgage loan or to sell the mortgaged property for purposes of making any balloon payment on the entire balance of both the senior obligations and the subordinate obligations upon the maturity of the mortgage loan.

     See "Description of the Mortgage Pool--General" and "--Additional Debt" in this prospectus supplement and "Certain Legal Aspects of Mortgage
Loans--Subordinate Financing" in the prospectus.

     In addition, the mortgage loan sellers have informed us that they are aware of certain permitted existing secured debt. In addition, substantially all of the mortgage loans permit the related borrower to incur limited indebtedness in the ordinary course of business that is not secured by the related mortgaged property. In addition, the borrowers under certain of the mortgage loans have incurred and/or may incur in the future unsecured debt other than in the ordinary course of business. Moreover, in general, any borrower that does not meet single-purpose entity criteria may not be restricted from incurring unsecured debt. See "Description of the Mortgage Pool--Additional Debt" in this prospectus supplement.

     Additionally, the terms of certain mortgage loans permit or require the borrowers to post letters of credit and/or surety bonds for the benefit of the related mortgage loan, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee.

     The mortgage loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations. The terms of the mortgage loans generally permit, subject to certain limitations, the transfer or pledge of less than a controlling portion of the limited partnership or non-managing member equity interests in a borrower. Certain of the mortgage loans do not restrict the pledging of ownership interests in the related borrower, but do restrict the transfer of ownership interests in the related borrower by imposing a specific percentage or control limitation or requiring the consent of the mortgagee to any such transfer. Moreover, in general, mortgage loans with borrowers that do not meet single-purpose entity criteria may not restrict in any way the incurrence by the relevant borrower of mezzanine debt. As of the cut-off date, the applicable mortgage loan sellers have informed us that they are aware of certain mezzanine indebtedness with respect to 1 mortgage loan (which represents approximately 0.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date).

BORROWER MAY BE UNABLE TO REPAY REMAINING PRINCIPAL BALANCE ON MATURITY DATE OR ANTICIPATED REPAYMENT DATE

     Mortgage loans with substantial remaining principal balances at their stated maturity, also known as balloon loans, or with substantial remaining principal balances at their anticipated repayment date involve greater risk than fully amortizing loans. This is because the borrower may be unable to repay the loan at that time. In addition, fully amortizing mortgage loans which may pay interest on an "actual/360" basis but have fixed monthly payments may, in effect, have a small payment due at maturity.

     A borrower's ability to repay a mortgage loan on its stated maturity date or anticipated repayment date typically will depend upon its ability either to refinance the mortgage loan or to sell the mortgaged property at a price sufficient to permit repayment. A borrower's ability to achieve either of these goals will be affected by a number of factors, including:

    o the availability of, and competition for, credit for commercial real estate projects;

    o the prevailing interest rates;

    o the fair market value of the related mortgaged property;

    o the borrower's equity in the related mortgaged property;

    o the borrower's financial condition;

    o the operating history and occupancy level of the mortgaged property;

    o reductions in applicable government assistance/rent subsidy programs;

    o the tax laws; and

    o the prevailing general and regional economic conditions.

     118 of the mortgage loans, representing approximately 93.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are expected to have substantial remaining principal balances as of their respective anticipated repayment dates or stated maturity dates. This includes 9 mortgage loans, representing approximately 13.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, all of which pay interest-only for the first 6, 12 or 24 months of their respective terms and 1 mortgage loan, representing approximately 0.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, which pays interest only for its term. 90 of these mortgage loans, representing approximately 57.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, require balloon payments at their stated maturity. 19 mortgage loans, representing approximately 24.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, will have substantial balances outstanding at their anticipated repayment dates. 103 of the mortgage loans, representing approximately 83.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, mature or have an anticipated repayment date in the year 2013.

     We cannot assure you that each borrower will have the ability to repay the remaining principal balances on the pertinent date.

     See "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans" in this prospectus supplement and "Risk Factors--Borrowers May Be Unable to Make Balloon Payments" in the prospectus.

COMMERCIAL AND MULTIFAMILY LENDING IS DEPENDENT UPON NET OPERATING INCOME

     The mortgage loans are secured by various income-producing commercial and multifamily properties. Commercial and multifamily lending are generally thought to expose a lender to greater risk than residential one-to-four family lending because they typically involve larger loans to a single borrower or groups of related borrowers.

     The repayment of a commercial or multifamily loan is typically dependent upon the ability of the related mortgaged property to produce cash flow through the collection of rents. Even the liquidation value of a commercial property is determined, in substantial part, by the capitalization of the property's cash flow. However, net operating income can be volatile and may be insufficient to cover debt service on the loan at any given time.

     The net operating incomes and property values of the mortgaged properties may be adversely affected by a large number of factors. Some of these factors relate to the properties themselves, such as:

    o the age, design and construction quality of the properties;

    o perceptions regarding the safety, convenience and attractiveness of the properties;

    o the proximity and attractiveness of competing properties;

    o the adequacy of the property's management and maintenance;

    o increases in operating expenses;

    o an increase in the capital expenditures needed to maintain the properties or make improvements;

    o dependence upon a single tenant, or a concentration of tenants in a particular business or industry;

    o a decline in the financial condition of a major tenant;

    o an increase in vacancy rates; and

    o a decline in rental rates as leases are renewed or entered into with new tenants.

     Other factors are more general in nature, such as:

    o national, regional or local economic conditions, including plant closings, military base closings, industry slowdowns and unemployment rates;

    o local real estate conditions, such as an oversupply of competing properties, retail space, office space, multifamily housing or hotel capacity;

    o demographic factors;

    o consumer confidence;

    o consumer tastes and preferences;

    o retroactive changes in building codes;

    o changes or continued weakness in specific industry segments; and

    o the public perception of safety for customers and clients.

     The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

    o the length of tenant leases;

    o the creditworthiness of tenants;

    o tenant defaults;

    o in the case of rental properties, the rate at which new rentals occur;
      and

    o the property's "operating leverage" which is generally the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenues, and the level of capital expenditures required to maintain the property and to retain or replace tenants.

     A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of properties with short-term revenue sources, such as short-term or month-to-month leases, and may lead to higher rates of delinquency or defaults.

TENANT CONCENTRATION ENTAILS RISK

     A deterioration in the financial condition of a tenant can be particularly significant if a mortgaged property is leased to a single tenant or if any tenant makes up a significant portion of the rental income. Mortgaged properties leased to a single tenant or tenants that make up a significant portion of the rental income also are more susceptible to interruptions of cash flow if such a tenant or tenants fail to renew their leases. This is so because the financial effect of the absence of rental income may be severe; more time may be required to re-lease the space; and substantial capital costs may be incurred to make the space appropriate for replacement tenants. In this respect, 21 mortgage loans, representing approximately 14.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are secured by mortgaged properties leased to a single tenant. For example, 5 of the single-tenant mortgage loans, representing approximately 1.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are secured by mortgaged properties occupied by Walgreens. In addition, 3 of the single-tenant mortgage loans, representing approximately 0.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are secured by mortgaged properties occupied by Eckerds. The underwriting of the single-tenant mortgage loans is based primarily upon the monthly rental payments due from the tenant under the lease of the related mortgaged property. Where the primary lease term expires before the scheduled maturity date of the related mortgage loan, the mortgage loan sellers considered the incentives for the primary tenant to re-lease the premises and the anticipated rental value of the premises at the end of the primary lease term. Additionally, the underwriting of certain of these mortgage loans leased to single tenants may have taken into account the creditworthiness of the tenants under the related leases and consequently may have higher loan-to-value ratios and lower debt service coverage ratios than other types of mortgage loans.

     Retail and office properties also may be adversely affected if there is a concentration of particular tenants among the mortgaged properties or of tenants in a particular business or industry. In this regard, see "--Retail Properties Have Special Risks" below.


CERTAIN ADDITIONAL RISKS RELATING TO TENANTS

     The income from, and market value of, the mortgaged properties leased to various tenants would be adversely affected if:

    o space in the mortgaged properties could not be leased or re-leased;

    o substantial re-leasing costs were required and/or the cost of performing landlord obligations under existing leases materially increased;

    o tenants were unable to meet their lease obligations;

    o a significant tenant were to become a debtor in a bankruptcy case; or

    o rental payments could not be collected for any other reason.

     Repayment of the mortgage loans secured by retail, office and industrial properties will be affected by the expiration of leases and the ability of the respective borrowers to renew the leases or relet the space on comparable terms and on a timely basis. Certain of the mortgaged properties may be leased in whole or in part by government-sponsored tenants who have the right to cancel their leases at any time or for lack of appropriations. Additionally, mortgaged properties may have concentrations of leases expiring at varying rates in varying percentages including single-tenant mortgaged properties, during the term of the related mortgage loans.

     Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions, could be substantial and could reduce cash flow from the mortgaged properties. Moreover, if a tenant defaults in its obligations to a borrower, the borrower may incur substantial costs and experience significant delays associated with enforcing its rights and protecting its investment, including costs incurred in renovating and reletting the related mortgaged property.

     Additionally, in certain jurisdictions, if tenant leases are subordinated to the liens created by the mortgage but do not contain attornment provisions (provisions requiring the tenant to recognize as landlord under the lease a successor owner following foreclosure), the leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants' leases were terminated.

     With respect to certain of the mortgage loans, the related borrower has given to certain tenants an option to purchase, a right of first refusal or a right of first offer to purchase all or a portion of the mortgaged property in the event a sale is contemplated, and such right is not subordinate to the related mortgage. This may impede the mortgagee's ability to sell the related mortgaged property at foreclosure, or, upon foreclosure, this may affect the value and/or marketability of the related mortgaged property.

MORTGAGED PROPERTIES LEASED TO MULTIPLE TENANTS ALSO HAVE RISKS

     If a mortgaged property has multiple tenants, re-leasing expenditures may be more frequent than in the case of mortgaged properties with fewer tenants, thereby reducing the cash flow available for debt service payments. Multi-tenant mortgaged properties also may experience higher continuing vacancy rates and greater volatility in rental income and expenses.

TENANT BANKRUPTCY ENTAILS RISKS

     The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, in retail, office and industrial properties may adversely affect the income produced by a mortgaged property. Under the federal bankruptcy code a tenant has the option of assuming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord's claim for breach of the lease would be a general unsecured claim against the tenant (absent collateral securing the claim). The claim would be limited to the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition (or earlier surrender of the leased premises) which are unrelated to the rejection, plus the greater of one year's rent or 15% of the remaining reserved rent (but not more than three years' rent).

MORTGAGE LOANS ARE NONRECOURSE AND ARE NOT INSURED OR GUARANTEED

     The mortgage loans are not insured or guaranteed by any person or entity, governmental or otherwise.

     Investors should treat each mortgage loan as a nonrecourse loan. If a default occurs, recourse generally may be had only against the specific properties and other assets that have been pledged to secure the loan. Consequently, payment prior to maturity is dependent primarily on the sufficiency of the net operating income of the mortgaged property. Payment at maturity is primarily dependent upon the market value of the mortgaged property or the borrower's ability to refinance the mortgaged property.

RETAIL PROPERTIES HAVE SPECIAL RISKS

     60 retail properties secure mortgage loans representing approximately 43.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date.

     The quality and success of a retail property's tenants significantly affect the property's market value and the related borrower's ability to refinance such property. For example, if the sales revenues of retail tenants were to decline, rents tied to a percentage of gross sales revenues may decline and those tenants may be unable to pay their rent or other occupancy costs.

     The presence or absence of an "anchor tenant" or a "shadow anchor" in or near a shopping center also can be important because anchors play a key role in generating customer traffic and making a shopping center desirable for other tenants. An "anchor tenant" is usually proportionately larger in size than most other tenants in the mortgaged property, is vital in attracting customers to a retail property and is located on or adjacent to the related mortgaged property. A "shadow anchor" is usually proportionally larger in size than most tenants in the mortgaged property, is important in attracting customers to a retail property and is located sufficiently close and convenient to the mortgaged property, but not on the mortgaged property, so as to influence and attract potential customers. 34 of the mortgaged properties, securing mortgage loans representing approximately 27.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are retail properties that are considered by the applicable mortgage loan seller to have an "anchor tenant," and 1 of the mortgaged properties, securing a mortgage loan representing approximately 8.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, is a retail property that is considered by the applicable mortgage loan seller to be a "regional mall. 2 of the mortgaged properties, securing mortgage loans representing approximately 0.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are retail properties that are considered by the applicable mortgage loan seller to be "shadow anchored." 23 of the mortgaged properties, securing mortgage loans representing approximately 7.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are retail properties that are considered by the applicable mortgage loan seller to be "unanchored."

     If anchor stores in a mortgaged property were to close, the related borrower may be unable to replace those anchors in a timely manner or without suffering adverse economic consequences. Certain of the tenants or anchor stores of the retail properties may have co-tenancy clauses and/or operating covenants in their leases or operating agreements which permit those tenants or anchor stores to cease operating under certain conditions, including, without limitation, certain other stores not being open for business at the mortgaged property or a subject store not meeting the minimum sales requirement under its lease. In addition, in the event that a "shadow anchor" fails to renew its lease, terminates its lease or otherwise ceases to conduct business within a close proximity to the mortgaged property, customer traffic at the mortgaged property may be substantially reduced. We cannot assure you that such space will be occupied or that the related mortgaged property will not suffer adverse economic consequences. In this regard, see "--Tenant Bankruptcy Entails Risks" above.

     Retail properties also face competition from sources outside a given real estate market. For example, all of the following compete with more traditional retail properties for consumer dollars: factory outlet centers; discount shopping centers and clubs; catalogue retailers; home shopping networks; internet websites; and telemarketing. Continued growth of these alternative retail outlets (which often have lower operating costs) could adversely affect the rents collectible at the retail properties included in the pool of mortgage loans, as well as the income from, and market value of, the mortgaged properties and the related borrower's ability to refinance such property.

     Moreover, additional competing retail properties may be built in the areas where the retail properties are located.


OFFICE PROPERTIES HAVE SPECIAL RISKS

     29 office properties secure mortgage loans representing approximately 30.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount. In addition, 1 mortgage loan representing approximately 0.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date is secured by properties consisting of both office and retail properties.

     A large number of factors may adversely affect the value of office properties, including:

    o the quality of an office building's tenants;

    o an economic decline in the business operated by the tenants;

    o the physical attributes of the building in relation to competing buildings (e.g., age, condition, design, appearance, location, access to transportation and ability to offer certain amenities, such as sophisticated building systems and/or business wiring requirements);

    o the physical attributes of the building with respect to the technological needs of the tenants, including the adaptability of the building to changes in the technological needs of the tenants;

    o the diversity of an office building's tenants (or reliance on a single or dominant tenant);

    o the desirability of the area as a business location;

    o the strength and nature of the local economy, including labor costs and quality, tax environment and quality of life for employees; and

    o an adverse change in population, patterns of telecommuting or sharing of office space, and employment growth (which creates demand for office space).

     Moreover, the cost of refitting office space for a new tenant is often higher than the cost of refitting other types of properties for new tenants. See "--Risks Relating to Loan Concentrations" above.

INDUSTRIAL PROPERTIES HAVE SPECIAL RISKS


     15 industrial properties secure mortgage loans representing approximately 9.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount. Significant factors determining the value of industrial properties are:

    o the quality of tenants;

    o reduced demand for industrial space because of a decline in a particular industry segment;

    o property becoming functionally obsolete;

    o building design and adaptability;

    o unavailability of labor sources;

    o changes in access, energy prices, strikers, relocation of highways, the construction of additional highways or other factors;

    o changes in proximity of supply sources;

    o the expenses of converting a previously adapted space to general use;
      and

    o the location of the property.

     Concerns about the quality of tenants, particularly major tenants, are similar in both office properties and industrial properties, although industrial properties are more frequently dependent on a single or a few tenants.

     Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment (for example, a decline in defense spending), and a particular industrial or warehouse property that suited the needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties. In addition, lease terms with respect to industrial properties are generally for shorter periods of time and may result in a substantial percentage of leases expiring in the same year at any particular industrial property. In addition, mortgaged properties used for many industrial purposes are more prone to environmental concerns than other property types.

     Aspects of building site design and adaptability affect the value of an industrial property. Site characteristics which are generally desirable to a warehouse/industrial property include high clear ceiling heights, wide column spacing, a large number of bays (loading docks) and large bay depths, divisibility, a layout that can accommodate large truck minimum turning radii and overall functionality and accessibility.

     In addition, because of unique construction requirements of many industrial properties, any vacant industrial property space may not be easily converted to other uses. Thus, if the operation of any of the industrial properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that industrial property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the industrial property were readily adaptable to other uses.

     Location is also important because an industrial property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels.

MULTIFAMILY PROPERTIES HAVE SPECIAL RISKS

     14 multifamily properties secure mortgage loans representing approximately 7.7% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. A large number of factors may adversely affect the value and successful operation of a multifamily property, including:

    o the physical attributes of the apartment building such as its age, condition, design, appearance, access to transportation and construction quality;

    o the location of the property, for example, a change in the neighborhood over time;

    o the ability of management to provide adequate maintenance and insurance;

    o the types of services or amenities that the property provides;

    o the property's reputation;

    o the level of mortgage interest rates, which may encourage tenants to purchase rather than lease housing;

    o the presence of competing properties;

    o the tenant mix, such as the tenant population being predominantly students or being heavily dependent on workers from a particular business or personnel from a local military base;

    o dependence upon governmental programs that provide rent subsidies to tenants pursuant to tenant voucher programs, which vouchers may be used at other properties and influence tenant mobility;

    o adverse local or national economic conditions, which may limit the amount of rent that may be charged and may result in a reduction of timely rent payments or a reduction in occupancy levels; and

    o state and local regulations, which may affect the building owner's ability to increase rent to market rent for an equivalent apartment.

     Certain states regulate the relationship of an owner and its tenants. Commonly, these laws require a written lease, good cause for eviction, disclosure of fees, and notification to residents of changed land use, while prohibiting unreasonable rules, retaliatory evictions, and restrictions on a resident's choice of unit vendors. Apartment building owners have been the subject of suits under state "Unfair and Deceptive Practices Acts" and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices. A few states offer more significant protection. For example, there are provisions that limit the bases on which a landlord may terminate a tenancy or increase its rent or prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner's building.

     In addition to state regulation of the landlord-tenant relationship, numerous counties and municipalities impose rent control on apartment buildings. These ordinances may limit rent increases to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration. Any limitations on a borrower's ability to raise property rents may impair such borrower's ability to repay its multifamily loan from its net operating income or the proceeds of a sale or refinancing of the related multifamily property.

     Certain of the mortgage loans are secured by mortgaged properties that are eligible (or become eligible in the future) for and have received low income housing tax credits pursuant to Section 42 of the Internal Revenue Code in respect of various units within the mortgaged property or have tenants that rely on rent subsidies under various government-funded programs, including the
Section 8 Tenant-Based Assistance Rental Certificate Program of the United States Department of Housing and Urban Development. We can give you no assurance that such programs will be continued in their present form or that the level of assistance provided will be sufficient to generate enough revenues for the related borrower to meet its obligations under the related mortgage loans.

     Certain of the mortgage loans are secured or may be secured in the future by mortgaged properties that are subject to certain affordable housing covenants, in respect of various units within the mortgaged properties.

MANUFACTURED HOUSING COMMUNITIES HAVE SPECIAL RISKS

     20 manufactured housing community properties secure mortgage loans representing approximately 6.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date by allocated loan amount.

     Mortgage loans secured by liens on manufactured housing community properties pose risks not associated with mortgage loans secured by liens on other types of income-producing real estate. The successful operation of a manufactured housing community property may depend upon the number of other competing residential developments in the local market, such as:

    o other manufactured housing community properties;

    o apartment buildings; and

    o site-built single family homes.

     Other factors may also include:

    o the physical attributes of the community, including its age and appearance;

    o location of the manufactured housing community property;

    o the ability of management to provide adequate maintenance and insurance;

    o the types of services or amenities it provides;

    o the property's reputation; and

    o state and local regulations, including rent control and rent stabilization.

     The manufactured housing community properties are "special purpose" properties that could not be readily converted to general residential, retail or office use. Thus, if the operation of any of the manufactured housing community properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that manufactured housing community property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the manufactured housing community property were readily adaptable to other uses.

LACK OF SKILLFUL PROPERTY MANAGEMENT ENTAILS RISKS

     The successful operation of a real estate project depends upon the property manager's performance and viability. The property manager is responsible for:

    o responding to changes in the local market;

    o planning and implementing the rental structure;

    o operating the property and providing building services;

    o managing operating expenses; and

    o assuring that maintenance and capital improvements are carried out in a timely fashion.

     Properties deriving revenues primarily from short-term sources, such as short-term or month-to-month leases, are generally more management intensive than properties leased to creditworthy tenants under long-term leases.

     We make no representation or warranty as to the skills of any present or future managers. In many cases, the property manager is the borrower or an affiliate of the borrower and may not manage properties for non-affiliates. Additionally, we cannot assure you that the property managers will be in a financial condition to fulfill their management responsibilities throughout the terms of their respective management agreements.

SOME MORTGAGED PROPERTIES MAY NOT BE READILY CONVERTIBLE TO ALTERNATIVE USES

     Some of the mortgaged properties may not be readily convertible to alternative uses if those properties were to become unprofitable for any reason. In addition, any vacant theater space would not easily be converted to other uses due to the unique construction requirements of theaters. Converting commercial properties to alternate uses generally requires substantial capital expenditures and could result in a significant adverse effect on, or interruption of, the rents collected from such properties. The liquidation value of a mortgaged property consequently may be substantially less than would be the case if the property were readily adaptable to other uses.

     Zoning or other restrictions also may prevent alternative uses. See "--Zoning Compliance and Use Restrictions May Adversely Affect Property Value" below. See also "--Industrial Properties Have Special Risks" and
"--Manufactured Housing Communities Have Special Risks" above.

PROPERTY VALUE MAY BE ADVERSELY AFFECTED EVEN WHEN CURRENT OPERATING INCOME IS
NOT

     Various factors may adversely affect the value of a mortgaged property without affecting the property's current net operating income. These factors include, among others:

    o changes in governmental regulations, fiscal policy, zoning or tax laws;

    o potential environmental legislation or liabilities or other legal liabilities;

    o the availability of refinancing; and

    o changes in interest rate levels.


MORTGAGE LOANS SECURED BY LEASEHOLD INTERESTS MAY EXPOSE INVESTORS TO GREATER RISKS OF DEFAULT AND LOSS

     A leasehold interest under a ground lease secures all or a portion of 4 of the mortgage loans, representing approximately 7.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. In addition, 2 mortgage loans, representing approximately 8.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date, are secured by first mortgage liens on both a fee and a leasehold interest in their respective mortgaged properties.

     Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the related borrower's leasehold were to be terminated upon a lease default, the lender would lose its security. Generally, each related ground lease requires the lessor to give the lender notice of the borrower's defaults under the ground lease and an opportunity to cure them, permits the leasehold interest to be assigned to the lender or the purchaser at a foreclosure sale, in some cases only upon the consent of the lessor, and contains certain other protective provisions typically included in a "mortgageable" ground lease.

     Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor has the right to assume or reject the lease. If a debtor lessor rejects the lease, the lessee has the right to remain in possession of its leased premises for the rent otherwise payable under the lease for the term of the ground lease (including renewals). If a debtor lessee/borrower rejects the lease, the leasehold lender could succeed to the lessee/borrower's position under the lease only if the lessor specifically grants the lender such right. If both the lessor and the lessee/borrowers are involved in bankruptcy proceedings, the trustee may be unable to enforce the bankrupt lessee/borrower's right to refuse to treat a ground lease rejected by a bankrupt lessor as terminated. In such circumstances, a ground lease could be terminated notwithstanding lender protection provisions contained in the ground lease or in the mortgage.

     See "Certain Legal Aspects of Mortgage Loans--Foreclosure--Leasehold Risks" in the prospectus.


LIMITATIONS OF APPRAISALS

     Appraisals were obtained with respect to each of the mortgaged properties at or about the time of the origination of the applicable mortgage loan. In general, appraisals represent the analysis and opinion of qualified appraisers, but appraisals are not guarantees of present or future value. One appraiser may reach a different conclusion than the conclusion that would be reached if a different appraiser were appraising that property. Moreover, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and, in certain cases, may have taken into consideration the purchase price paid by the borrower. That amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale. We cannot assure you that the information set forth in this prospectus supplement regarding appraised values or loan-to-value ratios accurately reflects past, present or future market values of the mortgaged properties. Any engineering report, site inspection or appraisal represents only the analysis of the individual consultant, engineer or inspector preparing such report at the time of such report, and may not reveal all necessary or desirable repairs, maintenance and capital improvement items.


YOUR LACK OF CONTROL OVER THE TRUST FUND CAN CREATE RISKS

     You and other certificateholders generally do not have a right to vote and do not have the right to make decisions with respect to the administration of the trust. See "Servicing of the Mortgage Loans--General" in this prospectus supplement. Those decisions are generally made, subject to the express terms of the pooling and servicing agreement, by the master servicer, the trustee or the special servicer, as applicable. Any decision made by one of those parties in respect of the trust, even if that decision is determined to be in your best interests by that party, may be contrary to the decision that you or other certificateholders would have made and may negatively affect your interests.


POTENTIAL CONFLICTS OF INTEREST

     The pooling and servicing agreement provides that the mortgage loans are required to be administered in accordance with the servicing standards without regard to ownership of any certificate by a servicer or any of its affiliates. See "Servicing of the Mortgage Loans--General" in this prospectus supplement.

     Notwithstanding the foregoing, the master servicer, the special servicer or any of their respective affiliates may have interests when dealing with the mortgage loans that are in conflict with those of holders of the offered certificates, especially if the master servicer, the special servicer or any of their respective affiliates holds Series 2003-CIBC6 non-offered certificates, or has financial interests in or other financial dealings with a borrower under any of the mortgage loans. For instance, a special servicer or its affiliate that holds Series 2003-CIBC6 non-offered certificates could seek to reduce the potential for losses allocable to those certificates from a troubled mortgage loan by deferring acceleration in hope of maximizing future proceeds. However, that action could result in less proceeds to the trust than would be realized if earlier action had been taken. In general, no servicer is required to act in a manner more favorable to the offered certificates or any particular class of offered certificates than to Series 2003-CIBC6 non-offered certificates.

     Each servicer services and will, in the future, service, in the ordinary course of its business, existing and new loans for third parties, including portfolios of loans similar to the mortgage loans that will be included in the trust. The real properties securing these other loans may be in the same markets as, and compete with, certain of the mortgaged properties securing the mortgage loans that will be included in the trust. Consequently, personnel of any of the servicers may perform services, on behalf of the trust, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans. This may pose inherent conflicts for the master servicer or the special servicer.

     In addition, certain of the mortgage loans included in the trust may have been refinancings of debt previously held by a mortgage loan seller or an affiliate of a mortgage loan seller and the mortgage loan seller or its affiliates may have or have had equity investments in the borrowers or mortgaged properties under certain of the mortgage loans included in the trust. Each of the mortgage loan sellers and their affiliates have made and/or may make loans to, or equity investments in, affiliates of the borrowers under the mortgage loans.

     Each mortgage loan seller is obligated to repurchase or substitute for a mortgage loan sold by it under the circumstances described under "Description of the Mortgage Pool--
Representations and Warranties; Repurchases and Substitutions" in this prospectus supplement.

     LaSalle Bank National Association is one of the mortgage loan sellers and is also acting as paying agent, certificate registrar and authenticating agent and is an affiliate of one of the underwriters.

     The managers of the mortgaged properties and the borrowers may experience conflicts of interest in the management and/or ownership of the mortgaged properties because:

    o a substantial number of the mortgaged properties are managed by property managers affiliated with the respective borrowers;

    o these property managers also may manage and/or franchise additional properties, including properties that may compete with the mortgaged properties; and

    o affiliates of the managers and/or the borrowers, or the managers and/or the borrowers themselves, also may own other properties, including competing properties.

     The companion loans will not be included as assets of the trust fund. However, the companion loans will be serviced under the pooling and servicing agreement, subject to the related intercreditor agreements. The holder of each companion loan will also have certain rights with respect to the related senior loan and the related mortgaged property, including the right, under certain conditions to consent to, or provide advice with respect to, certain actions proposed by the special servicer with respect to the related mortgaged property, to make cure payments on the related senior loan or purchase the related senior loan if the senior loan is in default. In exercising such rights, the holder of such companion loan does not have any obligation to consider the interests of, or impact on, the trust or the certificates.


SPECIAL SERVICER MAY BE DIRECTED TO TAKE ACTIONS

     In connection with the servicing of the specially serviced mortgage loans, the special servicer may, at the direction of the directing certificateholder, take actions with respect to the specially serviced mortgage loans that could adversely affect the holders of some or all of the classes of offered certificates. Similarly, the special servicer may, (i) at the direction of the component loan operating advisor for the Battlefield Mall loan (provided no change of control event has occurred or is continuing), take actions with respect to the Battlefield Mall loan (identified as loan number 1 on Annex A--1 attached to this prospectus supplement) and (ii) at the direction of the component loan operating advisor for the One Alliance Center loan (provided no change of control event has occurred or is continuing), take actions with respect to the One Alliance Center loan (identified as loan number 2 on Annex A--1 attached to this prospectus supplement) that, in each case, could adversely affect the holders of some or all of the classes of offered certificates. See "Servicing of the Mortgage Loans--The Directing Certificateholder and Component Loan

Advisors" in this prospectus supplement. The directing certificateholder will be controlled by the controlling class certificateholders and the component loan operating advisors for the One Alliance Center loan and the Battlefield Mall loan will be designated by certain holders of Class AC certificates and the Class BM certificates, respectively, any of whom may have interests in conflict with those of the certificateholders of the classes of offered certificates. As a result, it is possible that the directing certificateholder or the component loan operating advisor for the One Alliance Center loan or the Battlefield Mall loan, as applicable, may direct the special servicer to take actions which conflict with the interests of certain classes of the offered certificates. However, the special servicer is not permitted to take actions which are prohibited by law or violate the servicing standards or the terms of the mortgage loan documents. In addition, the special servicer may be removed without cause by the directing certificateholder as described in this prospectus supplement. See "Servicing of the Mortgage Loans--General," "--The Special Servicer" and "--The Directing Certificateholder and Component Loan Advisors" in this prospectus supplement.

BANKRUPTCY PROCEEDINGS ENTAIL CERTAIN RISKS

     Under federal bankruptcy law, the filing of a petition in bankruptcy by or against a borrower will stay the sale of the mortgaged property owned by that borrower, as well as the commencement or continuation of a foreclosure action. In addition, even if a court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan it secures, the court may prevent a lender from foreclosing on the mortgaged property (subject to certain protections available to the lender). As part of a restructuring plan, a court also may reduce the amount of secured indebtedness to the then-current value of the mortgaged property, which would make the lender a general unsecured creditor for the difference between the then-current value and the amount of its outstanding mortgage indebtedness. A bankruptcy court also may: (1) grant a debtor a reasonable time to cure a payment default on a mortgage loan; (2) reduce periodic payments due under a mortgage loan; (3) change the rate of interest due on a mortgage loan; or (4) otherwise alter the mortgage loan's repayment schedule.

     Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose on the junior lien. Additionally, the borrower's trustee or the borrower, as debtor-in-possession, has certain special powers to avoid, subordinate or disallow debts. In certain circumstances, the claims of the trustee may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

     Under federal bankruptcy law, the lender will be stayed from enforcing a borrower's assignment of rents and leases. Federal bankruptcy law also may interfere with the master servicer's or special servicer's ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and costly and may significantly delay or diminish the receipt of rents. Rents also may escape an assignment to the extent they are used by the borrower to maintain the mortgaged property or for other court authorized expenses.

     Additionally, pursuant to subordination agreements for certain of the mortgage loans, the subordinate lenders may have agreed that they will not take any direct actions with respect to the related subordinated debt, including any actions relating to the bankruptcy of the borrower, and that the holder of the mortgage loan will have all rights to direct all such actions. There can be no assurance that in the event of the borrower's bankruptcy, a court will enforce such restrictions against a subordinated lender.

     In its decision in In re 203 North LaSalle Street Partnership, 246 B.R. 325 (Bankr. N.D. Ill. March 10, 2000), the United States Bankruptcy Court for the Northern District of Illinois refused to enforce a provision of a subordination agreement that allowed a first mortgagee to vote a second mortgagee's claim with respect to a Chapter 11 reorganization plan on the grounds that prebankruptcy contracts cannot override rights expressly provided by the Bankruptcy Code. This holding, which one court has already followed, potentially limits the ability of a senior lender to accept or reject a reorganization plan or to control the enforcement of remedies against a common borrower over a subordinated lender's objections.

     As a result of the foregoing, the trustee's recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

     Certain of the mortgage loans may have sponsors that have previously filed bankruptcy. In each case, the related entity or person has emerged from bankruptcy. However, we cannot assure you that such sponsors will not be more likely than other sponsors to utilize their rights in bankruptcy in the event of any threatened action by the mortgagee to enforce its rights under the related loan documents.

RISKS RELATING TO PREPAYMENTS AND REPURCHASES

     The yield to maturity on your certificates will depend, in significant part, upon the rate and timing of principal payments on the mortgage loans. For this purpose, principal payments include both voluntary prepayments, if permitted, and involuntary prepayments, such as prepayments resulting from casualty or condemnation, defaults and liquidations or repurchases upon breaches of representations and warranties.

     The yield on the Class A-2, Class B, Class C and Class D certificates could also be adversely affected if mortgage loans with higher interest rates pay faster than the mortgage loans with lower interest rates, since those classes bear interest at a rate limited by the weighted average net mortgage rate of the mortgage loans. The pass-through rates on those classes of certificates may be limited by the weighted average of the net mortgage rates on the mortgage loans even if principal prepayments do not occur.

     The investment performance of your certificates may vary materially and adversely from your expectations if the actual rate of prepayment on the mortgage loans is higher or lower than you anticipate.

     Any changes in the weighted average lives of your certificates may adversely affect your yield. Prepayments resulting in a shortening of weighted average lives of your certificates may be made at a time of low interest rates when you may be unable to reinvest the resulting payment of principal on your certificates at a rate comparable to the effective yield anticipated by you in making your investment in the certificates, while delays and extensions resulting in a lengthening of those weighted average lives may occur at a time of high interest rates when you may have been able to reinvest principal payments that would otherwise have been received by you at higher rates.

     Although all of the mortgage loans have prepayment protection in the form of lockout periods with defeasance provisions or with yield maintenance or prepayment premium provisions, we cannot assure you that the related borrowers will refrain from prepaying their mortgage loans due to the existence of yield maintenance charges or prepayment premiums or that involuntary prepayments will not occur.

     Voluntary prepayments, if permitted, generally require the payment of a yield maintenance charge or a prepayment premium unless the loan is prepaid within a limited time period prior to the stated maturity date or anticipated repayment date, or after the anticipated repayment date, as the case may be. See "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans--Prepayment Provisions" in this prospectus supplement. In any case, we cannot assure you that the related borrowers will refrain from prepaying their mortgage loans due to the existence of yield maintenance charges or prepayment premiums or that involuntary prepayments will not occur.

     The rate at which voluntary prepayments occur on the mortgage loans will be affected by a variety of factors, including:

    o the terms of the mortgage loans;

    o the length of any prepayment lockout period;

    o the level of prevailing interest rates;

    o the availability of mortgage credit;

    o the applicable yield maintenance charges and prepayment premiums;

    o the master servicer's or special servicer's ability to enforce those charges or premiums;

    o the failure to meet certain requirements for the release of escrows;

    o the occurrence of casualties or natural disasters; and

    o economic, demographic, tax, legal or other factors.

     Generally, no yield maintenance charge will be required for prepayments in connection with a casualty or condemnation unless, in the case of most of the mortgage loans, an event of default has occurred and is continuing. We cannot assure you that the obligation to pay any yield maintenance charge or prepayment premium will be enforceable. See "--Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions" below. In addition, certain of the mortgage loans permit the related borrower, after a partial casualty or partial condemnation, to prepay the remaining principal balance of the mortgage loan (after application of the related insurance proceeds or condemnation award to pay the principal balance of the mortgage loan), which may in certain cases not be accompanied by any prepayment consideration, provided that the prepayment of the remaining balance is made within a specified period of time following the date of the application of proceeds or award.

     Certain shortfalls in interest as a result of involuntary prepayments may reduce the available distribution amount. In addition, if a mortgage loan seller repurchases any mortgage loan from the trust due to breaches of representations or warranties, the repurchase price paid will be passed through to the holders of the certificates with the same effect as if the mortgage loan had been prepaid in part or in full, and no yield maintenance charge will be payable. A repurchase or the exercise of a purchase option may adversely affect the yield to maturity on your certificates.


MORTGAGE LOAN SELLERS MAY NOT BE ABLE TO MAKE A REQUIRED REPURCHASE OR SUBSTITUTION OF A DEFECTIVE MORTGAGE LOAN

     Each mortgage loan seller is the sole warranting party in respect of the mortgage loans sold by such mortgage loan seller to us. With respect to the mortgage loan being transferred to the depositor by Amsterdam Funding Corporation, ABN AMRO Bank N.V., the originator of such mortgage loan, will be the sole warranting party with respect to such loan. Neither we nor any of our affiliates (except, in certain circumstances, for JPMorgan Chase Bank in its capacity as a mortgage loan seller) are obligated to repurchase or substitute any mortgage loan in connection with either a breach of any mortgage loan seller's representations and warranties or any document defects, if such mortgage loan seller defaults on its obligation to do so. We cannot provide assurances that the mortgage loan sellers will have the financial ability to effect such repurchases or substitutions. Any mortgage loan that is not repurchased or substituted and that is not a "qualified mortgage" for a REMIC may cause the trust fund to fail to qualify as one or more REMICs or cause the trust fund to incur a tax. See "Description of the Mortgage Pool--The Mortgage Loan Sellers" and "--Representations and Warranties; Repurchases and Substitutions" in this prospectus supplement and "Description of the Pooling Agreements--Representations and Warranties; Repurchases" in the prospectus.


RISKS RELATING TO ENFORCEABILITY OF YIELD MAINTENANCE CHARGES, PREPAYMENT PREMIUMS OR DEFEASANCE PROVISIONS

     Provisions requiring yield maintenance charges, prepayment premiums or lockout periods may not be enforceable in some states and under federal bankruptcy law. Provisions requiring yield maintenance charges or prepayment premiums also may be interpreted as constituting the collection of interest for usury purposes. Accordingly, we cannot assure you that the obligation to pay any yield maintenance charge or prepayment premium will be enforceable. Also, we cannot assure you that foreclosure proceeds will be sufficient to pay an enforceable yield maintenance charge or prepayment premium.

     Additionally, although the collateral substitution provisions related to defeasance do not have the same effect on the certificateholders as prepayment, we cannot assure you that a court would not interpret those provisions as requiring a yield maintenance charge. In certain jurisdictions, those collateral substitution provisions might be deemed unenforceable under applicable law or public policy, or usurious.

RISKS RELATING TO BORROWER DEFAULT

     The rate and timing of delinquencies or defaults on the mortgage loans will affect:

    o the aggregate amount of distributions on the offered certificates;

    o their yield to maturity;

    o their rate of principal payments; and

    o their weighted average life.

     If losses on the mortgage loans exceed the aggregate certificate balance of the classes of certificates subordinated to a particular class, that class will suffer a loss equal to the full amount of the excess (up to the outstanding certificate balance of that class).

     If you calculate your anticipated yield based on assumed rates of defaults and losses that are lower than the default rate and losses actually experienced, and those losses are allocated to your certificates, your actual yield to maturity will be lower than the assumed yield. Under certain extreme scenarios, that yield could be negative. In general, the earlier a loss borne by you on your certificates occurs, the greater the effect on your yield to maturity.

     Even if losses on the mortgage loans are not borne by your certificates, those losses may affect the weighted average life and yield to maturity of your certificates. This may be so, because those losses lead to your certificates having a higher percentage ownership interest in the trust and related distributions of principal payments on the mortgage loans than would otherwise have been the case and the related prepayment may affect the pass-through rate on your certificates. The effect on the weighted average life and yield to maturity of your certificates will depend upon the characteristics of the remaining mortgage loans.

     Delinquencies and defaults on the mortgage loans may significantly delay the receipt of distributions by you on your certificates, unless advances are made to cover delinquent payments or the subordination of another class of certificates fully offsets the effects of any delinquency or default.

     Additionally, the courts of any state may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the action unconscionable. See "Certain Legal Aspects of the Mortgage Loans--Foreclosure" in the prospectus.

RISKS RELATING TO INTEREST ON ADVANCES AND SPECIAL SERVICING COMPENSATION

     To the extent described in this prospectus supplement, the master servicer, the special servicer or the trustee, as applicable, will be entitled to receive interest on unreimbursed advances at the "Prime Rate" as published in The Wall Street Journal. This interest will generally accrue from the date on which the related advance is made or the related expense is incurred to the date of reimbursement. In addition, under certain circumstances, including delinquencies in the payment of principal and/or interest, a mortgage loan will be specially serviced and the special servicer is entitled to compensation for special servicing activities. The right to receive interest on advances or special servicing compensation is senior to the rights of certificateholders to receive distributions on the offered certificates. The payment of interest on advances and the payment of compensation to the special servicer may lead to shortfalls in amounts otherwise distributable on your certificates.

RISKS OF LIMITED LIQUIDITY AND MARKET VALUE

     Your certificates will not be listed on any national securities exchange or traded on any automated quotation systems of any registered securities association, and there is currently no secondary market for your certificates. While the underwriters currently intend to make a secondary market in the offered certificates, they are not obligated to do so. Additionally, one or more purchasers may purchase substantial portions of one or more classes of offered certificates. Accordingly, you may not have an active or liquid secondary market for your certificates. Lack of liquidity could result in a substantial decrease in the market value of your certificates. The market value of your certificates also may be affected by many other factors, including the then-prevailing interest rates and market perceptions of risks associated with commercial mortgage lending.

DIFFERENT TIMING OF MORTGAGE LOAN AMORTIZATION POSES CERTAIN RISKS

     As principal payments or prepayments are made on a mortgage loan that is part of a pool of mortgage loans, the pool will be subject to more concentration risks with respect to the diversity of mortgaged properties, types of mortgaged properties and number of borrowers, as described in this prospectus supplement. Classes that have a later sequential designation or a lower payment priority are more likely to be exposed to this concentration risk than are classes with an earlier sequential designation or a higher priority. This is so because principal on the offered certificates is generally payable in sequential order, and no class entitled to distribution of principal generally receives principal until the certificate balance of the preceding class or classes entitled to receive principal has been reduced to zero.

SUBORDINATION OF SUBORDINATE OFFERED CERTIFICATES

     As described in this prospectus supplement, unless your certificates are Class A-1 or Class A-2 certificates, your rights to receive distributions of amounts collected or advanced on or in respect of the mortgage loans will be subordinated to those of the holders of the offered certificates with an earlier alphabetical designation and to the Class X-1 and Class X-2 certificates.

     See "Description of the Certificates--Distributions--Priority" and "Description of the Certificates--Subordination; Allocation of Collateral Support Deficit" in this prospectus supplement.

ENVIRONMENTAL RISKS RELATING TO THE MORTGAGED PROPERTIES

     The trust could become liable for a material adverse environmental condition at an underlying mortgaged property. Any such potential liability could reduce or delay payments on the offered certificates.

     Each of the mortgaged properties was either (i) subject to environmental site assessments prior to the time of origination of the related mortgage loan (or in certain limited cases, after origination), including Phase I site assessments or updates of previously performed Phase I site assessments, or
(ii) subject to a secured creditor environmental insurance policy. In some cases, Phase II site assessments also have been performed. Although assessments were made on the majority of the mortgaged properties and these involved site visits and other types of review, we cannot assure you that all environmental conditions and risks were identified.

     Except as described below, none of the environmental assessments revealed any material adverse environmental condition or circumstance at any mortgaged property except for those:

    o which will be remediated or abated in all material respects by the closing date;

    o for which an escrow for the remediation was established;

    o for which an environmental insurance policy was obtained from a third party insurer;

    o for which the consultant recommended an operations and maintenance plan with respect to the applicable mortgaged property or periodic monitoring of nearby properties, which recommendations are consistent with industry practice;

    o for which the principal of the borrower or another financially responsible party has provided an indemnity or is required to take, or is liable for the failure to take, such actions, if any, with respect to such matters as have been required by the applicable governmental authority or recommended by the environmental assessments; or

    o for which such conditions or circumstances were investigated further and the environmental consultant recommended no further action or remediation.

     In certain cases, the identified condition was related to the presence of asbestos-containing materials, lead-based paint and/or radon. Where these substances were present, the environmental consultant generally recommended, and the related loan documents required, the establishment of an operation and maintenance plan to address the issue or, in the case of asbestos-containing materials and lead-based paint, an abatement or removal program. Other identified conditions could, for example, include leaks from storage tanks and on-site spills. Corrective action, as required by the regulatory agencies, has been or is currently being undertaken and, in some cases, the related borrowers have made deposits into environmental reserve accounts. However, we cannot assure you that any environmental indemnity, insurance or reserve amounts will be sufficient to remediate the environmental conditions or that all environmental conditions have been identified or that operation and maintenance plans will be put in place and/or followed. Additionally, we cannot assure you that actions of tenants at mortgaged properties will not adversely affect the environmental condition of the mortgaged properties.

     See "Servicing of the Mortgage Loans--Realization Upon Defaulted Mortgage Loans" in this prospectus supplement and "Risk Factors--Failure to Comply with Environmental Law May Result in Additional Losses" and "Certain Legal Aspects of Mortgage Loans--Environmental Risks" in the prospectus.


TAX CONSIDERATIONS RELATING TO FORECLOSURE

     If the trust acquires a mortgaged property pursuant to a foreclosure or deed in lieu of foreclosure, the special servicer must retain an independent contractor to operate the property. Among other items, the independent contractor generally will not be able to perform construction work other than repair, maintenance or certain types of tenant build-outs, unless the construction was at least 10% completed when defaulted or the default of the mortgage loan becomes imminent. Any net income from the operation of the property (other than qualifying "rents from real property"), or any rental income based on the net profits of a tenant or sub-tenant or allocable to a non-customary service, will subject the lower-tier REMIC or, if applicable, the component loan REMIC to federal tax (and possibly state or local tax) on that income at the highest marginal corporate tax rate (currently 35%). In that event, the net proceeds available for distribution to certificateholders will be reduced. The special servicer may permit the lower-tier REMIC or the component loan REMIC to earn "net income from foreclosure property" that is subject to tax if it determines that the net after-tax benefit to certificateholders is greater than under another method of operating or net leasing the mortgaged property. In addition, if the trust were to acquire one or more mortgaged properties pursuant to a foreclosure or deed in lieu of foreclosure, upon acquisition of those mortgaged properties, the trust may in certain jurisdictions, particularly in New York, be required to pay state or local transfer or excise taxes upon liquidation of such properties. Such state or local taxes may reduce net proceeds available for distribution to the certificateholders.


RISKS ASSOCIATED WITH ONE ACTION RULES

     The ability to realize upon the mortgage loans may be limited by the application of state and federal laws. For example, several states (including California) have laws that prohibit more than one "judicial action" to enforce a mortgage obligation, and some courts have construed the term "judicial action" broadly. Accordingly, the special servicer is required to obtain advice of counsel prior to enforcing any of the trust fund's rights under any of the mortgage loans that include mortgaged properties where a "one action" rule could be applicable. In the case of a multi-property mortgage loan which is secured by mortgaged properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where "one action" rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure. The application of other state and federal laws may delay or otherwise limit the ability to realize on defaulted mortgage loans. See "Certain Legal Aspects of Mortgage Loans--Foreclosure" in the prospectus.


RISKS RELATED TO ENFORCEABILITY

     All of the mortgages permit the lender to accelerate the debt upon default by the borrower. The courts of all states will enforce acceleration clauses in the event of a material payment default. Courts, however, may refuse to permit foreclosure or acceleration if a default is deemed immaterial or the exercise of those remedies would be unjust or unconscionable.

     If a mortgaged property has tenants, the borrower typically assigns its income as landlord to the lender as further security, while retaining a license to collect rents as long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. In certain jurisdictions, such assignments may not be perfected as security interests until the lender takes actual possession of the property's cash flow. In some jurisdictions, the lender may not be entitled to collect rents until the lender takes possession of the property and secures the appointment of a receiver. In addition, as previously discussed, if bankruptcy or similar proceedings are commenced by or for the borrower, the lender's ability to collect the rents may be adversely affected.


POTENTIAL ABSENCE OF ATTORNMENT PROVISIONS ENTAILS RISKS

     In some jurisdictions, if tenant leases are subordinate to the liens created by the mortgage and do not contain attornment provisions (i.e., provisions requiring the tenant to recognize a successor owner following foreclosure as landlord under the lease), the leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Not all leases were reviewed to ascertain the existence of attornment or subordination provisions. Accordingly, if a mortgage property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants' leases were terminated. This is particularly likely if such tenants were paying above-market rents or could not be replaced.

     If a lease is not subordinate to a mortgage, the trust will not possess the right to dispossess the tenant upon foreclosure of the mortgaged property (unless otherwise agreed to with the tenant). If the lease contains provisions inconsistent with the mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards) or which could affect the enforcement of the lender's rights (e.g., a right of first refusal to purchase the property), the provisions of the lease will take precedence over the provisions of the mortgage.


PROPERTY INSURANCE MAY NOT BE SUFFICIENT

     All of the mortgage loans require the related borrower to maintain, or cause to be maintained, property insurance (which, in some cases, is provided by allowing a tenant to self-insure). However, the mortgaged properties may suffer casualty losses due to risks that were not covered by insurance or for which insurance coverage is inadequate. In addition, approximately 14.6%, 5.6% and 5.3% of the mortgaged properties, by aggregate principal balance of the pool of mortgage loans as of the cut-off date, are located in California, Texas and Florida, respectively, states that have historically been at greater risk regarding acts of nature (such as earthquakes, floods and hurricanes) than other states. We cannot assure you that borrowers will be able to maintain adequate insurance. Moreover, if reconstruction or any major repairs are required, changes in laws may materially affect the borrower's ability to effect any reconstruction or major repairs or may materially increase the costs of the reconstruction or repairs. Certain mortgage loans are secured by improvements for which coverage for acts of terrorism have been waived.

     In light of the September 11, 2001 terrorist attacks in New York City and the Washington, D.C. area, many reinsurance companies (which assume some of the risk of policies sold by primary insurers) have eliminated coverage for acts of terrorism from their reinsurance policies. Without that reinsurance coverage, primary insurance companies would have to assume that risk themselves, which may cause them to eliminate such coverage in their policies, increase the amount of the deductible for acts of terrorism or charge higher premiums for such coverage. In order to offset this risk, Congress passed the Terrorism Risk Insurance Act of 2002, which established the Terrorism Insurance Program. The Terrorism Insurance Program is administered by the Secretary of the Treasury and will provide financial assistance from the United States government to insurers in the event of another terrorist attack that results in an insurance claim. The Treasury Department will establish procedures for the Terrorism Insurance Program under which the federal share of compensation will be equal to 90% of that portion of insured losses that exceeds an applicable insurer deductible required to be paid during each program year. The federal share in the aggregate in any program year may not exceed $100 billion. An insurer that has paid its deductible is not liable for the payment of any portion of total annual United States-wide losses that exceed $100 billion, regardless of the terms of the individual insurance contracts.

     The Terrorism Insurance Program requires that each insurer for policies in place prior to November 26, 2002, provide its insureds with a statement of the proposed premiums for terrorism coverage, identifying the portion of the risk that the federal government will cover, within 90 days after November 26, 2002. Insureds will have 30 days to accept the continued coverage and pay the premium. If an insured does not pay the premium, insurance for acts of terrorism may be excluded from the policy. All policies for insurance issued after November 26, 2002 must make similar disclosure. The Terrorism Risk Insurance Act of 2002 does not require insureds to purchase the coverage nor does it stipulate the pricing of the coverage. In addition, there can be no assurance that all of the borrowers under the mortgage loans have accepted the continued coverage.

     Through December 2004, insurance carriers are required under the program to provide terrorism coverage in their basic "all-risk" policies. By September 1, 2004, the Secretary of the Treasury must determine whether mandatory participation should be extended through December 2005. Any commercial property and casualty terrorism insurance exclusion that was in force on November 26, 2002 is automatically voided to the extent that it excludes losses that would otherwise be insured losses, subject to the immediately preceding paragraph. Any state approval of such types of exclusions in force on November 26, 2002 is also voided.

     However, the Terrorism Insurance Program applies to United States risks only and to acts that are committed by an individual or individuals acting on behalf of foreign person or foreign interest as an effort to influence or coerce United States civilians or the United States government. It remains unclear what acts will fall under the purview of the Terrorism Insurance Program.

     Furthermore, because the Terrorism Insurance Program has only been recently passed into law, there can be no assurance that it or state legislation will substantially lower the cost of obtaining terrorism insurance.

     Finally, the Terrorism Insurance Program terminates on December 31, 2004 (with a potential to extend to December 31, 2005). There can be no assurance that such temporary program will create any long-term changes in the availability and cost of such insurance. Moreover, there can be no assurance that such program will be renewed or extended, or that subsequent terrorism insurance legislation will be passed upon its expiration.

     The various forms of insurance maintained with respect to any of the mortgaged properties, including casualty insurance, environmental insurance and earthquake insurance, may be provided under a blanket insurance policy. That blanket insurance policy will also cover other real properties, some of which may not secure mortgage loans in the trust. As a result of total limits under any of those blanket policies, losses at other properties covered by the blanket insurance policy may reduce the amount of insurance coverage with respect to a property securing one of the loans in the trust.

     With respect to certain of the mortgage loans, the "all-risk" policy specifically excludes terrorism insurance from its coverage. In some such cases, the related borrower obtained supplemental insurance to cover terrorism risk. In other cases, the lender waived the requirement that such insurance be maintained.

     With respect to certain of the mortgage loans, the related mortgage loan documents generally provide that the borrowers are required to maintain comprehensive all-risk casualty insurance but may not specify the nature of the specific risks required to be covered by such insurance policies.

     Even if the mortgage loan documents specify that the related borrower must maintain all-risk casualty insurance or other insurance that covers acts of terrorism, the borrower may fail to maintain such insurance and the servicer or special servicer may not enforce such default or cause the borrower to obtain such insurance if the special servicer has determined, in accordance with the servicing standards, that either (a) such insurance is not available at any rate or (b) such insurance is not available at commercially reasonable rates (which determination, with respect to terrorism insurance, will be subject to consent of the directing certificateholder (or in the case of the One Alliance Center loan or the Battlefield Mall loan, the respective operating advisor for these loans)) and that such hazards are not at the time commonly insured against for properties similar to the mortgaged property and located in or around the geographic region in which such mortgaged property is located. Additionally, if the related borrower fails to maintain such insurance, the servicer or the special servicer, as applicable, will not be required to maintain such terrorism insurance coverage if the special servicer determines, in accordance with the servicing standards, that such insurance is not available for the reasons set forth in (a) or (b) of the preceding sentence. Furthermore, at the time existing insurance policies are subject to renewal, there is no assurance that terrorism insurance coverage will be available and covered under the new policies or, if covered, whether such coverage will be adequate. Most insurance policies covering commercial real properties such as the mortgaged properties are subject to renewal on an annual basis. If such coverage is not currently in effect, is not adequate or is ultimately not continued with respect to some of the mortgaged properties and one of those properties suffers a casualty loss as a result of a terrorist act, then the resulting casualty loss could reduce the amount available to make distributions on your certificate.

     We cannot assure you that all of the mortgaged properties will be insured against the risks of terrorism and similar acts. As a result of any of the foregoing, the amount available to make distributions on your certificates could be reduced.


ZONING COMPLIANCE AND USE RESTRICTIONS MAY ADVERSELY AFFECT PROPERTY VALUE

     Certain of the mortgaged properties may not comply with current zoning laws, including density, use, parking and set back requirements, due to changes in zoning requirements after such mortgaged properties were constructed. These properties, as well as those for which variances or special permits were issued, are considered to be a "legal non-conforming use" and/or the improvements are considered to be "legal non-conforming structures." This means that the borrower is not required to alter its structure to comply with the existing or new law; however, the borrower may not be able to rebuild the premises "as is" in the event of a substantial casualty loss. This may adversely affect the cash flow of the property following the loss. If a substantial casualty were to occur, we cannot assure you that insurance proceeds would be available to pay the mortgage loan in full. In addition, if the property were repaired or restored in conformity with the current law, the value of the property or the revenue-producing potential of the property may not be equal to that before the casualty.

     In addition, certain of the mortgaged properties which do not conform to current zoning laws may not be "legal non-conforming uses" or "legal non-conforming structures." The failure of a mortgaged property to comply with zoning laws or to be a "legal non-conforming use" or "legal non-conforming structure" may adversely affect market value of the mortgaged property or the borrower's ability to continue to use it in the manner it is currently being used.

     In addition, certain of the mortgaged properties may be subject to certain use restrictions imposed pursuant to reciprocal easement agreements or operating agreements or historical landmark designations. Such use restrictions could include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers' right to operate certain types of facilities within a prescribed radius. These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower's ability to fulfill its obligations under the related mortgage loan.

RISKS RELATING TO COSTS OF COMPLIANCE WITH APPLICABLE LAWS AND REGULATIONS

     A borrower may be required to incur costs to comply with various existing and future federal, state or local laws and regulations applicable to the related mortgaged property, for example, zoning laws and the Americans with Disabilities Act of 1990, as amended, which requires all public accommodations to meet certain federal requirements related to access and use by persons with disabilities. See "Certain Legal Aspects of Mortgage Loans--Americans with Disabilities Act" in the prospectus. The expenditure of these costs or the imposition of injunctive relief, penalties or fines in connection with the borrower's noncompliance could negatively impact the borrower's cash flow and, consequently, its ability to pay its mortgage loan.

NO REUNDERWRITING OF THE MORTGAGE LOANS

     We have not reunderwritten the mortgage loans. Instead, we have relied on the representations and warranties made by the mortgage loan sellers, and the applicable mortgage loan seller's obligation to repurchase, substitute or cure a mortgage loan in the event that a representation or warranty was not true when made and such breach materially and adversely affects the value of the mortgage loan or the interests of the certificateholders. These representations and warranties do not cover all of the matters that we would review in underwriting a mortgage loan and you should not view them as a substitute for reunderwriting the mortgage loans. If we had reunderwritten the mortgage loans, it is possible that the reunderwriting process may have revealed problems with a mortgage loan not covered by a representation or warranty. In addition, we can give no assurance that the applicable mortgage loan seller will be able to repurchase a mortgage loan if a representation or warranty has been breached. See "Description of the Mortgage Pool--Representations and Warranties; Repurchases and Substitutions" in this prospectus supplement.

LITIGATION COULD ADVERSELY AFFECT THE MORTGAGE LOANS

     There may be pending or threatened legal proceedings against the borrowers and managers of the mortgaged properties and their respective affiliates arising out of the ordinary business of the borrowers, managers and affiliates. We cannot assure you that any litigation will not have a material adverse effect on your investment.

RISKS RELATED TO BOOK-ENTRY REGISTRATION

     Your certificates will be initially represented by one or more certificates registered in the name of Cede & Co., as the nominee for DTC, and will not be registered in your name. As a result, you will not be recognized as a certificateholder, or holder of record of your certificates. See "Risk Factors--Book-Entry System for Certain Classes May Decrease Liquidity and Delay Payment" in the prospectus for a discussion of important considerations relating to not being a certificateholder of record.

RISKS OF INSPECTIONS RELATED TO PROPERTIES

     Licensed engineers or consultants inspected the mortgaged properties at or about the time of the origination of the mortgage loans to assess items such as structural integrity of the buildings and other improvements on the mortgaged property, including exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements. However, we cannot assure you that all conditions requiring repair or replacement were identified. No additional property inspections were conducted in connection with the closing of the offered certificates.


OTHER RISKS

     See "Risk Factors" in the prospectus for a description of certain other risks and special considerations that may be applicable to your certificates.

                       DESCRIPTION OF THE MORTGAGE POOL

GENERAL

     All percentages of the mortgage loans and Mortgaged Properties, or of any specified group of mortgage loans and Mortgaged Properties, referred to in this prospectus supplement without further description are approximate percentages by Initial Pool Balance. The trust will consist primarily of 128 fixed rate mortgage loans secured by 143 commercial and multifamily Mortgaged Properties with an aggregate principal balance of approximately $1,042,817,449 as of the cut-off date (the "Initial Pool Balance"). The "Cut-off Date Balance" of any mortgage loan will be the unpaid principal balance of that mortgage loan as of the cut-off date (excluding the Non-Pooled Components), after application of all payments due on or before that date, whether or not received. All numerical and statistical information presented in this prospectus supplement (including Cut-off Date Balances, loan-to-value ratios and debt service coverage ratios) with respect to each Component Loan is calculated without regard to its respective Non-Pooled Component. See "--The One Alliance Center Pooled Component" and "--The Battlefield Mall Pooled Component" below. Each mortgage loan is evidenced by a promissory note (a "Mortgage Note") and secured by a mortgage, deed of trust or other similar security instrument (a "Mortgage") that creates a first mortgage lien:

      (1) on a fee simple estate in one or more commercial, multifamily and manufactured housing community mortgaged properties;

      (2) with respect to 2 mortgage loans (as identified on Annex A-1 to this prospectus supplement), representing approximately 8.8% of the Initial Pool Balance, the fee simple estate and a leasehold estate in a portion of the commercial property; or

      (3) with respect to 4 mortgage loans (as identified on Annex A-1 to this prospectus supplement), representing approximately 7.2% of the Initial Pool Balance, a leasehold estate in a commercial property (each of clauses
    (1) through (3), a "Mortgaged Property").

     Mortgage loans secured by ground leases present certain bankruptcy and foreclosure risks not present with mortgage loans secured by fee simple estates. See "Certain Legal Aspects of Mortgage Loans--Foreclosure--Leasehold Risks" and "Certain Legal Aspects of Mortgage Loans--Bankruptcy Laws" in the prospectus.

     On or about August 11, 2003 (the "Closing Date"), J.P. Morgan Chase Commercial Mortgage Securities Corp. (the "Depositor") will acquire the mortgage loans from JPMorgan Chase Bank, CIBC Inc., Amsterdam Funding Corporation (a commercial paper conduit administered by ABN AMRO Bank N.V.) and LaSalle Bank National Association (JP Morgan Chase Bank, CIBC Inc., ABN AMRO Bank N.V. and LaSalle Bank National Association are collectively referred to as the "Mortgage Loan Sellers") pursuant to four mortgage loan purchase agreements, each dated as of the cut-off date (the "Purchase Agreements"), between the Depositor and the applicable Mortgage Loan Seller. With respect to the mortgage loan being transferred to the Depositor by Amsterdam Funding Corporation, such mortgage loan was originated by ABN AMRO Bank N.V. and ABN AMRO Bank N.V. will be the sole warranting party with respect to such mortgage loan. Accordingly, for purposes of the prospectus supplement, ABN AMRO Bank N.V. will be considered the Mortgage Loan Seller of such mortgage loan. The Depositor will then assign its interests in the mortgage loans, without recourse, to Wells Fargo Bank Minnesota, N.A., as trustee (the "Trustee"), for the benefit of the holders of the Certificates (the "Certificateholders"). See "--The Mortgage Loan Sellers" below and "Description of the Pooling Agreements--Assignment of Mortgage Loans; Repurchases" in the prospectus.

     The mortgage loans were originated in the period between October 2002 and July 2003.

     The mortgage loans are not insured or guaranteed by the Mortgage Loan Sellers or any other person or entity. You should consider all of the mortgage loans to be nonrecourse loans as to which recourse in the case of default will be limited to the specific property and other assets, if any, pledged to secure a mortgage loan.

ADDITIONAL DEBT

     General. Substantially all of the mortgage loans permit the related borrower to incur limited indebtedness in the ordinary course of business that is not secured by the related Mortgaged Property.

     The terms of certain mortgage loans permit the borrowers to post letters of credit and/or surety bonds for the benefit of the mortgagee under the mortgage loans, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefitting the mortgagee.

     AB Loans. 3 mortgage loans (each, an "AB Loan") (identified as loan numbers 57, 67 and 82 on Annex A-1 to this prospectus supplement), representing approximately 0.5%, 0.4% and 0.3%, respectively, of the Initial Pool Balance, are each a senior loan in a split loan structure with a junior loan (with respect to each AB Loan, the "Companion Loan"). No Companion Loan is an asset of the trust. Each pair of senior and junior loans is evidenced by one of two notes each secured by a single mortgage instrument on the related mortgaged property.

 o The first such AB Loan (the "ICON AB Loan") (identified as loan number 57 on Annex A-1 to this prospectus supplement) has a principal balance as of the cut-off date of $5,290,000. The related Companion Loan (the "ICON Companion Loan"), which is not included in the trust, has a principal balance as of the cut-off date of $378,250. In the event that certain defaults exist under the ICON AB Loan or the ICON Companion Loan, the holder of the ICON Companion Loan will have the right to purchase the ICON AB Loan for a price generally equal to the outstanding principal balance of the ICON AB Loan, together with accrued and unpaid interest on, and all unpaid servicing expenses and advances relating to, the ICON AB Loan. Until the expiration of the period of time that the holder of the ICON Companion Loan has the right to purchase the ICON AB Loan (generally 30 days after notice of certain defaults under the ICON AB Loan or the ICON Companion Loan), the Master Servicer and the Special Servicer generally will not be able to work out or modify the ICON AB Loan without the consent of the holder of the ICON Companion Loan.

 o The second such AB Loan (the "Pine Valley AB Loan") (identified as loan number 67 on Annex A-1 to this prospectus supplement) has a principal balance as of the cut-off date of $4,595,294. The related Companion Loan (the "Pine Valley Companion Loan"), which is not included in the trust, has a principal balance as of the cut-off date of $287,500. In the event that certain defaults exist under the Pine Valley AB Loan or Pine Valley Companion Loan, the holder of the Pine Valley Companion Loan will have the right to purchase the Pine Valley AB Loan for a price generally equal to the outstanding principal balance of the Pine Valley AB Loan, together with accrued and unpaid interest on, and all unpaid servicing expenses and advances relating to, the Pine Valley AB Loan. Until the expiration of the period of time that the holder of the Pine Valley Companion Loan has the right to purchase the Pine Valley AB Loan (generally 30 days after notice of certain defaults under the Pine Valley AB Loan or Pine Valley Companion
   Loan), the Master Servicer and the Special Servicer generally will not be able to work out or modify the loan without the consent of the holder of the Pine Valley Companion Loan.

 o The third such AB Loan (the "Sav On-LA AB Loan") (identified as loan number 82 on Annex A-1 to this prospectus supplement) has a principal balance as of the cut off date of $3,189,832. The related Companion Loan (the "Sav On-LA Companion Loan"), which is not included in the trust, has a principal balance as of the cut off date of $510,168. In the event that certain defaults exist under the Sav On-LA AB Loan or the Sav On-LA Companion Loan, the holder of the Sav On-LA Companion Loan will have the right to make cure payments and cure other defaults with respect to the Sav On-LA AB Loan and to purchase the Sav On-LA AB Loan for a price generally equal to the outstanding principal balance of the Sav On-LA AB Loan, together with accrued and unpaid interest on, and all unpaid servicing expenses and advances relating to, the Sav On-LA AB Loan and other amounts payable to the holder of the

   Sav On-LA AB Loan under the mortgage loan documents (other than any applicable prepayment premium or comparable yield maintenance amount payable on default). In addition, the holder of the Sav On-LA Companion Loan is given certain rights pursuant to an intercreditor agreement it entered into with the holder of the Sav On-LA AB Loan, which include: (i) directing defaulted lease claims of the borrower against a defaulting or bankrupt tenant prior to foreclosure to the extent either holder of the Sav On-LA AB Loan or the Sav On-LA Companion Loan is entitled to do so under the loan documents, (ii) in the event that the Master Servicer or the Special Servicer fail to cure a lease termination condition within the time period provided, taking action to prevent and cure any lessor lease default and any lease termination condition, including making Servicing Advances,
   (iii) directing the Master Servicer or the Special Servicer to enforce the rights of the holder of the Sav On-LA Companion Loan under the loan documents to receive the proceeds of defaulted lease claims, (iv) requiring foreclosure of the mortgage upon certain defaults under the loan documents, subject to the right of Master Servicer or the Special Servicer to cure any such default and prevent such foreclosure, (v) approving (together with Master Servicer or the Special Servicer) any modifications to the Sav On-LA AB Loan that affect the rights of the holder of the Sav On-LA Companion Loan under the credit lease or the assignment of the credit lease as collateral for the Sav On-LA Loan, (vi) preferential treatment with respect to receipt of any proceeds relating to any claims for accelerated future rent under the lease after a default under the lease and (vii) that the loan documents cannot be modified and the Master Servicer and the Special Servicer cannot waive rights under the Sav On-LA loan documents in a manner that would have a material adverse effect on the holder of the Sav On-LA Companion Loan. Capital Lease Funding, LLC is the holder of the Sav On-LA Companion Loan and may elect to sell the Sav On-LA Companion Loan subject to the terms of the intercreditor agreement.

     Secured Subordinate Indebtedness. The Mortgage Property securing one mortgage loan identified as loan number 13 on Annex A-1 to this prospectus supplement, representing approximately 1.7% of the Initial Pool Balance secures subordinated indebtedness in the amount of $1.00, which indebtedness is subject to a subordination and standstill agreement in favor of the holder of the mortgage loan. In addition, with respect to the mortgage loan identified as loan number 111 on Annex A to this prospectus supplement, representing approximately 0.2% of the Initial Pool Balance, the borrower may incur secured subordinated indebtedness in an amount not to exceed $1,000,000.

     Mezzanine Debt. Although the mortgage loans generally place certain restrictions on incurring mezzanine debt by the pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, the terms of the mortgages generally permit, subject to certain limitations, the pledge of less than a controlling portion of the limited partnership or non-managing membership equity interests in a borrower. However, certain of the mortgage loans do not restrict the pledging of ownership interests in the borrower, but do restrict the transfer of ownership interests in a borrower by imposing limitations on transfer of control or a specific percentage of ownership interests. In addition, in general, a borrower that does not meet single-purpose entity criteria may not be restricted in any way from incurring mezzanine debt. As of the cut-off date, the applicable Mortgage Loan Sellers have informed us that they are aware of the following mezzanine indebtedness with respect to the mortgage loans:

 o In the case of the mortgage loan identified as loan number 64 on Annex A-1 to this prospectus supplement, representing approximately 0.5% of the Initial Pool Balance, three mezzanine loans in the amount of $309,893, $208,460 and $208,460 have been made to the owners of the related borrower. Each such mezzanine loan is secured by the related owner's ownership interest in the borrower. Upon default under a mezzanine loan, each holder of the mezzanine loan may foreclose upon the ownership interests in the borrower. In addition, each holder of the mezzanine loan has the right to cure certain defaults occurring on the mortgage loan and the right to purchase the mortgage loan from the trust if certain defaults on the mortgage loan occur. The purchase price required to be paid in connection with such a purchase is generally equal to the outstanding principal balance of the mortgage loan, together with accrued and unpaid interest on, and all unpaid servicing expenses and advances relating to, the mortgage loan.

 o In the case of 15 mortgage loans representing in the aggregate approximately 17.7% of the Initial Pool Balance, the owners of the related borrowers are permitted to pledge their ownership interests in the borrowers as collateral for mezzanine debt. The incurrence of this mezzanine indebtedness is generally subject to the satisfaction of certain conditions, including the consent of the mortgage lender.

     Unsecured Subordinate Indebtedness. In general, any borrower that does not meet single-purpose entity criteria may not be restricted from incurring unsecured debt.

     Certain risks relating to additional debt are described in "Risk Factors--Ability to Incur Other Borrowings Entails Risk" in this prospectus supplement and "Certain Legal Aspects of Mortgage Loans--Subordinate Financing" in the prospectus.

SIGNIFICANT MORTGAGE LOANS

     The following table identifies the ten largest mortgage loans by Cut-off Date Balance and the summaries following thereafter describe each mortgage loan with a Cut-off Date Balance equal to at least 3.0% of the Initial Pool Balance.

                                              CUT-OFF DATE    % OF INITIAL             CUT-OFF DATE
                 LOAN NAME                      BALANCE       POOL BALANCE   UW DSCR    LTV RATIO     PROPERTY TYPE
------------------------------------------ ----------------- -------------- --------- ------------- ----------------
Battlefield Mall Pooled Component          $   85,000,000           8.2%       2.44x       48.9%      Regional Mall
One Alliance Center Pooled
 Component ...............................     61,930,576           5.9        2.49x       53.7        CBD Office
International Paper Office ...............     34,969,442           3.4        1.35x       77.4      Suburban Office
Deerfield Mall ...........................     32,453,953           3.1        1.38x       75.5      Anchored Retail
Shelbyville Road Plaza ...................     31,150,000           3.0        1.21x       76.9      Anchored Retail
641 Sixth Avenue .........................     28,885,324           2.8        1.35x       74.3        CBD Office
Tices Corner Retail Marketplace ..........     24,924,691           2.4        1.48x       73.3      Anchored Retail
919 Market Street ........................     22,956,879           2.2        1.37x       79.7        CBD Office
Plaza 48 .................................     22,277,294           2.1        1.60x       76.8      Anchored Retail
2121 Market Street .......................     20,240,000           1.9        1.32x       80.0        Multifamily
                                           --------------         -----        ----        ----     ----------------
Top 10 Total/Weighted Average ............ $  364,788,159          35.0%       1.81x       66.3%
                                           ==============         =====        ====        ====
All Loans Total/Weighted Average ......... $1,042,817,449         100.0%       1.63x       70.6%

     THE BATTLEFIELD MALL POOLED COMPONENT

                LOAN INFORMATION                               PROPERTY INFORMATION
------------------------------------------------   --------------------------------------------
Cut-off Date Balance          $85,000,000          Property Type            Regional Mall
% of Initial Pool Balance     8.2%                 Location                 Springfield, MO
Origination Date              June 30, 2003        Square Footage           1,006,618
Maturity Date                 July 1, 2013         Year Built/Renovated     1970/1997
Mortgage Rate                 4.5317%              Appraised Value          $174,000,000
Annual Debt Service           $5,131,198           Occupancy                96.9%
UW DSCR                       2.44x                Occupancy Date           April 4, 2003
Cut-off Date LTV              48.9%                UW NOI                   $12,939,573
Balloon LTV                   41.9%                UW NCF                   $12,537,029

     The Battlefield Mall mortgage loan (the "Battlefield Mall Loan") will be split into two components (the "Battlefield Mall Pooled Component" and the "Battlefield Mall Non-Pooled

Component"). The Battlefield Mall Pooled Component will represent approximately 8.2%of the Initial Pool Balance. The Certificates (other than the Class AC Certificates and the Class BM Certificates) will be entitled to distributions from the Battlefield Mall Pooled Component only. The Class BM Certificates will be entitled to distributions from the Battlefield Mall Non-Pooled Component only, which has a principal balance of $15,000,000 as of the cut-off date. See "Description of the Certificates--Distributions--Component Loan Certificates and the Component Loans" in this prospectus supplement. The Class BM Certificates are not being offered by this prospectus supplement.

     The Loan. The Battlefield Mall Loan was originated by JPMorgan Chase and is secured by a first mortgage encumbering a regional mall located in Springfield, Missouri (the "Battlefield Mall Property"). The Battlefield Mall Loan was made to Battlefield Mall, LLC, a special purpose, bankruptcy remote, limited liability company ("Battlefield Mall Borrower") that is controlled by Simon Property Group, L.P. (NYSE: SPG).

     The Battlefield Mall Loan has a remaining amortization term of 360 months and matures on July 1, 2013. The Battlefield Mall Loan requires payments of only interest through July 2005. The Battlefield Mall Loan may not be prepaid prior to April 1, 2013. The Battlefield Mall Loan may be prepaid, in whole, without payment of a prepayment premium at any time thereafter. The Battlefield Mall Loan is subject to Defeasance, in whole, beginning on September 1, 2005.

     The Property. The Battlefield Mall Property is a regional mall located west of U.S. 65 at the intersection of Battlefield Street and Glenstone Avenue in Springfield, Missouri. It is the only regional mall in the Springfield area. The mall is anchored by two Dillard's stores (Dillard's and Dillard's Women), Famous-Barr (a division of May Company), J.C. Penney and Sears. In addition, the Battlefield Mall includes over 130 specialty stores, including Abercrombie & Fitch, Bath & Body Works, Eddie Bauer, Gap, Gymboree, Old Navy and The Disney Store. The Battlefield Mall Property also includes six restaurants and specialty stores and eleven food court tenants. Sales for inline tenants under 10,000 square feet was approximately $347 per square foot in 2002. Of the 130 plus tenants in the Battlefield Mall, there are 5 in-line tenants who have filed chapter 11 Bankruptcy petitions: San Francisco Music Box Company, Eddie Bauer, Inc., L and H Tuxes Inc. doing business as Gingiss Formalwear, LeatherLand Corp. doing business as Leather Limited, and Tripik Sun Fruit and Nut. These five tenants account for an area of approximately 10,096 square feet in the aggregate. In addition, there are 4 other tenants who have filed chapter 7 Bankruptcy petitions: Chik Fil-A, Taco Bell Restaurants, Deck the Walls, and Great American Cookies, Inc. These 4 tenants occupy a total area of approximately 3,628 square feet. See "Risk Factors--Tenant Bankruptcy Entails Risks" in this prospectus supplement.

     A majority of the land under Battlefield Mall is ground leased from an unaffiliated entity. Ground lease payments are based on a combination of base rent and a percentage of gross income over a base level. The ground lease provides the mortgagee with notice and cure rights and the ground lease term expires in 2056.

     Property Management. The Battlefield Mall Property is managed by Simon Management Associates, L.L.C., which is an affiliate of Simon Property Group.

     Lockbox and Reserves. The Battlefield Mall Loan documents require that the Battlefield Mall Borrower instruct all tenants that any and all payments due under the leases are required to be paid directly into a lockbox account pursuant to the terms of a cash management agreement. Funds in the lockbox account are swept each business day and returned to the Battlefield Mall Borrower. Upon the occurrence of an event of default under the Battlefield Mall Loan documents (a "Battlefield Mall Trigger Event"), funds in the lockbox account will be swept at least twice a month to the cash management account.

     Subject to the immediately succeeding paragraph, the Battlefield Mall Loan requires monthly reserves for capital expenditures, taxes, and ground rent payment under the ground lease. In addition, if the option to extend the lease for the Dillard's space is not exercised on or before January 31, 2007, the Battlefield Mall Borrower, subject to the immediately succeeding paragraph, will be required to deposit $500,000 into a rollover reserve account in February, 2007.

     The obligations of the Battlefield Mall Borrower to make deposits into the above-referenced reserve accounts is guaranteed by Simon Property Group, L.P. ("SPGLP"). As long as the long-term debt rating of SPGLP is at least "BBB-" by Fitch or "Baa3" by Moody's then the Battlefield Mall Borrower will not be required to make any deposit to the reserve accounts.

     THE ONE ALLIANCE CENTER POOLED COMPONENT

                LOAN INFORMATION                              PROPERTY INFORMATION
------------------------------------------------   ------------------------------------------
Cut-off Date Balance          $61,930,576          Property Type            CBD Office
% of Initial Pool Balance     5.9%                 Location                 Atlanta, GA
Origination Date              June 25, 2003        Net RSF                  554,849
Maturity Date                 July 1, 2013         Year Built/Renovated     2001/NA
Mortgage Rate                 4.6797%              Appraised Value          $115,400,000
Annual Debt Service           $3,831,288           Occupancy                94.2%
UW DSCR                       2.49x                Occupancy Date           August 1, 2003
Cut-off Date LTV              53.7%                UW NOI                   $10,382,220
Balloon LTV                   44.0%                UW NCF                   $9,548,576

     The Loan. The One Alliance Center mortgage loan (the "One Alliance Center Loan") was originated by ABN AMRO Bank N.V. The One Alliance Center Loan is secured by the fee simple estate in a nineteen-story office building located at 3500 Lenox Road, Atlanta, Georgia (the "One Alliance Center Property"). The One Alliance Center Loan was made to Trizec Alliance Center, LLC, a special purpose, limited liability company (the "One Alliance Center Borrower"), wholly owned by Trizec Holdings, Inc. (the "One Alliance Center Sponsor"). The One Alliance Center Sponsor is wholly owned by Trizec Properties, Inc., a publicly-traded real estate investment trust (NYSE: TRZ).

     The One Alliance Center Loan will be split into two components, the "One Alliance Center Pooled Component" and the "One Alliance Center Non-Pooled Component." The One Alliance Center Pooled Component will represent approximately 5.9% of the Initial Pool Balance. The Certificates (other than the Class AC certificates and the Class BM Certificates) will be entitled to distributions from the One Alliance Center Pooled Component. The Class AC Certificates will be entitled to distributions from the One Alliance Center Non-Pooled Component only, which has a principal balance of $7,991,042 as of the cut-off date. See "Description of the Certificates--Distributions--Component Certificates and the Component Loans" in this prospectus supplement. The Class AC Certificates are not being offered by this prospectus supplement.

     The One Alliance Center Loan has a remaining amortization term of 359 months and matures on July 1, 2013. The One Alliance Center Loan may not be prepaid until sixty days prior to July 1, 2013. The One Alliance Center Loan may be prepaid, in whole, without payment of a prepayment premium on any payment date thereafter. The One Alliance Center Loan is subject to Defeasance, in whole, after the second anniversary of the Closing Date.

     The Property. The One Alliance Center Property consists of a nineteen-story office building containing approximately 554,849 of net rentable square feet ("RSF") and a parking garage located within the Buckhead submarket of Atlanta, Georgia. The One Alliance Center Property was constructed in 2001. The One Alliance Center Property's approximately 554,849 net RSF includes approximately 537,549 net RSF of office space, approximately 13,707 net RSF of ground floor retail and approximately 3,593 net RSF of storage space. Major tenants at the One Alliance Center Property include: S1, Inc. ("S1") (approximately 184,435 square feet; approximately 33.2% of net RSF), Towers, Perrin, Forster & Crosby, Inc. ("Towers Perrin") (approximately 101,076 square feet; approximately 18.2% of net RSF), and BBDO Worldwide Inc. ("BBDO") (approximately 68,000 square feet; approximately 12.3% of net RSF). As of August 1, 2003, the One Alliance Center Property was approximately 94.2% occupied by 24 tenants.

     Property Management. The office building portion of the One Alliance Center Property is managed by the One Alliance Center Borrower. The parking garage portion of the One Alliance Center Property is managed by Central Parking System of Georgia, Inc.

     Lockbox, Reserves, Letter of Credit. The One Alliance Center Loan documents require that the One Alliance Center Borrower instruct all tenants that any and all payments due under the leases are required to be paid directly into a lockbox account pursuant to the terms of a cash management agreement. Funds in the lockbox account are swept each business day and returned to the One Alliance Center Borrower. Upon the occurrence of (i) an event of default under the One Alliance Center Loan documents or (ii) a determination by the Master Servicer that the debt service coverage ratio for the One Alliance Center Property has fallen below 1.25x for the preceding calendar quarter (each, a "One Alliance Center Trigger Event"), funds in the lockbox account are swept each business day to a cash management account and allocated to reserve accounts established at origination for taxes, insurance, monthly debt service, capital expenditures and tenant improvements and leasing commissions. Upon a determination subsequent to the One Alliance Center Trigger Event by the Master Servicer that the debt service coverage ratio for the One Alliance Center Property equals or exceeds 1.25x for the preceding calendar quarter and provided that no event of default under the One Alliance Center Loan documents has occurred and is continuing, the One Alliance Center Borrower's right to sweep funds from the lockbox account on each business day shall resume.

     On each payment date beginning 24 months prior to the expiration of any of the S1, Towers Perrin or BBDO leases (which expire in August 2011, August 2012 and November 2011, respectively), the One Alliance Center Borrower is required to deposit an amount equal to $10 per net RSF subject to the applicable lease in 24 equal monthly installments into the reserve account for tenant improvements and leasing commissions for use in re-letting any space within the One Alliance Center Property.

     Under the terms of the lease with S1, the tenant has a one-time right as of September 2006 to reduce the size of its leased premises by up to one full floor, provided that the tenant (i) provides nine months written notice, and
(ii) pays a termination fee in the amount of six months base rent for the space being terminated plus any unamortized costs with respect to such terminated space (including broker commissions and tenant improvement allowances). Under the terms of the lease with Towers Perrin, the tenant has a one-time right as of September 2007 to either (a) terminate its lease or (b) reduce the size of its leased premises by approximately 25,000 net RSF, in each case provided that the tenant (i) provides twelve months written notice, (ii) pays a termination fee in the amount of three months base rent for the space being terminated plus any unamortized costs with respect to such terminated space (including broker commissions and tenant improvement allowances), and (iii) is not relocating to other space in the seven-county Atlanta, Georgia area (or in other property owned by the One Alliance Center Sponsor). If, upon termination of the Towers Perrin lease, the tenant relocates to other space owned by the One Alliance Center Sponsor, the One Alliance Center Sponsor is required to enter into a master lease of the vacated Towers Perrin space on terms identical to the lease with Towers Perrin. Under the terms of the lease with BBDO, the tenant has a one-time right as of November 2006 to either (a) terminate its lease or (b) reduce the size of its leased premises, in each case provided that the tenant
(i) provides twelve months written notice, (ii) pays a termination fee in the amount of four months base rent for the space being terminated plus any unamortized costs with respect to such terminated space (including broker commissions and tenant improvement allowances), and (iii) is not relocating to other space in the seven-county Atlanta, Georgia area. The One Alliance Center Borrower is required to deposit any lease termination fees from the S1, Towers Perrin or BBDO leases into the reserve account for tenant improvements and leasing commissions for use in re-letting any space within the One Alliance Center Property.

     Under the terms of the lease with the Government of Japan (the "Japanese Consulate Lease"), the tenant is entitled to prepay base rent up to one year in advance on April 1 of each lease year. Pursuant to the terms of the cash management agreement, the One Alliance Center

Borrower is required to deposit all such prepayments under the Japanese Consulate Lease into a reserve account from which, prior to the occurrence of a One Alliance Center Trigger Event, an amount equal to the monthly base rent under the Japanese Consulate Lease is released monthly to the One Alliance Center Borrower. At origination, the One Alliance Center Borrower deposited $670,630.75 into the reserve account for rent under the Japanese Consulate Lease. The tenant also has a right to terminate the Japanese Consulate Lease at any time without penalty if (i) the post of Consulate General of Japan is abolished, removed or transferred outside the seven-county Atlanta, Georgia metropolitan area or (ii) diplomatic relations are severed between the United States and Japan.

     Under the terms of the lease with S1, the tenant was required to deliver a letter of credit in the amount of $8,000,000 as security for its obligations under such lease, which letter of credit was delivered by the One Alliance Center Borrower as additional security for the One Alliance Center Loan. Beginning in September 2003 and in each September thereafter and provided that the tenant has a net worth of at least $100,000,000, the amount of the letter of credit is decreased by $1,000,000 each year.

     INTERNATIONAL PAPER OFFICE

               LOAN INFORMATION                              PROPERTY INFORMATION
----------------------------------------------   --------------------------------------------
Cut-off Date Balance          $34,969,442        Property Type            Suburban Office
% of Initial Pool Balance     3.4%               Location                 Memphis, TN
Origination Date              June 6, 2003       Square Footage           214,060
Maturity Date                 July 1, 2017       Year Built/Renovated     2002/NA
Mortgage Rate                 5.8000%            Appraised Value          $45,200,000
Annual Debt Service           $2,464,363         Occupancy                100.0%
UW DSCR                       1.35x              Occupancy Date           January 11, 2001
Cut-off Date LTV              77.4%              UW NOI                   $3,405,529
Balloon LTV                   58.1%              UW NCF                   $3,330,608

     The Loan. The International Paper Office mortgage loan (the "International Paper Office Mortgage Loan") was originated by JPMorgan Chase and is secured by a first mortgage encumbering an office property located in Memphis, Tennessee (the "International Paper Office Property"). The International Paper Office Loan was made to Poplar/Massey LLC, a special purpose, bankruptcy remote, limited liability company (the "International Paper Office Borrower") that is controlled by Mr. Todd Katz and Mr. Pat Gregoire.

     The International Paper Office Loan has a remaining amortization term of 359 months and matures on July 1, 2017. The International Paper Office Loan may not be prepaid prior to October 1, 2016. The International Paper Office Loan may be prepaid, in whole, without payment of a prepayment premium at any time thereafter. The International Paper Office Loan is subject to Defeasance, in whole, beginning on September 1, 2005.

     The Property. The International Paper Office Property is a single tenant class "A" Office Tower, located in Memphis, Tennessee, in the northwest quadrant of Popular Avenue and International Place, in Shelby County, Tennessee, approximately 10 miles east of Louisville's Central Business District. The International Paper Office Property was built in 2002 and is the third of three identically designed buildings in International Place. The International Paper Office Property contains approximately 214,060 square feet on approximately 2.56 acres with 620 parking spaces. The International Paper Office Property is leased to a single tenant, International Paper Company (the long-term debt rating of which is "BBB" by S&P and "Baa2" by Moody's), and serves as part of the company's corporate headquarters. As of March 1, 2003, overall occupancy was 100%.

     Property Management. The International Paper Office Property is managed by Highwoods Properties, a self-administered and self-managed real estate investment trust specializing in the development, management and leasing of office buildings in the United States. Highwoods also developed, and has managed, since construction completion, the other two adjacent identical towers.

     Lockbox and Reserves. The International Paper Office Loan documents require that the International Paper Office Borrower instruct the tenants that any and all tenant payments due under the applicable tenant leases are to be paid directly into a lockbox account pursuant to the terms of a cash management agreement. The International Paper Office Borrower is required to make monthly cash reserves deposits for replacement reserves in the amount of $1,500.

     DEERFIELD MALL

                 LOAN INFORMATION                                  PROPERTY INFORMATION
--------------------------------------------------   ------------------------------------------------
Cut-off Date Balance          $32,453,953            Property Type            Anchored Retail
% of Initial Pool Balance     3.1%                   Location                 Deerfield Beach, FL
Origination Date              January 15, 2003       Square Footage           371,158
Maturity Date                 February 1, 2013       Year Built/Renovated     1988/NA
Mortgage Rate                 5.9000%                Appraised Value          $43,000,000
Annual Debt Service           $2,323,909             Occupancy                96.3%
UW DSCR                       1.38x                  Occupancy Date           March 31, 2003
Cut-off Date LTV              75.5%                  UW NOI                   $3,408,751
Balloon LTV                   64.2%                  UW NCF                   $3,206,230

     The Loan. The Deerfield Mall mortgage loan (the "Deerfield Mall Loan") loan was originated by JPMorgan Chase and is secured by a first mortgage encumbering an anchored shopping center located in Deerfield Beach, Florida (the "Deerfield Mall Property"). The Deerfield Mall Loan was made to RM Deerfield Mall, LLLP, a special purpose limited liability limited partnership (the "Deerfield Mall Borrower") that is jointly controlled by Mr. Barry Ross and Mr. William Martz.

     The Deerfield Mall Loan has a remaining amortization term of 354 months and matures on February 1, 2013. The Deerfield Mall Loan may not be prepaid prior to November 1, 2012. The Deerfield Mall Loan may be prepaid, in whole, without payment of a prepayment premium at any time thereafter. The Deerfield Mall Loan is subject to Defeasance, in whole, beginning on September 1, 2005.

     The Property. The Deerfield Mall Property is an anchored shopping center located in Deerfield Beach, Florida, approximately 2.5 miles west of I-95 and approximately 1.5 miles northeast of the Florida Turnpike. The Deerfield Mall Property was built in 1988 and contains approximately 371,158 square feet on approximately 41.17 acres with 1,816 parking spaces. The Deerfield Mall is anchored by TJ Maxx, Publix Supermarkets, and Harcourt General. The Deerfield Mall benefits from its location next to Century Village, an 8,500 unit retirement community with bus access to the Deerfield Mall. As of March 31, 2003, overall occupancy was 100%.

     Property Management. The Deerfield Mall Property is managed by Ross Realty Investments, a South Florida commercial real estate firm with a portfolio of properties over 4,500,000 square feet.

     Lockbox and Reserves. The Deerfield Mall Loan does not require a lockbox account. The Deerfield Mall Loan requires monthly reserves for capital expenditures, taxes, and insurance in the amount of $3,300, $78,903, $18,456, respectively. In addition, the Deerfield Mall Borrower deposited at origination $325,000 into a tenant improvement and leasing commissions reserve account. If the account is drawn upon, a monthly deposit will be required until the capped amount of $325,000 is replenished.

     SHELBYVILLE ROAD PLAZA

                LOAN INFORMATION                                PROPERTY INFORMATION
------------------------------------------------   ----------------------------------------------
Cut-off Date Balance          $31,150,000          Property Type            Anchored Retail
% of Initial Pool Balance     3.0%                 Location                 Louisville, KY
Origination Date              April 30, 2003       Square Footage           250,057
Maturity Date                 March 1, 2022        Year Built/Renovated     1955/2001
Mortgage Rate                 6.0000%              Appraised Value          $40,500,000
Annual Debt Service           $2,834,011           Occupancy                100.0%
UW DSCR                       1.21x                Occupancy Date           February 14, 2003
Cut-off Date LTV              76.9%                UW NOI                   $3,599,289
Balloon LTV                   1.5%                 UW NCF                   $3,436,752

     The Loan. The Shelbyville Road Plaza mortgage loan (the "Shelbyville Road Plaza Loan") was originated by JPMorgan Chase and is secured by a first mortgage encumbering an anchored shopping center located in Louisville, Kentucky (the "Shelbyville Road Property"). The Shelbyville Road Loan was made to Shelbyville Road Plaza LLC, a special purpose, bankruptcy remote, limited liability company (the "Shelbyville Road Borrower") that is controlled by Mr.
J. Scott Hagan and Mr. H. Benton Seay.

     The Shelbyville Road Plaza Loan has a remaining amortization term of 216 months and matures on March 1, 2022. The Shelbyville Road Loan requires payments of only interest through March, 2004. The Shelbyville Road Plaza Loan may not be prepaid prior to March 1, 2020. The Shelbyville Road Plaza Loan may be prepaid, in whole, without payment of a prepayment premium at any time thereafter. The Shelbyville Road Plaza is subject to Defeasance, in whole, beginning on September 1, 2005.

     The Property. The Shelbyville Road Plaza Property is a shopping center located in Louisville, Kentucky, at the southwest corner of Shelbyville Road and Bowling Boulevard in Jefferson County, approximately 10 miles east of Louisville's Central Business District. The Shelbyville Road Plaza Property was originally constructed in 1955 and was substantially renovated in 2001. The Shelbyville Road Plaza Property contains approximately 250,057 square feet on approximately 17.28 acres with 1,254 parking spaces. National tenants include Circuit City, Wild Oats Markets, and Linens 'N Things. As of February 14, 2003, overall occupancy was 100%.

     Property Management. Shelbyville Road Plaza is managed by Hagan Seay Properties, Inc, which has over 15 years of management and leasing experience.

     Lockbox and Reserves. All rents payable by tenants of properties included in the Shelbyville Road Loan are paid directly into a Lockbox Account. Funds in the lockbox are required to be allocated monthly to fund reserves. At origination, the Shelbyville Road Borrower funded initial reserves of $75,500 for environmental costs, $85,824 for taxes, and $20,641 for insurance premiums. The Shelbyville Road Borrower is required to make monthly cash reserves deposits for real estate taxes in the amount of $9,536, and for insurance premiums in the amount of $5,160. In addition, commencing in January 2004, the Shelbyville Road Borrower will be required to make (i) monthly deposits into a tenant improvement and leasing commissions reserve account capped at $350,000 and (ii) monthly deposits of $2,715 into a replacement reserve account.

ARD LOANS

     19 mortgage loans (the "ARD Loans"), representing approximately 24.4% of the Initial Pool Balance, provide that, if after a certain date (each, an "Anticipated Repayment Date"), the borrower has not prepaid the respective ARD Loan in full, any principal outstanding on that date will accrue interest at an increased interest rate (the "Revised Rate") rather than the stated Mortgage Rate (the "Initial Rate"). The Anticipated Repayment Date for each ARD Loan is generally 10 years after the closing of such ARD Loan. The Revised Rate for each ARD Loan is generally equal to the greater of the Initial Rate plus 2% or the then-current treasury rate corresponding to a term equal to the remaining amortization period of such ARD Loan plus 2% per annum. After the Anticipated Repayment Date, these ARD Loans further require that all cash flow available from the related Mortgaged Property after payment of the Periodic Payments required under the terms of the related loan documents and all escrows and property expenses required under the related loan documents be used to accelerate amortization of principal on the respective ARD Loan. While interest at the Initial Rate continues to accrue and be payable on a current basis on the ARD Loans after their Anticipated Repayment Dates, the payment of interest at the excess of the Revised Rate over the Initial Rate for the ARD Loans will be deferred and will be required to be paid, with interest, only after the outstanding principal balance of the respective ARD Loan has been paid in full, at which time the deferred interest will be paid to the holders of the Class NR certificates.

     Additionally, an account was established at the origination of each ARD Loan into which the related borrower, property manager and/or tenants is required to directly deposit rents or other revenues from the related Mortgaged Property. In certain instances, the lockbox structure does not spring until prior to, or upon the Anticipated Repayment Date. See "--Lockbox Accounts" below. The foregoing features, to the extent applicable, are designed to increase the likelihood that the ARD Loans will be prepaid by the respective borrower on or about their Anticipated Repayment Dates. However, we cannot assure you that the ARD Loans will be prepaid on their Anticipated Repayment Dates.


CERTAIN TERMS AND CONDITIONS OF THE MORTGAGE LOANS

     Mortgage Loans. All of the mortgage loans have due dates that occur on the 1st day of each month. 3 mortgage loans, representing approximately 10.8% of the Initial Pool Balance, provide for no grace period. 10 mortgage loans, representing approximately 7.7% of the Initial Pool Balance, provide for a grace period of 5 days. 109 mortgage loans, representing approximately 70.6% of the Initial Pool Balance provide for a grace period of 7 days. 1 mortgage loan, representing approximately 0.5% of the Initial Pool Balance, provides for a grace period of 8 days. 5 mortgage loans, representing approximately 10.4% of the Initial Pool Balance, provide for a grace period of 10 days. 126 mortgage loans, representing approximately 99.0% of the Initial Pool Balance, accrue interest on the basis of the actual number of days in a month, assuming a 360-day year ("Actual/360 Basis"). The remaining 2 mortgage loans, representing approximately 1.0% of the Initial Pool Balance, accrue interest on the basis of twelve 30-day months, assuming a 360-day year ("30/360 Basis").

     118 mortgage loans, representing approximately 93.9% of the Initial Pool Balance, provide for monthly payments of principal based on amortization schedules significantly longer than the remaining terms of the related mortgage loans. These mortgage loans will have balloon payments due at their stated maturity dates or Anticipated Repayment Dates, as the case may be. 9 mortgage loans, representing approximately 24.4% of the Initial Pool Balance, provide for monthly payments of principal that will result in a substantial principal payment at their Anticipated Repayment Dates if the related borrower prepays the mortgage loan on that date. 8 mortgage loans, representing approximately 13.6% of the Initial Pool Balance, provided for monthly payments of interest only during their respective interest-only periods (which ranged from 6 to 24 months) followed by payments which would amortize a portion of the principal balance of the mortgage loans during their remaining terms based on an amortization schedule. 10 mortgage loans, representing approximately 6.1% of the Initial Pool Balance, provide for monthly payments of principal that fully or substantially amortize the loan over the life of the mortgage loan. 1 mortgage loan, representing approximately 0.2% of the Initial Pool Balance provides for no payments of principal over the life of the loan.

     Prepayment Provisions. Each mortgage loan prohibits any prepayments (including Defeasance) for a specified period of time after its date of origination (a "Lockout Period"). In addition, each mortgage loan restricts voluntary prepayments or Defeasance in one of the following ways, subject in each case to any described open periods:

      (1) 122 of the mortgage loans, representing approximately 96.7% of the Initial Pool Balance, permit only Defeasance after the expiration of the Lockout Period; and

      (2) 6 of the mortgage loans, representing approximately 3.3% of the Initial Pool Balance, require that any principal prepayment made during a specified period of time after the Lockout Period (a "Yield Maintenance Period") be accompanied by a Yield Maintenance Charge (as defined below).

     "Yield Maintenance Charge" will generally be equal to the greater of (i) a specified percentage of the amount being prepaid or (ii) the present value, as of the prepayment date, of the remaining scheduled payments of principal and interest from the prepayment date through the maturity date (including any balloon payment) determined by discounting such payments at the Discount Rate, less the amount of principal being prepaid. The term "Discount Rate" generally means the rate, which, when compounded monthly, is equivalent to the Treasury Rate when compounded semi-annually, and the term "Treasury Rate" means the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15-Selected Interest Rates ("Release H.15") under the heading "U.S. Government Securities/Treasury Constant Maturities" for the week ending prior to the prepayment date, of U.S. Treasury Constant Maturities with maturity dates (one longer and one shorter) most nearly approximating the maturity date of the mortgage loan. In the event Release H.15 is no longer published, the Master Servicer will select a comparable publication to determine the Treasury Rate.

     With respect to the mortgage loan identified as loan number 27 on Annex A-1, Yield Maintenance Charge will generally be equal to the greater of (i) 1% of the principal amount being prepaid and (ii) the present value of a series of payments equal to the Payment Differential and payable on each due date over the remaining term of the mortgage loan and, with respect to the principal balance due to be outstanding on that date, on the maturity date, discounted at the Reinvestment Yield for the number of months remaining as of the date of the prepayment to each such due date and the maturity date, respectively. "Payment Differential" means an amount equal to (i) the Mortgage Rate less the Reinvestment Yield, divided by (ii) twelve and multiplied by (iii) the principal amount outstanding under the mortgage loan after application of the constant monthly payment due on the date of such prepayment, provided that the Payment Differential will not be less than zero. "Reinvestment Yield" means an amount equal to the lesser of (i) the yield on the U.S. Treasury issue (primary issue) with a maturity date closest to the maturity date, or (ii) the yield on the U.S. Treasury issue (primary issue) with a term equal to the remaining average life of the indebtedness evidenced by such mortgage loan, with each such yield being based on the bid price for such prepayment set forth in the notice of prepayment and converted to a monthly compounded nominal yield.

     Yield Maintenance Charges are distributable as described in this prospectus supplement under "Description of the Certificates--Allocation of Yield Maintenance Charges."

     The mortgage loans permit voluntary prepayment without the payment of a Yield Maintenance Charge or any prepayment premium during an "open period" immediately prior to the stated maturity date or Anticipated Repayment Date as follows:

                            PREPAYMENT OPEN PERIODS

                            NUMBER OF MORTGAGE     AGGREGATE CUT-OFF     % OF INITIAL POOL
 OPEN PERIOD (PAYMENTS)            LOANS              DATE BALANCE            BALANCE
------------------------   --------------------   -------------------   ------------------
1 ......................              1           $   18,165,040                 1.7%
2 ......................              2               64,721,281                 6.2
3 ......................             11               31,737,274                 3.0
4 ......................             96              800,778,119                76.8
6 ......................              1                5,375,685                 0.5
7 ......................              3               15,395,178                 1.5
10 .....................              1               34,969,442                 3.4
13 .....................              6               16,453,372                 1.6
25 .....................              7               55,222,058                 5.3
                                     --           --------------               -----
Total ..................            128           $1,042,817,449               100.0%
                                    ===           ==============               =====

     Unless a mortgage loan is relatively near its stated maturity date or unless the sale price or the amount of the refinancing of the related Mortgaged Property is considerably higher than the current outstanding principal balance of the mortgage loan (due to an increase in the value of the Mortgaged Property or otherwise) and depending on the interest rate environment at the time of prepayment, the Yield Maintenance Charge may offset entirely or render insignificant any economic benefit to be received by a related borrower upon a refinancing or sale of its Mortgaged Property. The Yield Maintenance Charge provision of a mortgage loan creates an economic disincentive for the borrower to prepay its mortgage loan voluntarily and, accordingly, the related borrower may elect not to prepay its mortgage loan. However, we cannot assure you that the imposition of a Yield Maintenance Charge will provide a sufficient disincentive to prevent a voluntary principal prepayment or sufficient compensation to Certificates affected by a prepayment.

     Certain state laws limit the amounts that a lender may collect from a borrower as an additional charge in connection with the prepayment of a mortgage loan. Certain mortgage loans require the payment of Yield Maintenance Charges or prepayment premiums in connection with a prepayment of the related mortgage loan with Insurance and/or Condemnation Proceeds as a result of a casualty or condemnation. Certain other of the mortgage loans do not require the payment of Yield Maintenance Charges in connection with a prepayment of the related mortgage loan with Insurance and/or Condemnation Proceeds as a result of a casualty or condemnation, provided that no event of default exists. [In addition, certain of the mortgage loans permit the related borrower, after a partial casualty or partial condemnation, to prepay the remaining principal balance of the mortgage loan (after application of the related insurance proceeds or condemnation award to pay the principal balance of the mortgage loan), which may in certain cases not be accompanied by any prepayment consideration, provided that the prepayment of the remaining balance is made within a specified period of time following the date of the application of proceeds or award.] Furthermore, the enforceability, under the laws of a number of states, of provisions providing for payments comparable to the Yield Maintenance Charges upon an involuntary prepayment is unclear. We cannot assure you that, at the time a Yield Maintenance Charge is required to be made on a mortgage loan in connection with an involuntary prepayment, the obligation to pay the Yield Maintenance Charge will be enforceable under applicable state law. See "Certain Legal Aspects of Mortgage Loans--Default Interest and Limitations on Prepayments" in the prospectus.

     Defeasance; Collateral Substitution. The terms of 122 of the mortgage loans, representing approximately 96.7% of the Initial Pool Balance, permit the applicable borrower on any due date after a specified period (the "Defeasance Lockout Period"), provided no event of default exists, to obtain a release of all or a portion of a Mortgaged Property from the lien of the related

Mortgage (a "Defeasance"). The Defeasance Lockout Period is at least two years from the Closing Date. The release is subject to certain conditions, including, among other conditions, that the borrower:

      (a) pays or delivers to the Master Servicer on any due date (the "Release Date") (1) all interest accrued and unpaid on the principal balance of the Mortgage Note to but not including the Release Date, (2) all other sums due under the mortgage loan and all other loan documents executed in connection with the related mortgage loan, (3) funds to purchase direct non-callable obligations of the United States of America or other U.S. government obligations providing payments (x) on or prior to all successive scheduled payment dates from the Release Date to the related maturity date including the balloon payment (or the Anticipated Repayment
    Date), assuming, in the case of each ARD Loan, that the loan is prepaid on the related Anticipated Repayment Date and (y) in amounts at least equal to the scheduled payments due on those dates under the mortgage loan or the related defeased amount of the mortgage loan in the case of a partial defeasance (including any balloon payment), and (4) any costs and expenses incurred in connection with the purchase of the U.S. government obligations; and

      (b) delivers a security agreement granting the trust fund a first priority lien on the U.S. government obligations purchased as substitute collateral and an opinion of counsel relating to the enforceability of such security interest.

     The mortgage loans secured by more than one Mortgaged Property that permit release of one or more of the Mortgaged Properties generally require that (1) prior to the release of a related Mortgaged Property, a specified percentage (generally 125%) of the allocated loan amount for the Mortgaged Property be defeased and (2) certain debt service coverage ratio and LTV Ratio tests (if applicable) be satisfied with respect to the remaining Mortgaged Properties after the defeasance.

     The related borrower or, if the borrower is not required to do so under the mortgage loan documents, the Master Servicer, will be responsible for purchasing the U.S. government obligations on behalf of the borrower at the borrower's expense. Simultaneously with these actions, the related Mortgaged Property will be released from the lien of the mortgage loan and the pledged U.S. government obligations (together with any Mortgaged Property not released, in the case of a partial defeasance) will be substituted as the collateral securing the mortgage loan.

     In general, a successor borrower established or designated by the related borrower (or, if the borrower is not required to do so under the mortgage loan documents, established or designated by the Master Servicer) will assume all of the defeased obligations of a borrower exercising a Defeasance option under a mortgage loan and the borrower will be relieved of all of the defeased obligations under the mortgage loan. In other cases, the existing borrower will remain liable for all of the defeased obligations, subject to the mortgage loan documents, after releasing the Mortgaged Property.

     Although the collateral substitution provisions related to defeasance are not intended to be, and do not have the same effect on the Certificateholders as, a prepayment of the related mortgage loan, a court could interpret these provisions as being equivalent to an unenforceable Yield Maintenance Charge or prepayment premium. We make no representation as to the enforceability of the defeasance provisions of any mortgage loan.

     Partial Releases. Certain of the mortgage loans permit a partial release of an unimproved portion of the related Mortgaged Property upon the satisfaction of certain requirements other than pursuant to Defeasance.

     "Due-on-Sale" and "Due-on-Encumbrance" Provisions. The mortgage loans contain "due-on-sale" and "due-on-encumbrance" provisions that in each case, with limited exceptions, permit the holder of the Mortgage to accelerate the maturity of the related mortgage loan if the borrower sells or otherwise transfers or encumbers the related Mortgaged Property without the consent of the holder of the Mortgage; provided, however, under the terms of certain of the mortgage loans, this consent must be granted if certain conditions are met. Certain of the Mortgaged Properties have been, or may become, subject to additional financing. See "--Additional Debt" above. The Special Servicer, will be required (a) to exercise any right it may have with respect to a mortgage loan containing a "due-on-sale" clause (1) to accelerate the payments on that mortgage loan, or (2) to withhold its consent to any sale or transfer, consistent with the Servicing Standards or (b) to waive its right to exercise such rights. With respect to a mortgage loan with a "due-on-encumbrance" clause, the Special Servicer will be required (a) to exercise any right it may have with respect to a mortgage loan containing a "due-on-encumbrance" clause (1) to accelerate the payments thereon, or (2) to withhold its consent to the creation of any additional lien or other encumbrance, consistent with the Servicing Standards or (b) to waive its right to exercise such rights, provided that, with respect to such rights, it has (i) obtained from Moody's and Fitch a confirmation that such waiver would not result in the downgrade, withdrawal or qualification of the then-current ratings on any Class of outstanding Certificates; provided, however, that (x) no such confirmation will be required for any mortgage loan which (1) has an outstanding principal balance (together with any cross-collateralized mortgage loan) which is less than 2% of the Stated Principal Balance of the mortgage loans and (2) has a LTV Ratio less than 85% (determined based upon the aggregate of the Stated Principal Balance of the mortgage loan and the principal amount of the proposed additional loan) but (y) if such mortgage loan is one of the ten largest mortgage loans (by outstanding principal balance), then the confirmation of Fitch and Moody's will be required and (ii) obtained written confirmation from Fitch and Moody's stating that none of the then-current rating or ratings of all outstanding classes of the Certificates would be downgraded or withdrawn, as a result of such waiver if the related mortgage loan, together with any other mortgage loans cross-collateralized therewith, or together with all other mortgage loans with the same or an affiliated mortgagor, is one of the ten largest of the then outstanding mortgage loans by Stated Principal Balance. Any confirmation required will be at the related mortgagor's expense, to the extent permitted by the related mortgage loan documents; provided, that to the extent the mortgage loan documents are silent as to who bears the costs of any such confirmation, the Special Servicer will use reasonable efforts to have the related borrower bear such costs and expenses.

     Notwithstanding the foregoing, the existence of any additional indebtedness may increase the difficulty of refinancing the related mortgage loan at its maturity date or Anticipated Repayment Date, as applicable, and increase the possibility that reduced cash flow could result in deferred maintenance. Also, if the holder of the additional debt has filed for bankruptcy or been placed in involuntary receivership, foreclosure of the related mortgage loan could be delayed. See "Certain Legal Aspects of Mortgage Loans--Due-on-Sale and Due-on-Encumbrance" and "--Subordinate Financing" in the prospectus.

     Hazard, Liability and Other Insurance. The mortgage loans generally require that each Mortgaged Property be insured by a hazard insurance policy in an amount (subject to an approved deductible) at least equal to the lesser of the outstanding principal balance of the related mortgage loan and 100% of the replacement cost of the improvements located on the related Mortgaged Property, and if applicable, that the related hazard insurance policy contain appropriate endorsements or have been issued in an amount sufficient to avoid the application of co-insurance and not permit reduction in insurance proceeds for depreciation; provided that, in the case of certain of the mortgage loans, the hazard insurance may be in such other amounts as was required by the related originator. Certain mortgage loans permit a borrower to satisfy its insurance coverage requirement by permitting its tenant to self-insure.

     In general, the standard form of hazard insurance policy covers physical damage to, or destruction of, the improvements on the Mortgaged Property by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion, subject to the conditions and exclusions set forth in each policy. Each mortgage loan generally also requires the related borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related Mortgaged

Property in an amount generally equal to at least $1,000,000. Each mortgage loan generally further requires the related borrower to maintain business interruption insurance in an amount not less than approximately 100% of the gross rental income from the related Mortgaged Property for not less than 12 months. In general, the mortgage loans (including those secured by Mortgaged Properties located in California) do not require earthquake insurance. 32 of the Mortgaged Properties, securing mortgage loans representing approximately 19.6% of the Initial Pool Balance, are located in areas that are considered a high earthquake risk (seismic zones 3 or 4). These areas include all or parts of the States of California, Nevada and Tennessee. No Mortgaged Property has a PML in excess of 20%.

     See "Risk Factors--Property Insurance May Not Be Sufficient" in this prospectus supplement for information regarding insurance coverage for acts of terrorism.

ADDITIONAL MORTGAGE LOAN INFORMATION

     The tables presented in Annex A-2 set forth certain anticipated characteristics of the mortgage loans and the Mortgaged Properties. The sum in any column may not equal the indicated total due to rounding. The descriptions in this prospectus supplement of the mortgage loans and the Mortgaged Properties are based upon the pool of mortgage loans as it is expected to be constituted as of the close of business on the Closing Date, assuming that (1) all scheduled principal and/or interest payments due on or before the cut-off date will be made and (2) there will be no principal prepayments on or before the cut-off date.

     Prior to the issuance of the Certificates, one or more mortgage loans (including mortgage loans specifically described in this prospectus supplement) may be removed from the pool of mortgage loans as a result of prepayments, delinquencies, incomplete documentation or for any other reason, if the Depositor or a Mortgage Loan Seller deems the removal necessary, appropriate or desirable. A limited number of other mortgage loans may be included in the pool of mortgage loans prior to the issuance of the Certificates, unless including those mortgage loans would materially alter the characteristics of the pool of mortgage loans as described in this prospectus supplement. The Depositor believes that the information set forth in this prospectus supplement will be representative of the characteristics of the pool of mortgage loans as it will be constituted at the time the Certificates are issued, although the range of Mortgage Rates and maturities as well as other characteristics of the mortgage loans described in this prospectus supplement may vary.

     With respect to mortgage loans secured by more than one Mortgaged Property, the information presented in this prospectus supplement with respect to debt service coverage ratios and LTV Ratios assumes that the debt service coverage ratio and LTV Ratio with respect to each Mortgaged Property is the debt service coverage ratio or LTV Ratio of the mortgage loan in the aggregate.

     For purposes of the statistical information in this prospectus supplement, unless otherwise noted, all numbers and statistical information include only the Pooled Components of the Component Loans. Generally, the exclusion of the Non-Pooled Components of the Component Loans (1) decreases the loan-to-value ratio of, (2) increases the debt service coverage ratio of, and (3) decreases the percentage of the aggregate principal balance of the mortgage loans represented by the Component Loans indicated in such statistical information because that information is based only on the Pooled Components of the Component Loans. References to the original principal balances of the Pooled Components of the Component Loans are references to the principal balances of those mortgage loans (including the Non-Pooled Components) as of their respective origination dates, less the principal balances of the Non-Pooled Components as of those dates.

     All information presented in this prospectus supplement (including LTV Ratios and debt service coverage ratios) with respect to a mortgage loan with a Companion Loan is calculated without regard to the related Companion Loan.

     A Current Report on Form 8-K (the "Form 8-K") will be available to purchasers of the Offered Certificates on or shortly after the Closing Date and will be filed, together with the Pooling and

Servicing Agreement, with the Securities and Exchange Commission within fifteen days after the initial issuance of the Certificates. If mortgage loans are removed from or added to the pool of mortgage loans as set forth in the preceding paragraph, the removal or addition will be noted in the Form 8-K.

     For a detailed presentation of certain characteristics of the mortgage loans and the Mortgaged Properties on an individual basis, see Annex A-1. For purposes of numerical and statistical information set forth in this prospectus supplement and Annex A-1, such numerical and statistical information excludes the Companion Loans.

     The "Underwritten Cash Flow Debt Service Coverage Ratio" or "UW DSCR" for any mortgage loan for any period, as presented in this prospectus supplement, including the tables presented on Annex A-1 and Annex A-2 attached to this prospectus supplement, is the ratio of Underwritten Cash Flow calculated for the related Mortgaged Property to the amount of total annual debt service on such mortgage loan. With respect to any mortgage loan that is part of a cross-collateralized group of mortgage loans, the Underwritten Cash Flow Debt Service Coverage Ratio is the ratio of the Underwritten Cash Flow calculated for the Mortgaged Properties related to the cross-collateralized group to the total annual debt service for all of the mortgage loans in the cross-collateralized group. The mortgage loan identified as loan number 85 on Annex A-1 to this prospectus supplement, representing approximately 0.3% of the Initial Pool Balance, is a credit tenant lease (CTL) loan and is not included for purposes of determining the UW DSCRs set forth in the table entitled "Underwritten Cash Flow Debt Service Coverage Ratios" in Annex A-2 to this prospectus supplement. "Underwritten Cash Flow" or "UW NCF" means the Underwritten NOI for the related Mortgaged Property decreased by an amount that the related Mortgage Loan Seller has determined to be an appropriate allowance for average annual tenant improvements and leasing commissions and/or replacement reserves for capital items based upon its underwriting guidelines.

     "Underwritten NOI" or "UW NOI" means the Net Operating Income for the related Mortgaged Property as determined by the related Mortgage Loan Seller in accordance with its underwriting guidelines for similar properties. Revenue from a Mortgaged Property ("Effective Gross Income") is generally calculated as follows: rental revenue is calculated using actual rental rates, in some cases adjusted downward to market rates with vacancy rates equal to the higher of the related Mortgaged Property's historical rate, the market rate or an assumed vacancy rate; other revenue, such as parking fees, laundry and other income items are included only if supported by a trend and/or are likely to be recurring. Operating expenses generally reflect the related Mortgaged Property's historical expenses, adjusted to account for inflation, significant occupancy increases and a market rate management fee. Generally, "Net Operating Income" or "NOI," for a Mortgaged Property equals the operating revenues (consisting principally of rental and related revenue) for that Mortgaged Property minus the operating expenses (such as utilities, repairs and maintenance, general and administrative, management fees, marketing and advertising, insurance and real estate tax expenses) for the Mortgaged Property. NOI generally does not reflect debt service, tenant improvements, leasing commissions, depreciation, amortization and similar non-operating items.

     The amounts representing Net Operating Income, Underwritten NOI and Underwritten Cash Flow are not a substitute for or an improvement upon net income, as determined in accordance with generally accepted accounting principles, as a measure of the results of the Mortgaged Property's operations or a substitute for cash flows from operating activities, as determined in accordance with generally accepted accounting principles, as a measure of liquidity. No representation is made as to the future cash flow of the Mortgaged Properties, nor are the Net Operating Income, Underwritten NOI and Underwritten Cash Flow set forth in this prospectus supplement intended to represent such future cash flow.

     The UW NCFs and UW NOIs used as a basis for calculating the UW DSCRs presented in this prospectus supplement, including the tables presented on Annex A-1 and Annex A-2 were derived principally from operating statements obtained from the respective borrowers (the "Operating

Statements"). With respect to mortgage loans secured by newly constructed Mortgaged Properties, the UW NCFs and UW NOIs used as a basis for calculating UW DSCRs are derived principally from rent rolls, tenant leases and the appraisers' projected expense levels. The Operating Statements and rent rolls were not audited and in most cases were not prepared in accordance with generally accepted accounting principles. To increase the level of consistency between the Operating Statements and rent rolls, in some instances, adjustments were made to such Operating Statements. These adjustments were principally for real estate tax and insurance expenses (e.g., adjusting for the payment of two years of expenses in one year), and to eliminate obvious items not related to the operation of the Mortgaged Property. However, such adjustments were subjective in nature and may not have been made in a uniform manner. The UW NCF for residential cooperative Mortgaged Properties is based on projected net operating income at the Mortgage Property, as determined by the appraisal obtained in connection with the origination of the related mortgage loan, assuming that the Mortgaged Property was operated as a rental property with rents set at prevailing market rates taking into account the presence of, if any, existing rent-controlled or rent-stabilized occupants, if any, reduced by underwritten capital expenditures, property operating expenses, a market-rate vacancy assumption and projected reserves.

     The tables presented in Annex A-2 that are entitled "Cut--off Date LTV Ratios" and "Maturity Date LTV Ratios" set forth the range of LTV Ratios of the mortgage loans as of the cut-off date and the stated maturity dates or Anticipated Repayment Date of the mortgage loans. An "LTV Ratio" for any mortgage loan, as of any date of determination, is a fraction, expressed as a percentage, the numerator of which is the scheduled principal balance of the mortgage loan as of that date (assuming no defaults or prepayments on the mortgage loan prior to that date), and the denominator of which is the appraised value of the related Mortgaged Property or Mortgaged Properties as determined by an appraisal of the property obtained at or about the time of the origination of the mortgage loan. However, in the event that a mortgage loan is part of a cross-collateralized group of mortgage loans, the LTV Ratio is the fraction, expressed as a percentage, the numerator of which is the scheduled principal balance of all the mortgage loans in the cross-collateralized group and the denominator of which is the aggregate of the appraised values of all the Mortgaged Properties related to the cross-collateralized group. The LTV Ratio as of the mortgage loan maturity date or Anticipated Repayment Date, as the case may be, set forth in Annex A-2 was calculated based on the principal balance of the related mortgage loan on the maturity date or Anticipated Repayment Date, as the case may be, assuming all principal payments required to be made on or prior to the mortgage loan's maturity date or Anticipated Repayment Date, as the case may be (not including the balloon payment), are made. In addition, because it is based on the value of a Mortgaged Property determined as of loan origination, the information set forth in this prospectus supplement, in Annex A-1 and in Annex A-2 is not necessarily a reliable measure of the related borrower's current equity in each Mortgaged Property. In a declining real estate market, the appraised value of a Mortgaged Property could have decreased from the appraised value determined at origination and the current actual LTV Ratio of a mortgage loan may be higher than its LTV Ratio at origination even after taking into account amortization since origination.

     The characteristics described above and in Annex A-2, along with certain additional characteristics of the mortgage loans presented on a loan-by-loan basis, are set forth in Annex A-1 to this prospectus supplement. Certain additional information regarding the mortgage loans is set forth in this prospectus supplement below under "--Underwriting Guidelines and Processes" and in the prospectus under "Description of the Trust Funds--Mortgage Loans" and "Certain Legal Aspects of Mortgage Loans."


THE MORTGAGE LOAN SELLERS

     The Mortgage Loan Sellers are JPMorgan Chase Bank, CIBC Inc., ABN AMRO Bank N.V. and LaSalle Bank National Association. With respect to the mortgage loan being sold to the Depositor by Amsterdam Funding Corporation, a commercial paper conduit administered by ABN AMRO

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Bank N.V., that mortgage loan was originated by ABN AMRO Bank N.V. and ABN AMRO
Bank N.V. will be the sole warranting party with respect to such mortgage loan. JPMorgan Chase Bank is a subsidiary of J.P. Morgan Chase & Co. and is an affiliate of the Depositor and one of the Underwriters. CIBC Inc. is an affiliate of one of the Underwriters. ABN AMRO Bank N.V. is an affiliate of one of the Mortgage Loan Sellers and also of one of the Underwriters. LaSalle Bank National Association is the paying agent, authenticating agent and certificate registrar and is also an affiliate of one of the other Mortgage Loan Sellers and also of one of the Underwriters.

JPMORGAN CHASE BANK

     JPMorgan Chase Bank is a wholly-owned bank subsidiary of J.P. Morgan Chase & Co., a Delaware corporation whose principal office is located in New York, New York. JPMorgan Chase Bank is a commercial bank offering a wide range of banking services to its customers both domestically and internationally. Its business is subject to examination and regulation by Federal and New York State banking authorities. As of December 31, 2002, JPMorgan Chase Bank had total assets of $622.4 billion, total net loans of $180.6 billion, total deposits of $300.6 billion, and total stockholder's equity of $35.5 billion. As of December 31, 2001, JPMorgan Chase Bank had total assets of $537.8 billion, total net loans of $174.9 billion, total deposits of $280.5 billion, and total stockholder's equity of $33.3 billion.

CIBC INC.

     CIBC Inc. is a majority-owned subsidiary of Canadian Imperial Holdings Inc. and is incorporated under the laws of Delaware. Canadian Imperial Holdings Inc. is a wholly-owned subsidiary of CIBC Delaware Holdings Inc., also a Delaware corporation, which is a subsidiary of Canadian Imperial Bank of Commerce. Canadian Imperial Bank of Commerce is a bank chartered under the Bank Act of Canada, having its head office in the City of Toronto, in the Province of Ontario, Canada. It is licensed to do business in the United States through its agency located in New York, New York. CIBC Inc. is a commercial finance company that originates commercial and multifamily real estate loans and purchases participations in loans from third-party lenders. CIBC Inc. has offices in Atlanta, Chicago, Houston, Dallas, San Francisco, Los Angeles and New York.

ABN AMRO BANK N.V.

     ABN AMRO Bank N.V. is a wholly-owned subsidiary of ABN AMRO Holding N.V., a public limited liability company organized under the laws of The Netherlands whose principal offices are located in Amsterdam, Netherlands. ABN AMRO Bank N.V. is a bank organized under the laws of The Netherlands. The ABN AMRO group, consisting of ABN AMRO Holding N.V. and its subsidiaries, is a global banking group offering a wide range of commercial and investment banking products and services on a global basis through its network of approximately 3,500 offices and branches in more than 60 countries and territories. The One Alliance Center Loan was originated by ABN AMRO Bank N.V. and is currently held by Amsterdam Funding Corporation, a commercial paper conduit administered by ABN AMRO Bank N.V. ABN AMRO Bank N.V. will provide all representations and warranties with respect to the One Alliance Center Loan and, accordingly, is referred to as a Mortgage Loan Seller in this prospectus supplement.

LASALLE BANK NATIONAL ASSOCIATION

     LaSalle Bank National Association is a national banking association whose principal offices are in Chicago, Illinois. LaSalle Bank National Association offers a variety of banking services to customers including commercial and retail banking, trust services and asset management. LaSalle Bank National Association's business is subject to examination and regulation by federal banking authorities and its primary federal bank regulatory authority is the Office of the Comptroller of the Currency. LaSalle Bank National Association is a subsidiary of ABN AMRO North America, Inc., which is owned by ABN AMRO Bank N.V., a bank organized under the laws of The Netherlands. As of June 30, 2003, LaSalle Bank National Association had total assets of $53.8 billion. LaSalle Bank National Association is acting as the paying agent, authenticating agent and certificate registrar for this transaction and is an affiliate of ABN AMRO Incorporated, which is an Underwriter.

     The information set forth in this prospectus supplement concerning the Mortgage Loan Sellers and their underwriting standards has been provided by the Mortgage Loan Sellers, and neither the Depositor nor the Underwriters make any representation or warranty as to the accuracy or completeness of that information.

UNDERWRITING GUIDELINES AND PROCESSES

     Each Mortgage Loan Seller has developed guidelines establishing certain procedures with respect to underwriting the mortgage loans originated or purchased by it. Each Mortgage Loan Seller has confirmed to the Depositor and the Underwriters that its guidelines are generally consistent with those described below. All of the mortgage loans were generally underwritten in accordance with such guidelines. One of the mortgage loans (identified as loan number 82 on Annex A-1 attached to this prospectus supplement) sold to the Depositor by LaSalle Bank National Association was originated by Capital Lease Funding, LLC. LaSalle Bank National Association re-underwrote such mortgage loan. In some instances, one or more provisions of the guidelines were waived or modified where it was determined not to adversely affect the mortgage loans in any material respect.

     Property Analysis. The related Mortgage Loan Seller generally performs or causes to be performed a site inspection performed to evaluate the location and quality of the related mortgaged properties. Such inspection generally includes an evaluation of functionality, design, attractiveness, visibility and accessibility, as well as convenience to major thoroughfares, transportation centers, employment sources, retail areas and educational or recreational facilities. The related Mortgage Loan Seller assesses the submarket in which the property is located to evaluate competitive or comparable properties as well as market trends. In addition, the related Mortgage Loan Seller evaluates the property's age, physical condition, operating history, lease and tenant mix, and management.

     Cash Flow Analysis. The related Mortgage Loan Seller reviews, among other things, historical operating statements, rent rolls, tenant leases and/or budgeted income and expense statements provided by the mortgagor and makes adjustments in order to determine a debt service coverage ratio. See "Description of the Mortgage Pool--Additional Mortgage Loan Information" in this prospectus supplement.

     Appraisal and Loan-to-Value Ratio. For each Mortgaged Property, the related Mortgage Loan Seller obtains a current full narrative appraisal conforming at least to the requirements of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 ("FIRREA"). The appraisal must be based on the highest and best use of the mortgaged property and must include an estimate of the current market value of the property in its current condition. The related Mortgage Loan Seller then determines the loan-to-value ratio of the mortgage loan at the date of origination based on the value set forth in the appraisal.

     Evaluation of Mortgagor. The Mortgage Loan Seller evaluates the mortgagor and its principals with respect to credit history and prior experience as an owner and operator of commercial real estate properties. The evaluation will generally include obtaining and reviewing a credit report or other reliable indication of the mortgagor's financial capacity; obtaining and verifying credit references and/or business and trade references; and obtaining and reviewing certifications provided by the mortgagor as to prior real estate experience and current contingent liabilities. Finally, although the mortgage loans generally are non-recourse in nature, in the case of certain mortgage loans, the mortgagor and certain principals of the mortgagor may be required to assume legal responsibility for liabilities relating to fraud, misrepresentation, misappropriation of funds, breach of environmental or hazardous waste requirements. The related Mortgage Loan Seller evaluates the financial capacity of the mortgagor and such principals to meet any obligations that may arise with respect to such liabilities.

     Environmental Site Assessment. Prior to origination, the related Mortgage Loan Seller either (i) obtains or updates an environmental site assessment ("ESA") for a mortgaged property prepared by a qualified environmental firm or
(ii) obtains an environmental insurance policy for a mortgaged property. If an ESA is obtained or updated, the related Mortgage Loan Seller reviews the ESA to verify the absence of reported violations of applicable laws and regulations relating to environmental protection and hazardous waste. In cases in which the ESA identifies such violations, the related Mortgage Loan Seller requires the mortgagor to carry out satisfactory remediation activities prior to the origination of the mortgage loan, to establish an operations and maintenance plan or to place sufficient funds in escrow at the time of origination of the mortgage loan to complete such remediation within a specified period of time, or to obtain an environmental insurance policy for the Mortgaged Property or to execute an indemnity agreement with respect to such condition.

     In the case of 29 mortgage loans representing approximately 10.2% of the Initial Pool Balance, a secured creditor environmental insurance policy was obtained from American International Group, Inc. and/or an affiliate in lieu of an environmental site assessment for each of the related Mortgaged Properties.

     Each environmental insurance policy insures the trust fund against losses resulting from certain known and unknown environmental conditions in violation of applicable environmental standards at the related Mortgaged Property during the applicable policy period, which period continues at least five years beyond the maturity date of the related mortgage loan. Subject to certain conditions and exclusions, the insurance policies, by their terms, generally provide coverage against (i) losses resulting from default under the applicable mortgage loan, up to 125% of the outstanding balance of the mortgage loan, if on-site environmental conditions in violation of applicable environmental standards are discovered at the related Mortgaged Property during the policy period and no foreclosure of the Mortgaged Property has taken place, (ii) losses from third-party claims against the lender during the policy period for bodily injury, property damage or clean-up costs resulting from environmental conditions at or emanating from the Mortgaged Property and (iii) after foreclosure, costs of clean-up of environmental conditions in violation of applicable environmental standards discovered during the policy period to the extent required by applicable law, including any court order or other governmental directive.

     Physical Assessment Report. At origination, the related Mortgage Loan Seller obtains a physical assessment report ("PAR") for each Mortgaged Property prepared by a qualified structural engineering firm. The related Mortgage Loan Seller reviews the PAR to verify that the property is reported to be in satisfactory physical condition, and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure needs over the term of the mortgage loan. In cases in which the PAR identifies material repairs or replacements needed immediately, the related Mortgage Loan Seller generally requires the mortgagor to carry out such repairs or replacements prior to the origination of the mortgage loan, or to place sufficient funds in escrow at the time of origination of the mortgage loan to complete such repairs or replacements within not more than twelve months.

     Title Insurance Policy. The mortgagor is required to provide, and the related Mortgage Loan Seller reviews, a title insurance policy for each Mortgaged Property. The title insurance policy must meet the following requirements: (a) the policy must be written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (b) the policy must be in an amount equal to the original principal balance of the mortgage loan, (c) the protection and benefits must run to the mortgagee and its successors and assigns, (d) the policy should be written on a standard policy form of the American Land Title Association or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (e) the legal description of the mortgaged property in the title policy must conform to that shown on the survey of the mortgaged property, where a survey has been required.

     Property Insurance. The mortgagor is required to provide, and the related Mortgage Loan Seller reviews, certificates of required insurance with respect to the mortgaged property. Such insurance generally may include: (1) commercial general liability insurance for bodily injury or death and property damage; (2) an "All Risk of Physical Loss" policy; (3) if applicable, boiler and machinery coverage; (4) if the mortgaged property is located in a flood hazard area, flood insurance; and (5) such other coverage as the related Mortgage Loan Seller may require based on the specific characteristics of the Mortgaged Property.

REPRESENTATIONS AND WARRANTIES; REPURCHASES AND SUBSTITUTIONS

     In each Purchase Agreement, the applicable Mortgage Loan Seller will represent and warrant with respect to each mortgage loan (subject to certain exceptions specified in the related Purchase Agreement) sold by that Mortgage Loan Seller as of the Closing Date, or as of another date specifically provided in the representation and warranty, among other things, that:

      (a) the mortgage loan is not delinquent in payment of principal and interest and has not been more than 30 days past due in the twelve-month period prior to the Closing Date and there is no payment default and, to the Mortgage Loan Seller's knowledge, no other default under the mortgage loan which has a material adverse effect on the mortgage loan without giving effect to any applicable notice and grace period;

      (b) the mortgage loan is secured by a Mortgage that is a valid and subsisting first priority lien on the Mortgaged Property (or a leasehold interest therein) free and clear of any liens, claims or encumbrances, subject only to certain permitted encumbrances;

      (c) the Mortgage, together with any separate security agreements, establishes a first priority security interest in favor of the Mortgage Loan Seller, except in the case of the One Alliance Center Loan, where such interest is established in favor of Amersterdam Funding Corporation, in all the related borrower's personal property used in, and reasonably necessary to operate the Mortgaged Property, and to the extent a security interest may be created therein, the proceeds arising from the Mortgaged Property and any other collateral securing the Mortgage subject only to certain permitted encumbrances;

      (d) there is an assignment of leases and rents provision or agreement creating a first priority security interest in leases and rents arising in respect of the related Mortgaged Property, subject only to certain permitted encumbrances;

      (e) to the Mortgage Loan Seller's actual knowledge there are no mechanics' or other similar liens affecting the Mortgaged Property which are or may be prior or equal to the lien of the Mortgage, except those insured against pursuant to the applicable title insurance policy;

      (f) the related borrower has good and indefeasible fee simple or leasehold title to the Mortgaged Property subject to certain permitted encumbrances;

      (g) the Mortgaged Property is covered by a title insurance policy insuring that the Mortgage is a valid first lien, subject only to certain permitted encumbrances;

      (h) no claims have been made under the related title insurance policy and such policy is in full force and effect and will provide that the insured includes the owner of the mortgage loan;

      (i) at the time of the assignment of the mortgage loan to the Depositor, the Mortgage Loan Seller or, in the case of the One Alliance Center Loan, Amsterdam Funding Corporation, had good title to and was the sole owner of the mortgage loan free and clear of any pledge, lien or encumbrance (other than rights to servicing and related compensation) and such assignment validly transfers ownership of the mortgage loan to the Depositor free and clear of any pledge, lien or encumbrance;

      (j) the related assignment of mortgage and related assignment of the assignment of leases and rents is legal, valid and binding;

      (k) the Mortgage Loan Seller's or, in the case of the One Alliance Center Loan, Amsterdam Funding Corporation's, endorsement of the related Mortgage Note constitutes the legal and binding assignment of the Mortgage Note and together with an assignment of mortgage and the assignment of the assignment of leases and rents, legally and validly conveys all right, title and interest in the mortgage loan and related mortgage loan documents;

      (l) each Mortgage and Mortgage Note is a legal, valid and binding obligation of the parties thereto, enforceable in accordance with its terms, except as the enforceability thereof may be limited by applicable state law and by bankruptcy, insolvency, reorganization or other laws relating to creditors' rights and general equitable principles and except that certain provisions of such documents are or may be unenforceable in whole or in part, but the inclusion of such provisions does not render such documents invalid as a whole, and such documents taken as a whole are enforceable to the extent necessary and customary for the practical realization of the rights and benefits afforded thereby;

      (m) the mortgage loan and related mortgage loan documents have not been modified or waived in any material respect except as set forth in the related mortgage loan file;

      (n) the mortgage loan has not been satisfied, canceled, subordinated, released or rescinded and the related borrower has not been released from its obligations under any mortgage loan document;

      (o) none of the mortgage loan documents is subject to any right of rescission, set-off, valid counterclaim or defense;

      (p) each mortgage loan document complied in all material respects with all applicable state or federal laws including usury to the extent non-compliance would have a material adverse effect on the mortgage loan;

      (q) to the Mortgage Loan Seller's knowledge, as of the date of origination of the mortgage loan, based on inquiry customary in the industry, and to the Mortgage Loan Seller's actual knowledge, as of the Closing Date, the related Mortgaged Property is, in all material respects, in compliance with, and is used and occupied in accordance with applicable law;

      (r) to the Mortgage Loan Seller's knowledge, (i) in reliance on an engineering report, the related Mortgaged Property is in good repair or escrows have been established and (ii) no condemnation proceedings are pending;

      (s) as of the date of origination of the mortgage loan, and to Mortgage Loan Seller's actual knowledge, as of the Closing Date, the Mortgaged Property is covered by insurance policies providing coverage against certain losses or damage;

      (t) all amounts required to be deposited by the borrower at origination have been deposited; and

      (u) to the Mortgage Loan Seller's knowledge, as of the date of origination of the mortgage loan, and to Mortgage Loan Seller's actual knowledge, as of the Closing Date, there are no pending actions, suits or proceedings by or before any court or other governmental authority against or affecting the related borrower under the mortgage loan or the Mortgaged Property which, if determined against the borrower or property would materially and adversely affect the value of such property or ability of the borrower to pay principal, interest and other amounts due under the mortgage loan.

     If a Mortgage Loan Seller has been notified of a breach of any of the foregoing representations and warranties or of a document defect that in any case materially and adversely affects the value of a mortgage loan, the related Mortgaged Property or the interests of the Certificateholders in the mortgage loan, and if the respective Mortgage Loan Seller cannot cure the breach or defect within a period of 90 days following the earlier of its receipt of that notice and its discovery of the breach or defect (the "Initial Resolution Period"), then the respective Mortgage Loan Seller will be obligated, pursuant to the respective Purchase Agreement (the relevant rights under which will be assigned, together with the mortgage loans, to the Trustee), to (a) repurchase the affected mortgage loan or the related REO Loan within the 90-day period (or with respect to certain document defects, an extended cure period), at a price (the "Purchase Price") equal to the sum of (1) the outstanding principal balance of the mortgage loan (or related REO Loan) as of the date of purchase, (2) all accrued and unpaid interest on the mortgage loan (or the related REO Loan) at the related Mortgage Rate, in effect from time to time (excluding any portion of such interest that represents additional interest on an ARD Loan), to, but not including, the due date immediately preceding the Determination Date for the Due Period of purchase, (3) all related unreimbursed Servicing Advances plus accrued and unpaid interest on all related Advances at the Reimbursement Rate, Special Servicing Fees (whether paid or unpaid) and additional trust fund expenses in respect of the mortgage loan or related REO Loan, if any, (4) solely in the case of a repurchase or substitution by a Mortgage Loan Seller, all reasonable out-of-pocket expenses reasonably incurred or to be incurred by the Master Servicer, the Special Servicer, the Depositor or the Trustee in respect of the breach or defect giving rise to the repurchase obligation, including any expenses arising out of the enforcement of the repurchase obligation, including, without limitation, legal fees and expenses and any additional trust fund expenses relating to such mortgage loan (or related REO Loan), and (5) Liquidation Fees, if any, payable with respect to the affected mortgage loan or (b) substitute a Qualified Substitute Mortgage Loan and pay any shortfall amount equal to the difference between the Purchase Price of the mortgage loan calculated as of the date of substitution and the stated principal balance of the Qualified Substitute Mortgage Loan as of the date of substitution; provided, that the applicable Mortgage Loan Seller generally has an additional 90-day period to cure the breach or default if it is diligently proceeding toward that cure, and has delivered to each Rating Agency, the Master Servicer, the Special Servicer, the Trustee and the Directing Certificateholder an officer's certificate that describes the reasons that a cure was not effected within the Initial Resolution Period. Notwithstanding the foregoing, the actions specified in (a) and (b) of the preceding sentence must be taken within 90 days following the earlier of the Mortgage Loan Seller's receipt of notice or discovery of a breach or defect, with no extension, if such breach or defect would cause the mortgage loan not to be a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code.

     If a repurchase obligation arises for any mortgage loan, the Mortgage Loan Seller will also be required to repurchase any mortgage loan cross-collateralized with that mortgage loan; provided, that the Mortgage Loan Seller will not be required to repurchase the mortgage loan, or all of the cross-collateralized mortgage loans, if the affected Mortgaged Property may be released pursuant to the terms of any partial release provisions in the related mortgage loan documents and the remaining Mortgaged Property(ies) satisfies the requirements, if any, set forth in the mortgage loan for Mortgaged Property(ies) remaining after application of the partial release provisions or, in the alternative, at the sole discretion of the Directing Certificateholder, the credit of the remaining loans comprising the pool of cross-collateralized loans is acceptable.

     A "Qualified Substitute Mortgage Loan" is a mortgage loan which must, on the date of substitution: (a) have an outstanding principal balance, after application of all scheduled payments of principal and/or interest due during or prior to the month of substitution, not in excess of the outstanding principal balance of the deleted mortgage loan as of the due date in the calendar month during which the substitution occurs; (b) have a Mortgage Rate not less than the Mortgage Rate of the deleted mortgage loan; (c) have the same due date and a grace period no longer than that of the deleted mortgage loan;
(d) accrue interest on the same basis as the deleted mortgage loan (for example, on the basis of a 360-day year consisting of twelve 30-day months);
(e) have a remaining term to stated maturity not greater than, and not more than two years less than, the remaining term to stated maturity of the deleted mortgage loan; (f) have a then-current LTV Ratio not higher than that of the deleted mortgage loan as of the Closing Date and a current LTV Ratio not higher than the then-current LTV Ratio of the deleted mortgage loan, in each case using a "value" for the mortgaged property as determined using an appraisal conducted by a member of the Appraisal Institute ("MAI"); (g) comply with all of the representations and warranties set forth in the applicable Purchase Agreement; (h) have an

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environmental report with respect to the related Mortgaged Property which will be delivered as a part of the related mortgage file; (i) have a then current debt service coverage ratio not less than the original debt service coverage ratio of the deleted mortgage loan as of the Closing Date, and a current debt service coverage ratio of not less than the current debt service coverage ratio of the deleted mortgage loan; (j) constitute a "qualified replacement mortgage" within the meaning of Section 860G(a)(4) of the Code as evidenced by an opinion of counsel (provided at the applicable Mortgage Loan Seller's expense); (k) not have a maturity date after the date two years prior to the Rated Final Distribution Date; (l) have prepayment restrictions comparable to those of the deleted mortgage loan; (m) not be substituted for a deleted mortgage loan unless the Trustee has received prior confirmation in writing by each Rating Agency that the substitution will not result in the withdrawal, downgrade, or qualification of the then-current rating assigned by such Rating Agency to any Class of Certificates then rated by such Rating Agency, respectively (the cost, if any, of obtaining the confirmation to be paid by the applicable Mortgage Loan Seller); (n) have been approved by the Directing Certificateholder; (o) prohibit Defeasance within two years of the Closing Date; and (p) not be substituted for a deleted mortgage loan if it would result in the termination of the REMIC status of any of the Loan REMIC, the Lower-Tier REMIC or the Upper-Tier REMIC or the imposition of tax on any REMIC other than a tax on income expressly permitted or contemplated to be received by the terms of the Pooling and Servicing Agreement. In the event that more than one mortgage loan is substituted for a deleted mortgage loan or mortgage loans, then (x) the amounts described in clause (a) are required to be determined on the basis of aggregate principal balances, (y) each proposed substitute mortgage loan shall individually satisfy each of the requirements specified in clauses (a) through
(p), and (z) the rates described in clause (b) above and the remaining term to stated maturity referred to in clause (e) above are required to be determined on a weighted average basis, provided that no individual Mortgage Rate (net of the Servicing Fee and the Trustee Fee) shall be lower than the highest fixed Pass-Through Rate (and not subject to a cap equal to the WAC Rate) of any class of Certificates having a principal balance then outstanding. When a Qualified Substitute Mortgage Loan is substituted for a deleted mortgage loan, the applicable Mortgage Loan Seller will be required to certify that the mortgage loan meets all of the requirements of the above definition and send the certification to the Trustee and the Directing Certificateholder.

     The foregoing repurchase or substitution obligation will constitute the sole remedy available to the Certificateholders and the Trustee under the Pooling and Servicing Agreement for any breach of any Mortgage Loan Seller's representations and warranties regarding the mortgage loans or any uncured document defect. The respective Mortgage Loan Seller will be the sole warranting party in respect of the mortgage loans sold by that Mortgage Loan Seller to the Depositor, and none of the Depositor, the Master Servicer, the Special Servicer, the other Mortgage Loan Sellers, the Trustee, the Paying Agent, the Underwriters or any of their affiliates will be obligated to repurchase any affected mortgage loan in connection with a breach of the Mortgage Loan Seller's representations and warranties or in connection with a document defect if the Mortgage Loan Seller defaults on its obligation to do so. However, the Depositor will not include any mortgage loan in the pool of mortgage loans if anything has come to the Depositor's attention prior to the Closing Date that causes it to believe that the representations and warranties made by a Mortgage Loan Seller regarding the mortgage loan will not be correct in all material respects when made. See "Description of the Pooling Agreements--Representations and Warranties; Repurchases" in the prospectus.

LOCKBOX ACCOUNTS

     With respect to 44 mortgage loans (the "Lockbox Loans"), representing approximately 54.8% of the Initial Pool Balance, one or more accounts (collectively, the "Lockbox Accounts") have been or may be established into which the related borrower, property manager and/or tenants directly deposit rents or other revenues from the related Mortgaged Property. Pursuant to the terms of 4 Lockbox Loans, representing approximately 3.7% of the Initial Pool Balance, the related Lockbox Accounts were required to be established on the origination dates of the related mortgage loans into which operating lessees are required to make deposits directly and amounts may not be released to the borrowers, unless, with respect to certain Lockbox Loans, all debt service and required reserve account deposits have been made. Pursuant to the terms of 5 Lockbox Loans, representing approximately 19.1% of the Initial Pool Balance, a cash management account was required to be established for such mortgage loans on or about the origination date of such mortgage loans into which the operating lessees are required to deposit rents directly, but the related borrower will have withdrawal rights until the occurrence of certain events specified in the related mortgage loan documents. Pursuant to the terms of 34 Lockbox Loans, representing approximately 31.2% of the Initial Pool Balance, the related mortgage loan documents provide for the establishment of a Lockbox Account upon the occurrence of certain events (such as (i) an event of default under the related mortgage loan documents, (ii) the date 3 months prior to the Anticipated Repayment Date or (iii) the related Anticipated Repayment Date). With respect to 1 Lockbox Loan, representing approximately 0.8% of the Initial Pool Balance, a Lockbox Account has been established into which the borrower or the property manager is required to deposit on a regular basis all rents and revenues received from the related Mortgaged Property. Except as set forth above, the agreements governing the Lockbox Accounts provide that the borrower has no withdrawal or transfer rights with respect to the related Lockbox Account. The Lockbox Accounts will not be assets of any REMIC.

                        DESCRIPTION OF THE CERTIFICATES

GENERAL

     The Certificates will be issued pursuant to a pooling and servicing agreement, among the Depositor, the Master Servicer, the Special Servicer, the Paying Agent and the Trustee (the "Pooling and Servicing Agreement") and will represent in the aggregate the entire beneficial ownership interest in the trust fund consisting of: (1) the mortgage loans (including the Non-Pooled Components of the Component Loans) and all payments under and proceeds of the mortgage loans received after the cut-off date (exclusive of payments of principal and/or interest due on or before the cut-off date); (2) any REO Property; (3) those funds or assets as from time to time are deposited in the Certificate Account, the Distribution Accounts, the Component Distribution Accounts, the Interest Reserve Account, the Excess Interest Distribution Account, the Gain on Sale Reserve Account or the REO Account, if established;
(4) the rights of the mortgagee under all insurance policies with respect to the mortgage loans; and (5) certain rights of the Depositor under the Purchase Agreements relating to mortgage loan document delivery requirements and the representations and warranties of each Mortgage Loan Seller regarding the mortgage loans it sold to the Depositor.

     The Depositor's Commercial Mortgage Pass-Through Certificates, Series 2003-CIBC6 (the "Certificates") will consist of the following 25 classes (each, a "Class"): the Class A-1 and Class A-2 certificates (collectively, the "Class A Certificates"), the Class X-1 and Class X-2 certificates (collectively, the "Class X Certificates"), Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class NR, Class AC-1, Class AC-2, Class AC-3, Class BM-1, Class BM-2, Class BM-3, Class R and Class LR certificates. The Class A Certificates and the Class X Certificates are referred to collectively in this prospectus supplement as the "Senior Certificates." The Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N and Class NR certificates are referred to collectively in this prospectus supplement as the "Subordinate Certificates." The Class B, Class C and Class D certificates are referred to in this prospectus supplement as the "Subordinate Offered Certificates." The Class R and Class LR certificates are referred to collectively in this prospectus supplement as the "Residual Certificates." The Class BM-1, Class BM-2 and Class BM-3 certificates are referred to collectively in this prospectus supplement as the "Class BM Certificates." The Class AC-1, Class AC-2 and Class AC-3 certificates are referred to collectively in this prospectus supplement as the "Class AC Certificates." The Class AC Certificates and the Class BM Certificates are referred to collectively in this prospectus supplement as the "Component Loan Certificates."

     Only the Class A, Class B, Class C and Class D certificates are offered hereby (collectively, the "Offered Certificates"). The Class X-1, Class X-2, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class NR, Class R and Class LR certificates and the Class AC Certificates and Class BM Certificates (collectively, the "Non-Offered Certificates") have not been registered under the Securities Act of 1933 and are not offered hereby.

     The "Certificate Balance" of any Class of Certificates (other than the Class X Certificates and Residual Certificates) outstanding at any time represents the maximum amount which its holders are entitled to receive as distributions allocable to principal from the cash flow on the mortgage loans and the other assets in the trust fund. On each Distribution Date, the Certificate Balance of each such Class of Certificates will be reduced by any distributions of principal actually made on, and any Collateral Support Deficit (or in the case of the Component Loan Certificates, any related Component Loan Collateral Support Deficit) actually allocated to, that Class of Certificates on that Distribution Date. The initial Certificate Balance of each Class of Offered Certificates is expected to be the balance set forth on the cover of this prospectus supplement. The Class X-1 and Class X-2 certificates and the Residual Certificates will not have Certificate Balances or entitle their holders to distributions of principal.

     The Class X Certificates will not have Certificate Balances, but will represent, in the aggregate, the right to receive distributions of interest in an amount equal to the aggregate interest accrued on the applicable notional amounts (each, a "Notional Amount") of the classes of Class X Certificates. The Notional Amount of the Class X-1 certificates will equal the aggregate of the Certificate Balances of each Class of Certificates (other than the Class X-1, Class X-2, Class R and Class LR certificates, the Class AC Certificates and the Class BM Certificates) (the "Principal Balance Certificates") outstanding from time to time. The initial Notional Amount of the Class X-1 certificates will be approximately $1,042,817,449.

     The Notional Amount of the Class X-2 certificates will equal:

      (1) up to and including the Distribution Date in August 2004, the sum of
    (a) the lesser of $204,819,000 and the Certificate Balance of the Class A-1 certificates, and (b) the aggregate of the Certificate Balance of the Class A-2, Class B, Class C, Class D, Class E, Class F, Class H, Class J and Class K certificates;

      (2) after the Distribution Date in August 2004 through and including the Distribution Date in August 2005, the sum of (a) the lesser of $150,126,000 and the Certificate Balance of the Class A-1 certificates and
    (b) the aggregate of the Certificate Balance of the Class A-2, Class B, Class C, Class D, Class E, Class F, Class H, Class J and Class K certificates;

      (3) after the Distribution Date in August 2005 through and including the Distribution Date in August 2006, the sum of (a) the lesser of $93,309,000 and the Certificate Balance of the Class A-1 certificates, (b) the aggregate of the Certificate Balance of the Class A-2, Class B, Class C, Class D, Class E, Class F, Class H and Class J certificates and (c) the lesser of $6,820,000 and the Certificate Balance of the Class K certificates;

      (4) after the Distribution Date in August 2006 through and including the Distribution Date in August 2007, the sum of (a) the lesser of $39,722,000 and the Certificate Balance of the Class A-1 certificates, (b) the aggregate of the Certificate Balance of the Class A-2, Class B, Class C, Class D, Class E and Class F certificates and (c) the lesser of $13,863,000 and the Certificate Balance of the Class H certificates;

      (5) after the Distribution Date in August 2007 through and including the Distribution Date in August 2008, the sum of (a) the lesser of $642,208,000 and the Certificate Balance of the Class A-2 certificates (b) the aggregate of the Certificate Balance of the Class B, Class C, Class D, Class E and Class F certificates and (c) the lesser of $1,119,000 and the Certificate Balance of the Class H certificates;

      (6) after the Distribution Date in August 2008 through and including the Distribution Date in August 2009, the sum of (a) the lesser of $594,607,000 and the Certificate Balance of the Class A-2 certificates, and (b) the aggregate of the Certificate Balance of the Class B, Class C, Class D, Class E and Class F certificates;

      (7) after the Distribution Date in August 2009 through and including the Distribution Date in August 2010, the sum of (a) the lesser of $543,350,000 and the Certificate Balance of the Class A-2 certificates (b) the aggregate of the Certificate Balance of the Class B, Class C, Class D and Class E certificates and (c) the lesser of $2,108,000 and the Certificate Balance of the Class F certificates; and

      (8) after the Distribution Date in August 2010, $0.

     The initial Notional Amount of the Class X-2 certificates will be approximately $988,823,000.

     The Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N and Class NR certificates will have an aggregate initial Certificate Balance of approximately $95,157,449. The Class AC Certificates will have an aggregate initial Certificate Balance of approximately $7,991,040. The Class BM Certificates will have an aggregate initial Certificate Balance of approximately $15,000,000.

     The Offered Certificates will be maintained and transferred in book-entry form and issued in denominations of $10,000 initial Certificate Balance, and integral multiples of $1 in excess of that amount. The "Percentage Interest" evidenced by any Certificate (other than the Residual

Certificates) is equal to its initial denomination as of the Closing Date, divided by the initial Certificate Balance or Notional Amount of the Class to which it belongs.

     The Offered Certificates will initially be represented by one or more global Certificates registered in the name of the nominee of The Depository Trust Company ("DTC"). The Depositor has been informed by DTC that DTC's nominee will be Cede & Co. No person acquiring an interest in the Offered Certificates (this person, a "Certificate Owner") will be entitled to receive an Offered Certificate in fully registered, certificated form, a definitive certificate, representing its interest in that class, except as set forth under "--Book-Entry Registration and Definitive Certificates" below. Unless and until definitive certificates are issued, all references to actions by holders of the Offered Certificates will refer to actions taken by DTC upon instructions received from Certificate Owners through its participating organizations (together with Clearstream Banking, societe anonyme ("Clearstream") and Euroclear Bank S.A./N.V. ("Euroclear") participating organizations (the "Participants"), and all references in this prospectus supplement to payments, notices, reports and statements to holders of the Offered Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Offered Certificates, for distribution to Certificate Owners through DTC and its Participants in accordance with DTC procedures. See "Description of the Certificates--Book-Entry Registration and Definitive Certificates" in the prospectus.

     Until definitive certificates are issued, interests in any Class of Offered Certificates will be transferred on the book-entry records of DTC and its Participants.

PAYING AGENT, CERTIFICATE REGISTRAR AND AUTHENTICATING AGENT

     LaSalle Bank National Association, a national banking association, one of the Mortgage Loan Sellers, will serve as Paying Agent (in that capacity, the "Paying Agent"). LaSalle Bank National Association is also an affiliate of one of the underwriters. In addition, LaSalle Bank National Association will initially serve as registrar (in that capacity, the "Certificate Registrar") for the purposes of recording and otherwise providing for the registration of the Offered Certificates and of transfers and exchanges of the definitive certificates, if issued, and as authenticating agent of the Certificates (in that capacity, the "Authenticating Agent"). The Paying Agent's address is 135
S. LaSalle Street, Suite 1625, Chicago, Illinois 60603, Attention: Asset-Backed Securities Trust Services Group-JPMorgan 2003-CIBC6 and its telephone number is
(312) 904-9387. As compensation for the performance of its routine duties, the Paying Agent will be paid a fee (the "Paying Agent Fee"). The Paying Agent Fee will be payable monthly from amounts received in respect of the mortgage loans and will accrue at a rate (the "Paying Agent Fee Rate"), which, together with the rate at which the Trustee Fee accrues, is equal to the Trustee Fee Rate and will be calculated as described under "--The Trustee" below. In addition, the Paying Agent will be entitled to recover from the trust fund all reasonable unanticipated expenses and disbursements incurred or made by the Paying Agent in accordance with any of the provisions of the Pooling and Servicing Agreement, but not including routine expenses incurred in the ordinary course of performing its duties as Paying Agent under the Pooling and Servicing Agreement, and not including any expense or disbursement as may arise from its willful misfeasance, negligence or bad faith. The Pooling and Servicing Agreement will also provide for the indemnification of the Paying Agent from the trust fund for comparable losses, liabilities and expenses to those subject to indemnification for the Trustee as described under "Description of Pooling Agreements-- Certain Matters Regarding the Trustee" in the prospectus.

BOOK-ENTRY REGISTRATION AND DEFINITIVE CERTIFICATES

     General. Certificate Owners may hold their Certificates through DTC (in the United States) or Clearstream or Euroclear (in Europe) if they are Participants in that system, or indirectly through organizations that are Participants in those systems. Clearstream and Euroclear will hold omnibus positions on behalf of the Clearstream Participants and the Euroclear Participants, respectively, through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositories (collectively, the "Depositories") which in turn will hold those positions in customers' securities accounts in the Depositories' names on the books of DTC. DTC is a limited purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entries, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations ("Direct Participants"). Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant), either directly or indirectly ("Indirect Participants"). Transfers between DTC Participants will occur in accordance with DTC rules.

     Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with their applicable rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depository; however, these cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures. If the transaction complies with all relevant requirements, Euroclear or Clearstream, as the case may be, will then deliver instructions to the Depository to take action to effect final settlement on its behalf.

     Because of time-zone differences, it is possible that credits of securities in Clearstream or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and those credits or any transactions in those securities settled during this processing will be reported to the relevant Clearstream Participant or Euroclear Participant on that business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but, due to time-zone differences, may be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

     Certificate Owners that are not Direct or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, the Offered Certificates may do so only through Direct and Indirect Participants. In addition, Certificate Owners will receive all distributions of principal of and interest on the Offered Certificates from the Paying Agent through DTC and its Direct and Indirect Participants. Accordingly, Certificate Owners may experience delays in their receipt of payments, since those payments will be forwarded by the Paying Agent to Cede & Co., as nominee of DTC. DTC will forward those payments to its Participants, which thereafter will forward them to Indirect Participants or beneficial owners of Offered Certificates. Except as otherwise provided under "--Reports to Certificateholders; Certain Available Information" below, Certificate Owners will not be recognized by the Trustee, the Paying Agent, the Special Servicer or the Master Servicer as holders of record of Certificates and Certificate Owners will be permitted to receive information furnished to Certificateholders and to exercise the rights of Certificateholders only indirectly through DTC and its Direct and Indirect Participants.

     Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers of the Offered Certificates among Participants and to receive and transmit distributions of principal of, and interest on, the Offered Certificates. Direct and Indirect Participants with which Certificate Owners have accounts with respect to the Offered Certificates similarly are required to make book-entry transfers and receive and transmit the distributions on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess physical certificates evidencing their interests in the Offered Certificates, the Rules provide a mechanism by which Certificate Owners, through their Direct and Indirect Participants, will receive distributions and will be able to transfer their interests in the Offered Certificates.

     Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of Certificateholders to pledge the Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to the Certificates, may be limited due to the lack of a physical certificate for the Certificates.

     DTC has advised the Depositor that it will take any action permitted to be taken by a holder of an Offered Certificate under the Pooling and Servicing Agreement only at the direction of one or more Participants to whose accounts with DTC the Offered Certificates are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that those actions are taken on behalf of Participants whose holdings include the undivided interests.

     Although DTC, Euroclear and Clearstream have implemented the foregoing procedures in order to facilitate transfers of interests in global Certificates among Participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to comply with the foregoing procedures, and the foregoing procedures may be discontinued at any time.

     None of the Depositor, the Master Servicer, the Underwriters, the Special Servicer, the Paying Agent or the Trustee will have any liability for any actions taken by DTC, Euroclear or Clearstream, their respective Direct or Indirect Participants or their nominees, including, without limitation, actions for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Offered Certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to that beneficial ownership interest. The information in this prospectus supplement concerning DTC, Clearstream and Euroclear and their book-entry systems has been obtained from sources believed to be reliable, but the Depositor takes no responsibility for the accuracy or completeness of the information.

     Definitive Certificates. Definitive certificates will be issued to Certificate Owners or their nominees, respectively, rather than to DTC or its nominee, only under the limited conditions set forth in the prospectus under "Description of the Certificates--Book-Entry Registration and Definitive Certificates."

     Upon the occurrence of an event described in the prospectus in the second to last paragraph under "Description of the Certificates--Book-Entry Registration and Definitive Certificates," the Paying Agent is required to notify, through DTC, Direct Participants who have ownership of Offered Certificates as indicated on the records of DTC of the availability of definitive certificates. Upon surrender by DTC of the global certificates representing the Offered Certificates and upon receipt of instructions from DTC for re-registration, the Paying Agent will reissue the Offered Certificates as definitive certificates issued in the respective Certificate Balances or Notional Amounts, as applicable, owned by individual Certificate Owners, and thereafter the Trustee, the Paying Agent, the Special Servicer and the Master Servicer will recognize the holders of those definitive certificates as Certificateholders under the Pooling and Servicing Agreement.

     For additional information regarding DTC and Certificates maintained on the book-entry records of DTC, see "Description of the Certificates--Book-Entry Registration and Definitive Certificates" in the prospectus.

DISTRIBUTIONS

     Method, Timing and Amount. Distributions on the Certificates are required to be made by the Paying Agent, to the extent of available funds, on the 12th day of each month or, if the 12th day is not a business day, then on the next succeeding business day, commencing in September 2003 (each, a "Distribution Date"). The "Determination Date" for any Distribution Date will be the fourth business day prior to the related Distribution Date. All distributions (other than the final distribution on any Certificate) are required to be made to the Certificateholders in whose names the Certificates are registered at the close of business on each Record Date. With respect to any Distribution Date, the "Record Date" will be the last business day of the month preceding the month in which that Distribution Date occurs. These distributions are required to be made by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities therefor, if the Certificateholder has provided the Paying Agent with written wiring instructions no less than five business days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions) or otherwise by check mailed to the Certificateholder. The final distribution on any Certificate is required to be made in like manner, but only upon presentation and surrender of the Certificate at the location that will be specified in a notice of the pendency of the final distribution. All distributions made with respect to a Class of Certificates will be allocated pro rata among the outstanding Certificates of that Class based on their respective Percentage Interests.

     The Master Servicer is required to establish and maintain, or cause to be established and maintained, one or more accounts (collectively, the "Certificate Account") as described in the Pooling and Servicing Agreement. The Master Servicer is required to deposit in the Certificate Account on a daily basis (and in no event later than the business day following receipt in available funds) all payments and collections due after the cut-off date and other amounts received or advanced with respect to the mortgage loans (including, without limitation, all proceeds received under any hazard, title or other insurance policy that provides coverage with respect to a Mortgaged Property or the related mortgage loan or in connection with the full or partial condemnation of a Mortgaged Property (the "Insurance and Condemnation Proceeds") and other amounts received and retained in connection with the liquidation of defaulted mortgage loans or property acquired by foreclosure or otherwise (the "Liquidation Proceeds")), and will be permitted to make withdrawals therefrom as set forth in the Pooling and Servicing Agreement.

     The Paying Agent is required to establish and maintain accounts (the "Upper-Tier Distribution Account" and the "Lower-Tier Distribution Account," both of which may be sub-accounts of a single account (collectively, the "Distribution Account")), in the name of the Trustee and for the benefit of the Certificateholders. On each Distribution Date, the Paying Agent is required to apply amounts on deposit in the Upper-Tier Distribution Account (which will include all funds that were remitted by the Master Servicer from the Certificate Account plus, among other things, any P&I Advances less amounts, if any, distributable to the Class LR certificates as set forth in the Pooling and Servicing Agreement) generally to make distributions of interest and principal from the Available Distribution Amount to the Certificateholders as described in this prospectus supplement. Each of the Certificate Account and the Distribution Accounts will conform to certain eligibility requirements set forth in the Pooling and Servicing Agreement.

     With respect to the Battlefield Mall Loan, the Paying Agent is required to establish and maintain an account (the "Battlefield Mall Distribution Account"), which may be a sub-account of the Distribution Account. Promptly upon receipt from the Master Servicer of any payment or other receipt with respect to the Battlefield Mall Loan, the Paying Agent will deposit the same into the Battlefield Mall Distribution Account. See "--Component Loan Certificates and the Component Loans" below.

     With respect to the One Alliance Center Loan, the Paying Agent is required to establish and maintain an account (the "One Alliance Center Distribution Account" and, together with the Battlefield Mall Distribution Account, the "Component Loan Distribution Accounts"), which may be a sub-account of the Distribution Account. Promptly upon receipt from the Master Servicer of any payment or other receipt with respect to the One Alliance Center Loan, the Paying Agent will deposit the same into the One Alliance Center Distribution Account. See "--Component Loan Certificates and the Component Loans" below.

     The Paying Agent is required to establish and maintain an "Interest Reserve Account," which may be a sub-account of the Distribution Account, in the name of the Trustee for the benefit of the holders of the Certificates. On the Master Servicer Remittance Date occurring each February and on any Master Servicer Remittance Date occurring in any January which occurs in a year that is not a leap year, the Paying Agent will be required to deposit amounts remitted by the Master Servicer or P&I Advances made on the related mortgage loans into the Interest Reserve Account during the related interest period, in respect of the mortgage loans (including the Non-Pooled Components) that accrue interest on an Actual/360 Basis (collectively, the "Withheld Loans"), an amount equal to one day's interest at the Net Mortgage Rate for each Withheld Loan on its Stated Principal Balance as of the Distribution Date in the month preceding the month in which the related Master Servicer Remittance Date occurs, to the extent a Periodic Payment or P&I Advance is made in respect of the mortgage loans (all amounts so deposited in any consecutive January (if applicable) and February, "Withheld Amounts"). On the Master Servicer Remittance Date occurring each March, the Paying Agent will be required to withdraw from the Interest Reserve Account an amount equal to the Withheld Amounts from the preceding January (if applicable) and February, if any, and deposit that amount into the Lower-Tier Distribution Account.

     The Paying Agent is required to establish and maintain an "Excess Interest Distribution Account," which may be a sub-account of the Distribution Account, in the name of the Trustee for the benefit of the holders of the Class NR Certificates. Prior to the applicable Distribution Date, the Master Servicer is required to remit to the Paying Agent for deposit into the Excess Interest Distribution Account an amount equal to the Excess Interest received prior to the related Determination Date.

     The Paying Agent is required to establish and maintain an account (the "Gain on Sale Reserve Account"), which may be a sub-account of the Distribution Account, in the name of the Trustee on behalf of the Certificateholders. To the extent that gains realized on sales of Mortgaged Properties, if any, are not used to offset Collateral Support Deficits previously allocated to the Certificates, such gains will be held and applied to offset future Collateral Support Deficits, if any.

     The Master Servicer is authorized but not required to direct the investment of funds held in the Certificate Account in U.S. government securities and other obligations that are acceptable to each of the Rating Agencies ("Permitted Investments"). The Master Servicer will be entitled to retain any interest or other income earned on such funds and the Master Servicer will be required to bear any losses resulting from the investment of such funds, as provided in the Pooling and Servicing Agreement. Funds held in the Lower-Tier Distribution Account, the Upper-Tier Distribution Account, the Component Loan Distribution Accounts, the Interest Reserve Account, the Gain on Sale Reserve Account and the Excess Interest Distribution Account will not be invested.

     The aggregate amount available for distribution to Certificateholders (other than the holders of the Component Loan Certificates) on each Distribution Date (the "Available Distribution Amount") will, in general, equal the sum of the following amounts (without duplication):

      (x) the total amount of all cash received on the mortgage loans (excluding the portion of amounts received on the Component Loans that are allocable to the related Non-Pooled Component, as described below under "--Component Loan Certificates and the Component Loans") and any REO Properties that are on deposit in the Certificate Account, the Lower-Tier Distribution Account and, without duplication, the REO Account, as of the business day preceding the related Master Servicer Remittance Date, exclusive of (without duplication):

         (1) all scheduled payments of principal and/or interest (the "Periodic Payments") and balloon payments collected but due on a due date subsequent to the related Due Period;

         (2) all unscheduled payments of principal (including prepayments), unscheduled interest, Liquidation Proceeds, Insurance and Condemnation Proceeds and other unscheduled recoveries received subsequent to the related Determination Date (or, with respect to voluntary prepayments of principal of each mortgage loan with a due date occurring after the related Determination Date, the related due date);

         (3) all amounts in the Certificate Account that are due or reimbursable to any person other than the Certificateholders;

         (4) with respect to each Withheld Loan and any Distribution Date occurring in each February and in any January occurring in a year that is not a leap year, the related Withheld Amount to the extent those funds are on deposit in the Certificate Account;

         (5) Excess Interest;

         (6) all Yield Maintenance Charges;

         (7) all amounts deposited in the Certificate Account in error; and

         (8) any accrued interest on a mortgage loan allocable to the default interest rate for such mortgage loan, to the extent permitted by law, as more particularly defined in the related mortgage loan documents, excluding any interest calculated at the Mortgage Rate for the related mortgage loan;

      (y) all P&I Advances made by the Master Servicer or the Trustee, as applicable, with respect to the Distribution Date (net of certain amounts that are due or reimbursable to persons other than the Certificateholders) (in the case of a P&I Advance made on a Component Loan, the portion allocated to the related Pooled Component). See "Description of the Pooling Agreements--Certificate Account" in the prospectus; and

      (z) with respect to the Distribution Date occurring in each March, the related Withheld Amounts (in the case of each Component Loan, the portion of the related Withheld Amount for the related Pooled Component) required to be deposited in the Lower-Tier Distribution Account (in the case of each Component Loan, required to be deposited in the related Component Loan Distribution Account) pursuant to the Pooling and Servicing Agreement.

     The "Due Period" for each Distribution Date and any mortgage loan will be the period commencing on the day immediately following the due date for the mortgage loan in the month preceding the month in which that Distribution Date occurs and ending on and including the due date for the mortgage loan in the month in which that Distribution Date occurs.

     Notwithstanding the foregoing, in the event that the last day of a Due Period (or applicable grace period) is not a business day, any Periodic Payments received with respect to the mortgage loans relating to the related Due Period on the business day immediately following that day will be deemed to have been received during that Due Period and not during any other Due Period.

     Component Loan Certificates and the Component Loans. The aggregate amount available for distribution on each Distribution Date from each Component Loan (with respect to each Component Loan, the "Component Loan Available Funds") will, in general, be equal to all amounts received or advanced on that Component Loan (including the related Non-Pooled Components) that are on deposit in the related Component Loan Distribution Account as of the business day preceding the related Master Servicer Remittance Date, exclusive of (without duplication):

      (1) all Periodic Payments and balloon payments collected but due on a due date subsequent to the related Due Period with respect to that Component Loan;

      (2) all principal prepayments, Liquidation Proceeds, Insurance and Condemnation Proceeds and other unscheduled recoveries received subsequent to the related Determination Date (or, with respect to voluntary principal prepayments, if the related due date occurs after the Determination Date, the related due date) with respect to that Component Loan;

      (3) all amounts that are due or reimbursable to any person other than the Certificateholders with respect to that Component Loan;

      (4) with respect to that Component Loan and any Distribution Date occurring in each February and in any January occurring in a year that is not a leap year, the related Withheld Amount to the extent those funds are on deposit in the related Component Loan Distribution Account;

      (5) all amounts deposited in the related Component Loan Distribution Account in error;

      (6) any accrued interest on that Component Loan allocable to the default interest rate for that Component Loan, to the extent permitted by law, as more particularly defined in the related mortgage loan documents, excluding any interest calculated at the Mortgage Rate for that Component Loan; and

      (7) Yield Maintenance Charges.

     With respect to a Component Loan, so long as no monetary or material non-monetary event of default under that Component Loan has occurred and is continuing and there are no outstanding unreimbursed Advances with respect to that Component Loan, the related Component Loan Available Funds will be distributed in the following order of priority (with respect to each Component Loan, the "Component Loan Non-Default Distribution Priority"):

      (i) to the Paying Agent for the benefit of the Certificates (other than the related Component Loan Certificates) to be included as part of the Available Distribution Amount for such Distribution Date, up to an amount equal to all accrued and unpaid interest in respect of the related Pooled Component through the end of the related Interest Accrual Period, less, any Net Aggregate Prepayment Interest Shortfalls related to that Component Loan that are not otherwise allocated to the related Component Loan Certificates (as described below);

      (ii) to the Paying Agent for the benefit of the Certificates (other than the related Component Loan Certificates) to be included as part of the Available Distribution Amount for such Distribution Date, up to an amount equal to the product of (x) the related Component Loan Principal Distribution Amount for such Distribution Date and (y) the related Pooled Percentage (as defined below) for such Distribution Date;

      (iii) to the Paying Agent for the benefit of the Certificates (other than the related Component Loan Certificates) to be included as part of the Available Distribution Amount for such Distribution Date, to reimburse such Certificates for all related Component Loan Collateral Support Deficits, if any, previously allocated to the related Pooled Component and for which no reimbursement has previously been received;

      (iv) to make distributions of interest to the holders of the related Component Loan Certificates, up to an amount equal to all accrued and unpaid interest in respect of the related Non-Pooled Component through the end of the related Interest Accrual Period less, any Net Aggregate Prepayment Interest Shortfalls related to that Component Loan that are allocated to the related Component Loan Certificates (as described below);

      (v) to the holders of the related Component Loan Certificates, up to an amount equal to the product of (x) the related Component Loan Principal Distribution Amount for such Distribution Date and (y) the related Non-Pooled Percentage (as defined below) for such Distribution Date; and

      (vi) to the holders of the related Component Loan Certificates, to reimburse for all related Component Loan Collateral Support Deficits, if any, previously allocated to those Classes of Component Loan Certificates and for which no reimbursement has been previously received.

     The amounts to be applied pursuant to clauses (i), (ii) and (iii) above will be included as part of the Available Distribution Amount for the related Distribution Date and will be applied as described below to make distributions on the Certificates (other than the Component Loan Certificates).

     With respect to a Component Loan, if a monetary or material non-monetary event of default under that Component Loan has occurred and is continuing or if there are outstanding unreimbursed Advances, the related Component Loan Available Funds will be distributed in the following order of priority (with respect to each Component Loan, the "Component Loan Default Distribution Priority"):

      (i) to the Paying Agent for the benefit of the Certificates (other than the related Component Loan Certificates) to be included as part of the Available Distribution Amount for such Distribution Date, up to an amount equal to all accrued and unpaid interest in respect of the related Pooled Component through the end of the related Interest Accrual Period, less, any Net Aggregate Prepayment Interest Shortfalls related to that Component Loan that are not otherwise allocated to the related Component Loan Certificates (as described below);

      (ii) to the Paying Agent for the benefit of the Certificates (other than the related Component Loan Certificates) to be included as part of the Available Distribution Amount for such Distribution Date, until the principal balance of the related Pooled Component is reduced to zero;

      (iii) to the Paying Agent for the benefit of the Certificates (other than the related Component Loan Certificates) to be included as part of the Available Distribution Amount for such Distribution Date, to reimburse such Certificates for all related Component Loan Collateral Support Deficits, if any, previously allocated to the related Pooled Component and for which no reimbursement has previously been received;

      (iv) to make distributions of interest to the holders of the related Component Loan Certificates, up to an amount equal to all accrued and unpaid interest in respect of the related Non-Pooled Component through the end of the related Interest Accrual Period less, any Net Aggregate Prepayment Interest Shortfalls that are allocated to related Component Loan Certificates (as described below);

      (v) after the principal balance of the related Pooled Component has been reduced to zero, to make distributions of principal to the holders of the related Component Loan Certificates until the principal balance of the related Non-Pooled Component is reduced to zero; and

      (vi) to the holders of the related Component Loan Certificates, to reimburse for all related Component Loan Collateral Support Deficits, if any, previously allocated to those Classes of Component Loan Certificates and for which no reimbursement has been previously received.

     The amounts to be applied pursuant to clauses (i), (ii) and (iii) above will be included as part of the Available Distribution Amount for the related Distribution Date and will be applied as described below to make distributions on the Certificates (other than the Component Loan Certificates).

     Any Net Aggregate Prepayment Interest Shortfalls with respect to each Component Loan will be allocated to reduce the amount of interest distributable, first to the related Non-Pooled Component (and as a result, to the related Component Loan Certificates) and then to the related Pooled Component and as a result to the other Classes of Certificates as described in this prospectus supplement.

     "Component Loan" means the Battlefield Mall Loan or the One Alliance Center Loan, as applicable.

     "Non-Pooled Component" means with respect to the Battlefield Mall Loan, the Battlefield Mall Non-Pooled Component and, with respect to the One Alliance Center Loan, the One Alliance Center Non-Pooled Component.

     "Non-Pooled Percentage" means with respect to each Component Loan, for any Distribution Date, a fraction expressed as a percentage, the numerator of which is (x) the principal balance of the related Non-Pooled Component and the denominator of which is (y) the sum of
(a) the principal balance of the related Pooled Component and (b) the principal balance of the related Non-Pooled Component.

     "Pooled Component" means with respect to the Battlefield Mall Loan, the Battlefield Mall Pooled Component and, with respect to the One Alliance Center Loan, the One Alliance Center Pooled Component.

     "Pooled Percentage" means with respect to each Component Loan, for any Distribution Date, a fraction expressed as a percentage, the numerator of which is (x) the principal balance of the related Pooled Component and the denominator of which is (y) the sum of (a) the principal balance of the related Pooled Component and (b) the principal balance of the related Non-Pooled Component.

     For purposes of calculating the allocation of collections on each Component Loan between the related Pooled Component, on the one hand, and the related Non-Pooled Component on the other hand, the related Pooled Component will be deemed to have a principal balance (with respect to each Component Loan, the "Pooled Balance") and the related Non-Pooled Component will be deemed to have an initial principal balance (with respect to each Component Loan, the "Non-Pooled Balance") equal to the related amounts described under "Description of the Mortgage Pool--Significant Mortgage Loans--The Battlefield Mall Pooled Component" and "--The One Alliance Center Pooled Component" in this prospectus supplement.

     With respect to each Component Loan, the related Pooled Component will accrue interest during each Interest Accrual Period on the amount of the related Pooled Balance outstanding immediately prior to the related Distribution Date at a per annum rate equal to 4.679700%, in the case of the One Alliance Center Loan, and 4.531700%, in the case of the Battlefield Mall Loan. The related Non-Pooled Component will accrue interest during each Interest Accrual Period on the amount of the related Non-Pooled Balance outstanding immediately prior to the related Distribution Date at a per annum rate equal to approximately 5.513575%, in the case of the One Alliance Center Loan, and 5.007033%, in the case of the Battlefield Mall Loan. The related Pooled Balance will be reduced on each Distribution Date by all distributions of principal made in respect of the related Pooled Component on such Distribution Date pursuant to either clause (ii) of the related Component Loan Non-Default Distribution Priority or clause (ii) of the related Component Loan Default Distribution Priority, as applicable, and any related Component Loan Collateral Support Deficits allocated to the related Pooled Component on such Distribution Date. The related Non-Pooled Balance will be reduced on each Distribution Date by all distributions of principal made to the related Component Loan Certificates (in respect of the related Non-Pooled Component) on such Distribution Date pursuant to either clause (v) of the related Component Loan Non-Default Distribution Priority or clause (v) of the related Component Loan Default Distribution Priority, as applicable, and any related Component Loan Collateral Support Deficits allocated to the related Component Loan Certificates on such Distribution Date.

     With respect to each Component Loan, in the event that Component Loan is in default, the related Component Loan Operating Advisor will have an option (with respect to each Component Loan, the "Component Loan Purchase Option") to purchase the related Component Loan (both the related Pooled Component and the related Non-Pooled Component) from the trust fund at a price (with respect to each Component Loan, the "Component Loan Option Price") generally equal to the unpaid principal balance of the related Component Loan (both the related Pooled Component and the related Non-Pooled Component), plus accrued and unpaid interest on such balance, all related unreimbursed Servicing Advances, together with accrued and unpaid interest on all Advances and all accrued Special Servicing Fees allocable to the related Component Loan (both the related Pooled Component and the related Non-Pooled Component) whether paid or unpaid. If the related Component Loan Operating Advisor fails to exercise this option within the time period set forth in the Pooling and Servicing Agreement, certain other parties may have the right to exercise the related Component Loan Purchase Option as described under "Servicing of the Mortgage Loans--Realization Upon Defaulted Mortgage Loans" in this prospectus supplement.

     Unless and until the Purchase Option or the Component Loan Purchase Option with respect to a mortgage loan in default is exercised, the Special Servicer will be required to pursue such other resolution strategies available under the Pooling and Servicing Agreement, including workout and foreclosure, consistent with the Servicing Standards, but the Special Servicer will not be permitted to sell the mortgage loan in default other than pursuant to the exercise of the Purchase Option or the Component Loan Purchase Option.

     Priority. On each Distribution Date, for so long as the Certificate Balances of the Certificates have not been reduced to zero, the Paying Agent is required to apply amounts on deposit in the Upper-Tier Distribution Account, to the extent of the Available Distribution Amount, in the following order of priority:

     first, to the Class A-1, Class A-2 and Class X certificates, pro rata (based upon their respective entitlements to interest for that Distribution
Date), in respect of interest, up to an amount equal to the aggregate Interest Distribution Amount for those Classes;

     second, (a) to the Class A-1 certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount until the Certificate Balance of that Class is reduced to zero and (b) following reduction of the Certificate Balance of the Class A-1 certificates to zero, to the Class A-2 certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A-1 certificates on that Distribution Date) until the Certificate Balance of that Class is reduced to zero;

     third, to the Class A-1 and Class A-2 certificates, pro rata (based upon the aggregate unreimbursed Collateral Support Deficit allocated to each class), until all amounts of Collateral Support Deficit previously allocated to those Classes, but not previously reimbursed, have been reimbursed in full;

     fourth, to the Class B certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

     fifth, following reduction of the Certificate Balances of the Class A-1 and Class A-2 certificates to zero, to the Class B certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A-1 and Class A-2 certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

     sixth, to the Class B certificates, until all amounts of Collateral Support Deficit previously allocated to the Class B certificates, but not previously reimbursed, have been reimbursed in full;

     seventh, to the Class C certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

     eighth, following reduction of the Certificate Balances of the Class A-1, Class A-2 and Class B certificates to zero, to the Class C certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A-1, Class A-2 and Class B certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

     ninth, to the Class C certificates, until all amounts of Collateral Support Deficit previously allocated to the Class C certificates, but not previously reimbursed, have been reimbursed in full;

     tenth, to the Class D certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

     eleventh, following reduction of the Certificate Balances of the Class A-1, Class A-2, Class B and Class C certificates to zero, to the Class D certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A-1, Class A-2, Class B and Class C certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

     twelfth, to the Class D certificates, until all amounts of Collateral Support Deficit previously allocated to the Class D certificates, but not previously reimbursed, have been reimbursed in full;

     thirteenth, to the Class E certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

     fourteenth, following reduction of the Certificate Balances of the Class A-1, Class A-2, Class B, Class C and Class D certificates to zero, to the Class E certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A-1, Class A-2, Class B, Class C and Class D certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

     fifteenth, to the Class E certificates, until all amounts of Collateral Support Deficit previously allocated to the Class E certificates, but not previously reimbursed, have been reimbursed in full;

     sixteenth, to the Class F certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

     seventeenth, following reduction of the Certificate Balances of the Class A-1, Class A-2, Class B, Class C, Class D and Class E certificates to zero, to the Class F certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A-1, Class A-2, Class B, Class C, Class D and Class E certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

     eighteenth, to the Class F certificates, until all amounts of Collateral Support Deficit previously allocated to the Class F certificates, but not previously reimbursed, have been reimbursed in full;

     nineteenth, to the Class G certificates, in respect of interest up to an amount equal to the Interest Distribution Amount for that Class;

     twentieth, following reduction of the Certificate Balances of the Class A-1, Class A-2, Class B, Class C, Class D, Class E and Class F certificates to zero, to the Class G certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A-1, Class A-2, Class B, Class C, Class D, Class E and Class F certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

     twenty-first, to the Class G certificates, until all amounts of Collateral Support Deficit previously allocated to the Class G certificates, but not previously reimbursed, have been reimbursed in full;

     twenty-second, to the Class H certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

     twenty-third, following reduction of the Certificate Balances of the Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F and Class G certificates to zero, to the Class H certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F and Class G certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

     twenty-fourth, to the Class H certificates, until all amounts of Collateral Support Deficit previously allocated to the Class H certificates, but not previously reimbursed, have been reimbursed in full;

     twenty-fifth, to the Class J certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

     twenty-sixth, following reduction of the Certificate Balances of the Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F, Class G and Class H certificates to zero, to the Class J certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F, Class G and Class H certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

     twenty-seventh, to the Class J certificates, until all amounts of Collateral Support Deficit previously allocated to the Class J certificates, but not previously reimbursed, have been reimbursed in full;

     twenty-eighth, to the Class K certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

     twenty-ninth, following reduction of the Certificate Balances of the Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class J certificates to zero, to the Class K certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class J certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

     thirtieth, to the Class K certificates, until all amounts of Collateral Support Deficit previously allocated to the Class K certificates, but not previously reimbursed, have been reimbursed in full;

     thirty-first, to the Class L certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

     thirty-second, following reduction of the Certificate Balances of the Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J and Class K certificates to zero, to the Class L certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J and Class K certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

     thirty-third, to the Class L certificates, until all amounts of Collateral Support Deficit previously allocated to the Class L certificates, but not previously reimbursed, have been reimbursed in full;

     thirty-fourth, to the Class M certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

     thirty-fifth, following reduction of the Certificate Balances of the Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K and Class L certificates to zero, to the Class M certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K and Class L certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

     thirty-sixth, to the Class M certificates, until all amounts of Collateral Support Deficit previously allocated to the Class M certificates, but not previously reimbursed, have been reimbursed in full;

     thirty-seventh, to the Class N certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

     thirty-eighth, following reduction of the Certificate Balances of the Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L and Class M certificates to zero, to the Class N certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L and Class M certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

     thirty-ninth, to the Class N certificates, until all amounts of Collateral Support Deficit previously allocated to the Class N certificates, but not previously reimbursed, have been reimbursed in full;

     fortieth, to the Class NR certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

     forty-first, following reduction of the Certificate Balances of the Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M and Class N certificates to zero, to the Class NR certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M and Class N certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

     forty-second, to the Class NR certificates, until all amounts of Collateral Support Deficit previously allocated to the Class NR certificates, but not previously reimbursed, have been reimbursed in full; and

     forty-third, to the Class R and Class LR certificates, the amount, if any, of the Available Distribution Amount remaining in the Upper-Tier Distribution Account, the Lower-Tier Distribution Account and each Component Loan Distribution Account, respectively, with respect to that Distribution Date.

     Reimbursement of previously allocated Collateral Support Deficit will not constitute distributions of principal for any purpose and will not result in an additional reduction in the Certificate Balance of the Class of Certificates in respect of which a reimbursement is made.

     Notwithstanding the distribution priority second set forth above, on and after the Distribution Date on which the Certificate Balances of the Subordinate Certificates have all been reduced to zero (that date, the "Cross-Over Date"), the Principal Distribution Amount will be distributed pursuant to priority second set forth above, pro rata (based upon their respective Certificate Balances), among the Classes of Class A-1 and Class A-2 certificates without regard to the priorities set forth above.

     Pass-Through Rates. The interest rate (the "Pass-Through Rate") applicable to each Class of Certificates (other than the Residual Certificates) for any Distribution Date will equal the rates set forth below.

     The Pass-Through Rate on the Class A-1 certificates is a per annum rate equal to %.

     The Pass-Through Rate on the Class A-2 certificates is a per annum rate equal to %, subject to a maximum rate equal to the WAC Rate.

     The Pass-Through Rate on the Class B certificates is a per annum rate equal to %, subject to a maximum rate equal to the WAC Rate.

     The Pass-Through Rate on the Class C certificates is a per annum rate equal to %, subject to a maximum rate equal to the WAC Rate.

     The Pass-Through Rate on the Class D certificates is a per annum rate equal to %, subject to a maximum rate equal to the WAC Rate.

     The Pass-Through Rate on the Class E certificates is a per annum rate equal to the WAC Rate less %.

     The Pass-Through Rate on the Class F certificates is a per annum rate equal to the WAC Rate less %.

     The Pass-Through Rate on the Class G certificates is a per annum rate equal to the WAC Rate.

     The Pass-Through Rate on the Class H certificates is a per annum rate equal to %, subject to a maximum rate equal to the WAC Rate.

     The Pass-Through Rate on the Class J certificates is a per annum rate equal to %, subject to a maximum rate equal to the WAC Rate.

     The Pass-Through Rate on the Class K certificates is a per annum rate equal to %, subject to a maximum rate equal to the WAC Rate.

     The Pass-Through Rate on the Class L certificates is a per annum rate equal to %, subject to a maximum rate equal to the WAC Rate.

     The Pass-Through Rate on the Class M certificates is a per annum rate equal to %, subject to a maximum rate equal to the WAC Rate.

     The Pass-Through Rate on the Class N certificates is a per annum rate equal to %, subject to a maximum rate equal to the WAC Rate.

     The Pass-Through Rate on the Class NR certificates is a per annum rate equal to %, subject to a maximum rate equal to the WAC Rate.

     The Pass-Through Rate applicable to the Class X-1 and Class X-2 certificates for the initial Distribution Date will equal approximately % and
 % per annum, respectively.

     The Pass-Through Rate for the Class X-1 certificates for each Distribution Date will equal the weighted average of the respective Class X-1 Strip Rates, at which interest accrues from time to time on the respective components (the "Class X-1 Components") of the Class X-1 certificates outstanding immediately prior to such Distribution Date (weighted on the basis of the respective balances of those Class X-1 Components immediately prior to the Distribution
Date). Each Class X-1 Component will be comprised of all or a designated portion of the Certificate Balance of one of the classes of Principal Balance Certificates. In general, the Certificate Balance of each Class of Principal Balance Certificates will constitute a separate Class X-1 Component. However, if a portion, but not all, of the Certificate Balance of any particular Class of Principal Balance Certificates is identified under "--General" above as being part of the Notional Amount of the Class X-2 certificates immediately prior to any Distribution Date, then the identified portion of the Certificate Balance will also represent one or more separate Class X-1 Components for purposes of calculating the Pass-Through Rate of the Class X-1 certificates, and the remaining portion of the Certificate Balance will represent one or more separate Class X-1 Components for purposes of calculating the Pass-Through Rate of the Class X-1 certificates. For each Distribution Date through and including the Distribution Date in August 2010, the "Class X-1 Strip Rate" for each Class X-1 Component will be calculated as follows:

      (1) if such Class X-1 Component consists of the entire Certificate Balance of any Class of Principal Balance Certificates, and if the Certificate Balance also constitutes, in its entirety, a Class X-2 Component immediately prior to the Distribution Date, then the applicable Class X-1 Strip Rate will equal the excess, if any, of (a) the WAC Rate for the Distribution Date, over (b) the greater of (i) the reference rate specified on Schedule I for such Distribution Date and (ii) the Pass-Through Rate in effect for the Distribution Date for the applicable Class of Principal Balance Certificates;

      (2) if such Class X-1 Component consists of a designated portion (but not all) of the Certificate Balance of any Class of Principal Balance Certificates, and if the designated portion of the Certificate Balance also constitutes a Class X-2 Component immediately prior to the Distribution Date, then the applicable Class X-1 Strip Rate will equal the excess, if any, of (a) the WAC Rate for the Distribution Date, over (b) the greater of (i) the reference rate specified on Schedule I for such Distribution Date and (ii) the Pass-Through Rate in effect for the Distribution Date for the applicable Class of Principal Balance Certificates;

      (3) if such Class X-1 Component consists of the entire Certificate Balance of any Class of Principal Balance Certificates, and if the Certificate Balance does not, in whole or in part, also constitute a Class X-2 Component immediately prior to the Distribution Date, then the applicable Class X-1 Strip Rate will equal the excess, if any, of (a) the WAC Rate for the Distribution Date, over (b) the Pass-Through Rate in effect for the Distribution Date for the Class of Principal Balance Certificates; and

      (4) if such Class X-1 Component consists of a designated portion (but not all) of the Certificate Balance of any Class of Principal Balance Certificates, and if the designated portion of the Certificate Balance does not also constitute a Class X-2 Component immediately prior to the Distribution Date, then the applicable Class X-1 Strip Rate will equal the excess, if any, of (a) the WAC Rate for the Distribution Date, over (b) the Pass-Through Rate in effect for the Distribution Date for the applicable Class of Principal Balance Certificates.

     For each Distribution Date after the Distribution Date in August 2010, the Certificate Balance of each Class of Principal Balance Certificates will constitute one or more separate Class X-1 Components, and the applicable Class X-1 Strip Rate with respect to each such Class X-1 Component for each Distribution Date will equal the excess, if any, of (a) the WAC Rate for the Distribution Date, over (b) the Pass-Through Rate in effect for the Distribution Date for the Class of Principal Balance Certificates whose Certificate Balance makes up the applicable Class X-1 Component.

     The Pass-Through Rate for the Class X-2 certificates, for each Distribution Date through and including the Distribution Date in August 2010, will equal the weighted average of the respective Class X-2 Strip Rates, at which interest accrues from time to time on the respective components (each a "Class X-2 Component") of the Class X-2 certificates outstanding immediately prior to the Distribution Date (weighted on the basis of the balances of the applicable Class X-2 Components immediately prior to the Distribution Date). Each Class X-2 Component will be comprised of all or a designated portion of the Certificate Balance of a specified Class of Principal Balance Certificates. If all or a designated portion of the Certificate Balance of any Class of Principal Balance Certificates is identified under "--General" above as being part of the Notional Amount of the Class X-2 certificates immediately prior to any Distribution Date, then that Certificate Balance (or designated portion of that Certificate Balance) will represent one or more separate Class X-2 Components for purposes of calculating the Pass-Through Rate of the Class X-2 certificates. For each Distribution Date through and including the Distribution Date in August 2010, the "Class X-2 Strip Rate" for each Class X-2 Component will equal the excess, if any, of:

      (1) the lesser of (a) the reference rate specified on Schedule I for such Distribution Date and (b) the WAC Rate for such Distribution Date, over

      (2) the Pass-Through Rate in effect on such Distribution Date for the Class of Principal Balance Certificates whose Certificate Balance, or a designated portion of that Certificate Balance, comprises such Class X-2 Component.


     After the Distribution Date in August 2010, the Class X-2 certificates will cease to accrue interest and will have a 0% Pass-Through Rate.

     The Pass-Through Rate on each Class of Offered Certificates for the first Distribution Date is expected to be as set forth on page S-5 of this prospectus supplement.

     The "WAC Rate" with respect to any Distribution Date is equal to the weighted average of the applicable Net Mortgage Rates for the mortgage loans (the Pooled Component only, with respect to the related Component Loan) weighted on the basis of their respective Stated Principal Balances as of the Closing Date (the Stated Principal Balance of the related Pooled Component only, with respect to the related Component Loan), in the case of the first Distribution Date, or, for all other Distribution Dates, the preceding Distribution Date.

     The "Net Mortgage Rate" for each mortgage loan is equal to the related Mortgage Rate in effect from time to time, less the related Administrative Cost Rate; provided, however, that for purposes of calculating Pass-Through Rates, the Net Mortgage Rate for any mortgage loan will be determined without regard to any modification, waiver or amendment of the terms of the mortgage loan, whether agreed to by the Master Servicer, the Special Servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related borrower. Notwithstanding the foregoing, for mortgage loans that do not accrue on a 30/360 Basis, then, solely for purposes of calculating the Pass-Through Rate on the Certificates, the Net Mortgage Rate of the mortgage loan for any one-month period preceding a related due date will be the annualized rate at which interest would have to accrue in respect of the mortgage loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest actually required to be paid in respect of the mortgage loan during the one-month period at the related Net Mortgage Rate; provided, however, that with respect to each Withheld Loan, the Net Mortgage Rate for the one month period (1) prior to the due dates in January and February in any year which is not a leap year or in February in any year which is a leap year will be the per annum rate stated in the related Mortgage Note less the related Administrative Cost Rate, and (2) prior to the due date in March, will be determined inclusive of the amounts withheld for the immediately preceding February and, if applicable, January.

     "Administrative Cost Rate" as of any date of determination will be equal to the sum of the Servicing Fee Rate and the Trustee Fee Rate.

     The "Mortgage Rate" with respect to any mortgage loan is the per annum rate at which interest accrues on the mortgage loan as stated in the related Mortgage Note in each case without giving effect to any default rate or an increased interest rate.

     "Excess Interest" with respect to each ARD Loan is the interest accrued at the related Revised Rate in respect of each ARD Loan in excess of the interest accrued at the related Initial Rate, plus any related interest, to the extent permitted by applicable law.

     Interest Distribution Amount. Interest will accrue for each Class of Certificates (other than the Residual Certificates) during the related Interest Accrual Period. The "Interest Distribution Amount" of any Class of Certificates (other than the Residual Certificates) for any Distribution Date is an amount equal to all Distributable Certificate Interest in respect of that Class for that Distribution Date and, to the extent not previously paid, for all prior Distribution Dates.

     The "Interest Accrual Period" in respect of each Class of Certificates (other than the Residual Certificates) for each Distribution Date will be the calendar month prior to the calendar month in which that Distribution Date occurs and will be calculated assuming that each month has 30 days and each year has 360 days.

     The "Distributable Certificate Interest" in respect of each Class of Certificates (other than the Residual Certificates) for each Distribution Date is equal to one month's interest at the Pass-Through Rate applicable to that Class of Certificates for that Distribution Date accrued for the related Interest Accrual Period on the related Certificate Balance or Notional Amount, as the case may be, outstanding immediately prior to that Distribution Date, reduced (other than in the case of the Class X Certificates) (to not less than zero) by such Class's allocable share (calculated as described below) of the aggregate of any Prepayment Interest Shortfalls resulting from any principal prepayments made on the mortgage loans during the related Due Period that are not covered by the Master Servicer's Compensating Interest Payment for the related Distribution Date (the aggregate of the Prepayment Interest Shortfalls that are not so covered, as to the related Distribution Date, the "Net Aggregate Prepayment Interest Shortfall").

     The portion of the Net Aggregate Prepayment Interest Shortfall for any Distribution Date that is allocable to each Class of Certificates (other than the Residual Certificates, the Class BM Certificates and the Class X Certificates) will equal the product of (a) the Net Aggregate Prepayment Interest Shortfall, multiplied by (b) a fraction, the numerator of which is equal to the Interest Distribution Amount in respect of that Class of Certificates for the related Distribution Date, and the denominator of which is equal to the aggregate Interest Distribution Amount in respect of all Classes of Certificates (other than the Residual Certificates, the Class BM Certificates, and the Class X Certificates) for the related Distribution Date.

     With respect to each Component Loan, Net Aggregate Prepayment Interest Shortfalls will be allocated first to the related Non-Pooled Component and then to the related Pooled Component. Any Net Aggregate Prepayment Interest Shortfall, to the extent not allocated to the related Non-Pooled Component, will be allocated to the Certificates (other than the Residual Certificates, the Component Loan Certificates and the Class X Certificates) as described above.

     Principal Distribution Amount. The "Principal Distribution Amount" for any Distribution Date is an amount equal to (1) the sum of (a) the Principal Shortfall for that Distribution Date,

(b) the Scheduled Principal Distribution Amount for that Distribution Date and
(c) the Unscheduled Principal Distribution Amount for that Distribution Date, less (2) with respect to each Component Loan, (a) in the event that the related Component Loan Default Distribution Priority is not in effect, an amount equal to the product of (x) the related Component Loan Principal Distribution Amount for that Distribution Date and (y) the related Non-Pooled Percentage for that Distribution Date or (b) in the event that the related Component Loan Default Distribution Priority is in effect, any amounts required to be distributed to the related Component Loan Certificates pursuant to the related Component Loan Default Distribution Priority for that Distribution Date.

     The "Component Loan Principal Distribution Amount" with respect to each Component Loan, for any Distribution Date is an amount equal to the sum of (a) the related Component Loan Principal Shortfall for that Distribution Date, (b) the portion of the Scheduled Principal Distribution Amount for such Distribution Date that relates to that Component Loan and (c) the portion of the Unscheduled Principal Distribution Amount for such Distribution Date that relates to that Component Loan.

     The "Scheduled Principal Distribution Amount" for each Distribution Date will equal the aggregate of the principal portions of (a) all Periodic Payments (excluding balloon payments and Excess Interest) due during or, if and to the extent not previously received or advanced and distributed to Certificateholders on a preceding Distribution Date, prior to the related Due Period and all Assumed Scheduled Payments for the related Due Period, in each case to the extent paid by the related borrower as of the related Determination Date (or, with respect to each mortgage loan with a due date occurring, or a grace period ending, after the related Determination Date, the related due date or, last day of such grace period, as applicable) or advanced by the Master Servicer or the Trustee, as applicable, and (b) all balloon payments to the extent received on or prior to the related Determination Date (or, with respect to each mortgage loan with a due date occurring, or a grace period ending, after the related Determination Date, the related due date or, last day of such grace period, as applicable, to the extent received by the Master Servicer as of the business day preceding the related Master Servicer Remittance Date), and to the extent not included in clause (a) above. The Scheduled Principal Distribution Amount from time to time will include all late payments of principal made by a borrower, including late payments in respect of a delinquent balloon payment, regardless of the timing of those late payments, except to the extent those late payments are otherwise reimbursable to the Master Servicer or the Trustee, as the case may be, for prior Advances.

     The "Unscheduled Principal Distribution Amount" for each Distribution Date will equal the aggregate of: (a) all prepayments of principal received on the mortgage loans on or prior to the related Determination Date (or, with respect to voluntary prepayments of principal of each mortgage loan with a due date occurring, or a grace period ending, after the related Determination Date, the related due date or, last day of such grace period, as applicable, to the extent received by the Master Servicer as of the business day preceding the related Master Servicer Remittance Date); and (b) any other collections (exclusive of payments by borrowers) received on the mortgage loans and any REO Properties on or prior to the related Determination Date, whether in the form of Liquidation Proceeds, Insurance and Condemnation Proceeds, net income, rents, and profits from REO Property or otherwise, that were identified and applied by the Master Servicer as recoveries of previously unadvanced principal of the related mortgage loan; provided that all such Liquidation Proceeds and Insurance and Condemnation Proceeds shall be reduced by any unpaid Special Servicing Fees, Liquidation Fees, accrued interest on Advances and other additional trust fund expenses incurred in connection with the related mortgage loan, thus reducing the Unscheduled Principal Distribution Amount.

     The "Assumed Scheduled Payment" for any Due Period and with respect to any mortgage loan that is delinquent in respect of its balloon payment (including any REO Loan as to which the balloon payment would have been past due), is an amount equal to the sum of (a) the principal portion of the Periodic Payment that would have been due on that mortgage loan on the related due date based on the constant payment required by the related Mortgage Note or the original amortization schedule of the mortgage loan (as calculated with interest at the related Mortgage Rate), if applicable, assuming the related balloon payment has not become due, after giving effect to any modification, and (b) interest on the Stated Principal Balance of that mortgage loan at its Mortgage Rate (net of the applicable rate at which the Servicing Fee is calculated).

     For purposes of the foregoing definitions of Principal Distribution Amount and Component Loan Principal Distribution Amount, the term "Principal Shortfall" for any Distribution Date means the amount, if any, by which (1) the Principal Distribution Amount for the prior Distribution Date exceeds (2) the aggregate amount distributed in respect of principal on the Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N and Class NR certificates on the preceding Distribution Date. There will be no Principal Shortfall on the first Distribution Date. The term "Component Loan Principal Shortfall," with respect to each Component Loan, for any Distribution Date means, the amount, if any, by which (a) the related Component Loan Principal Distribution Amount for the prior Distribution Date exceeds (b) the aggregate amount distributed in respect of principal in respect of the related Pooled Component and the related Component Loan Certificates on the preceding Distribution Date.

     Certain Calculations with Respect to Individual Mortgage Loans. The Stated Principal Balance of each mortgage loan outstanding at any time represents the principal balance of the mortgage loan ultimately due and payable to the Certificateholders. The "Stated Principal Balance" of each mortgage loan will initially equal its Cut-off Date Balance and, on each Distribution Date, will be reduced by the portion of the Principal Distribution Amount (without regard to the proviso in the definition of the term "Unscheduled Principal Distribution Amount") for that date that is attributable to that mortgage loan or, in the case of each Component Loan, the Principal Distribution Amount in respect of the related Pooled Component for such Distribution Date. The Stated Principal Balance of a mortgage loan may also be reduced in connection with any forced reduction of its actual unpaid principal balance imposed by a court presiding over a bankruptcy proceeding in which the related borrower is the debtor. See "Certain Legal Aspects of Mortgage Loans--Bankruptcy Laws" in the prospectus. If any mortgage loan is paid in full or the mortgage loan (or any Mortgaged Property acquired in respect of the mortgage loan) is otherwise liquidated, then, as of the first Distribution Date that follows the end of the Due Period in which that payment in full or liquidation occurred and notwithstanding that a loss may have occurred in connection with any liquidation, the Stated Principal Balance of the mortgage loan will be zero.

     For purposes of calculating distributions on, and allocations of Collateral Support Deficit or Component Loan Collateral Support Deficit, as applicable, to, the Certificates, as well as for purposes of calculating the Servicing Fee and Trustee Fee payable each month, each REO Property will be treated as if there exists with respect thereto an outstanding mortgage loan (an "REO Loan"), and all references to mortgage loan, mortgage loans and pool of mortgage loans in this prospectus supplement and in the prospectus, when used in that context, will be deemed to also be references to or to also include, as the case may be, any REO Loans. Each REO Loan will generally be deemed to have the same characteristics as its actual predecessor mortgage loan, including the same fixed Mortgage Rate (and, accordingly, the same Net Mortgage Rate) and the same unpaid principal balance and Stated Principal Balance. Amounts due on the predecessor mortgage loan, including any portion of it payable or reimbursable to the Master Servicer or Special Servicer, will continue to be "due" in respect of the REO Loan; and amounts received in respect of the related REO Property, net of payments to be made, or reimbursement to the Master Servicer or Special Servicer for payments previously advanced, in connection with the operation and management of that property, generally will be applied by the Master Servicer as if received on the predecessor mortgage loan.

     Excess Interest. On each Distribution Date, the Paying Agent is required to distribute any Excess Interest received with respect to ARD Loans on or prior to the related Determination Date to the Class NR certificates.

ALLOCATION OF YIELD MAINTENANCE CHARGES

     On any Distribution Date, Yield Maintenance Charges calculated by reference to a U.S. treasury rate collected during the related Due Period will be required to be distributed by the Paying Agent on the Classes of Certificates as follows: to each of the Class A, Class B, Class C, Class D, Class E, Class F and Class G certificates, for each Class an amount equal to the product of (a) a fraction, the numerator of which is the amount distributed as principal to such Class on such Distribution Date, and the denominator of which is the total amount distributed as principal to all Classes of Certificates on the Distribution Date, (b) the Base Interest Fraction for the related principal prepayment and such Class of Certificates and (c) the aggregate amount of Yield Maintenance Charges calculated by reference to a U.S. treasury rate collected on such principal prepayment during the related Due Period. Any Yield Maintenance Charges collected during the related Due Period remaining after such distributions will be distributed to the holders of the Class X-1 certificate.

     The "Base Interest Fraction" with respect to any principal prepayment on any mortgage loan and with respect to any Class of the Class A, Class B, Class C, Class D, Class E, Class F and Class G certificate is a fraction (A) whose numerator is the greater of (x) zero and (y) the difference between (i) the Pass-Through Rate on such Class of Certificates and (ii) the Discount Rate used in calculating the Yield Maintenance Charge with respect to such principal prepayment and (B) whose denominator is the difference between (i) the Mortgage Rate on the related mortgage loan and (ii) the Discount Rate used in calculating the Yield Maintenance Charge with respect with such principal prepayment; provided, however, that under no circumstances will the Base Interest Fraction be greater than one. If such Discount Rate is greater than the Mortgage Rate on the related mortgage loan, then the Base Interest Fraction shall equal zero.

     For a description of Yield Maintenance Charges, see "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans--Prepayment Provisions" in this prospectus supplement. See also "Risk Factors--Risks Relating to Enforceability of Yield Maintenance Charges or Defeasance Provisions" in this prospectus supplement and "Certain Legal Aspects of the Mortgage Loans--Default Interest and Limitations on Prepayments" in the prospectus regarding the enforceability of Yield Maintenance Charges.

ASSUMED FINAL DISTRIBUTION DATE; RATED FINAL DISTRIBUTION DATE

     The "Assumed Final Distribution Date" with respect to any Class of Offered Certificates is the Distribution Date on which the aggregate Certificate Balance of that Class of Certificates would be reduced to zero based on the assumptions set forth below. The Assumed Final Distribution Date will in each case be as follows:

CLASS DESIGNATION          ASSUMED FINAL DISTRIBUTION DATE
-----------------------   --------------------------------
   Class A-1 ..........          December 12, 2012
   Class A-2 ..........           August 12, 2013
   Class B ............           August 12, 2013
   Class C ............           August 12, 2013
   Class D ............           August 12, 2013

     The Assumed Final Distribution Dates set forth above were calculated without regard to any delays in the collection of balloon payments and without regard to a reasonable liquidation time with respect to any mortgage loans that may become delinquent. Accordingly, in the event of defaults on the mortgage loans, the actual final Distribution Date for one or more classes of the Offered Certificates may be later, and could be substantially later, than the related Assumed Final Distribution Date(s).

     In addition, the Assumed Final Distribution Dates set forth above were calculated on the basis of a 0% CPR and assuming the ARD Loans are prepaid in full on their respective Anticipated Repayment Dates. Since the rate of payment (including prepayments) of the mortgage loans may exceed the scheduled rate of payments, and could exceed the scheduled rate by a substantial amount, the actual final Distribution Date for one or more Classes of the Offered Certificates may be earlier, and could be substantially earlier, than the related Assumed Final Distribution Date(s). The rate of payments (including prepayments) on the mortgage loans will depend on the characteristics of the mortgage loans, as well as on the prevailing level of interest rates and other economic factors, and we cannot assure you as to actual payment experience. Finally, the Assumed Final Distribution Dates were calculated assuming that there would not be an early termination of the trust fund.

     The "Rated Final Distribution Date" for each Class of Offered Certificates will be July 12, 2037, the first Distribution Date after the 24th month following the end of the stated amortization term for the mortgage loan that, as of the cut-off date, will have the longest remaining amortization term.

SUBORDINATION; ALLOCATION OF COLLATERAL SUPPORT DEFICIT

     The rights of holders of the Subordinate Certificates to receive distributions of amounts collected or advanced on the mortgage loans will be subordinated, to the extent described in this prospectus supplement, to the rights of holders of the Senior Certificates. Moreover, to the extent described in this prospectus supplement:

    o the rights of the holders of the Class NR certificates will be subordinated to the rights of the holders of the Class N certificates,

    o the rights of the holders of the Class N and Class NR certificates will be subordinated to the rights of the holders of the Class M certificates,

    o the rights of the holders of the Class M, Class N and Class NR certificates will be subordinated to the rights of the holders of the Class L certificates,

    o the rights of the holders of the Class L, Class M, Class N and Class NR certificates will be subordinated to the rights of the holders of the Class K certificates,

    o the rights of the holders of the Class K, Class L, Class M, Class N and Class NR certificates will be subordinated to the rights of the holders of the Class J certificates,

    o the rights of the holders of the Class J, Class K, Class L, Class M, Class N and Class NR certificates will be subordinated to the rights of the holders of the Class H certificates,

    o the rights of the holders of the Class H, Class J, Class K, Class L, Class M, Class N and Class NR certificates will be subordinated to the rights of the holders of the Class G certificates,

    o the rights of the holders of the Class G, Class H, Class J, Class K, Class L, Class M, Class N and Class NR certificates will be subordinated to the rights of the holders of the Class F certificates,

    o the rights of the holders of the Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N and Class NR certificates will be subordinated to the rights of the holders of the Class E certificates,

    o the rights of the holders of the Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N and Class NR certificates will be subordinated to the rights of the holders of the Class D certificates,

    o the rights of the holders of the Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N and Class NR certificates will be subordinated to the rights of the holders of the Class C certificates,

    o the rights of the holders of the Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N and Class NR certificates will be subordinated to the rights of the holders of the Class B certificates,

    o the rights of the holders of the Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N and Class NR certificates will be subordinated to the rights of the holders of the Senior Certificates, and

    o the rights of the holders each of the Component Loan Certificates will be subordinated to the rights of the holders of the Offered Certificates and the holders of the Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class NR, Class X-1 and Class X-2 certificates with respect to distributions and the allocation of losses on the related Component Loan only, to the extent described in this prospectus supplement.

     This subordination is intended to enhance the likelihood of timely receipt by the holders of the Senior Certificates of the full amount of all interest payable in respect of the Senior Certificates on each Distribution Date, and the ultimate receipt by the holders of the Class A Certificates of principal in an amount equal to, in each case, the entire Certificate Balance of the Class A Certificates. Similarly, but to decreasing degrees, this subordination is also intended to enhance the likelihood of timely receipt by the holders of the Class B certificates, the holders of the Class C certificates and the holders of the Class D certificates of the full amount of interest payable in respect of that Class of certificates on each Distribution Date, and the ultimate receipt by the holders of the Class B certificates, the holders of the Class C certificates and the holders of the Class D certificates of principal equal to the entire Certificate Balance of each of those Classes of Certificates.

     The protection afforded to the holders of the Class D certificates by means of the subordination of the Non-Offered Certificates that are Subordinate Certificates (the "Non-Offered Subordinate Certificates"), to the holders of the Class C certificates by the subordination of the Class D certificates and the Non-Offered Subordinate Certificates, to the holders of the Class B certificates by the subordination of the Class C and Class D certificates and the Non-Offered Subordinate Certificates and to the holders of the Senior Certificates by means of the subordination of the Subordinate Certificates will be accomplished by the application of the Available Distribution Amount on each Distribution Date in accordance with the order of priority described under "--Distributions" above and by the allocation of Collateral Support Deficits in the manner described below. No other form of credit support will be available for the benefit of the holders of the Offered Certificates.

     After the Cross-Over Date has occurred, allocation of principal will be made to the Class A-1 and Class A-2 certificates, pro rata until their Certificate Balances have been reduced to zero. Prior to the Cross-Over Date, allocation of principal will be made first to the Class A Certificates until their Certificate Balances have been reduced to zero and then to the Subordinate Certificates. This allocation will have the effect of reducing the aggregate Certificate Balance of the Class A-1 and Class A-2 certificates at a proportionately faster rate than the rate at which the aggregate Stated Principal Balance of the pool of mortgage loans will decline. Therefore, as principal is distributed to the holders of the Class A-1 and Class A-2 certificates, the percentage interest in the trust fund evidenced by the Class A-1 and Class A-2 certificates will be decreased (with a corresponding increase in the Percentage Interest in the trust fund evidenced by the Subordinate Certificates), thereby increasing, relative to their respective Certificate Balances, the subordination afforded the Class A-1 and Class A-2 certificates by the Subordinate Certificates.

     Following retirement of the Class A-1 and Class A-2 certificates, the successive allocation on each Distribution Date of the remaining Principal Distribution Amount to the Class B certificates, the Class C certificates and the Class D certificates, in that order, for so long as they are outstanding, will provide a similar benefit to that Class of Certificates as to the relative amount of subordination afforded by the outstanding classes of Certificates (other than the Component Loan Certificates, Class X Certificates and the Residual Certificates) with later alphabetical Class designations and the Component Loan Certificates with respect to the related Component Loan Principal Distribution Amount.

     On each Distribution Date, immediately following the distributions to be made to the Certificateholders on that date, the Paying Agent is required to calculate the amount, if any, by which (1) the aggregate Stated Principal Balance of the mortgage loans (or in the case of each Component Loan, the related Pooled Balance of the related Pooled Component after giving effect to any allocations of related Component Loan Collateral Support Deficit on such Distribution Date) expected to be outstanding immediately following that Distribution Date is less than (2) the aggregate Certificate Balance of the Certificates (other than the Component Loan Certificates) after giving effect to distributions of principal on that Distribution Date (any deficit, "Collateral Support Deficit"). The Paying Agent will be required to allocate any Collateral Support Deficit among the respective classes of Certificates as follows: to the Class NR, Class N, Class M, Class L, Class K, Class J, Class H, Class G, Class F, Class E, Class D, Class C and Class B certificates, in that order, and in each case in respect of and until the remaining Certificate Balance of that Class has been reduced to zero. Following the reduction of the Certificate Balances of all Classes of Subordinate Certificates to zero, the Paying Agent will be required to allocate the Collateral Support Deficit among the Classes of Class A-1 and Class A-2 certificates pro rata (based upon their respective Certificate Balances), until the remaining Certificate Balances of the Class A-1 and Class A-2 certificates have been reduced to zero. Any Collateral Support Deficit allocated to a Class of Certificates will be allocated among respective Certificates of the Class in proportion to the Percentage Interests evidenced by those Certificates.

     Mortgage loan losses will not be allocated to any Class of Component Loan Certificates (other than mortgage loan losses on the related Component Loan) or the Class R, Class LR, Class X-1 or Class X-2 certificates. On each Distribution Date, immediately following the distributions to be made to the Component Loan Certificates and the related Pooled Component on that date, the Paying Agent is required to calculate with respect to each Component Loan, the amount, if any, by which (1) the aggregate Stated Principal Balance of that Component Loan expected to be outstanding immediately following that Distribution Date is less than (2) the related Pooled Balance of the related Pooled Component and the aggregate Certificate Balance of the related Component Loan Certificates after giving effect to distributions of principal on that Distribution Date (any deficit with respect to each Component Loan, a "Component Loan Collateral Support Deficit"). The Paying Agent will be required to allocate any Component Loan Collateral Support Deficit with respect to the One Alliance Center Loan, first, to reduce the Certificate Balance of the Class AC-3 certificates to zero, second, to reduce the Certificate Balance of the Class AC-2 certificates to zero and third, to reduce the Certificate Balance of the Class AC-1 certificates to zero and then to reduce the related Pooled Balance of the related Pooled Component to zero. The Paying Agent will be required to allocate any Component Loan Collateral Support Deficit with respect to the Battlefield Mall Loan, first, to reduce the Certificate Balance of the Class BM-3 certificates to zero, second, to reduce the Certificate Balance of the Class BM-2 certificates to zero, third, to reduce the Certificate Balance of the Class BM-1 certificates to zero and then to reduce the Pooled Balance of the related Pooled Component to zero.

     Mortgage loan losses and Collateral Support Deficits will not be allocated to the Class R or Class LR Certificates and will not be directly allocated to the Class X Certificates. However, the Notional Amounts of the Class X Certificates may be reduced if the related Class of Certificates are reduced by such loan losses or such Collateral Support Deficits.

     In general, Collateral Support Deficits and Component Loan Collateral Support Deficits could result from the occurrence of: (1) losses and other shortfalls on or in respect of the mortgage loans, including as a result of defaults and delinquencies on the mortgage loans, Nonrecoverable Advances made in respect of the mortgage loans, the payment to the Special Servicer of any compensation as described in "Servicing of the Mortgage Loans--Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement, and the payment of interest on Advances and certain servicing expenses; and (2) certain unanticipated, non-mortgage loan specific expenses of the trust fund, including certain reimbursements to the Trustee as described under "Description of the Pooling Agreements--Certain Matters Regarding the Trustee" in the prospectus, certain reimbursements to the Paying Agent as described under "Description of the Certificates--Paying Agent, Certificate Registrar and Authenticating Agent" in the prospectus supplement, certain reimbursements to the Master Servicer and the Depositor as described under "Description of the Pooling Agreements--Certain Matters Regarding the Master Servicer and the Depositor" in the prospectus, and certain federal, state and local taxes, and certain tax-related expenses, payable out of the trust fund as described under "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates" and "--Taxes That May Be Imposed on the REMIC Pool" in the prospectus. Accordingly, the allocation of Collateral Support Deficit and Component Loan Collateral Support Deficit as described above will constitute an allocation of losses and other shortfalls experienced by the trust fund.

     A Class of Offered Certificates will be considered outstanding until its Certificate Balance is reduced to zero. However, notwithstanding a reduction of its Certificate Balance to zero, reimbursements of any previously allocated Collateral Support Deficits are required thereafter to be made to a class of Offered Certificates in accordance with the payment priorities set forth in "--Distributions--Priority" above.


ADVANCES

     On the business day immediately preceding each Distribution Date (the "Master Servicer Remittance Date"), the Master Servicer will be obligated, to the extent determined to be recoverable as described below, to make advances (each, a "P&I Advance") out of its own funds or, subject to the replacement of those funds as provided in the Pooling and Servicing Agreement, certain funds held in the Certificate Account that are not required to be part of the Available Distribution Amount for that Distribution Date, in an amount equal to (but subject to reduction as described in the following paragraph) the aggregate of: (1) all Periodic Payments (net of any applicable Servicing Fees), other than balloon payments, which were due on the mortgage loans (including the Non-Pooled Component of each Component Loan) and any REO Loan during the related Due Period and not received as of the Master Servicer Remittance Date; and (2) in the case of each mortgage loan delinquent in respect of its balloon payment as of the related Master Servicer Remittance Date (including any REO Loan as to which the balloon payment would have been past due) and each REO Loan, an amount equal to its Assumed Scheduled Payment. The Master Servicer's obligations to make P&I Advances in respect of any mortgage loan or REO Property will continue, except if a determination as to non-recoverability is made, through and up to liquidation of the mortgage loan or disposition of the REO Property, as the case may be. However, no interest will accrue on any P&I Advance made with respect to a mortgage loan unless the related Periodic Payment is received after the related due date has passed and any applicable grace period has expired or if the related Periodic Payment is received prior to the Master Servicer Remittance Date. To the extent that the Master Servicer fails to make a P&I Advance that it is required to make under the Pooling and Servicing Agreement, the Trustee will make the required P&I Advance in accordance with the terms of the Pooling and Servicing Agreement.

     Neither the Master Servicer nor the Trustee will be required to make a P&I Advance for default interest, Yield Maintenance Charges or Excess Interest.

     If an Appraisal Reduction has been made with respect to any mortgage loan and such mortgage loan experiences subsequent delinquencies then the interest portion of any P&I Advance in respect of that mortgage loan for the related Distribution Date will be reduced (there will be no reduction in the principal portion of such P&I Advance) to equal the product of (x) the amount of the interest portion of the P&I Advance for that mortgage loan for the related Distribution Date without regard to this sentence, and (y) a fraction, expressed as a percentage, the numerator of which is equal to the Stated Principal Balance of that mortgage loan immediately prior to the related Distribution Date, net of the related Appraisal Reduction, if any, and the denominator of which is equal to the Stated Principal Balance of that mortgage loan immediately prior to the related Distribution Date. For purposes of the immediately preceding sentence, the Periodic Payment due on the maturity date for a balloon loan will be the Assumed Scheduled Payment for the related Distribution Date.

     In addition to P&I Advances, the Master Servicer will also be obligated and the Special Servicer will have the option (subject to the limitations described in this prospectus supplement) to make advances ("Servicing Advances" and, collectively with P&I Advances, "Advances") in connection with the servicing and administration of any mortgage loan in respect of which a default, delinquency or other unanticipated event has occurred or is reasonably foreseeable, or, in connection with the servicing and administration of any Mortgaged Property or REO Property, in order to pay delinquent real estate taxes, assessments and hazard insurance premiums and to cover other similar costs and expenses necessary to preserve the priority of or enforce the related mortgage loan documents or to protect, lease, manage and maintain the related Mortgaged Property (and with respect to the Sav On-LA AB Loan, such Advances include advances to prevent a default by the borrower under the lease with the tenant, subject to customary standards of recoverability). To the extent that the Master Servicer fails to make a Servicing Advance that it is required to make under the Pooling and Servicing Agreement and the Trustee has notice of this failure, the Trustee will make the required Servicing Advance in accordance with the terms of the Pooling and Servicing Agreement.

     The Master Servicer, the Special Servicer or the Trustee, as applicable, will be entitled to recover any Advance made out of its own funds from any amounts collected in respect of the mortgage loan as to which that Advance was made, whether in the form of late payments, Insurance and Condemnation Proceeds, Liquidation Proceeds or otherwise from the mortgage loan ("Related Proceeds"). Notwithstanding the foregoing, none of the Master Servicer, the Special Servicer or the Trustee will be obligated to make any Advance that it determines in its reasonable judgment would, if made, not be recoverable (including interest on the Advance) out of Related Proceeds (a "Nonrecoverable Advance"), and each of the Master Servicer, the Special Servicer and the Trustee will be entitled to recover any Advance made by it that it subsequently determines to be a Nonrecoverable Advance out of general funds on deposit in the Certificate Account. The Trustee will be entitled to rely conclusively on any non-recoverability determination of the Master Servicer or the Special Servicer, as applicable. Nonrecoverable Advances will represent a portion of the losses to be borne by the Certificateholders. No P&I Advances will be made with respect to delinquent amounts due on any Companion Loan and no Advances will be made on any Companion Loan if the related AB Loan is no longer a part of the trust. See "Description of the Certificates--Advances in Respect of Delinquencies" and "Description of the Pooling Agreements--Certificate Account" in the prospectus.

     Upon determination that a previously made Advance is not recoverable, instead of obtaining reimbursement out of general collections immediately, the Master Servicer, or the Trustee, as applicable, may, to the extent that such reimbursement will cause a shortfall in the interest distributable with respect to any of the Offered Certificates, in its sole discretion, elect to obtain reimbursement for such Nonrecoverable Advance over time (not to exceed 6 months or such longer period of time as agreed to by the Master Servicer or the Trustee, as applicable, and the Directing Certificateholder, each in its sole discretion) and the unreimbursed portion of such Advance will accrue interest at the Reimbursement Rate. At any time after such a determination to obtain reimbursement over time, the Master Servicer, the Special Servicer or the Trustee, as applicable, may, in its sole discretion, decide to obtain reimbursement immediately. The fact that a decision to recover such Nonrecoverable Advances over time, or not to do so, benefits some Classes of Certificateholders to the detriment of other Classes shall not, with respect to the Master Servicer, constitute a violation of the Servicing Standards and/or with respect to the Trustee, constitute a violation of any fiduciary duty to Certificateholders or contractual duty under the Pooling and Servicing Agreement.

     In connection with its recovery of any Advance, each of the Master Servicer, the Special Servicer and the Trustee will be entitled to be paid, out of any amounts then on deposit in the Certificate Account, interest at the Prime Rate (the "Reimbursement Rate") accrued on the amount of the Advance from the date made to but not including the date of reimbursement. The "Prime Rate" will be the prime rate, for any day, set forth in The Wall Street Journal, New York edition.

     Each Statement to Certificateholders furnished or made available by the Paying Agent to the Certificateholders will contain information relating to the amounts of Advances made with respect to the related Distribution Date. See "Description of the Certificates--Reports to Certificateholders; Certain Available Information" in this prospectus supplement and "Description of the Certificates--Reports to Certificateholders" in the prospectus.

APPRAISAL REDUCTIONS

     After an Appraisal Reduction Event has occurred, an Appraisal Reduction is required to be calculated. An "Appraisal Reduction Event" will occur on the earliest of:

      (1) 120 days after an uncured delinquency (without regard to the application of any grace period) occurs in respect of a mortgage loan;

      (2) the date on which a reduction in the amount of Periodic Payments on a mortgage loan, or a change in any other material economic term of the mortgage loan (other than an extension of its maturity), becomes effective as a result of a modification of the related mortgage loan by the Special Servicer;

      (3) the date on which a receiver has been appointed;

      (4) 60 days after a borrower declares bankruptcy;

      (5) 60 days after the date on which an involuntary petition of bankruptcy is filed with respect to the borrower;

      (6) 90 days after an uncured delinquency occurs in respect of a balloon payment for a mortgage loan if the borrower has not delivered to the Master Servicer on the related maturity date a written refinancing commitment reasonably satisfactory in form and substance to the Master Servicer which provides that such refinancing will occur within 60 days; and

      (7) immediately after a mortgage loan becomes an REO Loan.

     No Appraisal Reduction Event may occur at any time when the aggregate Certificate Balance of all Classes of Certificates (other than the Class A Certificates) has been reduced to zero.

     The "Appraisal Reduction" for any Distribution Date and for any mortgage loan as to which any Appraisal Reduction Event has occurred will be an amount calculated by the Special Servicer, in consultation with the Directing Certificateholder, as of the first Determination Date following the date the Special Servicer receives or performs such appraisal equal to the excess of (a) the Stated Principal Balance of that mortgage loan (including the related Non-Pooled Component, if applicable) over (b) the excess of (1) the sum of (a) 90% of the appraised value of the related Mortgaged Property as determined (A) by one or more MAI appraisals with respect to any mortgage loan (together with any other mortgage loan cross-collateralized with such mortgage loan) with an outstanding principal balance equal to or in excess of $2,000,000 (the costs of which will be paid by the Master Servicer as an Advance), or (B) by an internal valuation performed by the Special Servicer with respect to any mortgage loan (together with any other mortgage loan cross-collateralized with such mortgage loan) with an outstanding principal balance less than $2,000,000, and (b) all escrows, letters of credit and reserves in respect of such mortgage loan as of the date of calculation over (2) the sum as of the due date occurring in the month of the date of determination of (A) to the extent not previously advanced by the Master Servicer or the Trustee, all unpaid interest on that mortgage loan at a per annum rate equal to the Mortgage Rate, (B) all unreimbursed Advances and interest on those Advances at the Reimbursement Rate in respect of that mortgage loan and (C) all currently due and unpaid real estate taxes and assessments, insurance premiums and ground rents, unpaid Special Servicing Fees and all other amounts due and unpaid under the mortgage loan (which tax, premiums, ground rents and other amounts have not been the subject of an Advance by the Master Servicer, the Special Servicer or the Trustee, as applicable).

     The Special Servicer will be required to order an appraisal or conduct a valuation promptly upon the occurrence of an Appraisal Reduction Event. On the first Determination Date occurring on or after the delivery of the MAI appraisal or the completion of the valuation, the Special Servicer will be required to calculate in consultation with the Directing Certificateholder and report to the Directing Certificateholder (and, in the case of each Component Loan, the related Component Loan Operating Advisor), the Master Servicer and the Paying Agent, the Appraisal Reduction, taking into account the results of such appraisal or valuation. In the event that the Special Servicer has not received any required MAI appraisal within 60 days after the Appraisal Reduction Event (or, in the case of an appraisal in connection with an Appraisal Reduction Event described in clause (2) of the third preceding paragraph, within 120 days after the initial delinquency for the related Appraisal Reduction Event), the amount of the Appraisal Reduction will be deemed to be an amount equal to 25% of the current Stated Principal Balance of the related mortgage loan (including the related Non-Pooled Component, if applicable) until the MAI appraisal is received.

     As a result of calculating one or more Appraisal Reductions, the amount of any required P&I Advance will be reduced, which will have the effect of reducing the amount of interest available to the most subordinate Class of Certificates then outstanding (i.e., first to the Class NR certificates, then to the Class N certificates, then to the Class M certificates, then to the Class L certificates, then to the Class K certificates, then to the Class J certificates, then to the Class H certificates, then to the Class G certificates, then to the Class F certificates, then to the Class E certificates, then to the Class D certificates, then to the Class C certificates and then to the Class B certificates); provided that with respect to an Appraisal Reduction on a Component Loan, such Appraisal Reduction will be applied to the related Component Loan Certificates prior to any application of such Appraisal Reduction to the related Pooled Component (and as a result to the Offered Certificates). See "--Advances" above.

     With respect to each mortgage loan as to which an Appraisal Reduction has occurred (unless the mortgage loan has remained current for three consecutive Periodic Payments, and with respect to which no other Appraisal Reduction Event has occurred with respect thereto during the preceding three months), the Special Servicer is required, within 30 days of each annual anniversary of the related Appraisal Reduction Event to order an appraisal (which may be an update of a prior appraisal), the cost of which will be a Servicing Advance, or to conduct an internal valuation, as applicable. Based upon the appraisal or valuation, the Special Servicer is required to redetermine in consultation with the Directing Certificateholder and report to the Directing Certificateholder (and, in the case of each Component Loan, the related Component Loan Operating Advisor), the Master Servicer, the Trustee and the Paying Agent, the recalculated amount of the Appraisal Reduction with respect to the mortgage loan. The Directing Certificateholder will have 10 business days to review and approve each calculation of any recalculated Appraisal Reduction; provided, however, that if the Directing Certificateholder fails to approve any calculation of the recalculated Appraisal Reduction within 30 days of receipt, such consent will be deemed to be given. Notwithstanding the foregoing, the Special Servicer will not be required to obtain an appraisal or valuation with respect to a mortgage loan which is the subject of an Appraisal Reduction Event to the extent the Special Servicer has obtained an appraisal or valuation with respect to the related Mortgaged Property within the 12-month period prior to the occurrence of the Appraisal Reduction Event. Instead, the Special Servicer may use the prior appraisal or valuation in calculating any Appraisal Reduction with respect to the mortgage loan, provided that the Special Servicer is not aware of any material change to the Mortgaged Property, its earnings potential or risk characteristics, or marketability, or market conditions that has occurred that would affect the validity of the appraisal or valuation.

     Any mortgage loan previously subject to an Appraisal Reduction which becomes current and remains current for three consecutive Periodic Payments, and with respect to which no other Appraisal Reduction Event has occurred and is continuing, will no longer be subject to an Appraisal Reduction.

REPORTS TO CERTIFICATEHOLDERS; CERTAIN AVAILABLE INFORMATION

     On each Distribution Date, the Paying Agent will be required to make available on its website to each holder of a Certificate, the Master Servicer, the Underwriters, the Special Servicer, the Directing Certificateholder (or, in the case of each Component Loan, the related Component Loan Operating Advisor), each Rating Agency and certain assignees of the Depositor, including a financial market publisher (which is anticipated to initially be Bloomberg, L.P.), if any, a statement (a "Statement to Certificateholders") based upon information provided by the Master Servicer in accordance with the Commercial Mortgage Securities Association (or any successor organization reasonably acceptable to the Master Servicer and the Paying Agent) guidelines setting forth, among other things:

      (1) the amount of the distribution on the Distribution Date to the holders of each Class of Certificates in reduction of the Certificate Balance of the Certificates;

      (2) the amount of the distribution on the Distribution Date to the holders of each Class of Certificates allocable to Distributable Certificate Interest;

      (3) the aggregate amount of P&I Advances made in respect of the Distribution Date;

      (4) the aggregate amount of compensation paid to the Trustee and the Paying Agent and servicing compensation paid to the Master Servicer and the Special Servicer with respect to the Due Period for the Distribution Date;

      (5) the aggregate Stated Principal Balance of the mortgage loans and any REO Loans outstanding immediately before and immediately after the Distribution Date;

      (6) the number, aggregate principal balance, weighted average remaining term to maturity and weighted average Mortgage Rate of the mortgage loans as of the end of the related Due Period for the Distribution Date;

      (7) the number and aggregate principal balance of mortgage loans (A) delinquent 30-59 days, (B) delinquent 60-89 days, (C) delinquent 90 days or more, (D) current but specially serviced or in foreclosure but not an REO Property and (E) for which the related borrower is subject to oversight by a bankruptcy court;

      (8) the value of any REO Property included in the trust fund as of the Determination Date for the Distribution Date, on a loan-by-loan basis, based on the most recent appraisal or valuation;

      (9) the Available Distribution Amount for the Distribution Date;

      (10) the amount of the distribution on the Distribution Date to the holders of each Class of Certificates allocable to Yield Maintenance Charges;

      (11) the Pass-Through Rate for each Class of Certificates for the Distribution Date and the next succeeding Distribution Date;

      (12) the Scheduled Principal Distribution Amount and the Unscheduled Principal Distribution Amount for the Distribution Date;

      (13) the Certificate Balance or Notional Amount, as the case may be, of each Class of Certificates immediately before and immediately after the Distribution Date, separately identifying any reduction in these amounts as a result of the allocation of any Collateral Support Deficit or Component Loan Collateral Support Deficit on the Distribution Date;

      (14) the fraction, expressed as a decimal carried to eight places, the numerator of which is the then related Certificate Balance or Notional Amount, as the case may be, and the denominator of which is the related initial aggregate Certificate Balance or Notional Amount, as the case may be, for each Class of Certificates (other than the Residual Certificates) immediately following the Distribution Date;

      (15) the amount of any Appraisal Reductions effected in connection with the Distribution Date on a loan-by-loan basis and the total Appraisal Reduction effected in connection with such Distribution Date;

      (16) the number and Stated Principal Balances of any mortgage loans extended or modified since the previous Determination Date (or in the case of the first Distribution Date, as of the cut-off date) on a loan-by-loan basis;

      (17) the amount of any remaining unpaid interest shortfalls for each Class of Certificates as of the Distribution Date;

      (18) a loan-by-loan listing of each mortgage loan which was the subject of a principal prepayment since the previous Determination Date (or in the case of the first Distribution Date, as of the cut-off date) and the amount and the type of principal prepayment occurring;

      (19) a loan-by-loan listing of any mortgage loan which was defeased since the previous Determination Date (or in the case of the first Distribution Date, as of the cut-off date);

      (20) all deposits into, withdrawals from, and the balance of the Interest Reserve Account on the related Master Servicer Remittance Date;

      (21) the amount of the distribution on the Distribution Date to the holders of each Class of Certificates in reimbursement of Collateral Support Deficit or Component Loan Collateral Support Deficit;

      (22) the aggregate unpaid principal balance of the mortgage loans outstanding as of the close of business on the related Determination Date;

      (23) with respect to any mortgage loan as to which a liquidation occurred since the previous Determination Date (or in the case of the first Distribution Date, as of the cut-off date) (other than a payment in full),
     (A) its loan number, (B) the aggregate of all Liquidation Proceeds which are included in the Available Distribution Amount and Component Loan Available Funds and other amounts received in connection with the liquidation (separately identifying the portion allocable to distributions on the Certificates) and (C) the amount of any Collateral Support Deficit or Component Loan Collateral Support Deficit in connection with the liquidation;

      (24) with respect to any REO Property included in the trust as to which the Special Servicer determined, in accordance with accepted Servicing Standards, that all payments or recoveries with respect to the Mortgaged Property have been ultimately recovered since the previous Determination Date, (A) the loan number of the related mortgage loan, (B) the aggregate of all Liquidation Proceeds and other amounts received in connection with that determination (separately identifying the portion allocable to distributions on the Certificates) and (C) the amount of any realized loss in respect of the related REO Loan in connection with that determination;

      (25) the aggregate amount of interest on P&I Advances paid to the Master Servicer and the Trustee since the previous Determination Date (or in the case of the first Distribution Date, as of the cut-off date);

      (26) the aggregate amount of interest on Servicing Advances paid to the Master Servicer, the Special Servicer and the Trustee since the previous Determination Date (or in the case of the first Distribution Date, as of the cut-off date);

      (27) the original and then-current credit support levels for each Class of Certificates;

      (28) the original and then-current ratings for each Class of Certificates;

      (29) the amount of the distribution on the Distribution Date to the holders of the Residual Certificates; and

      (30) the aggregate amount of Yield Maintenance Charges collected since the previous Determination Date (or in the case of the first Distribution Date, as of the cut-off date).

     The Paying Agent will make available the Statements to Certificateholders through its website which is initially located at www.etrustee.net. In addition, the Paying Agent may make certain other information and reports (including the collection of reports specified by The Commercial Mortgage Securities Association (or any successor organization reasonably acceptable to the Paying Agent and the Master Servicer) as the "CMSA Investor Reporting Package") related to the mortgage loans available, to the extent that the Paying Agent receives such information and reports from the Master Servicer, and direction from the Depositor, or is otherwise directed to do so under the Pooling and Servicing Agreement. The Paying Agent will not make any representations or warranties as to the accuracy or completeness of any information provided by it and may disclaim responsibility for any information for which it is not the original source. In connection with providing access to the Paying Agent's website, the Paying Agent may require registration and acceptance of a disclaimer. The Paying Agent will not be liable for the dissemination of information made in accordance with the Pooling and Servicing Agreement.

     In the case of information furnished pursuant to clauses (1), (2), (10) and (15) above, the amounts will be expressed as a dollar amount in the aggregate for all Certificates of each applicable Class and per any definitive certificate. In addition, within a reasonable period of time after the end of each calendar year, the Paying Agent is required to furnish to each person or entity who at any time during the calendar year was a holder of a Certificate, a statement containing the information set forth in clauses (1), (2) and (10) above as to the applicable Class, aggregated for the related calendar year or applicable partial year during which that person was a Certificateholder, together with any other information that the Paying Agent deems necessary or desirable, or that a Certificateholder or Certificate Owner reasonably requests, to enable Certificateholders to prepare their tax returns for that calendar year. This obligation of the Paying Agent will be deemed to have been satisfied to the extent that substantially comparable information will be provided by the Paying Agent pursuant to any requirements of the Code as from time to time are in force.

     The Paying Agent will be required to provide or make available to a financial market publisher, which is anticipated initially to be Bloomberg, L.P., certain current information with respect to the Mortgaged Properties on a monthly basis, including current and original net operating income, debt service coverage ratio based upon borrowers' annual operating statements and occupancy rates, to the extent it has received the information from the Master Servicer pursuant to the Pooling and Servicing Agreement.

     The Pooling and Servicing Agreement requires that the Paying Agent (except for items (6) and (7) below, which will be made available by the Trustee) make available at its offices, during normal business hours, for review by any holder of an Offered Certificate, the Mortgage Loan Sellers, the Depositor, the Special Servicer, the Master Servicer, the Directing Certificateholder (and, in the case of each Component Loan, the related Component Loan Operating Advisor), each Rating Agency, any designee of the Depositor or any other person to whom the Paying Agent or the Trustee, as applicable, believes the disclosure is appropriate, upon their prior written request, originals or copies of, among other things, the following items:

      (1) the Pooling and Servicing Agreement and any amendments to that agreement;

      (2) all Statements to Certificateholders made available to holders of the relevant Class of Offered Certificates since the Closing Date;

      (3) all officer's certificates delivered to the Trustee and the Paying Agent since the Closing Date as described under "Description of the Pooling Agreements--Evidence as to Compliance" in the prospectus;

      (4) all accountants' reports delivered to the Trustee and the Paying Agent since the Closing Date as described under "Description of the Pooling Agreements--Evidence as to Compliance" in the prospectus;

      (5) the most recent property inspection report prepared by or on behalf of the Master Servicer or the Special Servicer and delivered to the Paying Agent in respect of each Mortgaged Property;

      (6) copies of the mortgage loan documents;

      (7) any and all modifications, waivers and amendments of the terms of a mortgage loan entered into by the Master Servicer or the Special Servicer and delivered to the Trustee; and

      (8) any and all statements and reports delivered to, or collected by, the Master Servicer or the Special Servicer, from the borrowers, including the most recent annual property Operating Statements, rent rolls and borrower financial statements, but only to the extent that the statements and reports have been delivered to the Paying Agent.

     Copies of any and all of the foregoing items will be available to those named in the above paragraph, from the Paying Agent or the Trustee, as applicable, upon request; however, the Paying Agent or the Trustee, as applicable, will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing the copies, except that the Directing Certificateholder shall be entitled to receive such items free of charge. Pursuant to the Pooling and Servicing Agreement, the Master Servicer will use reasonable efforts to enforce all provisions of the mortgage loan documents relating to the submission of financial and property information.

     The Pooling and Servicing Agreement will require the Master Servicer and the Paying Agent, subject to certain restrictions (including execution and delivery of a confidentiality agreement) set forth in the Pooling and Servicing Agreement, to provide certain of the reports or, in the case of the Master Servicer and the Controlling Class Certificateholder, access to the reports available as set forth above, as well as certain other information received by the Master Servicer or the Paying Agent, as the case may be, to any Certificateholder, the Underwriters, the Mortgage Loan Sellers, any Certificate Owner or any prospective investor so identified by a Certificate Owner or an Underwriter, that requests reports or information. However, the Paying Agent and the Master Servicer will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing copies of these reports or information, except that, other than for extraordinary or duplicate requests, the Directing Certificateholder shall be entitled to reports and information free of charge. Except as otherwise set forth in this paragraph, until the time definitive certificates are issued, notices and statements required to be mailed to holders of Certificates will be available to Certificate Owners of Offered Certificates only to the extent they are forwarded by or otherwise available through DTC and its Participants. Conveyance of notices and other communications by DTC to Participants, and by Participants to Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Except as otherwise set forth in this paragraph, the Master Servicer, the Special Servicer, the Trustee, the Paying Agent and the Depositor are required to recognize as Certificateholders only those persons in whose names the Certificates are registered on the books and records of the Certificate Registrar. The initial registered holder of the Offered Certificates will be Cede & Co., as nominee for DTC.

VOTING RIGHTS

     At all times during the term of the Pooling and Servicing Agreement, the voting rights for the Certificates (the "Voting Rights") will be allocated among the respective classes of Certificateholders as follows: (1) 4% in the case of the Class X Certificates (allocated pro rata between the Class X-1 and Class X-2 Certificates based upon their Notional Amounts), and (2) in the case of any other Class of Certificates (other than the Component Loan Certificates and the Residual Certificates), a percentage equal to the product of 96% and a fraction, the numerator of which is equal to the aggregate Certificate Balance of the class, in each case, determined as of the prior Distribution Date, and the denominator of which is equal to the aggregate Certificate Balance of all classes of Certificates (other than the Component Loan Certificates), each determined as of the prior Distribution Date. None of the Class AC, Class BM, Class R nor the Class LR certificates will be entitled to any Voting Rights. For purposes of determining Voting Rights, the Certificate Balance of each Class (other than the Component Loan Certificates) will not be reduced by the amount allocated to that Class of any Appraisal Reductions related to mortgage loans as to which Liquidation Proceeds or other final payment have not yet been received. Voting Rights allocated to a Class of Certificateholders will be allocated among the Certificateholders in proportion to the Percentage Interests evidenced by their respective Certificates. Solely for purposes of giving any consent, approval or waiver pursuant to the Pooling and Servicing Agreement, neither the Master Servicer, the Special Servicer nor the Depositor will be entitled to exercise any Voting Rights with respect to any Certificates registered in its name, if the consent, approval or waiver would in any way increase its compensation or limit its obligations in the named capacities under the Pooling and Servicing Agreement; provided, however, that the restrictions will not apply to the exercise of the Special Servicer's rights, if any, as a member of the Controlling Class.

TERMINATION; RETIREMENT OF CERTIFICATES

     The obligations created by the Pooling and Servicing Agreement will terminate upon payment (or provision for payment) to all Certificateholders of all amounts held by the Paying Agent on behalf of the Trustee and required to be paid following the earlier of (1) the final payment (or related Advance) or other liquidation of the last mortgage loan or REO Property subject thereto or
(2) the purchase or other liquidation of all of the assets of the trust fund by the holders of the Controlling Class, the Special Servicer, the Master Servicer or the holders of the Class LR certificates, in that order of priority. Written notice of termination of the Pooling and Servicing Agreement will be given to each Certificateholder, and the final distribution will be made only upon surrender and cancellation of the Certificates at the office of the Certificate Registrar or other location specified in the notice of termination.

     The holders of the Controlling Class, the Special Servicer, the Master Servicer and the holders of the Class LR certificates (in that order) will have the right to purchase all of the assets of the trust fund (including the Non-Pooled Components). This purchase of all the mortgage loans and other assets in the trust fund is required to be made at a price equal to the sum of
(1) the aggregate Purchase Price of all the mortgage loans (including the Non-Pooled Components) (exclusive of REO Loans) then included in the trust fund and (2) the aggregate fair market value of all REO Properties then included in the trust fund (which fair market value for any REO Property may be less than the Purchase Price for the corresponding REO Loan), as determined by an appraiser selected and mutually agreed upon by the Master Servicer and the Trustee, plus the reasonable out-of-pocket expenses of the Master Servicer related to such purchase, unless the Master Servicer is the purchaser. This purchase will effect early retirement of the then outstanding Offered Certificates, but the rights of the holders of the Controlling Class, the Special Servicer, the Master Servicer or the holders of the Class LR certificates to effect the termination is subject to the requirement that the then aggregate Stated Principal Balance of the pool of mortgage loans (including the Non-Pooled Components) be less than 1% of the Initial Pool Balance.

     On the final Distribution Date, the aggregate amount paid by the holders of the Controlling Class, the Special Servicer, the Master Servicer or the holders of the Class LR certificates, as the case may be, for the mortgage loans and other assets in the trust fund (if the trust fund is to be terminated as a result of the purchase described in the preceding paragraph), together with all other amounts on deposit in the Certificate Account and not otherwise payable to a person other than the Certificateholders (see "Description of the Pooling Agreements--Certificate Account" in the prospectus), will be applied generally as described above under "--Distributions--Priority" in this prospectus supplement.

     Any optional termination by the holders of the Controlling Class, the Special Servicer, the Master Servicer or the holders of the Class LR certificates would result in prepayment in full of the Certificates and would have an adverse effect on the yield of the Class X Certificates because a termination would have an effect similar to a principal prepayment in full of the mortgage loans and, as a result, investors in the Class X Certificates and any other Certificates purchased at premium might not fully recoup their initial investment. See "Yield and Maturity Considerations" in this prospectus supplement.

THE TRUSTEE

     Wells Fargo Bank Minnesota, N.A., a national banking association, with its principal offices located in Minneapolis, Minnesota, will act as Trustee on behalf of the Certificateholders. The corporate trust office of the Trustee is located at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951, ATTN:
Corporate Trust Services (CMBS) J.P. Morgan Chase Commercial Mortgage Securities Corp., Series 2003-CIBC6. As compensation for the performance of its routine duties, the Trustee will be paid a fee (the "Trustee Fee"). The Trustee Fee will be payable monthly from amounts received in respect of the mortgage loans and will be equal to the product of a rate equal to 0.0021% per annum (the "Trustee Fee Rate") and the Stated Principal Balance of the mortgage loans and in the same manner as interest is calculated on the related mortgage loan. The Trustee Fee includes the Paying Agent Fee, and the Trustee Fee Rate includes the Paying Agent Fee Rate. In addition, the Trustee will be entitled to recover from the trust fund all reasonable unanticipated expenses and disbursements incurred or made by the Trustee in accordance with any of the provisions of the Pooling and Servicing Agreement, but not including routine expenses incurred in the ordinary course of performing its duties as Trustee under the Pooling and Servicing Agreement, and not including any expense, disbursement or advance as may arise from its willful misfeasance, negligence or bad faith. See "Description of the Pooling Agreements--The Trustee," "--Duties of the Trustee," "--Certain Matters Regarding the Trustee" and "--Resignation and Removal of the Trustee" in the prospectus.

                        SERVICING OF THE MORTGAGE LOANS

GENERAL

     The servicing of the mortgage loans and any REO Properties will be governed by the Pooling and Servicing Agreement. The following summaries describe certain provisions of the Pooling and Servicing Agreement relating to the servicing and administration of the mortgage loans and any REO Properties. The summaries do not purport to be complete and are subject, and qualified in their entirety by reference, to the provisions of the Pooling and Servicing Agreement. Reference is made to the prospectus for additional information regarding the terms of the Pooling and Servicing Agreement relating to the servicing and administration of the mortgage loans and any REO Properties, provided that the information in this prospectus supplement supersedes any contrary information set forth in the prospectus. See "Description of the Pooling Agreements" in the prospectus.

     Each of the Master Servicer (directly or through one or more sub-servicers) and the Special Servicer will be required to service and administer the mortgage loans (including the Non-Pooled Components) for which it is responsible. The Master Servicer may delegate and/or assign some or all of its servicing obligations and duties with respect to some or all of the mortgage loans to one or more third-party subservicers. Except in certain limited circumstances set forth in the Pooling and Servicing Agreement, the Special Servicer will not be permitted to appoint sub-servicers with respect to any of its servicing obligations and duties.

     The Master Servicer and the Special Servicer will be required to service and administer the mortgage loans (including the Non-Pooled Components) for which each is responsible in accordance with applicable law, the terms of the Pooling and Servicing Agreement and the mortgage loan documents (and in the case of each AB Loan, the terms of the related AB Loan intercreditor agreement) and, to the extent consistent with the foregoing, in accordance with the higher of the following standards of care: (1) the same manner in which, and with the same care, skill, prudence and diligence with which the Master Servicer or the Special Servicer, as the case may be, services and administers similar mortgage loans for other third-party portfolios, and (2) the same care, skill, prudence and diligence with which the Master Servicer or the Special Servicer, as the case may be, services and administers commercial, multifamily and manufactured housing community mortgage loans owned by the Master Servicer or the Special Servicer, as the case may be, in either case, giving due consideration to customary and usual standards of practice of prudent institutional, commercial, multifamily and manufactured housing community mortgage lenders, loan servicers and asset managers, but without regard to:

       (A) any relationship that the Master Servicer or the Special Servicer, or any of their respective affiliates, as the case may be, may have with the related borrower or any affiliate of such borrower, any Mortgage Loan Seller or any other party to the Pooling and Servicing Agreement;

       (B) the ownership of any Certificate by the Master Servicer or the Special Servicer or any of their respective affiliates, as the case may be;


       (C) the Master Servicer's obligation or Special Servicer's election, as the case may be, to make Advances;

       (D) the Master Servicer's or the Special Servicer's, as the case may be, right to receive compensation for its services under the Pooling and Servicing Agreement or with respect to any particular transaction;

       (E) the ownership, servicing or management for others of any other mortgage loans or mortgaged properties by the Master Servicer or Special Servicer, as the case may be; and

       (F) any debt that the Master Servicer or the Special Servicer or any of their respective affiliates, as the case may be, has extended to any borrower or any of its affiliates (the foregoing, collectively referred to as the "Servicing Standards").

     Except as otherwise described under "--Inspections; Collection of Operating Information" below, the Master Servicer will be responsible initially for the servicing and administration of the entire pool of mortgage loans. The Master Servicer will be required to transfer its servicing responsibilities to the Special Servicer with respect to any mortgage loan:

       (1) as to which a payment default has occurred at its original maturity date, or, if the original maturity date has been extended, at its extended maturity date; provided that in the case of a balloon payment, such payment is delinquent and the related borrower has not provided the Master Servicer on the related maturity date with a bona fide written commitment for refinancing, reasonably satisfactory in form and substance to the Master Servicer that provides that such refinancing will occur within 150 days, provided that if such refinancing does not occur, the related mortgage loan will become a Specially Serviced Mortgage Loan at the end of that 150-day period (or for such shorter period beyond the date on which that balloon payment was due within which the refinancing is scheduled to occur);

       (2) as to which any Periodic Payment (other than a balloon payment or other payment due at maturity) is more than 60 days delinquent;

       (3) as to which the borrower has entered into or consented to bankruptcy, appointment of a receiver or conservator or a similar insolvency proceeding, or the borrower has become the subject of a decree or order for that proceeding (provided that if the appointment, decree or order is stayed or discharged, or the case dismissed within 60 days that mortgage loan will not be considered a Specially Serviced Mortgage Loan during that period), or the related borrower has admitted in writing its inability to pay its debts generally as they become due;

       (4) as to which the Master Servicer has received notice of the foreclosure or proposed foreclosure of any other lien on the Mortgaged Property;

       (5) as to which, in the judgment of the Master Servicer or Special Servicer, as applicable, a payment default is imminent and is not likely to be cured by the borrower within 60 days; or

       (6) as to which a default of which the Master Servicer has notice (other than a failure by the related borrower to pay principal or interest) and which materially and adversely affects the interests of the Certificateholders has occurred and remains unremediated for the applicable grace period specified in the mortgage loan documents, other than, in certain circumstances, the failure to maintain terrorism insurance (or if no grace period is specified for events of default which are capable of cure, 60 days).

     However, the Master Servicer will be required to continue to (w) receive payments on the mortgage loan (including amounts collected by the Special Servicer), (x) make certain calculations with respect to the mortgage loan, (y) make remittances and prepare certain reports to the Certificateholders with respect to the mortgage loan and (z) receive the Servicing Fee in respect of the mortgage loan at the Servicing Fee Rate. If the related Mortgaged Property is acquired in respect of any mortgage loan (upon acquisition, an "REO Property") whether through foreclosure, deed-in-lieu of foreclosure or otherwise, the Special Servicer will continue to be responsible for its operation and management. The mortgage loans serviced by the Special Servicer and any mortgage loans that have become REO Properties are referred to in this prospectus supplement as the "Specially Serviced Mortgage Loans." The Master Servicer will have no responsibility for the performance by the Special Servicer of its duties under the Pooling and Servicing Agreement. Any mortgage loan that is cross-collateralized with a Specially Serviced Mortgage Loan will become a Specially Serviced Mortgage Loan upon request by the Directing Certificateholder in its sole discretion.

     If any Specially Serviced Mortgage Loan, in accordance with its original terms or as modified in accordance with the Pooling and Servicing Agreement, becomes a performing mortgage loan for at least 3 consecutive Periodic Payments (provided no additional event of default is foreseeable in the reasonable judgment of the Special Servicer), the Special Servicer will be required to return servicing of that mortgage loan (a "Corrected Mortgage Loan") to the Master Servicer.

     The Special Servicer will be required to prepare a report (an "Asset Status Report") for each mortgage loan which becomes a Specially Serviced Mortgage Loan not later than 45 days after the servicing of such mortgage loan is transferred to the Special Servicer. Each Asset Status Report will be required to be delivered to the Directing Certificateholder and, with respect to each Component Loan, the related Component Loan Operating Advisor (each as defined below), the Master Servicer, the applicable Mortgage Loan Seller(s), the Trustee, the Paying Agent, Moody's and Fitch. If the Directing Certificateholder (or with respect to each Component Loan, the related Component Loan Operating Advisor) does not disapprove an Asset Status Report within ten business days, the Special Servicer will be required to implement the recommended action as outlined in the Asset Status Report. The Directing Certificateholder (or with respect to each Component Loan, the related Component Loan Operating Advisor) may object to any Asset Status Report within ten business days of receipt; provided, however, that the Special Servicer will be required to implement the recommended action as outlined in the Asset Status Report if it makes a determination in accordance with the Servicing Standards that the objection is not in the best interest of all the Certificateholders. If the Directing Certificateholder (or with respect to each Component Loan, the related Component Loan Operating Advisor) disapproves the Asset Status Report and the Special Servicer has not made the affirmative determination described above, the Special Servicer will be required to revise the Asset Status Report as soon as practicable thereafter, but in no event later than 30 days after the disapproval. The Special Servicer will be required to revise the Asset Status Report until the Directing Certificateholder (or with respect to each Component Loan, the related Component Loan Operating Advisor) fails to disapprove the revised Asset Status Report as described above or until the Special Servicer makes a determination that the objection is not in the best interests of the Certificateholders; provided, however, in the event that the Directing Certificateholder (or with respect to each Component Loan, the related Component Loan Operating Advisor) and the Special Servicer have not agreed upon an Asset Status Report with respect to a Specially Serviced Mortgage Loan within 90 days of the Directing Certificateholder's (or 60 days with respect to each Component Loan, the related Component Loan Operating Advisor's) receipt of the initial Asset Status Report with respect to such Specially Serviced Mortgage Loan, the Special Servicer will implement the actions described in the most recent Asset Status Report submitted to the Directing Certificateholder (or with respect to each Component Loan, the related Component Loan Operating Advisor) by the Special Servicer.

THE DIRECTING CERTIFICATEHOLDER AND COMPONENT LOAN ADVISORS

     The Directing Certificateholder (and with respect to each Component Loan, so long as a Control Change Event with respect to all of the related Component Loan Certificates has not occurred, the related Component Loan Operating Advisor) will be entitled to advise the Special Servicer with respect to the following actions and others more particularly described in the Pooling and Servicing Agreement and, except as otherwise described below, the Special Servicer will not be permitted to take any of the following actions as to which the Directing Certificateholder (or with respect to each Component Loan, the related Component Loan Operating Advisor) has objected in writing within ten business days of having been notified of the proposed action (provided that if such written objection has not been delivered to the Special Servicer within the ten day period, the Directing Certificateholder (or with respect to each Component Loan, the related Component Loan Operating Advisor) will be deemed to have approved such action):

      (i) any proposed or actual foreclosure upon or comparable conversion (which may include acquisitions of an REO Property) of the ownership of properties securing such of the mortgage loans as come into and continue in default;

      (ii) any modification or consent to a modification of any monetary term of a mortgage loan or any extension of the maturity date of such mortgage loan;

      (iii) any proposed sale of a defaulted mortgage loan or REO Property (other than in connection with the termination of the trust as described under "Description of the Certificates--Termination; Retirement of Certificates" in this prospectus supplement) for less than the applicable Purchase Price;

      (iv) any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address hazardous material located at an REO Property;

      (v) any release of collateral or any acceptance of substitute or additional collateral for a mortgage loan or any consent to either of the foregoing, other than pursuant to the specific terms of the related mortgage loan;

      (vi) any waiver of a "due-on-sale" or "due-on-encumbrance" clause with respect to a Specially Serviced Mortgage Loan or a non-Specially Serviced Mortgage Loan with a principal balance greater than or equal to $2,500,000 or any consent to such a waiver;

      (vii)   any management company changes or franchise changes;

      (viii) releases of any escrow accounts, reserve accounts or letters of credit held as performance escrows or reserves, other than required pursuant to the specific terms of the mortgage loan and there is no material lender discretion;

      (ix) any acceptance of an assumption agreement releasing a borrower from liability under a mortgage loan other than pursuant to the specific terms of such mortgage loan;

      (x)     any determination of an Acceptable Insurance Default;

      (xi) with respect to each Component Loan, any acceptance of a discounted payoff of such Component Loan;

      (xii) with respect to each Component Loan, any renewal or replacement of the then existing insurance policies to the extent that such renewal or replacement policy does not comply with the terms of the mortgage loan documents or any waiver, modification or amendment of any insurance requirements under the related mortgage loan documents;

      (xiii) with respect to each Component Loan, any approval of a material capital expenditure;

      (xiv) with respect to each Component Loan, any replacement of the property manager; and

      (xv) with respect to each Component Loan, any adoption or approval of a plan in bankruptcy of the related borrower.

provided that, in the event that the Special Servicer determines that immediate action is necessary to protect the interests of the Certificateholders (as a collective whole), the Special Servicer may take any such action without waiting for the Directing Certificateholder's (or with respect to each Component Loan, the related Component Loan Operating Advisor's) response.

     In addition, the Directing Certificateholder or with respect to each Component Loan, the related Component Loan Operating Advisor may direct the Special Servicer to take, or to refrain from taking, other actions with respect to a mortgage loan, as the Directing Certificateholder or with respect to each Component Loan, the related Component Loan Operating Advisor may reasonably deem advisable; provided that the Special Servicer will not be required to take or refrain from taking any action pursuant to instructions from the Directing Certificateholder (or with respect to each Component Loan, the related Component Loan Operating Advisor) that would cause it to violate applicable law, the Pooling and Servicing Agreement, including the Servicing Standards, or the REMIC Provisions.

     Furthermore, the Special Servicer will not be obligated to seek approval from the Directing Certificateholder (or with respect to each Component Loan, the related Component Loan Operating Advisor), as contemplated above, for any actions to be taken by the Special Servicer with respect to a mortgage loan if:
(i) the Special Servicer has, as described above, notified the Directing Certificateholder (or with respect to each Component Loan, the related Component Loan Operating Advisor) in writing of various actions that the Special Servicer proposes to take with respect to the workout or liquidation of such mortgage loan and (ii) for 60 days following the first such notice, the Directing Certificateholder (or with respect to each Component Loan, the related Component Loan Operating Advisor) has objected to all of those proposed actions but has failed to suggest any alternative actions that the Special Servicer considers to be consistent with the Servicing Standards.

     The "Directing Certificateholder" will be the Controlling Class Certificateholder selected by more than 50% of the Controlling Class Certificateholders, by Certificate Balance, as certified by the Certificate Registrar from time to time; provided, however, that (1) absent that selection, or (2) until a Directing Certificateholder is so selected or (3) upon receipt of a notice from a majority of the Controlling Class Certificateholders, by Certificate Balance, that a Directing Certificateholder is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the Controlling Class will be the Directing Certificateholder.

     A "Controlling Class Certificateholder" is each holder (or Certificate Owner, if applicable) of a Certificate of the Controlling Class as certified to the Certificate Registrar from time to time by the holder (or Certificate Owner).

     The "Controlling Class" will be as of any time of determination the most subordinate Class of Certificates (other than the Class X Certificates) then outstanding that has a Certificate Balance at least equal to 25% of the initial Certificate Balance of that class. For purposes of determining identity of the Controlling Class, the Certificate Balance of each Class will not be reduced by the amount allocated to that Class of any Appraisal Reductions. The Controlling Class as of the Closing Date will be the Class NR certificates.

     In addition, the Pooling and Servicing Agreement permits each Controlling Holder of the related Component Loan Certificates to appoint a representative (in each case, the "Component Loan Operating Advisor") who may advise the Special Servicer with respect to the related Component Loan only. With respect to each Component Loan, the "Controlling Holder" of the related Component Loan Certificates will be, to the extent then outstanding, the most subordinate Class of those Classes of Component Loan Certificates outstanding for which a Control Change Event has not occurred with respect to that Class. Upon the occurrence of a Control Change Event with respect to all of the Certificates for a Component Loan, no holder of a Certificate of those Classes will be permitted to exercise any of the rights of the related Controlling Holder to advise the Special Servicer through the related Component Loan Operating Advisor. A "Control Change Event" has occurred with respect to any Class of Component Loan Certificates if and for so long as either (i) the initial Certificate Balance of such Class minus all Appraisal Reductions and related Component Loan Collateral Support Deficits allocated to such Class as of the date of determination is less than 25% of the initial Certificate Balance of such Class; or (ii) the outstanding Certificate Balance of such Class, after giving effect to all principal distributions, Appraisal Reductions and Component Loan Collateral Support Deficits allocated to such Class as of the date of determination has been reduced to zero.

     The Special Servicer will not be required to take or refrain from taking any action pursuant to instructions from the Directing Certificateholder that would cause it to violate applicable law, the Pooling and Servicing Agreement, including the Servicing Standards, or the REMIC Provisions.

LIMITATION ON LIABILITY OF DIRECTING CERTIFICATEHOLDER AND COMPONENT LOAN OPERATING ADVISORS

     The Directing Certificateholder (and with respect to each Component Loan, the related Component Loan Operating Advisor) will not be liable to the trust fund or the Certificateholders for any action taken, or for refraining from the taking of any action for errors in judgment. However, the Directing Certificateholder (and with respect to each Component Loan, the related Component Loan Operating Advisor) will not be protected against any liability to the Controlling Class Certificateholder (or with respect to each Component Loan Operating Advisor, the related Controlling Holder of the related Component Loan Certificates) which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties.

     Each Certificateholder acknowledges and agrees, by its acceptance of its Certificates, that the Directing Certificateholder (and with respect to each Component Loan, the related Component Loan Operating Advisor):

       (a) may have special relationships and interests that conflict with those of holders of one or more Classes of Certificates,

       (b) may act solely in the interests of the holders of the Controlling Class (or with respect to each Component Loan Operating Advisor, the Controlling Holder of the related Component Loan Certificates),

       (c) does not have any liability or duties to the holders of any Class of certificates other than the Controlling Class (or with respect to each Component Loan Operating Advisor, the Controlling Holder of the related Component Loan Certificates),

       (d) may take actions that favor the interests of the holders of the Controlling Class (or with respect to each Component Loan Operating Advisor, the Controlling Holder of the related Component Loan Certificates) over the interests of the holders of one or more other classes of certificates,

       (e) absent willful misfeasance, bad faith or negligence, will not be deemed to have been negligent or reckless, or to have acted in bad faith or engaged in willful misconduct, by reason of its having acted solely in the interests of the Controlling Class (or with respect to each Component Loan Operating Advisor, the Controlling Holder of the related Component Loan Certificates), and

       (f) will have no liability whatsoever for having so acted and that no Certificateholder may take any action whatsoever against the Directing Certificateholder (and with respect to each Component Loan, the related Component Loan Operating Advisor) or any director, officer, employee, agent or principal of the Directing Certificateholder (and with respect to each Component Loan, the related Component Loan Operating Advisor) for having so acted.

     The holders of the Companion Loans and their designees will have limitations on liability with respect to actions taken in connection with the related AB Loans similar to the limitations of the Directing Certificateholder described above.

THE MASTER SERVICER

     Wachovia Bank, National Association (the "Master Servicer") will be responsible for servicing the mortgage loans. Although the Master Servicer will be authorized to employ agents, including sub-servicers, to directly service the mortgage loans for which it will be responsible, the Master Servicer will remain liable for its servicing obligations under the Pooling and Servicing Agreement. Wachovia Bank, National Association is a wholly-owned subsidiary of Wachovia Corporation. Wachovia Bank, National Association's principal servicing offices are located at NC 1075, 8739 Research Drive URP4, Charlotte, North Carolina 28262.

     As of June 30, 2003, Wachovia Bank, National Association and its affiliates were responsible for master or primary servicing of approximately 9,054 commercial, multifamily and manufactured housing community loans, totaling approximately $76.5 billion in aggregate outstanding principal amounts, including loans securitized in mortgage-backed securitization transactions.

     The information set forth in this prospectus supplement concerning the Master Servicer has been provided by the Master Servicer, and neither the Depositor nor the Underwriters make any

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representation or warranty as to the accuracy or completeness of that information. Wachovia Bank, National Association makes no representations as to the validity or sufficiency of the Pooling and Servicing Agreement, the Certificates, the mortgage loans, this prospectus supplement or related documents.

THE SPECIAL SERVICER

     ARCap Servicing, Inc., a Delaware corporation, in its capacity as Special Servicer under the Pooling and Servicing Agreement (in such capacity, the "Special Servicer"), is a wholly owned subsidiary of ARCap REIT, Inc., headquartered in Irving, Texas, and an affiliate of ARCap CMBS Fund REIT, Inc., the entity that is anticipated to be the initial series 2003-CIBC6 Controlling Class representative. As of June 30, 2003, ARCap Servicing, Inc. was the named special servicer on 28 CMBS transactions encompassing 4,637 loans with a legal balance of $29.32 billion. The portfolios include office, retail, multifamily, hospitality, industrial and other types of income producing properties in the United States, Canada and Puerto Rico.

     The information set forth in this prospectus supplement concerning the Special Servicer has been provided by the Special Servicer, and neither the Depositor nor the Underwriters make any representation or warranty as to the accuracy or completeness of that information.

REPLACEMENT OF THE SPECIAL SERVICER

     The Special Servicer may be removed, and a successor Special Servicer appointed, at any time by the Directing Certificateholder, provided that each of Moody's and Fitch confirms in writing that the replacement of the Special Servicer, in and of itself, will not cause a qualification, withdrawal or downgrading of the then-current ratings assigned to any Class of Certificates.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

     The fee of the Master Servicer (the "Servicing Fee") will be payable monthly from amounts received in respect of the mortgage loans, and will accrue at a rate (the "Servicing Fee Rate"), equal to a per annum rate ranging from 0.04% to 0.12%. As of the cut-off date the weighted average Servicing Fee Rate will be 0.047% per annum. In addition, the Master Servicer will have the right to assign and transfer its rights to receive such portion to another party. In addition to the Servicing Fee, the Master Servicer will be entitled to retain, as additional servicing compensation, (1) 100% of application, defeasance and certain non-material modification, waiver and consent fees, provided, with respect to the non-material modification, waiver and consent fees, the consent of the Special Servicer is not required for such matters, (2) 50% of all assumption (subject to certain subservicing agreements), extension, material modification, waiver, consent and earnout fees, in each case, with respect to all mortgage loans which are not Specially Serviced Mortgage Loans, and (3) late payment charges and default interest paid by the borrowers (that were collected while the related mortgage loans were not Specially Serviced Mortgage Loans), but only to the extent such late payment charges and default interest are not needed to pay interest on Advances or certain additional trust fund expenses incurred with respect to the related mortgage loan since the Closing Date. The Master Servicer also is authorized but not required to invest or direct the investment of funds held in the Certificate Account in Permitted Investments, and the Master Servicer will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds, except as set forth in the Pooling and Servicing Agreement. The Master Servicer also is entitled to retain any interest earned on any servicing escrow account to the extent the interest is not required to be paid to the related borrowers.

     The Servicing Fee is calculated on the Stated Principal Balance of the mortgage loans and in the same manner as interest is calculated on the mortgage loans. The Servicing Fee for each mortgage loan is included in the "Administrative Cost Rate" listed for that mortgage loan on Annex A-1. Any Servicing Fee Rate calculated on an Actual/360 Basis will be recomputed on a 30/360 Basis for purposes of calculating the Net Mortgage Rate.

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     The principal compensation to be paid to the Special Servicer in respect of its special servicing activities will be the Special Servicing Fee, the Workout Fee and the Liquidation Fee.

     The "Special Servicing Fee" will accrue with respect to each Specially Serviced Mortgage Loan at a rate equal to 0.25% per annum (the "Special Servicing Fee Rate") calculated on the basis of the Stated Principal Balance of the related Specially Serviced Mortgage Loans and in the same manner as interest is calculated on the Specially Serviced Mortgage Loans, and will be payable monthly, first from Liquidation Proceeds and Insurance and Condemnation Proceeds and then from general collections on all the mortgage loans and any REO Properties in the trust fund.

     The "Workout Fee" will generally be payable with respect to each Corrected Mortgage Loan and will be calculated by application of a "Workout Fee Rate" of 1% to each collection of interest and principal (including scheduled payments, prepayments, balloon payments, and payments at maturity) received on the respective mortgage loan for so long as it remains a Corrected Mortgage Loan. The Workout Fee with respect to any Corrected Mortgage Loan will cease to be payable if the Corrected Mortgage Loan again becomes a Specially Serviced Mortgage Loan but will become payable again if and when the mortgage loan again becomes a Corrected Mortgage Loan.

     If the Special Servicer is terminated (other than for cause) or resigns, it shall retain the right to receive any and all Workout Fees payable with respect to mortgage loans that became Corrected Mortgage Loans during the period that it acted as Special Servicer and remained Corrected Mortgage Loans at the time of that termination or resignation, but such fee will cease to be payable if the Corrected Mortgage Loan again becomes a Specially Serviced Mortgage Loan. The successor special servicer will not be entitled to any portion of those Workout Fees. If the Special Servicer resigns or is terminated other than for cause, it will receive any Workout Fees payable on Specially Serviced Mortgage Loans for which the resigning or terminated Special Servicer had cured the event of default through a modification, restructuring or workout negotiated by the Special Servicer and evidenced by a signed writing, but which had not as of the time the Special Servicer resigned or was terminated become a Corrected Mortgage Loan solely because the borrower had not made three consecutive timely Periodic Payments and which subsequently becomes a Corrected Mortgage Loan as a result of the borrower making such three consecutive timely Periodic Payments.

     A "Liquidation Fee" will be payable with respect to each Specially Serviced Mortgage Loan as to which the Special Servicer obtains a full or discounted payoff (or unscheduled partial payment to the extent such prepayment is required by the Special Servicer as a condition to a workout) from the related borrower and, except as otherwise described below, with respect to any Specially Serviced Mortgage Loan or REO Property as to which the Special Servicer receives any Liquidation Proceeds or Insurance and Condemnation Proceeds. The Liquidation Fee for each Specially Serviced Mortgage Loan will be payable from, and will be calculated by application of a "Liquidation Fee Rate" of 1% to the related payment or proceeds. Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable based upon, or out of, Liquidation Proceeds received in connection with (i) the repurchase of any mortgage loan by a Mortgage Loan Seller for a breach of representation or warranty or for defective or deficient mortgage loan documentation within the time period provided for such repurchases or, if such repurchase occurs after such time period, the Mortgage Loan Seller was acting in good faith to resolve such breach or defect, (ii) the purchase of any Specially Serviced Mortgage Loan by the majority holder of the Controlling Class (or, with respect to the Battlefield Mall Loan, the Battlefield Mall Operating Advisor), the Special Servicer or the Master Servicer or (iii) the purchase of all of the mortgage loans and REO Properties in connection with an optional termination of the trust fund. The Special Servicer may not receive a Workout Fee and a Liquidation Fee with respect to the same proceeds collected on a mortgage loan.

     The Special Servicer will also be entitled to additional servicing compensation in the form of all application fees with respect to assumptions, extensions and modifications and all defeasance fees, in each case, received with respect to the Specially Serviced Mortgage Loans, and 50% of all

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assumption, extension, material modification, waiver, consent and earnout fees received with respect to all mortgage loans which are not Specially Serviced Mortgage Loans and for which the Special Servicer's consent or approval is required. The Special Servicer will also be entitled to late payment charges and default interest paid by the borrowers and collected while the related mortgage loans were Specially Serviced Mortgage Loans and are not needed to pay interest on Advances or certain additional trust fund expenses with respect to the related mortgage loan since the Closing Date. The Special Servicer will not be entitled to retain any portion of Excess Interest paid on the ARD Loans.

     Although the Master Servicer and the Special Servicer are each required to service and administer the pool of mortgage loans in accordance with the Servicing Standards above and, accordingly, without regard to their rights to receive compensation under the Pooling and Servicing Agreement, additional servicing compensation in the nature of assumption and modification fees may under certain circumstances provide the Master Servicer or the Special Servicer, as the case may be, with an economic disincentive to comply with this standard.

     As and to the extent described in this prospectus supplement under "Description of the Certificates--Advances," the Master Servicer and the Special Servicer, as applicable will be entitled to receive interest on Advances, which will be paid contemporaneously with the reimbursement of the related Advance.

     Each of the Master Servicer and the Special Servicer will be required to pay its overhead and any general and administrative expenses incurred by it in connection with its servicing activities under the Pooling and Servicing Agreement. Neither the Master Servicer nor the Special Servicer will be entitled to reimbursement for any expenses incurred by it except as expressly provided in the Pooling and Servicing Agreement. The Master Servicer will be responsible for all fees payable to any sub-servicers. See "Description of the Certificates--Distributions--Method, Timing and Amount" in this prospectus supplement and "Description of the Pooling Agreements--Certificate Account" and "--Servicing Compensation and Payment Of Expenses" in the prospectus.

     If a borrower prepays a mortgage loan, in whole or in part, after the due date but on or before the Determination Date in any calendar month, the amount of interest (net of related Servicing Fees) accrued on such prepayment from such due date to, but not including, the date of prepayment (or any later date through which interest accrues) will, to the extent actually collected, constitute a "Prepayment Interest Excess." Conversely, if a borrower prepays a mortgage loan, in whole or in part, after the Determination Date in any calendar month and does not pay interest on such prepayment through the following due date, then the shortfall in a full month's interest (net of related Servicing Fees) on such prepayment will constitute a "Prepayment Interest Shortfall." Prepayment Interest Excesses (to the extent not offset by Prepayment Interest Shortfalls) collected on the mortgage loans will be retained by the Master Servicer as additional servicing compensation.

     The Master Servicer will be required to deliver to the Paying Agent for deposit in the Distribution Account on each Master Servicer Remittance Date, without any right of reimbursement thereafter, a cash payment (a "Compensating Interest Payment") in an amount equal to the lesser of (i) the aggregate amount of Prepayment Interest Shortfalls incurred in connection with principal prepayments received in respect of the mortgage loans for the related Distribution Date, and (ii) the aggregate of (A) that portion of its Servicing Fees for the related Distribution Date that is, in the case of each and every mortgage loan and REO Loan for which such Servicing Fees are being paid in such Due Period, calculated at 0.02% per annum, and (B) all Prepayment Interest Excesses and, (C) to the extent earned on principal prepayments, net investment earnings received by the Master Servicer for the related Distribution Date. However, if a Prepayment Interest Shortfall occurs as a result of the Master Servicer's allowing the related borrower to deviate from the terms of the related mortgage loan documents regarding principal prepayments (other than (X) subsequent to a default under the related mortgage loan documents, (Y) pursuant to applicable law or a court order, or (Z) at the request or with the consent of the Directing Certificateholder), then, for purposes of calculating the Compensating

Interest Payment for the related Distribution Date, the amount in clause (ii) above shall be the aggregate of (A) all Servicing Fees for such Due Period, (B) all Prepayment Interest Excesses and (C) to the extent earned on principal prepayments, net investment earnings received by the Master Servicer during such Due Period, and in no event will the rights of the Certificateholders to the offset of the aggregate Prepayment Interest Shortfalls be cumulative.


MAINTENANCE OF INSURANCE

     To the extent permitted by the related mortgage loan and required by the Servicing Standards, the Master Servicer will be required to use reasonable efforts, consistent with the Servicing Standards, to cause each borrower to maintain for the related Mortgaged Property all insurance coverage required by the terms of the mortgage loan documents, except to the extent that the failure of the related borrower to do so is an Acceptable Insurance Default (as defined below). This insurance coverage is required to be in the amounts, and from an insurer meeting the requirements, set forth in the related mortgage loan documents. If the borrower does not maintain such coverage, the Master Servicer or the Special Servicer, as the case may be, will be required to maintain such coverage to the extent such coverage is available at commercially reasonable rates, as determined by the Special Servicer in accordance with the Servicing Standard; provided that the Master Servicer will be obligated to maintain insurance against property damage resulting from terrorist or similar acts unless the borrower's failure is an Acceptable Insurance Default. The coverage of that kind of policy will be in an amount that is not less than the lesser of the full replacement cost of the improvements securing that mortgage loan or the outstanding principal balance owing on that mortgage loan, but in any event, in an amount sufficient to avoid the application of any co-insurance clause unless otherwise noted in the related mortgage loan documents. After the Master Servicer determines that a Mortgaged Property is located in an area identified as a federally designated special flood hazard area (and flood insurance has been made available), the Master Servicer will be required to use reasonable efforts to (1) cause each borrower to maintain (to the extent required by the related mortgage loan), and if the borrower does not so maintain, will be required to (2) itself maintain to the extent the Trustee has an insurable interest in the Mortgaged Property and is available at commercially reasonable rates (as determined by the Master Servicer in accordance with the Servicing Standards) a flood insurance policy in an amount representing coverage not less than the lesser of (1) the outstanding principal balance of the related mortgage loan and (2) the maximum amount of insurance which is available under the National Flood Insurance Act of 1968, as amended, but only to the extent that the related mortgage loan permits the lender to require the coverage and maintaining coverage is consistent with the Servicing Standards.

     Notwithstanding the foregoing, with respect to the mortgage loans which either (x) require the borrower to maintain "all risk" property insurance (and do not expressly permit an exclusion for terrorism) or (y) contain provisions generally requiring the applicable borrower to maintain insurance in types and against such risks as the holder of such mortgage loan reasonably requires from time to time in order to protect its interests, the Master Servicer will be required to (A) actively monitor whether the insurance policies for the related Mortgaged Property contain exclusions in addition to those customarily found in insurance policies prior to September 11, 2001 ("Additional Exclusions"), (B) request the borrower to either purchase insurance against the risks specified in the Additional Exclusions or provide an explanation as to its reasons for failing to purchase such insurance, and (C) notify the Special Servicer if any insurance policy contains Additional Exclusions or if any borrower fails to purchase the insurance requested to be purchased by the Master Servicer pursuant to clause (B) above. If the Special Servicer determines that such failure is not an Acceptable Insurance Default, the Special Servicer will be required to notify the Master Servicer and the Master Servicer shall cause such insurance to be maintained. If the Special Servicer determines that such failure is an Acceptable Insurance Default, it will be required to inform each Rating Agency as to such conclusions for those mortgage loans that have one of the ten (10) highest outstanding principal balances of the mortgage loans then included in the trust.

     "Acceptable Insurance Default" means, with respect to any mortgage loan, a default under the related mortgage loan documents arising by reason of any failure on the part of the related borrower to maintain with respect to the related mortgaged real property specific insurance coverage with respect to, or an all-risk casualty insurance policy that does not specifically exclude, terrorist or similar acts, and/or any failure on the part of the related borrower to maintain with respect to the related mortgaged real property insurance coverage with respect to damages or casualties caused by terrorist or similar acts upon terms no less favorable than those in place as of July 1, 2003, as to which default the Master Servicer and the Special Servicer may forbear taking any enforcement action; provided that the Special Servicer has determined, in its reasonable judgment, based on inquiry consistent with the Servicing Standards and after consultation with the Directing Certificateholder or with respect to each Component Loan, the related Component Loan Operating Advisor, that either (a) such insurance is not available at commercially reasonable rates and that such hazards are not at the time commonly insured against for properties similar to the related mortgaged real property and located in or around the region in which such related mortgaged real property is located, or (b) such insurance is not available at any rate; provided, however, the Directing Certificateholder or with respect to each Component Loan, the related Component Loan Operating Advisor will not have more than 30 days to respond to the Special Servicer's request for consultation; provided, further, that upon the Special Servicer's determination consistent with the Servicing Standard, that exigent circumstances do not allow the Special Servicer to consult with the Directing Certificateholder or a Component Loan Operating Advisor, as applicable, the Special Servicer will not be required to do so.

     During the period that the Special Servicer is evaluating the availability of such insurance, the Master Servicer will not be liable for any loss related to its failure to require the borrower to maintain such insurance and will not be in default of its obligations as a result of such failure.

     The Special Servicer will be required to maintain (or cause to be maintained), fire and hazard insurance on each REO Property, to the extent obtainable, in an amount which is at least equal to the lesser of (1) the full replacement cost of the improvements on the REO Property, or (2) the outstanding principal balance owing on the related mortgage loan, and in any event, the amount necessary to avoid the operation of any co-insurance provisions. In addition, if the REO Property is located in an area identified as a federally designated special flood hazard area, the Special Servicer will be required to cause to be maintained, to the extent available at commercially reasonable rates (as determined by the Special Servicer in accordance with the Servicing Standards), a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration in an amount representing coverage not less than the maximum amount of insurance which is available under the National Flood Insurance Act of 1968, as amended.

     The Pooling and Servicing Agreement provides that the Master Servicer and the Special Servicer may satisfy their respective obligations to cause each borrower to maintain a hazard insurance policy by maintaining a blanket or master single interest policy insuring against hazard losses on the mortgage loans and REO Properties. Any losses incurred with respect to mortgage loans or REO Properties due to uninsured risks (including earthquakes, mudflows and floods) or insufficient hazard insurance proceeds may adversely affect payments to Certificateholders. Any cost incurred by the Master Servicer or Special Servicer in maintaining that kind of insurance policy, if the borrower defaults on its obligation to do so, will be advanced by the Master Servicer as a Servicing Advance and will be charged to the related borrower. Generally, no borrower is required by the mortgage loan documents to maintain earthquake insurance on any Mortgaged Property and the Special Servicer will not be required to maintain earthquake insurance on any REO Properties. Any cost of maintaining that kind of required insurance or other earthquake insurance obtained by the Special Servicer will be paid out of a segregated custodial account created and maintained by the Special Servicer on behalf of the Trustee in trust for the Certificateholders (the "REO Account") or advanced by the Master Servicer as a Servicing Advance.

     The costs of the insurance may be recovered by the Master Servicer or Trustee, as applicable, from reimbursements received from the borrower or, if the borrower does not pay those amounts, as a Servicing Advance as set forth in the Pooling and Servicing Agreement.

     No pool insurance policy, special hazard insurance policy, bankruptcy bond, repurchase bond or certificate guarantee insurance will be maintained with respect to the mortgage loans, nor will any mortgage loan be subject to FHA insurance.

MODIFICATIONS, WAIVER AND AMENDMENTS

     Except as otherwise set forth in this paragraph, the Special Servicer (or, with respect to non-material modifications, waivers and amendments, the Master Servicer) may not waive, modify or amend (or consent to waive, modify or amend) any provision of a mortgage loan which is not in default or as to which default is not reasonably foreseeable except for (1) the waiver of any due-on-sale clause or due-on-encumbrance clause to the extent permitted in the Pooling and Servicing Agreement, and (2) any waiver, modification or amendment more than three months after the Closing Date that would not be a "significant modification" of the mortgage loan within the meaning of Treasury Regulations
Section 1.860G-2(b). The Master Servicer will not be permitted under the Pooling and Servicing Agreement to agree to any modifications, waivers and amendments without the consent of the Special Servicer except certain non-material consents and waivers described in the Pooling and Servicing Agreement. The Special Servicer will have the sole authority to approve any assumptions, transfers of interest, material modifications, management company changes, franchise affiliation changes, releases of performance escrows, additional indebtedness, due-on-sale or due-on-encumbrance provisions with respect to all mortgage loans (other than non-material modifications, waivers and amendments).

     If, and only if, the Special Servicer determines that a modification, waiver or amendment (including the forgiveness or deferral of interest or principal or the substitution or release of collateral or the pledge of additional collateral) of the terms of a Specially Serviced Mortgage Loan with respect to which a payment default or other material default has occurred or a payment default or other material default is, in the Special Servicer's judgment, reasonably foreseeable, is reasonably likely to produce a greater recovery on a net present value basis (the relevant discounting to be performed at the related Mortgage Rate) than liquidation of the Specially Serviced Mortgage Loan, then the Special Servicer may, but is not required to, agree to a modification, waiver or amendment of the Specially Serviced Mortgage Loan, subject to the restrictions and limitations described below (and with respect to each AB Loan, subject to any rights of the holder of the related Companion Loan to consent to such modification, waiver or amendment).

     The Special Servicer will use its reasonable efforts to the extent reasonably possible to fully amortize a modified mortgage loan prior to the Rated Final Distribution Date. The Special Servicer may not agree to a modification, waiver or amendment of any term of any Specially Serviced Mortgage Loan if that modification, waiver or amendment would:

       (1) extend the maturity date of the Specially Serviced Mortgage Loan to a date occurring later than the earlier of (A) two years prior to the Rated Final Distribution Date and (B) if the Specially Serviced Mortgage Loan is secured by a leasehold estate and not the related fee interest, the date twenty years or, to the extent consistent with the Servicing Standard, giving due consideration to the remaining term of the ground lease, ten years, prior to the end of the current term of the ground lease, plus any unilateral options to extend; or

       (2) provide for the deferral of interest unless (A) interest accrues on the mortgage loan, generally, at the related Mortgage Rate and (B) the aggregate amount of deferred interest does not exceed 10% of the unpaid principal balance of the Specially Serviced Mortgage Loan.

     In the event of a modification which creates a deferral of interest on a mortgage loan and a capitalization of such interest deferral, the Pooling and Servicing Agreement will provide that the

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amount of deferred interest will be allocated to reduce the Distributable
Certificate Interest of the Class or Classes (other than the Class X Certificates and the Component Loan Certificates) with the latest alphabetical designation then outstanding, and to the extent so allocated, will be added to the Certificate Balance of the Class or Classes.

     The Special Servicer or the Master Servicer, as the case may be, will be required to notify each other, the Directing Certificateholder (or in the case of each Component Loan, the related Component Loan Operating Advisor), the applicable Mortgage Loan Seller, each Rating Agency, the Paying Agent and the Trustee of any modification, waiver or amendment of any term of any mortgage loan and will be required to deliver to the Trustee for deposit in the related mortgage file, an original counterpart of the agreement related to the modification, waiver or amendment, promptly following the execution of that agreement, all as set forth in the Pooling and Servicing Agreement. Copies of each agreement whereby the modification, waiver or amendment of any term of any mortgage loan is effected are required to be available for review during normal business hours at the offices of the Trustee. See "Description of the Certificates--Reports to Certificateholders; Certain Available Information" in this prospectus supplement.

     The modification, waiver or amendment of each AB Loan is subject to certain limitations set forth in the related AB Loan intercreditor agreement and such modification, in certain circumstances, may not be in a manner materially adverse to the holder of the related Companion Loan.


REALIZATION UPON DEFAULTED MORTGAGE LOANS

     Within 30 days after a mortgage loan has become a Specially Serviced Mortgage Loan, the Special Servicer will be required to order an appraisal (which will not be required to be received within that 30-day period) and, not more than 30 days after receipt of such appraisal, determine the fair value of the mortgage loan in accordance with the Servicing Standards. The Special Servicer will be permitted to change, from time to time thereafter, its determination of the fair value of a mortgage loan in default based upon changed circumstances, new information or otherwise, in accordance with the Servicing Standards.

     In the event a mortgage loan is in default, the Certificateholder holding the largest aggregate Certificate Balance of the Controlling Class and the Special Servicer will each have an assignable option (a "Purchase Option") to purchase the mortgage loan in default from the trust fund (in the case of each Component Loan, subject to (i) the purchase right of the related Component Loan Operating Advisor to purchase that Component Loan, (ii) with respect to each AB Loan, the purchase right of the holder of the related Companion Loan, and (iii) in the case of the mortgage loan identified as loan number 64 on Annex A-1 to this prospectus supplement, subject to the purchase rights of the holders of the mezzanine debt described under "Description of the Mortgage Pool--Additional Debt--Mezzanine Debt" in this prospectus supplement) at a price (the "Option Price") equal to (i) (a) the unpaid principal balance of the mortgage loan in default, plus (b) accrued and unpaid interest on such balance, plus (c) all Yield Maintenance Charges and/or prepayment penalties then due (except if the Purchase Option is exercised by the Controlling Class Certificateholder), plus (d) except to the extent the Special Servicer or its assignee is the party acquiring such mortgage loan, all related unreimbursed Servicing Advances, together with accrued and unpaid interest on all Advances, and all accrued Special Servicing Fees allocable to such mortgage loan in default whether paid or unpaid, if the Special Servicer has not yet determined the fair value of the mortgage loan in default, or (ii) the fair value of the mortgage loan in default as determined by the Special Servicer, if the Special Servicer has made such fair value determination. The Certificateholder holding the largest aggregate Certificate Balance of the Controlling Class will have an exclusive right to exercise the Purchase Option for a specified period of time.

     Unless and until the Purchase Option with respect to a mortgage loan in default is exercised, the Special Servicer will be required to pursue such other resolution strategies available under the Pooling and Servicing Agreement, including workout and foreclosure, consistent with the

Servicing Standard, but the Special Servicer will not be permitted to sell the mortgage loan in default other than pursuant to the exercise of the Purchase Option.

     If not exercised sooner, the Purchase Option with respect to any mortgage loan in default will automatically terminate upon (i) the related mortgagor's cure of all defaults on the mortgage loan in default, (ii) the acquisition on behalf of the trust fund of title to the related Mortgaged Property by foreclosure or deed in lieu of foreclosure or (iii) the modification or pay-off (full or discounted) of the mortgage loan in default in connection with a workout. In addition, the Purchase Option with respect to a mortgage loan in default held by any person will terminate upon the exercise of the Purchase Option by any other holder of a Purchase Option.

     If (a) a Purchase Option is exercised with respect to a mortgage loan in default and the person expected to acquire the mortgage loan in default pursuant to such exercise is a Controlling Class Certificateholder, the Special Servicer or any of their respective affiliates (in other words, the Purchase Option has not been assigned to another unaffiliated person) and (b) the Option Price is based on the Special Servicer's determination of the fair value of the mortgage loan in default, then the Master Servicer will be required to determine if the Option Price represents a fair value for the mortgage loan in default. The Master Servicer will be entitled to receive, out of general collections on the mortgage loans and any REO Properties in the trust fund, a reasonable fee for each such determination not to exceed $2,500 per mortgage loan plus reasonable out-of-pocket costs and expenses; provided, however, with respect to any mortgage loan, the $2,500 fee shall be collectible once in any six month period.

     If title to any Mortgaged Property is acquired by the trust fund, the Special Servicer, on behalf of the trust fund, will be required to sell the Mortgaged Property prior to the close of the third calendar year beginning after the year of acquisition, unless (1) the Internal Revenue Service (the "IRS") grants an extension of time to sell the property or (2) the Trustee receives an opinion of independent counsel to the effect that the holding of the property by the trust fund longer than the above-referenced three year period will not result in the imposition of a tax on any of the Loan REMIC, the Upper-Tier REMIC or the Lower-Tier REMIC or cause the trust fund (or any of the Loan REMIC, the Upper-Tier REMIC or the Lower-Tier REMIC) to fail to qualify as a REMIC under the Code at any time that any Certificate is outstanding. Subject to the foregoing and any other tax-related limitations, pursuant to the Pooling and Servicing Agreement, the Special Servicer will generally be required to attempt to sell any Mortgaged Property so acquired on the same terms and conditions it would if it were the owner. The Special Servicer will also be required to ensure that any Mortgaged Property acquired by the trust fund is administered so that it constitutes "foreclosure property" within the meaning of Code Section 860G(a)(8) at all times, that the sale of the property does not result in the receipt by the trust fund of any income from nonpermitted assets as described in Code Section 860F(a)(2)(B). If the trust fund acquires title to any Mortgaged Property, the Special Servicer, on behalf of the trust fund, will retain, at the expense of the trust fund, an independent contractor to manage and operate the property. The independent contractor generally will be permitted to perform construction (including renovation) on a foreclosed property only if the construction was at least 10% completed at the time default on the related mortgage loan became imminent. The retention of an independent contractor, however, will not relieve the Special Servicer of its obligation to manage the Mortgaged Property as required under the Pooling and Servicing Agreement.

     Generally, none of the Loan REMIC, the Upper-Tier REMIC or the Lower-Tier REMIC will be taxable on income received with respect to a Mortgaged Property acquired by the trust fund to the extent that it constitutes "rents from real property," within the meaning of Code Section 856(c)(3)(A) and Treasury regulations under the Code. Rents from real property include fixed rents and rents based on the receipts or sales of a tenant but do not include the portion of any rental based on the net income or profit of any tenant or sub-tenant. No determination has been made whether rent on any of the Mortgaged Properties meets this requirement. Rents from real property include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market

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in which the building is located, tenants in buildings which are of similar
Class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the Mortgaged Properties are "customary" within the meaning of applicable regulations. It is therefore possible that a portion of the rental income with respect to a Mortgaged Property owned by the trust fund would not constitute rents from real property, or that none of such income would qualify if a separate charge is not stated for such non-customary services or they are not performed by an independent contractor. Rents from real property also do not include income from the operation of a trade or business on the Mortgaged Property, such as a hotel. Any of the foregoing types of income may instead constitute "net income from foreclosure property," which would be taxable to the Lower-Tier REMIC, or if applicable, the Loan REMIC, at the highest marginal federal corporate rate (currently 35%) and may also be subject to state or local taxes. The Pooling and Servicing Agreement provides that the Special Servicer will be permitted to cause the Lower-Tier REMIC, or if applicable, the Loan REMIC, to earn "net income from foreclosure property" that is subject to tax if it determines that the net after-tax benefit to Certificateholders is greater than another method of operating or net leasing the Mortgaged Property. Because these sources of income, if they exist, are already in place with respect to the Mortgaged Properties, it is generally viewed as beneficial to Certificateholders to permit the trust fund to continue to earn them if it acquires a Mortgaged Property, even at the cost of this tax. These taxes would be chargeable against the related income for purposes of determining the proceeds available for distribution to holders of Certificates. See "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxes That May Be Imposed on the REMIC Pool" in the prospectus.

     To the extent that Liquidation Proceeds collected with respect to any mortgage loan (including the Non-Pooled Components, if applicable) are less than the sum of: (1) the outstanding principal balance of the mortgage loan,
(2) interest accrued on the mortgage loan and (3) the aggregate amount of outstanding reimbursable expenses (including any (i) unpaid servicing compensation, (ii) unreimbursed Servicing Advances, (iii) accrued and unpaid interest on all Advances and (iv) additional trust fund expenses) incurred with respect to the mortgage loan, the trust fund will realize a loss in the amount of the shortfall. The Trustee, the Master Servicer and/or the Special Servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any mortgage loan, prior to the distribution of those Liquidation Proceeds to Certificateholders, of any and all amounts that represent unpaid servicing compensation in respect of the related mortgage loan, certain unreimbursed expenses incurred with respect to the mortgage loan and any unreimbursed Advances (including interest thereon) made with respect to the mortgage loan. In addition, amounts otherwise distributable on the Certificates will be further reduced by interest payable to the Master Servicer, the Special Servicer or the Trustee on these Advances.

     If any Mortgaged Property suffers damage and the proceeds, if any, of the related hazard insurance policy are insufficient to restore fully the damaged property, the Master Servicer will not be required to advance the funds to effect the restoration unless (1) the Special Servicer determines that the restoration will increase the proceeds to Certificateholders on liquidation of the mortgage loan after reimbursement of the Special Servicer or the Master Servicer, as the case may be, for its expenses and (2) the Master Servicer determines that the expenses will be recoverable by it from related Insurance and Condemnation Proceeds and Liquidation Proceeds.


INSPECTIONS; COLLECTION OF OPERATING INFORMATION

     The Master Servicer will be required to perform, or cause to be performed (at its own expense), physical inspections of each Mortgaged Property on an annual basis commencing in calendar year 2004; provided that if a physical inspection has been performed by the Special Servicer in the previous 12 months the Master Servicer will not be required to perform or cause to be performed, such physical inspection; provided, further, however, that if any scheduled payment becomes more than 60 days delinquent on the related mortgage loan, the Special Servicer is required to inspect the related Mortgaged Property as soon as practicable after the

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mortgage loan becomes a Specially Serviced Mortgage Loan and annually thereafter for so long as the mortgage loan remains a Specially Serviced Mortgage Loan (the cost of which inspection will be reimbursed first from default charges on the related mortgage loan and then from the Certificate Account as an expense of the trust fund). The Special Servicer or the Master Servicer, as applicable, will be required to prepare a written report of the inspection describing, among other things, the condition of and any damage to the Mortgaged Property and specifying the existence of any material vacancies in the Mortgaged Property of which it has knowledge, of any sale, transfer or abandonment of the Mortgaged Property, of any material change in the condition of the Mortgaged Property, or of any material waste committed on the Mortgaged Property.

     With respect to each mortgage loan that requires the borrower to deliver those statements, the Special Servicer or the Master Servicer, as applicable, is also required to use reasonable efforts to collect and review the annual Operating Statements of the related Mortgaged Property. Most of the Mortgages obligate the related borrower to deliver annual property Operating Statements. However, we cannot assure you that any Operating Statements required to be delivered will in fact be delivered, nor is the Special Servicer or the Master Servicer likely to have any practical means of compelling the delivery in the case of an otherwise performing mortgage loan.

     Copies of the inspection reports and Operating Statements referred to above which are delivered to the Directing Certificateholder and the Paying Agent will be available for review by Certificateholders during normal business hours at the offices of the Paying Agent. See "Description of the Certificates--Reports to Certificateholders; Certain Available Information" in this prospectus supplement.


CERTAIN MATTERS REGARDING THE MASTER SERVICER, THE SPECIAL SERVICER AND THE DEPOSITOR

     The Pooling and Servicing Agreement permits the Master Servicer and the Special Servicer to resign from their respective obligations only upon (a) the appointment of, and the acceptance of the appointment by, a successor and receipt by the Trustee of written confirmation from each Rating Agency that the resignation and appointment will, in and of itself, not cause a downgrade, withdrawal or qualification of the rating assigned by such Rating Agency to any Class of certificates; and the approval of such successor by the Directing Certificateholder, which approval shall not be unreasonably withheld, or (b) a determination that their respective obligations are no longer permissible with respect to the Master Servicer or the Special Servicer, as the case may be, under applicable law. No resignation will become effective until the Trustee or other successor has assumed the obligations and duties of the resigning Master Servicer or Special Servicer, as the case may be, under the Pooling and Servicing Agreement.

     The Pooling and Servicing Agreement will provide that none of the Master Servicer, the Special Servicer, the Depositor or any member, manager, director, officer, employee or agent of any of them will be under any liability to the trust fund or the Certificateholders for any action taken, or not taken, in good faith pursuant to the Pooling and Servicing Agreement or for errors in judgment; provided, however, that none of the Master Servicer, the Special Servicer, the Depositor or similar person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of obligations or duties under the Pooling and Servicing Agreement or by reason of negligent disregard of the obligations and duties. The Pooling and Servicing Agreement will also provide that the Master Servicer, the Special Servicer (or the Special Servicer's members and managers), the Depositor and any director, officer, employee or agent of any of them will be entitled to indemnification by the trust fund against any loss, liability or expense incurred in connection with any legal action or claim that relates to the Pooling and Servicing Agreement or the Certificates; provided, however, that the indemnification will not extend to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of obligations or duties under the Pooling and Servicing Agreement, by reason of negligent

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disregard of such party's obligations or duties, or in the case of the
Depositor and any of its directors, officers, members, managers, employees and agents, any violation by any of them of any state or federal securities law.

     In addition, the Pooling and Servicing Agreement will provide that none of the Master Servicer, the Special Servicer or the Depositor will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective responsibilities under the Pooling and Servicing Agreement or that in its opinion may involve it in any expense or liability not reimbursed by the trust. However, each of the Master Servicer, the Special Servicer and the Depositor will be permitted, in the exercise of its discretion, to undertake any action that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the Pooling and Servicing Agreement and the interests of the Certificateholders under the Pooling and Servicing Agreement. In that event, the legal expenses and costs of the action, and any liability resulting therefrom, will be expenses, costs and liabilities of the Certificateholders, and the Master Servicer, the Special Servicer or the Depositor, as the case may be, will be entitled to charge the Certificate Account for the expenses.

     Pursuant to the Pooling and Servicing Agreement, the Master Servicer and Special Servicer will each be required to maintain a fidelity bond and errors and omissions policy or their equivalent that provides coverage against losses that may be sustained as a result of an officer's or employee's misappropriation of funds or errors and omissions, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions permitted by the Pooling and Servicing Agreement. Notwithstanding the foregoing, the Master Servicer will be allowed to self-insure with respect to an errors and omission policy and a fidelity bond so long as certain conditions set forth in the Pooling and Servicing Agreement are met.

     Any person into which the Master Servicer, the Special Servicer or the Depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which the Master Servicer, the Special Servicer or the Depositor is a party, or any person succeeding to the business of the Master Servicer, the Special Servicer or the Depositor, will be the successor of the Master Servicer, the Special Servicer or the Depositor, as the case may be, under the Pooling and Servicing Agreement. The Master Servicer and the Special Servicer may have other normal business relationships with the Depositor or the Depositor's affiliates.


EVENTS OF DEFAULT

     "Events of Default" under the Pooling and Servicing Agreement with respect to the Master Servicer or the Special Servicer, as the case may be, will include, without limitation:

       (a) (i) any failure by the Master Servicer to make a required deposit to the Certificate Account on the day such deposit was first required to be made, which failure is not remedied within one business day, or (ii) any failure by the Master Servicer to deposit into, or remit to the Paying
   Agent for deposit into, the Distribution Account or either Component Loan Distribution Account any amount required to be so deposited or remitted, which failure is not remedied by 11:00 a.m. New York City time on the relevant Distribution Date;

       (b) any failure by the Special Servicer to deposit into the REO Account within one business day after the day such deposit is required to be made, or to remit to the Master Servicer for deposit in the Certificate Account any such remittance required to be made by the Special Servicer on the day such remittance is required to be made under the Pooling and Servicing Agreement;

       (c) any failure by the Master Servicer or the Special Servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Pooling and Servicing Agreement, which failure continues unremedied for thirty days (ten days in the case of the Master Servicer's failure to make a Servicing Advance or fifteen days in the case of a failure to pay the premium for any insurance policy required to be maintained under the Pooling and Servicing Agreement) after written notice of the failure has been given to the

   Master Servicer or the Special Servicer, as the case may be, by any other party to the Pooling and Servicing Agreement, or to the Master Servicer or the Special Servicer, as the case may be, with a copy to each other party to the related Pooling and Servicing Agreement, by Certificateholders of any Class, evidencing as to that Class, Percentage Interests aggregating not less than 25%; provided, however, if that failure is capable of being cured and the Master Servicer or Special Servicer, as applicable, is diligently pursuing that cure, that 30-day period will be extended an additional 30 days;

       (d) any breach on the part of the Master Servicer or the Special Servicer of any representation or warranty in the Pooling and Servicing Agreement which materially and adversely affects the interests of any Class of Certificateholders and which continues unremedied for a period of 30 days after the date on which notice of that breach, requiring the same to be remedied, will have been given to the Master Servicer or the Special Servicer, as the case may be, by the Depositor, the Paying Agent or the Trustee, or to the Master Servicer, the Special Servicer, the Depositor, the Paying Agent and the Trustee by the Certificateholders of any Class, evidencing as to that Class, Percentage Interests aggregating not less than 25%; provided, however, if that breach is capable of being cured and the Master Servicer or Special Servicer, as applicable, is diligently pursuing that cure, that 30-day period will be extended an additional 30 days;

       (e) certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings in respect of or relating to the Master Servicer or the Special Servicer, and certain actions by or on behalf of the Master Servicer or the Special Servicer indicating its insolvency or inability to pay its obligations;

       (f) the Trustee shall have received and forwarded (with a copy to the Paying Agent) to the Master Servicer or Special Servicer, as applicable written notice from Fitch that the continuation of the Master Servicer or Special Servicer, as applicable, in such capacity has resulted, or would result, in and of itself, in a downgrade, qualification or withdrawal of any rating then assigned to any Class of Certificates by Fitch, if the Master Servicer or Special Servicer, as applicable, is not replaced, and the Trustee shall not have received subsequent notice from Fitch (within 30 days), indicating that no such downgrade, qualification or withdrawal will result (or that, if it has resulted, it will be rescinded);

       (g) Fitch confirms in writing that the Master Servicer or Special Servicer, as applicable, no longer has the minimum rating from Fitch, required for master servicers or special servicers, as applicable, of commercial mortgage securitization transactions, and is not reinstated to the approved master servicer list or special servicer list, as applicable, within 90 days of such removal;

       (h) Moody's places its ratings on any Class of Certificates on a "watch" status in contemplation of a ratings downgrade or withdrawal, citing servicing or special servicing concerns, as applicable, as the sole or a contributory factor in such rating action and such "watch" status is not rescinded within 90 days (or such longer period as would not, as confirmed by Moody's in writing, result in a qualification, downgrade or withdrawal of one or more ratings assigned by Moody's to the Certificates);

       (i) Moody's downgrades the then-current ratings of any Class of Certificates, citing servicing or special servicing concerns, as applicable, as the sole or a contributory factor in such downgrade; or

       (j) the Master Servicer or Special Servicer is removed from Fitch's or Moody's approved master servicer list or approved special servicer list, as applicable, and is not reinstated to the approved master servicer or special servicer list, as applicable, within 90 days of such removal.

RIGHTS UPON EVENT OF DEFAULT

     If an Event of Default occurs with respect to the Master Servicer or the Special Servicer under the Pooling and Servicing Agreement, then, so long as the Event of Default remains unremedied, the Depositor or the Trustee will be authorized, and at the written direction of Certificateholders entitled to not less than 51% of the Voting Rights or the Directing Certificateholder, the Trustee will be required, to terminate all of the rights and obligations of the defaulting party as Master Servicer or Special Servicer, as applicable (other than certain rights in respect of indemnification and certain items of servicing compensation), under the Pooling and Servicing Agreement. The Trustee, or the Master Servicer with respect to a termination of the Special Servicer, will then succeed to all of the responsibilities, duties and liabilities of the defaulting party as Master Servicer or Special Servicer, as applicable, under the Pooling and Servicing Agreement and will be entitled to similar compensation arrangements. If the Trustee is unwilling or unable so to act, it may (or, at the written request of the Directing Certificateholder or Certificateholders entitled to not less than 51% of the Voting Rights, it will be required to) appoint, or petition a court of competent jurisdiction to appoint, a loan servicing institution or other entity that would not result in the downgrade, qualification or withdrawal of the ratings assigned to any Class of Certificates by either Rating Agency to act as successor to the Master Servicer or Special Servicer, as the case may be, under the Pooling and Servicing Agreement and which has been approved by the Directing Certificateholder, which approval shall not be unreasonably withheld.

     No Certificateholder will have any right under the Pooling and Servicing Agreement to institute any proceeding with respect to the Certificates or the Pooling and Servicing Agreement unless the holder previously has given to the Trustee written notice of default and the continuance of the default and unless the holders of Certificates of any Class evidencing not less than 25% of the aggregate Percentage Interests constituting the Class have made written request upon the Trustee to institute a proceeding in its own name (as Trustee) and have offered to the Trustee reasonable indemnity, and the Trustee for 60 days after receipt of the request and indemnity has neglected or refused to institute the proceeding. However, the Trustee will be under no obligation to exercise any of the trusts or powers vested in it by the Pooling and Servicing Agreement or to institute, conduct or defend any related litigation at the request, order or direction of any of the Certificateholders, unless the Certificateholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred as a result.

AMENDMENT

     The Pooling and Servicing Agreement may be amended by the parties thereto, without the consent of any of the holders of Certificates:

       (a) to cure any ambiguity to the extent the ambiguity does not materially and adversely affect the interests of any Certificateholder;

       (b) to correct or supplement any of its provisions which may be inconsistent with any other provisions of the Pooling and Servicing Agreement or this prospectus supplement or to correct any error;

       (c) to change the timing and/or nature of deposits in the Certificate Account, the Distribution Accounts or the REO Account, provided that (A) the Master Servicer Remittance Date shall in no event be later than the business day prior to the related Distribution Date, (B) the change would not adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of counsel (at the expense of the party requesting the amendment) and (C) the change would not result in the downgrade, qualification or withdrawal of the ratings assigned to any Class of Certificates by either Rating Agency, as evidenced by a letter from each Rating Agency;

       (d) to modify, eliminate or add to any of its provisions (i) to the extent as will be necessary to maintain the qualification of any of the Loan REMIC, the Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC, to maintain the grantor trust portion of the trust fund as a grantor trust or to avoid or minimize the risk of imposition of any tax on the trust fund, provided that the Trustee has received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that (1) the action is necessary or desirable to

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   maintain such qualification or to avoid or minimize such risk and (2) the action will not adversely affect in any material respect the interests of any holder of the Certificates or (ii) to restrict (or to remove any existing restrictions with respect to) the transfer of the Residual Certificates, provided that the Depositor has determined that the amendment will not give rise to any tax with respect to the transfer of the Residual Certificates to a non-permitted transferee (see "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxation of Residual Certificates--Tax-Related Restrictions on Transfer of Residual Certificates" in the prospectus);

       (e) to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement or any other change, provided that the required action will not adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of counsel and written confirmation that the change would not result in the downgrade, qualification or withdrawal of the ratings assigned to any Class of Certificates by either Rating Agency; and

       (f) to amend or supplement any provision of the Pooling and Servicing Agreement to the extent necessary to maintain the ratings assigned to each Class of Certificates by each Rating Agency, as evidenced by written confirmation that the change would not result in the downgrade, qualification or withdrawal of the ratings assigned to any Class of Certificates by either Rating Agency;

provided, that no amendment may be made that changes in any manner the obligations of any Mortgage Loan Seller under a Purchase Agreement without the consent of the applicable Mortgage Loan Seller.

     The Pooling and Servicing Agreement may also be amended by the parties thereto with the consent of the holders of Certificates of each Class affected thereby evidencing, in each case, not less than 66-2/3% of the aggregate Percentage Interests constituting the Class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the holders of the Certificates, except that the amendment may not (1) reduce in any manner the amount of, or delay the timing of, payments received on the mortgage loans which are required to be distributed on a Certificate of any Class without the consent of the holder of that Certificate, or which are required to be distributed to a holder of a Companion Loan, without the consent of such holder, (2) reduce the aforesaid percentage of Certificates of any Class the holders of which are required to consent to the amendment or remove the requirement to obtain consent of the holders of the Companion Loans, without the consent of the holders of all Certificates of that Class then outstanding or the holders of the Companion Loans, as applicable, (3) adversely affect the Voting Rights of any Class of Certificates, without the consent of the holders of all Certificates of that Class then outstanding, (4) change in any manner the obligations of any Mortgage Loan Seller under a Purchase Agreement without the consent of the applicable Mortgage Loan Seller, or (5) without the consent of 100% of the holders of Certificates and all the holders of the Companion Loans or written confirmation that such amendment would not result in the downgrade, qualification or withdrawal of the ratings assigned to any Class of Certificates by either Rating Agency, amend the Servicing Standard.

     Notwithstanding the foregoing, no party will be required to consent to any amendment to the Pooling and Servicing Agreement without having first received an opinion of counsel (at the trust fund's expense) to the effect that the amendment is permitted under the Pooling and Servicing Agreement and that the amendment or the exercise of any power granted to the Master Servicer, the Special Servicer, the Depositor, the Trustee or any other specified person in accordance with the amendment, will not result in the imposition of a tax on any portion of the trust fund or cause any of the Loan REMIC, the Upper-Tier REMIC or Lower-Tier REMIC to fail to qualify as a REMIC or cause the grantor trust portion of the trust fund to fail to qualify as a grantor trust.

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                       YIELD AND MATURITY CONSIDERATIONS


YIELD CONSIDERATIONS

     General. The yield on any Offered Certificate will depend on: (1) the Pass-Through Rate for the Certificate; (2) the price paid for the Certificate and, if the price was other than par, the rate and timing of payments of principal on the Certificate; (3) the aggregate amount of distributions on the Certificate; and (4) the aggregate amount of Collateral Support Deficit amounts allocated to a Class of Offered Certificates.

     Pass-Through Rate. The Pass-Through Rate applicable to each Class of Offered Certificates for any Distribution Date will equal the rate set forth on the cover of this prospectus supplement. See "Description of the Certificates" in this prospectus supplement.

     Rate and Timing of Principal Payments. The yield to holders of Offered Certificates that are purchased at a discount or premium will be affected by the rate and timing of principal payments on the mortgage loans (including principal prepayments on the mortgage loans resulting from both voluntary prepayments by the mortgagors and involuntary liquidations). The rate and timing of principal payments on the mortgage loans will in turn be affected by their amortization schedules, Lockout Periods, Yield Maintenance Charges, the dates on which balloon payments are due, any extensions of maturity dates by the Master Servicer or the Special Servicer and the rate and timing of principal prepayments and other unscheduled collections on the mortgage loans (including for this purpose, collections made in connection with liquidations of mortgage loans due to defaults, casualties or condemnations affecting the Mortgaged Properties, or purchases of mortgage loans out of the trust fund). In addition, although the borrowers under the ARD Loans may have certain incentives to prepay the ARD Loans on their Anticipated Repayment Dates, we cannot assure you that the borrowers will be able to prepay the ARD Loans on their Anticipated Repayment Dates. The failure of a borrower to prepay an ARD Loan on its Anticipated Repayment Date will not be an event of default under the terms of the ARD Loans, and pursuant to the terms of the Pooling and Servicing Agreement, neither the Master Servicer nor the Special Servicer will be permitted to take any enforcement action with respect to a borrower's failure to pay Excess Interest, other than requests for collection, until the scheduled maturity of the respective ARD Loan; provided, that the Master Servicer or the Special Servicer, as the case may be, may take action to enforce the trust fund's right to apply excess cash flow to principal in accordance with the terms of the ARD Loan documents. See "Risk Factors--Borrower May Be Unable to Repay Remaining Principal Balance on Maturity Date or Anticipated Repayment Date" in this prospectus supplement.

     Prepayments and, assuming the respective stated maturity dates for the mortgage loans have not occurred, liquidations and purchases of the mortgage loans, will result in distributions on the Offered Certificates of amounts that would otherwise be distributed over the remaining terms of the mortgage loans. Defaults on the mortgage loans, particularly at or near their stated maturity dates, may result in significant delays in payments of principal on the mortgage loans (and, accordingly, on the Offered Certificates) while work-outs are negotiated or foreclosures are completed. See "Servicing of the Mortgage Loans--Modifications, Waiver and Amendments" and "--Realization Upon Defaulted Mortgage Loans" in this prospectus supplement and "Certain Legal Aspects of Mortgage Loans--Foreclosure" in the prospectus. Because the rate of principal payments on the mortgage loans will depend on future events and a variety of factors (as described below), we cannot assure you as to the rate of principal payments or the rate of principal prepayments in particular. We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of mortgage loans comparable to the mortgage loans.

     The extent to which the yield to maturity of any Class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which the Certificates are purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans are in turn distributed on the Certificates. An investor should consider, in the case of any

Offered Certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans will result in an actual yield to the investor that is lower than the anticipated yield and, in the case of any Offered Certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on the mortgage loans will result in an actual yield to the investor that is lower than the anticipated yield. In general, the earlier a payment of principal is distributed on an Offered Certificate purchased at a discount or premium, the greater will be the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal payments distributed on an investor's Offered Certificates occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

     Principal payments on the mortgage loans would also affect the yield on the Class A-2, Class B, Class C and Class D certificates to the extent the WAC Rate is reduced below the fixed Pass-Through Rate for that class for one or more future periods. The Pass-Through Rates on those classes of Certificates may be limited by the WAC Rate even if principal prepayments do not occur.

     Losses and Shortfalls. The yield to holders of the Offered Certificates will also depend on the extent to which the holders are required to bear the effects of any losses or shortfalls on the mortgage loans. Losses and other shortfalls on the mortgage loans will generally be borne by (i) with respect to the One Alliance Center Loan, the classes of Class AC Certificates and then to the holders of the Class NR, Class N, Class M, Class L, Class K, Class J, Class H, Class G, Class F, Class E, Class D, Class C and Class B certificates, in that order, (ii) with respect to the Battlefield Mall Loan, the classes of Class BM Certificates and then to the holders of the Class NR, Class N, Class M, Class L, Class K, Class J, Class H, Class G, Class F, Class E, Class D, Class C and Class B certificates, in that order, and (iii) with respect to any other mortgage loan, the holders of the Class NR, Class N, Class M, Class L, Class K, Class J, Class H, Class G, Class F, Class E, Class D, Class C and Class B certificates, in that order, in each case to the extent of amounts otherwise distributable in respect of the Class of Certificates. In the event of the reduction of the Certificate Balances of all those Classes of Certificates to zero, the resulting losses and shortfalls will then be borne, pro rata, by the Class A Certificates.

     Certain Relevant Factors. The rate and timing of principal payments and defaults and the severity of losses on the mortgage loans may be affected by a number of factors, including, without limitation, prevailing interest rates, the terms of the mortgage loans (for example, due-on-sale clauses, Lockout Periods or Yield Maintenance Charges and amortization terms that require balloon payments), the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located and the general supply and demand for rental properties in those areas, the quality of management of the Mortgaged Properties, the servicing of the mortgage loans, possible changes in tax laws and other opportunities for investment. See "Risk Factors" and "Description of the Mortgage Pool" in this prospectus supplement and "Risk Factors" and "Yield and Maturity Considerations--Yield and Prepayment Considerations" in the prospectus.

     The rate of prepayment on the pool of mortgage loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level as the mortgage loans. When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan. However, under all of the mortgage loans, voluntary prepayments are subject to Lockout Periods and/or Yield Maintenance Charges. See "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans--Prepayment Provisions" in this prospectus supplement. In any case, we cannot assure you that the related borrowers will refrain from prepaying their mortgage loans due to the existence of Yield Maintenance Charges or prepayment premiums, or that involuntary prepayments will not occur.

     Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell Mortgaged Properties in order to realize their equity in the Mortgaged Property, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits.

     The Depositor makes no representation as to the particular factors that will affect the rate and timing of prepayments and defaults on the mortgage loans, as to the relative importance of those factors, as to the percentage of the principal balance of the mortgage loans that will be prepaid or as to which a default will have occurred as of any date or as to the overall rate of prepayment or default on the mortgage loans.

     Delay in Payment of Distributions. Because each monthly distribution is made on each Distribution Date, which is at least 12 days after the end of the related Interest Accrual Period, the effective yield to the holders of the Offered Certificates will be lower than the yield that would otherwise be produced by the applicable Pass-Through Rates and purchase prices (assuming the prices did not account for the delay).

     Unpaid Distributable Certificate Interest. As described under "Description of the Certificates--Distributions--Priority" in this prospectus supplement, if the portion of the Available Distribution Amount distributable in respect of interest on any Class of Offered Certificates on any Distribution Date is less than the Distributable Certificate Interest then payable for that class, the shortfall will be distributable to holders of that Class of Certificates on subsequent Distribution Dates, to the extent of available funds. Any shortfall will not bear interest, however, so it will negatively affect the yield to maturity of the Class of Certificates for so long as it is outstanding.

WEIGHTED AVERAGE LIFE

     The weighted average life of an Offered Certificate refers to the average amount of time that will elapse from the date of its issuance until each dollar allocable to principal of the Certificate is distributed to the related investor. The weighted average life of an Offered Certificate will be influenced by, among other things, the rate at which principal on the mortgage loans is paid or otherwise collected, which may be in the form of scheduled amortization, voluntary prepayments, Insurance and Condemnation Proceeds and Liquidation Proceeds.

     Prepayments on mortgage loans may be measured by a prepayment standard or model. The model used in this prospectus supplement is the "Constant Prepayment Rate" or "CPR" model. The CPR model represents an assumed constant annual rate of prepayment each month, expressed as a per annum percentage of the then-scheduled principal balance of the pool of mortgage loans. As used in each of the following tables, the column headed "0% CPR" assumes that none of the mortgage loans is prepaid before its maturity date or the Anticipated Repayment Date, as the case may be. The columns headed "3% CPR," "6% CPR," "9% CPR" and "12% CPR" assume that prepayments on the mortgage loans are made at those levels of CPR following the expiration of any Lockout Period. We cannot assure you, however, that prepayments of the mortgage loans will conform to any level of CPR, and no representation is made that the mortgage loans will prepay at the levels of CPR shown or at any other prepayment rate.

     The following tables indicate the percentage of the initial Certificate Balance of each Class of the Offered Certificates that would be outstanding after each of the dates shown at various CPRs and the corresponding weighted average life of each Class of Certificates. The tables have been prepared on the basis of the following assumptions, among others:

     (a) scheduled periodic payments including payments due at maturity of principal and/or interest on the mortgage loans will be received on a timely basis and will be distributed on the 12th day of the related month, beginning in September 2003;

     (b) the Mortgage Rate in effect for each mortgage loan as of the cut-off date will remain in effect to the maturity date or the Anticipated Repayment Date, as the case may be, and will be adjusted as required pursuant to the definition of Mortgage Rate;

     (c) the periodic principal and/or interest payment due for each mortgage loan on the first due date following the cut-off date will continue to be due on each due date until the maturity date or the Anticipated Repayment Date, as the case may be;

     (d) no Mortgage Loan Seller will be required to repurchase any mortgage loan, and none of the holders of the Controlling Class (or any other Certificateholder), the Special Servicer, the Master Servicer or the holders of the Class LR certificates will exercise its option to purchase all the mortgage loans and thereby cause an early termination of the trust fund and no Component Loan Operating Advisor will exercise its option to purchase the related Component Loan;

     (e) any principal prepayments on the mortgage loans will be received on their respective due dates after the expiration of any applicable Lockout Period and/or defeasance period at the respective levels of CPR set forth in the tables;

     (f) no Yield Maintenance Charges are included in any allocations or calculations;

     (g) the Closing Date is August 11, 2003;

     (h) the ARD Loans prepay on their Anticipated Repayment Dates;

     (i) the Pass-Through Rates and initial Certificate Balances of the respective classes of Certificates are as described in this prospectus supplement;

     (j) the Administrative Cost Rate is calculated on the Stated Principal Balance of the mortgage loans and in the same manner as interest is calculated on the mortgage loans; and

     (k) the optional termination of the trust will not be exercised.

     To the extent that the mortgage loans have characteristics that differ from those assumed in preparing the tables set forth below, a Class of Offered Certificates may mature earlier or later than indicated by the tables. It is highly unlikely that the mortgage loans will prepay at any constant rate until maturity or that all the mortgage loans will prepay at the same rate. In addition, variations in the actual prepayment experience and the balance of the mortgage loans that prepay may increase or decrease the percentages of initial Certificate Balances (and weighted average lives) shown in the following tables. These variations may occur even if the average prepayment experience of the mortgage loans were to equal any of the specified CPR percentages. Investors are urged to conduct their own analyses of the rates at which the mortgage loans may be expected to prepay. Based on the foregoing assumptions, the following tables indicate the resulting weighted average lives of each Class of Offered Certificates and set forth the percentage of the initial Certificate Balance of the Class of the Offered Certificate that would be outstanding after each of the dates shown at the indicated CPRs.

                  PERCENT OF THE INITIAL CERTIFICATE BALANCE
              OF THE CLASS A-1 CERTIFICATES AT THE RESPECTIVE CPRS
                               SET FORTH BELOW:

                 DATE                     0% CPR        3% CPR        6% CPR        9% CPR       12% CPR
------------------------------------- ------------- ------------- ------------- ------------- -------------
Initial Percentage ..................         100           100           100           100           100
August 12, 2004 .....................          94            94            94            94            94
August 12, 2005 .....................          87            87            87            87            87
August 12, 2006 .....................          79            79            79            79            78
August 12, 2007 .....................          70            70            70            70            69
August 12, 2008 .....................          60            60            59            59            59
August 12, 2009 .....................          51            50            49            49            48
August 12, 2010 .....................          37            35            34            33            33
August 12, 2011 .....................          26            25            23            22            21
August 12, 2012 .....................          15            13            12            10             9
August 12, 2013 .....................           0             0             0             0             0
Weighted Average Life (years)(1) ....        5.70          5.65          5.60          5.55          5.51
Estimated Month of First
 Principal ..........................   9/12/2003     9/12/2003     9/12/2003     9/12/2003     9/12/2003
Estimated Month of Maturity .........  12/12/2012    12/12/2012    12/12/2012    11/12/2012    11/12/2012

----------
(1)   The weighted average life of the Class A-1 certificates is determined by
      (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-1 certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-1 certificates.

                   PERCENT OF THE INITIAL CERTIFICATE BALANCE
              OF THE CLASS A-2 CERTIFICATES AT THE RESPECTIVE CPRS
                               SET FORTH BELOW:

                 DATE                     0% CPR         3% CPR         6% CPR         9% CPR         12% CPR
------------------------------------- -------------- -------------- -------------- -------------- --------------
Initial Percentage ..................          100            100            100            100            100
August 12, 2004 .....................          100            100            100            100            100
August 12, 2005 .....................          100            100            100            100            100
August 12, 2006 .....................          100            100            100            100            100
August 12, 2007 .....................          100            100            100            100            100
August 12, 2008 .....................          100            100            100            100            100
August 12, 2009 .....................          100            100            100            100            100
August 12, 2010 .....................          100            100            100            100            100
August 12, 2011 .....................          100            100            100            100            100
August 12, 2012 .....................          100            100            100            100            100
August 12, 2013 .....................            0              0              0              0              0
Weighted Average Life (years)(1) ....         9.78           9.78           9.77           9.77           9.77
Estimated Month of First
 Principal ..........................   12/12/2012     12/12/2012     12/12/2012     11/12/2012     11/12/2012
Estimated Month of Maturity .........    8/12/2013      8/12/2013      8/12/2013      8/12/2013      8/12/2013

----------
(1)   The weighted average life of the Class A-2 certificates is determined by
      (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-2 certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-2 certificates.

                  PERCENT OF THE INITIAL CERTIFICATE BALANCE
               OF THE CLASS B CERTIFICATES AT THE RESPECTIVE CPRS
                               SET FORTH BELOW:

                  DATE                        0% CPR          3% CPR          6% CPR          9% CPR         12% CPR
---------------------------------------   -------------   -------------   -------------   -------------   -------------
Initial Percentage ....................           100             100             100             100             100
August 12, 2004 .......................           100             100             100             100             100
August 12, 2005 .......................           100             100             100             100             100
August 12, 2006 .......................           100             100             100             100             100
August 12, 2007 .......................           100             100             100             100             100
August 12, 2008 .......................           100             100             100             100             100
August 12, 2009 .......................           100             100             100             100             100
August 12, 2010 .......................           100             100             100             100             100
August 12, 2011 .......................           100             100             100             100             100
August 12, 2012 .......................           100             100             100             100             100
August 12, 2013 .......................             0               0               0               0               0
Weighted Average Life (years)(1) ......         10.00           10.00           10.00           10.00           10.00
Estimated Month of First
 Principal ............................     8/12/2013       8/12/2013       8/12/2013       8/12/2013       8/12/2013
Estimated Month of Maturity ...........     8/12/2013       8/12/2013       8/12/2013       8/12/2013       8/12/2013

----------
(1)   The weighted average life of the Class B certificates is determined by
      (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class B certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class B certificates.

                   PERCENT OF THE INITIAL CERTIFICATE BALANCE
               OF THE CLASS C CERTIFICATES AT THE RESPECTIVE CPRS
                               SET FORTH BELOW:

                  DATE                        0% CPR          3% CPR          6% CPR          9% CPR         12% CPR
---------------------------------------   -------------   -------------   -------------   -------------   -------------
Initial Percentage ....................           100             100             100             100             100
August 12, 2004 .......................           100             100             100             100             100
August 12, 2005 .......................           100             100             100             100             100
August 12, 2006 .......................           100             100             100             100             100
August 12, 2007 .......................           100             100             100             100             100
August 12, 2008 .......................           100             100             100             100             100
August 12, 2009 .......................           100             100             100             100             100
August 12, 2010 .......................           100             100             100             100             100
August 12, 2011 .......................           100             100             100             100             100
August 12, 2012 .......................           100             100             100             100             100
August 12, 2013 .......................             0               0               0               0               0
Weighted Average Life (years)(1) ......         10.00           10.00           10.00           10.00           10.00
Estimated Month of First
 Principal ............................     8/12/2013       8/12/2013       8/12/2013       8/12/2013       8/12/2013
Estimated Month of Maturity ...........     8/12/2013       8/12/2013       8/12/2013       8/12/2013       8/12/2013

----------
(1)   The weighted average life of the Class C certificates is determined by
      (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class C certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class C certificates.

                  PERCENT OF THE INITIAL CERTIFICATE BALANCE
               OF THE CLASS D CERTIFICATES AT THE RESPECTIVE CPRS
                               SET FORTH BELOW:

                  DATE                        0% CPR          3% CPR          6% CPR          9% CPR         12% CPR
---------------------------------------   -------------   -------------   -------------   -------------   -------------
Initial Percentage ....................           100             100             100             100             100
August 12, 2004 .......................           100             100             100             100             100
August 12, 2005 .......................           100             100             100             100             100
August 12, 2006 .......................           100             100             100             100             100
August 12, 2007 .......................           100             100             100             100             100
August 12, 2008 .......................           100             100             100             100             100
August 12, 2009 .......................           100             100             100             100             100
August 12, 2010 .......................           100             100             100             100             100
August 12, 2011 .......................           100             100             100             100             100
August 12, 2012 .......................           100             100             100             100             100
August 12, 2013 .......................             0               0               0               0               0
Weighted Average Life (years)(1) ......         10.00           10.00           10.00           10.00           10.00
Estimated Month of First
 Principal ............................     8/12/2013       8/12/2013       8/12/2013       8/12/2013       8/12/2013
Estimated Month of Maturity ...........     8/12/2013       8/12/2013       8/12/2013       8/12/2013       8/12/2013

----------
(1)   The weighted average life of the Class D certificates is determined by
      (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class D certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class D certificates.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     Upon the issuance of the Certificates, Cadwalader, Wickersham & Taft LLP, special counsel to the Depositor, will deliver its opinion that, assuming (1) the making of appropriate elections, (2) compliance with the provisions of the Pooling and Servicing Agreement and (3) compliance with applicable changes in the Internal Revenue Code of 1986, as amended (the "Code"), including the REMIC Provisions, for federal income tax purposes, the trust fund, exclusive of the Excess Interest and the Excess Interest Distribution Account, will qualify as three separate real estate mortgage investment conduits (the "Upper-Tier REMIC," the "Lower-Tier REMIC" and the "Loan REMIC," respectively, and, each, a "REMIC") within the meaning of Sections 860A through 860G (the "REMIC Provisions") of the Code, and (1) the Class A-1, Class A-2, Class X-1, Class X-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N and Class NR certificates and the Class AC and Class BM Certificates will evidence the "regular interests" in the Upper-Tier REMIC (other than the portion of the Class NR certificates representing the right to receive Excess Interest) and (2) the Class R and Class LR certificates will represent the sole classes of "residual interests" in the Upper-Tier REMIC and Lower-Tier REMIC, respectively, within the meaning of the REMIC Provisions. The Certificates (other than the Class R and Class LR certificates) are "Regular Certificates" as defined in the prospectus. The Class LR certificates will also represent the "residual interest" in the Loan REMIC. In addition, in the opinion of Cadwalader, Wickersham & Taft LLP, the portion of the trust fund consisting of the Excess Interest and the Excess Interest Distribution Account will be treated as a grantor trust for federal income tax purposes under subpart E, Part I of subchapter J of the Code and the Class NR certificates will represent undivided beneficial interests in the grantor trust.

     The Loan REMIC will hold the Component Loans and their proceeds and any property that secured a Component Loan that was acquired by foreclosure or deed in lieu of foreclosure and will issue certain uncertificated classes of regular interests (the "Loan REMIC Regular Interests") and a sole class of "residual interest", which will be represented by the Class LR Certificates. The Lower-Tier REMIC will hold the mortgage loans (other than the Component Loans) and their proceeds, the Loan REMIC Regular Interests and their proceeds, and any property that secured a mortgage loan that was acquired by foreclosure or deed in lieu of foreclosure (other than the property securing the Component Loans), and will issue certain uncertificated classes of regular interests (the "Lower-Tier REMIC Regular Interests") and the Class LR certificates, which will represent the sole classes of residual interest in the Lower-Tier REMIC and in the Loan REMIC. The Upper-Tier REMIC will hold the Lower-Tier REMIC Regular Interests and their proceeds and will issue the Regular Certificates as regular interests in the Upper-Tier REMIC and the Class R certificates as the sole Class of residual interest in the Upper-Tier REMIC.

     Because they represent regular interests, each Class of Offered Certificates generally will be treated as newly originated debt instruments for federal income tax purposes. Holders of the classes of Offered Certificates will be required to include in income all interest on the regular interests represented by their Certificates in accordance with the accrual method of accounting, regardless of a Certificateholder's usual method of accounting. [It is anticipated that no Class of Offered Certificates will be issued with original issue discount ("OID") for federal income tax purposes. It is also anticipated that each Class of Offered Certificates will be issued at a premium for federal income tax purposes.] The prepayment assumption that will be used in determining the rate of accrual of OID and market discount or whether any such discount is de minimis, and that may be used to amortize premium, if any, for federal income tax purposes will be based on the assumption that subsequent to the date of any determination the mortgage loans will prepay at a rate equal to a CPR of 0%; provided, that it is assumed that the ARD Loans prepay on their Anticipated Repayment Dates (the "Prepayment Assumption"). No representation is made that the mortgage loans will prepay at that rate or at any other rate. See "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates" in the prospectus.

     Yield Maintenance Charges actually collected will be distributed among the holders of the respective classes of Certificates as described under "Description of the Certificates--Allocation of

Yield Maintenance Charges" in this prospectus supplement. It is not entirely clear under the Code when the amount of Yield Maintenance Charges so allocated should be taxed to the holder of an Offered Certificate, but it is not expected, for federal income tax reporting purposes, that Yield Maintenance Charges will be treated as giving rise to any income to the holder of an Offered Certificate prior to the Master Servicer's actual receipt of a Yield Maintenance Charge. Yield Maintenance Charges, if any, may be treated as ordinary income, although authority exists for treating such amounts as capital gain if they are treated as paid upon the retirement or partial retirement of a Certificate. Certificateholders should consult their own tax advisers concerning the treatment of Yield Maintenance Charges.

     Except as provided below, the Offered Certificates will be treated as "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code in the hands of a real estate investment trust or "REIT," and interest (including OID, if any) on the Offered Certificates will be interest described in Section 856(c)(3)(B) of the Code, and the Offered Certificates will be treated as "loans . . . secured by an interest in real property which is . . . residential real property" under Section 7701(a)(19)(C)(v)of the Code to the extent the loans are secured by multifamily and manufactured housing properties. As of the cut-off date, mortgage loans representing approximately 14.5% of the Initial Pool Balance are secured by multifamily properties and manufactured housing community properties. Mortgage loans that have been defeased with U.S. Treasury obligations will not qualify for the foregoing treatments. Moreover, the Offered Certificates will be "qualified mortgages" for another REMIC within the meaning of Section 860G(a)(3) of the Code and "permitted assets" for a "financial asset securitization investment trust" within the meaning of Section 860L(c) of the Code. See "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates" in the prospectus.

                            METHOD OF DISTRIBUTION

     Subject to the terms and conditions set forth in the underwriting agreement (the "Underwriting Agreement"), among J.P. Morgan Securities Inc. for itself and as representative of CIBC World Markets Corp., ABN AMRO Incorporated, Citigroup Global Markets Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated (collectively, the "Underwriters"), CIBC World Markets Corp. and the Depositor, the Depositor has agreed to sell to the Underwriters, and the Underwriters have severally but not jointly agreed to purchase from the Depositor the respective Certificate Balances of each Class of Offered Certificates set forth below subject in each case to a variance of 10%.

                                    CIBC WORLD       ABN AMRO                       MERRILL
CLASS                  JPMORGAN       MARKETS      INCORPORATED     CITIGROUP     LYNCH & CO.
-------------------   ----------   ------------   --------------   -----------   ------------
Class A-1 .........
Class A-2 .........
Class B ...........
Class C ...........
Class D ...........

     In the Underwriting Agreement, the Underwriters have severally but not jointly agreed, subject to the terms and conditions set forth in the Underwriting Agreement, to purchase all of the Offered Certificates if any Offered Certificates are purchased. In the event of a default by any Underwriter, the Underwriting Agreement provides that, in certain circumstances, purchase commitments of the non-defaulting Underwriters may be increased or the Underwriting Agreement may be terminated. Additionally, the Depositor and the Mortgage Loan Sellers have agreed to indemnify the Underwriters, and the Underwriters have agreed to indemnify the Depositor, against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

     The Depositor has been advised by the Underwriters that they propose to offer the Offered Certificates to the public from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. Proceeds to the Depositor from the sale of

Offered Certificates will be ____% of the initial aggregate Certificate Balance of the Offered Certificates, plus accrued interest on the Offered Certificates from August 1, 2003, before deducting expenses payable by the Depositor estimated to be approximately $_______. The Underwriters may effect the transactions by selling the Offered Certificates to or through dealers, and the dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriters. In connection with the purchase and sale of the Offered Certificates offered hereby, the Underwriters may be deemed to have received compensation from the Depositor in the form of underwriting discounts.

     We cannot assure you that a secondary market for the Offered Certificates will develop or, if it does develop, that it will continue. The Underwriters expect to make, but are not obligated to make, a secondary market in the Offered Certificates. The primary source of ongoing information available to investors concerning the Offered Certificates will be the monthly statements discussed in the prospectus under "Description of the Certificates--Reports to Certificateholders," which will include information as to the outstanding principal balance of the Offered Certificates and the status of the applicable form of credit enhancement. Except as described in this prospectus supplement under "Description of the Certificates--Reports to Certificateholders; Certain Available Information," we cannot assure you that any additional information regarding the Offered Certificates will be available through any other source. In addition, we are not aware of any source through which price information about the Offered Certificates will be generally available on an ongoing basis. The limited nature of that information regarding the Offered Certificates may adversely affect the liquidity of the Offered Certificates, even if a secondary market for the Offered Certificates becomes available.

     JPMSI, one of the Underwriters, is an affiliate of the Depositor and JP Morgan Chase Bank, one of the Mortgage Loan Sellers. CIBCWMC, one of the Underwriters, is an affiliate of CIBC Inc., one of the Mortgage Loan Sellers. ABN AMRO, one of the Underwriters, is an affiliate of the Paying Agent and is also an affiliate of ABN AMRO Bank N.V. and LaSalle National Bank Association, each a Mortgage Loan Seller.


                                 LEGAL MATTERS

     The validity of the Certificates will be passed upon for the Depositor by Cadwalader, Wickersham & Taft LLP, New York, New York, and for the Underwriters by Sidley Austin Brown & Wood LLP, New York, New York. In addition, certain federal income tax matters will be passed upon for the Depositor by Cadwalader, Wickersham & Taft LLP, New York, New York.


                                    RATINGS

     It is a condition to issuance that the Offered Certificates be rated not lower than the following ratings by Moody's Investors Service, Inc. ("Moody's") and Fitch, Inc. ("Fitch" and, together with Moody's, the "Rating Agencies"):

                             CLASS     MOODY'S     FITCH
                            -------   ---------   ------
                               A-1    Aaa         AAA
                               A-2    Aaa         AAA
                                B     Aa2         AA
                                C     A2          A
                                D     A3          A-

     A securities rating on mortgage pass-through certificates addresses the likelihood of the timely receipt by their holders of interest and the ultimate repayment of principal to which they are entitled by the Rated Final Distribution Date. The rating takes into consideration the credit quality of the pool of mortgage loans, structural and legal aspects associated with the certificates, and the extent to which the payment stream from the pool of mortgage loans is adequate to make payments required under the certificates. In addition, rating adjustments may result from a change in the financial position of the Trustee as back-up liquidity provider. The ratings on the Offered Certificates do not, however, constitute a statement regarding the likelihood, timing or frequency of prepayments (whether voluntary or involuntary) on the mortgage loans or the degree to which the payments might differ from those originally contemplated. In addition, a rating does not address the likelihood or frequency of voluntary or mandatory prepayments of mortgage loans, payment of Excess Interest, Yield Maintenance Charges or net default interest.

     We cannot assure you as to whether any rating agency not requested to rate the Offered Certificates will nonetheless issue a rating to any Class of Offered Certificates and, if so, what the rating would be. A rating assigned to any Class of Offered Certificates by a rating agency that has not been requested by the Depositor to do so may be lower than the rating assigned thereto by the Rating Agencies.

     The ratings on the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.


                               LEGAL INVESTMENT

     The Offered Certificates will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. The appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase Offered Certificates, is subject to significant interpretive uncertainties. No representations are made as to the proper characterization of the Offered Certificates for legal investment, financial institution regulatory or other purposes, or as to the ability of particular investors to purchase the Offered Certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity of the Offered Certificates. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Certificates constitute legal investments for them or are subject to investment, capital or other restrictions. See "Legal Investment" in the prospectus.


                             ERISA CONSIDERATIONS

     A fiduciary of any retirement plan or other employee benefit plan or arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which those plans, annuities, accounts or arrangements are invested, including insurance company general accounts, that is subject to the fiduciary responsibility rules of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Code (an "ERISA Plan") or which is a governmental plan, as defined in Section 3(32) of ERISA, subject to any federal, state or local law ("Similar Law") which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (collectively, with an ERISA Plan, a "Plan") should review with its legal advisors whether the purchase or holding of Offered Certificates could give rise to a transaction that is prohibited or is not otherwise permitted under ERISA, the Code or Similar Law or whether there exists any statutory, regulatory or administrative exemption applicable thereto. Moreover, each Plan fiduciary should determine whether an investment in the Offered Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

     The U.S. Department of Labor has issued to J.P. Morgan Securities Inc. an individual prohibited transaction exemption, PTE 2002-19, 67 Fed. Reg. 14,979 (March 28, 2002) (the "Exemption"). The Exemption generally exempts from the application of the prohibited transaction provisions of Sections 406 and 407 of ERISA, and the excise taxes imposed on the prohibited transactions pursuant to Sections 4975(a) and (b) of the Code, certain transactions, among others, relating to the servicing and operation of pools of mortgage loans, such as the pool of mortgage loans held by the trust, and the purchase, sale and holding of mortgage pass-through certificates, such as the Offered Certificates, underwritten by J.P. Morgan Securities Inc., provided that certain conditions set forth in the Exemption are satisfied.

     The Exemption sets forth five general conditions which must be satisfied for a transaction involving the purchase, sale and holding of the Offered Certificates to be eligible for exemptive relief. First, the acquisition of the Offered Certificates by a Plan must be on terms (including the price paid for the Certificates) that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party. Second, the Offered Certificates at the time of acquisition by the Plan must be rated in one of the four highest generic rating categories by Moody's, Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. ("S&P"), or Fitch. Third, the Trustee cannot be an affiliate of any other member of the Restricted Group other than an Underwriter. The "Restricted Group" consists of any Underwriter, the Depositor, the Trustee, the Master Servicer, the Special Servicer, any sub-servicer, any entity that provides insurance or other credit support to the trust fund and any mortgagor with respect to mortgage loans constituting more than 5% of the aggregate unamortized principal balance of the mortgage loans as of the date of initial issuance of the Offered Certificates, and any affiliate of any of the foregoing entities. Fourth, the sum of all payments made to and retained by the Underwriters must represent not more than reasonable compensation for underwriting the Offered Certificates, the sum of all payments made to and retained by the Depositor pursuant to the assignment of the mortgage loans to the trust fund must represent not more than the fair market value of the mortgage loans and the sum of all payments made to and retained by the Master Servicer, the Special Servicer and any sub-servicer must represent not more than reasonable compensation for that person's services under the Pooling and Servicing Agreement and reimbursement of the person's reasonable expenses in connection therewith. Fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended.

     It is a condition of the issuance of the Offered Certificates that they have the ratings specified on the cover page. As of the Closing Date, the third general condition set forth above will be satisfied with respect to the Offered Certificates. A fiduciary of a Plan contemplating purchasing an Offered Certificate in the secondary market must make its own determination that, at the time of purchase, the Offered Certificates continue to satisfy the second and third general conditions set forth above. A fiduciary of a Plan contemplating purchasing an Offered Certificate, whether in the initial issuance of the related Certificates or in the secondary market, must make its own determination that the first, fourth and fifth general conditions set forth above will be satisfied with respect to the related Offered Certificate.

     The Exemption also requires that the trust fund meet the following requirements: (1) the trust fund must consist solely of assets of the type that have been included in other investment pools; (2) certificates in those other investment pools must have been rated in one of the four highest categories of S&P, Moody's or Fitch for at least one year prior to the Plan's acquisition of Offered Certificates; and (3) certificates in those other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of Offered Certificates.

     If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code) in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of Certificates between the Depositor or the Underwriters and a Plan when the Depositor, any of the Underwriters, the Trustee, the Master Servicer, the Special Servicer, a sub-servicer or a borrower is a party in interest with respect to the investing Plan, (2) the direct or indirect acquisition or disposition in the secondary market of the Offered Certificates by a Plan and (3) the holding of Offered Certificates by a Plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of an Offered Certificate on behalf of an "Excluded Plan" or any person who has discretionary authority or renders investment advice with respect to the assets of the Excluded Plan. For purposes of this prospectus supplement, an "Excluded Plan" is a Plan sponsored by any member of the Restricted Group.

     If certain specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Section 4975(c)(1)(E) of the Code in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of Certificates between the Depositor or the Underwriters and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in those Certificates is (a) a borrower with respect to 5% or less of the fair market value of the mortgage loans or (b) an affiliate of that person, (2) the direct or indirect acquisition or disposition in the secondary market of Offered Certificates by a Plan and (3) the holding of Offered Certificates by a Plan.

     Further, if certain specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code for transactions in connection with the servicing, management and operation of the pool of mortgage loans.

     Before purchasing an Offered Certificate, a fiduciary of a Plan should itself confirm that (1) the Offered Certificates constitute "securities" for purposes of the Exemption and (2) the specific and general conditions and the other requirements set forth in the Exemption would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in the Exemption, the Plan fiduciary should consider the availability of any other prohibited transaction exemptions, including with respect to governmental plans, any exemptive relief afforded under Similar Law. See "Certain ERISA Considerations" in the prospectus. A purchaser of an Offered Certificate should be aware, however, that even if the conditions specified in one or more exemptions are satisfied, the scope of relief provided by an exemption may not cover all acts which might be construed as prohibited transactions.

     THE SALE OF OFFERED CERTIFICATES TO A PLAN IS IN NO RESPECT A REPRESENTATION BY THE DEPOSITOR OR ANY OF THE UNDERWRITERS THAT THIS INVESTMENT MEETS ANY RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY PLANS GENERALLY OR ANY PARTICULAR PLAN, OR THAT THIS INVESTMENT IS APPROPRIATE FOR PLANS GENERALLY OR ANY PARTICULAR PLAN.

                                  INDEX TERMS

                                             PAGE
                                            ------
30/360 Basis ............................     S-63
AB Loan .................................     S-54
Acceptable Insurance Default ............    S-123
Actual/360 Basis ........................     S-63
Additional Exclusions ...................    S-122
                                             S-96,
Administrative Cost Rate ................    S-119
Advances ................................    S-104
Anticipated Repayment Date ..............     S-62
Appraisal Reduction .....................    S-105
Appraisal Reduction Event ...............    S-105
ARD Loans ...............................     S-62
Asset Status Report .....................    S-115
Assumed Final Distribution Date .........     S-99
Assumed Scheduled Payment ...............     S-97
Authenticating Agent ....................     S-81
Available Distribution Amount ...........     S-85
Base Interest Fraction ..................     S-99
Battlefield Mall Borrower ...............     S-57
Battlefield Mall Distribution
Account .................................     S-84
Battlefield Mall Loan ...................     S-56
Battlefield Mall Non-Pooled
Component ...............................     S-56
Battlefield Mall Pooled Component
                                              S-56
Battlefield Mall Property ...............     S-57
Battlefield Mall Trigger Event ..........     S-57
BBDO ....................................     S-58
Certificate Account .....................     S-84
Certificate Balance .....................     S-79
Certificate Owner .......................     S-81
Certificate Registrar ...................     S-81
Certificateholders ......................     S-53
Certificates ............................     S-79
Class ...................................     S-79
Class A Certificates ....................     S-79
Class X Certificates ....................     S-79
Class X-1 Components ....................     S-94
Class X-1 Strip Rate ....................     S-94
Class X-2 Component .....................     S-95
Class X-2 Strip Rate ....................     S-95
Clearstream .............................     S-81
Closing Date ............................     S-53
CMSA Investor Reporting Package .........    S-109
Code ....................................    S-140
Collateral Support Deficit ..............    S-102
Companion Loan ..........................     S-54
Compensating Interest Payment ...........    S-121


                                             PAGE
                                            ------
Component Loan ..........................     S-88
Component Loan Available Funds ..........     S-86
Component Loan Collateral
Support Deficit .........................    S-102
Component Loan Default
Distribution Priority ...................     S-88
Component Loan Distribution
Accounts ................................     S-84
Component Loan Non-Default
Distribution Priority ...................     S-87
Component Loan Operating
Advisor .................................    S-117
Component Loan Option Price .............     S-89
Component Loan Principal
Distribution Amount .....................     S-97
Component Loan Purchase Option ..........     S-89
Constant Prepayment Rate ................    S-135
Control Change Event ....................    S-117
Controlling Class .......................    S-117
Controlling Class Certificateholder .....    S-117
Controlling Holder ......................    S-117
Corrected Mortgage Loan .................    S-115
CPR .....................................    S-135
Cross-Over Date .........................     S-93
Cut-off Date Balance ....................     S-53
Deerfield Mall Borrower .................     S-61
Deerfield Mall Loan .....................     S-61
Deerfield Mall Property .................     S-61
Defeasance ..............................     S-66
Defeasance Lockout Period ...............     S-65
Depositor ...............................     S-53
Depositories ............................     S-82
Determination Date ......................     S-83
Direct Participants .....................     S-82
Directing Certificateholder .............    S-117
Discount Rate ...........................     S-64
Distributable Certificate Interest ......     S-96
Distribution Account ....................     S-84
Distribution Date .......................     S-83
DTC .....................................     S-81
Due Period ..............................     S-86
Effective Gross Income ..................     S-69
ERISA ...................................    S-143
ERISA Plan ..............................    S-143
ESA .....................................     S-72
Euroclear ...............................     S-81
Events of Default .......................    S-129
Excess Interest .........................     S-96
Excluded Plan ...........................    S-145

                                           PAGE
                                          ------
Exemption .............................    S-143
FIRREA ................................     S-72
Fitch .................................    S-142
Form 8-K ..............................     S-68
Gain on Sale Reserve Account ..........     S-85
ICON AB Loan ..........................     S-54
ICON Companion Loan ...................     S-54
Indirect Participants .................     S-82
Initial Pool Balance ..................     S-53
Initial Rate ..........................     S-62
Initial Resolution Period .............     S-75
Insurance and Condemnation
Proceeds ..............................     S-84
Interest Accrual Period ...............     S-96
Interest Distribution Amount ..........     S-96
International Paper Office
Borrower ..............................     S-60
International Paper Office
Mortgage Loan .........................     S-60
International Paper Office Property
                                            S-60
IRS ...................................    S-126
Japanese Consulate Lease ..............     S-59
Liquidation Fee .......................    S-120
Liquidation Proceeds ..................     S-84
Loan REMIC ............................    S-140
Loan REMIC Regular Interests ..........    S-140
Lockbox Accounts ......................     S-77
Lockbox Loans .........................     S-77
Lockout Period ........................     S-63
Lower-Tier REMIC ......................    S-140
Lower-Tier REMIC Regular Interests
                                           S-140
LTV Ratio .............................     S-70
MAI ...................................     S-76
Master Servicer .......................    S-118
Master Servicer Remittance Date .......    S-103
Moody's ...............................    S-142
Mortgage ..............................     S-53
Mortgage Loan Sellers .................     S-53
Mortgage Note .........................     S-53
Mortgage Rate .........................     S-96
Mortgaged Property ....................     S-53
Net Aggregate Prepayment Interest
Shortfall .............................     S-96
Net Mortgage Rate .....................     S-95
Net Operating Income ..................     S-69
Non-Offered Certificates ..............     S-79
Non-Offered Subordinate
Certificates ..........................    S-101


                                           PAGE
                                          ------
Non-Pooled Balance ....................     S-89
Non-Pooled Component ..................     S-88
Non-Pooled Percentage .................     S-88
Nonrecoverable Advance ................    S-104
Notional Amount .......................     S-80
Offered Certificates ..................     S-79
OID ...................................    S-140
One Alliance Center Borrower ..........     S-58
One Alliance Center Distribution
Account ...............................     S-84
One Alliance Center Loan ..............     S-58
One Alliance Center Non-Pooled
Component .............................     S-58
One Alliance Center Pooled
Component .............................     S-58
One Alliance Center Property ..........     S-58
One Alliance Center Sponsor ...........     S-58
One Alliance Center Trigger Event .....     S-59
Operating Statements ..................     S-69
Option Price ..........................    S-125
PAR ...................................     S-73
Participants ..........................     S-81
Pass-Through Rate .....................     S-93
Paying Agent ..........................     S-81
Paying Agent Fee ......................     S-81
Paying Agent Fee Rate .................     S-81
Payment Differential ..................     S-64
Percentage Interest ...................     S-80
Periodic Payments .....................     S-85
Permitted Investments .................     S-85
P&I Advance ...........................    S-103
Pine Valley AB Loan ...................     S-54
Pine Valley Companion Loan ............     S-54
Plan ..................................    S-143
Pooled Balance ........................     S-89
Pooled Component ......................     S-89
Pooled Percentage .....................     S-89
Pooling and Servicing Agreement .......     S-79
Prepayment Assumption .................    S-140
Prepayment Interest Excess ............    S-121
Prepayment Interest Shortfall .........    S-121
Prime Rate ............................    S-104
Principal Balance Certificates ........     S-80
Principal Distribution Amount .........     S-96
Principal Shortfall ...................     S-98
Purchase Agreements ...................     S-53
Purchase Option .......................    S-125
Purchase Price ........................     S-76
Qualified Substitute Mortgage
Loan ..................................     S-76

                                           PAGE
                                          ------
Rated Final Distribution Date .........    S-100
Rating Agencies .......................    S-142
Record Date ...........................     S-84
Regular Certificates ..................    S-140
Reimbursement Rate ....................    S-104
Related Proceeds ......................    S-104
Release Date ..........................     S-66
Release H.15 ..........................     S-64
REMIC .................................    S-140
REMIC Provisions ......................    S-140
REO Account ...........................    S-123
REO Loan ..............................     S-98
REO Property ..........................    S-114
Restricted Group ......................    S-144
Revised Rate ..........................     S-62
RSF ...................................     S-58
Rules .................................     S-82
S1 ....................................     S-58
Sav On-LA AB Loan .....................     S-54
Sav On-LA Companion Loan ..............     S-54
Scheduled Principal Distribution
Amount ................................     S-97
Servicing Advances ....................    S-104
Servicing Fee .........................    S-119
Servicing Fee Rate ....................    S-119
Servicing Standards ...................    S-113
Shelbyville Road Borrower .............     S-62
Shelbyville Road Plaza Loan ...........     S-62
Shelbyville Road Property .............     S-62
Similar Law ...........................    S-143
S&P ...................................    S-144
Special Servicer ......................    S-119


                                           PAGE
                                          ------
Special Servicing Fee .................    S-120
Special Servicing Fee Rate ............    S-120
Specially Serviced Mortgage Loans .....    S-114
SPGLP .................................     S-58
Stated Principal Balance ..............     S-98
Statement to Certificateholders .......    S-107
Towers Perrin .........................     S-58
Treasury Rate .........................     S-64
Trustee ...............................     S-53
Underwriters ..........................    S-141
Underwriting Agreement ................    S-141
Underwritten Cash Flow ................     S-69
Underwritten Cash Flow Debt
Service Coverage Ratio ................     S-69
Underwritten NOI ......................     S-69
Unscheduled Principal Distribution
Amount ................................     S-97
Upper-Tier Distribution Account .......     S-84
Upper-Tier REMIC ......................    S-140
UW DSCR ...............................     S-69
UW NCF ................................     S-69
UW NOI ................................     S-69
Voting Rights .........................    S-110
WAC Rate ..............................     S-95
Withheld Amounts ......................     S-85
Withheld Loans ........................     S-85
Workout Fee ...........................    S-120
Workout Fee Rate ......................    S-120
Yield Maintenance Charge ..............     S-64
Yield Maintenance Period ..............     S-64

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                                  SCHEDULE I

                            CLASS X REFERENCE RATES






















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
ANNEX A-1
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

LOAN #       ORIGINATOR   PROPERTY NAME                                      STREET ADDRESS
------       ----------   -------------                                      --------------
   1           JPMCB      Battlefield Mall                                   2825 South Glenstone Avenue
   2            ABN       One Alliance Center                                3500 Lenox Road
   3           JPMCB      International Paper Office                         6420 Poplar Avenue
   4           JPMCB      Deerfield Mall                                     3740 West Hillsboro Boulevard
   5           JPMCB      Shelbyville Road Plaza                             4600 Shelbyville Road
   6            CIBC      641 Sixth Avenue                                   641 Sixth Avenue
   7           JPMCB      Tices Corner Retail Marketplace                    423 Chestnut Ridge Road
   8            CIBC      919 Market Street                                  919 North Market Street
   9            CIBC      Plaza 48                                           35-00 48th Street
  10            CIBC      2121 Market Street                                 2121-2141 Market Street
  11           JPMCB      1600 Stewart Avenue                                1600 Stewart Avenue
  12            CIBC      McHenry Village Shopping Center                    1700 McHenry Avenue
  13            LBNA      Pier 1 Distribution                                1 Knowlton Way
  14            CIBC      IBM Building                                       2020 Technology Parkway
  15           JPMCB      Pacific Park Plaza                                 27101-27141 Aliso Creek Road
  16            CIBC      Amazon Distribution Center                         1600 East Newlands Drive
  17           JPMCB      Rose Canyon Business Park                          4901-4907 Morena Boulevard
  18            CIBC      Westland Industries Group Portfolio II             Various
 18.1           CIBC      Carson Western Plaza                               1640-1648 West Carson Street
 18.2           CIBC      Plaze De La Fiesta                                 2625 East Florence Avenue and 7119 Rita Avenue
 18.3           CIBC      Walnut Square Shopping Center                      16900 Lakewood Boulevard
 18.4           CIBC      Bristol Center Medical Building                    1155 West Central Avenue
 18.5           CIBC      La Puente Shopping Center                          13716-13756 Amar Road
 18.6           CIBC      Rose Crans Shopping Center                         8548 Rosecrans Avenue
  19           JPMCB      Canyon Country Plaza                               19120-19266 Soledad Canyon Road
  20           JPMCB      River Oaks Apartments                              2299 River Oaks Drive
  21            CIBC      Westland Industries Group Portfolio I              Various
 21.1           CIBC      Valley Center Mall                                 15972 Euclid Street and 5111 West Edinger Avenue
 21.2           CIBC      Cudahy Shopping Center                             7501-7519 Atlantic Avenue
 21.3           CIBC      Smile Care Plaza                                   9462-9514 Firestone Boulevard
 21.4           CIBC      Bell Shopping Center                               7219 Atlantic Avenue
  22           JPMCB      Briarcliff Corporate Campus                        555 Pleasantville Road
  23           JPMCB      Renaissance Centre                                 250 East Ponce de Leon Avenue
  24           JPMCB      McHenry Center - Nashville                         1706 - 1799 Gallatin Pike North and 917 Two Mile
                                                                             Parkway
  25            CIBC      Bashas' Thunderbird Village                        7518, 7558, 7586 & 7616 West Thunderbird Road
  26           JPMCB      Plaza on the Green                                 8100 West Crestline Avenue
  27           JPMCB      Azure Creek                                        29862 North Tatum Boulevard
  28           JPMCB      Lil Wolf Mobile Home Park                          3411 Lil Wolf Drive
  29            CIBC      Westview Mobile Home Park                          3500 Schramm Street
  30           JPMCB      Halsted Village Shopping Center                    37550-37700 12 Mile Road
  31           JPMCB      2 Executive Plaza                                  2370 State Route 70 West
  32            CIBC      Hardee Retail Portfolio                            Various
 32.1           CIBC      North Beach Plaza                                  7630 North Beach Street
 32.2           CIBC      Azle Shopping Center                               117-132 North Industrial Avenue
 32.3           CIBC      La Marina Shopping Center                          4450 & 4504 Boat Club Road
 32.4           CIBC      Adams Professional Office Building                 508 South Adams Street
  33           JPMCB      Los Alamitos Business Park                         10311-10449 Los Alamitos Boulevard
  34           JPMCB      Walton Building                                    242 Old New Brunswick Road
  35           JPMCB      Banks Office Building                              615 First Avenue Northeast
  36           JPMCB      Corona Plaza & Professional Park                   800 & 802 & 854 & 886 Magnolia Ave
  37           JPMCB      Cornerstone Plaza                                  2707-2727 East Southlake Boulevard
  38           JPMCB      Lakewood Forest Shopping Center                    21127 Tomball Parkway
  39            CIBC      West Market Shopping Center                        4653 West Market Street
  40           JPMCB      The Advance Office Building                        23077 Greenfield Road
  41           JPMCB      Old Orchard Village East Shopping Center           1288 West Main Street
  42           JPMCB      Blankenbaker Plaza Shopping Center                 201 Blankenbaker Parkway
  43            CIBC      Brier Creek Shopping Center                        8100 Brier Creek Parkway
  44            CIBC      LVMH Watch & Jewelry USA                           966 South Springfield Avenue
  45           JPMCB      Gaston Mall                                        401 Cox Road
  46            CIBC      525 North Broadway                                 525 North Broadway
  47            CIBC      950 Haverford Road                                 950 Haverford Road
  48            CIBC      Slack Industrial Park                              9101-9401 Slack Road
  49           JPMCB      Sacramento Hall of Justice                         813 6th Street
  50            CIBC      Bristol Court                                      6305 Boulevard East
  51           JPMCB      Woodcreek Village                                  4021, 4001, 4011 Woodcreek Oaks Boulevard
  52           JPMCB      Clark Square Shopping Center                       1818 West National Avenue
  53           JPMCB      Hidden Creek Mobile Home Park                      4353 Brick School House Road
  54           JPMCB      Gentilly Woods Shopping Center                     4201 - 4501 Chef Menteur Highway
  55           JPMCB      Janesville Shopping Center                         1717 Center Avenue
  56           JPMCB      Waterbridge Downs Shopping Center                  11230 South Orange Blossom Trail
  57            CIBC      ICON Mobile Home Park Portfolio                    Various
 57.1           CIBC      Chancellor's Mobile Home Park                      800 South Santa Fe Avenue
 57.2           CIBC      Wayward Wind Mobile Home Park                      14390 Highway 34
 57.3           CIBC      Aspen Mobile Home Park                             400-418 South Overland Trail
  58           JPMCB      Country Heritage Mobile Home Park                  771 Mary Jean Court
  59           JPMCB      Greenbrier Business Center                         850 Greenbrier Circle
  60           JPMCB      Mallard Lake Mobile Home Park                      57 Mallard Drive
  61           JPMCB      100 North Stone                                    100 North Stone Avenue
  62           JPMCB      480 North Belt Office Building                     480 North Sam Houston Parkway
  63           JPMCB      Shady Grove Mobile Home Park                       3129 Racehorse Drive
  64           JPMCB      Gateway Commons                                    1710 East Franklin Street
  65            CIBC      Glendora Savon Center                              1788 South Barranca Avenue
  66           JPMCB      Mega Mall Shopping Center                          8770 South Howell Avenue
  67            CIBC      Pine Valley and Easton Mobile Home Park Portfolio  Various
 67.1           CIBC      Easton Mobile Home Park                            305 Turnpike Street
 67.2           CIBC      Pine Valley Mobile Home Park                       110 Dublin Street
  68           JPMCB      Cathedral Towers Apartments                        80 East Hancock Street
  69            CIBC      Essex Centre                                       28400 Northwestern Highway
  70           JPMCB      North Gettysburg Shopping Center                   705 Old Harrisburg Road
  71            LBNA      Walgreens - Toledo                                 4580 Monroe Street
  72           JPMCB      Cedar Knoll Mobile Home Park                       5535 Dysart Road
  73            CIBC      Sierra Madre Apartments                            900 North Country Club Drive
  74           JPMCB      Green Bay Manor Apartments                         206 North Green Bay Road
  75            CIBC      American Standard Building                         865 Centennial Avenue
  76            CIBC      Airport Technology Center                          270 Rutledge Road and 2 and 9 National Avenue
  77            CIBC      Hodusa Place and Tower                             28776-28798, 28870, 28880 and 28882 US Highway 19 North
  78           JPMCB      Greater Richland                                   7201-7303 Grapevine Highway
  79           JPMCB      8737 Beverly Boulevard                             8737 Beverly Boulevard
  80            LBNA      Walgreens - Denver                                 1505 South Federal Boulevard
  81           JPMCB      Holiday Park Mobile Home Park                      6701 West 12th Street
  82            LBNA      Sav-on LA                                          4501 West Slauson Avenue
  83            CIBC      ZAM Industrial Building Portfolio                  Various
 83.1           CIBC      8 Fairfield Crescent Road                          8 Fairfield Crescent Road
 83.2           CIBC      19 Lexington Avenue                                19 Lexington Avenue
  84            CIBC      Portland Plaza Shopping Center                     304 South Broadway
  85            LBNA      235 North Saginaw                                  235 North Saginaw Street
  86            LBNA      Eckerds - Trenton                                  1100 Liberty Street
  87            CIBC      Greenwich Common Apartments                        14608 North 43rd Street
  88           JPMCB      183 Harvard Avenue                                 183 Harvard Avenue
  89           JPMCB      Eckerd - Charlotte                                 1728 South Boulevard
  90           JPMCB      Richmond Apartments Phase II                       1219 Houston Lake Boulevard
  91            CIBC      Mount San Antonio Center                           1247-1271 North Grand Avenue
  92           JPMCB      All Self Storage Facility                          5624 Basswood Boulevard
  93           JPMCB      Crystal Lake Mobile Home Park                      9301 49th Street North
  94            LBNA      Walgreens - Mustang                                112 East State Highway 152
  95            CIBC      Hanes Square                                       105-125 Hanes Mall Boulevard
  96           JPMCB      Pine Ridge Mobile Home Park                        2320 Bee Ridge Road
  97            CIBC      Valu Plus Food Warehouse                           12120 Carson Street
  98           JPMCB      Shoppes at Franklin                                3101 Browns Mill Road
  99           JPMCB      Canyon Expressway Business Park                    7517 - 7699 Canyon Drive
  100          JPMCB      BGB Mobile Home Park                               719 Route 52
  101          JPMCB      Oro Villa Apartments                               2735 Mitchell Avenue
  102          JPMCB      Walgreens - Chicago                                7059 South Pulaski Road
  103          JPMCB      Walgreens Sibley Street                            7 Sibley Street
  104          JPMCB      Fountains Medical Plaza                            2070 West Rudasill Road
  105           CIBC      Sea Side Court Apartments                          3939 Sea Side Court
  106           LBNA      Eckerds - Brownwood                                104 East Commerce Street
  107          JPMCB      101 Linden Street                                  101 Linden Street
  108           LBNA      1444 Western Avenue                                1444 Western Avenue
  109          JPMCB      Baton Rouge Center                                 15168 Airline Highway, 19973 Thad Cain Lane, and 19970
                                                                             Highland Road
  110          JPMCB      University Park                                    12661-12679 Silicon Drive
  111          JPMCB      4 East 70th Street                                 4 East 70th Street
  112          JPMCB      Quail Trails Mobile Home Community                 5081 Wilderness Way
  113          JPMCB      Crockers Lockers                                   501 Grand Avenue
  114          JPMCB      Value Self Storage Palmetto                        2015 8th Avenue West
  115          JPMCB      Orange Grove Shopping Center                       1450 State Road 60
  116          JPMCB      Cathedral Apartments                               543, 553, and 557-559 Lincoln Street
  117          JPMCB      Ponderosa Park Mobile Home Park                    2725 North Five Mile Road
  118          JPMCB      Lincoln Center                                     8851 Gorman Road
  119          JPMCB      Plateau Village                                    33 Newport Road
  120          JPMCB      Cork Screw Shopping Center                         8445 Memorial Boulevard
  121          JPMCB      Extra Closet Self Storage                          23227 Freedom Avenue
  122          JPMCB      McFadden Industrial                                2100 & 2110 East McFadden Avenue
  123          JPMCB      Ridgewood Mobile Home Park                         6674 Pentz Road
  124          JPMCB      Mix Gully Shopping Center                          8555 Memorial Boulevard
  125          JPMCB      1092-1098 Huff Road                                1092-1098 Huff Road
  126          JPMCB      5141 North 40th Street                             5141 North 40th Street
  127          JPMCB      Primrose Business Complex                          825 South Primrose Avenue
  128          JPMCB      76th & Oklahoma Plaza 1                            3164 South 76th Street

                                                                                NUMBER OF    PROPERTY
LOAN #     CITY                   STATE     ZIP CODE   COUNTY                  PROPERTIES    TYPE
------     ----                   -----     --------   ------                  ----------    ----
   1       Springfield              MO       65804     Greene                       1        Retail
   2       Atlanta                  GA       30326     Fulton                       1        Office
   3       Memphis                  TN       38119     Shelby                       1        Office
   4       Deerfield Beach          FL       33442     Broward                      1        Retail
   5       Louisville               KY       40207     Jefferson                    1        Retail
   6       New York                 NY       10011     New York                     1        Office
   7       Woodcliff Lake           NJ       07677     Bergen                       1        Retail
   8       Wilmington               DE       19801     New Castle                   1        Office
   9       Long Island City         NY       11101     Queens                       1        Retail
  10       Philadelphia             PA       19103     Philadelphia                 1        Multifamily
  11       Westbury                 NY       11590     Nassau                       1        Office
  12       Modesto                  CA       95350     Stanislaus                   1        Retail
  13       Savannah                 GA       31402     Chatham                      1        Industrial
  14       Mechanicsburg            PA       17050     Cumberland                   1        Office
  15       Aliso Viejo              CA       92656     Orange                       1        Industrial
  16       Fernley                  NV       89408     Lyon                         1        Industrial
  17       San Diego                CA       92117     San Diego                    1        Industrial
  18       Various                  CA      Various    Various                      6        Various
 18.1      Torrance                 CA       90501     Los Angeles                  1        Retail
 18.2      Huntington Park          CA       90255     Los Angeles                  1        Retail
 18.3      Bellflower               CA       90706     Los Angeles                  1        Retail
 18.4      Santa Ana                CA       92707     Orange                       1        Office
 18.5      La Puente                CA       91746     Los Angeles                  1        Retail
 18.6      Paramount                CA       90723     Los Angeles                  1        Retail
  19       Santa Clarita            CA       91351     Los Angeles                  1        Retail
  20       Columbus                 OH       43228     Franklin                     1        Multifamily
  21       Various                  CA      Various    Various                      4        Retail
 21.1      Santa Ana                CA       92704     Orange                       1        Retail
 21.2      Cudahy                   CA       90201     Los Angeles                  1        Retail
 21.3      Downey                   CA       90241     Los Angeles                  1        Retail
 21.4      Bell                     CA       90201     Los Angeles                  1        Retail
  22       Briarcliff Manor         NY       10510     Westchester                  1        Office
  23       Decatur                  GA       30030     DeKalb                       1        Office
  24       Madison                  TN       37115     Davidson                     1        Retail
  25       Peoria                   AZ       85351     Maricopa                     1        Retail
  26       Denver                   CO       80123     Denver                       1        Retail
  27       Phoenix                  AZ       85331     Maricopa                     1        Multifamily
  28       Orefield                 PA       18069     Lehigh                       1        Manufactured Housing
  29       Missoula                 MT       59802     Missoula                     1        Manufactured Housing
  30       Farmington Hills         MI       48331     Oakland                      1        Retail
  31       Cherry Hill              NJ       08002     Camden                       1        Office
  32       Various                  TX      Various    Various                      4        Various
 32.1      Fort Worth               TX       76137     Tarrant                      1        Retail
 32.2      Azle                     TX       76020     Parker                       1        Retail
 32.3      Fort Worth               TX       76135     Tarrant                      1        Retail
 32.4      Fort Worth               TX       76104     Tarrant                      1        Office
  33       Los Alamitos             CA       90720     Orange                       1        Industrial
  34       Piscataway               NJ       08854     Middlesex                    1        Office
  35       Minneapolis              MN       55413     Hennepin                     1        Office
  36       Corona                   CA       92879     Riverside                    1        Office
  37       Southlake                TX       76092     Tarrant                      1        Retail
  38       Houston                  TX       77070     Harris                       1        Retail
  39       Greensboro               NC       27407     Guilford                     1        Retail
  40       Southfield               MI       48075     Oakland                      1        Office
  41       Lewisville               TX       75067     Denton                       1        Retail
  42       Louisville               KY       40243     Jefferson                    1        Retail
  43       Raleigh                  NC       27560     Wake                         1        Retail
  44       Springfield              NJ       07081     Union                        1        Office
  45       Gastonia                 NC       28054     Gaston                       1        Retail
  46       White Plains             NY       10603     Westchester                  1        Office
  47       Bryn Mawr                PA       19010     Montgomery                   1        Office
  48       Shreveport               LA       71106     Caddo Parish                 1        Industrial
  49       Sacramento               CA       95814     Sacramento                   1        Office
  50       West New York            NJ       07093     Hudson                       1        Multifamily
  51       Roseville                CA       95747     Placer                       1        Retail
  52       Milwaukee                WI       53204     Milwaukee                    1        Retail
  53       Hamlin                   NY       14464     Monroe                       1        Manufactured Housing
  54       New Orleans              LA       70126     Orleans                      1        Retail
  55       Janesville               WI       53546     Rock                         1        Retail
  56       Orlando                  FL       32821     Orange                       1        Retail
  57       Various                  CO      Various    Various                      3        Manufactured Housing
 57.1      Fountain                 CO       80817     El Paso                      1        Manufactured Housing
 57.2      Fort Morgan              CO       80701     Morgan                       1        Manufactured Housing
 57.3      Fort Collins             CO       80521     Larimer                      1        Manufactured Housing
  58       Dundee                   MI       48131     Monroe                       1        Manufactured Housing
  59       Chesapeake               VA       23320     Chesapeake City              1        Office
  60       Pontoon Beach            IL       62040     Madison                      1        Manufactured Housing
  61       Tucson                   AZ       85701     Pima                         1        Office
  62       Houston                  TX       77060     Harris                       1        Office
  63       Grand Prairie            TX       75050     Dallas                       1        Manufactured Housing
  64       Chapel Hill              NC       27514     Orange                       1        Retail
  65       Glendora                 CA       91740     Los Angeles                  1        Retail
  66       Oak Creek                WI       53154     Milwaukee                    1        Retail
  67       Various                  MA      Various    Various                      2        Manufactured Housing
 67.1      Easton                   MA       02375     Bristol                      1        Manufactured Housing
 67.2      Cheshire                 MA       01225     Berkshire                    1        Manufactured Housing
  68       Detroit                  MI       48201     Wayne                        1        Multifamily
  69       Southfield               MI       48034     Oakland                      1        Office
  70       Gettysburg               PA       17325     Adams                        1        Retail
  71       Toledo                   OH       43613     Lucas                        1        Retail
  72       Waterloo                 IA       50701     Black Hawk                   1        Manufactured Housing
  73       Mesa                     AZ       85201     Maricopa                     1        Multifamily
  74       Waukegan                 IL       60085     Lake                         1        Multifamily
  75       Piscataway               NJ       08854     Middlesex                    1        Industrial
  76       Arden                    NC       28704     Buncombe                     1        Industrial
  77       Clearwater               FL       33761     Pinellas                     1        Mixed Use
  78       North Richland Hills     TX       76180     Tarrant                      1        Retail
  79       West Hollywood           CA       90048     Los Angeles                  1        Office
  80       Denver                   CO       80219     Denver                       1        Retail
  81       Sioux Falls              SD       57106     Minnehaha                    1        Manufactured Housing
  82       Los Angeles              CA       90043     Los Angeles                  1        Retail
  83       Various                  NJ      Various    Various                      2        Industrial
 83.1      West Caldwell            NJ       07006     Essex                        1        Industrial
 83.2      East Brunswick           NJ       08816     Middlesex                    1        Industrial
  84       Portland                 TN       37148     Sumner                       1        Retail
  85       Pontiac                  MI       48342     Oakland                      1        Office
  86       Trenton                  NJ       08629     Mercer                       1        Retail
  87       Tampa                    FL       33613     Hillsborough                 1        Multifamily
  88       Allston                  MA       02134     Suffolk                      1        Multifamily
  89       Charlotte                NC       28203     Mecklenburg                  1        Retail
  90       Warner Robins            GA       31088     Houston                      1        Multifamily
  91       Walnut                   CA       91789     Los Angeles                  1        Retail
  92       Fort Worth               TX       76137     Tarrant                      1        Storage
  93       Pinellas Park            FL       33782     Pinellas                     1        Manufactured Housing
  94       Mustang                  OK       73064     Canadian                     1        Retail
  95       Winston-Salem            NC       27103     Forsyth                      1        Retail
  96       Sarasota                 FL       34239     Sarasota                     1        Manufactured Housing
  97       Hawaiian Gardens         CA       90716     Los Angeles                  1        Retail
  98       Johnson City             TN       37604     Washington                   1        Retail
  99       Amarillo                 TX       79110     Randall                      1        Industrial
  100      Fishkill                 NY       12524     Dutchess                     1        Manufactured Housing
  101      Oroville                 CA       95966     Butte                        1        Multifamily
  102      Chicago                  IL       60638     Cook                         1        Retail
  103      Hammond                  IN       46320     Lake                         1        Retail
  104      Tucson                   AZ       85704     Pima                         1        Office
  105      North Beach              MD       20714     Calvert                      1        Multifamily
  106      Brownwood                TX       76801     Brown                        1        Retail
  107      Oakland                  CA       94607     Alameda                      1        Office
  108      Guilderland              NY       12203     Albany                       1        Office
  109      Baton Rouge              LA       70817     East Baton Rouge             1        Retail
  110      San Antonio              TX       78249     Bexar                        1        Industrial
  111      New York                 NY       10021     New York                     1        Multifamily
  112      Paradise                 CA       95969     Butte                        1        Manufactured Housing
  113      Arroyo Grande            CA       93420     San Luis Obispo              1        Storage
  114      Palmetto                 FL       34221     Manatee                      1        Storage
  115      Lake Wales               FL       33853     Polk                         1        Retail
  116      Manchester               NH       03104     Hillsborough                 1        Multifamily
  117      Boise                    ID       83713     Ada                          1        Manufactured Housing
  118      Savage                   MD       20723     Howard                       1        Retail
  119      Lititz                   PA       17543     Lancaster                    1        Manufactured Housing
  120      Port Arthur              TX       77640     Jefferson                    1        Retail
  121      Port Charlotte           FL       33980     Charlotte                    1        Storage
  122      Santa Ana                CA       92705     Orange                       1        Industrial
  123      Paradise                 CA       95969     Butte                        1        Manufactured Housing
  124      Port Arthur              TX       77640     Jefferson                    1        Retail
  125      Atlanta                  GA       30318     Fulton                       1        Industrial
  126      Phoenix                  AZ       85018     Maricopa                     1        Office
  127      Monrovia                 CA       91016     Los Angeles                  1        Industrial
  128      Milwaukee                WI       53219     Milwaukee                    1        Retail

           PROPERTY                                         YEAR                                 UNIT OF
LOAN #     SUBTYPE                      YEAR BUILT        RENOVATED           TOTAL SF/UNITS     MEASURE         OCCUPANCY %
------     -------                      ----------        ---------           --------------     --------        -----------
   1       Regional Mall                   1970             1997                   1,006,618   Square Feet           96.9
   2       CBD                             2001                                      554,849   Square Feet           94.2
   3       Suburban                        2002                                      214,060   Square Feet          100.0
   4       Anchored                        1988                                      371,158   Square Feet           96.3
   5       Anchored                        1955             2001                     250,057   Square Feet          100.0
   6       CBD                             1898             2001                     157,552   Square Feet          100.0
   7       Anchored                        2001                                      119,114   Square Feet          100.0
   8       CBD                             1965             2003                     220,587   Square Feet           91.2
   9       Anchored                        1980             1990                     129,970   Square Feet          100.0
  10       Mid/High Rise                   1914             2001                         168      Units              97.0
  11       Suburban                        1984                                      218,675   Square Feet           80.6
  12       Anchored                        1954             2001                     277,716   Square Feet           85.2
  13       Flex                            2003                                      785,084   Square Feet          100.0
  14       Suburban                        2003                                      139,195   Square Feet          100.0
  15       Flex                            1992                                      134,291   Square Feet           95.4
  16       Warehouse/Distribution          1996             1999                     588,560   Square Feet          100.0
  17       Flex                            1976             2001                     230,513   Square Feet           91.8
  18       Various                        Various          Various                   160,865   Square Feet           98.8
 18.1      Unanchored                      1957             1985                      33,095   Square Feet          100.0
 18.2      Unanchored                      1988                                       15,044   Square Feet          100.0
 18.3      Unanchored                      1989                                       29,023   Square Feet           93.1
 18.4      Suburban                        1973                                       27,917   Square Feet          100.0
 18.5      Unanchored                      1958                                       28,695   Square Feet          100.0
 18.6      Unanchored                      1981                                       27,091   Square Feet          100.0
  19       Anchored                        1969             1996                     159,176   Square Feet           97.4
  20       Garden                          1999                                          288      Units              94.8
  21       Unanchored                     Various          Various                   126,832   Square Feet           98.7
 21.1      Unanchored                      1975             1987                      82,270   Square Feet           98.1
 21.2      Unanchored                      1987                                       18,980   Square Feet          100.0
 21.3      Unanchored                      1984                                       19,032   Square Feet          100.0
 21.4      Unanchored                      1940             1980                       6,550   Square Feet          100.0
  22       Suburban                        1925             1999                     115,400   Square Feet           94.9
  23       CBD                             1962             2000                     126,400   Square Feet           86.8
  24       Unanchored                      1972             2002                     187,849   Square Feet           90.8
  25       Anchored                        2003                                       82,100   Square Feet           97.2
  26       Anchored                        1987                                      142,678   Square Feet          100.0
  27       Garden                          2001                                          160      Units              90.0
  28       Manufactured Housing            1976             2001                         271      Pads               94.1
  29       Manufactured Housing            1975             1998                         382      Pads               92.9
  30       Anchored                        1990             2001                     127,601   Square Feet           96.2
  31       Suburban                        1977             2002                     102,310   Square Feet           94.3
  32       Various                        Various          Various                   119,574   Square Feet           95.7
 32.1      Unanchored                      2002                                       30,532   Square Feet           92.2
 32.2      Unanchored                      1963             2000                      38,142   Square Feet          100.0
 32.3      Unanchored                      1985                                       29,775   Square Feet          100.0
 32.4      Suburban                        1969             2002                      21,125   Square Feet           86.7
  33       Flex                            1975                                      124,835   Square Feet           97.7
  34       Suburban                        1984                                      105,181   Square Feet           99.8
  35       CBD                             1905             2001                     135,782   Square Feet           89.6
  36       Suburban                        1976             1990                      72,236   Square Feet           97.2
  37       Anchored                        2002                                       51,294   Square Feet          100.0
  38       Anchored                        1984                                       95,222   Square Feet           89.1
  39       Anchored                        1963             1996                     153,310   Square Feet           98.4
  40       Suburban                        1969             2001                     231,242   Square Feet           86.1
  41       Unanchored                      1979                                      167,657   Square Feet           94.5
  42       Anchored                        2001                                       67,125   Square Feet           95.8
  43       Anchored                        2003                                       45,802   Square Feet          100.0
  44       Suburban                        1974             2002                      59,884   Square Feet          100.0
  45       Anchored                        1968                                      239,210   Square Feet           79.5
  46       Suburban                        1953             1986                      77,720   Square Feet          100.0
  47       Suburban                        1972             2002                      51,962   Square Feet          100.0
  48       Warehouse/Distribution          1943             2002                     846,355   Square Feet          100.0
  49       CBD                             1916             2001                      43,169   Square Feet          100.0
  50       Mid/High Rise                   1926             1987                          49      Units             100.0
  51       Shadow Anchored                 2002                                       29,351   Square Feet           96.9
  52       Anchored                        1996                                      111,250   Square Feet          100.0
  53       Manufactured Housing            1972                                          272      Pads               96.3
  54       Anchored                        1953             2001                     138,941   Square Feet           95.3
  55       Anchored                        1997                                      130,785   Square Feet          100.0
  56       Anchored                        1988                                      113,082   Square Feet           98.8
  57       Manufactured Housing           Various          Various                       232      Pads               97.4
 57.1      Manufactured Housing            1959                                          118      Pads               95.8
 57.2      Manufactured Housing            1972             1998                          80      Pads              100.0
 57.3      Manufactured Housing            1966                                           34      Pads               97.1
  58       Manufactured Housing            1997                                          213      Pads               85.4
  59       Suburban                        1984                                       81,318   Square Feet          100.0
  60       Manufactured Housing            1987             1995                         278      Pads               90.3
  61       CBD                             1929             2000                     105,303   Square Feet           94.1
  62       Suburban                        1980             1998                     101,510   Square Feet           96.7
  63       Manufactured Housing            1983                                          218      Pads               98.6
  64       Anchored                        1999                                       38,922   Square Feet          100.0
  65       Anchored                        2001                                       20,882   Square Feet           91.4
  66       Anchored                        1995                                       95,176   Square Feet          100.0
  67       Manufactured Housing           Various          Various                       219      Pads              100.0
 67.1      Manufactured Housing            1950             1987                         122      Pads              100.0
 67.2      Manufactured Housing            1970                                           97      Pads              100.0
  68       Mid/High Rise                   1970             2001                         238      Units              95.0
  69       Suburban                        1987                                       54,365   Square Feet          100.0
  70       Unanchored                      1969             1996                      90,627   Square Feet          100.0
  71       Anchored                        2002                                       13,125   Square Feet          100.0
  72       Manufactured Housing            1971                                          290      Pads               98.6
  73       Garden                          1979                                          204      Units              93.1
  74       Mid/High Rise                   2002                                           75      Units             100.0
  75       Warehouse/Distribution          1968             2002                      53,226   Square Feet          100.0
  76       Flex                            1997                                      109,160   Square Feet          100.0
  77       Office/Retail                1986, 1991                                    69,417   Square Feet           94.5
  78       Anchored                        1966             1996                     110,892   Square Feet           93.9
  79       Suburban                        1981                                       25,376   Square Feet           97.9
  80       Anchored                        2001                                       14,490   Square Feet          100.0
  81       Manufactured Housing            1963                                          229      Pads               96.9
  82       Anchored                        2003                                       16,457   Square Feet          100.0
  83       Warehouse/Distribution         Various                                     82,326   Square Feet          100.0
 83.1      Warehouse/Distribution          1975                                       61,462   Square Feet          100.0
 83.2      Warehouse/Distribution          1977                                       20,864   Square Feet          100.0
  84       Anchored                        1998                                       45,375   Square Feet          100.0
  85       Suburban                        1988             2002                      28,524   Square Feet          100.0
  86       Anchored                        2001                                       10,908   Square Feet          100.0
  87       Garden                          1967             2000                          82      Units              96.3
  88       Mid/High Rise                   1909             1999                          13      Units             100.0
  89       Unanchored                      1999                                       11,200   Square Feet          100.0
  90       Garden                          2001                                           64      Units              93.8
  91       Unanchored                      1987                                       17,911   Square Feet          100.0
  92       Self Storage                    2001                                          522      Units              97.7
  93       Manufactured Housing            1963                                          166      Pads               84.9
  94       Anchored                        2002                                       13,650   Square Feet          100.0
  95       Shadow Anchored                 2002                                       18,326   Square Feet          100.0
  96       Manufactured Housing            1950                                          126      Pads               92.9
  97       Anchored                        1987                                       43,130   Square Feet          100.0
  98       Unanchored                      1994                                       34,940   Square Feet          100.0
  99       Flex                            1999                                       72,954   Square Feet           92.2
  100      Manufactured Housing            1964                                          145      Pads               97.2
  101      Garden                          1974             2002                          88      Units             100.0
  102      Anchored                        2003                                       14,050   Square Feet          100.0
  103      Anchored                        2003                                       14,490   Square Feet          100.0
  104      Suburban                        1998                                       14,956   Square Feet          100.0
  105      Garden                          2001                                           29      Units             100.0
  106      Anchored                        1999                                       10,908   Square Feet          100.0
  107      CBD                             1918             1996                      29,399   Square Feet          100.0
  108      Suburban                        1993                                       20,684   Square Feet          100.0
  109      Unanchored                      2002                                       30,330   Square Feet           95.8
  110      Flex                            1983                                       39,579   Square Feet          100.0
  111      Coop                            1937             2003                          32      Units             100.0
  112      Manufactured Housing            1975             1991                          98      Pads               94.9
  113      Self Storage                    1986                                          468      Units              96.8
  114      Self Storage                    1982             2002                         670      Units              86.3
  115      Unanchored                      1985                                       72,198   Square Feet          100.0
  116      Mid/High Rise                   1938             1996                          42      Units              92.9
  117      Manufactured Housing            1980                                          123      Pads               97.6
  118      Anchored                        2000                                       11,850   Square Feet          100.0
  119      Manufactured Housing            1972                                           77      Pads              100.0
  120      Unanchored                      2002                                       11,235   Square Feet          100.0
  121      Self Storage                    1984                                          673      Units              96.1
  122      Flex                            1972                                       20,368   Square Feet          100.0
  123      Manufactured Housing            1965             2001                         102      Pads               98.0
  124      Unanchored                      2001                                       10,069   Square Feet          100.0
  125      Flex                            1964             2001                      35,974   Square Feet          100.0
  126      Suburban                        1984                                       10,526   Square Feet          100.0
  127      Flex                            1995                                       17,816   Square Feet          100.0
  128      Unanchored                      1958             1990                      19,600   Square Feet           74.7

              OCCUPANCY        APPRAISED          APPRAISAL                                         ORIGINAL
LOAN #           DATE          VALUE ($)             DATE            CURRENT LTV %(1)            BALANCE ($)(13)
------           ----          ---------             ----            ----------------            ---------------
   1           04/04/03         174,000,000        05/27/03                48.9                    85,000,000
   2           08/01/03         115,400,000        05/01/03                53.7                    62,000,000
   3           01/11/01          45,200,000        04/09/03                77.4                    35,000,000
   4           03/31/03          43,000,000        11/23/02                75.5                    32,650,000
   5           02/14/03          40,500,000        01/13/03                76.9                    31,150,000
   6           06/30/03          38,900,000        12/06/02                74.3                    29,000,000
   7           04/01/03          34,000,000        03/13/03                73.3                    25,000,000
   8           07/14/03          28,800,000        02/19/03                79.7                    23,000,000
   9           12/31/02          29,000,000        09/10/02                76.8                    22,300,000
  10           05/28/03          25,300,000        01/01/03                80.0                    20,240,000
  11           03/31/03          31,700,000        09/17/02                62.6                    20,000,000
  12           03/28/03          26,400,000        01/30/03                71.7                    19,000,000
  13           05/20/03          23,500,000        05/12/03                77.3                    18,200,000
  14           05/01/03          22,600,000        03/01/03                79.8                    18,080,000
  15           05/19/03          23,000,000        04/10/03                73.3                    16,900,000
  16           05/01/03          22,800,000        05/07/03                73.2                    16,700,000
  17           04/04/03          20,200,000        01/10/03                76.4                    15,500,000
  18           05/01/03          20,630,000        Various                 74.4                    15,350,000
 18.1          05/01/03           4,700,000        05/29/03
 18.2          05/01/03           4,200,000        05/29/03
 18.3          05/01/03           3,150,000        05/29/03
 18.4          05/01/03           2,990,000        05/14/03
 18.5          05/01/03           2,890,000        05/29/03
 18.6          05/01/03           2,700,000        05/29/03
  19           03/31/03          20,300,000        12/31/02                73.5                    15,000,000
  20           03/26/03          19,000,000        02/28/03                77.6                    14,800,000
  21           05/01/03          17,320,000        Various                 75.1                    13,000,000
 21.1          05/01/03          10,500,000        05/13/03
 21.2          05/01/03           3,260,000        05/29/03
 21.3          05/01/03           2,700,000        05/29/03
 21.4          05/01/03             860,000        05/29/03
  22           03/10/03          16,250,000        03/14/03                79.8                    13,000,000
  23           05/01/03          16,700,000        02/12/03                74.6                    12,500,000
  24           03/01/03          14,100,000        11/15/02                77.5                    11,000,000
  25           04/24/03          12,600,000        03/21/03                79.8                    10,080,000
  26           04/30/03          13,600,000        10/07/02                73.0                    10,000,000
  27           05/20/03          13,360,000        07/05/02                72.6                     9,699,240
  28           03/06/03          12,000,000        03/14/03                79.2                     9,500,000
  29           05/31/03          11,500,000        03/11/03                78.5                     9,040,000
  30           02/24/03          16,500,000        04/18/03                54.5                     9,000,000
  31           03/19/03          11,700,000        01/09/03                76.7                     9,000,000
  32           Various           12,560,000        Various                 70.9                     8,900,000
 32.1          06/16/03           4,650,000        05/05/03
 32.2          06/16/03           3,100,000        05/05/03
 32.3          06/16/03           2,840,000        05/05/03
 32.4          06/17/03           1,970,000        04/28/03
  33           04/10/03          11,000,000        03/12/03                76.3                     8,400,000
  34           04/30/03          10,900,000        04/01/03                76.9                     8,400,000
  35           05/01/03          11,600,000        04/01/03                70.5                     8,200,000
  36           05/01/03          11,200,000        03/13/03                72.4                     8,125,000
  37           04/10/03          10,500,000        05/01/03                76.2                     8,000,000
  38           03/31/03          10,100,000        10/20/02                79.2                     8,050,000
  39           05/01/03          10,000,000        03/30/03                79.9                     8,000,000
  40           04/01/03          10,800,000        03/01/03                73.9                     8,000,000
  41           03/01/03          11,800,000        01/15/03                67.2                     8,000,000
  42           02/28/03           9,700,000        11/19/02                78.8                     7,760,000
  43           06/01/03           9,440,000        08/01/03                79.4                     7,500,000
  44           05/22/03          11,750,000        02/11/03                63.6                     7,500,000
  45           05/23/03           9,700,000        11/15/02                74.7                     7,250,000
  46           04/01/03          10,000,000        04/16/03                72.0                     7,200,000
  47           05/22/03           9,150,000        03/25/03                77.4                     7,100,000
  48           04/01/03          11,500,000        04/09/03                59.1                     6,800,000
  49           11/21/02           8,900,000        07/01/03                72.0                     6,450,000
  50           05/01/03           8,000,000        04/07/03                78.8                     6,300,000
  51           03/19/03           8,600,000        07/01/03                68.2                     5,900,000
  52           06/23/03           9,200,000        03/20/03                64.6                     5,775,000
  53           04/21/03           7,250,000        03/27/03                77.9                     5,665,250
  54           05/29/03           7,800,000        03/03/03                71.7                     5,600,000
  55           06/23/03           8,500,000        03/20/03                64.6                     5,525,000
  56           01/15/03           7,200,000        11/14/02                74.7                     5,400,000
  57           05/01/03           7,565,000        04/01/03                69.9                     5,290,000
 57.1          05/01/03           4,250,000        04/01/03
 57.2          05/01/03           2,200,000        04/01/03
 57.3          05/01/03           1,115,000        04/01/03
  58           03/06/03           6,600,000        03/06/03                79.5                     5,250,000
  59           05/02/03           7,000,000        03/24/03                74.8                     5,250,000
  60           03/06/03           6,500,000        03/17/03                80.0                     5,200,000
  61           06/04/03           7,200,000        05/02/03                69.4                     5,000,000
  62           05/01/03           6,675,000        05/01/03                74.0                     4,950,000
  63           03/06/03           6,150,000        03/11/03                79.7                     4,900,000
  64           05/31/03           6,300,000        04/02/03                77.6                     4,900,000
  65           02/05/03           6,100,000        03/04/03                79.3                     4,850,000
  66           06/23/03           7,100,000        03/20/03                64.6                     4,855,000
  67           04/01/03           5,750,000        Various                 79.9                     4,600,000
 67.1          04/01/03           3,640,000        05/14/03
 67.2          04/01/03           2,110,000        05/15/03
  68           03/31/03           5,750,000        03/12/03                79.8                     4,600,000
  69           04/30/03           6,200,000        03/27/03                74.0                     4,600,000
  70           01/01/03           6,500,000        12/03/02                68.4                     4,500,000
  71           06/02/03           5,500,000        05/28/03                74.8                     4,115,000
  72           03/06/03           5,000,000        03/19/03                80.0                     4,000,000
  73           04/30/03           5,200,000        04/23/03                76.8                     4,000,000
  74           03/31/03           5,600,000        04/04/03                71.3                     4,000,000
  75           10/01/02           5,200,000        04/17/03                76.8                     4,000,000
  76           05/08/03           5,700,000        10/01/03                68.8                     3,925,000
  77           02/10/03           6,165,000   01/18/03, 04/14/03           61.5                     3,800,000
  78           03/04/03           5,150,000        03/01/03                72.8                     3,750,000
  79           04/04/03           7,900,000        04/07/03                45.5                     3,600,000
  80           06/16/03           4,660,000        06/13/03                77.0                     3,590,000
  81           01/24/03           4,500,000        11/22/02                77.6                     3,512,500
  82           02/13/03           4,300,000        06/02/03                74.2                     3,189,832
  83           04/25/03           4,200,000        10/23/02                74.9                     3,150,000
 83.1          04/25/03           3,300,000        10/23/02
 83.2          04/25/03             900,000        10/23/02
  84           04/02/03           4,100,000        11/20/02                76.2                     3,125,000
  85           12/31/02           4,100,000        04/15/03                75.9                     3,154,000
  86           05/08/03           4,400,000        04/18/03                69.8                     3,080,000
  87           04/09/03           3,800,000        03/31/03                79.9                     3,040,000
  88           04/03/03           4,320,000        03/25/03                69.3                     3,000,000
  89           08/20/02           4,150,000        09/06/02                70.0                     2,950,000
  90           04/08/03           3,625,000        04/07/03                79.1                     2,875,000
  91           04/01/03           3,800,000        04/03/03                74.8                     2,850,000
  92           05/02/03           4,050,000        02/01/03                72.8                     2,850,000
  93           04/22/03           3,590,000        03/25/03                77.7                     2,800,000
  94           06/02/03           3,870,000        06/10/03                71.8                     2,780,000
  95           05/22/03           3,700,000        06/01/03                74.3                     2,750,000
  96           03/06/03           3,375,000        03/07/03                80.0                     2,700,000
  97           05/27/03           4,000,000        04/11/03                67.4                     2,700,000
  98           02/28/03           3,700,000        01/20/03                71.0                     2,650,000
  99           03/01/03           3,400,000        02/01/03                72.8                     2,650,000
  100          04/01/03           4,700,000        11/08/02                53.2                     2,550,000
  101          03/27/03           3,500,000        03/13/03                69.8                     2,450,000
  102          05/10/02           5,450,000        02/07/03                43.1                     2,350,000
  103          05/24/03           3,800,000        04/01/03                59.0                     2,250,000
  104          05/27/03           3,000,000        04/07/03                73.2                     2,200,000
  105          03/17/03           2,900,000        03/14/03                75.7                     2,200,000
  106          05/20/03           3,000,000        01/21/03                71.5                     2,145,000
  107          03/31/03           3,130,000        01/10/03                68.2                     2,150,000
  108          05/15/03           2,850,000        05/15/03                74.8                     2,135,000
  109          03/31/03           4,600,000        05/01/03                45.9                     2,128,000
  110          04/30/03           2,800,000        12/23/02                74.6                     2,100,000
  111          02/28/03          30,900,000        03/25/03                6.5                      2,000,000
  112          05/01/03           3,170,000        04/01/03                63.0                     2,000,000
  113          02/10/03           2,800,000        01/31/03                71.1                     2,000,000
  114          05/03/03           3,100,000        11/13/02                60.7                     1,900,000
  115          01/24/03           2,420,000        10/08/02                74.2                     1,815,000
  116          06/01/03           2,200,000        03/19/03                77.2                     1,700,000
  117          04/01/03           2,900,000        12/13/02                56.5                     1,650,000
  118          07/31/03           2,200,000        11/01/02                74.4                     1,650,000
  119          04/08/03           2,050,000        03/13/03                73.0                     1,500,000
  120          04/10/03           2,000,000        12/08/02                70.9                     1,425,000
  121          05/07/03           2,000,000        11/13/02                69.4                     1,400,000
  122          01/21/03           1,840,000        03/07/03                73.1                     1,350,000
  123          05/31/03           2,370,000        04/01/03                54.5                     1,300,000
  124          04/10/03           1,700,000        12/08/02                75.6                     1,290,000
  125          03/18/03           1,950,000        02/20/03                58.7                     1,150,000
  126          05/12/03           1,500,000        03/21/03                66.4                     1,000,000
  127          03/30/03           1,750,000        11/21/02                56.8                     1,000,000
  128          02/28/03           1,450,000        03/20/03                64.6                       905,000

                                                                         CURRENT
                ORIGINAL           CURRENT          % OF INITIAL         BALANCE         CROSSED         RELATED
LOAN #        LOAN/UNIT ($)     BALANCE ($)(2)      POOL BALANCE       PER UNIT ($)     LOAN (3)       BORROWER (4)
------        -------------     --------------      ------------       ------------     --------       ------------
   1                  84          85,000,000.00         8.2%                  84
   2                 112          61,930,575.67         5.9%                 112
   3                 164          34,969,442.00         3.4%                 163
   4                  88          32,453,953.03         3.1%                  87
   5                 125          31,150,000.00         3.0%                 125
   6                 184          28,885,324.43         2.8%                 183
   7                 210          24,924,691.10         2.4%                 209
   8                 104          22,956,879.28         2.2%                 104                            5
   9                 172          22,277,294.03         2.1%                 171
  10             120,476          20,240,000.00         1.9%             120,476
  11                  91          19,838,559.23         1.9%                  91
  12                  68          18,929,813.68         1.8%                  68
  13                  23          18,165,040.00         1.7%                  23
  14                 130          18,031,329.46         1.7%                 130
  15                 126          16,864,722.06         1.6%                 126
  16                  28          16,700,000.00         1.6%                  28
  17                  67          15,425,456.19         1.5%                  67
  18                  95          15,350,000.00         1.5%                  95                            6
 18.1                              3,525,000.00                              107
 18.2                              3,150,000.00                              209
 18.3                              2,275,000.00                               78
 18.4                              2,225,000.00                               80
 18.5                              2,150,000.00                               75
 18.6                              2,025,000.00                               75
  19                  94          14,924,909.68         1.4%                  94
  20              51,389          14,739,548.87         1.4%              51,179
  21                 103          13,000,000.00         1.2%                 103                            6
 21.1                              7,875,000.00                               96
 21.2                              2,425,000.00                              128
 21.3                              2,075,000.00                              109
 21.4                                625,000.00                               95
  22                 113          12,962,830.52         1.2%                 112
  23                  99          12,453,722.11         1.2%                  99
  24                  59          10,926,615.07         1.0%                  58
  25                 123          10,050,447.19         1.0%                 122
  26                  70           9,923,360.69         1.0%                  70
  27              60,620           9,699,240.00         0.9%              60,620                            4
  28              35,055           9,500,000.00         0.9%              35,055                            2
  29              23,665           9,030,949.12         0.9%              23,641
  30                  71           9,000,000.00         0.9%                  71
  31                  88           8,975,430.00         0.9%                  88                            5
  32                  74           8,900,000.00         0.9%                  74
 32.1                              3,100,000.00                              102
 32.2                              2,300,000.00                               60
 32.3                              2,100,000.00                               71
 32.4                              1,400,000.00                               66
  33                  67           8,392,108.67         0.8%                  67                            4
  34                  80           8,381,911.22         0.8%                  80
  35                  60           8,183,367.46         0.8%                  60
  36                 112           8,109,082.13         0.8%                 112
  37                 156           8,000,000.00         0.8%                 156
  38                  85           7,997,399.06         0.8%                  84
  39                  52           7,992,979.38         0.8%                  52
  40                  35           7,977,646.91         0.8%                  34
  41                  48           7,932,022.91         0.8%                  47
  42                 116           7,647,870.28         0.7%                 114
  43                 164           7,492,936.65         0.7%                 164
  44                 125           7,468,007.68         0.7%                 125                            7
  45                  30           7,250,000.00         0.7%                  30
  46                  93           7,200,000.00         0.7%                  93
  47                 137           7,086,271.65         0.7%                 136                            5
  48                   8           6,800,000.00         0.7%                   8
  49                 149           6,405,709.46         0.6%                 148
  50             128,571           6,300,000.00         0.6%             128,571
  51                 201           5,865,131.19         0.6%                 200
  52                  52           5,737,063.66         0.6%                  52            2
  53              20,828           5,647,089.46         0.5%              20,761
  54                  40           5,592,425.72         0.5%                  40
  55                  42           5,488,705.93         0.5%                  42            2
  56                  48           5,375,685.39         0.5%                  48
  57              22,802           5,290,000.00         0.5%              22,802
 57.1                              3,165,000.00                           26,822
 57.2                              1,415,000.00                           17,688
 57.3                                710,000.00                           20,882
  58              24,648           5,250,000.00         0.5%              24,648                            2
  59                  65           5,239,166.20         0.5%                  64
  60              18,705           5,200,000.00         0.5%              18,705                            2
  61                  47           5,000,000.00         0.5%                  47
  62                  49           4,940,217.41         0.5%                  49
  63              22,477           4,900,000.00         0.5%              22,477                            2
  64                 126           4,886,406.07         0.5%                 126
  65                 232           4,836,666.66         0.5%                 232                            9
  66                  51           4,823,107.20         0.5%                  51            2
  67              21,005           4,595,293.77         0.4%              20,983
 67.1                              2,909,020.75                           23,844
 67.2                              1,686,273.02                           17,384
  68              19,328           4,590,115.18         0.4%              19,286
  69                  85           4,590,047.60         0.4%                  84
  70                  50           4,445,046.95         0.4%                  49
  71                 314           4,115,000.00         0.4%                 314                            8
  72              13,793           4,000,000.00         0.4%              13,793                            2
  73              19,608           3,995,897.84         0.4%              19,588
  74              53,333           3,992,567.01         0.4%              53,234
  75                  75           3,992,417.36         0.4%                  75
  76                  36           3,921,651.88         0.4%                  36
  77                  55           3,793,078.97         0.4%                  55
  78                  34           3,717,519.77         0.4%                  34            1
  79                 142           3,596,378.24         0.3%                 142
  80                 248           3,590,000.00         0.3%                 248                            8
  81              15,338           3,490,171.19         0.3%              15,241
  82                 194           3,189,832.00         0.3%                 194
  83                  38           3,143,747.57         0.3%                  38                            7
 83.1                              2,470,087.38                               40
 83.2                                673,660.19                               32
  84                  69           3,125,000.00         0.3%                  69
  85                 111           3,113,929.81         0.3%                 109
  86                 282           3,071,256.70         0.3%                 282
  87              37,073           3,037,065.46         0.3%              37,037
  88             230,769           2,993,607.83         0.3%             230,278
  89                 263           2,905,498.22         0.3%                 259
  90              44,922           2,869,003.32         0.3%              44,828
  91                 159           2,842,682.67         0.3%                 159                            9
  92               5,460           2,825,315.02         0.3%               5,412            1
  93              16,867           2,790,705.56         0.3%              16,811
  94                 204           2,780,000.00         0.3%                 204                            8
  95                 150           2,747,435.75         0.3%                 150
  96              21,429           2,700,000.00         0.3%              21,429                            2
  97                  63           2,696,048.49         0.3%                  63
  98                  76           2,628,476.49         0.3%                  75
  99                  36           2,627,047.30         0.3%                  36            1
  100             17,586           2,499,796.36         0.2%              17,240
  101             27,841           2,443,085.41         0.2%              27,762
  102                167           2,350,000.00         0.2%                 167
  103                155           2,240,755.50         0.2%                 155
  104                147           2,195,957.12         0.2%                 147
  105             75,862           2,195,391.57         0.2%              75,703
  106                197           2,145,000.00         0.2%                 197
  107                 73           2,136,047.43         0.2%                  73
  108                103           2,131,180.67         0.2%                 103
  109                 70           2,112,901.64         0.2%                  70
  110                 53           2,088,122.63         0.2%                  53
  111             62,500           2,000,000.00         0.2%              62,500
  112             20,408           1,998,002.43         0.2%              20,388
  113              4,274           1,989,792.84         0.2%               4,252
  114              2,836           1,882,833.67         0.2%               2,810                            3
  115                 25           1,796,232.28         0.2%                  25
  116             40,476           1,697,851.39         0.2%              40,425
  117             13,415           1,639,794.95         0.2%              13,332
  118                139           1,637,054.51         0.2%                 138
  119             19,481           1,495,909.77         0.1%              19,427
  120                127           1,418,917.41         0.1%                 126                            1
  121              2,080           1,387,351.13         0.1%               2,061                            3
  122                 66           1,344,578.17         0.1%                  66
  123             12,745           1,290,922.70         0.1%              12,656
  124                128           1,285,515.05         0.1%                 128                            1
  125                 32           1,145,128.03         0.1%                  32
  126                 95             995,910.83         0.1%                  95
  127                 56             993,411.14         0.1%                  56
  128                 46             899,055.00         0.1%                  46            2

                                               NET
             INTEREST                        MORTGAGE                          MONTHLY DEBT              ANNUAL DEBT
LOAN #        RATE %       ADMIN. FEE %     RATE % (5)      ACCRUAL TYPE     SERVICE ($)(6,12)         SERVICE ($)(13)
------        ------       ------------     ----------      ------------     -----------------         ---------------
   1          4.5317         0.04210          4.4896         Actual/360              427,599.87          5,131,198.44
   2          4.6797         0.04210          4.6376         Actual/360              319,274.01          3,831,288.12
   3          5.8000         0.04210          5.7579         Actual/360              205,363.56          2,464,362.72
   4          5.9000         0.04210          5.8579         Actual/360              193,659.07          2,323,908.84
   5          6.0000         0.09210          5.9079         Actual/360              236,167.56          2,834,010.72
   6          5.6700         0.04210          5.6279         Actual/360              167,765.21          2,013,182.52
   7          5.4700         0.04210          5.4279         Actual/360              141,477.05          1,697,724.60
   8          5.8900         0.04210          5.8479         Actual/360              136,274.26          1,635,291.12
   9          5.1800         0.04210          5.1379         Actual/360              122,176.36          1,466,116.32
  10          6.0500         0.04210          6.0079         Actual/360              122,000.42          1,464,005.04
  11          6.3200         0.04210          6.2779         Actual/360              124,055.42          1,488,665.04
  12          5.9800         0.04210          5.9379         Actual/360              113,670.41          1,364,044.92
  13          5.7800         0.04210          5.7379         Actual/360              106,557.37          1,278,688.44
  14          5.9600         0.04210          5.9179         Actual/360              107,934.21          1,295,210.52
  15          5.3963         0.04210          5.3542         Actual/360               94,859.67          1,138,316.04
  16          6.1600         0.04210          6.1179         Actual/360              109,237.57          1,310,850.84
  17          5.7300         0.04210          5.6879         Actual/360               90,256.96          1,083,083.52
  18          5.7000         0.04210          5.6579         Actual/360               96,104.57          1,153,254.84
 18.1
 18.2
 18.3
 18.4
 18.5
 18.6
  19          5.5500         0.06710          5.4829         Actual/360               85,639.51          1,027,674.12
  20          5.5200         0.04210          5.4779         Actual/360               84,218.58          1,010,622.96
  21          5.7000         0.04210          5.6579         Actual/360               81,391.50            976,698.00
 21.1
 21.2
 21.3
 21.4
  22          5.7000         0.04210          5.6579         Actual/360               75,452.06            905,424.72
  23          5.9700         0.04210          5.9279         Actual/360               74,702.89            896,434.68
  24          6.0500         0.04210          6.0079         Actual/360               66,304.58            795,654.96
  25          5.5900         0.04210          5.5479         Actual/360               57,803.62            693,643.44
  26          5.9600         0.04210          5.9179         Actual/360               59,698.13            716,377.56
  27          6.4200         0.04210          6.3779         Actual/360               60,796.39            729,556.68
  28          5.2900         0.04210          5.2479         Actual/360               52,694.96            632,339.52
  29          5.2500         0.04210          5.2079         Actual/360               49,919.21            599,030.52
  30          4.6100         0.04210          4.5679           30/360                 46,191.80            554,301.60
  31          5.9000         0.09210          5.8079         Actual/360               53,382.29            640,587.48
  32          5.4500         0.07210          5.3779         Actual/360               54,388.35            652,660.20
 32.1
 32.2
 32.3
 32.4
  33          5.5100         0.04210          5.4679         Actual/360               47,746.99            572,963.88
  34          5.2500         0.04210          5.2079         Actual/360               46,385.11            556,621.32
  35          5.5300         0.09210          5.4379         Actual/360               46,713.16            560,557.92
  36          5.6900         0.12210          5.5679         Actual/360               47,106.06            565,272.72
  37          6.4000         0.04210          6.3579         Actual/360               50,040.47            600,485.67
  38          6.1500         0.04210          6.1079         Actual/360               49,042.87            588,514.44
  39          5.7800         0.04210          5.7379         Actual/360               46,838.40            562,060.80
  40          5.8000         0.09210          5.7079         Actual/360               46,940.24            563,282.88
  41          5.9000         0.04210          5.8579         Actual/360               56,853.92            682,247.04
  42          6.3300         0.09210          6.2379         Actual/360               57,082.45            684,989.40
  43          5.5000         0.04210          5.4579         Actual/360               42,584.18            511,010.16
  44          5.8300         0.04210          5.7879         Actual/360               52,999.38            635,992.56
  45          6.5000         0.04210          6.4579         Actual/360               48,952.52            587,430.24
  46          5.7800         0.04210          5.7379         Actual/360               42,154.56            505,854.72
  47          5.7500         0.04210          5.7079         Actual/360               41,433.67            497,204.04
  48          7.4200         0.04210          7.3779         Actual/360               49,898.08            598,776.96
  49          5.9100         0.04210          5.8679         Actual/360               38,298.59            459,583.08
  50          5.3900         0.04210          5.3479         Actual/360               35,337.12            424,045.44
  51          5.9800         0.09210          5.8879         Actual/360               35,297.65            423,571.80
  52          5.5500         0.04210          5.5079         Actual/360               39,888.75            478,665.00
  53          5.1900         0.04210          5.1479         Actual/360               31,073.52            372,882.24
  54          5.7000         0.04210          5.6579         Actual/360               35,060.95            420,731.40
  55          5.5500         0.04210          5.5079         Actual/360               38,161.97            457,943.64
  56          6.0200         0.04210          5.9779         Actual/360               32,445.20            389,342.40
  57          5.6000         0.08210          5.5179         Actual/360               32,801.90            393,622.80
 57.1
 57.2
 57.3
  58          5.2900         0.04210          5.2479         Actual/360               29,120.90            349,450.80
  59          5.4500         0.04210          5.4079         Actual/360               29,644.44            355,733.28
  60          5.2900         0.04210          5.2479         Actual/360               28,843.56            346,122.72
  61          5.3100         0.12210          5.1879         Actual/360               27,796.29            333,555.48
  62          5.6500         0.04210          5.6079         Actual/360               28,573.17            342,878.04
  63          5.2900         0.04210          5.2479         Actual/360               27,179.51            326,154.12
  64          5.9000         0.04210          5.8579         Actual/360               31,271.92            375,263.04
  65          5.8700         0.04210          5.8279         Actual/360               28,674.08            344,088.96
  66          5.5500         0.04210          5.5079         Actual/360               33,534.18            402,410.16
  67          5.1600         0.04210          5.1179         Actual/360               25,145.56            301,746.72
 67.1
 67.2
  68          5.2600         0.12210          5.1379         Actual/360               25,429.87            305,158.44
  69          5.4300         0.04210          5.3879         Actual/360               31,461.23            377,534.76
  70          6.5110         0.07210          6.4389         Actual/360               33,579.94            402,959.28
  71          5.5680         0.04210          5.5259         Actual/360               23,539.09            282,469.08
  72          5.2900         0.04210          5.2479         Actual/360               22,187.35            266,248.20
  73          5.1500         0.04210          5.1079         Actual/360               21,841.05            262,092.60
  74          5.9300         0.04210          5.8879         Actual/360               23,802.30            285,627.60
  75          5.8400         0.04210          5.7979         Actual/360               23,572.11            282,865.32
  76          5.8900         0.04210          5.8479         Actual/360               23,255.50            279,066.00
  77          6.0200         0.04210          5.9779         Actual/360               22,831.80            273,981.60
  78          5.7500         0.04210          5.7079         Actual/360               26,328.13            315,937.56
  79          5.2300         0.04210          5.1879         Actual/360               19,834.76            238,017.12
  80          5.3230         0.04210          5.2809         Actual/360               19,985.63            239,827.56
  81          5.6100         0.09210          5.5179         Actual/360               20,186.68            242,240.16
  82          6.1500         0.04210          6.1079         Actual/360               22,072.60            264,871.20
  83          5.6300         0.04210          5.5879         Actual/360               18,143.12            217,717.44
 83.1
 83.2
  84          6.0800         0.04210          6.0379         Actual/360               22,532.94            270,395.28
  85          5.0900         0.04210          5.0479         Actual/360               33,591.98            403,103.76
  86          5.7660         0.04210          5.7239         Actual/360               19,406.27            232,875.24
  87          5.4000         0.04210          5.3579         Actual/360               17,070.54            204,846.48
  88          5.3000         0.04210          5.2579         Actual/360               16,659.14            199,909.68
  89          7.0000         0.04210          6.9579         Actual/360               22,871.32            274,455.84
  90          5.4000         0.04210          5.3579         Actual/360               16,144.01            193,728.12
  91          6.1600         0.04210          6.1179         Actual/360               17,381.46            208,577.52
  92          5.7500         0.04210          5.7079         Actual/360               20,009.38            240,112.56
  93          5.0300         0.09210          4.9379         Actual/360               15,082.38            180,988.56
  94          5.3230         0.04210          5.2809         Actual/360               15,476.34            185,716.08
  95          5.5400         0.04210          5.4979         Actual/360               15,683.28            188,199.36
  96          5.2900         0.04210          5.2479         Actual/360               14,976.46            179,717.52
  97          5.2800         0.04210          5.2379         Actual/360               16,227.51            194,730.12
  98          6.2500         0.04210          6.2079         Actual/360               19,369.60            232,435.20
  99          5.7500         0.04210          5.7079         Actual/360               18,605.21            223,262.52
  100         6.0500         0.04210          6.0079         Actual/360               20,039.92            240,479.04
  101         5.8000         0.09210          5.7079         Actual/360               15,487.22            185,846.64
  102         5.6400         0.04210          5.5979         Actual/360               16,351.73            196,220.80
  103         6.1200         0.09210          6.0279         Actual/360               16,275.85            195,310.20
  104         5.9800         0.12210          5.8579         Actual/360               13,161.84            157,942.08
  105         5.3800         0.04210          5.3379         Actual/360               12,326.23            147,914.76
  106         6.4400         0.04210          6.3979         Actual/360               14,402.88            172,834.56
  107         6.2500         0.09210          6.1579         Actual/360               14,182.89            170,194.68
  108         6.1000         0.04210          6.0579         Actual/360               12,937.99            155,255.88
  109         5.7500         0.04210          5.7079         Actual/360               12,418.43            149,021.16
  110         6.2000         0.09210          6.1079         Actual/360               12,861.85            154,342.20
  111         5.4900         0.04210          5.4479         Actual/360                9,277.08            111,324.96
  112         5.2600         0.04210          5.2179         Actual/360               11,056.46            132,677.52
  113         6.4100         0.04210          6.3679         Actual/360               13,391.88            160,702.56
  114         6.5700         0.04210          6.5279         Actual/360               12,912.17            154,946.04
  115         6.5000         0.09210          6.4079         Actual/360               12,255.01            147,060.12
  116         6.0500         0.04210          6.0079         Actual/360               11,005.14            132,061.68
  117         5.7500         0.04210          5.7079         Actual/360                9,628.95            115,547.40
  118         6.5800         0.04210          6.5379         Actual/360               11,223.54            134,682.48
  119         6.0000         0.04210          5.9579         Actual/360                9,664.52            115,974.24
  120         6.2500         0.09210          6.1579         Actual/360                8,773.97            105,287.64
  121         6.5700         0.04210          6.5279         Actual/360                9,514.23            114,170.76
  122         6.0000         0.04210          5.9579         Actual/360                8,698.07            104,376.84
  123         5.5900         0.04210          5.5479         Actual/360               10,684.27            128,211.24
  124         6.2500         0.09210          6.1579         Actual/360                7,942.75             95,313.00
  125         5.7000         0.04210          5.6579         Actual/360                7,200.02             86,400.24
  126         6.5000         0.04210          6.4579           30/360                  7,455.73             89,468.76
  127         6.1100         0.04210          6.0679         Actual/360                6,066.41             72,796.92
  128         5.5500         0.04210          5.5079         Actual/360                6,250.96             75,011.52

                                  FIRST
LOAN #        NOTE DATE        PAYMENT DATE       REM. TERM (7)      REM. AMORT      I/O PERIOD(8)      SEASONING
------        ---------        ------------       -------------      ----------      -------------      ---------
   1          06/30/03           08/01/03              119              360               24                1
   2          06/25/03           08/01/03              119              359                0                1
   3          06/06/03           08/01/03              167              359                0                1
   4          01/15/03           03/01/03              114              354                0                6
   5          04/30/03           06/01/03              223              216               10                3
   6          03/14/03           05/01/03              116              356                0                4
   7          04/16/03           06/01/03              117              357                0                3
   8          05/12/03           07/01/03              118              358                0                2
   9          06/23/03           08/01/03              119              359                0                1
  10          01/08/03           03/01/03              120              360                6                6
  11          10/23/02           12/01/02              111              351                0                9
  12          03/31/03           05/01/03              116              356                0                4
  13          05/20/03           07/01/03              118              358                0                2
  14          04/07/03           06/01/03              117              357                0                3
  15          05/29/03           07/01/03              118              358                0                2
  16          07/17/03           09/01/03              132              300                0                0
  17          02/25/03           04/01/03              115              355                0                5
  18          07/03/03           09/01/03              120              300                0                0
 18.1
 18.2
 18.3
 18.4
 18.5
 18.6
  19          02/26/03           04/01/03              115              355                0                5
  20          03/28/03           05/01/03              116              356                0                4
  21          07/03/03           09/01/03              120              300                0                0
 21.1
 21.2
 21.3
 21.4
  22          04/28/03           06/01/03              117              357                0                3
  23          03/24/03           05/01/03              116              356                0                4
  24          12/23/02           02/01/03              113              353                0                7
  25          04/30/03           06/01/03              117              357                0                3
  26          11/18/02           01/01/03              112              352                0                8
  27          07/18/03           09/01/03              120              360                0                0
  28          04/22/03           06/01/03              117              360               24                3
  29          06/18/03           08/01/03              119              359                0                1
  30          07/08/03           09/01/03              120              360                0                0
  31          04/02/03           06/01/03              117              357                0                3
  32          07/17/03           09/01/03              120              300                0                0
 32.1
 32.2
 32.3
 32.4
  33          06/03/03           08/01/03              119              359                0                1
  34          05/30/03           07/01/03              118              358                0                2
  35          05/22/03           07/01/03              118              358                0                2
  36          05/08/03           07/01/03              118              358                0                2
  37          07/09/03           09/01/03              120              360                0                0
  38          12/16/02           02/01/03              113              353                0                7
  39          06/25/03           08/01/03              119              359                0                1
  40          04/28/03           06/01/03              117              357                0                3
  41          03/17/03           05/01/03              236              236                0                4
  42          12/20/02           02/01/03              233              233                0                7
  43          06/12/03           08/01/03              119              359                0                1
  44          05/28/03           07/01/03              118              238                0                2
  45          07/18/03           09/01/03              120              300                0                0
  46          07/11/03           09/01/03              120              360                0                0
  47          05/29/03           07/01/03              118              358                0                2
  48          07/10/03           09/01/03              120              300                0                0
  49          12/27/02           02/01/03              113              353                0                7
  50          07/03/03           09/01/03              120              360                0                0
  51          01/21/03           03/01/03              114              354                0                6
  52          04/24/03           06/01/03              117              237                0                3
  53          05/01/03           06/01/03              117              357                0                3
  54          06/17/03           08/01/03              119              299                0                1
  55          04/24/03           06/01/03              117              237                0                3
  56          02/14/03           04/01/03              115              355                0                5
  57          07/08/03           09/01/03              120              300                0                0
 57.1
 57.2
 57.3
  58          04/22/03           06/01/03              117              360               24                3
  59          05/16/03           07/01/03              118              358                0                2
  60          04/22/03           06/01/03              117              360               24                3
  61          05/30/03           07/01/03              118              360               12                2
  62          05/14/03           07/01/03              118              358                0                2
  63          04/22/03           06/01/03              117              360               24                3
  64          05/29/03           07/01/03              118              298                0                2
  65          04/23/03           06/01/03              117              357                0                3
  66          04/24/03           06/01/03              117              237                0                3
  67          06/24/03           08/01/03              119              359                0                1
 67.1
 67.2
  68          05/07/03           07/01/03              118              358                0                2
  69          06/30/03           08/01/03              119              239                0                1
  70          01/31/03           03/01/03              234              234                0                6
  71          07/08/03           09/01/03              120              360                0                0
  72          04/22/03           06/01/03              117              360               24                3
  73          06/30/03           08/01/03              119              359                0                1
  74          05/15/03           07/01/03              178              358                0                2
  75          05/22/03           07/01/03              118              358                0                2
  76          06/27/03           08/01/03              119              359                0                1
  77          05/14/03           07/01/03              118              358                0                2
  78          03/26/03           05/01/03              176              236                0                4
  79          06/06/03           08/01/03              119              359                0                1
  80          07/08/03           09/01/03              120              360                0                0
  81          01/29/03           03/01/03              78               354                0                6
  82          07/18/03           09/01/03              120              264                0                0
  83          05/08/03           07/01/03              118              358                0                2
 83.1
 83.2
  84          07/10/03           09/01/03              180              240                0                0
  85          05/30/03           07/01/03              118              118                0                2
  86          05/30/03           07/01/03              118              298                0                2
  87          06/05/03           08/01/03              119              359                0                1
  88          05/02/03           07/01/03              118              358                0                2
  89          11/13/02           01/01/03              232              232                0                8
  90          05/20/03           07/01/03              118              358                0                2
  91          05/01/03           06/01/03              117              357                0                3
  92          03/26/03           05/01/03              176              236                0                4
  93          04/29/03           06/01/03              57               357                0                3
  94          07/07/03           09/01/03              120              360                0                0
  95          06/27/03           08/01/03              119              359                0                1
  96          04/22/03           06/01/03              117              360               24                3
  97          06/18/03           08/01/03              83               299                0                1
  98          03/11/03           05/01/03              116              236                0                4
  99          03/26/03           05/01/03              176              236                0                4
  100         12/30/02           02/01/03              113              197                0                7
  101         05/02/03           07/01/03              118              298                0                2
  102         07/10/03           09/01/03              240              240                0                0
  103         05/20/03           07/01/03              238              238                0                2
  104         05/30/03           07/01/03              118              358                0                2
  105         05/09/03           07/01/03              118              358                0                2
  106         07/16/03           09/01/03              120              300                0                0
  107         02/28/03           04/01/03              115              295                0                5
  108         05/28/03           07/01/03              118              358                0                2
  109         12/30/02           02/01/03              77               353                0                7
  110         01/29/03           03/01/03              114              354                0                6
  111         04/30/03           06/01/03              177               0                180               3
  112         06/11/03           08/01/03              83               359                0                1
  113         03/17/03           05/01/03              116              296                0                4
  114         12/30/02           02/01/03              113              293                0                7
  115         11/27/02           01/01/03              112              292                0                8
  116         06/16/03           08/01/03              119              299                0                1
  117         01/31/03           03/01/03              114              354                0                6
  118         01/07/03           03/01/03              114              294                0                6
  119         05/09/03           07/01/03              118              298                0                2
  120         02/20/03           04/01/03              115              355                0                5
  121         12/30/02           02/01/03              113              293                0                7
  122         04/10/03           06/01/03              117              297                0                3
  123         05/27/03           07/01/03              178              178                0                2
  124         03/27/03           05/01/03              116              356                0                4
  125         04/11/03           06/01/03              117              297                0                3
  126         05/20/03           07/01/03              238              238                0                2
  127         12/27/02           02/01/03              113              353                0                7
  128         04/24/03           06/01/03              117              237                0                3

              PAYMENT       GRACE         MATURITY/                         FINAL               MATURITY/ARD
LOAN #       DUE DATE      PERIOD       ARD DATE (9)        ARD LOAN      MAT DATE             BALANCE ($) (7)
------       --------      ------       ------------        --------      --------             ---------------
   1             1           10           07/01/13             No                                72,955,280
   2             1            0           07/01/13             No                                50,729,294
   3             1            7           07/01/17            Yes         07/01/33               26,243,761
   4             1            0           02/01/13             No                                27,604,420
   5             1            5           03/01/22             No                                   609,098
   6             1            7           04/01/13            Yes         04/01/33               24,357,504
   7             1            5           05/01/13             No                                20,870,175
   8             1            7           06/01/13            Yes         06/01/33               19,446,376
   9             1            7           07/01/13             No                                18,445,670
  10             1            7           08/01/13            Yes         08/01/33               17,193,667
  11             1            7           11/01/12             No                                17,119,459
  12             1            7           04/01/13             No                                16,107,741
  13             1            0           06/01/13            Yes         05/01/18               15,337,277
  14             1            7           05/01/13            Yes         05/01/33               15,320,020
  15             1            7           06/01/13             No                                14,074,453
  16             1            7           08/01/14            Yes         08/01/28               12,491,601
  17             1            7           03/01/13             No                                13,043,760
  18             1            7           08/01/13            Yes         08/01/28               11,768,104
 18.1
 18.2
 18.3
 18.4
 18.5
 18.6
  19             1            7           03/01/13             No                                12,553,506
  20             1            7           04/01/13             No                                12,373,466
  21             1            7           08/01/13             No                                 9,966,471
 21.1
 21.2
 21.3
 21.4
  22             1            7           05/01/13             No                                10,929,734
  23             1            7           04/01/13             No                                10,594,063
  24             1            7           01/01/13             No                                 9,342,360
  25             1            7           05/01/13            Yes         05/01/33                8,446,227
  26             1            7           12/01/12             No                                 8,471,507
  27             1            7           08/01/13             No                                 8,327,617
  28             1            7           05/01/13             No                                 8,280,325
  29             1            7           07/01/13            Yes         07/01/33                7,494,311
  30             1           10           08/01/13             No                                 7,233,262
  31             1            7           05/01/13             No                                 7,612,515
  32             1            7           08/01/13            Yes         08/01/28                6,763,887
 32.1
 32.2
 32.3
 32.4
  33             1           10           07/01/13             No                                 7,020,989
  34             1            7           06/01/13             No                                 6,963,266
  35             1            7           06/01/13             No                                 6,857,568
  36             1            7           06/01/13             No                                 6,828,334
  37             1            7           08/01/13             No                                 6,864,795
  38             1            7           01/01/13             No                                 6,856,851
  39             1            7           07/01/13            Yes         07/01/33                6,742,204
  40             1            7           05/01/13             No                                 6,746,410
  41             1            7           04/01/23             No                                   185,866
  42             1            7           01/01/23             No                                   201,050
  43             1            7           07/01/13             No                                 6,266,791
  44             1            7           06/01/13            Yes         06/01/23                4,886,276
  45             1            7           08/01/13             No                                 5,709,320
  46             1            7           08/01/13            Yes         08/01/33                6,067,373
  47             1            7           06/01/13            Yes         06/01/33                5,977,800
  48             1            7           08/01/13            Yes         08/01/28                5,511,583
  49             1            7           01/01/13             No                                 5,455,446
  50             1            7           08/01/13            Yes         08/01/33                5,245,558
  51             1            7           02/01/13             No                                 5,000,062
  52             1            7           05/01/13             No                                 3,721,907
  53             1            7           05/01/13             No                                 4,687,653
  54             1            7           07/01/13             No                                 4,293,748
  55             1            7           05/01/13             No                                 3,560,786
  56             1            7           03/01/13             No                                 4,583,891
  57             1            7           08/01/13             No                                 4,041,531
 57.1
 57.2
 57.3
  58             1            7           05/01/13             No                                 4,575,969
  59             1            8           06/01/13            Yes         06/01/33                4,379,602
  60             1            7           05/01/13             No                                 4,532,388
  61             1            7           06/01/13             No                                 4,258,519
  62             1           10           06/01/13             No                                 4,154,953
  63             1            7           05/01/13             No                                 4,270,904
  64             1            7           06/01/13             No                                 3,782,558
  65             1            7           05/01/13             No                                 4,098,623
  66             1            7           05/01/13             No                                 3,128,980
  67             1            7           07/01/13             No                                 3,802,488
 67.1
 67.2
  68             1            7           06/01/13             No                                 3,814,433
  69             1            7           07/01/13             No                                 2,950,476
  70             1            7           02/01/23             No                                   121,766
  71             1            5           08/01/13             No                                 3,445,517
  72             1            7           05/01/13             No                                 3,486,453
  73             1            7           07/01/13             No                                 3,305,446
  74             1            7           06/01/18             No                                 2,909,486
  75             1            7           06/01/13             No                                 3,376,922
  76             1            7           07/01/13             No                                 3,318,842
  77             1            7           06/01/13             No                                 3,225,285
  78             1            7           04/01/18             No                                 1,429,140
  79             1            7           07/01/13             No                                 2,982,554
  80             1            5           08/01/13             No                                 2,983,002
  81             1            7           02/01/10             No                                 3,149,397
  82             1            5           08/01/13             No                                 2,279,462
  83             1            7           06/01/13            Yes         06/01/33                2,642,442
 83.1
 83.2
  84             1            7           08/01/18             No                                 1,217,112
  85             1            5           06/01/13             No                                    18,457
  86             1            5           06/01/13             No                                 2,366,725
  87             1            7           07/01/13             No                                 2,532,210
  88             1            7           06/01/13             No                                 2,490,839
  89             1            7           12/01/22             No                                    95,471
  90             1            7           06/01/13             No                                 2,394,601
  91             1            7           05/01/13             No                                 2,429,155
  92             1            7           04/01/18             No                                 1,086,147
  93             1            7           05/01/08             No                                 2,583,973
  94             1            5           08/01/13             No                                 2,309,957
  95             1            7           07/01/13             No                                 2,300,679
  96             1            7           05/01/13             No                                 2,353,356
  97             1            7           07/01/10             No                                 2,276,048
  98             1            7           04/01/13             No                                 1,754,674
  99             1            7           04/01/18             No                                 1,009,926
  100            1            7           01/01/13             No                                 1,394,618
  101            1            7           06/01/13             No                                 1,884,824
  102            1            7           08/01/23             No                                    49,761
  103            1            7           06/01/23             No                                    56,049
  104            1            7           06/01/13             No                                 1,865,068
  105            1            7           06/01/13             No                                 1,831,238
  106            1            5           08/01/13             No                                 1,685,874
  107            1            7           03/01/13             No                                 1,679,596
  108            1            5           06/01/13             No                                 1,819,735
  109            1            7           01/01/10             No                                 1,913,521
  110            1            7           02/01/13             No                                 1,791,122
  111            1            7           05/01/18             No                                 2,000,000
  112            1            7           07/01/10             No                                 1,780,652
  113            1            7           04/01/13             No                                 1,570,458
  114            1            7           01/01/13             No                                 1,499,192
  115            1            7           12/01/12             No                                 1,429,096
  116            1            7           07/01/13             No                                 1,319,134
  117            1            7           02/01/13             No                                 1,388,764
  118            1            7           02/01/13             No                                 1,302,153
  119            1            7           06/01/13             No                                 1,161,861
  120            1            7           03/01/13             No                                 1,217,770
  121            1            7           01/01/13             No                                 1,104,668
  122            1            7           05/01/13             No                                 1,045,807
  123            1            7           06/01/18             No                                    16,273
  124            1            7           04/01/13             No                                 1,102,275
  125            1            7           05/01/13             No                                   881,772
  126            1           10           06/01/23             No                                         0
  127            1            7           01/01/13             No                                   850,794
  128            1            7           05/01/13             No                                   583,260

                                              REMAINING
                                              PREPAYMENT
LOAN #      MATURITY LTV % (1,7)        PROVISION (PAYMENTS) (10)             2000 NOI ($)       2001 NOI ($)
------      --------------------        -------------------------             ------------       ------------
   1                41.9                   L(24),Def(91),O(4)                  11,797,863         12,215,569
   2                44.0                   L(24),Def(93),O(2)                                      5,096,623
   3                58.1                  L(24),Def(133),0(10)                                     3,153,116
   4                64.2                   L(24),Def(86),O(4)                   3,236,880          3,375,211
   5                 1.5                  L(24),Def(174),O(25)                  2,204,202          3,297,465
   6                62.6                   L(24),Def(88),O(4)                   3,060,410
   7                61.4                   L(24),Def(89),O(4)
   8                67.5                   L(24),Def(90),O(4)                   1,912,760          2,013,299
   9                63.6                   L(24),Def(91),O(4)                   1,437,236          2,549,250
  10                68.0                   L(24),Def(92),O(4)
  11                54.0                   L(24),Def(83),O(4)                   2,670,061          2,416,327
  12                61.0                   L(24),Def(88),O(4)                   2,291,723          2,536,282
  13                65.3                   L(24),Def(93),O(1)
  14                67.8                   L(24),Def(89),O(4)
  15                61.2                   L(24),Def(90),O(4)                   1,754,910          1,870,797
  16                54.8                   L(24),Def(104),O(4)                  2,320,137          2,455,192
  17                64.6                   L(24),Def(87),O(4)                   1,514,255          1,588,253
  18                57.0                   L(24),Def(92),O(4)                   1,976,220          2,005,541
 18.1                                                                             474,080            456,307
 18.2                                                                             459,247            426,265
 18.3                                                                             251,807            298,267
 18.4                                                                             272,161            272,000
 18.5                                                                             280,713            306,289
 18.6                                                                             238,212            246,413
  19                61.8                   L(24),Def(87),O(4)                   1,633,286          1,838,146
  20                65.1                   L(24),Def(88),O(4)                   1,104,621          1,298,615
  21                57.5                   L(24),Def(92),O(4)                   1,466,842          1,607,934
 21.1                                                                             805,309            937,755
 21.2                                                                             297,647            295,664
 21.3                                                                             278,299            282,299
 21.4                                                                              85,587             92,216
  22                67.3                   L(24),Def(89),O(4)                                        691,182
  23                63.4                   L(24),Def(88),O(4)                   1,599,278          1,809,887
  24                66.3                   L(24),Def(85),O(4)                   1,236,609          1,692,300
  25                67.0                   L(24),Def(89),O(4)
  26                62.3                   L(24),Def(84),O(4)                   1,129,569          1,300,594
  27                62.3                   L(24),Def(92),O(4)                                        856,111
  28                69.0                   L(24),Def(89),O(4)                     722,704            786,543
  29                65.2                   L(24),Def(91),O(4)                     947,093            957,148
  30                43.8                L(59),Grtr1%orYM(57),O(4)               1,336,476
  31                65.1                   L(24),Def(89),O(4)                     189,948            545,348
  32                53.9                   L(24),Def(92),O(4)                     543,689            755,456
 32.1
 32.2
 32.3
 32.4
  33                63.8                   L(24),Def(91),O(4)                     773,503            878,782
  34                63.9                   L(24),Def(90),O(4)                   1,090,413          1,089,962
  35                59.1                   L(24),Def(90),O(4)                     238,651          1,040,714
  36                61.0                L(57),Grtr1%orYM(54),O(7)                 515,035            692,845
  37                65.4                   L(24),Def(92),O(4)
  38                67.9                   L(24),Def(85),O(4)                   1,015,570
  39                67.4                   L(24),Def(91),O(4)                     978,099            901,487
  40                62.5                   L(24),Def(89),O(4)                   1,294,388          1,216,679
  41                 1.6               L(24),Grtr1%orYM(187),O(25)              1,105,191          1,170,564
  42                 2.1                  L(24),Def(184),O(25)                                       787,464
  43                66.4                   L(24),Def(91),O(4)
  44                41.6                   L(24),Def(90),O(4)
  45                58.9                   L(24),Def(92),O(4)                     926,676            852,531
  46                60.7                   L(24),Def(92),O(4)                     783,786          1,055,502
  47                65.3                   L(24),Def(90),O(4)                     737,814            796,736
  48                47.9                   L(24),Def(92),O(4)                   1,182,629          1,028,880
  49                61.3                   L(24),Def(85),O(4)                     278,113            434,775
  50                65.6                   L(24),Def(92),O(4)                     548,032            517,156
  51                58.1                   L(24),Def(86),O(4)
  52                41.9                   L(24),Def(89),O(4)                     838,345            837,648
  53                64.7                   L(24),Def(89),O(4)                     606,436            598,617
  54                55.0                   L(24),Def(91),O(4)                     725,780            869,218
  55                41.9                   L(24),Def(89),O(4)                     772,118            773,733
  56                63.7                   L(24),Def(85),O(6)                     345,666
  57                53.4                   L(24),Def(92),O(4)                     579,964            664,275
 57.1                                                                             313,174            380,225
 57.2                                                                             183,946            177,098
 57.3                                                                              82,844            106,952
  58                69.3                   L(24),Def(89),O(4)                                        548,214
  59                62.6                   L(24),Def(90),O(4)                     669,482            684,224
  60                69.7                   L(24),Def(89),O(4)                     475,577            510,498
  61                59.1                   L(24),Def(90),O(4)                     620,724            683,485
  62                62.2                   L(24),Def(90),O(4)                     326,519            499,811
  63                69.4                   L(24),Def(89),O(4)                     523,347            518,292
  64                60.0                   L(24),Def(90),O(4)                     515,229            478,675
  65                67.2                   L(24),Def(89),O(4)                                        378,534
  66                41.9                   L(24),Def(89),O(4)                     649,402            650,559
  67                66.1                   L(24),Def(91),O(4)                     344,259            340,678
 67.1                                                                             214,870            210,273
 67.2                                                                             129,389            130,405
  68                66.3                   L(24),Def(90),O(4)                     166,456            452,799
  69                47.6                L(35),Grtr1%orYM(77),O(7)                 531,205            470,236
  70                 1.9                   L(24),Def(206),O(4)                    312,972            256,405
  71                62.6                   L(35),Def(82),O(3)                                        448,176
  72                69.7                   L(24),Def(89),O(4)                                        379,495
  73                63.6                   L(24),Def(91),O(4)
  74                52.0                  L(24),Def(141),O(13)
  75                64.9                   L(24),Def(90),O(4)
  76                58.2                   L(24),Def(91),O(4)                     504,978            533,962
  77                52.3                   L(24),Def(90),O(4)                     482,872            563,789
  78                28.0                  L(24),Def(139),O(13)                    429,616            432,439
  79                37.8                   L(24),Def(91),O(4)                     680,821            627,508
  80                64.0                   L(35),Def(82),O(3)
  81                70.0                   L(24),Def(51),O(3)                     388,027            373,576
  82                53.0                   L(35),Def(82),O(3)
  83                62.9                   L(24),Def(90),O(4)
 83.1
 83.2
  84                29.7                   L(24),Def(152),O(4)                    403,033            398,719
  85                 0.5                   L(33),Def(82),O(3)                     114,295            171,660
  86                53.8                   L(33),Def(82),O(3)
  87                66.6                   L(24),Def(91),O(4)
  88                57.7                   L(24),Def(90),O(4)                     349,918            398,810
  89                 2.3                  L(24),Def(183),O(25)                    373,829            373,829
  90                66.1                   L(24),Def(90),O(4)                     226,723            332,704
  91                63.9                   L(24),Def(89),O(4)                     225,702            286,122
  92                28.0                  L(24),Def(139),O(13)                                       291,395
  93                72.0                   L(24),Def(31),O(2)                     315,164            323,353
  94                59.7                   L(35),Def(82),O(3)
  95                62.2                   L(24),Def(91),O(4)
  96                69.7                   L(24),Def(89),O(4)                     242,206            240,985
  97                56.9                   L(24),Def(52),O(7)
  98                47.4                   L(24),Def(88),O(4)                     404,018            383,276
  99                28.0                  L(24),Def(139),O(13)                    359,954            328,000
  100               29.7                   L(24),Def(85),O(4)                     487,281            448,857
  101               53.9                   L(24),Def(90),O(4)                     254,856            203,489
  102                0.9               L(120),Grtr1%orYM(95),0(25)
  103                1.5                  L(24),Def(189),O(25)
  104               62.2                L(58),Grtr1%orYM(56),O(4)                 219,517            270,130
  105               63.1                   L(24),Def(90),O(4)                      41,051            193,569
  106               56.2                   L(35),Def(82),O(3)                     239,125            256,560
  107               53.7                   L(24),Def(87),O(4)                     259,132            234,711
  108               63.9                   L(33),Def(82),O(3)
  109               41.6                   L(24),Def(50),O(3)
  110               64.0                   L(24),Def(86),O(4)                     144,208            223,649
  111                6.5                  L(24),Def(140),O(13)                    274,458             66,511
  112               56.2                   L(24),Def(56),O(3)                     189,090            243,471
  113               56.1                   L(24),Def(88),O(4)                     270,446            281,096
  114               48.4                   L(24),Def(85),O(4)                     199,023
  115               59.1                   L(24),Def(84),O(4)                     173,113            289,143
  116               60.0                   L(24),Def(91),O(4)                     203,470            212,928
  117               47.9                   L(24),Def(86),O(4)                     288,277            286,708
  118               59.2                   L(24),Def(86),O(4)                      41,624            164,852
  119               56.7                   L(24),Def(90),O(4)                     206,220            213,499
  120               60.9                   L(24),Def(87),O(4)
  121               55.2                   L(24),Def(85),O(4)                     160,237            160,999
  122               56.8                   L(24),Def(89),O(4)                     149,712            155,178
  123                0.7                  L(24),Def(141),O(13)                    206,331            178,462
  124               64.8                   L(24),Def(88),O(4)                                        150,661
  125               45.2                   L(24),Def(89),O(4)                      57,135            181,246
  126                                     L(24),Def(189),O(25)                    107,405             95,485
  127               48.6                   L(24),Def(85),O(4)                     160,510            147,925
  128               41.9                   L(24),Def(89),O(4)                     183,191            167,802

           MOST RECENT   MOST RECENT                                                 UW
LOAN #       NOI ($)      NOI DATE            UW NOI ($)          UW NCF ($)    DSCR (1,11)            TITLE TYPE           PML %
------       -------      --------            ----------          ----------    -----------            ----------           -----
   1        12,169,866     04/30/03           12,939,573          12,537,029        2.44               Fee/Leasehold
   2         5,489,199     03/31/03           10,382,220           9,548,576        2.49                    Fee
   3         3,153,116     12/31/02            3,405,529           3,330,608        1.35                 Leasehold            7.0
   4         3,375,211     12/31/02            3,408,751           3,206,230        1.38                    Fee
   5         3,297,465     12/31/02            3,599,289           3,436,752        1.21                    Fee
   6         3,390,576     11/30/02            2,987,905           2,719,440        1.35                    Fee
   7         2,874,146     02/28/03            2,731,690           2,514,921        1.48                    Fee
   8         2,154,051     02/28/03            2,491,173           2,240,243        1.37                    Fee
   9         2,549,250     12/31/02            2,444,425           2,344,228        1.60                    Fee
  10           465,700     10/31/02            1,981,180           1,936,055        1.32                    Fee
  11         2,268,736     03/31/03            2,580,501           2,240,842        1.51                 Leasehold
  12         2,536,282     12/31/02            2,485,937           2,262,310        1.66                    Fee              19.0
  13                                           1,955,811           1,877,476        1.47                 Leasehold
  14                                           2,048,860           1,887,774        1.46                    Fee
  15         1,986,947     03/30/03            1,784,499           1,666,442        1.46                    Fee              16.0
  16         2,416,172     03/31/03            2,163,908           2,008,771        1.53                    Fee              10.0
  17         1,702,540     03/31/03            1,761,357           1,583,850        1.46                    Fee              19.0
  18         2,019,846     03/31/03            1,947,864           1,756,731        1.52                    Fee
 18.1          466,044     03/31/03              463,045             420,659        1.52                    Fee              26.0
 18.2          431,248     03/31/03              396,641             369,422                                                 18.0
 18.3          297,443     03/31/03              272,168             242,148                                                 19.0
 18.4          281,677     03/31/03              289,718             257,984                                                 18.0
 18.5          298,899     03/31/03              276,387             245,107                                                 19.0
 18.6          244,535     03/31/03              249,905             221,412                                                 19.0
  19         1,838,146     12/31/02            1,745,621           1,641,514        1.60                    Fee              18.0
  20         1,711,716     02/28/03            1,492,214           1,434,614        1.42                    Fee
  21         1,641,182     03/31/03            1,514,186           1,362,370        1.39                    Fee              19.0
 21.1          945,507     03/31/03              850,486             755,808                                                 19.0
 21.2          320,035     03/31/03              307,771             281,656                                                 19.0
 21.3          282,438     03/31/03              270,493             247,828                                                 19.0
 21.4           93,202     03/31/03               85,436              77,079                                                 19.0
  22           691,182     12/31/02            1,543,723           1,355,325        1.50                    Fee
  23         1,809,887     12/31/02            1,444,317           1,296,227        1.45                    Fee
  24         1,370,926     02/28/03            1,348,315           1,214,524        1.53                    Fee
  25            99,738     02/28/03            1,038,600             998,710        1.44                    Fee
  26         1,225,357     03/31/03            1,151,443           1,093,603        1.53                    Fee
  27           849,678     04/30/03              853,962             821,962        1.26                    Fee
  28           786,543     12/31/02              929,584             916,034        1.45                    Fee
  29           984,293     02/28/03              966,199             929,909        1.55                    Fee
  30         1,336,476     12/31/01            1,440,702           1,357,762        2.45                    Fee
  31           545,348     12/31/02              976,350             858,693        1.34                    Fee
  32           849,017     Various             1,234,834           1,125,142        1.72                    Fee
 32.1
 32.2
 32.3
 32.4
  33           894,275     04/30/03              893,560             806,245        1.41                    Fee              25.0
  34         1,101,940     04/30/03              985,995             858,941        1.54                    Fee
  35         1,040,714     12/31/02            1,064,381             905,516        1.62                    Fee
  36           724,857     03/31/03              901,257             816,018        1.44                    Fee              15.0
  37                                             922,550             860,835        1.43                    Fee
  38           924,486     11/30/02              925,559             818,230        1.39                    Fee
  39           927,367     03/31/03              853,071             768,461        1.37                    Fee
  40         1,173,243     02/28/03            1,008,428             846,559        1.50                    Fee
  41         1,170,564     12/31/02            1,055,795             927,459        1.36                    Fee
  42           787,464     12/31/02              864,149             840,655        1.23                    Fee
  43                                             757,358             726,404        1.42                    Fee
  44                                           1,120,741           1,036,269        1.63                    Fee
  45           852,531     12/31/02              926,050             806,902        1.37                    Fee
  46         1,055,502     12/31/02              906,860             750,441        1.48                    Fee
  47           721,596     02/28/03              743,232             671,462        1.35                    Fee
  48         1,146,270     03/31/03            1,009,572             857,959        1.43                    Fee
  49           434,775     12/31/02              678,219             618,214        1.35               Fee/Leasehold          7.0
  50           517,156     12/31/02              562,898             550,648        1.30                    Fee
  51                                             693,031             641,960        1.52                    Fee              10.0
  52           837,648     12/31/02              736,340             686,278        1.37                    Fee
  53           592,459     02/28/03              570,516             548,756        1.47                    Fee
  54           869,218     12/31/02              695,578             598,274        1.42                    Fee
  55           773,733     12/31/02              681,383             622,530        1.37                    Fee
  56           603,231     11/30/02              644,281             565,124        1.45                    Fee
  57           675,716     02/28/03              544,723             533,123        1.35                    Fee
 57.1          391,164     02/28/03              324,286             318,386
 57.2          173,349     02/28/03              146,583             142,583
 57.3          111,203     02/28/03               73,854              72,154
  58           548,214     12/31/02              518,122             507,472        1.45                    Fee
  59           684,224     12/31/02              621,643             536,935        1.51                    Fee
  60           510,498     12/31/02              518,420             504,520        1.46                    Fee
  61           772,564     04/30/03              636,426             504,617        1.51                    Fee
  62           496,510     01/31/03              638,281             522,559        1.52                    Fee
  63           518,292     12/31/02              550,026             539,176        1.65                    Fee
  64           534,005     03/31/03              540,371             503,849        1.34                    Fee
  65           378,534     12/31/02              463,985             455,113        1.32                    Fee              16.0
  66           650,559     12/31/02              564,079             510,781        1.37                    Fee
  67           340,678     12/31/02              456,579             445,629        1.48                    Fee
 67.1          210,273     12/31/02              298,405             292,305
 67.2          130,405     12/31/02              158,174             153,324
  68           477,037     03/31/03              544,316             472,916        1.55                    Fee
  69           467,076     01/31/03              642,760             555,016        1.47                    Fee
  70           256,405     12/31/02              590,015             531,475        1.32                    Fee
  71           448,176     12/31/02              395,082             393,114        1.39                    Fee
  72           379,495     12/31/02              403,104             388,604        1.46                    Fee
  73           342,797     04/30/03              494,437             423,037        1.61                    Fee
  74           443,287     03/31/03              429,544             412,013        1.44                    Fee
  75                                             426,863             390,829        1.38                    Fee
  76           533,962     12/31/02              529,637             478,265        1.71                    Fee
  77           563,789     12/31/02              551,472             475,351        1.73                    Fee
  78           437,128     01/31/03              447,421             386,331        1.24                    Fee
  79           644,887     03/31/03              613,124             571,254        2.40                    Fee              18.0
  80           381,599     05/31/03              368,951             366,778        1.53                    Fee
  81           373,576     12/31/02              354,016             342,016        1.41                    Fee
  82                                             319,731             317,263        1.20                    Fee              14.0
  83                                             372,369             334,642        1.54                    Fee
 83.1                                            291,592             262,883
 83.2                                             80,778              71,759
  84           407,756     03/31/03              353,777             340,416        1.26                    Fee
  85           170,659     04/30/03              406,025             401,747        1.00                    Fee
  86                                             347,276             340,227        1.46                    Fee
  87           153,582     03/31/03              311,999             290,023        1.42                    Fee
  88           422,926     03/31/04              355,502             349,202        1.75                    Fee
  89           373,829     08/31/02              355,529             348,704        1.27                    Fee
  90           340,155     03/31/03              320,146             304,146        1.57                    Fee
  91           290,279     01/31/03              305,539             283,470        1.36                    Fee              16.0
  92           426,669     03/31/03              311,186             303,321        1.24                    Fee
  93           323,285     02/28/03              283,016             273,512        1.51                    Fee
  94           294,000     05/30/03              283,980             281,933        1.52                    Fee
  95                                             302,900             285,320        1.52                    Fee
  96           240,985     12/31/02              255,683             249,383        1.39                    Fee
  97                                             298,852             278,411        1.43                    Fee              18.0
  98           403,107     03/31/03              313,957             280,254        1.21                 Leasehold
  99           333,839     03/31/03              309,548             280,366        1.24                    Fee
  100          441,301     03/31/03              309,889             299,724        1.25                    Fee
  101          226,583     03/31/03              271,722             248,860        1.34                    Fee              12.0
  102                                            390,508             381,938        1.95                    Fee
  103                                            275,622             266,058        1.36                    Fee
  104          270,130     12/31/02              244,360             225,515        1.43                    Fee
  105          204,854     02/28/03              228,629             221,379        1.50                    Fee
  106          256,647     12/31/02              233,262             226,152        1.31                    Fee
  107          185,603     03/31/03              254,008             230,130        1.35                    Fee              19.0
  108                                            256,477             233,822        1.51                    Fee
  109          462,615     03/31/03              398,731             364,977        2.45                    Fee
  110          212,942     04/30/03              257,614             206,359        1.34                    Fee
  111           66,511     12/31/02            2,194,484           2,186,234        19.64                   Fee
  112          249,866     04/30/03              220,409             213,603        1.61                    Fee              15.0
  113          281,096     12/31/02              240,124             233,464        1.45                    Fee              13.0
  114          239,402     10/31/02              282,234             273,671        1.77                    Fee
  115          289,143     12/31/02              246,064             213,575        1.45                    Fee
  116          180,208     03/31/03              179,323             168,403        1.28                    Fee
  117          266,623     04/30/03              257,936             251,786        2.18                    Fee
  118          164,852     12/31/02              192,926             178,114        1.32                    Fee
  119          219,447     03/31/03              182,514             178,614        1.54                    Fee
  120          171,776     03/31/03              168,308             155,174        1.47                    Fee
  121          179,172     04/30/03              180,186             174,570        1.53                    Fee
  122          163,456     02/28/03              147,804             132,955        1.27                    Fee              18.0
  123          221,829     04/30/03              187,543             182,493        1.42                    Fee              15.0
  124          150,340     03/31/03              149,279             139,002        1.46                    Fee
  125          181,246     12/31/02              187,328             165,816        1.92                    Fee
  126           95,485     12/31/02              122,770             109,582        1.22                    Fee
  127          147,925     12/30/02              150,744             132,374        1.82                    Fee              18.0
  128          167,802     12/31/02              132,960             116,104        1.37                    Fee

                                                                 UPFRONT ESCROW
             -----------------------------------------------------------------------------------------------------------------------
             UPFRONT CAPEX    UPFRONT ENG.    UPFRONT ENVIR.     UPFRONT TI/LC      UPFRONT RE TAX    UPFRONT INS.    UPFRONT OTHER
LOAN #        RESERVE ($)     RESERVE ($)       RESERVE ($)       RESERVE ($)(15)     RESERVE ($)     RESERVE ($)      RESERVE ($)
------        -----------     -----------       -----------       ---------------     -----------     -----------      -----------
   1
   2                                                                                                                      670,631
   3
   4             342,500          57,500                             325,000             394,516         215,283
   5                                                75,500                                85,824          20,641
   6               3,151                                             422,917             385,417          29,748        2,500,000
   7                                                                                      40,400          27,500
   8               3,667           2,688                              23,333             258,250          58,494          832,764
   9               1,512                                              10,417             154,230          43,141
  10               2,800          42,500                                                  70,189          40,298        4,258,750
  11                                                                                     328,371           7,405
  12               5,785         126,375           380,000           400,000              50,000         154,907
  13
  14               1,160                                               8,333             121,942          29,452
  15                               6,938                                                 107,199          23,044
  16                                                                                                                      755,775
  17                               6,344                                                  16,747          16,389
  18               2,021                                              11,458              87,621          25,357        1,118,783
 18.1                415                                               2,357              19,680           1,186          234,924
 18.2                190                                               1,072              17,213             586          108,110
 18.3                365                                               2,067              14,468           4,295          198,460
 18.4                351                                               1,988              11,974             477          195,823
 18.5                360                                               2,044              12,550          12,333          196,217
 18.6                340                                               1,930              11,736           6,480          185,249
  19                                                                                       8,866
  20                                                                                     104,993           4,117
  21               2,435                           106,250             9,375              61,276          31,612          824,278
 21.1              1,578                           106,250             6,081              33,046          18,697          536,546
 21.2                365                                               1,403              10,366             559          126,372
 21.3                366                                               1,407              14,098           6,367          120,045
 21.4                127                                                 484               3,767           5,989           41,314
  22                              48,063                                                  60,548          11,933
  23                                                                 125,000             105,863
  24                              60,875                                                                  16,790
  25                 684                                              77,099              28,500           3,979           50,000
  26                              19,250                                                  61,850          23,676
  27                                                                                      77,544           5,349
  28                              14,063                                                  73,500
  29               3,024                                                                                  17,027           19,167
  30
  31                                                                                      56,750          30,110
  32               1,583          75,116                             226,151             149,228          18,184          481,174
 32.1                382                                             114,495              39,638           3,601          275,000
 32.2                477          52,288                                                  25,493           6,458          203,973
 32.3                372           9,750                             111,656              57,739           2,600
 32.4                352          13,078                                                  26,359           5,525            2,201
  33                                                                 100,000              48,005          29,059
  34                              40,904                             150,000              32,869           5,207           71,311
  35                                                                                      54,262          22,677
  36                                                                                      19,504           4,296           23,397
  37                                                                                     109,250          16,571           23,440
  38                               8,800                              25,000              41,799           6,811
  39               2,333          51,375                              54,625              74,100           6,997
  40                              62,500                                                  73,390          30,644
  41              25,000                                                                  46,169           9,242           50,000
  42                                                                                      39,612           8,408
  43                 573                                                                  18,403           1,797           12,500
  44                 998                                                                  40,250          17,396          153,000
  45              15,000                                             250,000
  46               2,750          40,188            85,000           158,333              78,400          12,484          577,875
  47                 859           2,344                              42,500              74,700          26,061
  48               7,053         187,605                             509,169             150,431                           30,542
  49                              18,438                                                  36,584           6,720
  50               1,021                                                                  21,897          26,030           30,000
  51                                                                                      15,409           3,718          211,786
  52
  53                              62,500                                                  99,762           3,861
  54                             900,356                                                  80,961          97,697
  55
  56                               6,375                                                  41,176           2,501
  57                 967         109,689                                                   7,432          11,624            4,409
 57.1                492             313                                                   1,791           6,955            2,477
 57.2                333         108,438                                                   3,071           3,109            1,282
 57.3                142             938                                                   2,571           1,560              650
  58                                                                                      39,854
  59                                                                                                       2,739
  60                                                                                      70,902
  61                                                                                      25,000          19,011
  62                                                                 100,000              57,366          11,567
  63                                                                                      30,044
  64                                                                  52,000              47,147           8,330
  65                 174                                                 500               5,785           9,796
  66                              26,400
  67                 913          10,000                                                  11,742           4,117        1,130,793
 67.1                508           6,250                                                   6,467           2,492        1,129,585
 67.2                404           3,750                                                   5,275           1,625            1,208
  68                                                                                      73,927          21,888
  69                                                                                                                       31,402
  70                                                12,000                                38,435           7,257
  71
  72              13,750                                                                   8,917
  73               5,950                                                                  24,500          10,219          200,000
  74                                                                                      50,000          11,684
  75               1,065                                                                  22,491          10,227
  76               1,240                                               4,167              14,687           2,306          100,000
  77               1,157                                               5,785                              20,105
  78                                                                  90,000              43,402           8,043
  79
  80
  81              24,000          37,500                                                  18,714           1,279
  82
  83                 686                                                                  29,496          10,537
 83.1                512                                                                  24,060           7,394
 83.2                174                                                                   5,436           3,142
  84                 718                                               1,250              19,633           8,671
  85                                 625                                                  33,084           2,213
  86
  87               2,050          97,500                                                  40,733          40,541           70,000
  88                               9,313                                                  15,910           4,873
  89
  90                                                                                      17,570          12,246
  91                 343                                               2,083              19,051           7,712
  92                                                                                      44,109           1,347
  93                                                                                      52,349           4,097
  94
  95                 229                                               1,500              15,538           5,204          180,274
  96                                                                                      46,057
  97                 359           2,500
  98                                                                  20,964              19,229           1,449
  99                                                                  10,000              15,455           1,607
  100                            347,344                                                  75,577           1,339
  101                              5,125                                                   9,140           6,363
  102                                                                                                        970
  103
  104                              1,358                                                  22,083           1,865
  105                483                                                                  30,080           6,565
  106
  107                             83,438                                                   6,584           4,363
  108                              9,188                                                  33,586           3,382
  109                                                                                                      4,682
  110                                                                 40,000              16,382           3,635           40,000
  111                             37,188
  112                                                                                     11,751           4,020
  113                                                                                      4,188           1,405
  114                                                                                      9,132           8,298
  115                                                                                      5,877           1,793
  116                                                                                      7,947          13,537
  117                                                                                     14,455             875
  118                                                                                     10,340           1,300
  119                             45,194                                                  19,446           1,019
  120                                                                                      7,914           6,511           31,395
  121                                                                                      9,067           7,099
  122                              7,031                              20,368               5,413           1,003
  123             10,100                                                                  10,592             324
  124                                                                                      7,143           4,572           23,400
  125                                                      75,000(LOC)                     9,793             584
  126                                                                                     13,936
  127                                                                                      8,485           2,323
  128                             17,490

                                                                       MONTHLY ESCROW
                      --------------------------------------------------------------------------------------------------------------
                      MONTHLY CAPEX    MONTHLY ENVIR.      MONTHLY TI/LC         MONTHLY RE TAX       MONTHLY INS.    MONTHLY OTHER
LOAN #                 RESERVE ($)       RESERVE ($)        RESERVE ($)            RESERVE ($)        RESERVE ($)    RESERVE ($)(16)
------                 -----------       -----------        -----------            -----------        -----------    ---------------
   1
   2
   3                        1,500
   4                        3,300                                                      78,903             18,456
   5                                                                                    9,536              5,160
   6                        3,151                               22,917                 77,083              2,704
   7                          993                                                      40,400              2,500
   8                        3,667                               23,333                 23,199              4,500
   9                        1,512                               10,417                 77,115              6,725
  10                        2,800                                                       5,399              3,358
  11                        2,738                               33,333                117,540              2,468
  12                        5,785                                                      16,667             12,553
  13
  14                        1,160                                8,333                 13,073              2,266
  15                        2,262                                8,843                 26,800              2,095
  16                        4,905                               14,714                                                       5,360
  17                        3,941                               11,026                 16,747              3,278
  18                        2,021                               11,458                 12,517              2,298             1,679
 18.1                         415                                2,357                  2,811                 85               663
 18.2                         190                                1,072                  2,459                 42               524
 18.3                         365                                2,067                  2,067                510
 18.4                         351                                1,988                  1,711                 34               493
 18.5                         360                                2,044                  1,793                881
 18.6                         340                                1,930                  1,677                747
  19                        2,270                                6,400                  8,866
  20                        4,800                                                      26,248              2,058
  21                        2,435                                9,375                  8,754              2,583             4,406
 21.1                       1,578                                6,081                  4,721              1,335             4,406
 21.2                         365                                1,403                  1,481                 40
 21.3                         366                                1,407                  2,014                620
 21.4                         127                                  484                    538                587
  22                                                             4,167                 20,183              2,983
  23                          675                                8,500                 21,173
  24                        2,230                                                      15,454              2,798
  25                          684                                                       7,125              1,326
  26                        2,415                                                      12,511              2,152
  27                        2,667                                                       9,693              1,783
  28                        1,198                                                      17,357
  29                        3,024                                                                          1,676
  30
  31                          547                               10,000                 18,917              2,509
  32                        1,583                               12,456                 16,581              4,311
 32.1                         382                                3,180                  4,404              1,125
 32.2                         477                                3,973                  2,833              1,722
 32.3                         372                                3,102                  6,415                614
 32.4                         352                                2,201                  2,929                850
  33                        3,070                                6,000                  9,601              4,106
  34                        1,404                               11,250                 16,435              1,736
  35                          625                               11,250                 18,087              2,520
  36                          903                                5,117                  9,752              2,148
  37                          120                                5,000                 13,656              2,071
  38                        1,190                                4,167                 20,899              3,405
  39                        2,333                                4,625                  8,233              1,166
  40                        2,280                               10,833                 10,484              5,107
  41                                                                                   15,390              3,081
  42                          826                                1,119                    845                934
  43                          573                                                       2,300                397
  44                          998                                                      13,417              1,249
  45
  46                        2,750                                8,333                 22,747              3,121
  47                          859                                7,500                  8,302              1,886
  48                        7,053                                9,169                 15,043
  49                          584                                4,425                  7,317              1,680
  50                        1,021                                                       4,379              2,169
  51                          245                                2,500                  2,568              1,239
  52
  53                        1,813                                                      13,974                351
  54                        1,962                                2,500                 11,566              8,094
  55
  56                        1,847                                4,706                  8,235              2,501
  57                          967                                                       1,858              2,031
 57.1                         492                                                         448              1,215
 57.2                         333                                                         768                543
 57.3                         142                                                         643                273
  58                          888                                                       6,172
  59
  60                        1,158                                                       7,090
  61                        2,212                                8,792                  8,333              2,716
  62                        1,269                                7,613                  8,195              1,285
  63                          904                                                       5,007
  64                        2,083                                                       4,715                926
  65                          174                                  500                  1,157                754
  66
  67                          913                                                       2,936                317
 67.1                         508                                                       1,617                192
 67.2                         404                                                       1,319                125
  68                        4,005                                                      10,561              5,472
  69                                                                                                                         6,250
  70                        1,749                                                       4,331              2,590
  71
  72                        1,208                                                       2,972
  73                        5,950                                                       4,083              3,125
  74                                                                                    5,000              1,168
  75                        1,065                                                       7,497              2,557
  76                        1,240                                4,167                  1,836                371
  77                        1,157                                5,785                  7,989              1,547            31,957
  78                        1,396                                                       8,680
  79
  80
  81                        1,000                                                       3,743                320
  82                          206
  83                          686                                                       9,832                811
 83.1                         512                                                       8,020                569
 83.2                         174                                                       1,812                242
  84                          718                                1,250                  2,454                723
  85                          357                                                       4,726                443
  86                          137                                  451
  87                        2,050                                                       4,073              3,686
  88                          439                                   86                  2,679                812
  89
  90                        1,333                                                       2,196              1,225
  91                          343                                2,083                  3,810              1,285
  92                          658                                                       8,822
  93                          792                                                       6,544              1,024
  94
  95                          229                                1,500                  1,942                520
  96                          525                                                       5,757
  97                          359
  98                          437                                                       3,205                181
  99                                                                                    3,091
  100                                                                                  10,258                335
  101                       1,905                                                       3,047              1,591
  102                         129                                                                            323
  103                         191
  104                         189                                1,310                  4,417                311
  105                         483                                                       2,735                657
  106                         136                                  456
  107                         491                                1,498                  1,317                873
  108                         763                                1,555                  4,198                846
  109                                                                                     929                572
  110                         523                                1,000                  3,276                454
  111
  112                         567                                                       2,350                402
  113                                                                                   2,094                468
  114                                                                                   3,024                592
  115                       1,504                                3,008                  2,939                896
  116                         910                                                       2,649              1,626
  117                         513                                                       3,614                292
  118                         148                                1,086                  1,149                325
  119                         264                                                       1,840                113
  120                          94                                                       1,979                814
  121                                                                                   3,023                507
  122                         388                                  849                  1,804                334
  123                                                                                   2,118                324
  124                          84                                                       1,191                508
  125                         276                                                       1,037                195
  126                         161                                                       1,991
  127                         223                                1,286                  1,697                211
  128

                                                         LARGEST TENANT
                          ------------------------------------------------------------------------------------------------------
                 SINGLE                                                                                                  LEASE
LOAN #           TENANT   LARGEST TENANT                                                             UNIT SIZE        EXPIRATION
------           ------   --------------                                                             ---------        ----------
   1                      J.C. Penney                                                                  203,235         09/30/16
   2                      S1, Inc.                                                                     184,435         08/31/11
   3              Yes     International Paper                                                          214,060         04/30/17
   4                      TJ Maxx                                                                       78,823         11/30/12
   5                      Linens 'N Things                                                              35,273         01/31/12
   6                      The LZA Group, Inc./The Thornton Thomasetti Group                             39,976         01/31/06
   7                      The Gap                                                                       11,500         01/31/10
   8                      Citizens Bank                                                                 27,023         04/30/19
   9                      NWL of Northern Blvd, Inc.                                                    60,820         01/31/09
  10
  11                      1-800-FLOWERS                                                                 77,398         05/31/05
  12                      Valley Sporting Goods                                                         37,157         07/31/07
  13              Yes     Pier One                                                                     783,804         05/31/18
  14              Yes     International Business Machines Corporation                                  139,195         04/30/13
  15                      Family Fitness Center                                                         19,140         10/31/13
  16              Yes     Amazon.com, Inc.                                                             588,560         08/26/09
  17                      Surf Hardware International USA                                               10,080         03/31/04
  18
 18.1                     Torrance Discount Store                                                        5,100         04/30/07
 18.2                     Medical Clinic                                                                 3,120         04/30/06
 18.3                     Professional Business Services, Inc.                                           2,700         07/31/26
 18.4                     College Community Services                                                     3,000         06/30/03
 18.5                     Salcedo Meat Market                                                            3,600         06/30/03
 18.6                     Hip Hop Connection                                                             4,330         04/30/06
  19                      Food 4 Less                                                                   54,930         09/01/20
  20
  21
 21.1                     Nguyen                                                                        23,500         04/30/12
 21.2                     Mootoo                                                                         3,720         09/30/03
 21.3                     SmileCare Dental                                                               5,564         05/31/08
 21.4                     Atlantic Laundromat                                                            4,300         12/31/09
  22                      USI Northeast, Inc.                                                           54,397         05/31/08
  23                      First Union                                                                   62,246         06/30/30
  24                      Hobby Lobby                                                                   64,264         11/30/14
  25                      Bashas                                                                        54,398         12/31/22
  26                      Cub Foods                                                                     76,486         01/31/13
  27
  28
  29
  30                      Kroger                                                                        57,603         08/31/15
  31                      Campbell Soup Company                                                         35,350         02/28/08
  32
 32.1                     Healthfirst Medical Group                                                      9,121         06/30/15
 32.2                     Dollar General                                                                10,800         10/31/04
 32.3                     Healthfirst Medical Group                                                     14,959    10/31/06; 06/30/15
 32.4                     Healthfirst Medical Group                                                      8,673         06/30/15
  33                      Alamitos Auto Parts                                                            6,075         12/31/03
  34                      Qualcare                                                                      56,650         01/31/08
  35                      Media Loft                                                                    35,066         06/30/06
  36                      Corona Orthopedic                                                              8,220         02/06/04
  37                      Ultimate Electronics                                                          31,000         02/28/18
  38                      H.E.B. Pantry Foods                                                           30,658         04/30/14
  39                      Food Lion                                                                     47,415         03/31/17
  40                      Spectrum Human Services                                                       15,010         09/30/05
  41                      Hobby Lobby                                                                   56,828         01/31/08
  42                      Winn-Dixie                                                                    54,000         06/25/21
  43                      Winn Dixie                                                                    45,802         05/14/23
  44              Yes     LVMH Watch & Jewelry USA                                                      59,884         12/31/17
  45                      Media Play                                                                    46,026         01/31/06
  46                      Misys International Banking Systems                                           44,550         09/30/06
  47                      Delta-T Group, Inc.                                                           18,576         07/31/09
  48                      Libbey Glass, Inc.                                                           750,606         02/28/05
  49                      County of Sacramento                                                          20,908         01/16/11
  50
  51                      Wells Fargo, N.A.                                                              4,039         11/30/12
  52              Yes     Roundy's, Inc.                                                               111,250         12/31/16
  53
  54                      Community Supermarket                                                         30,000         05/28/07
  55              Yes     Roundy's, Inc.                                                               130,785         04/30/16
  56                      Big Lots                                                                      42,112         01/31/07
  57
 57.1
 57.2
 57.3
  58
  59                      Canon Information Technology                                                  64,894         12/31/09
  60
  61                      City of Tucson Environmental                                                  18,607         09/30/05
  62                      Farmers                                                                       17,793         11/30/07
  63
  64                      Staples                                                                       24,417         11/30/14
  65                      Sav-On Drug Store                                                             14,882         11/30/26
  66              Yes     Roundy's, Inc.                                                                95,176         03/01/15
  67
 67.1
 67.2
  68
  69                      Maddin, Hauser, Wartell, Roth                                                 27,995         10/31/08
  70                      Harrisburg Community College                                                  55,025         12/31/13
  71              Yes     Walgreens                                                                     13,125         12/31/27
  72
  73
  74
  75              Yes     American Standard, Inc.                                                       53,226         02/28/18
  76                      Airborne Express, Inc.                                                        35,360         04/30/07
  77                      Quality Resources, Inc.                                                       15,449         04/30/05
  78                      Kroger                                                                        50,923         10/16/11
  79                      Dr. Daniel Wallace                                                             4,969         12/31/10
  80              Yes     Walgreens                                                                     14,490         02/28/27
  81
  82              Yes     Sav-On                                                                        16,457         01/31/28
  83              Yes
 83.1             Yes     Jupiter Hills, Inc.                                                           61,462         09/30/07
 83.2             Yes     Falcon Packaging Corporation                                                  20,864         07/31/07
  84                      Food Lion                                                                     29,000         11/03/18
  85              Yes     State of Michigan - Family Independence Agency                                28,524         10/31/12
  86              Yes     Eckerd                                                                        10,908         07/21/21
  87
  88
  89              Yes     Eckerd                                                                        11,200         08/16/24
  90
  91                      Day & Night Copy Center                                                        4,520         01/31/09
  92
  93
  94              Yes     Walgreens                                                                     13,650         10/31/27
  95                      David's Bridal                                                                10,069         10/31/12
  96
  97              Yes     Valu Plus Food Warehouse                                                      43,130         06/30/20
  98                      Outback                                                                        6,440         12/10/04
  99                      Driver's Edge                                                                  7,218         09/30/04
  100
  101
  102             Yes     Walgreens                                                                     14,050         03/31/23
  103             Yes     Walgreens                                                                     14,490         04/30/23
  104                     AOR Management                                                                 8,819         09/30/09
  105
  106             Yes     Eckerd                                                                        10,908         01/13/20
  107                     BN Builders, Inc.                                                              4,300         04/30/05
  108                     Carol Burgess, MD/ Jose M David, MD/ Graham Fitz, MD/ Charles Trout, MD        9,593         04/30/23
  109                     Dollar Tree                                                                    5,530         06/30/07
  110                     IPI Grammtech                                                                 13,696         08/31/05
  111
  112
  113
  114
  115                     Tractor Supply Company                                                        33,878         04/30/10
  116
  117
  118                     Hollywood Entertainment Corp.                                                  5,120         03/28/10
  119
  120                     Schlotzsky's                                                                   3,445         06/30/08
  121
  122                     Wine Club                                                                      5,590         03/31/05
  123
  124                     Rent 2 Own - Xentco, Inc.                                                      3,100         10/31/06
  125                     Homestead Trading Co.                                                         15,470         07/31/06
  126                     Samuel & Company                                                               3,520         04/30/12
  127                     Apricot Designs Inc.                                                           6,115         04/01/04
  128                     United Cerebral Palsy                                                          8,212         09/30/06

                                                          2ND LARGEST TENANT
               ----------------------------------------------------------------------------------------------------------
                                                                                                                  LEASE
LOAN #         2ND LARGEST TENANT                                                            UNIT SIZE         EXPIRATION
------         ------------------                                                            ---------         ----------
   1           Dilliard's Women                                                                138,409          07/31/05
   2           Towers Perrin Forster & Crosby, Inc.                                            101,076          08/31/12
   3
   4           Publix Supermarkets, Inc.                                                        42,112          05/04/08
   5           Circuit City                                                                     35,250          06/19/16
   6           Jack Morton Productions                                                          31,730          06/30/05
   7           Anthropologie, Inc.                                                              11,463          01/31/12
   8           Pachulski, Stang, Ziehl                                                          23,707          04/30/06
   9           Toys R' Us                                                                       40,834          01/31/16
  10
  11           USA - Gen Serv Admin                                                             14,843          04/26/07
  12           Phillips Lighting & Home Inc.                                                    28,500          09/30/12
  13
  14
  15           Delta Environmental                                                               8,852     04/30/07; 06/30/04
  16
  17           JD Machine                                                                        4,680          05/31/05
  18
 18.1          Car Stereo Expo                                                                   4,585          10/31/05
 18.2          Sepehr Katiraie Medical Inc.                                                      1,562          06/30/03
 18.3          Medical Clinic                                                                    2,626          08/31/03
 18.4          First Legacy Real Estate                                                          2,786             MTM
 18.5          Baik                                                                              2,400          12/31/07
 18.6          Creative Options Plus, Inc.                                                       3,630          02/28/06
  19           Staples                                                                          23,200          02/28/11
  20
  21
 21.1          Emerald Bay Restaurant                                                            7,940          09/30/04
 21.2          Mother's Nutritional Center                                                       2,880          10/31/04
 21.3          Outsource International                                                           2,340          06/30/03
 21.4          Yun                                                                               2,250          12/31/03
  22           Chas H. Sells, Inc.                                                              18,173          02/28/10
  23           RL Brown                                                                         13,357          06/30/11
  24           Books A Million                                                                  21,295          01/31/13
  25           Pure Beauty                                                                       2,600          02/28/13
  26           Petco Animal Supplies                                                            37,202          01/31/14
  27
  28
  29
  30           CVS                                                                              10,500          12/31/05
  31           Innovative Software Solutions                                                    13,632          05/31/07
  32
 32.1          Sportherapy                                                                       4,267          09/29/12
 32.2          Healthfirst Medical Group                                                         7,700          06/30/15
 32.3          Sportherapy                                                                       4,466          03/31/04
 32.4          Easter Seals                                                                      6,840          01/31/08
  33           Kevin McKinney & Company                                                          4,450          06/30/05
  34           NCS Technologies                                                                 14,061          08/31/05
  35           Search Institute                                                                 30,863          01/31/12
  36           Citrus Valley Urgent Care                                                         5,798          03/31/06
  37           Inspirations, Inc. dba Luxury of Leather                                          5,157          06/30/13
  38           75 % off Books                                                                   10,168          12/31/12
  39           Marshalls                                                                        36,197          07/31/08
  40           Zamler Mellen & Shifman                                                          13,154          02/28/05
  41           Hancock Fabrics, Inc.                                                            15,000          11/30/17
  42           Mr. Rich Cleaves                                                                  3,150          11/30/06
  43           First Citizens Bank and Trust Company (Ground Lease)                                      09/30/23 (Ground Lease)
  44
  45           Mary Jo's Cloth Store, Inc.                                                      32,000          12/31/06
  46           New York State General Services                                                   7,510          08/31/04
  47           Main Line Health Inc.                                                            16,000          08/31/08
  48           Land O' Lake                                                                     51,611          08/31/04
  49           Somach, Simmons & Dunn                                                           11,486          08/31/09
  50
  51           The Golden One Credit Union                                                       3,510          12/31/07
  52
  53
  54           Foot Locker                                                                      18,500          01/31/10
  55
  56           Sale Fare.com                                                                    11,300          12/31/06
  57
 57.1
 57.2
 57.3
  58
  59           Lab Corporation of America Holdings                                              16,424          09/30/07
  60
  61           Pima County Waste Water                                                          10,452          09/30/05
  62           Kvaerner                                                                         13,253          08/31/03
  63
  64           Spec                                                                              3,587          09/30/04
  65           Hair Salon                                                                        1,200          09/30/07
  66
  67
 67.1
 67.2
  68
  69           The Farbman Group                                                                15,278          10/31/08
  70           Othropedic and Sports Physical Therapy                                            8,726          12/31/08
  71
  72
  73
  74
  75
  76           Exterior Systems, Inc.                                                           22,900          10/31/06
  77           National Properties Trust, Inc.                                                  14,661          12/31/13
  78           Big Bob's Carpet                                                                 10,350          12/31/04
  79           Dr. Allan Metzger                                                                 3,955          12/31/05
  80
  81
  82
  83
 83.1
 83.2
  84           CVS                                                                               8,775          11/30/13
  85
  86
  87
  88
  89
  90
  91           Peking Deli                                                                       1,580          12/31/08
  92
  93
  94
  95           Panera Bread                                                                      4,515          10/31/12
  96
  97
  98           Turtle's Nest                                                                     3,162          9/31/2007
  99           Texas Cheer, Inc.                                                                 6,200          08/31/03
  100
  101
  102
  103
  104          Fountains Retirement                                                              3,423          09/30/08
  105
  106
  107          Rumsey Engineering, Inc.                                                          4,152          01/31/05
  108          Stefan Swicker, MD/ Denise Letteriello, DO                                        4,668          04/30/23
  109          Blockbuster, Inc.                                                                 5,200          01/31/12
  110          USAA                                                                              6,416          08/31/04
  111
  112
  113
  114
  115          Big Lots                                                                         30,000          01/31/07
  116
  117
  118          Papa John's USA, Inc.                                                             1,290          03/31/07
  119
  120          Telecorp Communications                                                           2,340          09/30/07
  121
  122          Carpetville                                                                       4,810          11/30/05
  123
  124          Payless Shoesource, Inc.                                                          2,795          11/30/11
  125          OK New York, LLC                                                                 10,252          01/31/06
  126          Whitehead Properties, Inc.                                                        1,945          05/31/05
  127          Occidental Insurance                                                              5,956          09/01/05
  128          Tri-City National Bank                                                            6,437          03/31/10

                                                     3RD LARGEST TENANT
               ----------------------------------------------------------------------------------------------
                                                                                                      LEASE
LOAN #         3RD LARGEST TENANT                                                      UNIT SIZE   EXPIRATION          LOAN NO.
------         ------------------                                                      ---------   ----------          --------
   1           Dilliard's                                                                125,241    01/31/08              1
   2           BBDO Worldwide Inc.                                                        68,000    11/30/11              2
   3                                                                                                                      3
   4           Harcourt General, Inc.                                                     32,368    01/31/09              4
   5           Wild Oats Markets Inc.                                                     28,489    04/30/22              5
   6           Jack Lalanne                                                               25,000    1/1/2016              6
   7           Pier 1 Imports                                                              9,460    02/28/12              7
   8           Morgan Stanley                                                             22,358    08/31/13              8
   9           Davids Bridal                                                              13,314    10/31/09              9
  10                                                                                                                      10
  11           Volt Information Services, Inc.                                            12,463    06/30/04              11
  12           Keller's                                                                   16,500    06/30/04              12
  13                                                                                                                      13
  14                                                                                                                      14
  15           Staar Surgical                                                              6,164    04/30/06              15
  16                                                                                                                      16
  17           Devereux Foundation                                                         4,674    09/09/04              17
  18                                                                                                                      18
 18.1          Baby's Nutrition                                                            3,100    05/31/04             18.1
 18.2          Bancomer Transfer Service                                                   1,539    11/30/05             18.2
 18.3          Fantastic Burger                                                            2,625    04/30/06             18.3
 18.4          El Torito Market                                                            2,000       MTM               18.4
 18.5          Elliot Liquor Store                                                         1,800    10/31/13             18.5
 18.6          Discount Market                                                             3,000    08/01/07             18.6
  19           Beverly Fabrics                                                            14,200    12/15/03              19
  20                                                                                                                      20
  21                                                                                                                      21
 21.1          Picnic Garden                                                               7,674    12/31/10             21.1
 21.2          Pena                                                                        2,500    01/31/05             21.2
 21.3          Wausau Mortgage Corporation                                                 2,240    01/31/04             21.3
 21.4                                                                                                                    21.4
  22           Duane Morris, LLP                                                           7,628    07/31/08              22
  23           McCurdy & Candler                                                           9,026    12/31/05              23
  24           CVS                                                                        16,160    09/30/07              24
  25           G.P. Fitness and Wellness                                                   2,400    05/31/08              25
  26           Bear's Car Wash & Detail Center                                            10,770    02/28/11              26
  27                                                                                                                      27
  28                                                                                                                      28
  29                                                                                                                      29
  30           Paulson's Audio                                                             9,300    10/31/06              30
  31           US Department of Labor                                                      6,000    08/31/06              31
  32                                                                                                                      32
 32.1          Oxford Learning Center                                                      2,509    03/31/08             32.1
 32.2          Sportherapy                                                                 4,050    10/31/10             32.2
 32.3          Texas Department of Transportation                                          3,634    12/31/03             32.3
 32.4          Sante Rehabilitation                                                        2,806    01/31/08             32.4
  33           Independent Car Service                                                     3,400    02/29/04              33
  34           Modis                                                                       7,215    08/31/03              34
  35           Magnetic Poetry                                                            24,640    02/29/08              35
  36           Rancho Physical Therapy                                                     5,132    04/30/08              36
  37           Richard Chung dba Jamaican Tan                                              5,157    03/31/08              37
  38           El Palenque Mexican Restaurant                                              5,585    06/30/04              38
  39           Omega Sports                                                               15,800    04/30/05              39
  40           Votech Educations Systems                                                   9,824    06/30/04              40
  41           Tuesday Morning                                                             8,770    08/31/12              41
  42           Starbucks                                                                   2,250    05/31/11              42
  43                                                                                                                      43
  44                                                                                                                      44
  45           Harris Teeter, Inc                                                         29,700    06/30/14              45
  46           Claude P. Priolet, P.C.                                                     4,305    12/31/04              46
  47           Stanley Kaplan Education                                                    6,500    01/31/08              47
  48           Graphic Sciences, Inc.                                                     23,481    10/31/03              48
  49           James Banks                                                                 7,992    02/28/10              49
  50                                                                                                                      50
  51           Steven W. Frank, DDS                                                        2,323    05/31/08              51
  52                                                                                                                      52
  53                                                                                                                      53
  54           Ashley Stewart                                                              8,400    01/31/04              54
  55                                                                                                                      55
  56           Wood World                                                                 10,455    10/31/07              56
  57                                                                                                                      57
 57.1                                                                                                                    57.1
 57.2                                                                                                                    57.2
 57.3                                                                                                                    57.3
  58                                                                                                                      58
  59                                                                                                                      59
  60                                                                                                                      60
  61           AZ Dept of Economic                                                         8,727    08/31/03              61
  62           Gulfwest                                                                    9,373    03/31/07              62
  63                                                                                                                      63
  64           Blockbuster                                                                 2,989    12/31/04              64
  65           The Embroidery Stop                                                         1,200    10/31/07              65
  66                                                                                                                      66
  67                                                                                                                      67
 67.1                                                                                                                    67.1
 67.2                                                                                                                    67.2
  68                                                                                                                      68
  69           Wineman & Komer Building Co.                                                3,863    10/31/08              69
  70           A.C.C.E.S.S., Inc.                                                          7,000    07/31/04              70
  71                                                                                                                      71
  72                                                                                                                      72
  73                                                                                                                      73
  74                                                                                                                      74
  75                                                                                                                      75
  76           Cintas Corp.                                                               12,900    09/30/07              76
  77           Opinicus Corporation                                                        9,518    11/30/04              77
  78           Dollar General                                                              9,770    09/30/04              78
  79           Dr. Thomas Sokol, Dr. Beth Moore, and Dr. David Rosenfield                  3,920    12/31/05              79
  80                                                                                                                      80
  81                                                                                                                      81
  82                                                                                                                      82
  83                                                                                                                      83
 83.1                                                                                                                    83.1
 83.2                                                                                                                    83.2
  84           Movie Gallery                                                               4,000    10/31/03              84
  85                                                                                                                      85
  86                                                                                                                      86
  87                                                                                                                      87
  88                                                                                                                      88
  89                                                                                                                      89
  90                                                                                                                      90
  91           School Connection                                                           1,530    01/31/04              91
  92                                                                                                                      92
  93                                                                                                                      93
  94                                                                                                                      94
  95           After Hours                                                                 2,000    05/31/13              95
  96                                                                                                                      96
  97                                                                                                                      97
  98           Golf USA                                                                    3,000    04/30/07              98
  99           Business Hygiene                                                            5,040    08/31/03              99
  100                                                                                                                    100
  101                                                                                                                    101
  102                                                                                                                    102
  103                                                                                                                    103
  104          Urological Associates                                                       2,714    09/30/08             104
  105                                                                                                                    105
  106                                                                                                                    106
  107          Aegis                                                                       4,014    10/31/07             107
  108          Michael Gardner, MD/ William Kowal, MD                                      4,172    04/30/23             108
  109          Party Emporium                                                              3,710    11/30/05             109
  110          Salix Medical, Inc.                                                         4,904    08/31/07             110
  111                                                                                                                    111
  112                                                                                                                    112
  113                                                                                                                    113
  114                                                                                                                    114
  115          Family Dollar                                                               8,320    12/31/06             115
  116                                                                                                                    116
  117                                                                                                                    117
  118          Fair's TV Furniture & Appliance                                             1,280    09/30/07             118
  119                                                                                                                    119
  120          Orthodontic Centers of TX, Inc                                              2,200    04/30/07             120
  121                                                                                                                    121
  122          Care Free Water                                                             2,448    07/31/03             122
  123                                                                                                                    123
  124          Gamestop, Inc.                                                              1,560    02/28/08             124
  125          Price Breakers, Inc.                                                       10,252    10/31/06             125
  126          Lou Schaeffer & Tom Rutten                                                  1,896    06/30/04             126
  127          DCTS                                                                        1,915    05/01/04             127
  128                                                                                                                    128

                             FOOTNOTES TO ANNEX A-1

(1) With respect to cross-collateralized and cross-defaulted mortgage loans, the UW DSCR, Maturity LTV, and Current LTV are calculated on an aggregate basis.

(2) For mortgage loans secured by multiple Mortgaged Properties, the mortgage loan's Current Balance is allocated to the respective Mortgage Properties based on the mortgage loan documentation or the Mortgage Loan Seller's determination of the appropriate allocation.

(3) Each number identifies a group of cross-collateralized, cross-defaulted mortgage loans.

(4)  Each number identifies a group of related borrowers.

(5) For each Mortgage Loan, the excess of the related Mortgage Rate over the related Servicing Fee Rate and the Trustee Fee Rate (together, the "Admin Fee Rate").

(6) With respect to the Battlefield Mall loan (Loan Number 1) and the One Alliance Center loan, (Loan Number 2), debt service reflects the first principal and interest payment made on the senior component. Please refer to Annex B-1 and B-2 for the complete amortization schedules.

(7)  For ARD Loans, calculated as of the related Anticipated Repayment Date.

(8) Loan Numbers 1,5,10,28,58,60,61,63,72 and 96 is interest only for the first 24,10,6,24,24,24,12,24,24 and 24 months respectively. As of the Cut-Off Date, Loan Numbers 1,5,10,28,58,60,61,63,72 and 96 has
     23,7,0,21,21,21,10,21,21 and 21 months remaining in the interest-only period, respectively; Annual Debt Service and UW DSCR was calculated based upon the monthly payments after the expiration of the interest-only period.

     Loan Number 111 is interest only loans for it's full term with no amortization.

(9)  For ARD Loans, the related Anticipated Repayment Date.

(10) The "L" component of the prepayment provision represents remaining lockout payments.

(11) Calculated as the ratio of UW NCF to the Annual Debt Service.

     The UW DSCR for the Battlefield Mall loan and the One Alliance Center loan was calculated based on the first principal and interest payment made into the trust during the term of the Loan.

     The UW DSCR for the Azure Creek loan (Loan Number 27) was calculated assuming that a $1,000,000 letter of credit was applied to paydown the principal balance. The UW DSCR excluding the letter of credit is 1.13x.

(12) The Monthly Debt Service for Loan Number 111 (interest-only loan), is calculated as 1/12th of the product of (I) the Current Balance, (ii) the Interest Rate %, and (iii) 365/360.

(13) The Annual Debt Service is calculated by multiplying the Monthly Debt Service by 12.

                                      A-1-3

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                                                       ANNEX A-2

                                                  CUT-OFF DATE BALANCES

                                                                                      WEIGHTED AVERAGES
                                                                   ----------------------------------------------------------
                                         AGGREGATE         % OF                   STATED                CUT-OFF
                          NUMBER OF       CUT-OFF        INITIAL                 REMAINING                DATE     LTV RATIO
                          MORTGAGE         DATE            POOL      MORTGAGE      TERM         UW        LTV         AT
CUT-OFF DATE BALANCES      LOANS          BALANCE        BALANCE       RATE      (MOS.)(1)     DSCR      RATIO     MATURITY(1)
------------------------  ---------  ------------------  --------- ------------- ----------  ---------  ---------  ----------
$899,055 - $1,999,999           17         $24,898,261       2.4%       6.1096%     121       1.54x        67.5%       50.0%
$2,000,000 - $2,999,999         24          59,944,059        5.7        5.7888     134       2.07x         67.4        46.7
$3,000,000 - $3,999,999         15          52,770,514        5.1        5.6595     128       1.50x         71.8        51.0
$4,000,000 - $4,999,999         11          50,721,901        4.9        5.5916     128       1.44x         75.6        56.0
$5,000,000 - $6,999,999         14          79,190,977        7.6        5.7229     117       1.42x         71.6        58.0
$7,000,000 - $9,999,999         22         182,140,584       17.5        5.7427     128       1.50x         73.8        56.2
$10,000,000 - $14,999,999        7          89,058,073        8.5        5.7134     116       1.48x         76.7        63.9
$15,000,000 - $24,999,999       12         229,703,785       22.0        5.7910     118       1.49x         74.9        62.4
$25,000,000 - $49,999,999        4         127,458,719       12.2        5.8449     156       1.32x         76.1        46.8
$50,000,000 - $85,000,000        2         146,930,576       14.1        4.5941     119       2.46x         50.9        42.8
                          ---------  ------------------  --------- ------------- ----------  ---------  ---------  ----------
TOTAL                          128      $1,042,817,449     100.0%       5.5998%     126       1.63X        70.6%       54.4%
                          =========  ==================  ========= ============= ==========  =========  =========  ==========

----------
(1) Calculated with respect to the respective Anticipated Repayment Date for the ARD Loans.

                                                     MORTGAGE RATES

                                                                                      WEIGHTED AVERAGES
                                                                   ----------------------------------------------------------
                                         AGGREGATE         % OF                   STATED                CUT-OFF
                          NUMBER OF       CUT-OFF        INITIAL                 REMAINING                DATE     LTV RATIO
                          MORTGAGE         DATE            POOL      MORTGAGE      TERM         UW        LTV         AT
MORTGAGE RATES             LOANS          BALANCE        BALANCE       RATE      (MOS.)(1)     DSCR      RATIO     MATURITY(1)
------------------------  ---------  ------------------  --------- ------------- ----------  ---------  ---------  ----------
4.5317% - 4.9999%                3        $155,930,576      15.0%       4.5950%     119       2.46x        51.1%       42.8%
5.0000% - 5.4999%               32         195,547,310       18.8        5.3143     117       1.71x         74.6        61.2
5.5000% - 5.9999%               56         485,618,318       46.6        5.7640     124       1.45x         74.4        59.3
6.0000% - 6.4999%               28         176,621,318       16.9        6.1573     144       1.37x         73.6        45.9
6.5000% - 7.4200%                9          29,099,928        2.8        6.7790     151       1.40x         68.1        39.1
                          ---------  ------------------  --------- ------------- ----------  ---------  ---------  ----------
TOTAL                          128      $1,042,817,449     100.0%       5.5998%     126       1.63X        70.6%       54.4%
                          =========  ==================  ========= ============= ==========  =========  =========  ==========

----------
(1) Calculated with respect to the respective Anticipated Repayment Date for the ARD Loans.

                                          ORIGINAL TERM TO MATURITY IN MONTHS

                                                                                      WEIGHTED AVERAGES
                                                                   ----------------------------------------------------------
                                         AGGREGATE         % OF                   STATED                CUT-OFF
                          NUMBER OF       CUT-OFF        INITIAL                 REMAINING                DATE     LTV RATIO
ORIGINAL TERM TO          MORTGAGE         DATE            POOL      MORTGAGE      TERM         UW        LTV         AT
MATURITY IN MONTHS(1)      LOANS          BALANCE        BALANCE       RATE      (MOS.)(1)     DSCR      RATIO     MATURITY(1)
------------------------  ---------  ------------------  --------- ------------- ----------  ---------  ---------  ----------
60 - 110                         5         $13,087,829       1.3%       5.3875%     75        1.63x        68.2%       61.0%
111 - 120                      105         878,574,702       84.3        5.5345     117       1.64x         70.1        57.9
121 - 240                       18         151,154,918       14.5        5.9977     183       1.57x         73.8        33.0
                          ---------  ------------------  --------- ------------- ----------  ---------  ---------  ----------
TOTAL                          128      $1,042,817,449     100.0%       5.5998%     126       1.63X        70.6%       54.4%
                          =========  ==================  ========= ============= ==========  =========  =========  ==========

----------
(1) Calculated with respect to the respective Anticipated Repayment Date for the ARD Loans.

                                                         A-2-1

                                          REMAINING TERM TO MATURITY IN MONTHS

                                                                                      WEIGHTED AVERAGES
                                                                   ----------------------------------------------------------
                                         AGGREGATE         % OF                   STATED                CUT-OFF
                          NUMBER OF       CUT-OFF        INITIAL                 REMAINING                DATE     LTV RATIO
REMAINING TERM TO         MORTGAGE         DATE            POOL      MORTGAGE      TERM         UW        LTV         AT
MATURITY IN MONTHS(1)      LOANS          BALANCE        BALANCE       RATE      (MOS.)(1)     DSCR      RATIO     MATURITY(1)
------------------------  ---------  ------------------  --------- ------------- ----------  ---------  ---------  ----------
57 - 110                         5         $13,087,829       1.3%       5.3875%     75        1.63x        68.2%       61.0%
111 - 120                      106         898,814,702       86.2        5.5461     117       1.64x         70.3        58.1
121 - 240                       17         130,914,918       12.6        5.9896     192       1.61x         72.9        27.6
                          ---------  ------------------  --------- ------------- ----------  ---------  ---------  ----------
TOTAL                          128      $1,042,817,449     100.0%       5.5998%     126       1.63X        70.6%       54.4%
                          =========  ==================  ========= ============= ==========  =========  =========  ==========

----------
(1) Calculated with respect to the respective Anticipated Repayment Date for the ARD Loans.

                                        ORIGINAL AMORTIZATION TERM IN MONTHS(1)

                                                                                      WEIGHTED AVERAGES
                                                                   ----------------------------------------------------------
                                         AGGREGATE         % OF                   STATED                CUT-OFF
                          NUMBER OF       CUT-OFF        INITIAL                 REMAINING                DATE     LTV RATIO
ORIGINAL AMORTIZATION     MORTGAGE         DATE            POOL      MORTGAGE      TERM         UW        LTV         AT
TERM IN MONTHS(2)          LOANS          BALANCE        BALANCE       RATE      (MOS.)(2)     DSCR      RATIO     MATURITY(2)
------------------------  ---------  ------------------  --------- ------------- ----------  ---------  ---------  ----------
120 - 180                        2          $4,404,853       0.4%       5.2365%     136       1.12x        69.6%        0.6%
181 - 240                       20         106,096,247       10.2        5.9440     187       1.32x         70.4        17.8
241 - 300                       24         113,826,834       10.9        6.0118     120       1.46x         71.9        55.4
331 - 360                       81         816,489,517       78.4        5.4999     119       1.66x         70.7        59.4
                          ---------  ------------------  --------- ------------- ----------  ---------  ---------  ----------
TOTAL                          127      $1,040,817,449     100.0%       5.6000%     126       1.60X        70.8%       54.4%
                          =========  ==================  ========= ============= ==========  =========  =========  ==========

----------
(1) Does not include the mortgage loan that is interest-only for its entire term.
(2) Calculated with respect to the respective Anticipated Repayment Date for the ARD Loans.

                                        REMAINING AMORTIZATION TERM IN MONTHS(1)

                                                                                      WEIGHTED AVERAGES
                                                                   ----------------------------------------------------------
                                         AGGREGATE         % OF                   STATED                CUT-OFF
                          NUMBER OF       CUT-OFF        INITIAL                 REMAINING                DATE     LTV RATIO
REMAINING AMORTIZATION    MORTGAGE         DATE            POOL      MORTGAGE      TERM         UW        LTV         AT
TERM IN MONTHS(2)          LOANS          BALANCE        BALANCE       RATE      (MOS.)(2)     DSCR      RATIO     MATURITY(2)
------------------------  ---------  ------------------  --------- ------------- ----------  ---------  ---------  ----------
118 - 180                        2          $4,404,853       0.4%       5.2365%     136       1.12x        69.6%        0.6%
181 - 240                       20         106,096,247       10.2        5.9440     187       1.32x         70.4        17.8
241 - 300                       24         113,826,834       10.9        6.0118     120       1.46x         71.9        55.4
331 - 360                       81         816,489,517       78.4        5.4999     119       1.66x         70.7        59.4
                          ---------  ------------------  --------- ------------- ----------  ---------  ---------  ----------
TOTAL                          127      $1,040,817,449     100.0%       5.6000%     126       1.60X        70.8%       54.4%
                          =========  ==================  ========= ============= ==========  =========  =========  ==========

----------
(1) Does not include the mortgage loan that is interest-only for its entire term.
(2) Calculated with respect to the respective Anticipated Repayment Date for the ARD Loans.

                                                         A-2-2

                                                   AMORTIZATION TYPES

                                                                                      WEIGHTED AVERAGES
                                                                   ----------------------------------------------------------
                                         AGGREGATE         % OF                   STATED                CUT-OFF
                          NUMBER OF       CUT-OFF        INITIAL                 REMAINING                DATE     LTV RATIO
                          MORTGAGE         DATE            POOL      MORTGAGE      TERM         UW        LTV         AT
AMORTIZATION TYPES         LOANS          BALANCE        BALANCE       RATE      (MOS.)(3)     DSCR      RATIO     MATURITY(3)
------------------------  ---------  ------------------  --------- ------------- ----------  ---------  ---------  ----------
Balloon Loans(1)                90        $600,685,908      57.6%       5.6271%     118       1.59x        71.0%       57.9%
ARD Loans                       19         254,509,584       24.4        5.8228     126       1.43x         76.1        61.8
Partial Interest-Only            8         121,550,000       11.7        4.7605     118       2.15x         57.7        49.7
Fully Amortizing                10          64,071,957        6.1        6.0541     222       1.27x         72.5         1.5
Interest Only(2)                 1           2,000,000        0.2        5.4900     177       19.64x         6.5         6.5
                          ---------  ------------------  --------- ------------- ----------  ---------  ---------  ----------
TOTAL                          128      $1,042,817,449     100.0%       5.5998%     126       1.63X        70.6%       54.4%
                          =========  ==================  ========= ============= ==========  =========  =========  ==========

----------
(1) Excludes the mortgage loans which pay interest-only for a portion of their term.
(2) The mortgage loan provides for monthly payments of interest-only for a period of 180 months of the entire term of the mortgage loan and the payment of the entire principal amount of the mortgage loan at maturity.
(3) Calculated with respect to the respective Anticipated Repayment Date for the ARD Loans.

                          UNDERWRITTEN CASH FLOW DEBT SERVICE COVERAGE RATIOS(1)

                                                                                      WEIGHTED AVERAGES
                                                                   ----------------------------------------------------------
UNDERWRITTEN                             AGGREGATE         % OF                   STATED                CUT-OFF
CASH FLOW                 NUMBER OF       CUT-OFF        INITIAL                 REMAINING                DATE     LTV RATIO
DEBT SERVICE              MORTGAGE         DATE            POOL      MORTGAGE      TERM         UW        LTV         AT
COVERAGE RATIOS            LOANS          BALANCE        BALANCE       RATE      (MOS.)(2)     DSCR      RATIO     MATURITY(2)
------------------------  ---------  ------------------  --------- ------------- ----------  ---------  ---------  ----------
1.20x - 1.29x                   14         $76,053,936       7.3%       6.1223%     188       1.23x        74.5%       20.6%
1.30x - 1.34x                   10          57,996,812        5.6        5.9870     127       1.32x         77.1        60.1
1.35x - 1.39x                   22         217,194,816       20.9        5.8200     130       1.37x         74.8        58.0
1.40x - 1.44x                   14          85,879,281        8.3        5.8094     119       1.43x         74.4        61.3
1.45x - 1.49x                   20         166,784,791       16.0        5.6372     117       1.46x         76.0        63.8
1.50x - 1.69x                   32         244,534,521       23.5        5.6896     117       1.56x         73.4        60.8
1.70x - 1.99x                    8          25,979,712        2.5        5.7170     129       1.76x         64.7        49.0
2.00x - 2.99x                    6         163,279,650       15.7        4.6355     118       2.46x         51.0        42.8
3.00x - 19.64x                   1           2,000,000        0.2        5.4900     177       19.64x         6.5         6.5
                          ---------  ------------------  --------- ------------- ----------  ---------  ---------  ----------
TOTAL                          127      $1,039,703,520     100.0%       5.6013%     126       1.64X        70.6%       54.5%
                          =========  ==================  ========= ============= ==========  =========  =========  ==========

----------
(1) Excludes the 1 mortgage loan, representing approximately 0.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date that is a credit tenant lease (CTL) loan.
(2) Calculated with respect to the respective Anticipated Repayment Date for the ARD Loans.

                                                 CUT-OFF DATE LTV RATIOS

                                                                                      WEIGHTED AVERAGES
                                                                   ----------------------------------------------------------
                                         AGGREGATE         % OF                   STATED                CUT-OFF
                          NUMBER OF       CUT-OFF        INITIAL                 REMAINING                DATE     LTV RATIO
CUT-OFF DATE              MORTGAGE         DATE            POOL      MORTGAGE      TERM         UW        LTV         AT
LTV RATIOS                 LOANS          BALANCE        BALANCE       RATE      (MOS.)(1)     DSCR      RATIO     MATURITY(1)
------------------------  ---------  ------------------  --------- ------------- ----------  ---------  ---------  ----------
6.5% - 49.9%                     5         $95,059,280       9.1%       4.6328%     122       2.79x        47.7%       40.0%
50.0% - 59.9%                    9          87,540,384        8.4        5.0244     123       2.30x         54.5        42.3
60.0% - 64.9%                    9          51,928,414        5.0        5.9446     113       1.51x         63.3        48.0
65.0% - 69.9%                   13          48,177,161        4.6        5.8327     148       1.45x         68.6        41.1
70.0% - 74.9%                   44         304,176,999       29.2        5.8079     122       1.47x         73.2        58.5
75.0% - 80.0%                   48         455,935,211       43.7        5.7092     130       1.41x         77.9        59.0
                          ---------  ------------------  --------- ------------- ----------  ---------  ---------  ----------
TOTAL                          128      $1,042,817,449     100.0%       5.5998%     126       1.63X        70.6%       54.4%
                          =========  ==================  ========= ============= ==========  =========  =========  ==========

----------
(1) Calculated with respect to the respective Anticipated Repayment Date for the ARD Loans.

                                                         A-2-3

                                             MATURITY DATE LTV RATIOS(1)(2)

                                                                                      WEIGHTED AVERAGES
                                                                   ----------------------------------------------------------
                                         AGGREGATE         % OF                   STATED                CUT-OFF
                          NUMBER OF       CUT-OFF        INITIAL                 REMAINING                DATE     LTV RATIO
MATURITY DATE             MORTGAGE         DATE            POOL      MORTGAGE      TERM         UW        LTV         AT
LTV RATIOS                 LOANS          BALANCE        BALANCE       RATE      (MOS.)(2)     DSCR      RATIO     MATURITY(2)
------------------------  ---------  ------------------  --------- ------------- ----------  ---------  ---------  ----------
6.5% - 29.9%                     6         $16,794,678       1.7%       5.8251%     167       3.44x        62.6%       26.0%
30.0% - 49.9%                   17         205,735,487       21.0        4.9154     118       2.25x         53.8        43.1
50.0% - 59.9%                   30         190,750,022       19.5        5.8806     128       1.47x         71.7        56.4
60.0% - 64.9%                   36         316,757,627       32.4        5.6879     117       1.47x         74.5        62.7
65.0% - 69.9%                   27         242,426,801       24.8        5.7154     118       1.43x         78.9        66.9
70.0% - 72.0%                    2           6,280,877        0.6        5.3523     69        1.45x         77.6        70.9
                          ---------  ------------------  --------- ------------- ----------  ---------  ---------  ----------
TOTAL                          118        $978,745,492     100.0%       5.5701%     120       1.66X        70.5%       57.8%
                          =========  ==================  ========= ============= ==========  =========  =========  ==========

----------
(1) Calculated with respect to the respective Anticipated Repayment Date for the ARD Loans.
(2) Excludes fully amortizing mortgage loans.

                                             TYPE OF MORTGAGED PROPERTIES(1)

                                                                           WEIGHTED AVERAGES
                                                                   -----------------------------------
                                       AGGREGATE % OF    CUT-OFF
                          NUMBER OF       CUT-OFF        INITIAL                   DATE
                          MORTGAGE         DATE            POOL         UW          LTV
PROPERTY TYPE             PROPERTIES      BALANCE        BALANCE       DSCR        RATIO     OCCUPANCY
------------------------  ---------  ------------------  --------- ------------- ----------  ---------
RETAIL
   Anchored                     34        $291,413,182      27.9%     1.46x          73.8%      97.0%
   Regional Mall                 1          85,000,000        8.2     2.44x           48.9       96.9
   Unanchored                   23          72,817,964        7.0     1.48x           72.2       96.8
   Shadow Anchored               2           8,612,567        0.8     1.52x           70.1       97.9
                          ---------  ------------------  --------- ------------- ----------  ---------
SUBTOTAL                        60        $457,843,713      43.9%     1.65x          68.9%      97.0%

OFFICE
   Suburban                     21        $171,428,299      16.4%     1.47x          73.6%      96.0%
   CBD                           8         147,951,626       14.2     1.86x           66.0       94.3
                          ---------  ------------------  --------- ------------- ----------  ---------
SUBTOTAL                        29        $319,379,925      30.6%     1.65x          70.1%      95.2%

INDUSTRIAL
   Flex                         10         $70,967,266       6.8%     1.47x          74.7%      96.6%
   Warehouse/Distribution        5          30,636,165        2.9     1.49x           70.7      100.0
                          ---------  ------------------  --------- ------------- ----------  ---------
SUBTOTAL                        15        $101,603,431       9.7%     1.47x          73.5%      97.6%

MULTIFAMILY
   Mid/High Rise                 6         $39,814,141       3.8%     1.39x          78.0%      97.6%
   Garden                        7          38,979,232        3.7     1.41x           76.0       94.1
   Co-op                         1           2,000,000        0.2     19.64x           6.5      100.0
                          ---------  ------------------  --------- ------------- ----------  ---------
SUBTOTAL                        14         $80,793,374       7.7%     1.85x          75.2%      96.0%

MANUFACTURED HOUSING            20         $71,318,635       6.8%     1.49x          76.0%      94.5%

SELF STORAGE                     4          $8,085,293       0.8%     1.46x          69.0%      94.5%

MIXED USE                        1          $3,793,079       0.4%     1.73x          61.5%      94.5%
                          ---------  ------------------  --------- ------------- ----------  ---------
TOTAL                          143      $1,042,817,449     100.0%     1.63X          70.6%      96.2%
                          =========  ==================  ========= ============= ==========  =========

----------
(1) Because this table is presented at the Mortgage Property level, balances and weighted averages are based on allocated loan amounts (allocated by the appraised value for the Mortgaged Property or as stated in the respective mortgage loan documentation) for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this prospectus supplement.

                                                         A-2-4

                                            MORTGAGED PROPERTIES BY STATE(1)

                                                                                      WEIGHTED AVERAGES
                                                                   ----------------------------------------------------------
                                         AGGREGATE         % OF                   STATED                CUT-OFF
                          NUMBER OF       CUT-OFF        INITIAL                 REMAINING                DATE     LTV RATIO
                          MORTGAGE         DATE            POOL      MORTGAGE      TERM         UW        LTV         AT
STATE                     PROPERTIES      BALANCE        BALANCE       RATE      (MOS.)(2)     DSCR      RATIO     MATURITY(2)
------------------------  ---------  ------------------  --------- ------------- ----------  ---------  ---------  ----------
California                      30        $152,624,381      14.6%       5.7202%     117       1.50x        72.5%       59.3%
New York                         9         103,442,075        9.9        5.6889     117       1.82x         71.5        59.9
Georgia                          5          96,563,469        9.3        5.0866     118       2.13x         61.6        51.2
Missouri                         1          85,000,000        8.2        4.5317     119       2.44x         48.9        41.9
New Jersey                       9          66,257,462        6.4        5.5770     118       1.46x         73.8        60.3
Pennsylvania                     6          60,798,558        5.8        5.9021     127       1.39x         78.5        62.7
Texas                           16          58,777,077        5.6        5.8851     143       1.45x         73.8        49.1
Florida                          9          55,216,905        5.3        5.8778     112       1.44x         74.3        63.2
Tennessee                        4          51,649,534        5.0        5.8927     154       1.38x         77.0        57.6
Kentucky                         2          38,797,870        3.7        6.0650     225       1.21x         77.3         1.6
North Carolina                   7          37,196,908        3.6        5.9689     128       1.42x         76.1        58.1
Michigan                         6          34,521,740        3.3        5.2272     118       1.70x         70.7        51.6
Arizona                          6          31,937,453        3.1        5.7984     122       1.41x         74.7        61.5
Delaware                         1          22,956,879        2.2        5.8900     118       1.37x         79.7        67.5
Ohio                             2          18,854,549        1.8        5.5305     117       1.41x         77.0        64.6
Colorado                         5          18,803,361        1.8        5.7371     116       1.48x         72.9        60.1
Wisconsin                        4          16,947,932        1.6        5.5500     117       1.37x         64.6        41.9
Nevada                           1          16,700,000        1.6        6.1600     132       1.53x         73.2        54.8
Louisiana                        3          14,505,327        1.4        6.5136     113       1.57x         62.0        49.7
Illinois                         3          11,542,567        1.1        5.5826     163       1.55x         69.5        49.6
Montana                          1           9,030,949        0.9        5.2500     119       1.55x         78.5        65.2
Minnesota                        1           8,183,367        0.8        5.5300     118       1.62x         70.5        59.1
Massachusettes                   3           7,588,902        0.7        5.2152     119       1.59x         75.7        62.8
Virginia                         1           5,239,166        0.5        5.4500     118       1.51x         74.8        62.6
Iowa                             1           4,000,000        0.4        5.2900     117       1.46x         80.0        69.7
Maryland                         2           3,832,446        0.4        5.8926     116       1.42x         75.1        61.4
South Dakota                     1           3,490,171        0.3        5.6100     78        1.41x         77.6        70.0
Oklahoma                         1           2,780,000        0.3        5.3230     120       1.52x         71.8        59.7
Indiana                          1           2,240,755        0.2        6.1200     238       1.36x         59.0         1.5
New Hampshire                    1           1,697,851        0.2        6.0500     119       1.28x         77.2        60.0
Idaho                            1           1,639,795        0.2        5.7500     114       2.18x         56.5        47.9
                          ---------  ------------------  --------- ------------- ----------  ---------  ---------  ----------
TOTAL                          143      $1,042,817,449     100.0%       5.5998%     126       1.63X        70.6%       54.4%
                          =========  ==================  ========= ============= ==========  =========  =========  ==========

----------
(1) Because this table is presented at the Mortgage Property level, balances and weighted averages are based on allocated loan amounts (allocated by the appraised value for the Mortgaged Property or as stated in the respective mortgage loan documentation) for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this prospectus supplement.
(2) Calculated with respect to the respective Anticipated Repayment Date for the ARD Loans.

                                                         A-2-5

                                             CURRENT OCCUPANCY RATES (1),(2)

                                                                                      WEIGHTED AVERAGES
                                                                   ----------------------------------------------------------
                                         AGGREGATE         % OF                   STATED                CUT-OFF
                          NUMBER OF       CUT-OFF        INITIAL                 REMAINING                DATE     LTV RATIO
CURRENT                   MORTGAGE         DATE            POOL      MORTGAGE      TERM         UW        LTV         AT
OCCUPANY RATES            PROPERTIES      BALANCE        BALANCE       RATE      (MOS.)(3)     DSCR      RATIO     MATURITY(3)
------------------------  ---------  ------------------  --------- ------------- ----------  ---------  ---------  ----------
74.7 - 85.0                      4         $30,778,320       3.0%       6.2230%     108       1.47x        66.9%       56.4%
85.1 - 90.0                      9          73,774,023        7.1        5.9410     117       1.51x         73.5        62.4
90.1 - 95.0                     24         222,780,490       21.4        5.3820     123       1.74x         70.2        56.0
95.1 - 100.0                   106         715,484,616       68.6        5.6050     129       1.62x         70.6        52.9
                          ---------  ------------------  --------- ------------- ----------  ---------  ---------  ----------
TOTAL                          143      $1,042,817,449     100.0%       5.6000%     126       1.63X        70.6%       54.4%
                          =========  ==================  ========= ============= ==========  =========  =========  ==========

----------
(1) Current occupancy rates have been calculated in this table based upon rent rolls made available to the applicable Mortgage Loan Seller by the related borrwers as of the dates set forth on Annex A to this prospectus supplement.
(2) Because this table is presented at the Mortgage Property level, balances and weighted averages are based on allocated loan amounts (allocated by the appraised value for the Mortgaged Property or as stated in the respective mortgage loan documentation) for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this prospectus supplement.
(3) Calculated with respect to the respective Anticipated Repayment Date for the ARD Loans.

                                              YEARS BUILT/RENOVATED(1),(2)

                                                                                      WEIGHTED AVERAGES
                                                                   ----------------------------------------------------------
                                         AGGREGATE         % OF                   STATED                CUT-OFF
                          NUMBER OF       CUT-OFF        INITIAL                 REMAINING                DATE     LTV RATIO
YEARS                     MORTGAGE         DATE            POOL      MORTGAGE      TERM         UW        LTV         AT
BUILT/RENOVATED           PROPERTIES      BALANCE        BALANCE       RATE      (MOS.)(3)     DSCR      RATIO     MATURITY(3)
------------------------  ---------  ------------------  --------- ------------- ----------  ---------  ---------  ----------
1950 - 1959                      3          $8,015,000       0.8%       5.5224%     119       1.41x        74.5%       59.9%
1960 - 1969                      5          16,740,673        1.6        5.9640     100       1.38x         72.4        58.8
1970 - 1979                     11          39,862,627        3.8        5.5243     142       1.45x         74.8        51.3
1980 - 1989                     31         164,009,496       15.7        5.8254     116       1.49x         72.5        59.7
1990 - 1999                     34         286,903,170       27.5        5.3210     124       1.76x         66.6        52.3
2000 - 2003                     59         527,286,483       50.6        5.6767     131       1.64x         71.8        53.8
                          ---------  ------------------  --------- ------------- ----------  ---------  ---------  ----------
TOTAL                          143      $1,042,817,449     100.0%       5.5998%     126       1.63X        70.6%       54.4%
                          =========  ==================  ========= ============= ==========  =========  =========  ==========

----------
(1) Range of Years Built/Renovated references the earlier of the year built or with respect to renovated properties, the year of the most recent recent renovation date with respect to each Mortgaged Property.
(2) Because this table is presented at the Mortgage Property level, balances and weighted averages are based on allocated loan amounts (allocated by the appraised value for the Mortgaged Property or as stated in the respective mortgage loan documentation) for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this prospectus supplement.
(3) Calculated with respect to the respective Anticipated Repayment Date for the ARD Loans.

                                                  PREPAYMENT PROTECTION

                                                                                      WEIGHTED AVERAGES
                                                                   ----------------------------------------------------------
                                         AGGREGATE         % OF                   STATED                CUT-OFF
                          NUMBER OF       CUT-OFF        INITIAL                 REMAINING                DATE     LTV RATIO
                          MORTGAGE         DATE            POOL      MORTGAGE      TERM         UW        LTV         AT
PREPAYMENT PROTECTION      LOANS          BALANCE        BALANCE       RATE      (MOS.)(1)     DSCR      RATIO     MATURITY(1)
------------------------  ---------  ------------------  --------- ------------- ----------  ---------  ---------  ----------
Defeasance                     122      $1,008,640,340      96.7%       5.6054%     125       1.63x        70.8%       54.9%
Yield Maintenance                6          34,177,110        3.3        5.4346     154       1.73x         64.7        36.8
                          ---------  ------------------  --------- ------------- ----------  ---------  ---------  ----------
TOTAL                          128      $1,042,817,449     100.0%       5.5998%     126       1.63X        70.6%       54.4%
                          =========  ==================  ========= ============= ==========  =========  =========  ==========

----------
(1) Calculated with respect to the respective Anticipated Repayment Date for the ARD Loans.

                                                          A-2-6

                                                                                                                   ANNEX B-1

                                             ALLIANCE CENTER LOAN AMORTIZATION SCHEDULE
                                             ------------------------------------------

               ALLIANCE CENTER POOLED COMPONENT                                 ALLIANCE CENTER NON-POOLED COMPONENT
               --------------------------------                                 ------------------------------------

                                                   TOTAL                                                             TOTAL
   DATE       INTEREST ($)    PRINCIPAL ($)      PAYMENT ($)          DATE       INTEREST ($)    PRINCIPAL ($)    PAYMENT ($)
   ----       ------------    -------------      -----------          ----       ------------    -------------    -----------
    8/1/03           0.00             0.00             0.00            8/1/03           0.00             0.00           0.00
    9/1/03     249,564.22        69,709.79       319,274.01            9/1/03      37,939.87         8,994.81      46,934.68
   10/1/03     241,241.91        78,201.58       319,443.49           10/1/03      36,674.68        10,090.53      46,765.21
   11/1/03     248,968.18        70,317.97       319,286.15           11/1/03      37,849.26         9,073.29      46,922.55
   12/1/03     240,662.72        78,792.57       319,455.29           12/1/03      36,586.63        10,166.78      46,753.41
    1/1/04     248,367.30        70,931.09       319,298.39            1/1/04      37,757.91         9,152.40      46,910.31
    2/1/04     248,081.47        71,222.74       319,304.21            2/1/04      37,714.46         9,190.03      46,904.49
    3/1/04     231,807.72        87,827.90       319,635.62            3/1/04      35,240.45        11,332.63      46,573.08
    4/1/04     247,440.53        71,876.73       319,317.26            4/1/04      37,617.02         9,274.42      46,891.44
    5/1/04     239,178.28        80,307.24       319,485.52            5/1/04      36,360.96        10,362.22      46,723.18
    6/1/04     246,827.27        72,502.48       319,329.75            6/1/04      37,523.79         9,355.16      46,878.95
    7/1/04     238,582.36        80,915.29       319,497.65            7/1/04      36,270.36        10,440.68      46,711.04
    8/1/04     246,209.04        73,133.30       319,342.34            8/1/04      37,429.80         9,436.56      46,866.36
    9/1/04     245,914.33        73,434.01       319,348.34            9/1/04      37,385.00         9,475.36      46,860.36
   10/1/04     237,695.23        81,820.49       319,515.72           10/1/04      36,135.50        10,557.48      46,692.98
   11/1/04     245,288.69        74,072.39       319,361.08           11/1/04      37,289.89         9,557.73      46,847.62
   12/1/04     237,087.29        82,440.81       319,528.10           12/1/04      36,043.08        10,637.52      46,680.60
    1/1/05     244,657.98        74,715.94       319,373.92            1/1/05      37,194.01         9,640.77      46,834.78
    2/1/05     244,356.90        75,023.16       319,380.06            2/1/05      37,148.23         9,680.41      46,828.64
    3/1/05     220,436.39        99,430.80       319,867.19            3/1/05      33,511.73        12,829.78      46,341.51
    4/1/05     243,653.89        75,740.48       319,394.37            4/1/05      37,041.36         9,772.97      46,814.33
    5/1/05     235,498.72        84,061.73       319,560.45            5/1/05      35,801.57        10,846.67      46,648.24
    6/1/05     243,009.93        76,397.56       319,407.49            6/1/05      36,943.46         9,857.75      46,801.21
    7/1/05     234,872.97        84,700.22       319,573.19            7/1/05      35,706.45        10,929.06      46,635.51
    8/1/05     242,360.75        77,059.96       319,420.71            8/1/05      36,844.77         9,943.22      46,787.99
    9/1/05     242,050.22        77,376.81       319,427.03            9/1/05      36,797.56         9,984.10      46,781.66
   10/1/05     233,940.40        85,651.79       319,592.19           10/1/05      35,564.67        11,051.84      46,616.51
   11/1/05     241,393.26        78,047.16       319,440.42           11/1/05      36,697.69        10,070.60      46,768.29
   12/1/05     233,302.01        86,303.17       319,605.18           12/1/05      35,467.62        11,135.89      46,603.51
    1/1/06     240,730.97        78,722.93       319,453.90            1/1/06      36,597.00        10,157.80      46,754.80
    2/1/06     240,413.73        79,046.63       319,460.36            2/1/06      36,548.78        10,199.56      46,748.34
    3/1/06     216,860.18       103,079.84       319,940.02            3/1/06      32,968.06        13,300.62      46,268.68
    4/1/06     239,679.81        79,795.49       319,475.30            4/1/06      36,437.20        10,296.19      46,733.39
    5/1/06     231,637.02        88,002.07       319,639.09            5/1/06      35,214.50        11,355.11      46,569.61
    6/1/06     239,003.63        80,485.45       319,489.08            6/1/06      36,334.41        10,385.22      46,719.63
    7/1/06     230,979.96        88,672.51       319,652.47            7/1/06      35,114.61        11,441.61      46,556.22
    8/1/06     238,321.97        81,180.99       319,502.96            8/1/06      36,230.78        10,474.97      46,705.75
    9/1/06     237,994.83        81,514.79       319,509.62            9/1/06      36,181.04        10,518.04      46,699.08
   10/1/06     229,999.69        89,672.75       319,672.44           10/1/06      34,965.59        11,570.68      46,536.27
   11/1/06     237,304.99        82,218.68       319,523.67           11/1/06      36,076.17        10,608.86      46,685.03
   12/1/06     229,329.36        90,356.73       319,686.09           12/1/06      34,863.68        11,658.93      46,522.61
    1/1/07     236,609.55        82,928.28       319,537.83            1/1/07      35,970.45        10,700.42      46,670.87
    2/1/07     236,275.37        83,269.26       319,544.63            2/1/07      35,919.64        10,744.42      46,664.06
    3/1/07     213,106.93       106,909.52       320,016.45            3/1/07      32,397.47        13,794.78      46,192.25
    4/1/07     235,509.00        84,051.24       319,560.24            4/1/07      35,803.14        10,845.32      46,648.46
    5/1/07     227,584.16        92,137.47       319,721.63            5/1/07      34,598.37        11,888.71      46,487.08
    6/1/07     234,799.01        84,775.69       319,574.70            6/1/07      35,695.20        10,938.80      46,634.00
    7/1/07     226,894.24        92,841.44       319,735.68            7/1/07      34,493.48        11,979.54      46,473.02
    8/1/07     234,083.26        85,506.02       319,589.28            8/1/07      35,586.39        11,033.03      46,619.42
    9/1/07     233,738.69        85,857.60       319,596.29            9/1/07      35,534.01        11,078.40      46,612.41
   10/1/07     225,863.91        93,892.75       319,756.66           10/1/07      34,336.85        12,115.19      46,452.04
   11/1/07     233,014.34        86,596.70       319,611.04           11/1/07      35,423.89        11,173.77      46,597.66
   12/1/07     225,160.04        94,610.95       319,770.99           12/1/07      34,229.84        12,207.86      46,437.70
    1/1/08     232,284.12        87,341.79       319,625.91            1/1/08      35,312.88        11,269.91      46,582.79
    2/1/08     231,932.16        87,700.93       319,633.09            2/1/08      35,259.37        11,316.25      46,575.62
    3/1/08     216,638.18       103,306.36       319,944.54            3/1/08      32,934.31        13,329.85      46,264.16
    4/1/08     231,162.45        88,486.31       319,648.76            4/1/08      35,142.35        11,417.59      46,559.94
    5/1/08     223,360.52        96,447.12       319,807.64            5/1/08      33,956.27        12,444.79      46,401.06
    6/1/08     230,417.21        89,246.72       319,663.93            6/1/08      35,029.06        11,515.71      46,544.77
    7/1/08     222,636.36        97,186.03       319,822.39            7/1/08      33,846.18        12,540.13      46,386.31

                                                                B-1-1

                                             ALLIANCE CENTER LOAN AMORTIZATION SCHEDULE
                                             ------------------------------------------

               ALLIANCE CENTER POOLED COMPONENT                                 ALLIANCE CENTER NON-POOLED COMPONENT
               --------------------------------                                 ------------------------------------

                                                   TOTAL                                                             TOTAL
   DATE       INTEREST ($)    PRINCIPAL ($)      PAYMENT ($)          DATE       INTEREST ($)    PRINCIPAL ($)    PAYMENT ($)
   ----       ------------    -------------      -----------          ----       ------------    -------------    -----------
    8/1/08     229,665.94        90,013.30       319,679.24            8/1/08      34,914.85        11,614.62      46,529.47
    9/1/08     229,303.21        90,383.41       319,686.62            9/1/08      34,859.70        11,662.38      46,522.08
   10/1/08     221,553.86        98,290.58       319,844.44           10/1/08      33,681.61        12,682.65      46,364.26
   11/1/08     228,542.90        91,159.20       319,702.10           11/1/08      34,744.12        11,762.48      46,506.60
   12/1/08     220,815.05        99,044.43       319,859.48           12/1/08      33,569.30        12,779.93      46,349.23
    1/1/09     227,776.43        91,941.28       319,717.71            1/1/09      34,627.60        11,863.39      46,490.99
    2/1/09     227,405.93        92,319.33       319,725.26            2/1/09      34,571.27        11,912.17      46,483.44
    3/1/09     205,062.88       115,117.38       320,180.26            3/1/09      31,174.58        14,853.86      46,028.44
    4/1/09     226,570.01        93,172.27       319,742.28            4/1/09      34,444.19        12,022.23      46,466.42
    5/1/09     218,897.95       101,000.57       319,898.52            5/1/09      33,277.85        13,032.33      46,310.18
    6/1/09     225,787.54        93,970.67       319,758.21            6/1/09      34,325.24        12,125.25      46,450.49
    7/1/09     218,137.61       101,776.39       319,914.00            7/1/09      33,162.26        13,132.44      46,294.70
    8/1/09     224,998.73        94,775.54       319,774.27            8/1/09      34,205.32        12,229.10      46,434.42
    9/1/09     224,616.81        95,165.24       319,782.05            9/1/09      34,147.26        12,279.39      46,426.65
   10/1/09     216,999.99       102,937.18       319,937.17           10/1/09      32,989.31        13,282.22      46,271.53
   11/1/09     223,818.51        95,979.80       319,798.31           11/1/09      34,025.90        12,384.49      46,410.39
   12/1/09     216,224.26       103,728.70       319,952.96           12/1/09      32,871.38        13,384.35      46,255.73
    1/1/10     223,013.74        96,800.96       319,814.70            1/1/10      33,903.55        12,490.45      46,394.00
    2/1/10     222,623.66        97,198.99       319,822.65            2/1/10      33,844.25        12,541.81      46,386.06
    3/1/10     200,725.65       119,542.94       320,268.59            3/1/10      30,515.22        15,424.90      45,940.12
    4/1/10     221,750.24        98,090.19       319,840.43            4/1/10      33,711.47        12,656.80      46,368.27
    5/1/10     214,214.48       105,779.41       319,993.89            5/1/10      32,565.85        13,648.96      46,214.81
    6/1/10     220,928.70        98,928.46       319,857.16            6/1/10      33,586.57        12,764.96      46,351.53
    7/1/10     213,416.17       106,593.98       320,010.15            7/1/10      32,444.49        13,754.06      46,198.55
    8/1/10     220,100.50        99,773.53       319,874.03            8/1/10      33,460.67        12,874.00      46,334.67
    9/1/10     219,698.44       100,183.78       319,882.22            9/1/10      33,399.54        12,926.94      46,326.48
   10/1/10     212,220.70       107,813.80       320,034.50           10/1/10      32,262.74        13,911.46      46,174.20
   11/1/10     218,860.26       101,039.03       319,899.29           11/1/10      33,272.12        13,037.29      46,309.41
   12/1/10     211,406.22       108,644.86       320,051.08           12/1/10      32,138.92        14,018.69      46,157.61
    1/1/11     218,015.29       101,901.21       319,916.50            1/1/11      33,143.66        13,148.54      46,292.20
    2/1/11     217,604.65       102,320.20       319,924.85            2/1/11      33,081.24        13,202.61      46,283.85
    3/1/11     196,173.72       124,187.57       320,361.29            3/1/11      29,823.21        16,024.20      45,847.41
    4/1/11     216,691.88       103,251.56       319,943.44            4/1/11      32,942.47        13,322.78      46,265.25
    5/1/11     209,299.17       110,794.83       320,094.00            5/1/11      31,818.60        14,296.11      46,114.71
    6/1/11     215,829.33       104,131.68       319,961.01            6/1/11      32,811.35        13,436.35      46,247.70
    7/1/11     208,461.01       111,650.05       320,111.06            7/1/11      31,691.18        14,406.46      46,097.64
    8/1/11     214,959.79       105,018.93       319,978.72            8/1/11      32,679.15        13,550.83      46,229.98
    9/1/11     214,536.59       105,450.75       319,987.34            9/1/11      32,614.82        13,606.55      46,221.37
   10/1/11     207,204.82       112,931.82       320,136.64           10/1/11      31,500.21        14,571.85      46,072.06
   11/1/11     213,656.56       106,348.69       320,005.25           11/1/11      32,481.03        13,722.41      46,203.44
   12/1/11     206,349.68       113,804.38       320,154.06           12/1/11      31,370.21        14,684.44      46,054.65
    1/1/12     212,769.40       107,253.92       320,023.32            1/1/12      32,346.16        13,839.22      46,185.38
    2/1/12     212,337.20       107,694.93       320,032.13            2/1/12      32,280.46        13,896.12      46,176.58
    3/1/12     198,232.04       122,087.33       320,319.37            3/1/12      30,136.13        15,753.20      45,889.33
    4/1/12     211,411.23       108,639.75       320,050.98            4/1/12      32,139.69        14,018.03      46,157.72
    5/1/12     204,167.85       116,030.64       320,198.49            5/1/12      31,038.51        14,971.70      46,010.21
    6/1/12     210,505.87       109,563.55       320,069.42            6/1/12      32,002.05        14,137.23      46,139.28
    7/1/12     203,288.09       116,928.32       320,216.41            7/1/12      30,904.77        15,087.52      45,992.29
    8/1/12     209,593.17       110,494.84       320,088.01            8/1/12      31,863.30        14,257.40      46,120.70
    9/1/12     209,147.90       110,949.17       320,097.07            9/1/12      31,795.60        14,316.02      46,111.62
   10/1/12     201,968.52       118,274.76       320,243.28           10/1/12      30,704.16        15,261.26      45,965.42
   11/1/12     208,224.19       111,891.70       320,115.89           11/1/12      31,655.18        14,437.64      46,092.82
   12/1/12     201,070.93       119,190.63       320,261.56           12/1/12      30,567.71        15,379.44      45,947.15
    1/1/13     207,292.99       112,841.86       320,134.85            1/1/13      31,513.61        14,560.24      46,073.85
    2/1/13     206,838.26       113,305.85       320,144.11            2/1/13      31,444.48        14,620.11      46,064.59
    3/1/13     186,409.25       134,150.89       320,560.14            3/1/13      28,338.77        17,309.79      45,648.56
    4/1/13     205,841.08       114,323.34       320,164.42            4/1/13      31,292.89        14,751.40      46,044.29
    5/1/13     198,755.21       121,553.51       320,308.72            5/1/13      30,215.66        15,684.32      45,899.98
    6/1/13     204,890.55       115,293.22       320,183.77            6/1/13      31,148.38        14,876.54      46,024.92
    7/1/13     197,831.57    50,729,294.40    50,927,125.97            7/1/13      30,075.24     6,545,715.40   6,575,790.64

                                                                B-1-2

                                                                                                                  ANNEX B-2

                                             BATTLEFIELD MALL LOAN AMORTIZATION SCHEDULE
                                             -------------------------------------------

              BATTLEFIELD MALL POOLED COMPONENT                               BATTLEFIELD MALL NON-POOLED COMPONENT
              ---------------------------------                               -------------------------------------

                                                 TOTAL                                                             TOTAL
   DATE       INTEREST ($)   PRINCIPAL ($)      PAYMENT ($)           DATE      INTEREST ($)   PRINCIPAL ($)     PAYMENT ($)
   ----       ------------   -------------      -----------           ----      ------------   -------------     -----------
    8/1/03           0.00            0.00             0.00             8/1/03          0.00            0.00            0.00
    9/1/03     328,613.78            0.00       328,613.78             9/1/03     64,130.39            0.00       64,130.39
   10/1/03     318,013.33            0.00       318,013.33            10/1/03     62,061.67            0.00       62,061.67
   11/1/03     328,613.78            0.00       328,613.78            11/1/03     64,130.39            0.00       64,130.39
   12/1/03     318,013.33            0.00       318,013.33            12/1/03     62,061.67            0.00       62,061.67
    1/1/04     328,613.78            0.00       328,613.78             1/1/04     64,130.39            0.00       64,130.39
    2/1/04     318,013.33            0.00       318,013.33             2/1/04     62,061.67            0.00       62,061.67
    3/1/04     318,013.33            0.00       318,013.33             3/1/04     62,061.67            0.00       62,061.67
    4/1/04     328,613.78            0.00       328,613.78             4/1/04     64,130.39            0.00       64,130.39
    5/1/04     318,013.33            0.00       318,013.33             5/1/04     62,061.67            0.00       62,061.67
    6/1/04     328,613.78            0.00       328,613.78             6/1/04     64,130.39            0.00       64,130.39
    7/1/04     318,013.33            0.00       318,013.33             7/1/04     62,061.67            0.00       62,061.67
    8/1/04     328,613.78            0.00       328,613.78             8/1/04     64,130.39            0.00       64,130.39
    9/1/04     328,613.78            0.00       328,613.78             9/1/04     64,130.39            0.00       64,130.39
   10/1/04     318,013.33            0.00       318,013.33            10/1/04     62,061.67            0.00       62,061.67
   11/1/04     328,613.78            0.00       328,613.78            11/1/04     64,130.39            0.00       64,130.39
   12/1/04     318,013.33            0.00       318,013.33            12/1/04     62,061.67            0.00       62,061.67
    1/1/05     318,013.33            0.00       318,013.33             1/1/05     62,061.67            0.00       62,061.67
    2/1/05     318,013.33            0.00       318,013.33             2/1/05     62,061.67            0.00       62,061.67
    3/1/05     318,013.33            0.00       318,013.33             3/1/05     62,061.67            0.00       62,061.67
    4/1/05     328,613.78            0.00       328,613.78             4/1/05     64,130.39            0.00       64,130.39
    5/1/05     318,013.33            0.00       318,013.33             5/1/05     62,061.67            0.00       62,061.67
    6/1/05     328,613.78            0.00       328,613.78             6/1/05     64,130.39            0.00       64,130.39
    7/1/05     318,013.33            0.00       318,013.33             7/1/05     62,061.67            0.00       62,061.67
    8/1/05     328,613.78       98,986.09       427,599.87             8/1/05     64,130.39       17,468.13       81,598.52
    9/1/05     328,231.09       99,378.44       427,609.53             9/1/05     64,055.71       17,537.37       81,593.08
   10/1/05     317,271.19      110,615.18       427,886.37            10/1/05     61,916.83       19,520.33       81,437.16
   11/1/05     327,419.25      100,210.79       427,630.04            11/1/05     63,897.27       17,684.26       81,581.53
   12/1/05     316,482.42      111,423.87       427,906.29            12/1/05     61,762.90       19,663.04       81,425.94
    1/1/06     316,065.54      101,049.65       417,115.19             1/1/06     61,681.55       17,832.29       79,513.84
    2/1/06     315,687.48      101,450.18       417,137.66             2/1/06     61,607.77       17,902.97       79,510.74
    3/1/06     315,345.83      134,179.50       449,525.33             3/1/06     61,541.09       23,678.74       85,219.83
    4/1/06     325,299.44      102,384.14       427,683.58             4/1/06     63,483.58       18,067.79       81,551.37
    5/1/06     314,422.86      113,535.45       427,958.31             5/1/06     61,360.97       20,035.67       81,396.64
    6/1/06     324,464.69      103,239.98       427,704.67             6/1/06     63,320.68       18,218.82       81,539.50
    7/1/06     313,611.83      114,366.96       427,978.79             7/1/06     61,202.69       20,182.41       81,385.10
    8/1/06     323,623.41      104,102.51       427,725.92             8/1/06     63,156.50       18,371.03       81,527.53
    9/1/06     323,220.94      104,515.14       427,736.08             9/1/06     63,077.95       18,443.85       81,521.80
   10/1/06     312,403.44      115,605.88       428,009.32            10/1/06     60,966.87       20,401.04       81,367.91
   11/1/06     322,369.95      105,387.63       427,757.58            11/1/06     62,911.88       18,597.82       81,509.70
   12/1/06     311,576.63      116,453.57       428,030.20            12/1/06     60,805.52       20,550.63       81,356.15
    1/1/07     311,140.93      106,266.94       417,407.87             1/1/07     60,720.49       18,752.99       79,473.48
    2/1/07     310,743.35      106,688.15       417,431.50             2/1/07     60,642.90       18,827.32       79,470.22
    3/1/07     310,384.06      138,929.33       449,313.39             3/1/07     60,572.78       24,516.94       85,089.72
    4/1/07     320,151.90      107,661.70       427,813.60             4/1/07     62,479.02       18,999.12       81,478.14
    5/1/07     309,421.62      118,663.01       428,084.63             5/1/07     60,384.96       20,940.53       81,325.49
    6/1/07     319,276.92      108,558.79       427,835.71             6/1/07     62,308.26       19,157.43       81,465.69
    7/1/07     308,571.51      119,534.60       428,106.11             7/1/07     60,219.05       21,094.34       81,313.39
    8/1/07     318,395.10      109,462.88       427,857.98             8/1/07     62,136.17       19,316.98       81,453.15
    9/1/07     317,971.91      109,896.76       427,868.67             9/1/07     62,053.58       19,393.55       81,447.13
   10/1/07     307,303.59      120,834.54       428,138.13            10/1/07     59,971.61       21,323.74       81,295.35
   11/1/07     317,079.89      110,811.31       427,891.20            11/1/07     61,879.50       19,554.94       81,434.44
   12/1/07     306,436.93      121,723.09       428,160.02            12/1/07     59,802.48       21,480.55       81,283.03
    1/1/08     316,180.90      111,733.00       427,913.90             1/1/08     61,704.06       19,717.59       81,421.65
    2/1/08     305,563.49      112,175.88       417,739.37             2/1/08     59,632.03       19,795.74       79,427.77
    3/1/08     305,157.79      133,477.26       438,635.05             3/1/08     59,552.85       23,554.81       83,107.66
    4/1/08     314,799.23      113,149.57       427,948.80             4/1/08     61,434.42       19,967.57       81,401.99
    5/1/08     304,221.09      123,994.90       428,215.99             5/1/08     59,370.05       21,881.45       81,251.50
    6/1/08     313,882.42      114,089.54       427,971.96             6/1/08     61,255.50       20,133.45       81,388.95
    7/1/08     303,330.34      124,908.15       428,238.49             7/1/08     59,196.22       22,042.62       81,238.84

                                                                B-2-1

                                             BATTLEFIELD MALL LOAN AMORTIZATION SCHEDULE
                                             -------------------------------------------

              BATTLEFIELD MALL POOLED COMPONENT                               BATTLEFIELD MALL NON-POOLED COMPONENT
              ---------------------------------                               -------------------------------------

                                                 TOTAL                                                             TOTAL
   DATE       INTEREST ($)   PRINCIPAL ($)      PAYMENT ($)           DATE      INTEREST ($)   PRINCIPAL ($)     PAYMENT ($)
   ----       ------------   -------------      -----------           ----      ------------   -------------     -----------
    8/1/08     312,958.45      115,036.85       427,995.30             8/1/08     61,075.18       20,300.62       81,375.80
    9/1/08     312,513.71      115,492.82       428,006.53             9/1/08     60,988.39       20,381.09       81,369.48
   10/1/08     302,000.52      126,271.55       428,272.07            10/1/08     58,936.70       22,283.22       81,219.92
   11/1/08     311,579.04      116,451.10       428,030.14            11/1/08     60,805.99       20,550.19       81,356.18
   12/1/08     301,092.42      127,202.60       428,295.02            12/1/08     58,759.48       22,447.52       81,207.00
    1/1/09     300,616.51      117,416.87       418,033.38             1/1/09     58,666.60       20,720.62       79,387.22
    2/1/09     300,177.21      117,882.28       418,059.49             2/1/09     58,580.87       20,802.75       79,383.62
    3/1/09     299,780.22      149,080.23       448,860.45             3/1/09     58,503.40       26,308.28       84,811.68
    4/1/09     309,151.03      118,940.43       428,091.46             4/1/09     60,332.15       20,989.49       81,321.64
    5/1/09     298,733.42      129,621.18       428,354.60             5/1/09     58,299.11       22,874.33       81,173.44
    6/1/09     308,190.08      119,925.66       428,115.74             6/1/09     60,144.62       21,163.35       81,307.97
    7/1/09     297,799.78      130,578.40       428,378.18             7/1/09     58,116.91       23,043.25       81,160.16
    8/1/09     307,221.62      120,918.58       428,140.20             8/1/09     59,955.62       21,338.57       81,294.19
    9/1/09     306,754.15      121,397.86       428,152.01             9/1/09     59,864.39       21,423.15       81,287.54
   10/1/09     296,404.66      132,008.76       428,413.42            10/1/09     57,844.64       23,295.66       81,140.30
   11/1/09     305,774.46      122,402.29       428,176.75            11/1/09     59,673.20       21,600.40       81,273.60
   12/1/09     295,452.82      132,984.64       428,437.46            12/1/09     57,658.89       23,467.88       81,126.77
    1/1/10     294,955.28      123,414.56       418,369.84             1/1/10     57,561.79       21,779.04       79,340.83
    2/1/10     294,493.55      123,903.74       418,397.29             2/1/10     57,471.68       21,865.37       79,337.05
    3/1/10     294,076.28      154,540.53       448,616.81             3/1/10     57,390.25       27,271.86       84,662.11
    4/1/10     303,233.52      125,007.41       428,240.93             4/1/10     59,177.32       22,060.13       81,237.45
    5/1/10     292,984.10      135,515.71       428,499.81             5/1/10     57,177.10       23,914.54       81,091.64
    6/1/10     302,226.33      126,040.04       428,266.37             6/1/10     58,980.77       22,242.36       81,223.13
    7/1/10     292,005.54      136,519.00       428,524.54             7/1/10     56,986.13       24,091.59       81,077.72
    8/1/10     301,211.26      127,080.75       428,292.01             8/1/10     58,782.67       22,426.01       81,208.68
    9/1/10     300,719.96      127,584.46       428,304.42             9/1/10     58,686.79       22,514.90       81,201.69
   10/1/10     290,541.98      138,019.52       428,561.50            10/1/10     56,700.52       24,356.39       81,056.91
   11/1/10     299,693.13      128,637.23       428,330.36            11/1/10     58,486.40       22,700.69       81,187.09
   12/1/10     289,544.33      139,042.37       428,586.70            12/1/10     56,505.82       24,536.89       81,042.71
    1/1/11     289,024.13      129,698.23       418,722.36             1/1/11     56,404.30       22,887.92       79,292.22
    2/1/11     288,538.88      130,212.31       418,751.19             2/1/11     56,309.60       22,978.64       79,288.24
    3/1/11     288,100.37      160,261.18       448,361.55             3/1/11     56,224.02       28,281.38       84,505.40
    4/1/11     297,033.86      131,363.66       428,397.52             4/1/11     57,967.43       23,181.82       81,149.25
    5/1/11     286,960.65      141,691.31       428,651.96             5/1/11     56,001.60       25,004.35       81,005.95
    6/1/11     295,978.22      132,445.97       428,424.19             6/1/11     57,761.42       23,372.82       81,134.24
    7/1/11     285,935.01      142,742.85       428,677.86             7/1/11     55,801.44       25,189.92       80,991.36
    8/1/11     294,914.33      133,536.73       428,451.06             8/1/11     57,553.80       23,565.31       81,119.11
    9/1/11     294,398.07      134,066.03       428,464.10             9/1/11     57,453.05       23,658.71       81,111.76
   10/1/11     284,399.77      144,316.87       428,716.64            10/1/11     55,501.84       25,467.68       80,969.52
   11/1/11     293,321.83      135,169.46       428,491.29            11/1/11     57,243.01       23,853.43       81,096.44
   12/1/11     283,354.12      145,388.93       428,743.05            12/1/11     55,297.77       25,656.87       80,954.64
    1/1/12     292,237.18      136,281.50       428,518.68             1/1/12     57,031.34       24,049.68       81,081.02
    2/1/12     282,300.30      136,821.68       419,121.98             2/1/12     55,092.11       24,145.00       79,237.11
    3/1/12     281,805.47      156,624.40       438,429.87             3/1/12     54,995.55       27,639.60       82,635.15
    4/1/12     290,575.83      137,984.81       428,560.64             4/1/12     56,707.12       24,350.26       81,057.38
    5/1/12     280,686.17      148,124.27       428,810.44             5/1/12     54,777.11       26,139.58       80,916.69
    6/1/12     289,469.72      139,118.86       428,588.58             6/1/12     56,491.26       24,550.39       81,041.65
    7/1/12     279,611.50      149,226.09       428,837.59             7/1/12     54,567.38       26,334.02       80,901.40
    8/1/12     288,354.97      140,261.77       428,616.74             8/1/12     56,273.71       24,752.08       81,025.79
    9/1/12     287,812.71      140,817.73       428,630.44             9/1/12     56,167.89       24,850.19       81,018.08
   10/1/12     278,001.58      150,876.67       428,878.25            10/1/12     54,253.20       26,625.29       80,878.49
   11/1/12     286,685.01      141,973.92       428,658.93            11/1/12     55,947.81       25,054.22       81,002.03
   12/1/12     276,905.93      151,999.99       428,905.92            12/1/12     54,039.38       26,823.53       80,862.91
    1/1/13     276,337.25      143,139.14       419,476.39             1/1/13     53,928.40       25,259.85       79,188.25
    2/1/13     275,801.72      143,706.50       419,508.22             2/1/13     53,823.89       25,359.97       79,183.86
    3/1/13     275,317.76      172,497.79       447,815.55             3/1/13     53,729.44       30,440.79       84,170.23
    4/1/13     283,772.65      144,959.84       428,732.49             4/1/13     55,379.45       25,581.15       80,960.60
    5/1/13     274,076.35      154,901.05       428,977.40             5/1/13     53,487.18       27,335.48       80,822.66
    6/1/13     282,613.37      146,148.39       428,761.76             6/1/13     55,153.21       25,790.89       80,944.10
    7/1/13     272,950.02   72,955,280.26    73,228,230.28             7/1/13     53,267.37   12,874,461.22   12,927,728.59

                                                                B-2-2

                                                                         ANNEX C
JULY 18, 2003                                                   JPMCC 2003-CIBC6

--------------------------------------------------------------------------------
                      STRUCTURAL AND COLLATERAL TERM SHEET
--------------------------------------------------------------------------------


                         -----------------------------


                                  $947,660,000
                                  (Approximate)


             J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2003-CIBC6


                         -----------------------------



                               JPMORGAN CHASE BANK
                                    CIBC INC.
                               ABN AMRO BANK N.V.
                        LASALLE BANK NATIONAL ASSOCIATION
                              Mortgage Loan Sellers



JPMORGAN                                                      CIBC WORLD MARKETS

                              ABN AMRO INCORPORATED

CITIGROUP                                                     MERRILL LYNCH & CO

The analyses in this report are based upon information provided by JPMorgan Chase Bank, CIBC Inc., ABN AMRO Bank N.V. and LaSalle Bank National Association (the "Sellers"). J.P. Morgan Securities Inc., CIBC World Markets Corp., ABN AMRO Incorporated, Citigroup Global Markets Inc., and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Underwriters") make no representations as to the accuracy or completeness of the information contained herein. The information contained herein is qualified in its entirety by the information in the Prospectus and Prospectus Supplement for the securities referred to herein (the "Securities"). The information contained herein is preliminary as of the date hereof, supersedes any previous information delivered to you by the Underwriters and will be superseded by the applicable Prospectus and Prospectus Supplement. These materials are subject to change, completion, or amendment from time to time without notice, and the Underwriters are under no obligation to keep you advised of such changes. These materials are not intended as an offer or solicitation with respect to the purchase or sale of any Security. Any investment decision with respect to the Securities should be made by you based upon the information contained in the Prospectus and Prospectus Supplement relating to the Securities. You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of the Securities.

The attached information contains certain tables and other statistical analyses (the "Computational Materials") which have been prepared in reliance upon information furnished by the Sellers. They may not be provided to any third party other than the addressee's legal, tax, financial and/or accounting advisors for the purposes of evaluating said material. Numerous assumptions were used in preparing the Computational Materials which may or may not be reflected therein. As such, no assurance can be given as to the Computational Materials' accuracy, appropriateness or completeness in any particular context; nor as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. These Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice. Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment assumptions, and changes in such prepayment assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments on the underlying assets will occur at rates slower or faster than the rates shown in the attached Computational Materials. Furthermore, unless otherwise provided, the Computational Materials assume no losses on the underlying assets and no interest shortfalls. The specific characteristics of the Securities may differ from those shown in the Computational Materials due to differences between the actual underlying assets and the hypothetical underlying assets used in preparing the Computational Materials. The principal amount and designation of any Security described in the Computational Materials are subject to change prior to issuance. Neither the Underwriters nor any of their affiliates make any representation or warranty as to the actual rate or timing of payments on any of the underlying assets or the payments or yield on the Securities. THIS INFORMATION IS FURNISHED TO YOU SOLELY BY THE UNDERWRITERS AND NOT BY THE ISSUER OF THE SECURITIES OR ANY OF ITS AFFILIATES. THE UNDERWRITERS ARE NOT ACTING AS AGENT FOR THE ISSUER OR ITS AFFILIATES IN CONNECTION WITH THE PROPOSED TRANSACTION.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2003-CIBC6

--------------------------------------------------------------------------------
                                  KEY FEATURES
--------------------------------------------------------------------------------

CO-LEAD MANAGERS:           J.P. Morgan Securities Inc. (Sole Bookrunner)
                            CIBC World Markets Corp.

CO-MANAGER:                 ABN AMRO Incorporated
                            Citigroup Global Markets Inc.
                            Merrill Lynch, Pierce, Fenner & Smith Incorporated

MORTGAGE LOAN SELLERS:      JPMorgan Chase Bank (60.3%)
                            CIBC Inc.  (29.7%)
                            ABN AMRO Bank N.V. (5.9%)
                            LaSalle Bank National Association (4.1%)

MASTER SERVICER:            Wachovia Bank, National Association

SPECIAL SERVICER:           ARCap Servicing, Inc.

TRUSTEE:                    Wells Fargo Bank Minnesota, N.A.

PAYING AGENT:               LaSalle Bank National Association

RATING AGENCIES:            Moody's Investors Service, Inc.
                            Fitch Ratings

PRICING DATE:               On or about July 29, 2003

CLOSING DATE:               On or about August 11, 2003

CUT-OFF DATE:               August 2003

DISTRIBUTION DATE:          12th of each month, or if the 12th day is not a
                            business day, on the next succeeding business day, beginning in September 2003

PAYMENT DELAY:              11 days

TAX STATUS:                 REMIC

ERISA CONSIDERATION:        Class A-1, A-2, B, C & D

OPTIONAL TERMINATION:       1.0% (Clean-up Call)

MINIMUM DENOMINATIONS:      $10,000 ($100,000 for Class X-1& X-2 certificates)

SETTLEMENT TERMS:           DTC, Euroclear and Clearstream Banking

--------------------------------------------------------------------------------
                           COLLATERAL CHARACTERISTICS
--------------------------------------------------------------------------------

INITIAL POOL BALANCE (IPB):                                 $1,042,817,449


NUMBER OF MORTGAGED LOANS:                                             128

NUMBER OF MORTGAGED PROPERTIES:                                        143

AVERAGE CUT-OFF BALANCE PER LOAN:                              $ 8,147,011

AVERAGE CUT-OFF BALANCE PER PROPERTY:                           $7,292,430

WEIGHTED AVERAGE (WA) CURRENT MORTGAGE RATE:                       5.5998%

WEIGHTED AVERAGE UNDERWRITTEN (UW) DSCR(1):                          1.64x

WEIGHTED AVERAGE CUT-OFF DATE LOAN-TO-VALUE (LTV):                   70.6%

WEIGHTED AVERAGE MATURITY DATE LTV(2):                               54.4%

WEIGHTED AVERAGE REMAINING TERM TO MATURITY (MONTHS):                  126

WEIGHTED AVERAGE ORIGINAL AMORTIZATION TERM (MONTHS)(3):               339

WEIGHTED AVERAGE SEASONING (MONTHS):                                     3

10 LARGEST LOANS AS % OF IPB:                                        35.0%

% OF LOANS WITH ADDITIONAL DEBT:                                      4.8%

% OF LOANS WITH SINGLE TENANTS:                                      14.5%

(1) Excludes the 1 mortgage loan, representing approximately 0.3% of the aggregate principal balance of the pool of mortgage loans as of the Cut-off date that is a credit tenant lease (CTL) loan.

(2)  Excludes fully amortizing mortgage loans.

(3)  Excludes loans that are interest only for the entire term.

                                     2 of 61

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2003-CIBC6

--------------------------------------------------------------------------------
                        APPROXIMATE SECURITIES STRUCTURE
--------------------------------------------------------------------------------

PUBLICLY OFFERED CLASSES
------------------------

-----------------------------------------------------------------------------------------------------------------
                EXPECTED                                 CREDIT            EXPECTED
                RATINGS           APPROXIMATE FACE   SUPPORT (% OF       WEIGHTED AVG.         EXPECTED PAYMENT
 CLASS      (MOODY'S/FITCH)            AMOUNT         BALANCE)(1)         LIFE (YEARS)              WINDOW
-----------------------------------------------------------------------------------------------------------------
A-1             Aaa/AAA            $217,100,000         16.375%               5.70                09/03-12/12

A-2             Aaa/AAA            $654,956,000         16.375%               9.78                12/12-08/13

B                Aa2/AA             $31,284,000         13.375%              10.00                08/13-08/13

C                 A2/A              $32,588,000         10.250%              10.00                08/13-08/13

D                A3/A-              $11,732,000          9.125%              10.00                08/13-08/13
-----------------------------------------------------------------------------------------------------------------

PRIVATELY OFFERED CLASSES
-------------------------

-----------------------------------------------------------------------------------------------------------------
                EXPECTED                                                   EXPECTED
                RATINGS           APPROXIMATE FACE   CREDIT SUPPORT      WEIGHTED AVG.       EXPECTED PAYMENT
 CLASS      (MOODY'S/FITCH)           AMOUNT         (% OF BALANCE)      LIFE (YEARS)             WINDOW
-----------------------------------------------------------------------------------------------------------------
X-1             Aaa/AAA          $1,042,817,449(2)          N/A               N/A                 N/A

X-2             Aaa/AAA            $988,823,000(2)          N/A               N/A                 N/A

E              Baa1/BBB+            $14,339,000          7.750%               N/A                 N/A

F               Baa2/BBB            $10,428,000          6.750%               N/A                 N/A

G              Baa3/BBB-            $13,035,000          5.500%               N/A                 N/A

H               Ba1/BB+             $15,642,000          4.000%               N/A                 N/A

J                Ba2/BB              $5,214,000          3.500%               N/A                 N/A

K               Ba3/BB-              $7,821,000          2.750%               N/A                 N/A

L                B1/B+               $5,215,000          2.250%               N/A                 N/A

M                 B2/B               $3,910,000          1.875%               N/A                 N/A

N                B3/B-               $1,304,000          1.750%               N/A                 N/A

NR               NR/NR              $18,249,449             N/A               N/A                 N/A

AC-1            Baa1/NR              $1,997,760             N/A               N/A                 N/A

AC-2            Baa2/NR              $2,996,640             N/A               N/A                 N/A

AC-3            Baa3/NR              $2,996,640             N/A               N/A                 N/A

BM-1             Aa3/NR              $4,000,000             N/A               N/A                 N/A

BM-2             A2/NR               $6,500,000             N/A               N/A                 N/A

BM-3             A3/NR               $4,500,000             N/A               N/A                 N/A
-----------------------------------------------------------------------------------------------------------------

(1) The credit support percentages set forth for Class A-1 and Class A-2 certificates are represented in the aggregate. The credit support percentages do not include the Class AC-1, Class AC-2, Class AC-3, Class BM-1, Class BM-2 and Class BM-3 certificates.

(2)  Notional Amount

                                     3 of 61

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2003-CIBC6

--------------------------------------------------------------------------------
                               STRUCTURAL OVERVIEW
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
o Interest payments will be pro-rata to the Class A-1, A-2 (the foregoing classes, together, the "Class A Certificates"), X-1 and X-2 Certificates and then, after payment of the principal distribution amount to such Classes (other than the Class X-1 and Class X-2 Certificates), interest will be paid sequentially to the Class B, C, D, E, F, G, H, J, K, L, M, N and NR Certificates.

o The pass-through rate for the Class A-1, A-2, B, C, D, E, F, G, H, J, K, L, M, N and NR Certificates will be either a fixed rate or a rate based on the weighted average of the remittance rates on the mortgage loans. In the aggregate, the Class X-1 and X-2 Certificates will receive the net interest on the mortgage loans in excess of the interest paid on the other Certificates.

o  All Classes offered will accrue interest on a 30/360 basis.

o Principal payments will be paid sequentially to the Class A-1, A-2, B, C, D, E, F, G, H, J, K, L, M, N and NR Certificates, until each Class is retired. The Class X-1 and X-2 Certificates do not have a class principal balance and are therefore not entitled to any principal distributions.

o Losses will be borne by the Classes (other than the Class X-1 and X-2 Certificates) in reverse sequential order, from the Class NR Certificates up to the Class B Certificates and then pro-rata to the Class A-1 and A-2 Certificates.

o If the principal balance of the mortgage pool is less than or equal to the aggregate class principal balance of the Class A-1 and Class A-2 Certificates, principal distributions will be allocated pro-rata to the Class A-1 and A-2 Certificates.

o Yield maintenance charges calculated by reference to a U.S. Treasury rate to the extent received will be allocated first to the offered Certificates and the Class E, F and G Certificates, according to a specified formula, with any remaining amount payable to the Class X-1 Certificates. For the amount payable to any interest-bearing Class, the formula is as follows:


            Principal Paid to Class (Pass-Through Rate on Class - Discount Rate) YM Charge x ----------------------- x ------------------------------------------
             Total Principal Paid      (Mortgage Rate on Loan - Discount Rate)


o The transaction will provide for a collateral value adjustment feature (an appraisal reduction amount calculation) for problem or delinquent loans. Under certain circumstances, the special servicer will be required to obtain a new appraisal and to the extent any such adjustment is determined, the interest portion of any P&I Advance will be reduced in proportion to such adjustment.

--------------------------------------------------------------------------------

                                     4 of 61

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2003-CIBC6

--------------------------------------------------------------------------------
                             GEOGRAPHIC DISTRIBUTION
--------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------
                            NUMBER OF         CUT-OFF DATE
          STATE            PROPERTIES          BALANCE           % OF IPB         WA LTV           WA UW DSCR
----------------------------------------------------------------------------------------------------------------
CALIFORNIA                      30           $152,624,381           14.6%          72.5%            1.50x

   Northern California           7             39,068,712           3.7            69.9             1.54x

   Southern California          23            113,555,669          10.9            73.4             1.49x

NEW YORK                         9            103,442,075           9.9            71.5             1.82x

GEORGIA                          5             96,563,469           9.3            61.6             2.13x

MISSOURI                         1             85,000,000           8.2            48.9             2.44x

NEW JERSEY                       9             66,257,462           6.4            73.8             1.46x

PENNSYLVANIA                     6             60,798,558           5.8            78.5             1.39x

TEXAS                           16             58,777,077           5.6            73.8             1.45x

LESS THAN 5%                    67            419,354,428          40.2            74.2             1.44x
----------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE         143          1,042,817,449          100.0%          70.6%            1.63x
----------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                           PROPERTY TYPE DISTRIBUTION
--------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------
                                            NUMBER OF     CUT-OFF
     PROPERTY TYPE     SUB PROPERTY TYPE   PROPERTIES   DATE BALANCE   % OF IPB     WA LTV        WA UW DSCR
----------------------------------------------------------------------------------------------------------------
RETAIL                 ANCHORED                34      $291,413,182      27.9%        73.8%          1.46x

                       REGIONAL MALL            1       $85,000,000       8.2%        48.9%          2.44x

                       UNANCHORED              23       $72,817,964       7.0%        72.2%          1.48x

                       SHADOW ANCHORED          2        $8,612,567       0.8%        70.1%          1.52x

                       SUBTOTAL                60      $457,843,713      43.9%        68.9%          1.65x
----------------------------------------------------------------------------------------------------------------
OFFICE                 SUBURBAN                21      $171,428,299      16.4%        73.6%          1.47x

                       CBD                      8      $147,951,626      14.2%        66.0%          1.86x

                       SUBTOTAL                29      $319,379,925      30.6%        70.1%          1.65x
----------------------------------------------------------------------------------------------------------------
INDUSTRIAL             FLEX                    10       $70,967,266       6.8%        74.7%          1.47x

                       WAREHOUSE/DISTRIBUTION   5       $30,636,165       2.9%        70.7%          1.49x

                       SUBTOTAL                15      $101,603,431       9.7%        73.5%          1.47x
----------------------------------------------------------------------------------------------------------------
MULTIFAMILY            MID/HIGH RISE            6       $39,814,141       3.8%        78.0%          1.39x

                       GARDEN                   7       $38,979,232       3.7%        76.0%          1.41x

                       CO-OP                    1        $2,000,000       0.2%         6.5%         19.64x

                       SUBTOTAL                14       $80,793,374       7.7%        75.2%          1.85x
----------------------------------------------------------------------------------------------------------------
MANUFACTURED HOUSING   MANUFACTURED HOUSING    20       $71,318,635       6.8%        76.0%          1.49x
----------------------------------------------------------------------------------------------------------------
SELF STORAGE           SELF STORAGE             4        $8,085,293       0.8%        69.0%          1.46x
----------------------------------------------------------------------------------------------------------------
MIXED USE              OFFICE/RETAIL            1        $3,793,079       0.4%        61.5%          1.73x
----------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                        143    $1,042,817,449     100.0%        70.6%          1.63x
----------------------------------------------------------------------------------------------------------------

                                     5 of 61

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2003-CIBC6

--------------------------------------------------------------------------------
                              COLLATERAL STATISTICS
--------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------
                                               CUT-OFF DATE PRINCIPAL BALANCE

    RANGE OF CUT-OFF         NUMBER OF         PRINCIPAL
DATE PRINCIPAL BALANCES       LOANS            BALANCE         % OF IPB       WA LTV            WA UW DSCR
----------------------------------------------------------------------------------------------------------------
$899,055 - $1,999,999          17             $24,898,261          2.4%         67.5%               1.54x

$2,000,000 - $2,999,999        24              59,944,059          5.7          67.4                2.07x

$3,000,000 - $3,999,999        15              52,770,514          5.1          71.8                1.50x

$4,000,000 - $4,999,999        11              50,721,901          4.9          75.6                1.44x

$5,000,000 - $6,999,999        14              79,190,977          7.6          71.6                1.42x

$7,000,000 - $9,999,999        22             182,140,584         17.5          73.8                1.50x

$10,000,000 - $14,999,999       7              89,058,073          8.5          76.7                1.48x

$15,000,000 - $24,999,999      12             229,703,785         22.0          74.9                1.49x

$25,000,000 - $49,999,999       4             127,458,719         12.2          76.1                1.32x

$50,000,000 - $85,000,000       2             146,930,576         14.1          50.9                2.46x
----------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:       128          $1,042,817,449        100.0%         70.6%               1.63x
----------------------------------------------------------------------------------------------------------------
AVERAGE PER LOAN:         $8,147,011

AVERAGE PER PROPERTY:     $7,292,430
----------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------
                                              RANGE OF MORTGAGE INTEREST RATES

   RANGE OF MORTGAGE                           PRINCIPAL
    INTEREST RATES        NUMBER OF LOANS      BALANCE         % OF IPB       WA LTV            WA UW DSCR
----------------------------------------------------------------------------------------------------------------
4.5317% - 4.9999%               3          $155,930,576          15.0%         51.1%               2.46x

5.0000% - 5.4999%              32           195,547,310          18.8          74.6                1.71x

5.5000% - 5.9999%              56           485,618,318          46.6          74.4                1.45x

6.0000% - 6.4999%              28           176,621,318          16.9          73.6                1.37x

6.5000% - 7.4200%               9            29,099,928           2.8          68.1                1.40x
----------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:       128        $1,042,817,449         100.0%         70.6%               1.63x
----------------------------------------------------------------------------------------------------------------
WEIGHTED AVERAGE MORTGAGE RATE:           5.5998%
----------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------
                                             ORIGINAL TERM TO MATURITY IN MONTHS

   ORIGINAL TERM TO                            PRINCIPAL
       MATURITY           NUMBER OF LOANS      BALANCE         % OF IPB       WA LTV            WA UW DSCR
----------------------------------------------------------------------------------------------------------------
60 - 110                        5           $13,087,829           1.3%         68.2%               1.63x

111 - 120                     105           878,574,702          84.3          70.1                1.64x

121 - 240                      18           151,154,918          14.5          73.8                1.57x
----------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:       128        $1,042,817,449         100.0%         70.6%               1.63x
----------------------------------------------------------------------------------------------------------------
WEIGHTED AVERAGE ORIGINAL TERM TO MATURITY:   129
----------------------------------------------------------------------------------------------------------------

                                     6 of 61

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CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A
DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2003-CIBC6

--------------------------------------------------------------------------------
                              COLLATERAL STATISTICS
--------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------
                                REMAINING TERMS TO MATURITY/ARD DATE IN MONTHS

 RANGE OF REMAINING TERMS TO       NUMBER       PRINCIPAL
      MATURITY/ARD DATE           OF LOANS       BALANCE         % OF IPB       WA LTV            WA UW DSCR
----------------------------------------------------------------------------------------------------------------
57 - 110                               5       $13,087,829          1.3%          68.2%              1.63x
111 - 120                            106       898,814,702         86.2           70.3               1.64x
121 - 240                             17       130,914,918         12.6           72.9               1.61x
----------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:              128    $1,042,817,449        100.0%          70.6%              1.63x
----------------------------------------------------------------------------------------------------------------
WEIGHTED AVERAGE REMAINING TERM TO MATURITY/ARD:   126
----------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------
                                     ORIGINAL AMORTIZATION TERM IN MONTHS(1)

       ORIGINAL                                PRINCIPAL
  AMORTIZATION TERM       NUMBER OF LOANS      BALANCE         % OF IPB       WA LTV            WA UW DSCR
----------------------------------------------------------------------------------------------------------------
120 - 180                       2            $4,404,853          0.4%          69.6%              1.12x
181 - 240                      20           106,096,247         10.2           70.4               1.32x
241 - 300                      24           113,826,834         10.9           71.9               1.46x
331 - 360                      81           816,489,517         78.4           70.7               1.66x
----------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:       127        $1,040,817,449        100.0%          70.8%              1.60x
----------------------------------------------------------------------------------------------------------------
WEIGHTED AVERAGE ORIGINAL AMORTIZATION TERM:          339
----------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------
                                     REMAINING AMORTIZATION TERM IN MONTHS(1)

       REMAINING                               PRINCIPAL
  AMORTIZATION TERM       NUMBER OF LOANS      BALANCE         % OF IPB       WA LTV            WA UW DSCR
----------------------------------------------------------------------------------------------------------------
118 - 180                       2            $4,404,853          0.4%          69.6%               1.12x
181 - 240                      20           106,096,247         10.2           70.4                1.32x
241 - 300                      24           113,826,834         10.9           71.9                1.46x
331 - 360                      81           816,489,517         78.4           70.7                1.66x
----------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:       127        $1,040,817,449        100.0%          70.8%               1.60X

----------------------------------------------------------------------------------------------------------------
WEIGHTED AVERAGE REMAINING AMORTIZATION TERM:           337
----------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------
                                                     AMORTIZATION TYPES

                                              PRINCIPAL
   AMORTIZATION TYPES     NUMBER OF LOANS      BALANCE         % OF IPB       WA LTV            WA UW DSCR
----------------------------------------------------------------------------------------------------------------
BALLOON LOANS(2)               90          $600,685,908          57.6%         71.0%              1.59x
ARD LOANS                      19           254,509,584          24.4          76.1               1.43x
PARTIAL INTEREST-ONLY           8           121,550,000          11.7          57.7               2.15x
FULLY AMORTIZING               10            64,071,957           6.1          72.5               1.27x
INTEREST ONLY                   1             2,000,000           0.2           6.5              19.64x
----------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:       128        $1,042,817,449         100.0%         70.6%              1.63x
----------------------------------------------------------------------------------------------------------------

(1)  Excludes loans that are interest only for the entire term.

(2) Excludes the mortgage loans which pay interest only for a portion of their term.

                                     7 of 61

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REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2003-CIBC6

--------------------------------------------------------------------------------
                              COLLATERAL STATISTICS
--------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------
                            UNDERWRITTEN CASH FLOW DEBT SERVICE COVERAGE RATIOS(1)

                                                               PRINCIPAL
        UW DSCR           NUMBER OF LOANS      BALANCE         % OF IPB       WA LTV            WA UW DSCR
----------------------------------------------------------------------------------------------------------------
1.20X - 1.29X                  14             $76,053,936         7.3%         74.5%              1.23x
1.30X - 1.34X                  10              57,996,812         5.6          77.1               1.32x
1.35X - 1.39X                  22             217,194,816        20.9          74.8               1.37x
1.40X - 1.44X                  14              85,879,281         8.3          74.4               1.43x
1.45X - 1.49X                  20             166,784,791        16.0          76.0               1.46x
1.50X - 1.69X                  32             244,534,521        23.5          73.4               1.56x
1.70X - 1.99X                   8              25,979,712         2.5          64.7               1.76x
2.00X - 2.99X                   6             163,279,650        15.7          51.0               2.46x
3.00X - 19.64X                  1               2,000,000         0.2           6.5              19.64x
----------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:       127          $1,039,703,520       100.0%         70.6%              1.64x
----------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------
                                          LTV RATIOS AS OF THE CUT-OFF DATE

                                              PRINCIPAL
      CUT-OFF LTV         NUMBER OF LOANS      BALANCE         % OF IPB       WA LTV            WA UW DSCR
----------------------------------------------------------------------------------------------------------------
6.5% - 49.9%                    5           $95,059,280          9.1%         47.7%               2.79x
50.0% - 59.9%                   9            87,540,384          8.4          54.5                2.30x
60.0% - 64.9%                   9            51,928,414          5.0          63.3                1.51x
65.0% - 69.9%                  13            48,177,161          4.6          68.6                1.45x
70.0% - 74.9%                  44           304,176,999         29.2          73.2                1.47x
75.0% - 80.0%                  48           455,935,211         43.7          77.9                1.41x
----------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:       128        $1,042,817,449        100.0%         70.6%               1.63x
----------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------
                                       LTV RATIOS AS OF THE MATURITY DATE

                                              PRINCIPAL                    WA MATURITY
      MATURITY LTV        NUMBER OF LOANS      BALANCE         % OF IPB        LTV              WA UW DSCR
----------------------------------------------------------------------------------------------------------------
0.0% - 29.9%                    6           $16,794,678          1.7%         62.6%               3.44x
30.0% - 49.9%                  17           205,735,487         21.0          53.8                2.25x
50.0% - 59.9%                  30           190,750,022         19.5          71.7                1.47x
60.0% - 64.9%                  36           316,757,627         32.4          74.5                1.47x
65.0% - 69.9%                  27           242,426,801         24.8          78.9                1.43x
70.0% - 72.0%                   2             6,280,877          0.6          77.6                1.45x
----------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:       118          $978,745,492        100.0%         70.5%               1.66X
----------------------------------------------------------------------------------------------------------------

(1) Excludes the 1 mortgage loan, representing approximately 0.3% of the aggregate principal balance of the pool of mortgage loans as of the Cut-off date that is a credit tenant lease (CTL) loan.

                                     8 of 61

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REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2003-CIBC6

--------------------------------------------------------------------------------
                              COLLATERAL STATISTICS
--------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------
                                            CURRENT OCCUPANCY RATES

   CURRENT OCCUPANCY                          PRINCIPAL
        RATES             NUMBER OF LOANS      BALANCE         % OF IPB       WA LTV            WA UW DSCR
----------------------------------------------------------------------------------------------------------------
74.7% - 85.0%                   4           $30,778,320          3.0%            66.9%            1.47x
85.1% - 90.0%                   9            73,774,023          7.1             73.5             1.51x
90.1% - 95.0%                  24           222,780,490         21.4             70.2             1.74x
95.1% - 100.0%                106           715,484,616         68.6             70.6             1.62x
----------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED                143        $1,042,817,449        100.0%            70.6%            1.63X
AVERAGE:
----------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------
                                               YEAR BUILT/RENOVATED

                                              PRINCIPAL
  YEAR BUILT/RENOVATED    NUMBER OF LOANS      BALANCE         % OF IPB       WA LTV            WA UW DSCR
----------------------------------------------------------------------------------------------------------------
1950 - 1959                     3            $8,015,000          0.8%            74.5%            1.41x
1960 - 1969                     5            16,740,673          1.6             72.4             1.38x
1970 - 1979                    11            39,862,627          3.8             74.8             1.45x
1980 - 1989                    31           164,009,496         15.7             72.5             1.49x
1990 - 1999                    34           286,903,170         27.5             66.6             1.76x
2000 - 2003                    59           527,286,483         50.6             71.8             1.64x
----------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:       143        $1,042,817,449        100.0%            70.6%            1.63X
----------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------
                                            PREPAYMENT PROTECTION

       PREPAYMENT                              PRINCIPAL
      PROTECTION          NUMBER OF LOANS      BALANCE         % OF IPB       WA LTV            WA UW DSCR
----------------------------------------------------------------------------------------------------------------
DEFEASANCE                    122          $1,008,640,340        96.7%           70.8%            1.63x
YIELD MAINTENANCE               6              34,177,110         3.3            64.7             1.73x
----------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:       128          $1,042,817,449       100.0%           70.6%            1.63X
----------------------------------------------------------------------------------------------------------------

                                     9 of 61

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REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2003-CIBC6

--------------------------------------------------------------------------------
                              TOP 10 MORTGAGE LOANS
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
 LOAN                    LOAN NAME          CUT-OFF DATE   % OF     SQUARE FEET/    LOAN PER     UW    CUTOFF LTV      PROPERTY
SELLER(1)                (LOCATION)            BALANCE      IPB         UNIT         SF/UNIT    DSCR     RATIO           TYPE
------------------------------------------------------------------------------------------------------------------------------------
JPMCB       Battlefield Mall                $85,000,000(2)  8.2%    1,006,618 SF         $84     2.44x     48.9%     Regional Mall
            (Springfield, MO)

ABN         One Alliance Center              61,930,576(2)  5.9%      554,849 SF        $112     2.49x     53.7%     CBD Office
            (Atlanta, GA)

JPMCB       International Paper Office       34,969,442     3.4%      214,060 SF        $163     1.35x     77.4%     Suburban
            (Memphis, TN)                                                                                            Office

JPMCB       Deerfield Mall                   32,453,953     3.1%      371,158 SF         $87     1.38x     75.5%     Anchored
            (Deerfield Beach, FL)                                                                                    Retail

JPMCB       Shelbyville Road Plaza           31,150,000     3.0%      250,057 SF        $125     1.21x     76.9%     Anchored
            (Louisville, KY)                                                                                         Retail

CIBC        641 Sixth Avenue                 28,885,324     2.8%      157,552 SF        $183     1.35x     74.3%     CBD Office
            (New York, NY)

JPMCB       Tices Corner Retail Marketplace  24,924,691     2.4%      119,114 SF        $209     1.48x     73.3%     Anchored
            (Woodcliff Lake, NJ)                                                                                     Retail

CIBC        919 Market Place                 22,956,879     2.2%      220,587 SF        $104     1.37x     79.7%     CBD Office
            (Wilmington, DE)

CIBC        Plaza 48                         22,277,294     2.1%      129,790 SF        $171     1.60x     76.8%     Anchored
            (Long Island City, NY)                                                                                   Retail


CIBC        2121 Market Place                20,240,000     1.9%       168 Units     120,476     1.32x     80.0%     Multifamily
            (Philadelphia, PA)
------------------------------------------------------------------------------------------------------------------------------------
             TOTAL/WEIGHTED AVERAGE:       $364,788,160    35.0%                                 1.81x     66.3%
------------------------------------------------------------------------------------------------------------------------------------

(1)  "JPMCB" = JPMORGAN CHASE BANK; "CIBC" = CIBC INC.; "ABN" = ABN AMRO BANK
     N.V.

(2)  REPRESENTING THE POOLED COMPONENTS OF EACH LOAN

                                    10 of 61

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REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2003-CIBC6




                      [THIS PAGE INTENTIONALLY LEFT BLANK]




                                    11 of 61

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REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2003-CIBC6


--------------------------------------------------------------------------------
                                BATTLEFIELD MALL
--------------------------------------------------------------------------------









                   [THREE PHOTOS OF BATTLEFIELD MALL OMITTED]














                                    12 of 61

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REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2003-CIBC6

--------------------------------------------------------------------------------
                                BATTLEFIELD MALL
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                             LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:       $85,000,000 (Pooled Component)
CUT-OFF PRINCIPAL BALANCE:        $85,000,000 (Pooled Component)
% OF POOL BY IPB:                 8.2%
LOAN SELLER:                      JPMorgan Chase Bank
BORROWER:                         Battlefield Mall, LLC
SPONSOR:                          Simon Property Group, L.P.
ORIGINATION DATE:                 6/30/2003
INTEREST RATE:                    4.4697%
INTEREST ONLY PERIOD:             24 months
MATURITY DATE:                    7/1/2013
AMORTIZATION TYPE:                IO-Balloon
ORIGINAL AMORTIZATION:            360
REMAINING AMORTIZATION:           360
CALL PROTECTION:                  L(24),Def(91),O(4)
CROSS-COLLATERALIZATION:          NAP
LOCK BOX:                         Springing
ADDITIONAL DEBT:                  NAP
ADDITIONAL DEBT TYPE:             NAP
LOAN PURPOSE:                     Refinance
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                           PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:           Single Asset
TITLE:                            Fee/Leasehold
PROPERTY TYPE:                    Regional Mall
SQUARE FOOTAGE:                   1,006,618
LOCATION:                         Springfield, MO
YEAR BUILT/RENOVATED:             1970/1997
OCCUPANCY:                        96.9%(1)
INLINE OCCUPANCY:                 92.6%
OCCUPANCY DATE:                   4/4/2003
INLINE SALES/SF:                  $347(2)
OCCUPANCY COST:                   12.4%
NUMBER OF TENANTS:                132
HISTORICAL NOI:
                 2001:            $11,797,863
                 2002:            $12,215,569
                 2003:            $12,169,866 (TTM as of 4/30/2003)
UW NOI:                           $12,939,573
UW NET CASH FLOW:                 $12,537,029
APPRAISED VALUE:                  $174,000,000
APPRAISAL DATE:                   5/27/2003
--------------------------------------------------------------------------------

(1) Occupancy percentage does not include Sears, which is anchored owned. The mall is 97.4% occupied when Sears is included in the occupancy percentage.

(2)  Sales for all tenants under 10,000 square feet for 2002.

--------------------------------------------------------------------------------
                                 RESERVES
--------------------------------------------------------------------------------

In lieu of monthly reserves for taxes, insurance, CapEx, and ground rent by the Battlefield Mall Borrower, Simon Property Group, L.P. has provided a guarantee for such amounts. In addition, if the option to extend the lease for the Dillard's Women space is not exercised on or before January 31, 2007, a TI/LC reserve deposit or guarantee totaling $500,000 will be required.

The Simon Property Group, L.P. guarantee in lieu of deposits will be allowed so long as it maintains long-term debt ratings of at least BBB- by Fitch or Baa3 by Moody's.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                           FINANCIAL INFORMATION
--------------------------------------------------------------------------------
     CUT-OFF DATE LOAN/SF:                                              $84
     CUT-OFF DATE LTV:                                                  48.9%
     MATURITY LTV:                                                      41.9%
     UW DSCR:                                                           2.44x
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                              ANCHOR TENANTS

                                                               MOODY'S/      SQUARE     % OF    SALES    BASE RENT       LEASE
    TENANT NAME                PARENT COMPANY                   S&P(3)         FEET      GLA    PSF(4)      PSF     EXPIRATION YEAR
------------------------------------------------------------------------------------------------------------------------------------
JC PENNY          JC Penny Company (NYSE: JCP)                  Ba3/BB+     203,325     20.2%    $174       $1.26         2016
SEARS(5)          Sears, Roebuck and Co. (NYSE: S)             Baa1/BBB     178,170       N/A     NAV         N/A         2022
DILLARD'S WOMEN   Dillard's, Inc. (NYSE: DDS)                   Ba3/BB+     138,409     13.8%    $185       $1.18         2005
DILLARD'S         Dillard's, Inc. (NYSE: DDS)                   Ba3/BB+     125,241     12.4%     $92       $4.00         2008
FAMOUS-BARR       May Department Stores Company (NYSE: MAY)    Baa1/BBB+    125,056     12.4%    $205       $1.49         2012
------------------------------------------------------------------------------------------------------------------------------------
                                                   SIGNIFICANT IN-LINE TENANTS
------------------------------------------------------------------------------------------------------------------------------------
OLD NAVY          The Gap, Inc (NYSE: GPS)                      Ba3/BB+      14,989      1.5%    $512      $34.87(6)      2004
EXPRESS WOMEN     Limited Brands (NYSE: LTD)                   Baa1/BBB+     14,705      1.5%    $286      $17.00         2008
ETHAN ALLEN       Ethan Allen Interiors Inc. (NYSE: ETH)        Ba1/A-       12,589      1.3%     NAV      $11.21         2008
F.Y.E             Trans World Entertainment  (NYSE: TWMC)        NR/NR       11,018      1.1%    $192      $18.00         2006
------------------------------------------------------------------------------------------------------------------------------------

(3) Ratings provided are the entity listed in the "Parent Company" field whether or not the parent company guarantees the lease.

(4)  Sales per square foot for the 12 month period ending 4/30/2003.

(5)  Sears is anchored owned and not part of the collateral.

(6) Old Navy pays percentage rent in lieu of base rent. The figure shown is calculated based upon the percentage rent amount paid.

                                    13 of 61

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REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2003-CIBC6

--------------------------------------------------------------------------------
                                BATTLEFIELD MALL
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     SPONSOR
--------------------------------------------------------------------------------
Headquartered in Indianapolis, Simon Property Group, Inc.(NYSE: SPG) is the largest publicly traded retail real estate investment trust (REIT) in North America. Simon is a member of the S&P 500 index and was named Fortune Magazine's 2003 Most Admired Real Estate Company.

Today, Simon manages a retail network that drives approximately $40 billion in annual sales. Simon's activities are conducted through Simon Property Group, Limited Partnership (the "Operating Partnership"), in which it owns a 73.6% weighted average direct and indirect interest as of December 31, 2002.

Simon Property Group, Inc. properties primarily consist of regional malls and community shopping centers. The properties contain an aggregate of approximately
184.5 million square feet of Gross Leasable Area (GLA), of which Simon Property Group, Inc. owns 105.9 million square feet. More than 3,900 different retailers occupy more than 20,000 stores in the properties and no one retail tenant represents more than 5.3% of the company`s properties' total minimum rents.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                   COLLATERAL
--------------------------------------------------------------------------------
Battlefield Mall is a 1.1 million square foot, recently renovated enclosed regional mall, located west of U.S 65 at the intersection of Battlefield Street and Glenstone Avenue in Springfield, Missouri. Battlefield Mall, the only super-regional mall in the area, opened in 1970, expanded and renovated in 1982 and recently renovated in 1997. The center is anchored by five tenants, ranging from 125,000 to 203,000 square feet. In addition the center has approximately 414,677 square feet of in-line tenants, which includes The Gap, Limited, Victoria's Secret, Eddie Bauer, Champs Sports, Abercrombie & Fitch, Shoe Express, The Children's Place, and The Disney Store.

JC Penney occupies 203,235 square feet (20.2% of the Mall). JC Penney is a major retailer, operating 1,049 department stores in 49 states, Puerto Rico and Mexico. Sears occupies 178,170 square feet. The Sears space is anchored owned and does not serve as collateral for this loan. Sears is a multi-line retailer that offers a wide array of merchandise and related services. Dillard's occupies 263,650 square feet in two stores- spaces (26.2% of the Mall). The two stores are split into Dillard's and Dillard's Women. Dillard's ranks among the nation's largest fashion apparel and home furnishings retailers with annual revenues exceeding $8.2 billion.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                    MARKET(1)
--------------------------------------------------------------------------------
Springfield, Missouri is a regional center located in Greene County, near the southwest corner of the state. Via major roadways, it is approximately 215 miles southwest of St. Louis, 175 miles south of Kansas City and 180 miles northeast of Tulsa, Oklahoma. Major highways serving the MSA include Interstate 44, which links St. Louis, Tulsa, and Oklahoma City and US Route 65, which links Springfield and Branson.

Major employers in Springfield include Cox Health, St. John's Health System, Southwest Missouri State University, Bank One, and Kraft Foods. The largest industries, based on employees, are retail trade, health services and education services, with very even dispersion among all other industries.

Although Battlefield's market spans over 100 miles outward from the mall, approximately 70% of market's residents live within 10 miles of the mall. People living within the mall's trade area have an average household income of $43,868 and their median age is 35.7 years.

Southwest Missouri State University, located in Springfield, has a student enrollment of 19,000. In total, there are more than 35,000 students enrolled in the colleges and universities in Springfield.
--------------------------------------------------------------------------------

(1) Certain information from the Integra Realty Resources appraisal dated May 27, 2003. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.

------------------------------------------------------------------------------------------------------------------------------------
                                                        LEASE ROLLOVER SCHEDULE

              NUMBER OF   SQUARE                             % OF BASE    CUMULATIVE    CUMULATIVE %   CUMULATIVE    CUMULATIVE %
               LEASES      FEET     % OF GLA     BASE RENT     RENT      SQUARE FEET       OF GLA       BASE RENT    OF BASE RENT
     YEAR     EXPIRING   EXPIRING   EXPIRING     EXPIRING    EXPIRING      EXPIRING       EXPIRING      EXPIRING       EXPIRING
------------------------------------------------------------------------------------------------------------------------------------
VACANT           NAP      30,706       3.1%            NAP       NAP          30,706           3.1%            NAP            NAP
2003 & MTM         5       8,383       0.8        $311,438       2.8%         39,089           3.9%       $311,438           2.8%
2004              18      62,666       6.2       1,789,418      16.0         101,755          10.1%     $2,100,856          18.8%
2005              12     168,543      16.7         974,331       8.7         270,298          26.9%     $3,075,187          27.5%
2006              14      47,576       4.7         997,777       8.9         317,874          31.6%     $4,072,964          36.5%
2007              14      41,413       4.1         792,688       7.1         359,287          35.7%     $4,865,652          43.6%
2008              12     178,820      17.8       1,616,913      14.5         538,107          53.5%     $6,482,565          58.1%
2009               9      26,230       2.6         770,600       6.9         564,337          56.1%     $7,253,165          65.0%
2010              17      44,469       4.4       1,064,316       9.5         608,806          60.5%     $8,317,481          74.5%
2011              14      36,618       3.6       1,203,126      10.8         645,424          64.1%     $9,520,607          85.3%
2012               8     137,127      13.6         722,948       6.5         782,551          77.7%    $10,243,555          91.8%
THEREAFTER         9     224,067      22.3         918,765       8.2       1,006,618         100.0%    $11,162,320         100.0%
------------------------------------------------------------------------------------------------------------------------------------
TOTAL            132   1,006,618     100.0%    $11,162,320     100.0%
------------------------------------------------------------------------------------------------------------------------------------

                                    14 of 61

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

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2003-CIBC6

                                Battlefield Mall



                     [DIRECTORY OF BATTLEFIELD MALL OMITTED]




                                    15 of 61

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STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2003-CIBC6

--------------------------------------------------------------------------------
                                BATTLEFIELD MALL
--------------------------------------------------------------------------------


               [MAP OF AREA SURROUNDING BATTLEFIELD MALL OMITTED]



                                    16 of 61

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STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2003-CIBC6


--------------------------------------------------------------------------------
                                BATTLEFIELD MALL
--------------------------------------------------------------------------------


                   [AERIAL PHOTO OF BATTLEFIELD MALL OMITTED]




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

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2003-CIBC6

--------------------------------------------------------------------------------
                               ONE ALLIANCE CENTER
--------------------------------------------------------------------------------



                   [TWO PHOTOS OF ONE ALLIANCE CENTER OMITTED]














                                    18 of 61

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

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2003-CIBC6

--------------------------------------------------------------------------------
                               ONE ALLIANCE CENTER
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                             LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:  $62,000,000 (Pooled Component)
CUT-OFF PRINCIPAL BALANCE:   $61,930,576 (Pooled Component)
% OF POOL BY IPB:            5.9%
LOAN SELLER:                 ABN AMRO Bank N.V.
BORROWER:                    Trizec Alliance Center, LLC
SPONSOR:                     Trizec Holdings, Inc.
ORIGINATION DATE:            6/25/2003
INTEREST RATE:               4.7750%
INTEREST ONLY PERIOD:        NAP
MATURITY DATE:               7/1/2013
AMORTIZATION TYPE:           Balloon
ORIGINAL AMORTIZATION:       360
REMAINING AMORTIZATION:      359
CALL PROTECTION:             L(24), Def(93), O(2)
CROSS-COLLATERALIZATION:     NAP
LOCK BOX:                    CMA
ADDITIONAL DEBT:             Permitted
ADDITIONAL DEBT TYPE:        Mezzanine (Future)
LOAN PURPOSE:                Refinance
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                           PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:      Single Asset
TITLE:                       Fee
PROPERTY TYPE:               CBD Office
SQUARE FOOTAGE:              554,849
LOCATION:                    Atlanta, GA
YEAR BUILT/RENOVATED:        2001/NAP
OCCUPANCY:                   94.2%
OCCUPANCY DATE:              8/1/2003
NUMBER OF TENANTS:           24
HISTORICAL NOI:
                 2001:       NAP (Built in 2001)
                 2002:       $5,096,623
                 2003:       $5,489,199 (TTM as of 3/31/2003)
UW NOI:                      $10,382,220
UW NET CASH FLOW:            $9,548,576
APPRAISED VALUE:             $115,400,000
APPRAISAL DATE:              5/1/2003
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                 RESERVES
--------------------------------------------------------------------------------
ESCROWS/RESERVES:                      INITIAL        MONTHLY
                                    -------------- ---------------
                        Taxes:              $0             $0
                        Insurance:          $0             $0
                        TI/LC:              $0             $0
                        CapEx:              $0             $0
                        Other:        $670,631(1)          $0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                           FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/SF:               $112
CUT-OFF DATE LTV:                   53.7%
MATURITY DATE LTV:                  44.0%
UW DSCR:                            2.49x
--------------------------------------------------------------------------------
(1)  The tenant "the Japanese Consulate" pays one year's rent in advance.

------------------------------------------------------------------------------------------------------------------------------------
                                                          SIGNIFICANT TENANTS

                                                                   MOODY'S/    SQUARE                                     LEASE
              TENANT NAME                    PARENT COMPANY         S&P(2)      FEET      % OF GLA    BASE RENT PSF  EXPIRATION YEAR
------------------------------------------------------------------------------------------------------------------------------------
S1, INC.                                  S1 Corporation            NR/NR      184,435       33.2%        $23.47           2011
TOWERS, PERRIN, FORSTER & CROSBY, INC.    NAP                       NR/NR      101,076       18.2%        $30.39           2012
BBDO WORLDWIDE, INC.                      Omnicom Group, Inc.       Baa1/A-     68,000       12.3%        $32.64           2011
------------------------------------------------------------------------------------------------------------------------------------

(2) Ratings provided are the entity listed in the "Parent Company" field whether or not the parent company guarantees the lease

                                    19 of 61

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

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2003-CIBC6

--------------------------------------------------------------------------------
                               ONE ALLIANCE CENTER
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     SPONSOR
--------------------------------------------------------------------------------
The borrowing entity, Trizec Alliance Center, LLC is wholly-owned by Trizec Holdings, Inc., which is 100% owned by Trizec Properties, Inc., ("Trizec") Trizec was launched as a publicly traded U.S. office REIT in May 2002 (NYSE:TRZ). Trizec is one of the largest owners and managers of commercial property in North America with 69 office properties totaling approximately 48 million SF. According to Trizec's first quarter 2003 financial statements, the book value of its real estate assets as of March 31, 2003 was approximately $5.15 billion.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                   COLLATERAL
--------------------------------------------------------------------------------
The One Alliance Center property ("One Alliance Center") is located at 3500 Lenox Road in Atlanta, Georgia. It was constructed in 2001 and contains 537,549 RSF of office space, 13,707 RSF of retail space and 3,593 RSF of storage space. One Alliance Center is a part of Trizec's overall master plan for a 10-acre Alliance Center, which when completed will include three office buildings totaling 1.5 million RSF and one residential tower totaling 250,000 RSF, with parking for 4,000 vehicles. One Alliance Center is the first building constructed as part of the Alliance Center master plan. The residential tower is presently under construction on a site that Trizec sold to Hanover Properties. One Alliance Center is 94.2% leased to 24 tenants. The largest tenant in One Alliance Center is S1, Inc., a wholly owned subsidiary of S1 Corporation. S1, Inc. leases 33.2% of the net RSF. Towers, Perrin, Forster & Crosby, Inc. is the second largest tenant occupying 18.3% of the net RSF. BBDO Worldwide Inc., a wholly owned subsidiary of Omnicom Group, Inc. (rated "Baa1" by Moody's, and "A-" by Fitch and S&P) is the third largest tenant occupying 12.3% of the net RSF.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                    MARKET(1)
--------------------------------------------------------------------------------
One Alliance Center is located in Fulton County, within the Atlanta MSA ("MSA") at 3500 Lenox Road on the southwest corner of Lenox Road and Phipps Boulevard. Lenox Road is an eight to ten lane road that runs northeast/south, providing immediate access to GA 400 and Peachtree Road. One Alliance Center is located in the Buckhead submarket within the city of Atlanta. The Buckhead Loop is a semicircular, multilane highway that accesses GA 400 and connects to both Peachtree Road and Piedmont Avenue, the two most dominant streets in the city of Atlanta. One Alliance Center is situated within three-four minutes walking distance from Atlanta's two premier regional malls (Lenox Square Mall and Phipps Plaza), a Ritz Carlton and a Swissotel, and the proposed Buckhead MARTA station (Atlanta's rail transit system). The area is easily accessible via four major highways (I-75, I-85, I-285 and GA 400), each of which travel through Atlanta's Central Business District and provide easy access to other portions of the county and state, and via MARTA, for which the nearby Buckhead station is currently under design.

The population of the MSA was approximately 4,395,997 in 2002. Population in the MSA increased by 5.2% from 4,112,198 in 2000. The number of households in the area increased by 2.51% annually between 2000 and 2002, from 1,504,871 to 1,673,089. By 2007, the number of households in this area is expected to reach 1,922,115, an increase of 2.81% per annum. As of 2002, the median household income and the average household income were estimated to be $59,964 and $88,976, respectively, and the per capita income was estimated to be $33,864. Average annual increases in household income are forecast to be somewhat lower than the previous period.

The Buckhead submarket lies on the northern side of Atlanta and is one of the city's core office markets. The Buckhead submarket consists of 13,884,160 rentable square feet of office space in 95 multi-tenant buildings (15,000 RSF or greater), which constitutes approximately 9% of the Metro Atlanta office market's GLA. Growth has been halted in this market after third quarter 2001, as no new space has been introduced over the past six consecutive quarters. Additionally, there is currently no new space under construction.

The vacancy rate in the Buckhead submarket increased from 18.8% to 20.1% between fourth quarter 2002 and first quarter 2003. Including sublease space, the vacancy rate decreased from 23.1% to 22.1%. Buckhead has historically maintained a significantly lower vacancy rate than the overall Metro Atlanta market. The average lease rates in the Buckhead submarket for Class A space ranged from $24/RSF to $29/RSF in the first quarter 2003.
--------------------------------------------------------------------------------
(1) Certain information from the Landauer Realty Group, Inc. appraisal dated May 1, 2003. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.

------------------------------------------------------------------------------------------------------------------------------------
                                                    LEASE ROLLOVER SCHEDULE

             NUMBER OF     SQUARE                              % OF BASE    CUMULATIVE    CUMULATIVE %    CUMULATIVE    CUMULATIVE %
              LEASES        FEET     % OF GLA    BASE RENT       RENT       SQUARE FEET      OF GLA        BASE RENT    OF BASE RENT
     YEAR   EXPIRING(2)   EXPIRING   EXPIRING     EXPIRING     EXPIRING      EXPIRING       EXPIRING       EXPIRING       EXPIRING
------------------------------------------------------------------------------------------------------------------------------------
VACANT          NAP        32,109       5.8%           NAP        NAP           32,109        5.8%               NAP         NAP
2003 & MTM        1         3,422       0.6       $103,977        0.7%          35,531        6.4%          $103,977        0.7%
2004              0             0       0.0              0        0.0           35,531        6.4%          $103,977        0.7%
2005              0             0       0.0              0        0.0           35,531        6.4%          $103,977        0.7%
2006              2         6,823       1.2        207,317        1.4           42,354        7.6%          $311,294        2.2%
2007             10        30,132       5.4        850,843        5.9           72,486       13.1%        $1,162,137        8.1%
2008              6        13,597       2.5        327,046        2.3           86,083       15.5%        $1,489,183       10.4%
2009              1        16,299       2.9        407,475        2.8          102,382       18.5%        $1,896,658       13.2%
2010              2        34,005       6.1        900,358        6.3          136,387       24.6%        $2,797,016       19.5%
2011              3       255,179      46.0      6,581,500       45.8          391,566       70.6%        $9,378,516       65.2%
2012              3       140,208      25.3      4,372,913       30.4          531,774       95.8%       $13,751,429       95.6%
AFTER             2        23,075       4.2        626,665        4.4          554,849      100.0%       $14,378,094      100.0%
------------------------------------------------------------------------------------------------------------------------------------
TOTAL            30       554,849     100.0%   $14,378,094       100.0%
------------------------------------------------------------------------------------------------------------------------------------

(2)  There are 30 leases but only 24 actual tenants in the property.

                                    20 of 61

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

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2003-CIBC6

--------------------------------------------------------------------------------
                               ONE ALLIANCE CENTER
--------------------------------------------------------------------------------


              [MAP OF AREA SURROUNDING ONE ALLIANCE CENTER OMITTED]






                                    21 of 61

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STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2003-CIBC6

--------------------------------------------------------------------------------
                               ONE ALLIANCE CENTER
--------------------------------------------------------------------------------



                  [AERIAL PHOTO OF ONE ALLIANCE CENTER OMITTED]







                                    22 of 61

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                      [THIS PAGE INTENTIONALLY LEFT BLANK]





                                    23 of 61

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STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2003-CIBC6

--------------------------------------------------------------------------------
                           INTERNATIONAL PAPER OFFICE
--------------------------------------------------------------------------------







              [THREE PHOTOS OF INTERNATIONAL PAPER OFFICE OMITTED]








                                    24 of 61

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

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2003-CIBC6

--------------------------------------------------------------------------------
                           INTERNATIONAL PAPER OFFICE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                             LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:       $35,000,000
CUT-OFF PRINCIPAL BALANCE:        $34,969,442
% OF POOL BY IPB:                 3.4%
LOAN SELLER:                      JPMorgan Chase Bank
BORROWER:                         Poplar/Massey LLC
SPONSOR:                          Century Park Partners, LLC
ORIGINATION DATE:                 6/6/2003
INTEREST RATE:                    5.8000%
INTEREST ONLY PERIOD:             NAP
MATURITY DATE:                    7/1/2017
AMORTIZATION TYPE:                ARD
ORIGINAL AMORTIZATION:            360
REMAINING AMORTIZATION:           359
CALL PROTECTION:                  L(24),Def(133),O(10)
CROSS-COLLATERALIZATION:          NAP
LOCK BOX:                         CMA
ADDITIONAL DEBT:                  NAP
ADDITIONAL DEBT TYPE:             NAP
LOAN PURPOSE:                     Acquisition Financing
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                           PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:           Single Asset
TITLE:                            Leasehold
PROPERTY TYPE:                    Office
SQUARE FOOTAGE:                   214,060
LOCATION:                         Memphis, TN
YEAR BUILT/RENOVATED:             2002/NAP
OCCUPANCY:                        100.0%
OCCUPANCY DATE:                   1/11/2001
NUMBER OF TENANTS:                1
HISTORICAL NOI:
                 2001:            NAP (Built in 2002)
                 2002:            $3,153,116
                 2003:            $3,153,116 (TTM as of 12/31/2002)
UW NOI:                           $3,405,529
UW NET CASH FLOW:                 $3,330,608
APPRAISED VALUE:                  $45,200,000
APPRAISAL DATE:                   4/9/2003
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                 RESERVES
--------------------------------------------------------------------------------
ESCROWS/RESERVES:                     INITIAL         MONTHLY
                                   --------------- ---------------
                      Taxes:              $0           $0(1)
                      Insurance:          $0           $0(1)
                      TI/LC:              $0           $0(2)
                      CapEx:              $0           $0(1)
                      Other:              $0           $0(3)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                           FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/SF:              $163
CUT-OFF DATE LTV:                  77.4%
MATURITY DATE LTV:                 58.1%
UW DSCR:                           1.35x
--------------------------------------------------------------------------------
(1) The International Paper lease is structured on a NNN basis, where the tenant is required to reimburse the landlord for the real estate taxes, insurance, and all operating expenses. As a result, reserves for taxes, insurance and capex were not required.

(2) The loan documents require a monthly TI/LC reserve beginning in May 2005 with a cap of $600,000. The loan is also structured with a cash sweep provision for TI/LC's in the event the tenant does not give notice of renewal at least 12 months prior to the lease term.

(3) The landlord is obligated in the Lease to provide a $3.00 per square foot allowance (or $642,180), which will be made available to International Paper upon the expiration of the seventh year of the lease for the refurbishment of the property. Lender will begin monthly collections of $13,375 commencing 5/01/2005 through 4/30/2009, or approximately $160,000 per year in an amount sufficient to aggregate to the $642,000 needed to reimburse International Paper for the refurbishment allowance under the lease agreement.

------------------------------------------------------------------------------------------------------------------------------------
                                                       SIGNIFICANT TENANTS

                                                          MOODY'S/    SQUARE
     TENANT NAME                PARENT COMPANY             S&P(4)       FEET      % OF GLA    BASE RENT PSF   LEASE EXPIRATION YEAR
------------------------------------------------------------------------------------------------------------------------------------
INTERNATIONAL PAPER    International Paper Company      Baa2/BBB      214,060        100%         $15.73             2017(5)
------------------------------------------------------------------------------------------------------------------------------------

(4) Ratings provided are the entity listed in the "Parent Company" field whether or not the parent company guarantees the lease.

(5)  The lease has two five-year renewal options.

                                    25 of 61

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

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2003-CIBC6

--------------------------------------------------------------------------------
                           INTERNATIONAL PAPER OFFICE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     SPONSOR
--------------------------------------------------------------------------------
The borrower is Century Park Partners, LLC ("CPP"), a professional real estate investment company that specializes in purchasing single tenant properties with relatively long-term leases. Founded in 1996 and based in Los Angeles, CA, CPP currently owns 8 other single tenant properties nationwide (4 in California, 1 in Charlotte, NC, 1 in Albuquerque, NM, 1 in Salt Lake City, UT, and 1 in Dallas, TX), with an aggregate value in excess of $125.0 million. CPP purchased the property in June 2003 for $45.2 million.

Highwoods Properties (NYSE: HIW) was the original developer of the subject property, as well as the two adjacent identical towers, and serves as the on-site property manager and leasing agent since construction completion.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                   COLLATERAL
--------------------------------------------------------------------------------
International Paper Office is the third of three identically designed buildings in International Place, a 642,000 square foot class A office park located in the East Memphis/Germantown section of Memphis, TN. Although International Paper ("IP") is incorporated in Connecticut for tax purposes, the site has been its functional headquarters since 1987. IP initially moved its headquarters to International Place Tower One, which it currently owns and occupies 100.0% of the 214,060 square foot building.

The subject property is located at the northwest quadrant of Poplar Avenue (US Highway 72/Tennessee Highway 57) and International Place, in the eastern portion of Memphis, TN. The property is an 11-story office building with access to an adjoining 3-level parking deck that serves the three individual buildings. Each building has their pro-rata portion of the structure included in their ownership interest. There are a total of roughly 1,900 total spaces (3.3 per useable square foot) and the portion of the garage included in the International Paper Office is 644 spaces (versus the 620 required in the International Paper lease).
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                    MARKET(1)
--------------------------------------------------------------------------------
Land use in the neighborhood consists primarily of office buildings and commercial developments along Poplar Avenue, with supporting residential development on the surrounding secondary roadways. The office usage in the neighborhood is oriented towards multi-story buildings located individually and within office parks. The majority of the office development in the submarket is located immediately surrounding the subject property and to the west along Poplar Avenue. Other than the subject property's office park, significant office buildings in the immediate area include Lakecrest Office Park, Crescent Building, 6000/6060 Poplar Building, White Station Tower, Poplar Tower, Clark Centre and The 5150 Building.

Overall office supply totals over 18.6 million square feet in metropolitan Memphis, and 7.8 million square feet in the East Memphis submarket. Directly comparable properties total roughly 1.5 million square feet and currently post an average occupancy of roughly 95%. The appraiser cited market vacancies for Overall Memphis (16%), East Memphis Suburban (16%) and Metropolitan Class A properties.
--------------------------------------------------------------------------------

(1) Certain information from the CB Richard Ellis appraisal dated April 9, 2003. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.

                                    26 of 61

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

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2003-CIBC6

--------------------------------------------------------------------------------
                           INTERNATIONAL PAPER OFFICE
--------------------------------------------------------------------------------










          [MAP OF AREA SURROUNDING INTERNATIONAL PAPER OFFICE OMITTED]













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

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2003-CIBC6

--------------------------------------------------------------------------------
                                 DEERFIELD MALL
--------------------------------------------------------------------------------






                     [FOUR PHOTOS OF DEERFIELD MALL OMITTED]





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DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES
REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2003-CIBC6

--------------------------------------------------------------------------------
                                 DEERFIELD MALL
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:       $32,650,000
CUT-OFF PRINCIPAL BALANCE:        $32,453,953
% OF POOL BY IPB:                 3.1%
LOAN SELLER:                      JPMorgan Chase Bank
BORROWER:                         RM Deerfield Mall, LLLP
SPONSOR:                          Barry Ross and William D. Matz
ORIGINATION DATE:                 1/15/2003
INTEREST RATE:                    5.9000%
INTEREST ONLY PERIOD:             NAP
MATURITY DATE:                    2/1/2013
AMORTIZATION TYPE:                Balloon
ORIGINAL AMORTIZATION:            360
REMAINING AMORTIZATION:           354
CALL PROTECTION:                  L(24),Def(86),O(4)
CROSS-COLLATERALIZATION:          NAP
LOCK BOX:                         NAP
ADDITIONAL DEBT:                  NAP
ADDITIONAL DEBT TYPE:             NAP
LOAN PURPOSE:                     Acquisition Financing
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:           Single Asset
TITLE:                            Fee
PROPERTY TYPE:                    Anchored Retail
SQUARE FOOTAGE:                   371,158
LOCATION:                         Deerfield Beach, FL
YEAR BUILT/RENOVATED:             1988/NAP
OCCUPANCY:                        96.3%
OCCUPANCY DATE:                   3/31/2003
NUMBER OF TENANTS:                56
HISTORICAL NOI:
                 2001:            $3,236,880
                 2002:            $3,375,211
                 2003:            $3,375,211 (TTM as of 12/31/2002)
UW NOI:                           $3,408,751
UW NET CASH FLOW:                 $3,206,230
APPRAISED VALUE:                  $43,000,000
APPRAISAL DATE:                   11/23/2002
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                 RESERVES
--------------------------------------------------------------------------------
ESCROWS/RESERVES:                      INITIAL        MONTHLY
                                    -------------- ---------------
                  Taxes:              $394,516        $78,903
                  Insurance:          $215,283        $18,456
                  TI/LC:              $325,000(1)          $0
                  CapEx:              $342,500         $3,300
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/SF:     $87
CUT-OFF DATE LTV:       75.5%
MATURITY LTV:           64.2%
UW DSCR:                1.38x
--------------------------------------------------------------------------------
(1) A 325,000 TI/LC reserve was funded at closing. If the reserve is drawn upon, a monthly escrow will commence until the cap of $325,000 is achieved.

------------------------------------------------------------------------------------------------------------------------------------
                                                           MAJOR TENANTS

                                                                               SQUARE   % OF    SALES     BASE RENT       LEASE
        TENANT NAME                    PARENT COMPANY        MOODY'S/S&P(2)     FEET     GLA    PSF(3)       PSF     EXPIRATION YEAR
------------------------------------------------------------------------------------------------------------------------------------
TJ MAXX(4)                 TJX Companies, Inc. (NYSE: TJX)        A3/A         78,823   21.2%   $1944       $5.50          2012
PUBLIX SUPERMARKETS, INC.  Publix Super Markets, Inc. (NYSE:     NR/NR         42,112   11.3%    $670       $6.00          2008
                           PUSH)
HARCOURT GENERAL, INC.5    Reed Elsevier Group (NYSE: ENL)       NR/A-         32,368    8.7%     N/A      $13.55          2009
OFFICEMAX, INC.            OfficeMax, Inc. (NYSE: OMX)           NR/NR         29,760    8.0%     N/A       $8.65          2009
MARSHALLS OF MA, INC.      TJX Companies, Inc. (NYSE: TJX)        A3/A         27,000    7.3%    $223       $7.50          2004
WALGREEN CO.               Walgreen Co. (NYSE: WAG)              Aa3/A+        13,500    3.6%    $579      $12.25          2008
------------------------------------------------------------------------------------------------------------------------------------

(2) Ratings provided are the entity listed in the "Parent Company" field whether or not the parent company guarantees the lease.

(3)  Sales as of 12/31/2001.

(4) Sports Authority is subleasing 48,583 square feet from TJ Maxx. The sales per square feet figure represents the aggregate sales of TJ Maxx and Sports Authority.

(5)  Subleased by Sunrise Cinemas.

                                    29 of 61

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REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2003-CIBC6

--------------------------------------------------------------------------------
                                 DEERFIELD MALL
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     SPONSOR
--------------------------------------------------------------------------------
The principals are Mr. Barry Ross and Mr. William Matz, brothers-in-law who have been actively involved in the real estate industry for over 25 years. Mr. Ross serves as President of Ross Matz Investments IV, LLC, GP of the borrowing entity, and Ross Realty Investments, the management company. Mr. Ross has various ownership interests in shopping centers totaling 1,630,000 square feet and office buildings totaling 181,400 square feet, primarily located in South Florida.

Mr. Matz has various ownership interests in shopping centers totaling 855,000 square feet and office buildings totaling 145,500 square feet, primarily located in South Florida. Mr. Matz serves as Vice President of Ross Matz Investments IV, LLC, GP of the Borrowing Entity. In 1975, Mr. Matz founded Florida Builder Appliances, which became the largest distributor of appliances to the Florida building industry. In 1997, Mr. Matz sold the company to Sears Roebuck & Co. Barry Ross and William Matz are the non-recourse carveout guarantors.

The borrowing entity purchased the property in December 2002 for approximately $42.8 million.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                   COLLATERAL
--------------------------------------------------------------------------------
Deerfield Mall is a 371,158 square foot "L" shaped shopping center located in Deerfield Beach, Florida. Deerfield Mall is located at the southwest corner of Hillsboro Boulevard and Powerline Road in Deerfield Beach, Broward County, Florida. The collateral also includes a 4,070 square foot outparcel ground leased to Citibank and a 10,120 square foot retail building (includes Taco
Bell). The subject property is currently 96.3% occupied with 56 tenants, mostly on NNN leases. The three largest tenants are TJ Maxx- including Sports Authority subleased space (21.2% of NRA), Publix Supermarkets (11.3%) and Harcourt General which is being subleased by Sunrise Cinemas (8.7%). Built in 1988, the subject property is situated on 41.17 acres. Deerfield Mall benefits from its location next to Century Village, an 8,500-unit retirement community with bus access to the subject property as well as its close proximity to I-95 and Florida's Turnpike.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                    MARKET(1)
--------------------------------------------------------------------------------
Deerfield Mall is located in Deerfield Beach, one of over 25 municipalities in Broward County. It encompasses approximately 15.5 square miles and has over 65,000 residents. The commutes from Deerfield Mall to Ft. Lauderdale and West Palm Beach CBDs are about 30 minutes each. The subject property is located in the Pompano Beach/Deerfield Beach submarket. This submarket contains over 5.3 million square feet of retail space in 40 centers. In 3rd Quarter 2002, the vacancy rate was 11.3% while Broward County vacancy rate was 7.8%. The subject property's competitive set reported vacancy rates ranged from 0% to 46.0% with an average occupancy of 92.0%. Excluding the vacated K-Mart space, the vacancy rates range from 0% to 4.0% with an average occupancy of 98.6% Retail rents averaged $13.48 per square foot for the subject property's submarket. Rent growth within the submarket is expected to remain flat. The appraiser concluded a market rent of $18.00 per square foot for the in-line space.
--------------------------------------------------------------------------------
(1) Certain information from the CB Richard Ellis appraisal dated November 23, 2002. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.

------------------------------------------------------------------------------------------------------------------------------------
                                                        LEASE ROLLOVER SCHEDULE

                 NUMBER OF   SQUARE                                % OF BASE    CUMULATIVE  CUMULATIVE %    CUMULATIVE  CUMULATIVE %
                  LEASES      FEET       % OF GLA     BASE RENT    RENT        SQUARE FEET     OF GLA        BASE RENT  OF BASE RENT
     YEAR        EXPIRING    EXPIRING    EXPIRING     EXPIRING      EXPIRING     EXPIRING     EXPIRING       EXPIRING     EXPIRING
------------------------------------------------------------------------------------------------------------------------------------
VACANT             NAP        13,828        3.7%            NAP       NAP          13,828          3.7%            NAP        NAP
2003 & MTM           9        16,785        4.5         285,640       7.6%         30,613          8.2%       $285,640       7.6%
2004                13        56,206       15.1         706,877      18.7          86,819         23.4%       $992,517      26.2%
2005                 5        20,991        5.7         235,924       6.2         107,810         29.0%     $1,228,442      32.5%
2006                 5        18,210        4.9         248,988       6.6         126,020         34.0%     $1,477,429      39.1%
2007                 6         7,752        2.1         142,473       3.8         133,772         36.0%     $1,619,902      42.8%
2008                 7        66,715       18.0         656,257      17.3         200,487         54.0%     $2,276,159      60.2%
2009                 3        66,128       17.8         741,911      19.6         266,615         71.8%     $3,018,071      79.8%
2010                 1        10,800        2.9          91,800       2.4         277,415         74.7%     $3,109,871      82.2%
2011                 3         5,550        1.5          90,776       2.4         282,965         76.2%     $3,200,646      84.6%
2012                 3        83,193       22.4         517,617      13.7         366,158         98.7%     $3,718,263      98.3%
AFTER                1         5,000        1.3          65,000       1.7         371,158        100.0%     $3,783,263     100.0%
------------------------------------------------------------------------------------------------------------------------------------
TOTAL               56       371,158      100.0%     $3,783,263     100.0%
------------------------------------------------------------------------------------------------------------------------------------

                                    30 of 61

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REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2003-CIBC6

--------------------------------------------------------------------------------
                                 DEERFIELD MALL
--------------------------------------------------------------------------------




                      [DIRECTORY OF DEERFIELD MALL OMITTED]







                                    31 of 61

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REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2003-CIBC6

--------------------------------------------------------------------------------
                                 DEERFIELD MALL
--------------------------------------------------------------------------------





                [MAP OF AREA SURROUNDING DEERFIELD MALL OMITTED]






                                    32 of 61

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REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2003-CIBC6






                      [THIS PAGE INTENTIONALLY LEFT BLANK]








                                    33 of 61

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REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2003-CIBC6


--------------------------------------------------------------------------------
                             SHELBYVILLE ROAD PLAZA
--------------------------------------------------------------------------------




                 [THREE PHOTOS OF SHELBYVILLE ROAD PLAZA OMITTED]







                                    34 of 61

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A
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REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2003-CIBC6

--------------------------------------------------------------------------------
                             SHELBYVILLE ROAD PLAZA
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:       $31,150,000
CUT-OFF PRINCIPAL BALANCE:        $31,150,000
% OF POOL BY IPB:                 3.0%
LOAN SELLER:                      JPMorgan Chase Bank
BORROWER:                         Shelbyville Road Plaza LLC
SPONSOR:                          J. Scott Hagan and H. Benton Seay
ORIGINATION DATE:                 4/30/2003
INTEREST RATE:                    6.0000%
INTEREST ONLY PERIOD:             10 months
MATURITY DATE:                    3/1/2022
AMORTIZATION TYPE:                Fully
ORIGINAL AMORTIZATION:            216
REMAINING AMORTIZATION:           216
CALL PROTECTION:                  L(24),Def(174),O(25)
CROSS-COLLATERALIZATION:          NAP
LOCK BOX:                         Hard
ADDITIONAL DEBT:                  Permitted
ADDITIONAL DEBT TYPE:             Mezzanine (Future)
LOAN PURPOSE:                     Refinance
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                             PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE                            Single Asset
ASSET/PORTFOLIO:
TITLE:                            Fee
PROPERTY TYPE:                    Anchored Retail
SQUARE FOOTAGE:                   250,057
LOCATION:                         Louisville, KY
YEAR BUILT/RENOVATED:             1955/2001
OCCUPANCY:                        100.0%
OCCUPANCY DATE:                   2/14/2003
NUMBER OF TENANTS:                30
HISTORICAL NOI:
                 2001:            $2,204,202
                 2002:            $3,297,465
                 2003:            $3,297,465 (TTM as of 12/31/2002)
UW NOI:                           $3,599,289
UW NET CASH FLOW:                 $3,436,752
APPRAISED VALUE:                  $40,500,000
APPRAISAL DATE:                   1/13/2003
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                 RESERVES
--------------------------------------------------------------------------------
ESCROWS/RESERVES:                      INITIAL        MONTHLY
                                    -------------- ---------------
                  Taxes:               $85,824          $9,536
                  Insurance:                $0          $5,160
                  TI/LC:                    $0              $0(1)
                  CapEx:                    $0              $0(1)
                  Environmental:       $75,500              $0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/SF:   $125
CUT-OFF DATE LTV:       76.9%
MATURITY LTV:           1.5%
UW DSCR:                1.21x
--------------------------------------------------------------------------------
(1) TI/LC collections will commence in January 2004 in monthly installments capped at $350,000. Replacement reserve collections will commence in January 2004 in monthly amounts of $2,715 without a capped amount.

------------------------------------------------------------------------------------------------------------------------------------
                                                         MAJOR TENANTS
                                                                                                                          LEASE
                                                                        SQUARE      % OF                                EXPIRATION
  TENANT NAME                PARENT COMPANY           MOODY'S/S&P(2)     FEET        GLA    SALES PSF   BASE RENT PSF      YEAR
------------------------------------------------------------------------------------------------------------------------------------
LINENS & THINGS     Linens `n Things, Inc. (NYSE: LIN)    NR/NR         35,273      14.1%      N/A         $15.25          2012
CIRCUIT CITY        Circuit City Stores, Inc. (NYSE: CC)  NR/NR         35,250      14.1%      N/A         $16.00          2016
WILD OATS           Wild Oats Market, Inc. (NSDQ:OATS)    NR/NR         28,489      11.4%      N/A         $14.00          2022
HAWLEY-COOKE        Hawley-Cooke                          NR/NR         26,302      10.5%      N/A         $15.00          2008
USPS                United States Postal Service          NR/NR         21,600       8.6%      N/A         $15.50          2006
------------------------------------------------------------------------------------------------------------------------------------

(2) Ratings provided are the entity listed in the "Parent Company" field whether or not the parent company guarantees the lease.

                                    35 of 61

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REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2003-CIBC6

--------------------------------------------------------------------------------
                             SHELBYVILLE ROAD PLAZA
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     SPONSOR
--------------------------------------------------------------------------------
The borrowing entity, Shelbyville Road Plaza LLC, is controlled by two (2) principals: J. Scott Hagan and H. Benton Seay. Mr. Hagan, who directly owns a 20% stake and controls another 69% of the borrowing entity through a Kentucky LP for the benefit of family trusts, has over 20 years of real estate experience as both an attorney and a developer. Although the property comprises the largest real asset in Mr. Hagan's holdings, he is a fee developer for Lowes Home Improvement Centers in the region and has built several stores for this retailer. Mr. Seay controls a 10.0% stake in the borrowing entity and presents over 15 years of real estate management and leasing experience.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                   COLLATERAL
--------------------------------------------------------------------------------
The subject property is a 250,000 square feet class A community shopping center located at the southwest corner of Shelbyville Road and Bowling Boulevard in Louisville, Jefferson County, Kentucky, approximately ten miles east of Louisville's Central Business District. The property is situated on approximately 17.27 acres. Ingress and egress is available to the site via three curb cuts from Shelbyville Road and one from Bowling Boulevard. The Mall at St. Matthews, adjacent to the subject property, is Louisville's largest mall, containing approximately 1.3 million square feet. The subject property's neighborhood is considered Louisville's premier shopping location. The subject property's neighborhood has excellent accessibility with I-264 just to the east of the subject property. Shelbyville Road provides primary access to the immediate neighborhood and is a primary corridor that bisects the neighborhood in a east-west direction. The I-264 beltway runs in a north-south direction and provides access to all areas of metro Louisville.

The subject property is anchored by Linens n' Things, Circuit City and Wild Oats Markets. Linens 'n Things occupies 35,273 square feet. Linens 'n Things is one of the leading, national large-format retailers of home textiles, housewares and decorative home accessories. As of January 2003, the Company operated 391 stores in 45 states and four Canadian provinces. Circuit City occupies 35,250 square feet. Circuit City is a national retailer of brand-name consumer electronics, personal computers and entertainment software. Circuit City operates over 600 superstores throughout the United States. Wild Oats Markets occupies 28,489 square feet. Wild Oats Markets is a natural food supermarket chain in North America. The company operates over 102 stores in 23 states and British Columbia under several names. Store sizes range from 2,700 to 45,000 square feet and feature natural alternatives for virtually every product category found in conventional supermarkets.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                    MARKET(1)
--------------------------------------------------------------------------------
Shelbyville Road Plaza is located in the Northeast Jefferson County submarket of Louisville MSA. The Shelbyville Road corridor serves the Louisville MSA as the premier retail destination. As of June 2002, the Louisville MSA had a retail inventory of 15.5 million square feet and occupancy of 87.4%. The subject property's submarket contained over 3.1 million square feet of retail space with an average occupancy of 90.6% and rent of $13.32 per square foot.

The Mall at St. Matthews and Oxmoor Center, Louisville's two most prominent shopping malls, are located within one-half mile of each other and the subject property. In addition to the malls, the subject property's neighborhood is well represented by a number of neighborhood and regional shopping centers. The neighborhood also contains approximately 3.0 million square feet of office space, the largest concentration of suburban office space within the Louisville MSA. Based on the recent trends in absorption and the lack of announced significant new construction, current conditions at comparable properties, market rates, and the subject property's superior location, the appraiser concluded a vacancy rate of 5.0% for the subject property, inclusive of collection loss risks.
--------------------------------------------------------------------------------
(1) Certain information from the CB Richard Ellis appraisal dated January 13, 2003. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.

------------------------------------------------------------------------------------------------------------------------------------
                                                        LEASE ROLLOVER SCHEDULE

                NUMBER OF   SQUARE                               % OF BASE    CUMULATIVE   CUMULATIVE %   CUMULATIVE    CUMULATIVE %
                 LEASES      FEET     % OF GLA     BASE RENT       RENT      SQUARE FEET      OF GLA       BASE RENT    OF BASE RENT
     YEAR       EXPIRING   EXPIRING   EXPIRING     EXPIRING      EXPIRING     EXPIRING       EXPIRING      EXPIRING       EXPIRING
------------------------------------------------------------------------------------------------------------------------------------
VACANT             NAP           0       0.0%            NAP         NAP             0           0.0%            NAP         NAP
2003 & MTM           5       9,999       4.0%        187,111        4.7%         9,999           4.0%       $187,111        4.7%
2004                 2      20,516       8.2%        326,514        8.3%        30,515          12.2%       $513,625       13.0%
2005                 4       7,363       2.9%        157,550        4.0%        37,878          15.1%       $671,174       17.0%
2006                 6      53,585      21.4%        673,870       17.1%        91,463          36.6%     $1,345,044       34.1%
2007                 3      11,733       4.7%        242,763        6.1%       103,196          41.3%     $1,587,807       40.2%
2008                 3      33,372      13.3%        535,429       13.6%       136,568          54.6%     $2,123,236       53.8%
2009                 1       2,039       0.8%         46,896        1.2%       138,607          55.4%     $2,170,132       55.0%
2010                 1       5,050       2.0%        101,000        2.6%       143,657          57.4%     $2,271,132       57.5%
2011                 1       7,388       3.0%        140,372        3.6%       151,045          60.4%     $2,411,504       61.1%
2012                 1      35,273      14.1%        537,913       13.6%       186,318          74.5%     $2,949,417       74.7%
AFTER                3      63,739      25.5%        999,846       25.3%       250,057         100.0%     $3,949,263      100.0%
------------------------------------------------------------------------------------------------------------------------------------
TOTAL               30     250,057     100.0%     $3,949,263      100.0%
------------------------------------------------------------------------------------------------------------------------------------

                                    36 of 61

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

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2003-CIBC6

--------------------------------------------------------------------------------
                             SHELBYVILLE ROAD PLAZA
--------------------------------------------------------------------------------






                  [DIRECTORY OF SHELBYVILLE ROAD PLAZA OMITTED]



                                    37 of 61

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

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2003-CIBC6

--------------------------------------------------------------------------------
                             SHELBYVILLE ROAD PLAZA
--------------------------------------------------------------------------------




            [MAP OF AREA SURROUNDING SHELBYVILLE ROAD PLAZA OMITTED]






                                    38 of 61

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

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2003-CIBC6










                      [THIS PAGE INTENTIONALLY LEFT BLANK]









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

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2003-CIBC6

--------------------------------------------------------------------------------
                                641 SIXTH AVENUE
--------------------------------------------------------------------------------






                    [TWO PHOTOS OF 641 SIXTH AVENUE OMITTED]








                                    40 of 61

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

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2003-CIBC6

--------------------------------------------------------------------------------
                                641 SIXTH AVENUE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:       $29,000,000
CUT-OFF PRINCIPAL BALANCE:        $28,885,324
% OF POOL BY IPB:                 2.8%
LOAN SELLER:                      CIBC Inc.
BORROWER:                         641 LLC
SPONSOR:                          Richard S. Berry and The Durst
                                  Buildings Corporation
ORIGINATION DATE:                 3/14/2003
INTEREST RATE:                    5.6700%
INTEREST ONLY PERIOD:             NAP
MATURITY DATE:                    4/1/2013
AMORTIZATION TYPE:                ARD
ORIGINAL AMORTIZATION:            360
REMAINING AMORTIZATION:           356
CALL PROTECTION:                  L(24),Def(88),O(4)
CROSS-COLLATERALIZATION:          NAP
LOCK BOX:                         Springing
ADDITIONAL DEBT:                  NAP
ADDITIONAL DEBT TYPE:             NAP
LOAN PURPOSE:                     Refinance
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:           Single Asset
TITLE:                            Fee
PROPERTY TYPE:                    CBD Office
SQUARE FOOTAGE:                   157,552
LOCATION:                         New York, NY
YEAR BUILT/RENOVATED:             1898/2001
OCCUPANCY:                        100.0%
OCCUPANCY DATE:                   6/30/2003
NUMBER OF TENANTS:                10
HISTORICAL NOI:
                 2001:            $3,060,410
                 2002:            $3,390,576 (11 months ended 11/30/2002)
                 2003:            NAV
UW NOI:                           $2,987,905
UW NET CASH FLOW:                 $2,719,440
APPRAISED VALUE:                  $38,900,000
APPRAISAL DATE:                   12/6/2002
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                    RESERVES
--------------------------------------------------------------------------------
ESCROWS/RESERVES:                        INITIAL        MONTHLY

             Taxes:                     $385,417        $77,083
             Insurance:                  $29,748         $2,704
             TI/LC:                     $422,917        $22,917
             CapEx:                       $3,151         $3,151
             Jack Morton Reserve(1):  $2,500,000             $0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/SF:   $183
CUT-OFF DATE LTV:       74.3%
MATURITY LTV:           62.6%
UW DSCR:                1.35x
--------------------------------------------------------------------------------
(1) The Borrower has delivered a $2,500,000 letter of credit as additional security and is required to maintain such a letter of credit, until such time as Jack Morton Worldwide, Inc. has exercised its option to renew its lease by October 31, 2003 or a replacement tenant has signed a new lease for the Jack Morton Worldwide, Inc. space for a term not less than 5 years at a rent of not less than that payable under the renewal option of the Jack Morton Worldwide, Inc. lease; and Borrower provides an estoppel from Jack Morton Worldwide, Inc. (or its replacement tenant) that it is in possession, conducting business, paying rent and no defaults exists.

------------------------------------------------------------------------------------------------------------------------------------
                                                          MAJOR TENANTS

                                                                             SQUARE     % OF              BASE RENT       LEASE
           TENANT NAME                PARENT COMPANY         MOODY'S/S&P(2)   FEET      GLA     SALES PSF    PSF     EXPIRATION YEAR
------------------------------------------------------------------------------------------------------------------------------------
THE THORNTON TOMASETTI GROUP    The Thornton Tomasetti Group      NAP        39,976    25.4%       N/A      $17.56        2006
JACK MORTON PRODUCTIONS         Interpublic Group of            Baa3/BB+     31,730    20.1%       N/A      $21.28        2005
                                Companies
------------------------------------------------------------------------------------------------------------------------------------

(2) Ratings provided are the entity listed in the "Parent Company" field whether or not the parent company guarantees the lease.

                                    41 of 61

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION
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REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2003-CIBC6

--------------------------------------------------------------------------------
                                641 SIXTH AVENUE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     SPONSOR
--------------------------------------------------------------------------------
The subject property is under the ownership of 641 LLC, which is a single purpose entity under the control of its only member Urbicum Associates, LP (100%), whose general partner is 641 Sixth Corp (1.0%), and its limited partners are The Durst Building Corporation (44.5%) and Z/S Associates (54.5%). 641 Sixth Corp. is controlled by Z/S Associates (50%) and The Durst Building Corporation (50%). Z/S Associates is 50% owned by Bernard Selz and 50% owned by Zuberry Associates, LLC, which is under the control of Mr. Richard Berry (50%) and Anthony Zunnino, III (50%). The Durst Building Corporation is under the control of 13 trusts benefiting Durst family members, all under the direct control of Mr. Douglas Durst.

Mr. Berry and Mr. Zunnino are experienced owners and operators of commercial real estate with over 40 years of combined real estate experience. Mr. Berry and Mr. Zunnino are the sole partners of Zuberry Associates, a private commercial real estate investment firm that specialize in loft buildings. Mr. Durst, is a an experienced owner and operator of commercial real estate throughout New York City with over 15 years of commercial real estate experience. Mr. Durst is the President of the Durst Organization Inc., a private commercial real estate investment firm. The Durst organization current holdings include nine office towers encompassing more than 6.5 million square feet in midtown Manhattan, along Third Avenue, Avenue of the Americas, and Time Square.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                   COLLATERAL
--------------------------------------------------------------------------------
The subject property consists of an eight-story class "B" office building containing 157,552 square feet of net rentable space, within the Borough of Manhattan. The subject property was originally constructed in 1898, and it was significantly renovated in 1984, as well as in 2001. The subject property's 157,552 square feet is broken-down to include a 25,000 square foot health club, 3,400 square feet of ground floor retail, and 129,152 square feet of office space. Major tenants at the subject property include: The Thorton Tomasetti Group (39,976 square feet; 25.4% of the NRA), Jack Morton Productions (31,730 square feet; 20.1% of the NRA), and Jack LaLanne Gyms (Bally's occupies the space under the original lease terms as Bally's and Jack LaLanne Gyms are affiliated companies) (25,000 square feet; 15.9% of the NRA).

The subject property is managed by Olmstead Properties, Inc, a full service real estate company that owns and manages over thirty income producing properties totaling approximately three million square feet and specializes in the management, leasing and development of New York City office properties.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                    MARKET(1)
--------------------------------------------------------------------------------
The subject is specifically located in the Manhattan neighborhood of Chelsea, which is mixed-use and predominantly residential in character, yet it has significant industrial and commercial components along its northern, eastern and western boundaries. Chelsea has a total of 87 office buildings and 14,676,591 square feet of net rentable space.

The subject property is located within the Midtown South submarket (91.044 million square feet of net rentable space), which represents approximately 25% of the total available space in Manhattan. Within the submarket there is currently 68,000 square feet of class "B" office space under construction.
--------------------------------------------------------------------------------
(1) Select market information from appraisal done by the Leitner Group as of December 6, 2002. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.

------------------------------------------------------------------------------------------------------------------------------------
                                                     LEASE ROLLOVER SCHEDULE

              NUMBER OF    SQUARE                                % OF BASE    CUMULATIVE   CUMULATIVE %   CUMULATIVE    CUMULATIVE %
               LEASES       FEET     % OF GLA      BASE RENT       RENT      SQUARE FEET      OF GLA       BASE RENT    OF BASE RENT
     YEAR     EXPIRING    EXPIRING   EXPIRING      EXPIRING      EXPIRING     EXPIRING       EXPIRING      EXPIRING       EXPIRING
------------------------------------------------------------------------------------------------------------------------------------
VACANT              NAP           0       0.0%            NAP         NAP             0           0.0%            NAP            NAP
2003 & MTM            0           0      0.0               $0        0.0%             0           0.0%             $0           0.0%
2004                  0           0      0.0                0       0.0               0           0.0%             $0           0.0%
2005                  3      70,176     44.5        1,507,742      33.3          70,176          44.5%     $1,507,742          33.3%
2006                  4      41,976     26.6          997,760      22.0         112,152          71.2%     $2,505,502          55.3%
2007                  0           0      0.0                0       0.0         112,152          71.2%     $2,505,502          55.3%
2008                  0           0      0.0                0       0.0         112,152          71.2%     $2,505,502          55.3%
2009                  0           0      0.0                0       0.0         112,152          71.2%     $2,505,502          55.3%
2010                  0           0      0.0                0       0.0         112,152          71.2%     $2,505,502          55.3%
2011                  2      20,400     12.9        1,159,750      25.6         132,552          84.1%     $3,665,252          81.0%
2012                  0           0      0.0                0       0.0         132,552          84.1%     $3,665,252          81.0%
AFTER                 1      25,000     15.9          862,500      19.0         157,552         100.0%     $4,527,752         100.0%
------------------------------------------------------------------------------------------------------------------------------------
TOTAL                10     157,552     100.0%     $4,527,752      100.0%       157,552         100.0%      4,527,752         100.0%
------------------------------------------------------------------------------------------------------------------------------------

                                    42 of 61

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2003-CIBC6

--------------------------------------------------------------------------------
                                641 SIXTH AVENUE
--------------------------------------------------------------------------------





               [MAP OF AREA SURROUNDING 641 SIXTH AVENUE OMITTED]







                                    43 of 61

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2003-CIBC6

--------------------------------------------------------------------------------
                         TICES CORNER RETAIL MARKETPLACE
--------------------------------------------------------------------------------




            [THREE PHOTOS OF TICES CORNER RETAIL MARKETPLACE OMITTED]




                                    44 of 61

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2003-CIBC6

--------------------------------------------------------------------------------
                         TICES CORNER RETAIL MARKETPLACE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:       $25,000,000
CUT-OFF PRINCIPAL BALANCE:        $24,924,691
% OF POOL BY IPB:                 2.4%
LOAN SELLER:                      JPMorgan Chase Bank
BORROWER:                         WS Tice's Corner Marketplace L.L.C.
SPONSOR:                          B. Lance Sauerteig and David A.
                                  Waldman
ORIGINATION DATE:                 4/16/2003
INTEREST RATE:                    5.4700%
INTEREST ONLY PERIOD:             NAP
MATURITY DATE:                    5/1/2013
AMORTIZATION TYPE:                Balloon
ORIGINAL AMORTIZATION:            360
REMAINING AMORTIZATION:           357
CALL PROTECTION:                  L(24),Def(89),O(4)
CROSS-COLLATERALIZATION:          NAP
LOCK BOX:                         NAP
ADDITIONAL DEBT:                  NAP
ADDITIONAL DEBT TYPE:             NAP
LOAN PURPOSE:                     Refinance
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE                           Single Asset
ASSET/PORTFOLIO:
TITLE:                           Fee
PROPERTY TYPE:                   Retail
SQUARE FOOTAGE:                  119,114
LOCATION:                        Woodcliff Lake, NJ
YEAR BUILT/RENOVATED:            2001/NAP
OCCUPANCY:                       100.0%
OCCUPANCY DATE:                  4/1/2003
NUMBER OF TENANTS:               20
HISTORICAL NOI:
                 2001:           NAP
                 2002:           NAP
                 2003:           $2,874,146  (TTM as of 2/28/2003)
UW NOI:                          $2,731,690
UW NET CASH FLOW:                $2,514,921
APPRAISED VALUE:                 $34,000,000
APPRAISAL DATE:                  3/13/2003
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                 RESERVES
--------------------------------------------------------------------------------
ESCROWS/RESERVES:                      INITIAL        MONTHLY
                                    -------------- ---------------
                        Taxes:         $40,400        $40,400
                        Insurance:     $27,500         $2,500
                        TI/LC:              $0             $0
                        CapEx:              $0           $993
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/SF:   $209
CUT-OFF DATE LTV:       73.3%
MATURITY LTV:           61.4%
UW DSCR:                1.48x
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                            MAJOR TENANTS
                                                                                                                             LEASE
                                                                   MOODY'S/      SQUARE    % OF               BASE RENT   EXPIRATION
        TENANT NAME                    PARENT COMPANY               S&P(1)        FEET      GLA    SALES PSF     PSF         YEAR
------------------------------------------------------------------------------------------------------------------------------------
The Gap                     The Gap, Inc. (NYSE: GPS)               Ba2/BB+      11,500     9.7%     $399       $23.00       2010
Anthropologie, Inc          Urban Outfitters, Inc. (NYSE: URBN)      NR/NR       11,463     9.6%     $343       $25.50       2012
Pier 1 Imports              Pier 1 Imports, Inc. (NYSE: PIR)       Baa3/BBB-      9,460     7.9%     N/A        $27.00       2012
Pottery Barn                Pottery Barn                             NR/NR        9,410     7.9%     $310       $23.00       2014
Express                     Limited Brands (NYSE:LTD)              Baa1/BBB+      7,500     6.3%     $193       $27.00       2012
Talbots                     Talbots Inc (NYSE:TLB)                   NR/NR        7,347     6.2%     $295       $27.00       2012
J. Crew                     J. Crew Group                            NR/NR        7,318     6.1%     $192       $27.00       2012
The Bombay Company, Inc.    The Bombay Company, Inc. (NYSE:TLB)      NR/NR        7,280     6.1%     $189       $27.00       2011
------------------------------------------------------------------------------------------------------------------------------------

(1) Ratings provided are the entity listed in the "Parent Company" field whether or not the parent company guarantees the lease

                                    45 of 61

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2003-CIBC6

--------------------------------------------------------------------------------
                         TICES CORNER RETAIL MARKETPLACE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     SPONSOR
--------------------------------------------------------------------------------
WS Tice's Corner Marketplace L.L.C is the borrowing entity and is structured with 3 Class A voting members and 14 Class B voting members. The three Class A members hold 8% of the ownership and Class B members the remaining 92%. Peter Werth is a Class B member and the only participant with over 20% ownership. Mr. Werth owns 58% of the borrowing entity. Mr Werth is President of Chemwerth, a full service Active Pharmaceutical Ingredient supplier specializing in oral, injectable, topical and veterinary products.

All of the Class A members are owned or controlled directly or indirectly by David Waldman and Lance Sauerteig. The largest Class A member is Waldman Associates Limited Partnership (4.5%). WS Tices Corner Marketplace Inc. is the Managing Member, owns 1% of the ownership and is owned 50% by David Waldman and 50% by Lance Sauerteig. Both Mr. Sauerteig and Mr Waldman signed the guaranty of the non-recourse carveouts. The borrowing entity purchased the property in July 2002 for $32.9 million plus closing costs.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                   COLLATERAL
--------------------------------------------------------------------------------
Tice's Corner Marketplace is a 119,114 square foot shopping center that is 100% occupied with 20 tenants, most with a strong national presence. The property is located on Chestnut Ridge Road and has 1,000 feet of linear frontage. The property can be accessed on three sides through six entrances. Chestnut Ridge Road is a 2-4 lane commercial corridor that traverses several affluent communities in a north/south direction and generally parallels the Garden State Parkway. The Garden State Parkway is 1/4 mile east of the subject property and I-87/287 is 3-miles north of the subject property. Both are major limited access corridors in the region. Immediately to the south of the subject property is a site approved for 68 luxury townhouses with construction expected to start in the fall of 2003. Immediately to the west is a proposed 210,000 SF Class A office property. To the north is 300,000 SF of existing Class A offices. Over
3.5 million SF of office space is within a 1.5-mile radius of the subject property.

Seventeen of the 20 tenants are national retailers occupying 93% of the space and generating 93% of the base rent. National tenants include The Gap, J. Crew, Banana Republic, Victoria's Secret, Pier 1, The Pottery Barn, Williams Sonoma and Apple Computer. Property construction was completed in November 2001. The Gap, Inc. (GPS - NYSE) occupies 11,500 square feet. The Gap, Inc. is a global specialty retailer operating stores selling casual apparel, personal care and other accessories for men, women and children under the Gap, Banana Republic and Old Navy brands. Urban Outfitters, Inc. (URBN - NASDQ) occupies 11,463 square feet. Urban Outfitters, Inc. is an innovative specialty retailer and wholesaler which offers a variety of lifestyle merchandise through 53 Urban Retail stores, 39 Anthropologie stores, a catalog, a website, and Free People, the Company's wholesale division. Pier 1 Imports, Inc. (PIR - NYSE) occupies 9,460 square feet. Pier 1 Imports, Inc. and its subsidiaries are engaged in a specialty retail business consisting of three chains of retail stores operating under the names Pier 1 Imports, The Pier and Cargo, selling a wide variety of furniture, decorative home furnishings, dining and kitchen goods, bath and bedding accessories and other specialty items for the home. As of March 2003, the Company operated 866 Pier 1 Imports stores in 48 states of the United States and 44 Pier 1 Imports stores in five Canadian provinces.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                    MARKET(1)
--------------------------------------------------------------------------------
The subject property is located in the South/West Bergen County submarket. In the first quarter of 2003 per REIS, a real estate research firm, the vacancy rate was 3.1%, down from the fourth quarter of 2002 at 4.6%. For properties built after 1994, the vacancy rate was 0%. The rental rates in the first quarter of 2003 have a mean value of $23.72 per square foot with properties built after 1994 having a mean asking rent of $35 per square foot. The $23.72 per square foot mean value represents an increase over the year-end 2002 of $23.13 per square foot. The vacancy is low due to high barriers of entry. The submarket is generally fully developed, which precludes any new retail development.

A survey of over one million square feet of retail development in the North Bergen County submarket found a 3% vacancy, with most centers close to 100% occupancy.
--------------------------------------------------------------------------------
(1) Certain information from the CB Richard Ellis appraisal dated March 13, 2003. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.

------------------------------------------------------------------------------------------------------------------------------------
                                                    LEASE ROLLOVER SCHEDULE

             NUMBER OF    SQUARE                                % OF BASE   CUMULATIVE     CUMULATIVE %  CUMULATIVE     CUMULATIVE %
              LEASES       FEET      % OF GLA       BASE RENT      RENT     SQUARE FEET       OF GLA      BASE RENT     OF BASE RENT
     YEAR    EXPIRING    EXPIRING    EXPIRING       EXPIRING     EXPIRING    EXPIRING        EXPIRING     EXPIRING        EXPIRING
------------------------------------------------------------------------------------------------------------------------------------
VACANT             NAP           0      0.0%             NAP       NAP              0           0.0%            NAP            NAP
2003 & MTM           0           0      0.0               $0        0.0%            0           0.0%             $0           0.0%
2004                 0           0      0.0                0       0.0              0           0.0%             $0           0.0%
2005                 0           0      0.0                0       0.0              0           0.0%             $0           0.0%
2006                 0           0      0.0                0       0.0              0           0.0%             $0           0.0%
2007                 0           0      0.0                0       0.0              0           0.0%             $0           0.0%
2008                 0           0      0.0                0       0.0              0           0.0%             $0           0.0%
2009                 0           0      0.0                0       0.0              0           0.0%             $0           0.0%
2010                 2      17,995     15.1          413,885      13.2         17,995          15.1%       $413,885          13.2%
2011                 5      19,868     16.7          545,774      17.4         37,863          31.8%       $959,659          30.6%
2012                11      67,326     56.5        1,846,981      58.8        105,189          88.3%     $2,806,640          89.4%
AFTER                2      13,925     11.7          333,820      10.6        119,114         100.0%     $3,140,460         100.0%
------------------------------------------------------------------------------------------------------------------------------------
TOTAL               20     119,114     100.0%     $3,140,460      100.0%
------------------------------------------------------------------------------------------------------------------------------------

                                    46 of 61

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DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES
REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2003-CIBC6

--------------------------------------------------------------------------------
                         TICES CORNER RETAIL MARKETPLACE
--------------------------------------------------------------------------------



             [DIRECTORY OF TICES CORNER RETAIL MARKETPLACE OMITTED]



                                    47 of 61

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION
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REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2003-CIBC6

--------------------------------------------------------------------------------
                         TICES CORNER RETAIL MARKETPLACE
--------------------------------------------------------------------------------


        [MAP OF AREA SURROUNDING TICES CORNER RETAIL MARKETPLACE OMITTED]








                                    48 of 61

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REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2003-CIBC6



                      [THIS PAGE INTENTIONALLY LEFT BLANK]






                                    49 of 61

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

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2003-CIBC6

--------------------------------------------------------------------------------
                                919 MARKET STREET
--------------------------------------------------------------------------------







                   [THREE PHOTOS OF 919 MARKET STREET OMITTED]








                                    50 of 61

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CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A
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

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2003-CIBC6

--------------------------------------------------------------------------------
                                919 MARKET STREET
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:         $23,000,000
CUT-OFF PRINCIPAL BALANCE:           $22,956,879
% OF POOL BY IPB:                    2.2%
LOAN SELLER:                         CIBC Inc.
BORROWER:                            919 Market Street, L.L.C. and Twining
                                     919 Market Street, LLC
SPONSOR:                             William Glazer
ORIGINATION DATE:                    5/12/2003
INTEREST RATE:                       5.8900%
INTEREST ONLY PERIOD:                None
MATURITY DATE:                       6/1/2013
AMORTIZATION TYPE:                   ARD
ORIGINAL AMORTIZATION:               360
REMAINING AMORTIZATION:              358
CALL PROTECTION:                     L(24),Def(90),O(4)
CROSS-COLLATERALIZATION:             NAP
LOCKBOX:                             Springing
ADDITIONAL DEBT (TYPE):              NAP
LOAN PURPOSE:                        Refinance
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE                               Single Asset
ASSET/PORTFOLIO:
TITLE:                               Fee
PROPERTY TYPE:                       Office
SQUARE FOOTAGE:                      220,587
LOCATION:                            Wilmington, DE
YEAR BUILT/RENOVATED:                1965/2003
TOTAL OCCUPANCY:                     91.2%
OCCUPANCY DATE:                      5/8/2003
NUMBER OF TENANTS:                   66
HISTORICAL NOI:
                 2001:               $1,912,760
                 2002:               $2,013,299
                 2003:               $2,154,051 (TTM as of 2/28/2003)
UW NOI:                              $2,491,173
UW NET CASH FLOW:                    $2,240,243
APPRAISED VALUE:                     $28,800,000
APPRAISAL DATE:                      2/19/2003
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                    RESERVES
--------------------------------------------------------------------------------
ESCROWS/RESERVES:                            INITIAL        MONTHLY
                                          -------------- ---------------
           Taxes:                           $258,250        $23,199
           Insurance:                        $58,494         $4,500
           TI/LC:                            $23,333        $23,333
           CapEx:                             $3,667         $3,667
           Performance Reserve(1):          $750,000             $0
           Citizen's Leasing Reserve(2):     $82,764             $0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/SF:        $104
CUT OFF DATE LTV:            79.7%
MATURITY DATE LTV:           67.5%
UW DSCR:                     1.37x
--------------------------------------------------------------------------------
(1) At closing, the lender held back $750,000 as a "Performance Reserve" that will be released no sooner than six months after closing when certain leasing hurdles are met.

(2) The Borrower recently negotiated for a lease extension with Citizen's Bank for 7,260 square feet for fifteen years at $24.30/sf. The base rent is scheduled to increase to $24.30/sf on May 1, 2004, and, in the meantime, the Borrower is required to provide the difference between the actual rent and $24.30/ft in the form of a letter of credit, which will be released once the tenant begins paying the increased rent.

------------------------------------------------------------------------------------------------------------------------------------
                                                      SIGNIFICANT TENANTS

                                                         MOODY'S/        SQUARE
     TENANT NAME                 PARENT COMPANY           S&P(3)          FEET      % OF GLA   BASE RENT PSF   LEASE EXPIRATION YEAR
------------------------------------------------------------------------------------------------------------------------------------
CITIZEN'S BANK          Royal Bank of Scotland            Aa1/AA-        27,023       12.3%       $18.14            2006/2019
PACHULSKI STANG         Pachulski Stang                    NAP           23,707       10.7%       $22.38              2006
MORGAN STANLEY DW       Morgan Stanley, Inc.              Aa3/A+         22,358       10.1%       $20.75              2013
------------------------------------------------------------------------------------------------------------------------------------

(3) Ratings provided are the entity listed in the "Parent Company" field whether or not the parent company guarantees the lease.


                                    51 of 61

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REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2003-CIBC6

--------------------------------------------------------------------------------
                                919 MARKET STREET
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     SPONSOR
--------------------------------------------------------------------------------
The borrowing entities are both single-purpose, bankruptcy remote entities. The sponsor of the Borrower, William Glazer is also the President and co-founder of Keystone Properties Group and has over 12 years of experience in commercial real estate. Mr. Glazer founded the firm in 1991 as a real estate brokerage and has since grown the firm into a full service real estate firm. The Company's operations include asset management, property management, and construction management and ownership of ten properties in the Philadelphia MSA (nine office properties and one flex property), which total over 1.0 million square feet.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                   COLLATERAL
--------------------------------------------------------------------------------
The subject property is a 220,587 square foot 18-story office building located on a 0.34-acre parcel of land in Wilmington, DE. The improvements were constructed in 1965 and were most recently renovated during 2003. The subject property is currently 91.2% leased with a strong mix of national and regional tenants, including Citizen's Bank, Morgan Stanley DW (both are subsidiaries of "A" rated companies), the US Government and GEICO (both rated "AAA"). Furthermore, Citizen's Bank (or a predecessor company) has been a tenant at the subject property since 1965, when the subject property was originally constructed.

The property manager, Keystone Properties Group, Inc. ("Keystone"), is an affiliated entity of the Borrower. Keystone's operations include asset management, property management, and construction management and ownership of ten properties in the Philadelphia MSA (nine office properties and one flex property), which total over 1.0 million square feet.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                    MARKET(1)
--------------------------------------------------------------------------------
The subject property is located in Rodney Square area of the Wilmington, DE CBD. Rodney Square is located one block north of the subject property and is bound by King Street to the east, 10th Street to the south, 11th Street to the north, and Market Street to the west. In total the Wilmington CBD contains approximately
8.1 million square feet of office space located in 129 office buildings. The Class A office market contains 5,329,501 square feet of space. There has been no new space added to the Class A inventory since 1999 and the vacancy rate has declined from 21.6% at the end of the first quarter of 2000 to 15.7% currently. The average asking rent for Class A space in the sub-market has grown from $18.53/sf in 2000 to $22.68/sf currently. Since the end of 2000 the Class A market has had positive absorption every year, totaling 298,452 square feet over the past three years.
--------------------------------------------------------------------------------
(1) Select information taken from appraisal done by Integra Realty Resources dated February 19,2003. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.

------------------------------------------------------------------------------------------------------------------------------------
                                                    LEASE ROLLOVER SCHEDULE
            NUMBER OF   SQUARE                               % OF BASE     CUMULATIVE    CUMULATIVE %    CUMULATIVE    CUMULATIVE %
             LEASES      FEET       % OF GLA    BASE RENT       RENT       SQUARE FEET      OF GLA        BASE RENT    OF BASE RENT
     YEAR   EXPIRING   EXPIRING     EXPIRING     EXPIRING     EXPIRING      EXPIRING       EXPIRING       EXPIRING       EXPIRING
------------------------------------------------------------------------------------------------------------------------------------
VACANT          NAP     19,399         8.8%            NAP        NAP           19,399           8.8%            NAP            NAP
2003 & MTM        2      3,024         1.8         $77,557        1.9%          22,423          10.2%         77,557           1.9%
2004             30     39,063        17.7         748,222       18.1           61,486          27.9%        825,779          20.0%
2005              9     19,249         8.7         379,115        9.2           80,735          36.6%      1,204,894          29.2%
2006              9     46,086        20.9         933,371       22.6          126,821          57.5%      2,138,265          51.8%
2007              5     11,736         5.3         258,650        6.3          138,557          62.8%      2,396,915          58.0%
2008              1      5,919         2.7         136,137        3.3          144,476          65.5%      2,533,052          61.3%
2009              1      9,397         4.3         202,284        4.9          153,873          69.8%      2,735,336          66.2%
2010              2     11,123         5.0         261,447        6.3          164,996          74.8%      2,996,783          72.5%
2011              2        209         0.1          23,100        0.6          165,205          74.9%      3,019,883          73.1%
2012              1      9,722         4.4         215,342        5.2          174,927          79.3%      3,235,225          78.3%
AFTER             4     45,660        20.7         895,448       21.7%         220,587         100.0%      4,130,673         100.0%
------------------------------------------------------------------------------------------------------------------------------------
TOTAL            66    220,587       100.0%     $4,130,673      100.0%
------------------------------------------------------------------------------------------------------------------------------------


                                    52 of 61

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REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2003-CIBC6


--------------------------------------------------------------------------------
                                919 MARKET STREET
--------------------------------------------------------------------------------







               [MAP OF AREA SURROUNDING 919 MARKET STREET OMITTED]






                                    53 of 61

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REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2003-CIBC6

--------------------------------------------------------------------------------
                                    PLAZA 48
--------------------------------------------------------------------------------









                       [THREE PHOTOS OF PLAZA 48 OMITTED]








                                    54 of 61

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REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2003-CIBC6


--------------------------------------------------------------------------------
                                    PLAZA 48
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:          $22,300,000
CUT-OFF PRINCIPAL BALANCE:           $22,277,294
% OF POOL BY IPB:                    2.1%
LOAN SELLER:                         CIBC Inc.
BORROWER:                            3500 48th Street Owner LLC
SPONSOR:                             Sheila Levine, Stephen Lerner,
                                     Robert Heidenberg, and Bruce
                                     Pergament (controlling the
                                     interest formerly held by the
                                     deceased Murray Pergament)
ORIGINATION DATE:                    6/23/2003
INTEREST RATE:                       5.1800%
INTEREST ONLY PERIOD:                NAP
MATURITY DATE:                       7/1/2013
AMORTIZATION TYPE:                   Balloon
ORIGINAL AMORTIZATION:               360
REMAINING AMORTIZATION:              359
CALL PROTECTION:                     L(24),Def(91),O(4)
CROSS-COLLATERALIZATION:             NAP
LOCKBOX:                             Springing
ADDITIONAL DEBT (TYPE):              NAP
LOAN PURPOSE:                        Refinance
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:              Single Asset
TITLE:                               Fee
PROPERTY TYPE:                       Anchored Retail
TOTAL NRA:                           129,790
LOCATION:                            Long Island City, NY
YEAR BUILT/RENOVATED:                1980/1990
TOTAL OCCUPANCY:                     100.0%
OCCUPANCY DATE:                      12/31/2002
NUMBER OF TENANTS:                   9
HISTORICAL NOI:
                 2001:               $1,437,236
                 2002:               $2,549,250
                 2003:               $2,549,250 (TTM as of 12/31/2002)
UW NOI:                              $2,444,425
UW NET CASH FLOW:                    $2,344,228
APPRAISED VALUE:                     $29,000,000
APPRAISAL DATE:                      9/10/2002
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                 RESERVES
--------------------------------------------------------------------------------
ESCROWS/RESERVES:                      INITIAL        MONTHLY
                                    -------------- ---------------
                  Taxes:              $154,230         $77,115
                  Insurance:           $43,141          $6,725
                  TI/LC:               $10,417         $10,417
                  CapEx:                $1,512          $1,512
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/SF:        $171
CUT-OFF DATE LTV:            76.8%
MATURITY LTV:                63.6%
UW DSCR:                     1.60x
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                           MAJOR TENANTS

                                                                            SQUARE     % OF               BASE RENT       LEASE
           TENANT NAME                 PARENT COMPANY      MOODY'S/S&P(1)    FEET      GLA      SALES PSF    PSF     EXPIRATION YEAR
------------------------------------------------------------------------------------------------------------------------------------
NATIONAL WHOLESALE LIQUIDATORS   National Wholesale               NAP       60,820     46.8%      $350     $17.26          2009
                                 Liquidators
TOYS `R US                       Toys `R Us                    Baa3/BBB-    40,834     31.4%       NAV     $25.71          2016
DAVID'S BRIDAL                   May Companies                 Baa1/BBB+    13,314     10.2%       NAV     $17.60          2009
------------------------------------------------------------------------------------------------------------------------------------

(1) Ratings provided are the entity listed in the "Parent Company" field whether or not the parent company guarantees the lease.


                                    55 of 61

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REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2003-CIBC6

--------------------------------------------------------------------------------
                                    PLAZA 48
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     SPONSOR
--------------------------------------------------------------------------------
The borrowing entity, 3500 48th Street Owner LLC, is a single purpose entity controlled by Sheila Levine, Stephen Lerner, Robert Heidenberg, and Bruce Pergament (controlling the interest formerly held by the deceased Murray Pergament). Ms. Sheila Levine has more than 20 years of real estate experience. Messrs. Lerner and Heidenberg have been active real estate investors in the New York area for more than 20 years. Together they own and operate Lerner-Heidenberg Properties, an owner, developer and manager of in-fill shopping center and retail properties in seven states, the majority of which are in New York. The late Mr. Murray Pergament was the owner of the Pergament Home Centers, a fifty-store chain of home improvement centers. He was also the President of Pergament Investments, a real estate development and management company that owns and manages over two million square feet of commercial properties.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                   COLLATERAL
--------------------------------------------------------------------------------
The subject property is a single-story, anchored shopping center containing 129,790 net rentable square feet situated in three buildings on a 6.89-acre site. Originally constructed in 1980, the subject property was purchased, renovated and re-developed in 1989 and 1990. The three subject buildings consist of two large adjoining retail strip center buildings, anchored by National Wholesale Liquidators at the eastern side of the property and Toys "R" Us at the western side of the property, and a small outparcel building built in 1990 on the site's eastern side. The outparcel is occupied by a Blimpie.

The subject property is managed by Philips International Realty Corporation ("Philips"), which is a diversified real estate firm, which is partially owned by entities controlled by Sheila Levine. Over the last two decades, Philips has accumulated a portfolio of over 150 assets of varying types including retail, office, hotels and multi-family properties. The company currently manages 40 retail properties encompassing approximately 5.1 million square feet of gross leasable area.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                    MARKET(1)
--------------------------------------------------------------------------------
The subject property is located on 48th Street between Northern Boulevard and 37th Avenue in Long Island City, NY. The area has very good access to mass transit and the highway systems of New York City. The subject property's immediate competitive market area (Queensboro submarket) has a total 934,359 square feet of retail space with an average vacancy rate of 4.94%. The rental rates for the big box retail spaces in the competitive market area range from $22.46/sf to $38.91/sf with an average rate of $26.69/sf. The in-line retail spaces in the market area have rental rates ranging from $29.16/sf to $63.00/sf with an average rate of $44.48/sf.
--------------------------------------------------------------------------------
(1) Select market data has been taken from the appraisal done by Originators Resources dated September 15, 2002. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.

------------------------------------------------------------------------------------------------------------------------------------
                                                    LEASE ROLLOVER SCHEDULE

             NUMBER OF    SQUARE                               % OF BASE    CUMULATIVE   CUMULATIVE %    CUMULATIVE    CUMULATIVE %
              LEASES       FEET     % OF GLA     BASE RENT       RENT      SQUARE FEET      OF GLA        BASE RENT    OF BASE RENT
     YEAR    EXPIRING    EXPIRING   EXPIRING     EXPIRING      EXPIRING      EXPIRING      EXPIRING       EXPIRING       EXPIRING
------------------------------------------------------------------------------------------------------------------------------------
VACANT           NAP           0       0.0%            NAP         NAP             0           0.0%            NAP            NAP
2003 & MTM         0           0       0.0              $0        0.0%             0           0.0%             $0           0.0%
2004               1       1,020       0.8          69,491        2.4          1,020           0.8%        $69,491           2.4%
2005               2       8,080       6.2         224,004        7.8          9,100           7.0%       $293,495          10.2%
2006               0           0       0.0               0        0.0          9,100           7.0%       $293,495          10.2%
2007               1       2,550       2.0         134,892        4.7         11,650           9.0%       $428,387          14.9%
2008               0           0       0.0               0        0.0         11,650           9.0%       $428,387          14.9%
2009               2      74,134      57.1       1,284,324       44.7         85,784          66.1%     $1,712,711          59.7%
2010               0           0       0.0               0        0.0         85,784          66.1%     $1,712,711          59.7%
2011               0           0       0.0               0        0.0         85,784          66.1%     $1,712,711          59.7%
2012               2       3,172       2.4         107,928        3.8         88,956          68.5%     $1,820,639          63.4%
AFTER              1      40,834      31.5       1,050,000       36.6        129,790         100.0%     $2,870,639         100.0%
------------------------------------------------------------------------------------------------------------------------------------
TOTAL              9     129,790     100.0%     $2,870,639      100.0%
------------------------------------------------------------------------------------------------------------------------------------

                                    56 of 61

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

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2003-CIBC6

--------------------------------------------------------------------------------
                                    PLAZA 48
--------------------------------------------------------------------------------






                   [MAP OF AREA SURROUNDING PLAZA 48 OMITTED]









                                    57 of 61

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REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2003-CIBC6

--------------------------------------------------------------------------------
                               2121 MARKET STREET
--------------------------------------------------------------------------------








                      [PHOTO OF 2121 MARKET STREET OMITTED]








                                    58 of 61

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REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2003-CIBC6

--------------------------------------------------------------------------------
                               2121 MARKET STREET
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
ORIGINAL PRINCIPAL BALANCE:          $20,240,000
CUT-OFF PRINCIPAL BALANCE:           $20,240,000
% OF POOL BY IPB:                    1.9%
LOAN SELLER:                         CIBC Inc.
BORROWER:                            2121 Market Street Associates, L.P.
SPONSOR:                             Ronald Caplan
ORIGINATION DATE:                    1/8/2003
INTEREST RATE:                       6.0500%
INTEREST ONLY PERIOD:                6 months
MATURITY DATE:                       8/1/2013
AMORTIZATION TYPE:                   ARD
ORIGINAL AMORTIZATION:               360
REMAINING AMORTIZATION:              360
CALL PROTECTION:                     L(24),Def(92),O(4)
CROSS-COLLATERALIZATION:             NAP
LOCKBOX:                             Springing
ADDITIONAL DEBT (TYPE):              NAP
LOAN PURPOSE:                        Refinance
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:              Single Asset
TITLE:                               Fee
PROPERTY TYPE:                       Multifamily
TOTAL UNITS:                         168 units (9,650 SF retail; 11,185 SF
                                     office)
LOCATION:                            Philadelphia, PA
YEAR BUILT/RENOVATED:                1914/2001
TOTAL OCCUPANCY:                     97.0%
OCCUPANCY DATE:                      5/28/2003
HISTORICAL NOI:
                 2001:               NAP
                 2002:               $465,700 (10 months ended 10/31/2002)
                 2003:               NAV
UW NOI:                              $1,981,180
UW NET CASH FLOW:                    $1,936,055
APPRAISED VALUE:                     $25,300,000
APPRAISAL DATE:                      1/1/2003
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                    RESERVES
--------------------------------------------------------------------------------
ESCROWS/RESERVES:                       INITIAL         MONTHLY
         Taxes:                         $70,189          $5,399
         Insurance:                     $40,298          $3,358
         Engineering:                   $42,500              $0
         CapEx:                          $2,800           2,800
         Other (Holdback)(1):        $2,000,000              $0
         Other (Holdback)(2):        $2,240,000              $0
         Other (Holdback)(3):           $18,750              $0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE LOAN/UNIT:        $120,476
CUT-OFF DATE LTV:              80.0%
MATURITY LTV:                  68.0%
UW DSCR:                       1.32x
--------------------------------------------------------------------------------
(1) The lender held back $2,000,000 at closing until such time that the retail tenant, Trader Joe's, takes occupancy of its leased space, is open for business, and begins paying rent.

(2) The lender held back $2,240,000 at closing based on the Borrower's ability to achieve specific levels of additional leasing on the multifamily units. The loan was structured with a six-month interest-only bridge term, during which the Borrower must maintain leasing to support a 1.20x DSCR for at least three consecutive months based on the entire loan proceeds, $20,240,000. At that time the lender will release half of the holdback or $1,120,000. If the Borrower maintains a 1.25x DSCR for a period of twelve months, on the total loan amount, Borrower will qualify for a release of the entire balance of the holdback.

(3) The lender held back $18,750 at closing for the estimated cost to complete several "punch list" items required by Daroff Design's lease.

------------------------------------------------------------------------------------------------------------------------------------
                                                        MULTIFAMILY INFORMATION

                                                                    APPROXIMATE
                                                    AVERAGE UNIT    NET RENTABLE   % OF TOTAL     AVERAGE ASKING      AVERAGE MARKET
            UNIT MIX                NO. OF UNITS    SQUARE FEET          SF           UNITS           RENT(4)              RENT(5)
------------------------------------------------------------------------------------------------------------------------------------
ONE BEDROOM                             140              735             735           83.3%          $1,030             $1,300
TWO BEDROOM                              28            1,053           1,053           16.7%          $1,500             $1,600
------------------------------------------------------------------------------------------------------------------------------------
TOTALS                                  168              788             788          100.0%          $1,108             $1,350
------------------------------------------------------------------------------------------------------------------------------------

(4)  Rent quoted on a monthly basis.

(5) Select market information from appraisal by Cushman & Wakefield dated November 6, 2002 (Value as of November 6, 2003).

                                    59 of 61

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REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2003-CIBC6

--------------------------------------------------------------------------------
                               2121 MARKET STREET
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     SPONSOR
--------------------------------------------------------------------------------
The borrowing entity, 2121 Market Street Associates, L.P., is a single purpose entity controlled by Ronald Caplan (general partner) and Thomas Properties Group. Ronald Caplan, is an experienced real estate investor with equity positions in 54 real estate partnerships. The portfolio is comprised of 48 multifamily properties, all located in Philadelphia, which contain 4,580 units and 6 office properties.

Thomas Properties Group is a full service real estate operating company and institutional investment manager focused on the development, acquisition, operation and ownership of commercial properties throughout the United States. The company invests in Class A properties throughout the country, but primarily on the west coast and in the mid-Atlantic region.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                   COLLATERAL
--------------------------------------------------------------------------------
The subject property is an eight story, 168-unit, multifamily building located in Philadelphia, PA. The subject property was originally improved in the 1920's as an industrial building. In 2001, a gut renovation of the subject property was completed and conversion to multifamily use was completed. All of the units are located on floors two through eight and the ground floor is occupied by a retail tenant, Trader Joe's East, and one commercial tenant, Daroff Design Inc. Nineteen units at the subject property are master leased to Moore College, an all girls arts college located approximately 0.5 miles from the subject property. Trader Joe's is a national specialty grocery store chain with operations in 15 states. Daroff Design, Inc. is a privately held full service Architecture & Interior Design firm.

The subject property is managed by Philadelphia Management Company, a related entity to the borrower. The firm is the largest multifamily property manager in the greater Philadelphia area and currently manages and operates over 5,000 apartments in the city (approximately 25% of the total inventory). The company manages over 50 properties within Center City, where the subject property is located and two properties outside of the city limits. The firm has five leasing offices within the city and 24-hour property maintenance crews.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                    MARKET(1)
--------------------------------------------------------------------------------
The subject property is located in Center City, PA, approximately four blocks east of 30th Street Station and seven blocks northwest of Rittenhouse Square, one of the cultural centers of the city. There are several Universities in the vicinity of the subject property including the University of Pennsylvania, Drexel University, and Moore College.

There are 16,440 units in Center City, which represents 9.0% of the entire Philadelphia market. Asking rents in Center City grew by 0.9% over the previous quarter and have grown at an average rate of 7.3% annually for the past five years. The overall vacancy rate in the Philadelphia market is 3.1% and the vacancy rate in Center City is 4.8%. Average rental rates within Center City range from $1,300/month for a one-bedroom to $1,600/month for a two bedroom. New construction within the city limits, more specifically within Center City, will be limited due to the lack of high-density zoned land available for new development.
--------------------------------------------------------------------------------

(1) Select market information from appraisal by Cushman & Wakefield as of November 6, 2002 (Value as of November 6, 2003). The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.


                                    60 of 61

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

STRUCTURAL AND COLLATERAL TERM SHEET                            JPMCC 2003-CIBC6

--------------------------------------------------------------------------------
                               2121 MARKET STREET
--------------------------------------------------------------------------------


                                 [MAP OMITTED]



                                    61 of 61

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


                      [THIS PAGE INTENTIONALLY LEFT BLANK]



                                                                                                                             ANNEX D

ABN AMRO                                J.P MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.           Statement Date:   09/12/2003
LaSalle Bank N.A.                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES               Payment Date:     09/12/2003
135 S. LaSalle Street Suite 1625                          SERIES 2003-CIBC6                             Prior Payment:           N/A
Chicago, IL 60603                                                                                       Next Payment:     10/13/2003
                                                                                                        Record Date:      08/31/2003
                                                     ABN AMRO ACCT: XX-XXXX-XX-X
Administrator:                                                                                          Analyst:
                                                 REPORTING PACKAGE TABLE OF CONTENTS

====================================================================================================================================
================================      ====================================================    ======================================
                                                                                   Page(s)
Issue Id: JP3CIBC6                    REMIC Certificate Report                                Closing Date: 08/07/2003
Monthly Data File Name:               Bond Interest Reconciliation                            First Payment Date: 09/12/2003
           JP3CIBC6_YYYYMM_3.zip      Cash Reconciliation Summary                             Assumed Final Payment Date: 09/12/2033
                                      15 Month Historical Loan Status Summary
                                      15 Month Historical Payoff/Loss Summary
                                      Historical Collateral Level Prepayment Report
                                      Delinquent Loan Detail
                                      Mortgage Loan Characteristics
                                      Loan Level Detail
                                      Specially Serviced Report
                                      Modified Loan Detail
                                      Realized Loss Detail
                                      Appraisal Reduction Detail
================================      ====================================================    ======================================

               ======================================================================================================
                                                     PARTIES TO THE TRANSACTION
               ------------------------------------------------------------------------------------------------------
                                  DEPOSITOR: J.P. Morgan Chase Commercial Mortgage Securities Corp.
                      UNDERWRITER: J.P. Morgan Securities Inc./CIBC World Markets Corp./ABN AMRO Incorporated/
                          Citigroup Global Markets Inc./Merrill Lynch, Pierce, Fenner & Smith Incorporated
                                        MASTER SERVICER: Wochovia Bank, National Association
                                               SPECIAL SERVICER: ARCap Servicing, Inc.
                                     RATING AGENCY: Moody's Investors Service, Inc. /Fitch, Inc.
               ======================================================================================================

                             ==========================================================================
                                 INFORMATION IS AVAILABLE FOR THIS ISSUE FROM THE FOLLOWING SOURCES
                             --------------------------------------------------------------------------
                                      LaSalle Web Site                       www.etrustee.net
                                      Servicer Website
                                      LaSalle Factor Line                      (800) 246-5761
                             ==========================================================================

====================================================================================================================================

07/18/2003 - 07:12 (MXXX-MXXX) (c) 2000 LaSalle Bank N.A.

ABN AMRO                                J.P MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.          Statement Date:    09/12/2003
LaSalle Bank N.A.                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES              Payment Date:      09/12/2003
                                                          SERIES 2003-CIBC6                            Prior Payment:            N/A
WAC:                                                                                                   Next Payment:      10/13/2003
WA Life Term:                                                                                          Record Date:       08/31/2003
WA Amort Term:                                       ABN AMRO ACCT: XX-XXXX-XX-X
Current Index:
Next Index:                                           REMIC CERTIFICATE REPORT

====================================================================================================================================
            Original       Opening    Principal     Principal      Negative      Closing     Interest      Interest    Pass-Through
 Class   Face Value (1)    Balance     Payment    Adj. or Loss   Amortization    Balance    Payment (2)   Adjustment       Rate
 CUSIP      Per 1,000     Per 1,000   Per 1,000     Per 1,000      Per 1,000    Per 1,000    Per 1,000     Per 1,000   Next Rate (3)
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

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------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

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------------------------------------------------------------------------------------------------------------------------------------
              0.00           0.00        0.00          0.00           0.00         0.00         0.00          0.00
====================================================================================================================================
                                                                            Total P&I Payment   0.00
                                                                            ===========================

Notes: (1) N denotes notional balance not included in total (2) Accrued Interest plus/minus Interest Adjustment minus Deferred
       Interest equals Interest Payment (3) Estimated

07/18/2003 - 07:12 (MXXX-MXXX) (c) 2000 LaSalle Bank N.A.

ABN AMRO                                J.P MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.          Statement Date:    09/12/2003
LaSalle Bank N.A.                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES              Payment Date:      09/12/2003
                                                          SERIES 2003-CIBC6                            Prior Payment:            N/A
                                                                                                       Next Payment:      10/13/2003
                                                     ABN AMRO ACCT: XX-XXXX-XX-X                       Record Date:       08/31/2003

                                                    BOND INTEREST RECONCILIATION

====================================================================================================================================
                                                        Deductions                                      Additions
                                            ---------------------------------   ----------------------------------------------------
                       Pass     Accrued                 Deferred &                 Prior       Int Accrual    Prepay-      Other
          Accrual      Thru   Certificate   Allocable   Accretion    Interest   Int. Short-     on prior       ment       Interest
Class  Method   Days   Rate    Interest       PPIS       Interest    Loss/Exp    falls Due    Shortfall (3)  Penalties  Proceeds (1)
====================================================================================================================================














                              ------------------------------------------------------------------------------------------------------
                                 0.00         0.00         0.00        0.00        0.00           0.00                      0.00
====================================================================================================================================

========================================================   ======================

                                              Remaining
Distributable    Interest   Current Period   Outstanding       Credit Support
 Certificate     Payment     (Shortfall)/      Interest    ----------------------
Interest (2)      Amount       Recovery       Shortfalls   Original   Current (4)
========================================================   ======================














--------------------------------------------------------
    0.00           0.00                         0.00
========================================================   ======================

(1) Other Interest Proceeds are additional interest amounts specifically allocated to the bond(s) and used in determining the
    Distributable Interest of the bonds.
(2) Accrued - Deductions + Additional Interest.
(3) Where applicable.
(4) Determined as follows: (A) the ending balance of all the classes less (B) the sum of (i) the ending balance of the class and
(ii) the ending balance of all classes which are not subordinate to the class divided by (A).

07/18/2003 - 07:12 (MXXX-MXXX) (c) 2000 LaSalle Bank N.A.

ABN AMRO                                J.P MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.          Statement Date:    09/12/2003
LaSalle Bank N.A.                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES              Payment Date:      09/12/2003
                                                          SERIES 2003-CIBC6                            Prior Payment:            N/A
                                                                                                       Next Payment:      10/13/2003
                                                     ABN AMRO ACCT: XX-XXXX-XX-X                       Record Date:       08/31/2003

                                                     CASH RECONCILIATION SUMMARY

====================================================================================================================================
-------------------------------------------  -------------------------------------------  ------------------------------------------
             INTEREST SUMMARY                              PRINCIPAL SUMMARY                         SERVICING FEE SUMMARY
-------------------------------------------  -------------------------------------------  ------------------------------------------
Current Scheduled Interest                   SCHEDULED PRINCIPAL:                         Current Servicing Fees
Less Deferred Interest                       Current Scheduled Principal                  Plus Fees Advanced for PPIS
Less PPIS Reducing Scheduled Int             Advanced Scheduled Principal                 Less Reduction for PPIS
Plus Gross Advance Interest                  -------------------------------------------  Plus Delinquent Servicing Fees
Less ASER Interest Adv Reduction             Scheduled Principal                          ------------------------------------------
Less Other Interest Not Advanced             -------------------------------------------  Total Servicing Fees
Less Other Adjustment                        UNSCHEDULED PRINCIPAL:                       ------------------------------------------
-------------------------------------------  Curtailments
Total                                        Advanced Scheduled Principal
-------------------------------------------  Liquidation Proceeds
UNSCHEDULED INTEREST:                        Repurchase Proceeds
-------------------------------------------  Other Principal Proceeds
Prepayment Penalties                         -------------------------------------------
Yield Maintenance Penalties                  Total Unscheduled Principal
Other Interest Proceeds                      -------------------------------------------
-------------------------------------------  Remittance Principal
Total                                        -------------------------------------------
-------------------------------------------  Remittance P&I Due Trust
Less Fees Paid to Servicer                   -------------------------------------------
Less Fee Strips Paid by Servicer             Remittance P&I Due Certs
-------------------------------------------  -------------------------------------------
LESS FEES & EXPENSES PAID BY/TO SERVICER
-------------------------------------------  -------------------------------------------  ------------------------------------------
Special Servicing Fees                                   POOL BALANCE SUMMARY                             PPIS SUMMARY
Workout Fees                                 -------------------------------------------  ------------------------------------------
Liquidation Fees                                                     Balance     Count    Gross PPIS
Interest Due Serv on Advances                -------------------------------------------  Reduced by PPIE
Non Recoverable Advances                     Beginning Pool                               Reduced by Shortfalls in Fees
Misc. Fees & Expenses                        Scheduled Principal                          Reduced by Other Amounts
-------------------------------------------  Unscheduled Principal                        ------------------------------------------
Plus Trustee Fees Paid by Servicer           Deferred Interest                            PPIS Reducing Scheduled Interest
-------------------------------------------  Liquidations                                 ------------------------------------------
Total Unscheduled Fees & Expenses            Repurchases                                  PPIS Reducing Servicing Fee
-------------------------------------------  -------------------------------------------  ------------------------------------------
Total Interest Due Trust                     Ending Pool                                  PPIS Due Certificate
-------------------------------------------  -------------------------------------------  ------------------------------------------
LESS FEES & EXPENSES PAID BY/TO TRUST
-------------------------------------------                                               ------------------------------------------
Trustee Fee                                                                               ADVANCE SUMMARY (ADVANCE MADE BY SERVICER)
Fee Strips                                                                                ------------------------------------------
Misc. Fees                                                                                                       Principal  Interest
Interest Reserve Withholding                                                              ------------------------------------------
Plus Interest Reserve Deposit                                                             Prior Outstanding
-------------------------------------------                                               Plus Current Period
Total                                                                                     Less Recovered
-------------------------------------------                                               Less Non Recovered
Total Interest Due Certs                                                                  ------------------------------------------
-------------------------------------------                                               Ending Outstanding
                                                                                          ------------------------------------------

====================================================================================================================================

07/18/2003 - 07:12 (MXXX-MXXX) (c) 2000 LaSalle Bank N.A.

ABN AMRO                                J.P MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.          Statement Date:    09/12/2003
LaSalle Bank N.A.                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES              Payment Date:      09/12/2003
                                                          SERIES 2003-CIBC6                            Prior Payment:            N/A
                                                                                                       Next Payment:      10/13/2003
                                                     ABN AMRO ACCT: XX-XXXX-XX-X                       Record Date:       08/31/2003

                                     ASSET BACKED FACTS ~ 15 MONTH HISTORICAL LOAN STATUS SUMMARY

============   ==================================================================   ================================================
                                Delinquency Aging Categories                                   Special Event Categories (1)
               ------------------------------------------------------------------   ------------------------------------------------
                 Delinq        Delinq        Delinq
Distribution     1 Month       2 Months     3+ Months    Foreclosure      REO       Modifications   Specially Serviced   Bankruptcy
    Date       #   Balance   #   Balance   #   Balance   #   Balance   #  Balance    #   Balance       #   Balance       #   Balance
============   ==================================================================   ================================================
  09/12/03
------------   ------------------------------------------------------------------   ------------------------------------------------

------------   ------------------------------------------------------------------   ------------------------------------------------

------------   ------------------------------------------------------------------   ------------------------------------------------

------------   ------------------------------------------------------------------   ------------------------------------------------

------------   ------------------------------------------------------------------   ------------------------------------------------

------------   ------------------------------------------------------------------   ------------------------------------------------

------------   ------------------------------------------------------------------   ------------------------------------------------

------------   ------------------------------------------------------------------   ------------------------------------------------

------------   ------------------------------------------------------------------   ------------------------------------------------

------------   ------------------------------------------------------------------   ------------------------------------------------

------------   ------------------------------------------------------------------   ------------------------------------------------

------------   ------------------------------------------------------------------   ------------------------------------------------

------------   ------------------------------------------------------------------   ------------------------------------------------

------------   ------------------------------------------------------------------   ------------------------------------------------

============   ==================================================================   ================================================

(1) Modification, Specially Serviced & Bankruptcy Totals are Included in the Appropriate Delinquency Aging Category.

07/18/2003 - 07:12 (MXXX-MXXX) (c) 2000 LaSalle Bank N.A.

ABN AMRO                                J.P MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.          Statement Date:    09/12/2003
LaSalle Bank N.A.                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES              Payment Date:      09/12/2003
                                                          SERIES 2003-CIBC6                            Prior Payment:            N/A
                                                                                                       Next Payment:      10/13/2003
                                                     ABN AMRO ACCT: XX-XXXX-XX-X                       Record Date:       08/31/2003

                                    ASSET BACKED FACTS ~ 15 MONTH HISTORICAL PAYOFF/LOSS SUMMARY

====================================================================================================================================
                                                         Appraisal                       Realized                         Curr
              Ending Pool (1)  Payoffs(2)   Penalties   Reduct. (2)   Liquidations (2)   Losses (2)   Remaining Term   Weighted Avg.
Distribution  ----------------------------------------------------------------------------------------------------------------------
    Date       #   Balance     #  Balance   #  Amount   #   Balance     #   Balance      #   Amount    Life   Amort.   Coupon  Remit
====================================================================================================================================
  09/12/03
------------------------------------------------------------------------------------------------------------------------------------

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====================================================================================================================================

(1) Percentage based on pool as of cutoff.
(2) Percentage based on pool as of beginning of period.

07/18/2003 - 07:12 (MXXX-MXXX) (c) 2000 LaSalle Bank N.A.

ABN AMRO                                J.P MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.          Statement Date:    09/12/2003
LaSalle Bank N.A.                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES              Payment Date:      09/12/2003
                                                          SERIES 2003-CIBC6                            Prior Payment:            N/A
                                                                                                       Next Payment:      10/13/2003
                                                     ABN AMRO ACCT: XX-XXXX-XX-X                       Record Date:       08/31/2003

                                            HISTORICAL COLLATERAL LEVEL PREPAYMENT REPORT

====================================================================================================================================
Disclosure      Payoff      Initial                  Payoff      Penalty      Prepayment      Maturity      Property     Geographic
Control #       Period      Balance       Type       Amount      Amount          Date           Date          Type        Location
------------------------------------------------------------------------------------------------------------------------------------




















====================================================================================================================================
                          CURRENT                    0           0
                         CUMULATIVE

07/18/2003 - 07:12 (MXXX-MXXX) (c) 2000 LaSalle Bank N.A.

ABN AMRO                                J.P MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.          Statement Date:    09/12/2003
LaSalle Bank N.A.                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES              Payment Date:      09/12/2003
                                                          SERIES 2003-CIBC6                            Prior Payment:            N/A
                                                                                                       Next Payment:      10/13/2003
                                                     ABN AMRO ACCT: XX-XXXX-XX-X                       Record Date:       08/31/2003

                                                       DELINQUENT LOAN DETAIL

====================================================================================================================================

              Paid                   Outstanding   Out. Property                      Special
Disclosure    Thru    Current P&I        P&I         Protection        Advance        Servicer    Foreclosure   Bankruptcy    REO
Control #     Date      Advance       Advances**      Advances     Description (1) Transfer Date      Date         Date       Date
====================================================================================================================================

















====================================================================================================================================
A. P&I Advance - Loan in Grace Period                           1. P&I Advance - Loan delinquent 1 month
B. P&I Advance - Late Payment but < 1 month delinq              2. P&I Advance - Loan delinquent 2 months
                                                                3. P&I Advance - Loan delinquent 3 months or More
                                                                4. Matured Balloon/Assumed Scheduled Payment
                                                                7. P&I Advance (Foreclosure)
                                                                9. P&I Advance (REO)
====================================================================================================================================

** Outstanding P&I Advances include the current period P&I Advance

07/18/2003 - 07:12 (MXXX-MXXX) (c) 2000 LaSalle Bank N.A.

ABN AMRO                                J.P MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.          Statement Date:    09/12/2003
LaSalle Bank N.A.                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES              Payment Date:      09/12/2003
                                                          SERIES 2003-CIBC6                            Prior Payment:            N/A
                                                                                                       Next Payment:      10/13/2003
                                                     ABN AMRO ACCT: XX-XXXX-XX-X                       Record Date:       08/31/2003

                                                    MORTGAGE LOAN CHARACTERISTICS

====================================================================================================================================

              DISTRIBUTION OF PRINCIPAL BALANCES                                  DISTRIBUTION OF MORTGAGE INTEREST RATES
=================================================================  =================================================================
                                                Weighted Average                                                  Weighted Average
Current Scheduled   # of   Scheduled   % of    ------------------  Current Mortgage   # of   Scheduled   % of    ------------------
    Balances        Loans   Balance   Balance  Term  Coupon  DSCR   Interest Rate     Loans   Balance   Balance  Term  Coupon  DSCR
=================================================================  =================================================================









                                                                   =================================================================
                                                                                        0        0       0.00%
                                                                   =================================================================
                                                                   Minimum Mortgage Interest Rate 10.0000%
                                                                   Maximum Mortgage Interest Rate 10.0000%

=================================================================
                      0        0       0.00%
=================================================================
Average Scheduled Balance                                                        DISTRIBUTION OF REMAINING TERM (BALLOON)
Maximum Scheduled Balance                                          =================================================================
Minimum Scheduled Balance                                                                                         Weighted Average
-------------------------                                          Balloon          # of   Scheduled   % of     --------------------
                                                                   Mortgage Loans  Loans    Balance   Balance   Term   Coupon   DSCR
       DISTRIBUTION OF REMAINING TERM (FULLY AMORTIZING)           =================================================================
=================================================================  0 to 60
                                               Weighted Average    61 to 120
Fully Amortizing   # of   Scheduled   % of    ------------------   121 to 180
 Mortgage Loans   Loans    Balance   Balance  Term  Coupon  DSCR   181 to 240
=================================================================  241 to 360



=================================================================  =================================================================
                  0         0       0.00%                                            0         0       0.00%
=================================================================  =================================================================
Minimum Remaining Term                                             Minimum Remaining Term 0
Maximum Remaining Term                                             Maximum Remaining Term 0

07/18/2003 - 07:12 (MXXX-MXXX) (c) 2000 LaSalle Bank N.A.

ABN AMRO                                J.P MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.          Statement Date:
LaSalle Bank N.A.                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES              Payment Date:
                                                          SERIES 2003-CIBC6                            Prior Payment:
                                                                                                       Next Payment:
                                                     ABN AMRO ACCT: XX-XXXX-XX-X                       Record Date:

                                                    MORTGAGE LOAN CHARACTERISTICS

====================================================================================================================================

                 DISTRIBUTION OF DSCR (CURRENT)                                          GEOGRAPHIC DISTRIBUTION
 ===========================================================       ================================================================
 Debt Service     # of   Scheduled    % of                                               # of   Scheduled   % of
 Coverage Ratio   Loans   Balance   Balance  WAMM  WAC  DSCR       Geographic Location   Loans   Balance   Balance  WAMM  WAC  DSCR
 ===========================================================       ================================================================









 ===========================================================
                    0        0       0.00%
 ===========================================================
 Maximum DSCR 0.000
 Minimum DSCR 0.000

                 DISTRIBUTION OF DSCR (CUTOFF)
 ===========================================================
 Debt Service     # of   Scheduled    % of
 Coverage Ratio   Loans   Balance   Balance  WAMM  WAC  DSCR
 ===========================================================









 ===========================================================       ================================================================
                    0        0       0.00%                                                 0                0.00%
 ===========================================================       ================================================================
 Maximum DSCR 0.00
 Minimum DSCR 0.00

07/18/2003 - 07:12 (MXXX-MXXX) (c) 2000 LaSalle Bank N.A.

ABN AMRO                                J.P MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.          Statement Date:
LaSalle Bank N.A.                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES              Payment Date:
                                                          SERIES 2003-CIBC6                            Prior Payment:
                                                                                                       Next Payment:
                                                     ABN AMRO ACCT: XX-XXXX-XX-X                       Record Date:

                                                    MORTGAGE LOAN CHARACTERISTICS

====================================================================================================================================

                 DISTRIBUTION OF PROPERTY TYPES                                    DISTRIBUTION OF LOAN SEASONING
     ===========================================================    ===========================================================
                      # of   Scheduled   % of                                        # of   Scheduled   % of
     Property Types   Loans   Balance   Balance  WAMM  WAC  DSCR    Number of Years  Loans   Balance   Balance  WAMM  WAC  DSCR
     ===========================================================    ===========================================================











     ===========================================================    ===========================================================
                        0        0       0.00%                                         0        0       0.00%
     ===========================================================    ===========================================================

                DISTRIBUTION OF AMORTIZATION TYPE                               DISTRIBUTION OF YEAR LOANS MATURING
     ===========================================================    ===========================================================

     ===========================================================    ===========================================================
     Amortization     # of   Scheduled   % of                                        # of   Scheduled   % of
     Type             Loans   Balance   Balance  WAMM  WAC  DSCR          Year       Loans   Balance   Balance  WAMM  WAC  DSCR
     ===========================================================    ===========================================================
                                                                          2003
                                                                          2004
                                                                          2005
                                                                          2006
                                                                          2007
                                                                          2008
                                                                          2009
                                                                          2010
                                                                          2011
                                                                          2012
                                                                          2013
                                                                      2014 & Longer
     ===========================================================    ===========================================================
                                                                                       0        0       0.00%
     ===========================================================    ===========================================================

07/18/2003 - 07:12 (MXXX-MXXX) (c) 2000 LaSalle Bank N.A.

ABN AMRO                                J.P MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.          Statement Date:    09/12/2003
LaSalle Bank N.A.                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES              Payment Date:      09/12/2003
                                                          SERIES 2003-CIBC6                            Prior Payment:            N/A
                                                                                                       Next Payment:      10/13/2003
                                                     ABN AMRO ACCT: XX-XXXX-XX-X                       Record Date:       08/31/2003

                                                          LOAN LEVEL DETAIL

=================================================================================================================================
                                                       Operating                 Ending                                   Spec.
Disclosure          Property                           Statement    Maturity    Principal    Note    Scheduled    Mod.    Serv
Control #     Grp     Type      State    DSCR    NOI      Date        Date       Balance     Rate       P&I       Flag    Flag
=================================================================================================================================















=================================================================================================================================
                                W/Avg    0.00     0                                 0                    0
=================================================================================================================================

===========================================
         Loan              Prepayment
 ASER    Status   -------------------------
 Flag    Code(1)   Amount   Penalty   Date
===========================================















===========================================
                     0         0
===========================================

* NOI and DSCR, if available and reportable under the terms of the Pooling and Servicing Agreement, are based on information obtained from the related borrower, and no other party to the agreement shall be held liable for the accuracy or methodology used to determine such figures.

(1) Legend:   A. P&I Adv - in Grace Period        1. P&I Adv - delinquent 1 month       7. Foreclosure
              B. P&I Adv - < one month delinq     2. P&I Adv - delinquent 2 months      8. Bankruptcy
                                                  3. P&I Adv - delinquent 3+ months     9. REO
                                                  4. Mat. Balloon/Assumed P&I           10. DPO
                                                  5. Prepaid in Full                    11. Modification
                                                  6. Specially Serviced
====================================================================================================================================

07/18/2003 - 07:12 (MXXX-MXXX) (c) 2000 LaSalle Bank N.A.

ABN AMRO                                J.P MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.          Statement Date:    09/12/2003
LaSalle Bank N.A.                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES              Payment Date:      09/12/2003
                                                          SERIES 2003-CIBC6                            Prior Payment:            N/A
                                                                                                       Next Payment:      10/13/2003
                                                     ABN AMRO ACCT: XX-XXXX-XX-X                       Record Date:       08/31/2003

                                              SPECIALLY SERVICED (PART I) ~ LOAN DETAIL

====================================================================================================================================
                                             Balance                           Remaining Term
Disclosure   Transfer    Loan Status   -------------------   Note   Maturity   --------------   Property                        NOI
Control #      Date        Code (1)    Scheduled    Actual   Rate    Date       Life  Amort.      Type    State   NOI   DSCR    Date
====================================================================================================================================























====================================================================================================================================
(1) Legend:     A. P&I Adv - in Grace Period            1. P&I Adv - delinquent 1 month
                B. P&I Adv - < 1 month delinq.          2. P&I Adv - delinquent 2 months
                                                        3. P&I Adv - delinquent 3+ months
                                                        4. Mat. Balloon/Assumed P&I
                                                        7. Foreclosure
                                                        9. REO
====================================================================================================================================

07/18/2003 - 07:12 (MXXX-MXXX) (c) 2000 LaSalle Bank N.A.

ABN AMRO                                J.P MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.          Statement Date:    09/12/2003
LaSalle Bank N.A.                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES              Payment Date:      09/12/2003
                                                          SERIES 2003-CIBC6                            Prior Payment:            N/A
                                                                                                       Next Payment:      10/13/2003
                                                     ABN AMRO ACCT: XX-XXXX-XX-X                       Record Date:       08/31/2003

                                    SPECIALLY SERVICED LOAN DETAIL (PART II) ~ SERVICER COMMENTS

====================================================================================================================================
    Disclosure                  Resolution
    Control #                    Strategy                                                Comments
====================================================================================================================================




























====================================================================================================================================

07/18/2003 - 07:12 (MXXX-MXXX) (c) 2000 LaSalle Bank N.A.

ABN AMRO                                J.P MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.          Statement Date:    09/12/2003
LaSalle Bank N.A.                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES              Payment Date:      09/12/2003
                                                          SERIES 2003-CIBC6                            Prior Payment:            N/A
                                                                                                       Next Payment:      10/13/2003
                                                     ABN AMRO ACCT: XX-XXXX-XX-X                       Record Date:       08/31/2003

                                                        MODIFIED LOAN DETAIL

====================================================================================================================================
                                Cutoff    Modified
Disclosure    Modification     Maturity   Maturity                                   Modification
Control #        Date            Date       Date                                     Description
====================================================================================================================================
























====================================================================================================================================

07/18/2003 - 07:12 (MXXX-MXXX) (c) 2000 LaSalle Bank N.A.

ABN AMRO                                J.P MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.          Statement Date:    09/12/2003
LaSalle Bank N.A.                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES              Payment Date:      09/12/2003
                                                          SERIES 2003-CIBC6                            Prior Payment:            N/A
                                                                                                       Next Payment:      10/13/2003
                                                     ABN AMRO ACCT: XX-XXXX-XX-X                       Record Date:       08/31/2003

                                                        REALIZED LOSS DETAIL

====================================================================================================================================
                                            Beginning            Gross Proceeds    Aggregate        Net      Net Proceeds
         Disclosure  Appraisal   Appraisal  Scheduled    Gross      as a % of     Liquidation   Liquidation    as a % of    Realized
Period   Control #     Date        Value     Balance   Proceeds  Sched Principal   Expenses *     Proceeds  Sched. Balance    Loss
====================================================================================================================================





















====================================================================================================================================
Current Total                                 0.00       0.00                        0.00           0.00                      0.00
Cumulative                                    0.00       0.00                        0.00           0.00                      0.00
====================================================================================================================================
* Aggregate liquidation expenses also include outstanding P&I advances and unpaid servicing fees, unpaid trustee fees, etc.

07/18/2003 - 07:12 (MXXX-MXXX) (c) 2000 LaSalle Bank N.A.

ABN AMRO                                J.P MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.          Statement Date:    09/12/2003
LaSalle Bank N.A.                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES              Payment Date:      09/12/2003
                                                          SERIES 2003-CIBC6                            Prior Payment:            N/A
                                                                                                       Next Payment:      10/13/2003
                                                     ABN AMRO ACCT: XX-XXXX-XX-X                       Record Date:       08/31/2003

                                                     APPRAISAL REDUCTION DETAIL

====================================================================================================================================
                                                                           Remaining Term                           Appraisal
Disclosure  Appraisal  Scheduled   ARA  Current P&I        Note  Maturity  --------------  Property                ------------
Control #   Red. Date   Balance   Amount  Advance    ASER  Rate    Date     Life   Amort.    Type    State  DSCR   Value   Date
====================================================================================================================================






















====================================================================================================================================

07/18/2003 - 07:12 (MXXX-MXXX) (c) 2000 LaSalle Bank N.A.

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
PROSPECTUS



                       MORTGAGE PASS-THROUGH CERTIFICATES
                              (ISSUABLE IN SERIES)

[J.P. MORGAN CHASE LOGO]
             J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

                                   DEPOSITOR

                                ----------------

     J.P. Morgan Chase Commercial Mortgage Securities Corp. will periodically offer certificates in one or more series. Each series of certificates will represent the entire beneficial ownership interest in a trust fund. Distributions on the certificates of any series will be made only from the assets of the related trust fund.

     The certificates of each series will not represent an obligation of the depositor, any servicer or any of their respective affiliates. Neither the certificates nor any assets in the related trust fund will be guaranteed or insured by any governmental agency or instrumentality or by any other person, unless otherwise provided in the prospectus supplement.

     The primary asset of the trust fund may include:

     o multifamily and commercial mortgage loans, including participations therein;

     o mortgage-backed securities evidencing interests in or secured by multifamily and commercial mortgage loans, including participations therein, and other mortgage-backed securities;

     o  direct obligations of the United States or other government agencies; or

     o  a combination of the assets described above.

INVESTING IN THE OFFERED CERTIFICATES INVOLVES RISKS. YOU SHOULD REVIEW THE INFORMATION APPEARING UNDER THE CAPTION "RISK FACTORS" BEGINNING ON PAGE 9 OF THIS PROSPECTUS AND IN THE RELATED PROSPECTUS SUPPLEMENT BEFORE PURCHASING ANY OFFERED CERTIFICATE.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE CERTIFICATES OR DETERMINED THAT THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.



                                  July 18, 2003

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
             PROSPECTUS AND EACH ACCOMPANYING PROSPECTUS SUPPLEMENT


     Information about the offered certificates is contained in two separate documents that progressively provide more detail: (a) this prospectus, which provides general information, some of which may not apply to the offered certificates; and (b) the accompanying prospectus supplement for each series, which describes the specific terms of the offered certificates. If the terms of the offered certificates vary between this prospectus and the accompanying prospectus supplement, you should rely on the information in the prospectus supplement.

     You should rely only on the information contained in this prospectus and the accompanying prospectus supplement. We have not authorized anyone to provide you with information that is different from that contained in this prospectus and the related prospectus supplement. The information in this prospectus is accurate only as of the date of this prospectus.

     Certain capitalized terms are defined and used in this prospectus to assist you in understanding the terms of the offered certificates and this offering. The capitalized terms used in this prospectus are defined on the pages indicated under the caption "Index of Principal Definitions" beginning on page 108 in this prospectus.

     In this prospectus, the terms "Depositor," "we," "us" and "our" refer to J.P. Morgan Chase Commercial Mortgage Securities Corp.

     If you require additional information, the mailing address of our principal executive offices is J.P. Morgan Chase Commercial Mortgage Securities Corp., 270 Park Avenue, New York, New York 10017, and telephone number is (212) 834-9299.

                                TABLE OF CONTENTS

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS AND
   EACH ACCOMPANYING PROSPECTUS SUPPLEMENT ................................  ii
SUMMARY OF PROSPECTUS .....................................................   1
RISK FACTORS ..............................................................   9
   Your Ability to Resell Certificates may be Limited Because of
      Their Characteristics ...............................................   9
   The Assets of the Trust Fund may not be Sufficient to Pay Your
      Certificates ........................................................   9
   Prepayments of the Mortgage Assets will Affect the Timing of Your
      Cash Flow and May Affect Your Yield .................................  10
   Ratings Do Not Guarantee Payment and Do Not Address Prepayment Risks ... 11 Commercial and Multifamily Mortgage Loans Have Risks that May Affect
      Payments on Your Certificates .......................................  12
   Borrowers May Be Unable to Make Balloon Payments .......................  14
   Credit Support May Not Cover Losses ....................................  14
   Assignment of Leases and Rents May Be Limited By State Law .............  15
   Failure to Comply with Environmental Law May Result in Additional
      Losses ..............................................................  15
   Hazard Insurance May Be Insufficient to Cover all Losses on
      Mortgaged Properties ................................................  16
   Poor Property Management May Adversely Affect the Performance of
      the Related Mortgaged Property ......................................  16
   One Action Jurisdiction May Limit the Ability of the Servicer to
      Foreclose on a Mortgaged Property ...................................  16
   Rights Against Tenants may be Limited if Leases are not Subordinate
      to Mortgage or do not Contain Attornment Provisions .................  17
   If Mortgaged Properties are not in Compliance with Current Zoning
      Laws Restoration Following a Casualty Loss may be Limited ...........  17
   Inspections of the Mortgaged Properties will be Limited ................  17
   Compliance with Americans with Disabilities Act may result in
      Additional Losses ...................................................  17
   Litigation Concerns ....................................................  17
   Property Insurance .....................................................  18
   Some Certificates May Not be Appropriate for Benefit Plans .............  18
   Certain Federal Tax Considerations Regarding Residual Certificates .....  18
   Certain Federal Tax Considerations Regarding Original Issue Discount ... 19 Bankruptcy Proceedings Could Adversely Affect Payments on Your
      Certificates ........................................................  19
   Book-Entry System for Certain Classes May Decrease Liquidity and
      Delay Payment .......................................................  19
   Delinquent and Non-Performing Mortgage Loans Could Adversely
      Affect Payments on Your Certificates ................................  20
DESCRIPTION OF THE TRUST FUNDS ............................................  21
   General ................................................................  21
   Mortgage Loans .........................................................  21
   MBS ....................................................................  25
   Certificate Accounts ...................................................  26
   Credit Support .........................................................  26
   Cash Flow Agreements ...................................................  26
YIELD AND MATURITY CONSIDERATIONS .........................................  27
   General ................................................................  27
   Pass-Through Rate ......................................................  27
   Payment Delays .........................................................  27
   Certain Shortfalls in Collections of Interest ..........................  27
   Yield and Prepayment Considerations ....................................  28
   Weighted Average Life and Maturity .....................................  29
   Controlled Amortization Classes and Companion Classes ..................  30
   Other Factors Affecting Yield, Weighted Average Life and Maturity ......  31
THE DEPOSITOR .............................................................  33
USE OF PROCEEDS ...........................................................  33
DESCRIPTION OF THE CERTIFICATES ...........................................  34
   General ................................................................  34
   Distributions ..........................................................  34
   Distributions of Interest on the Certificates ..........................  35
   Distributions of Principal on the Certificates .........................  36
   Distributions on the Certificates in Respect of Prepayment Premiums
      or in Respect of Equity Participations ..............................  37
   Allocation of Losses and Shortfalls ....................................  37
   Advances in Respect of Delinquencies ...................................  37
   Reports to Certificateholders ..........................................  38
   Voting Rights ..........................................................  39

   Termination ............................................................  40
   Book-Entry Registration and Definitive Certificates ....................  40
DESCRIPTION OF THE POOLING AGREEMENTS .....................................  42
   General ................................................................  42
   Assignment of Mortgage Loans; Repurchases ..............................  42
   Representations and Warranties; Repurchases ............................  43
   Collection and Other Servicing Procedures ..............................  44
   Sub-Servicers ..........................................................  45
   Special Servicers ......................................................  45
   Certificate Account ....................................................  45
   Modifications, Waivers and Amendments of Mortgage Loans ................  48
   Realization Upon Defaulted Mortgage Loans ..............................  49
   Hazard Insurance Policies ..............................................  49
   Due-on-Sale and Due-on-Encumbrance Provisions ..........................  50
   Servicing Compensation and Payment Of Expenses .........................  50
   Evidence as to Compliance ..............................................  51
   Certain Matters Regarding the Master Servicer and the Depositor ........  51
   Events of Default ......................................................  51
   Amendment ..............................................................  52
   List of Certificateholders .............................................  52
   The Trustee ............................................................  53
   Duties of the Trustee ..................................................  53
   Certain Matters Regarding the Trustee ..................................  53
   Resignation and Removal of the Trustee..................................  53
DESCRIPTION OF CREDIT SUPPORT .............................................  55
   General ................................................................  55
   Subordinate Certificates ...............................................  55
   Cross-Support Provisions ...............................................  56
   Insurance or Guarantees with Respect to Mortgage Loans .................  56
   Letter of Credit .......................................................  56
   Certificate Insurance and Surety Bonds .................................  56
   Reserve Funds ..........................................................  56
   Credit Support with Respect to MBS .....................................  57
CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS ...................................  57
   General ................................................................  57
   Types of Mortgage Instruments ..........................................  57
   Leases and Rents .......................................................  58
   Personalty .............................................................  58
   Foreclosure ............................................................  58
   Bankruptcy Laws ........................................................  62
   Environmental Risks ....................................................  65
   Due-on-Sale and Due-on-Encumbrance .....................................  66
   Subordinate Financing ..................................................  67
   Default Interest and Limitations on Prepayments ........................  67
   Applicability of Usury Laws ............................................  67
   Soldiers' and Sailors' Civil Relief Act of 1940 ........................  68
   Type of Mortgaged Property .............................................  68
   Americans with Disabilities Act ........................................  68
   Forfeiture For Drug, RICO and Money Laundering Violations ..............  69
CERTAIN FEDERAL INCOME TAX CONSEQUENCES ...................................  69
   Federal Income Tax Consequences for REMIC Certificates .................  70
   General ................................................................  70
   Characterization of Investments in REMIC Certificates ..................  70
   Qualification as a REMIC ...............................................  71
   Taxation of Regular Certificates .......................................  73
      General .............................................................  73
      Original Issue Discount .............................................  73
      Acquisition Premium .................................................  76
      Variable Rate Regular Certificates ..................................  76
      Deferred Interest ...................................................  77
      Market Discount .....................................................  77
      Premium .............................................................  78
      Election to Treat All Interest Under the Constant Yield Method ......  78
      Sale or Exchange of Regular Certificates ............................  79
      Treatment of Losses .................................................  80
   Taxation of Residual Certificates ......................................  80
      Taxation of REMIC Income ............................................  80
      Basis and Losses ....................................................  82
      Treatment of Certain Items of REMIC Income and Expense ..............  82
      Limitations on Offset or Exemption of REMIC Income ..................  83
      Tax-Related Restrictions on Transfer of Residual Certificates .......  84
      Sale or Exchange of a Residual Certificate ..........................  87
      Mark to Market Regulations ..........................................  87
   Taxes That May Be Imposed on the REMIC Pool ............................  88

   Prohibited Transactions ................................................  88
   Contributions to the REMIC Pool After the Startup Day ..................  88
   Net Income from Foreclosure Property ...................................  88
   Liquidation of the REMIC Pool ..........................................  89
   Administrative Matters .................................................  89
   Limitations on Deduction of Certain Expenses ...........................  89
   Taxation of Certain Foreign Investors ..................................  90
      Regular Certificates ................................................  90
      Residual Certificates ...............................................  90
      Backup Withholding ..................................................  91
      Reporting Requirements ..............................................  91
   Federal Income Tax Consequences for Certificates as to Which no REMIC
      Election is Made ....................................................  93
      Standard Certificates ...............................................  93
      General .............................................................  93
      Tax Status ..........................................................  93
      Premium and Discount ................................................  94
      Recharacterization of Servicing Fees ................................  95
      Sale or Exchange of Standard Certificates ...........................  95
   Stripped Certificates ..................................................  96
      General .............................................................  96
      Status of Stripped Certificates .....................................  97
      Taxation of Stripped Certificates ...................................  97
   Reporting Requirements and Backup Withholding ..........................  99
   Taxation of Certain Foreign Investors ..................................  99
STATE AND OTHER TAX CONSIDERATIONS ........................................ 100
CERTAIN ERISA CONSIDERATIONS .............................................. 100
   General ................................................................ 100
   Plan Asset Regulations ................................................. 101
   Administrative Exemptions .............................................. 101
   Insurance Company General Accounts ..................................... 101
   Unrelated Business Taxable Income; Residual Certificates ............... 102
LEGAL INVESTMENT .......................................................... 102
METHOD OF DISTRIBUTION .................................................... 104
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE ......................... 105
LEGAL MATTERS ............................................................. 106
FINANCIAL INFORMATION ..................................................... 106
RATING .................................................................... 106
INDEX OF PRINCIPAL DEFINITIONS ............................................ 108

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                                       vi

                              SUMMARY OF PROSPECTUS

     This summary highlights selected information from this document and does not contain all of the information that you need to consider in making an investment decision. Please read this entire prospectus and the accompanying prospectus supplement as well as the terms and provisions of the related pooling and servicing agreement carefully to understand all of the terms of a series of certificates. An Index of Principal Definitions is included at the end of this prospectus.

Title of Certificates.........   Mortgage pass-through certificates, issuable
                                 in series.

Depositor.....................   J.P. Morgan Chase Commercial Mortgage
                                 Securities Corp., a wholly owned subsidiary of JPMorgan Chase Bank, a New York banking corporation, which is a wholly owned subsidiary of J.P. Morgan Chase & Co., a Delaware corporation.

Master Servicer...............   The master servicer, if any, for a series of
                                 certificates will be named in the related prospectus supplement. The master servicer for any series of certificates may be an affiliate of the depositor or a special servicer.

Special Servicer..............   One or more special servicers, if any, for a
                                 series of certificates will be named, or the circumstances under which a special servicer will be appointed will be described, in the related prospectus supplement. A special servicer for any series of certificates may be an affiliate of the depositor or the master servicer.

Trustee.......................   The trustee for each series of certificates
                                 will be named in the related prospectus
                                 supplement.

The Trust Assets..............   Each series of certificates will represent in
                                 the aggregate the entire beneficial ownership interest in a trust fund consisting primarily of:

A. Mortgage Assets............   The mortgage assets with respect to each
                                 series of certificates will, in general, consist of a pool of loans secured by liens on, or security interests in:

                                 o residential properties consisting of five or more rental or cooperatively-owned dwelling units or shares allocable to a number of those units and the related leases; or

                                 o office buildings, shopping centers, retail stores and establishments, hotels or motels, nursing homes, hospitals or other health-care related facilities, mobile home parks, warehouse facilities, mini-warehouse facilities, self-storage facilities, industrial plants, parking lots, mixed use or various other types of income-producing properties described in this prospectus or unimproved land.

                                 If so specified in the related prospectus supplement, a trust fund may include mortgage loans secured by liens on real estate projects under construction. No one will guarantee the mortgage loans, unless otherwise provided in the related prospectus supplement. If so specified in the related prospectus supplement, some mortgage loans may be delinquent. In no event will delinquent mortgage loans comprise 20 percent or more of the trust fund at the time the mortgage loans are transferred to the trust fund.

                                 As described in the related prospectus
                                 supplement, a mortgage loan:

                                 o may provide for no accrual of interest or for accrual of interest at a mortgage interest rate that is fixed over its term or that adjusts from time to time, or that the borrower may elect to convert from an adjustable to a fixed mortgage interest rate, or from a fixed to an adjustable mortgage interest rate;

                                 o may provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the mortgage interest rate or to reflect the occurrence of certain events, and may permit negative amortization;

                                 o  may be fully amortizing or partially
                                    amortizing or non-amortizing, with a balloon payment due on its stated maturity date;

                                 o may prohibit prepayments over its term or for a certain period and/or require payment of a premium or a yield maintenance penalty in connection with certain prepayments; and

                                 o  may provide for payments of principal,
                                    interest or both, on due dates that occur monthly, quarterly, semi-annually or at another interval specified in the related prospectus supplement.

                                 Some or all of the mortgage loans in any trust fund may have been originated by an affiliate of the depositor. See "Description of the Trust Funds--Mortgage Loans" in this prospectus.

                                 If specified in the related prospectus
                                 supplement, the mortgage assets with respect to a series of certificates may also include, or consist of:

                                 o private mortgage participations, mortgage pass-through certificates or other mortgage-backed securities; or

                                 o Certificates insured or guaranteed by any of the Federal Home Loan Mortgage Corporation, the Federal National Mortgage Association, the

                                    Governmental National Mortgage Association or the Federal Agricultural Mortgage Corporation.

                                 Each of the above mortgage assets will
                                 evidence an interest in, or will be secured by a pledge of, one or more mortgage loans that conform to the descriptions of the mortgage loans contained in this prospectus. See "Description of the Trust Funds--MBS" in this prospectus.

B. Certificate Account .......   Each trust fund will include one or more
                                 certificate accounts established and maintained on behalf of the certificateholders. The person or persons designated in the related prospectus supplement will be required to, to the extent described in this prospectus and in that prospectus supplement, deposit all payments and other collections received or advanced with respect to the mortgage assets and other assets in the trust fund into the certificate accounts. A certificate account may be maintained as an interest bearing or a non-interest bearing account, and its funds may be held as cash or invested in certain obligations acceptable to the rating agencies rating one or more classes of the related series of offered certificates. See
                                 "Description of the Trust Funds--Certificate
                                 Accounts" and "Description of the Pooling
                                 Agreements--Certificate Account" in this prospectus.

C. Credit Support ............   If so provided in the related prospectus
                                 supplement, partial or full protection against certain defaults and losses on the mortgage assets in the related trust fund may be provided to one or more classes of certificates of the related series in the form of subordination of one or more other classes of certificates of that series, which other classes may include one or more classes of offered certificates, or by one or more other types of credit support, such as a letter of credit, insurance policy, guarantee, reserve fund or another type of credit support described in this prospectus, or a combination of these features. The amount and types of any credit support, the identification of any entity providing it and related information will be set forth in the prospectus supplement for a series of offered certificates. See "Risk
                                 Factors--Credit Support May Not Cover Losses,"
                                 "Description of the Trust Funds--Credit
                                 Support" and "Description of Credit Support" in this prospectus.

D. Cash Flow Agreements.......   If so provided in the related prospectus
                                 supplement, a trust fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate. The trust fund may also include interest rate exchange agreements, interest rate cap or floor agreements, or currency exchange agreements, all of which are designed to reduce the 3 effects of interest rate or currency exchange rate fluctuations on the mortgage assets or on one or more classes of certificates. The principal terms of that guaranteed investment contract or other agreement, including, without limitation, provisions relating to the timing, manner and amount of any corresponding payments and provisions relating to their termination, will be described in the prospectus supplement for the related series. In addition, the related prospectus supplement will contain certain information that pertains to the obligor under any cash flow agreements of this type. See
                                 "Description of the Trust Funds--Cash Flow
                                 Agreements" in this prospectus.

Description of Certificates...   We will offer certificates in one or more
                                 classes of a series of certificates issued pursuant to a pooling and servicing agreement or other agreement specified in the related prospectus supplement. The certificates will represent in the aggregate the entire beneficial ownership interest in the trust fund created by that agreement.

                                 As described in the related prospectus
                                 supplement, the certificates of each series, may consist of one or more classes of certificates that, among other things:

                                 o are senior or subordinate to one or more other classes of certificates in entitlement to certain distributions on the certificates;

                                 o are principal-only certificates entitled to distributions of principal, with disproportionately small, nominal or no distributions of interest;

                                 o are interest-only certificates entitled to distributions of interest, with disproportionately small, nominal or no distributions of principal;

                                 o provide for distributions of interest on, or principal of, the certificates that begin only after the occurrence of certain events, such as the retirement of one or more other classes of certificates of that series;

                                 o provide for distributions of principal of the certificates to be made, from time to time or for designated periods, at a rate that is faster, or slower than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund;

                                 o  provide for controlled distributions of
                                    principal to be made based on a specified schedule or other methodology, subject to available funds; or

                                 o  provide for distributions based on
                                    collections of prepayment premiums, yield maintenance penalties or equity participations on the mortgage assets in the related trust fund.

                                 Each class of certificates, other than
                                 interest-only certificates and residual
                                 certificates which are only entitled to a residual interest in the trust fund, will have a stated principal balance. Each class of certificates, other than principal-only certificates and residual certificates, will accrue interest on its stated principal balance or, in the case of interest-only certificates, on a notional amount. Each class of certificates entitled to interest will accrue interest based on a fixed, variable or adjustable pass-through interest rate. The related prospectus supplement will specify the principal balance, notional amount and/or fixed pass-through interest rate, or, in the case of a variable or adjustable pass-through interest rate, the method for determining that rate, as applicable, for each class of offered certificates.

                                 The certificates will not be guaranteed or insured by anyone, unless otherwise provided in the related prospectus supplement. See "Risk Factors--The Assets of the Trust Fund may not be Sufficient to Pay Your Certificates" and "Description of the Certificates" in this prospectus.

Distributions of Interest on
  the Certificates ...........   Interest on each class of offered certificates,
                                 other than certain classes of principal-only certificates and certain classes of residual certificates, of each series will accrue at the applicable fixed, variable or adjustable pass-through interest rate on the principal balance or, in the case of certain classes of interest-only certificates, on the notional amount, outstanding from time to time. Interest will be distributed to you as provided in the related prospectus supplement on specified distribution dates. Distributions of interest with respect to one or more classes of accrual certificates may not begin until the occurrence of certain events, such as the retirement of one or more other classes of certificates, and interest accrued with respect to a class of accrual certificates before the occurrence of that event will either be added to its principal balance or otherwise deferred.
                                 Distributions of interest with respect to one or more classes of certificates may be reduced to the extent of certain delinquencies, losses and other contingencies described in this prospectus and in the related prospectus supplement. See "Risk
                                 Factors--Prepayment of the Mortgage Assets will Affect the Timing of Your Cash Flow and
                                 May Affect Your Yield"; "Risks Relating to
                                 Prepayments and Repurchases" "Yield and
                                 Maturity Considerations" and "Description of the Certificates--Distributions of Interest on the Certificates" in this prospectus.


Distributions of Principal of
  the Certificates ...........   Each class of certificates of each series,
                                 other than certain classes of interest-only certificates and certain classes of residual certificates, will have a principal balance.
                                 The principal balance of a class of
                                 certificates will represent the maximum amount that you are entitled to receive as principal from future cash flows on the assets in the related trust fund.

                                 Distributions of principal with respect to one or more classes of certificates may:

                                 o be made at a rate that is faster, and, in some cases, substantially faster, than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund;

                                 o or may be made at a rate that is slower, and, in some cases, substantially slower, than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund;

                                 o not commence until the occurrence of certain events, such as the retirement of one or more other classes of certificates of the same series;

                                 o be made, subject to certain limitations, based on a specified principal payment schedule resulting in a controlled amortization class of certificates; or

                                 o be contingent on the specified principal payment schedule for a controlled amortization class of the same series and the rate at which payments and other collections of principal on the mortgage assets in the related trust fund are received.

                                 Unless otherwise specified in the related prospectus supplement, distributions of principal of any class of offered certificates will be made on a pro rata basis among all of the certificates of that class. See "Description of the
                                 Certificates--Distributions of Principal on the Certificates" in this prospectus.

Advances......................   If provided in the related prospectus
                                 supplement, if a trust fund includes mortgage loans, the master servicer, a special servicer, the trustee, any provider of credit support and/or any other specified person may be obligated to make, or have the option of making, certain advances with respect to delinquent scheduled payments of principal and/or interest on those mortgage loans. Any of the advances of principal and interest made with respect to a particular mortgage loan will be reimbursable from subsequent recoveries from the related mortgage loan and otherwise to the extent described in this prospectus and in the related prospectus supplement. If provided in the prospectus supplement for a series of certificates, any entity making these advances may be entitled to receive interest on those advances while they are outstanding, payable from amounts in the related trust fund. If a trust fund includes mortgage participations, pass-through certificates or other mortgage-backed securities, any comparable advancing obligation will be described in the related prospectus supplement. See
                                 "Description of the Certificates--Advances in
                                 Respect of Delinquencies" in this prospectus.

Termination...................   If so specified in the related prospectus
                                 supplement, the mortgage assets in the related trust fund may be sold, causing an early termination of a series of certificates in the manner set forth in the prospectus supplement.
                                 If so provided in the related prospectus supplement, upon the reduction of the principal balance of a specified class or classes of certificates by a specified percentage or amount, the party specified in the prospectus supplement may be authorized or required to bid for or solicit bids for the purchase of all of the mortgage assets of the related trust fund, or of a sufficient portion of the mortgage assets to retire the class or classes, as described in the related prospectus supplement.
                                 See "Description of the
                                 Certificates--Termination" in this prospectus.

Registration of Book-Entry
  Certificates ...............   If so provided in the related prospectus
                                 supplement, one or more classes of the offered certificates of any series will be book-entry certificates offered through the facilities of The Depository Trust Company. Each class of book-entry certificates will be initially represented by one or more certificates registered in the name of a nominee of The
                                 Depository Trust Company. No person acquiring an interest in a class of book-entry certificates will be entitled to receive definitive certificates of that class in fully registered form, except under the limited circumstances described in this prospectus. See
                                 "Risk Factors--Book-Entry System for Certain
                                 Classes May Decrease Liquidity and Delay
                                 Payment" and

                                 "Description of the Certificates--Book-Entry
                                 Registration and Definitive Certificates" in this prospectus.

Certain Federal Income Tax
  Consequences................   The federal income tax consequences to
                                 certificateholders will vary depending on whether one or more elections are made to treat the trust fund or specified portions of the trust fund as one or more "real estate mortgage investment conduits" (each, a "REMIC") under the provisions of the Internal Revenue Code.
                                 The prospectus supplement for each series of certificates will specify whether one or more
                                 REMIC elections will be made. See "Certain
                                 Federal Income Tax Consequences" in this prospectus.

Certain ERISA Considerations...  If you are a fiduciary of any retirement plans or certain other employee benefit plans and arrangements, including individual retirement accounts, annuities, Keogh plans, and collective investment funds and insurance company general and separate accounts in which those plans, accounts, annuities or arrangements are invested, that are subject to ERISA or Section 4975 of the Internal Revenue Code, you should carefully review with your legal advisors whether the purchase or holding of offered certificates could give rise to a transaction that is prohibited or is not otherwise permissible either under ERISA or the Internal Revenue Code. See "Certain ERISA Considerations" in this prospectus and "ERISA Considerations" in the related prospectus supplement.

Legal Investment..............   The applicable prospectus supplement will
                                 specify whether the offered certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market
                                 Enhancement Act of 1984, as amended. If your investment authority is subject to legal restrictions you should consult your own legal advisors to determine if the offered certificates constitute legal investments for you. See "Legal Investment" in this prospectus and in the related prospectus supplement.

Rating........................   At their dates of issuance, each class of
                                 offered certificates will be rated at least investment grade by one or more nationally recognized statistical rating agencies. See
                                 "Rating" in this prospectus and "Ratings" in the related prospectus supplement.

                                 RISK FACTORS

     You should carefully consider the following risks and the risks described under "Risk Factors" in the prospectus supplement for the applicable series of certificates before making an investment decision. In particular, distributions on your certificates will depend on payments received on and other recoveries with respect to the mortgage loans. Thus, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

YOUR ABILITY TO RESELL CERTIFICATES MAY BE LIMITED BECAUSE OF THEIR CHARACTERISTICS

     We cannot assure you that a secondary market for the certificates will develop or, if it does develop, that it will provide you with liquidity of investment or will continue for the life of your certificates. The prospectus supplement for any series of offered certificates may indicate that an underwriter intends to make a secondary market in those offered certificates; however, no underwriter will be obligated to do so. Any resulting secondary market may provide you with less liquidity than any comparable market for certificates that evidence interests in single-family mortgage loans.

     The primary source of ongoing information regarding the offered certificates of any series, including information regarding the status of the related mortgage assets and any credit support for your certificates, will be the periodic reports delivered to you. See "Description of the Certificates--Reports to Certificateholders" in this prospectus. We cannot assure you that any additional ongoing information regarding your certificates will be available through any other source. The limited nature of the available information in respect of a series of offered certificates may adversely affect its liquidity, even if a secondary market for those certificates does develop.

     Even if a secondary market does develop with respect to any series or class of certificates, the market value of those certificates will be affected by several factors, including:

     o  The perceived liquidity of the certificates;

     o The anticipated cash flow of the certificates, which may vary widely depending upon the prepayment and default assumptions applied in respect of the underlying mortgage loans and prevailing interest rates;

     o The price payable at any given time in respect of certain classes of offered certificates may be extremely sensitive to small fluctuations in prevailing interest rates, particularly, for a class with a relatively long average life, a companion class to a controlled amortization class, a class of interest-only certificates or principal-only certificates; and

     o The relative change in price for an offered certificate in response to an upward or downward movement in prevailing interest rates may not equal the relative change in price for that certificate in response to an equal but opposite movement in those rates. Accordingly, the sale of your certificates in any secondary market that may develop may be at a discount from the price you paid.

     We are not aware of any source through which price information about the offered certificates will be generally available on an ongoing basis.

     Except to the extent described in this prospectus and in the related prospectus supplement, you will have no redemption rights, and the certificates of each series will be subject to early retirement only under certain specified circumstances described in this prospectus and in the related prospectus supplement. See "Description of the Certificates--Termination" in this prospectus.

THE ASSETS OF THE TRUST FUND MAY NOT BE SUFFICIENT TO PAY YOUR CERTIFICATES

     Unless otherwise specified in the related prospectus supplement,

     o The certificates of any series and the mortgage assets in the related trust fund will not be guaranteed or insured by the depositor or any of its affiliates, by any governmental agency or instrumentality or by any other person or entity; and

     o The certificates of any series will not represent a claim against or security interest in the trust funds for any other series.

     Accordingly, if the related trust fund has insufficient assets to make payments on a series of offered certificates, no other assets will be available to make those payments. Additionally, certain amounts on deposit from time to time in certain funds or accounts constituting part of a trust fund may be withdrawn under certain conditions, as described in the related prospectus supplement, for purposes other than the payment of principal of or interest on the related series of certificates. If so provided in the prospectus supplement for a series of certificates consisting of one or more classes of subordinate certificates, if losses or shortfalls in collections have occurred with respect to any distribution date, all or a portion of the amount of these losses or shortfalls will be borne first by one or more classes of the subordinate certificates, and, thereafter, by the remaining classes of certificates in the priority and manner and subject to the limitations specified in the prospectus supplement.

PREPAYMENTS OF THE MORTGAGE ASSETS WILL AFFECT THE TIMING OF YOUR CASH FLOW AND MAY AFFECT YOUR YIELD

     As a result of, among other things, prepayments on the mortgage loans in any trust fund, the amount and timing of distributions of principal and/or interest on the offered certificates of the related series may be highly unpredictable. Prepayments on the mortgage loans in any trust fund will result in a faster rate of principal payments on one or more classes of the related series of certificates than if payments on those mortgage loans were made as scheduled. Thus, the prepayment experience on the mortgage loans in a trust fund may affect the average life of one or more classes of offered certificates of the related series.

     The rate of principal payments on pools of mortgage loans varies among pools and from time to time is influenced by a variety of economic, demographic, geographic, social, tax, legal and other factors. For example, if prevailing interest rates fall significantly below the mortgage interest rates of the mortgage loans included in a trust fund, then, subject to, among other things, the particular terms of the mortgage loans and the ability of borrowers to get new financing, principal prepayments on those mortgage loans are likely to be higher than if prevailing interest rates remain at or above the rates on those mortgage loans. Conversely, if prevailing interest rates rise significantly above the mortgage interest rates of the mortgage loans included in a trust fund, then principal prepayments on those mortgage loans are likely to be lower than if prevailing interest rates remain at or below the rates on those mortgage loans. We cannot assure you as to the actual rate of prepayment on the mortgage loans in any trust fund or that the rate of prepayment will conform to any model described in this prospectus or in any prospectus supplement. As a result, depending on the anticipated rate of prepayment for the mortgage loans in any trust fund, the retirement of any class of certificates of the related series could occur significantly earlier or later than expected.

     The extent to which prepayments on the mortgage loans in any trust fund ultimately affect the average life of your certificates will depend on the terms of your certificates.

     o A class of certificates that entitles the holders of those certificates to a disproportionately large share of the prepayments on the mortgage loans in the related trust fund increases the "call risk" or the likelihood of early retirement of that class if the rate of prepayment is relatively fast; and

     o A class of certificates that entitles the holders of the certificates to a disproportionately small share of the prepayments on the mortgage loans in the related trust fund increases the likelihood of "extension risk" or an extended average life of that class if the rate of prepayment is relatively slow.

     As described in the related prospectus supplement, the respective entitlements of the various classes of certificate of any series to receive payments, especially prepayments, of principal of the mortgage loans in the related trust fund may vary based on the occurrence of certain events such as the retirement of one or more classes of certificates of that series, or subject to certain contingencies such as the rate of prepayments and defaults with respect to those mortgage loans.

     A series of certificates may include one or more controlled amortization classes, which will entitle you to receive principal distributions according to a specified principal payment schedule. Although prepayment risk cannot be eliminated entirely for any class of certificates, a controlled amortization class will generally provide a relatively stable cash flow so long as the actual rate of prepayment on the mortgage loans in the related trust fund remains relatively constant at the rate, or within the range of rates, of prepayment used to establish the specific principal payment schedule for those certificates. Prepayment risk with respect to a given pool of mortgage assets does not disappear, however, and the stability afforded to a controlled amortization class comes at the expense of one or more companion classes of the same series, any of which companion classes may also be a class of offered certificates. In general, and as more specifically described in the related prospectus supplement, a companion class may entitle you to a disproportionately large share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively fast, or may entitle you to a disproportionately small share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively slow. As described in the related prospectus supplement, a companion class absorbs some (but not all) of the "call risk" and/or "extension risk" that would otherwise belong to the related controlled amortization class if all payments of principal of the mortgage loans in the related trust fund were allocated on a pro rata basis.

     A series of certificates may include one or more classes of offered certificates offered at a premium or discount. Yields on those classes of certificates will be sensitive, and in some cases extremely sensitive, to prepayments on the mortgage loans in the related trust fund. Where the amount of interest payable with respect to a class is disproportionately large, as compared to the amount of principal, as with certain classes of interest-only certificates, you might fail to recover your original investment under some prepayment scenarios. The extent to which the yield to maturity of any class of offered certificates may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and the amount and timing of distributions on those certificates. You should consider, in the case of any offered certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans could result in an actual yield that is lower than the anticipated yield and, in the case of any offered certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield that is lower than the anticipated yield. See "Yield and Maturity Considerations" in this prospectus.

RATINGS DO NOT GUARANTEE PAYMENT AND DO NOT ADDRESS PREPAYMENT RISKS

     Any rating assigned to a class of offered certificates by a rating agency will only reflect its assessment of the probability that you will receive payments to which you are entitled. This rating will not constitute an assessment of the probability that:

     o  principal prepayments on the related mortgage loans will be made;

     o the degree to which the rate of prepayments might differ from the rate of prepayments that was originally anticipated; or

     o  the likelihood of early optional termination of the related trust fund.

     Furthermore, the rating will not address the possibility that prepayment of the related mortgage loans at a higher or lower rate than you anticipated may cause you to experience a lower than anticipated yield or that if you purchase a certificate at a significant premium you might fail to recover your initial investment under certain prepayment scenarios.

     The amount, type and nature of credit support, if any, provided with respect to a series of certificates will be determined on the basis of criteria established by each rating agency rating classes of the certificates of that series. These criteria are sometimes based upon analysis of the behavior of mortgage loans in a larger group. However, we cannot assure you that the historical data supporting that analysis will accurately reflect future experience, or that the data derived from a large pool of mortgage loans will accurately predict the delinquency, foreclosure or loss experience of any particular pool of mortgage loans. In other cases, the criteria may be based upon determinations of the values of the mortgaged properties that provide security for the mortgage loans in the related trust fund. However, we cannot assure you that those values will not decline in the future. See "Description of Credit Support" and "Rating" in this prospectus.

COMMERCIAL AND MULTIFAMILY MORTGAGE LOANS HAVE RISKS THAT MAY AFFECT PAYMENTS ON YOUR CERTIFICATES

     A description of risks associated with investments in mortgage loans is included under "Certain Legal Aspects of Mortgage Loans" in this prospectus. Commercial and multifamily lending generally exposes the lender to a greater risk of loss than one- to-four-family residential lending. Commercial and multifamily lending typically involves larger loans to single borrowers or groups of related borrowers than residential one-to four-family mortgage loans. Further, the repayment of loans secured by income producing properties is typically dependent upon the successful operation of the related real estate project. If the cash flow from the project is reduced (for example, if leases are not obtained or renewed), the borrower's ability to repay the loan may be impaired. Commercial and multifamily real estate can be affected significantly by the supply and demand in the market for the type of property securing the loan and, therefore, may be subject to adverse economic conditions. Market values may vary as a result of economic events or governmental regulations outside the control of the borrower or lender that impact the cash flow of the property. For example, some laws, such as the Americans with Disabilities Act, may require modifications to properties, and rent control laws may limit rent collections in the case of multifamily properties. A number of the mortgage loans may be secured by liens on owner-occupied mortgaged properties or on mortgaged properties leased to a single tenant or a small number of significant tenants. Accordingly, a decline in the financial condition of the borrower or a significant tenant, as applicable, may have a disproportionately greater effect on the net operating income from those mortgaged properties than would be the case with respect to mortgaged properties with multiple tenants.

     Furthermore, the value of any mortgaged property may be adversely affected by risks generally incident to interests in real property, including:

     o Changes in general or local economic conditions and/or specific industry segments;

     o  Declines in real estate values;

     o  Declines in rental or occupancy rates;

     o Increases in interest rates, real estate tax rates and other operating expenses;

     o Changes in governmental rules, regulations and fiscal policies, including environmental legislation;

     o  Acts of God; and

     o Other factors beyond the control of a master servicer or special servicer.

     The type and use of a particular mortgaged property may present additional risk. For instance:

     o Mortgaged properties that operate as hospitals and nursing homes may present special risks to lenders due to the significant governmental regulation of the ownership, operation, maintenance and financing of health care institutions.

     o Hotel and motel properties are often operated pursuant to franchise, management or operating agreements that may be terminable by the franchisor or operator. Moreover, the transferability of a hotel's operating, liquor and other licenses upon a transfer of the hotel, whether through purchase or foreclosure, is subject to local law requirements.

     o The ability of a borrower to repay a mortgage loan secured by shares allocable to one or more cooperative dwelling units may depend on the ability of the dwelling units to generate sufficient rental income, which may be subject to rent control or stabilization laws, to cover both debt service on the loan as well as maintenance charges to the cooperative. Further, a mortgage loan secured by cooperative shares is subordinate to the mortgage, if any, on the cooperative apartment building.

     The economic performance of mortgage loans that are secured by full service hotels, limited service hotels, hotels associated with national franchise chains, hotels associated with regional franchise chains and hotels that are not affiliated with any franchise chain but may have their own brand identity, are affected by various factors, including:

     o Adverse economic and social conditions, either local, regional or national (which may limit the amount that can be charged for a room and reduce occupancy levels);

     o  Construction of competing hotels or resorts;

     o Continuing expenditures for modernizing, refurbishing, and maintaining existing facilities prior to the expiration of their anticipated useful lives;

     o Deterioration in the financial strength or managerial capabilities of the owner and operator of a hotel; and

     o Changes in travel patterns caused by changes in access, energy prices, strikes, relocation of highways, the construction of additional highways or other factors.

     Additionally, the hotel and lodging industry is generally seasonal in nature and this seasonality can be expected to cause periodic fluctuations in room and other revenues, occupancy levels, room rates and operating expenses. The demand for particular accommodations may also be affected by changes in travel patterns caused by changes in energy prices, strikes, relocation of highways, the construction of additional highways and other factors.

     The viability of any hotel property that is the franchisee of a national or regional chain depends in part on the continued existence and financial strength of the franchisor, the public perception of the franchise service mark and the duration of the franchise licensing agreements. The transferability of franchise license agreements may be restricted and, in the event of a foreclosure on that hotel property, the property would not have the right to use the franchise license without the franchisor's consent. Conversely, a lender may be unable to remove a franchisor that it desires to replace following a foreclosure. Further, in the event of a foreclosure on a hotel property, it is unlikely that the trustee (or servicer or special servicer) or purchaser of that hotel property would be entitled to the rights under any existing liquor license for that hotel property. It is more likely that those persons would have to apply for new licenses. We cannot assure you that a new license could be obtained or that it could be obtained promptly.

     Other multifamily properties, hotels, retail properties, office buildings, mobile home parks, nursing homes and self-storage facilities located in the areas of the mortgaged properties compete with the mortgaged properties to attract residents and customers. The leasing of real estate is highly competitive. The principal means of competition are price, location and the nature and condition of the facility to be leased. A borrower under a mortgage loan competes with all lessors and developers of comparable types of real estate in the area in which the mortgaged property is located. Those lessors or developers could have lower rentals, lower operating costs, more favorable locations or better facilities. While a borrower under a mortgage loan may renovate, refurbish or expand the mortgaged property to maintain it and remain competitive, that renovation, refurbishment or expansion may itself entail significant risk. Increased competition could adversely affect income from and market value of the mortgaged properties. In addition, the business conducted at each mortgaged property may face competition from other industries and industry segments.

     It is anticipated that some or all of the mortgage loans included in any trust fund will be nonrecourse loans or loans for which recourse may be restricted or unenforceable. As to that mortgage loan, recourse in the event of borrower default will be limited to the specific real property and other assets, if any, that were pledged to secure the mortgage loan. However, even with respect to those mortgage loans that provide for recourse against the borrower and its assets generally, we cannot assure you that enforcement of those recourse provisions will be practicable, or that the assets of the borrower will be sufficient to permit a recovery in respect of a defaulted mortgage loan in excess of the liquidation value of the related mortgaged property. See "Certain Legal Aspects of Mortgage Loans--Foreclosure" in this prospectus.

     Further, the concentration of default, foreclosure and loss risks in individual mortgage loans in a particular trust fund will generally be greater than for pools of single-family loans because mortgage loans in a trust fund will generally consist of a smaller number of higher balance loans than would a pool of single-family loans of comparable aggregate unpaid principal balance.

BORROWERS MAY BE UNABLE TO MAKE BALLOON PAYMENTS

     Certain of the mortgage loans included in a trust fund may be non-amortizing or only partially amortizing over their terms to maturity and, thus, will require substantial principal payments (that is, balloon payments) at their stated maturity. Mortgage loans of this type involve a greater degree of risk than self-amortizing loans because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related mortgaged property. The ability of a borrower to accomplish either of these goals will be affected by:

     o  The value of the related mortgaged property;

     o The level of available mortgage interest rates at the time of sale or refinancing;

     o  The borrower's equity in the related mortgaged property;

     o The financial condition and operating history of the borrower and the related mortgaged property;

     o Tax laws and rent control laws, with respect to certain residential properties;

     o Medicaid and Medicare reimbursement rates, with respect to hospitals and nursing homes;

     o  Prevailing general economic conditions; and

     o The availability of credit for loans secured by multifamily or commercial real properties generally.

     Neither the depositor nor any of its affiliates will be required to refinance any mortgage loan.

     If described in this prospectus and in the related prospectus supplement, to maximize recoveries on defaulted mortgage loans, the master servicer or a special servicer may, within prescribed limits, extend and modify mortgage loans that are in default or as to which a payment default is reasonably foreseeable. While a master servicer or a special servicer generally will be required to determine that any extension or modification is reasonably likely to produce a greater recovery, taking into account the time value of money, than liquidation, we cannot assure you that any extension or modification will in fact increase the present value of receipts from or proceeds of the affected mortgage loans.

CREDIT SUPPORT MAY NOT COVER LOSSES

     The prospectus supplement for a series of certificates will describe any credit support provided for those certificates. Any use of credit support will be subject to the conditions and limitations described in this prospectus and in the related prospectus supplement, and may not cover all potential losses or risks. For example, it may or may not cover fraud or negligence by a mortgage loan originator or other parties.

     A series of certificates may include one or more classes of subordinate certificates, if so provided in the related prospectus supplement. Although subordination is intended to reduce the risk to holders of senior certificates of delinquent distributions or ultimate losses, the amount of subordination will be limited and may decline under certain circumstances described in the related prospectus supplement. In addition, if principal payments on one or more classes of certificates of a series are made in a specified order of priority, any limits with respect to the aggregate amount of claims under any related credit support may be exhausted before the principal of the later paid classes of certificates of that series has been repaid in full. As a result, the impact of losses and shortfalls experienced with respect to the mortgage assets may fall primarily upon those subordinate classes of certificates. Moreover, if a form of credit support covers more than one series of certificates, holders of certificates of one series will be subject to the risk that the credit support will be exhausted by the claims of the holders of certificates of one or more other series.

     The amount of any applicable credit support supporting one or more classes of offered certificates, including the subordination of one or more classes of certificates, will be determined on the basis of criteria established by each rating agency rating those classes of certificates. Such criteria will be based on an assumed level of defaults, delinquencies and losses on the underlying mortgage assets and certain other factors. However, we cannot assure you that the default, delinquency or loss experience on the related mortgage assets will not exceed the assumed levels. See "--Ratings Do Not Guarantee Payment and Do Not Address Prepayment Risk," "Description of the Certificates" and "Description of Credit Support" in this prospectus.

ASSIGNMENT OF LEASES AND RENTS MAY BE LIMITED BY STATE LAW

     Each mortgage loan included in any trust fund secured by mortgaged property that is subject to leases typically will be secured by an assignment of leases and rents pursuant to which the borrower assigns to the lender its right, title and interest as landlord under the leases of the related mortgaged property, and the income derived from those leases, as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. Some state laws may require that the lender take possession of the mortgaged property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender's ability to collect the rents may be adversely affected. See "Certain Legal Aspects of Mortgage Loans--Leases and Rents" in this prospectus.

FAILURE TO COMPLY WITH ENVIRONMENTAL LAW MAY RESULT IN ADDITIONAL LOSSES

     Under federal law and the laws of certain states, contamination of real property may give rise to a lien on the property to assure or reimburse the costs of cleanup. In several states, that lien has priority over an existing mortgage lien on that property. In addition, under various federal, state and local laws, ordinances and regulations, an owner or operator of real estate may be liable for the costs of removal or remediation of hazardous substances or toxic substances on, in or beneath the property. This liability may be imposed without regard to whether the owner knew of, or was responsible for, the presence of those hazardous or toxic substances. The costs of any required remediation and the owner or operator's liability for them as to any property are generally not limited under these laws, ordinances and regulations and could exceed the value of the mortgaged property and the aggregate assets of the owner or operator. In addition, as to the owners or operators of mortgaged properties that generate hazardous substances that are disposed of at "off-site" locations, the owners or operators may be held strictly, jointly and severally liable if there are releases or threatened releases of hazardous substances at the off-site locations where that person's hazardous substances were disposed.

     Under some environmental laws, such as the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, as well as some state laws, a secured lender (such as the trust) may be liable as an "owner" or "operator" for the costs of dealing with hazardous substances affecting a borrower's or neighboring property, if agents or employees of the lender have participated in the management of the borrower's property. This liability could exist even if a previous owner caused the environmental damage. The trust's potential exposure to liability for cleanup costs may increase if the trust actually takes possession of a borrower's property, or control of its day-to-day operations, as for example through the appointment of a receiver. See "Certain Legal Aspects of the Mortgage Loans--Environmental Risks" in this prospectus.

HAZARD INSURANCE MAY BE INSUFFICIENT TO COVER ALL LOSSES ON MORTGAGED PROPERTIES

     Unless otherwise specified in a prospectus supplement, the master servicer for the related trust fund will be required to cause the borrower on each mortgage loan in that trust fund to maintain the insurance coverage in respect of the related mortgaged property required under the related mortgage, including hazard insurance. The master servicer may satisfy its obligation to cause hazard insurance to be maintained with respect to any mortgaged property through acquisition of a blanket policy.

POOR PROPERTY MANAGEMENT MAY ADVERSELY AFFECT THE PERFORMANCE OF THE RELATED MORTGAGED PROPERTY

     The successful operation of a real estate project also depends upon the performance and viability of the property manager. Properties deriving revenues primarily from short-term sources generally are more management intensive than properties leased to creditworthy tenants under long-term leases. The property manager is generally responsible for:

     o  operating the properties;

     o  providing building services;

     o  establishing and implementing the rental structure;

     o  managing operating expenses;

     o  responding to changes in the local market; and

     o advising the mortgagor with respect to maintenance and capital improvements.

     Property managers may not be in a financial condition to fulfill their management responsibilities.

     Certain of the mortgaged properties are managed by affiliates of the applicable mortgagor. If a mortgage loan is in default or undergoing special servicing, such relationship could disrupt the management of the underlying property. This may adversely affect cash flow. However, the mortgage loans generally permit the lender to remove the property manager upon the occurrence of an event of default, a decline in cash flow below a specified level or the failure to satisfy some other specified performance trigger.

ONE ACTION JURISDICTION MAY LIMIT THE ABILITY OF THE SERVICER TO FORECLOSE ON A MORTGAGED PROPERTY

     Several states (including California) have laws that prohibit more than one "one action" to enforce a mortgage obligation, and some courts have construed the term "one action" broadly. The special servicer may need to obtain advice of counsel prior to enforcing any of the trust fund's rights under any of the mortgage loans that include mortgaged properties where the rule could be applicable.

     In the case of a mortgage loan secured by mortgaged properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where such "one action" rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure.

RIGHTS AGAINST TENANTS MAY BE LIMITED IF LEASES ARE NOT SUBORDINATE TO MORTGAGE OR DO NOT CONTAIN ATTORNMENT PROVISIONS

     Some of the tenant leases contain provisions that require the tenant to attorn to (that is, recognize as landlord under the lease) a successor owner of the property following foreclosure. Some of the leases may be either subordinate to the liens created by the mortgage loans or else contain a provision that requires the tenant to subordinate the lease if the mortgagee agrees to enter into a non-disturbance agreement. In some states, if tenant leases are subordinate to the liens created by the mortgage loans and such leases do not contain attornment provisions, such leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, in the case of the foreclosure of a mortgaged property located in such a state and leased to one or more desirable tenants under leases that do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants' leases were terminated (e.g., if such tenants were paying above-market rents).

     If a mortgage is subordinate to a lease, the lender will not (unless it has otherwise agreed with the tenant) possess the right to dispossess the tenant upon foreclosure of the property, and if the lease contains provisions inconsistent with the mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards), the provisions of the lease will take precedence over the provisions of the mortgage.

IF MORTGAGED PROPERTIES ARE NOT IN COMPLIANCE WITH CURRENT ZONING LAWS RESTORATION FOLLOWING A CASUALTY LOSS MAY BE LIMITED

     Due to changes in applicable building and zoning ordinances and codes which have come into effect after the construction of improvements on certain of the mortgaged properties, some improvements may not comply fully with current zoning laws (including density, use, parking and set-back requirements) but qualify as permitted non-conforming uses. Such changes may limit the ability of the related mortgagor to rebuild the premises "as is" in the event of a substantial casualty loss. Such limitations may adversely affect the ability of the mortgagor to meet its mortgage loan obligations from cash flow. Insurance proceeds may not be sufficient to pay off such mortgage loan in full. In addition, if the mortgaged property were to be repaired or restored in conformity with then current law, its value could be less than the remaining balance on the mortgage loan and it may produce less revenue than before such repair or restoration.

INSPECTIONS OF THE MORTGAGED PROPERTIES WILL BE LIMITED

     The mortgaged properties will generally be inspected by licensed engineers at the time the mortgage loans will be originated to assess the structure, exterior walls, roofing interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located on the mortgaged properties. There can be no assurance that all conditions requiring repair or replacement will be identified in such inspections.

COMPLIANCE WITH AMERICANS WITH DISABILITIES ACT MAY RESULT IN ADDITIONAL LOSSES

     Under the Americans with Disabilities Act of 1990, all public accommodations are required to meet certain federal requirements related to access and use by disabled persons. To the extent the mortgaged properties do not comply with the act, the mortgagors may be required to incur costs to comply with the act. In addition, noncompliance could result in the imposition of fines by the federal government or an award of damages to private litigants.

LITIGATION CONCERNS

     There may be legal proceedings pending and, from time to time, threatened against the mortgagors or their affiliates relating to the business of or arising out of the ordinary course of business of the mortgagors and their affiliates. There can be no assurance that such litigation will not have a material adverse effect on the distributions to certificateholders.

PROPERTY INSURANCE

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by:

     o  fire;

     o  lightning;

     o  explosion;

     o  smoke;

     o  windstorm and hail; and

     o  riot, strike and civil commotion.

     Each subject to the conditions and exclusions specified in each policy.

     The policies covering the mortgaged properties will be underwritten by different insurers under different state laws, and therefore will not contain identical terms and conditions. However, most policies do not typically cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement, including earthquakes, landslides and mudflows, wet or dry rot, vermin, domestic animals and certain other kinds of risks. Unless the related mortgage specifically requires the mortgagor to insure against physical damage arising from those causes, those losses may be borne, at least in part, by the holders of one or more classes of offered certificates of the related series, to the extent they are not covered by any available credit support. See "Description of the Pooling Agreements--Hazard Insurance Policies" in this prospectus.

SOME CERTIFICATES MAY NOT BE APPROPRIATE FOR BENEFIT PLANS

     Generally, ERISA applies to investments made by employee benefit plans and transactions involving the assets of those plans. Even if ERISA does not apply, similar prohibited transaction rules may apply under Section 4975 of the Internal Revenue Code or materially similar federal, state or local laws. Due to the complexity of regulations that govern those plans, if you are subject to ERISA or Section 4975 of the Internal Revenue Code or to any materially similar federal, state or local law, you are urged to consult your own counsel regarding consequences under ERISA, the Internal Revenue Code or such other similar law of acquisition, ownership and disposition of the offered certificates of any series. See "Certain ERISA Considerations" in this prospectus.

CERTAIN FEDERAL TAX CONSIDERATIONS REGARDING RESIDUAL CERTIFICATES

     If you hold certain classes of certificates that constitute a residual interest in a "real estate mortgage investment conduit" for federal income tax purposes, you will be required to report on your federal income tax returns as ordinary income your pro rata share of the taxable income of the REMIC, regardless of the amount or timing of your receipt of cash payments, as described in "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates" in this prospectus. Accordingly, under certain circumstances, if you hold residual certificates you may have taxable income and tax liabilities arising from your investment during a taxable year in excess of the cash received during that period. The requirement to report your pro rata share of the taxable income and net loss of the REMIC will continue until the principal balances of all classes of certificates of the related series have been reduced to zero, even though you, as a holder of residual certificates, have received full payment of your stated interest and principal. A portion, or, in certain circumstances, all, of your share of the REMIC taxable income may be treated as "excess inclusion" income to you, which:

     o generally, will not be subject to offset by losses from other activities;

     o if you are a tax-exempt holder, will be treated as unrelated business taxable income; and

     o if you are a foreign holder, will not qualify for exemption from withholding tax.

     If you are an individual and you hold a class of residual certificates, you may be limited in your ability to deduct servicing fees and other expenses of the REMIC. In addition, classes of residual certificates are subject to certain restrictions on transfer. Because of the special tax treatment of classes of residual certificates, the taxable income arising in a given year on a class of residual certificates will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pre-tax yield. As a result, the after-tax yield on the classes of residual certificates may be significantly less than that of a corporate bond or stripped instrument having similar cash flow characteristics.

CERTAIN FEDERAL TAX CONSIDERATIONS REGARDING ORIGINAL ISSUE DISCOUNT

     Certain classes of certificates of a series may be issued with "original issue discount" for federal income tax purposes, which generally will result in recognition of some taxable income in advance of the receipt of cash attributable to that income. See "Certain Federal Income Tax
Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates" in this prospectus.

BANKRUPTCY PROCEEDINGS COULD ADVERSELY AFFECT PAYMENTS ON YOUR CERTIFICATES

     Under the federal bankruptcy code, the filing of a petition in bankruptcy by or against a borrower will stay the sale of the mortgaged property owned by that borrower, as well as the commencement or continuation of a foreclosure action. In addition, even if a court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan it secures, the court may prevent a lender from foreclosing on the mortgaged property, subject to certain protections available to the lender. As part of a restructuring plan, a court also may reduce the amount of secured indebtedness to the then-current value of the mortgaged property. This action would make the lender a general unsecured creditor for the difference between the then-current value and the amount of its outstanding mortgage indebtedness.

     A bankruptcy court also may:

     o grant a debtor a reasonable time to cure a payment default on a mortgage loan;

     o  reduce monthly payments due under a mortgage loan;

     o  change the rate of interest due on a mortgage loan; or

     o  otherwise alter the mortgage loan's repayment schedule.

     Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose on the junior lien. Additionally, the borrower's trustee or the borrower, as debtor-in-possession, has certain special powers to avoid, subordinate or disallow debts. In certain circumstances, the claims of the trustee may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

     Under the federal bankruptcy code, the lender will be stayed from enforcing a borrower's assignment of rents and leases. The bankruptcy code also may interfere with the trustee's ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and costly and may significantly delay or diminish the receipt of rents. Rents also may escape an assignment to the extent they are used by the borrower to maintain the mortgaged property or for other court authorized expenses.

     As a result of the foregoing, the trustee's recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.


BOOK-ENTRY SYSTEM FOR CERTAIN CLASSES MAY DECREASE LIQUIDITY AND DELAY PAYMENT

     If so provided in the related prospectus supplement, one or more classes of the offered certificates of any series will be issued as book-entry certificates. Each class of book-entry certificates will be initially represented by one or more certificates registered in the name of a nominee for The Depository Trust Company, or DTC. Since transactions in the classes of book-entry certificates of any series generally can be effected only through The Depository Trust Company, and its participating organizations:

     o the liquidity of book-entry certificates in secondary trading market that may develop may be limited because investors may be unwilling to purchase certificates for which they cannot obtain physical certificates;

     o your ability to pledge certificates to persons or entities that do not participate in the DTC system, or otherwise to take action in respect of the certificates, may be limited due to lack of a physical security representing the certificates;

     o your access to information regarding the certificates may be limited since conveyance of notices and other communications by The Depository Trust Company to its participating organizations, and directly and indirectly through those participating organizations to you, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect at that time; and

     o you may experience some delay in receiving distributions of interest and principal on your certificates because distributions will be made by the trustee to DTC and DTC will then be required to credit those distributions to the accounts of its participating organizations and only then will they be credited to your account either directly or indirectly through DTC's participating organizations.

     See "Description of the Certificates--Book-Entry Registration and Definitive Certificates" in this prospectus.

DELINQUENT AND NON-PERFORMING MORTGAGE LOANS COULD ADVERSELY AFFECT PAYMENTS ON YOUR CERTIFICATES

     If so provided in the related prospectus supplement, the trust fund for a particular series of certificates may include mortgage loans that are past due. In no event will the mortgage loans that are past due comprise 20 percent or more of the trust fund at the time the mortgage loans are transferred to the trust fund. None of the mortgage loans will be non-performing (i.e., more than 90 days delinquent or in foreclosure) at the time the mortgage loans are transferred by the Depositor to a trust fund for a series. If so specified in the related prospectus supplement, a special servicer may perform the servicing of delinquent mortgage loans or mortgage loans that become non-performing after the time they are transferred to a trust fund. Credit support provided with respect to a particular series of certificates may not cover all losses related to those delinquent or non-performing mortgage loans. You should consider the risk that the inclusion of those mortgage loans in the trust fund may adversely affect the rate of defaults and prepayments on the mortgage assets in the trust fund and the yield on your certificates of that series. See "Description of the Trust Funds--Mortgage Loans--General" in this prospectus.

                        DESCRIPTION OF THE TRUST FUNDS

GENERAL

     The primary assets of each trust fund will consist of:

     1. various types of multifamily or commercial mortgage loans,

     2. mortgage participations, pass-through certificates or other mortgage-backed securities ("MBS") that evidence interests in, or that are secured by pledges of, one or more of various types of multifamily or commercial mortgage loans, or

     3. a combination of mortgage loans and MBS.

     J.P. Morgan Chase Commercial Mortgage Securities Corp. (the "Depositor") will establish each trust fund. Each mortgage asset will be selected by the Depositor for inclusion in a trust fund from among those purchased, either directly or indirectly, from a prior holder of the mortgage asset (a "Mortgage Asset Seller"), which prior holder may or may not be the originator of that mortgage loan or the issuer of that MBS and may be our affiliate. The mortgage assets will not be guaranteed or insured by the Depositor or any of its affiliates or, unless otherwise provided in the related prospectus supplement, by any governmental agency or instrumentality or by any other person. The discussion under the heading "--Mortgage Loans" below, unless otherwise noted, applies equally to mortgage loans underlying any MBS included in a particular trust fund.

MORTGAGE LOANS

     General. The mortgage loans will be evidenced by promissory notes (the "Mortgage Notes") secured by mortgages, deeds of trust or similar security instruments (the "Mortgages") that create liens on fee or leasehold estates in properties (the "Mortgaged Properties") consisting of

     o Residential properties consisting of five or more rental or cooperatively-owned dwelling units in high-rise, mid-rise or garden apartment buildings or other residential structures; or

     o Office buildings, retail stores and establishments, hotels or motels, nursing homes, assisted living facilities, continuum care facilities, day care centers, schools, hospitals or other healthcare related facilities, mobile home parks, warehouse facilities, mini-warehouse facilities, self-storage facilities, distribution centers, transportation centers, industrial plants, parking facilities, entertainment and/or recreation facilities, mixed use properties and/or unimproved land.

     The multifamily properties may include mixed commercial and residential structures, apartment buildings owned by private cooperative housing corporations ("Cooperatives"), and shares of the Cooperative allocable to one or more dwelling units occupied by non-owner tenants or to vacant units. Each Mortgage will create a first priority or junior priority mortgage lien on a borrower's fee estate in a Mortgaged Property. If a Mortgage creates a lien on a borrower's leasehold estate in a property, then, unless otherwise specified in the related prospectus supplement, the term of that leasehold will exceed the term of the Mortgage Note by at least two years. Unless otherwise specified in the related prospectus supplement, a person other than the Depositor will have originated each mortgage loan, and the originator may be or may have been an affiliate of the Depositor.

     If so specified in the related prospectus supplement, mortgage assets for a series of certificates may include mortgage loans made on the security of real estate projects under construction. In that case, the related prospectus supplement will describe the procedures and timing for making disbursements from construction reserve funds as portions of the related real estate project are completed. In addition, the mortgage assets for a particular series of certificates may include mortgage loans that are delinquent or non-performing as of the date those certificates are issued. In that case, the related prospectus supplement will set forth, as to those mortgage loans, available information as to the period of the delinquency or non-performance of those loans, any forbearance arrangement then in effect, the condition of the related Mortgaged Property and the ability of the Mortgaged Property to generate income to service the mortgage debt.

     Default and Loss Considerations with Respect to the Mortgage Loans. Mortgage loans secured by liens on income-producing properties are substantially different from loans made on the security of owner-occupied single-family homes. The repayment of a loan secured by a lien on an income-producing property is typically dependent upon the successful operation of that property (that is, its ability to generate income). Moreover, some or all of the mortgage loans included in a particular trust fund may be non-recourse loans, which means that, absent special facts, recourse in the case of default will be limited to the Mortgaged Property and those other assets, if any, that were pledged to secure repayment of the mortgage loan.

     Lenders typically look to the Debt Service Coverage Ratio of a loan secured by income-producing property as an important factor in evaluating the risk of default on that loan. Unless otherwise defined in the related prospectus supplement, the "Debt Service Coverage Ratio" of a mortgage loan at any given time is the ratio of (1) the Net Operating Income derived from the related Mortgaged Property for a twelve-month period to (2) the annualized scheduled payments on the mortgage loan and any other loans senior thereto that are secured by the related Mortgaged Property. Unless otherwise defined in the related prospectus supplement, "Net Operating Income" means, for any given period, the total operating revenues derived from a Mortgaged Property during that period, minus the total operating expenses incurred in respect of that Mortgaged Property during that period other than:

     o  non-cash items such as depreciation and amortization,

     o  capital expenditures, and

     o debt service on the related mortgage loan or on any other loans that are secured by that Mortgaged Property.

     The Net Operating Income of a Mortgaged Property will fluctuate over time and may or may not be sufficient to cover debt service on the related mortgage loan at any given time. As the primary source of the operating revenues of a non-owner occupied, income-producing property, rental income (and, with respect to a mortgage loan secured by a Cooperative apartment building, maintenance payments from tenant-stockholders of a Cooperative) may be affected by the condition of the applicable real estate market and/or area economy. In addition, properties typically leased, occupied or used on a short-term basis, such as certain healthcare-related facilities, hotels and motels, and mini-warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods, such as warehouses, retail stores, office buildings and industrial plants. Commercial properties may be owner-occupied or leased to a small number of tenants. Thus, the Net Operating Income of a commercial property may depend substantially on the financial condition of the borrower or a tenant, and mortgage loans secured by liens on those properties may pose greater risks than loans secured by liens on multifamily properties or on multi-tenant commercial properties.

     Increases in operating expenses due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate tax rates, energy costs, labor costs and other operating expenses, and/or to changes in governmental rules, regulations and fiscal policies, may also affect the risk of default on a mortgage loan. As may be further described in the related prospectus supplement, in some cases leases of Mortgaged Properties may provide that the lessee, rather than the borrower/landlord, is responsible for payment of operating expenses ("Net Leases"). However, the existence of these "net of expense" provisions will result in stable Net Operating Income to the borrower/landlord only to the extent that the lessee is able to absorb operating expense increases while continuing to make rent payments.

     Lenders also look to the Loan-to-Value Ratio of a mortgage loan as a factor in evaluating risk of loss if a property must be liquidated following a default. Unless otherwise defined in the related prospectus supplement, the "Loan-to-Value Ratio" of a mortgage loan at any given time is the ratio (expressed as a percentage) of

     o the then outstanding principal balance of the mortgage loan and any other loans senior thereto that are secured by the related Mortgaged Property to

     o  the Value of the related Mortgaged Property.

     The "Value" of a Mortgaged Property is generally its fair market value determined in an appraisal obtained by the originator at the origination of that loan. The lower the Loan-to-Value Ratio, the greater the percentage of the borrower's equity in a Mortgaged Property, and thus

     (a) the greater the incentive of the borrower to perform under the terms of the related mortgage loan (in order to protect its equity); and

     (b) the greater the cushion provided to the lender against loss on liquidation following a default.

     Loan-to-Value Ratios will not necessarily constitute an accurate measure of the risk of liquidation loss in a pool of mortgage loans. For example, the value of a Mortgaged Property as of the date of initial issuance of the related series of certificates may be less than the Value determined at loan origination, and will likely continue to fluctuate from time to time based upon changes in economic conditions, the real estate market and other factors described in this prospectus. Moreover, even when current, an appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on:

     o the market comparison method (which compares recent resale value of comparable properties at the date of the appraisal),

     o the cost replacement method which calculates the cost of replacing the property at that date,

     o the income capitalization method which projects value based upon the property's projected net cash flow, or

     o upon a selection from or interpolation of the values derived from those methods.

     Each of these appraisal methods can present analytical difficulties. It is often difficult to find truly comparable properties that have recently been sold; the replacement cost of a property may have little to do with its current market value; and income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate and discount rate. Where more than one of these appraisal methods are used and provide significantly different results, an accurate determination of value and, correspondingly, a reliable analysis of default and loss risks, is even more difficult.

     While we believe that the foregoing considerations are important factors that generally distinguish loans secured by liens on income-producing real estate from single-family mortgage loans, we cannot assure you that all of these factors will in fact have been prudently considered by the originators of the mortgage loans, or that, for a particular mortgage loan, they are complete or relevant. See "Risk Factors--Commercial and Multifamily Mortgage Loans Have Risks that May Affect Payments on Your Certificates" and "--Borrowers May Be Unable to Make Balloon Payments" in this prospectus.

     Payment Provisions of the Mortgage Loans. In general, each mortgage loan:

     o will provide for scheduled payments of principal, interest or both, to be made on specified dates ("Due Dates") that occur monthly, quarterly, semi-annually or annually,

     o may provide for no accrual of interest or for accrual of interest at an interest rate that is fixed over its term or that adjusts from time to time, or that may be converted at the borrower's election from an adjustable to a fixed interest rate, or from a fixed to an adjustable interest rate,

     o may provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the interest rate or to reflect the occurrence of certain events, and may permit negative amortization,

     o may be fully amortizing or partially amortizing or non-amortizing, with a balloon payment due on its stated maturity date, and

     o may prohibit over its term or for a certain period prepayments (the period of that prohibition, a "Lock-out Period" and its date of expiration, a "Lock-out Date") and/or require payment of a premium or a yield maintenance penalty (a "Prepayment Premium") in connection with certain prepayments, in each case as described in the related prospectus supplement.

     A mortgage loan may also contain a provision that entitles the lender to a share of appreciation of the related Mortgaged Property, or profits realized from the operation or disposition of that Mortgaged Property or the benefit, if any, resulting from the refinancing of the mortgage loan (this provision, an "Equity Participation"), as described in the related prospectus supplement. If holders of any class or classes of offered certificates of a series will be entitled to all or a portion of an Equity Participation in addition to payments of interest on and/or principal of those offered certificates, the related prospectus supplement will describe the Equity Participation and the method or methods by which distributions will be made to holders of those certificates.

     Mortgage Loan Information in Prospectus Supplements. Each prospectus supplement will contain certain information pertaining to the mortgage loans in the related trust fund, which will generally be current as of a date specified in the related prospectus supplement and which, to the extent then applicable and specifically known to the Depositor, will include the following:

     o the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans,

     o the type or types of property that provide security for repayment of the mortgage loans,

     o the earliest and latest origination date and maturity date of the mortgage loans,

     o the original and remaining terms to maturity of the mortgage loans, or the respective ranges of remaining terms to maturity, and the weighted average original and remaining terms to maturity of the mortgage loans,

     o the original Loan-to-Value Ratios of the mortgage loans, or the range of the Loan-to-Value Ratios, and the weighted average original Loan-to-Value Ratio of the mortgage loans,

     o the interest rates borne by the mortgage loans, or range of the interest rates, and the weighted average interest rate borne by the mortgage loans,

     o with respect to mortgage loans with adjustable mortgage interest rates ("ARM Loans"), the index or indices upon which those adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on mortgage interest rate adjustments at the time of any adjustment and over the life of the ARM Loan,

     o information regarding the payment characteristics of the mortgage loans, including, without limitation, balloon payment and other amortization provisions, Lock-out Periods and Prepayment Premiums,

     o the Debt Service Coverage Ratios of the mortgage loans (either at origination or as of a more recent date), or the range of the Debt Service Coverage Ratios, and the weighted average of the Debt Service Coverage Ratios, and

     o the geographic distribution of the Mortgaged Properties on a state-by-state basis.

     In appropriate cases, the related prospectus supplement will also contain certain information available to the Depositor that pertains to the provisions of leases and the nature of tenants of the Mortgaged Properties. If we are unable to tabulate the specific information described above at the time offered certificates of a series are initially offered, we will provide more general information of the nature described above in the related prospectus supplement, and specific information will be set forth in a report which we will make available to purchasers of those certificates at or before the initial issuance of the certificates and will be filed as part of a Current Report on Form 8-K with the Securities and Exchange Commission within fifteen days following that issuance.

MBS

     MBS may include:

     o private (that is, not guaranteed or insured by the United States or any agency or instrumentality of the United States) mortgage participations, mortgage pass-through certificates or other mortgage-backed securities or

     o certificates insured or guaranteed by the Federal Home Loan Mortgage Corporation ("FHLMC"), the Federal National Mortgage Association ("FNMA"), the Governmental National Mortgage Association ("GNMA") or the Federal Agricultural Mortgage Corporation ("FAMC") provided that, unless otherwise specified in the related prospectus supplement, each MBS will evidence an interest in, or will be secured by a pledge of, mortgage loans that conform to the descriptions of the mortgage loans contained in this prospectus.

     Any MBS will have been issued pursuant to a participation and servicing agreement, a pooling and servicing agreement, an indenture or similar agreement (an "MBS Agreement"). The issuer of the MBS (the "MBS Issuer") and/or the servicer of the underlying mortgage loans (the "MBS Servicer") will have entered into the MBS Agreement, generally with a trustee (the "MBS Trustee") or, in the alternative, with the original purchaser or purchasers of the MBS.

     The MBS may have been issued in one or more classes with characteristics similar to the classes of certificates described in this prospectus. The MBS Issuer, the MBS Servicer or the MBS Trustee will make distributions in respect of the MBS on the dates specified in the related prospectus supplement. The MBS Issuer or the MBS Servicer or another person specified in the related prospectus supplement may have the right or obligation to repurchase or substitute assets underlying the MBS after a certain date or under other circumstances specified in the related prospectus supplement.

     Reserve funds, subordination or other credit support similar to that described for the certificates under "Description of Credit Support" may have been provided with respect to the MBS. The type, characteristics and amount of credit support, if any, will be a function of the characteristics of the underlying mortgage loans and other factors and generally will have been established on the basis of the requirements of any rating agency that may have assigned a rating to the MBS, or by the initial purchasers of the MBS.

     The prospectus supplement for a series of certificates that evidence interests in MBS will specify, to the extent available:

     o the aggregate approximate initial and outstanding principal amount and type of the MBS to be included in the trust fund,

     o the original and remaining term to stated maturity of the MBS, if applicable,

     o the pass-through or bond rate of the MBS or the formula for determining the rates,

     o  the payment characteristics of the MBS,

     o  the MBS Issuer, MBS Servicer and MBS Trustee, as applicable,

     o  a description of the credit support, if any,

     o the circumstances under which the related underlying mortgage loans, or the MBS themselves, may be purchased prior to their maturity,

     o the terms on which mortgage loans may be substituted for those originally underlying the MBS,

     o the type of mortgage loans underlying the MBS and, to the extent available to the Depositor and appropriate under the circumstances, the other information in respect of the underlying mortgage loans described under "--Mortgage Loans--Mortgage Loan Information in Prospectus Supplements" above, and

     o  the characteristics of any cash flow agreements that relate to the MBS.

CERTIFICATE ACCOUNTS

     Each trust fund will include one or more certificate accounts established and maintained on behalf of the certificateholders into which the person or persons designated in the related prospectus supplement will, to the extent described in this prospectus and in that prospectus supplement, deposit all payments and collections received or advanced with respect to the mortgage assets and other assets in the trust fund. A certificate account may be maintained as an interest bearing or a non-interest bearing account, and funds held in a certificate account may be held as cash or invested in certain obligations acceptable to each rating agency rating one or more classes of the related series of offered certificates.

CREDIT SUPPORT

     If so provided in the prospectus supplement for a series of certificates, partial or full protection against certain defaults and losses on the mortgage assets in the related trust fund may be provided to one or more classes of certificates of that series in the form of subordination of one or more other classes of certificates of that series or by one or more other types of credit support, such as letters of credit, overcollateralization, insurance policies, guarantees, surety bonds or reserve funds, or a combination of them. The amount and types of credit support, the identification of the entity providing it (if applicable) and related information with respect to each type of credit support, if any, will be set forth in the prospectus supplement for a series of certificates. See "Risk Factors--Credit Support May Not Cover Losses" and "Description of Credit Support" in this prospectus.

CASH FLOW AGREEMENTS

     If so provided in the prospectus supplement for a series of certificates, the related trust fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for those series will be invested at a specified rate. The trust fund may also include interest rate exchange agreements, interest rate cap or floor agreements, or currency exchange agreements, which agreements are designed to reduce the effects of interest rate or currency exchange rate fluctuations on the mortgage assets on one or more classes of certificates. The principal terms of a guaranteed investment contract or other agreement (any of these agreements, a "Cash Flow Agreement"), and the identity of the Cash Flow Agreement obligor, will be described in the prospectus supplement for a series of certificates.

                       YIELD AND MATURITY CONSIDERATIONS

GENERAL

     The yield on any offered certificate will depend on the price you paid, the fixed, variable or adjustable pass-through interest rate of the certificate and the amount and timing of distributions on the certificate. See "Risk Factors--Prepayment of the Mortgage Assets will Affect the Timing of Your Cash Flow and May Affect Your Yield" in this prospectus. The following discussion contemplates a trust fund that consists solely of mortgage loans. While the characteristics and behavior of mortgage loans underlying an MBS can generally be expected to have the same effect on the yield to maturity and/or weighted average life of a class of certificates as will the characteristics and behavior of comparable mortgage loans, the effect may differ due to the payment characteristics of the MBS. If a trust fund includes MBS, the related prospectus supplement will discuss the effect that the MBS payment characteristics may have on the yield to maturity and weighted average lives of the offered certificates of the related series.

PASS-THROUGH RATE

     The certificates of any class within a series may have a fixed, variable or adjustable pass-through interest rate, which may or may not be based upon the interest rates borne by the mortgage loans in the related trust fund. The prospectus supplement with respect to any series of certificates will specify the pass-through interest rate for each class of offered certificates of that series or, in the case of a class of offered certificates with a variable or adjustable pass-through interest rate, the method of determining the pass-through interest rate; the effect, if any, of the prepayment of any mortgage loan on the pass-through interest rate of one or more classes of offered certificates; and whether the distributions of interest on the offered certificates of any class will be dependent, in whole or in part, on the performance of any obligor under a Cash Flow Agreement.

PAYMENT DELAYS

     With respect to any series of certificates, a period of time will elapse between the date upon which payments on the mortgage loans in the related trust fund are due and the distribution date on which those payments are passed through to certificateholders. That delay will effectively reduce the yield that would otherwise be produced if payments on those mortgage loans were distributed to certificateholders on or near the date they were due.

CERTAIN SHORTFALLS IN COLLECTIONS OF INTEREST

     When a principal prepayment in full or in part is made on a mortgage loan, the borrower is generally charged interest on the amount of that prepayment only through the date of prepayment, instead of through the Due Date for the next succeeding scheduled payment. However, interest accrued on any series of certificates and distributable on them on any distribution date will generally correspond to interest accrued on the mortgage loans to their respective Due Dates during the related Due Period. Unless otherwise specified in the prospectus supplement for a series of certificates, a "Due Period" is a specified time period generally corresponding in length to the time period between distribution dates, and all scheduled payments on the mortgage loans in the related trust fund that are due during a given Due Period will, to the extent received by a specified date (the "Determination Date") or otherwise advanced by the related master servicer or other specified person, be distributed to the holders of the certificates of that series on the next succeeding distribution date. Consequently, if a prepayment on any mortgage loan is distributable to certificateholders on a particular distribution date, but that prepayment is not accompanied by interest on it to the Due Date for that mortgage loan in the related Due Period, then the interest charged to the borrower (net of servicing and administrative fees) may be less (that shortfall, a "Prepayment Interest Shortfall") than the corresponding amount of interest accrued and otherwise payable on the certificates of the related series. If that shortfall is allocated to a class of offered certificates, their yield will be adversely affected. The prospectus supplement for each series of certificates will describe the manner in which those shortfalls will be allocated among the classes of those certificates. If so specified in the prospectus supplement for a series of certificates, the master servicer for that series will be required to apply some or all of its servicing compensation for the corresponding period to offset the amount of those shortfalls. The related prospectus supplement will also describe any other amounts available to offset those shortfalls. See "Description of the Pooling Agreements--Servicing Compensation and Payment of Expenses" in this prospectus.

YIELD AND PREPAYMENT CONSIDERATIONS

     A certificate's yield to maturity will be affected by the rate of principal payments on the mortgage loans in the related trust fund and the allocation of principal to reduce the principal balance (or notional amount, if applicable) of that certificate. The rate of principal payments on the mortgage loans in any trust fund will in turn be affected by the amortization schedules of the mortgage loans (which, in the case of ARM Loans, may change periodically to accommodate adjustments to their mortgage interest rates), the dates on which any balloon payments are due, and the rate of principal prepayments on them (including for this purpose, prepayments resulting from liquidations of mortgage loans due to defaults, casualties or condemnations affecting the Mortgaged Properties, or purchases of mortgage loans out of the related trust fund). Because the rate of principal prepayments on the mortgage loans in any trust fund will depend on future events and a variety of factors (as described more fully below), we cannot assure you as to that rate.

     The extent to which the yield to maturity of a class of offered certificates of any series may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans in the related trust fund are in turn distributed on those certificates, or, in the case of a class of interest-only certificates, result in the reduction of its notional amount. An investor should consider, in the case of any offered certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans in the related trust fund could result in an actual yield to that investor that is lower than the anticipated yield and, in the case of any offered certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on those mortgage loans could result in an actual yield to that investor that is lower than the anticipated yield. In addition, if an investor purchases an offered certificate at a discount (or premium), and principal payments are made in reduction of the principal balance or notional amount of that investor's offered certificates at a rate slower (or faster) than the rate anticipated by the investor during any particular period, the consequent adverse effects on that investor's yield would not be fully offset by a subsequent like increase (or decrease) in the rate of principal payments.

     A class of certificates, including a class of offered certificates, may provide that on any distribution date the holders of those certificates are entitled to a pro rata share of the prepayments on the mortgage loans in the related trust fund that are distributable on that date, to a disproportionately large share (which, in some cases, may be all) of those prepayments, or to a disproportionately small share (which, in some cases, may be none) of those prepayments. As described in the related prospectus supplement, the respective entitlements of the various classes of certificates of any series to receive distributions in respect of payments (and, in particular, prepayments) of principal of the mortgage loans in the related trust fund may vary based on the occurrence of certain events, such as, the retirement of one or more classes of certificates of that series, or subject to certain contingencies, such as, prepayment and default rates with respect to those mortgage loans.

     In general, the notional amount of a class of interest-only certificates will either (1) be based on the principal balances of some or all of the mortgage assets in the related trust fund or (2) equal the principal balances of one or more of the other classes of certificates of the same series. Accordingly, the yield on those interest-only certificates will be inversely related to the rate at which payments and other collections of principal are received on those mortgage assets or distributions are made in reduction of the principal balances of those classes of certificates, as the case may be.

     Consistent with the foregoing, if a class of certificates of any series consists of interest-only certificates or principal-only certificates, a lower than anticipated rate of principal prepayments on the mortgage loans in the related trust fund will negatively affect the yield to investors in principal-only certificates, and a higher than anticipated rate of principal prepayments on those mortgage loans will negatively affect the yield to investors in interest-only certificates. If the offered certificates of a series include those certificates, the related prospectus supplement will include a table showing the effect of various assumed levels of prepayment on yields on those certificates. Those tables will be intended to illustrate the sensitivity of yields to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, yields or prepayment rates.

     We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a group of multifamily or commercial mortgage loans. However, the extent of prepayments of principal of the mortgage loans in any trust fund may be affected by factors such as:

     o  the availability of mortgage credit,

     o the relative economic vitality of the area in which the Mortgaged Properties are located,

     o  the quality of management of the Mortgaged Properties,

     o  the servicing of the mortgage loans,

     o  possible changes in tax laws and other opportunities for investment,

     o  the existence of Lock-out Periods,

     o requirements that principal prepayments be accompanied by Prepayment Premiums, and

     o  by the extent to which these provisions may be practicably enforced.

     The rate of prepayment on a pool of mortgage loans is also affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage loan's interest rate, a borrower may have an increased incentive to refinance its mortgage loan. Even in the case of ARM Loans, as prevailing market interest rates decline, and without regard to whether the mortgage interest rates on the ARM Loans decline in a manner consistent therewith, the related borrowers may have an increased incentive to refinance for purposes of either (1) converting to a fixed rate loan and thereby "locking in" that rate or (2) taking advantage of a different index, margin or rate cap or floor on another adjustable rate mortgage loan.

     Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell Mortgaged Properties in order to realize their equity in the Mortgaged Properties, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits. We will make no representation as to the particular factors that will affect the prepayment of the mortgage loans in any trust fund, as to the relative importance of those factors, as to the percentage of the principal balance of the mortgage loans that will be paid as of any date or as to the overall rate of prepayment on the mortgage loans.

WEIGHTED AVERAGE LIFE AND MATURITY

     The rate at which principal payments are received on the mortgage loans in any trust fund will affect the ultimate maturity and the weighted average life of one or more classes of the certificates of that series. Weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar allocable as principal of that instrument is repaid to the investor.

     The weighted average life and maturity of a class of certificates of any series will be influenced by the rate at which principal on the related mortgage loans, whether in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes voluntary prepayments, liquidations due to default and purchases of mortgage loans out of the related trust fund), is paid to that class. Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate ("CPR") prepayment model or the Standard Prepayment Assumption ("SPA") prepayment model. CPR represents an assumed constant rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of loans for the life of those loans. SPA represents an assumed variable rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of loans, with different prepayment assumptions often expressed as percentages of SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of the loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month, and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

     Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of loans. Moreover, the CPR and SPA models were developed based upon historical prepayment experience for single-family loans. Thus, it is unlikely that the prepayment experience of the mortgage loans included in any trust fund will conform to any particular level of CPR or SPA.

     The prospectus supplement with respect to each series of certificates will contain tables, if applicable, setting forth the projected weighted average life of each class of offered certificates of those series and the percentage of the initial principal balance of each class that would be outstanding on specified distribution dates based on the assumptions stated in that prospectus supplement, including assumptions that prepayments on the related mortgage loans are made at rates corresponding to various percentages of CPR or SPA, or at other rates specified in that prospectus supplement. Those tables and assumptions will illustrate the sensitivity of the weighted average lives of the certificates to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, the actual weighted average lives of the certificates.

CONTROLLED AMORTIZATION CLASSES AND COMPANION CLASSES

     A series of certificates may include one or more controlled amortization classes, which will entitle the holders of those certificates to receive principal distributions according to a specified principal payment schedule, which schedule is supported by creating priorities, as described in the related prospectus supplement, to receive principal payments from the mortgage loans in the related trust fund. Unless otherwise specified in the related prospectus supplement, each controlled amortization class will either be a planned amortization class or a targeted amortization class. In general, a planned amortization class has a "prepayment collar," that is, a range of prepayment rates that can be sustained without disruption, that determines the principal cash flow of those certificates. That prepayment collar is not static, and may expand or contract after the issuance of the planned amortization class depending on the actual prepayment experience for the underlying mortgage loans. Distributions of principal on a planned amortization class would be made in accordance with the specified schedule so long as prepayments on the underlying mortgage loans remain at a relatively constant rate within the prepayment collar and, as described below, companion classes exist to absorb "excesses" or "shortfalls" in principal payments on the underlying mortgage loans. If the rate of prepayment on the underlying mortgage loans from time to time falls outside the prepayment collar, or fluctuates significantly within the prepayment collar, especially for any extended period of time, that event may have material consequences in respect of the anticipated weighted average life and maturity for a planned amortization class. A targeted amortization class is structured so that principal distributions generally will be payable on it in accordance with its specified principal payments schedule so long as the rate of prepayments on the related mortgage assets remains relatively constant at the particular rate used in establishing that schedule. A targeted amortization class will generally afford the holders of those certificates some protection against early retirement or some protection against an extended average life, but not both.

     Although prepayment risk cannot be eliminated entirely for any class of certificates, a controlled amortization class will generally provide a relatively stable cash flow so long as the actual rate of prepayment on the mortgage loans in the related trust fund remains relatively constant at the rate, or within the range of rates, of prepayment used to establish the specific principal payment schedule for those certificates. Prepayment risk with respect to a given pool of mortgage assets does not disappear, however, and the stability afforded to a controlled amortization class comes at the expense of one or more companion classes of the same series, any of which companion classes may also be a class of offered certificates. In general, and as more particularly described in the related prospectus supplement, a companion class will entitle the holders of those certificates to a disproportionately large share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively fast, and will entitle the holders of those certificates to a disproportionately small share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively slow. A class of certificates that entitles the holders of those certificates to a disproportionately large share of the prepayments on the mortgage loans in the related trust fund enhances the risk of early retirement of that class, or call risk, if the rate of prepayment is relatively fast; while a class of certificates that entitles the holders of those certificates to a disproportionately small share of the prepayments on the mortgage loans in the related trust fund enhances the risk of an extended average life of that class, or extension risk, if the rate of prepayment is relatively slow. Thus, as described in the related prospectus supplement, a companion class absorbs some (but not all) of the "call risk" and/or "extension risk" that would otherwise belong to the related controlled amortization class if all payments of principal of the mortgage loans in the related trust fund were allocated on a pro rata basis.

OTHER FACTORS AFFECTING YIELD, WEIGHTED AVERAGE LIFE AND MATURITY

     Balloon Payments; Extensions of Maturity. Some or all of the mortgage loans included in a particular trust fund may require that balloon payments be made at maturity. Because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related Mortgaged Property, there is a risk that mortgage loans that require balloon payments may default at maturity, or that the maturity of that mortgage loan may be extended in connection with a workout. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located. In order to minimize losses on defaulted mortgage loans, the master servicer or a special servicer, to the extent and under the circumstances set forth in this prospectus and in the related prospectus supplement, may be authorized to modify mortgage loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan may delay distributions of principal on a class of offered certificates and thereby extend the weighted average life of your certificates and, if those certificates were purchased at a discount, reduce your yield.

     Negative Amortization. The weighted average life of a class of certificates can be affected by mortgage loans that permit negative amortization to occur. A mortgage loan that provides for the payment of interest calculated at a rate lower than the rate at which interest accrues on it would be expected during a period of increasing interest rates to amortize at a slower rate (and perhaps not at all) than if interest rates were declining or were remaining constant. This slower rate of mortgage loan amortization would correspondingly be reflected in a slower rate of amortization for one or more classes of certificates of the related series. In addition, negative amortization on one or more mortgage loans in any trust fund may result in negative amortization on the certificates of the related series. The related prospectus supplement will describe, if applicable, the manner in which negative amortization in respect of the mortgage loans in any trust fund is allocated among the respective classes of certificates of the related series. The portion of any mortgage loan negative amortization allocated to a class of certificates may result in a deferral of some or all of the interest payable on them, which deferred interest may be added to the principal balance of the certificates. Accordingly, the weighted average lives of mortgage loans that permit negative amortization and that of the classes of certificates to which the negative amortization would be allocated or that would bear the effects of a slower rate of amortization on those mortgage loans, may increase as a result of that feature.

     Negative amortization also may occur in respect of an ARM Loan that limits the amount by which its scheduled payment may adjust in response to a change in its mortgage interest rate, provides that its scheduled payment will adjust less frequently than its mortgage interest rate or provides for constant scheduled payments notwithstanding adjustments to its mortgage interest rate. Accordingly, during a period of declining interest rates, the scheduled payment on that mortgage loan may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable mortgage interest rate, thereby resulting in the accelerated amortization of that mortgage loan. This acceleration in amortization of its principal balance will shorten the weighted average life of that mortgage loan and, correspondingly, the weighted average lives of those classes of certificates entitled to a portion of the principal payments on that mortgage loan.

     The extent to which the yield on any offered certificate will be affected by the inclusion in the related trust fund of mortgage loans that permit negative amortization, will depend upon (1) whether that offered certificate was purchased at a premium or a discount and (2) the extent to which the payment characteristics of those mortgage loans delay or accelerate the distributions of principal on that certificate or, in the case of an interest-only certificate, delay or accelerate the amortization of the notional amount of that certificate. See "--Yield and Prepayment Considerations" above.

     Foreclosures and Payment Plans. The number of foreclosures and the principal amount of the mortgage loans that are foreclosed in relation to the number and principal amount of mortgage loans that are repaid in accordance with their terms will affect the weighted average lives of those mortgage loans and, accordingly, the weighted average lives of and yields on the certificates of the related series. Servicing decisions made with respect to the mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings, may also have an effect upon the payment patterns of particular mortgage loans and thus the weighted average lives of and yields on the certificates of the related series.

     Losses and Shortfalls on the Mortgage Assets. The yield on your certificates will directly depend on the extent to which you are required to bear the effects of any losses or shortfalls in collections arising out of defaults on the mortgage loans in the related trust fund and the timing of those losses and shortfalls. In general, the earlier that any loss or shortfall occurs, the greater will be the negative effect on yield for any class of certificates that is required to bear the effects of the shortfall.

     The amount of any losses or shortfalls in collections on the mortgage assets in any trust fund, to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support, will be allocated among the respective classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, those allocations may be effected by a reduction in the entitlements to interest and/or principal balances of one or more classes of certificates, or by establishing a priority of payments among those classes of certificates.

     The yield to maturity on a class of Subordinate Certificates may be extremely sensitive to losses and shortfalls in collections on the mortgage loans in the related trust fund.

     Additional Certificate Amortization. In addition to entitling the holders of one or more classes of a series of certificates to a specified portion, which may during specified periods range from none to all, of the principal payments received on the mortgage assets in the related trust fund, one or more classes of certificates of any series, including one or more classes of offered certificates of those series, may provide for distributions of principal of those certificates from:

     1. amounts attributable to interest accrued but not currently distributable on one or more classes of accrual certificates,

     2. Excess Funds, or

     3. any other amounts described in the related prospectus supplement.

     Unless otherwise specified in the related prospectus supplement, "Excess Funds" will, in general, represent that portion of the amounts distributable in respect of the certificates of any series on any distribution date that represent (1) interest received or advanced on the mortgage assets in the related trust fund that is in excess of the interest currently accrued on the certificates of that series, or (2) Prepayment Premiums, payments from Equity Participations or any other amounts received on the mortgage assets in the related trust fund that do not constitute interest on, or principal of, those certificates.

     The amortization of any class of certificates out of the sources described in the preceding paragraph would shorten the weighted average life of those certificates and, if those certificates were purchased at a premium, reduce the yield on those certificates. The related prospectus supplement will discuss the relevant factors to be considered in determining whether distributions of principal of any class of certificates out of those sources would have any material effect on the rate at which those certificates are amortized.

     Optional Early Termination. If so specified in the related prospectus supplement, a series of certificates may be subject to optional early termination through the repurchase of the mortgage assets in the related trust fund by the party or parties specified in the related prospectus supplement, under the circumstances and in the manner set forth in the prospectus supplement. If so provided in the related prospectus supplement, upon the reduction of the principal balance of a specified class or classes of certificates by a specified percentage or amount, the specified party may be authorized or required to solicit bids for the purchase of all of the mortgage assets of the related trust fund, or of a sufficient portion of those mortgage assets to retire that class or classes, as set forth in the related prospectus supplement. In the absence of other factors, any early retirement of a class of offered certificates would shorten the weighted average life of those certificates and, if those certificates were purchased at premium, reduce the yield on those certificates.

                                  THE DEPOSITOR

     J.P. Morgan Chase Commercial Mortgage Securities Corp., the Depositor, is a Delaware corporation organized on September 19, 1994. The Depositor is a wholly owned subsidiary of JPMorgan Chase Bank, a New York banking corporation, which is a wholly owned subsidiary of J.P. Morgan Chase & Co., a Delaware corporation. The Depositor maintains its principal office at 270 Park Avenue, New York, New York 10017. Its telephone number is (212) 834-9299. The Depositor does not have, nor is it expected in the future to have, any significant assets.

                                 USE OF PROCEEDS

     We will apply the net proceeds to be received from the sale of the certificates of any series to the purchase of Trust Assets or use the net proceeds for general corporate purposes. We expect to sell the certificates from time to time, but the timing and amount of offerings of certificates will depend on a number of factors, including the volume of mortgage assets we have acquired, prevailing interest rates, availability of funds and general market conditions.

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

     Each series of certificates will represent the entire beneficial ownership interest in a trust fund. As described in the related prospectus supplement, the certificates of each series, including the offered certificates of that series, may consist of one or more classes of certificates that, among other things:

     o provide for the accrual of interest on the certificates at a fixed, variable or adjustable rate;

     o are senior (collectively, "Senior Certificates") or subordinate (collectively, "Subordinate Certificates") to one or more other classes of certificates in entitlement to certain distributions on the certificates;

     o are principal-only certificates entitled to distributions of principal, with disproportionately small, nominal or no distributions of interest;

     o are interest-only certificates entitled to distributions of interest, with disproportionately small, nominal or no distributions of principal;

     o provide for distributions of interest on, or principal of, those certificates that commence only after the occurrence of certain events, such as the retirement of one or more other classes of certificates of that series;

     o provide for distributions of principal of those certificates to be made, from time to time or for designated periods, at a rate that is faster, and, in some cases, substantially faster, or slower, and, in some cases, substantially slower, than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund;

     o provide for controlled distributions of principal of those certificates to be made based on a specified payment schedule or other methodology, subject to available funds; or

     o provide for distributions based on collections of Prepayment Premiums and Equity Participations on the mortgage assets in the related trust fund.

     Each class of offered certificates of a series will be issued in minimum denominations corresponding to the principal balances or, in case of certain classes of interest-only certificates or residual certificates, notional amounts or percentage interests, specified in the related prospectus supplement. As provided in the related prospectus supplement, one or more classes of offered certificates of any series may be issued in fully registered, definitive form (those certificates, "Definitive Certificates") or may be offered in book-entry format (those certificates, "Book-Entry Certificates") through the facilities of The Depository Trust Company ("DTC"). The offered certificates of each series (if issued as Definitive Certificates) may be transferred or exchanged, subject to any restrictions on transfer described in the related prospectus supplement, at the location specified in the related prospectus supplement, without the payment of any service charges, other than any tax or other governmental charge payable in connection therewith. Interests in a class of Book-Entry Certificates will be transferred on the book-entry records of DTC and its participating organizations. See "Risk Factors--Your Ability to Resell Certificates may be Limited Because of Their Characteristics" and "--Book-Entry System for Certain Classes May Decrease Liquidity and Delay Payment" in this prospectus.

DISTRIBUTIONS

     Distributions on the certificates of each series will be made on each distribution date as specified in the related prospectus supplement from the Available Distribution Amount for that series and that distribution date. Unless otherwise provided in the related prospectus supplement, the "Available Distribution Amount" for any series of certificates and any distribution date will refer to the total of all payments or other collections on or in respect of the mortgage assets and any other assets included in the related trust fund that are available for distribution to the holders of certificates of that series on that date. The particular components of the Available Distribution Amount for any series on each distribution date will be more specifically described in the related prospectus supplement.

     Except as otherwise specified in the related prospectus supplement, distributions on the certificates of each series, other than the final distribution in retirement of that certificate, will be made to the persons in whose names those certificates are registered at the close of business on the last business day of the month preceding the month in which the applicable distribution date occurs (the "Record Date"), and the amount of each distribution will be determined as of the close of business on the Determination Date specified in the related prospectus supplement. All distributions with respect to each class of certificates on each distribution date will be allocated pro rata among the outstanding certificates in that class. Payments will be made either by wire transfer in immediately available funds to your account at a bank or other entity having appropriate facilities for the transfer, if you have provided the person required to make those payments with wiring instructions no later than the date specified in the related prospectus supplement (and, if so provided in the related prospectus supplement, that you hold certificates in the amount or denomination specified in the prospectus supplement), or by check mailed to the address of that certificateholder as it appears on the certificate register; provided, however, that the final distribution in retirement of any class of certificates (whether Definitive Certificates or Book-Entry Certificates) will be made only upon presentation and surrender of those certificates at the location specified in the notice to certificateholders of the final distribution.

DISTRIBUTIONS OF INTEREST ON THE CERTIFICATES

     Each class of certificates of each series, other than certain classes of principal-only certificates and residual certificates ("Residual Certificates") that have no pass-through interest rate, may have a different pass-through interest rate, which in each case may be fixed, variable or adjustable. The related prospectus supplement will specify the pass-through interest rate or, in the case of a variable or adjustable pass-through interest rate, the method for determining the pass-through interest rate, for each class. Unless otherwise specified in the related prospectus supplement, interest on the certificates of each series will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

     Distributions of interest in respect of any class of certificates (other than certain classes of certificates that will be entitled to distributions of accrued interest commencing only on the distribution date, or under the circumstances specified in the related prospectus supplement ("Accrual Certificates"), and other than any class of principal-only certificates or Residual Certificates which are not entitled to distributions of interest) will be made on each distribution date based on the Accrued Certificate Interest for that class and that distribution date, subject to the sufficiency of the portion of the Available Distribution Amount allocable to that class on that distribution date. Prior to the time interest is distributable on any class of Accrual Certificates, the amount of Accrued Certificate Interest otherwise distributable on that class will be added to the principal balance of those certificates on each distribution date. With respect to each class of certificates, other than certain classes of interest-only certificates and certain classes of residual certificates, the "Accrued Certificate Interest" for each distribution date will be equal to interest at the applicable pass-through interest rate accrued for a specified time period generally corresponding in length to the time period between distribution dates, on the outstanding principal balance of that class of certificates immediately prior to that distribution date.

     Unless otherwise provided in the related prospectus supplement, the Accrued Certificate Interest for each distribution date on a class of interest-only certificates will be similarly calculated except that it will accrue on a notional amount that is either:

     1. based on the principal balances of some or all of the mortgage assets in the related trust fund,

     2. equal to the principal balances of one or more other classes of certificates of the same series, or

     3. an amount or amounts specified in the applicable prospectus supplement.

     Reference to a notional amount with respect to a class of interest-only certificates is solely for convenience in making certain calculations and does not represent the right to receive any distributions of principal. If so specified in the related prospectus supplement, the amount of Accrued Certificate Interest that is otherwise distributable on, or, in the case of Accrual Certificates, that may otherwise be added to the principal balance of, one or more classes of the certificates of a series will be reduced to the extent that any Prepayment Interest Shortfalls, as described under "Yield and Maturity Considerations--Certain Shortfalls in Collections of Interest" in this prospectus, exceed the amount of any sums that are applied to offset the amount of those shortfalls. The particular manner in which those shortfalls will be allocated among some or all of the classes of certificates of that series will be specified in the related prospectus supplement. The related prospectus supplement will also describe the extent to which the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Certificates, that may otherwise be added to the principal balance of) a class of offered certificates may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the mortgage assets in the related trust fund. Unless otherwise provided in the related prospectus supplement, any reduction in the amount of Accrued Certificate Interest otherwise distributable on a class of certificates by reason of the allocation to that class of a portion of any deferred interest on or in respect of the mortgage assets in the related trust fund will result in a corresponding increase in the principal balance of that class. See "Risk Factors--Prepayments of the Mortgage Assets will Affect the Timing of Your Cash Flow and May Affect Your Yield" and "Yield and Maturity Considerations" in this prospectus.

DISTRIBUTIONS OF PRINCIPAL ON THE CERTIFICATES

     Each class of certificates of each series, other than certain classes of interest-only certificates and Residual Certificates, will have a principal balance which, at any time, will equal the then maximum amount that the holders of certificates of that class will be entitled to receive in respect of principal out of the future cash flow on the mortgage assets and other assets included in the related trust fund. The outstanding principal balance of a class of certificates will be reduced by distributions of principal made on the certificates from time to time and, if so provided in the related prospectus supplement, further by any losses incurred in respect of the related mortgage assets allocated thereto from time to time. In turn, the outstanding principal balance of a class of certificates may be increased as a result of any deferred interest on or in respect of the related mortgage assets being allocated to that class from time to time, and will be increased, in the case of a class of Accrual Certificates prior to the distribution date on which distributions of interest on the certificates are required to commence, by the amount of any Accrued Certificate Interest in respect of those certificates (reduced as described above). The initial principal balance of each class of a series of certificates will be specified in the related prospectus supplement. As described in the related prospectus supplement, distributions of principal with respect to a series of certificates will be made on each distribution date to the holders of the class or classes of certificates of that series entitled thereto until the principal balances of those certificates have been reduced to zero. Distributions of principal with respect to one or more classes of certificates may be made at a rate that is faster, and, in some cases, substantially faster, than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund. Distributions of principal with respect to one or more classes of certificates may not commence until the occurrence of certain events, including the retirement of one or more other classes of certificates of the same series, or may be made at a rate that is slower, and, in some cases, substantially slower, than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund. Distributions of principal with respect to one or more classes of certificates may be made, subject to available funds, based on a specified principal payment schedule. Distributions of principal with respect to one or more classes of certificates may be contingent on the specified principal payment schedule for another class of the same series and the rate at which payments and other collections of principal on the mortgage assets in the related trust fund are received. Unless otherwise specified in the related prospectus supplement, distributions of principal of any class of offered certificates will be made on a pro rata basis among all of the certificates of that class.

DISTRIBUTIONS ON THE CERTIFICATES IN RESPECT OF PREPAYMENT PREMIUMS OR IN RESPECT OF EQUITY PARTICIPATIONS

     If so provided in the related prospectus supplement, Prepayment Premiums or payments in respect of Equity Participations received on or in connection with the mortgage assets in any trust fund will be distributed on each distribution date to the holders of the class of certificates of the related series entitled thereto in accordance with the provisions described in that prospectus supplement.

ALLOCATION OF LOSSES AND SHORTFALLS

     The amount of any losses or shortfalls in collections on the mortgage assets in any trust fund, to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support, will be allocated among the respective classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, those allocations may be effected by a reduction in the entitlements to interest and/or principal balances of one or more classes of certificates, or by establishing a priority of payments among the classes of certificates.

ADVANCES IN RESPECT OF DELINQUENCIES

     If provided in the related prospectus supplement, if a trust fund includes mortgage loans, the master servicer, a special servicer, the trustee, any provider of credit support and/or any other specified person may be obligated to advance, or have the option of advancing, on or before each distribution date, from its or their own funds or from excess funds held in the related certificate account that are not part of the Available Distribution Amount for the related series of certificates for that distribution date, an amount up to the aggregate of any payments of principal, other than any balloon payments, and interest that were due on or in respect of those mortgage loans during the related Due Period and were delinquent on the related Determination Date.

     Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of certificates entitled thereto, rather than to guarantee or insure against losses. Accordingly, all advances made out of a specific entity's own funds will be reimbursable out of related recoveries on the mortgage loans, including amounts received under any instrument of credit support, respecting which those advances were made (as to any mortgage loan, "Related Proceeds") and those other specific sources as may be identified in the related prospectus supplement, including in the case of a series that includes one or more classes of Subordinate Certificates, collections on other mortgage loans in the related trust fund that would otherwise be distributable to the holders of one or more classes of those Subordinate Certificates. No advance will be required to be made by a master servicer, special servicer or trustee if, in the good faith judgment of the master servicer, special servicer or trustee, as the case may be, that advance would not be recoverable from Related Proceeds or another specifically identified source (each, a "Nonrecoverable Advance"); and, if previously made by a master servicer, special servicer or trustee, a Nonrecoverable Advance will be reimbursable to the advancing party from any amounts in the related certificate account prior to any distributions being made to the related series of certificateholders.

     If advances have been made by a master servicer, special servicer, trustee or other entity from excess funds in a certificate account, the advancing party will be required to replace those funds in that certificate account on any future distribution date to the extent that funds in that certificate account on that distribution date are less than payments required to be made to the related series of certificateholders on that date. If so specified in the related prospectus supplement, the obligation of a master servicer, special servicer, trustee or other entity to make advances may be secured by a cash advance reserve fund or a surety bond. If applicable, information regarding the characteristics of a surety bond, and the identity of any obligor on that surety bond, will be set forth in the related prospectus supplement.

     If so provided in the related prospectus supplement, any entity making advances will be entitled to receive interest on those advances for the period that those advances are outstanding at the rate specified in that prospectus supplement, and that entity will be entitled to payment of that interest periodically from general collections on the mortgage loans in the related trust fund prior to any payment to the related series of certificateholders or as otherwise described in the prospectus supplement.

     The prospectus supplement for any series of certificates evidencing an interest in a trust fund that includes MBS will describe any comparable advancing obligation.

REPORTS TO CERTIFICATEHOLDERS

     On each distribution date, together with the distribution to the holders of each class of the offered certificates of a series, a master servicer or trustee, as provided in the related prospectus supplement, will forward to each holder a statement (a "Distribution Date Statement") that, unless otherwise provided in the related prospectus supplement, will set forth, among other things, in each case to the extent applicable:

     o the amount of that distribution to holders of that class of offered certificates that was applied to reduce the principal balance of those certificates, expressed as a dollar amount per minimum denomination of the relevant class of offered certificates or per a specified portion of that minimum denomination;

     o the amount of that distribution to holders of that class of offered certificates that is allocable to Accrued Certificate Interest, expressed as a dollar amount per minimum denomination of the relevant class of offered certificates or per a specified portion of that minimum denomination;

     o the amount, if any, of that distribution to holders of that class of offered certificates that is allocable to (A) Prepayment Premiums and
        (B) payments on account of Equity Participations, expressed as a dollar amount per minimum denomination of the relevant class of offered certificates or per a specified portion of that minimum denomination;

     o the amount, if any, by which that distribution is less than the amounts to which holders of that class of offered certificates are entitled;

     o if the related trust fund includes mortgage loans, the aggregate amount of advances included in that distribution;

     o if the related trust fund includes mortgage loans, the amount of servicing compensation received by the related master servicer (and, if payable directly out of the related trust fund, by any special servicer and any sub-servicer) and other customary information as the reporting party deems necessary or desirable, or that a certificateholder reasonably requests, to enable certificateholders to prepare their tax returns;

     o information regarding the aggregate principal balance of the related mortgage assets on or about that distribution date;

     o if the related trust fund includes mortgage loans, information regarding the number and aggregate principal balance of those mortgage loans that are delinquent in varying degrees;

     o if the related trust fund includes mortgage loans, information regarding the aggregate amount of losses incurred and principal prepayments made with respect to those mortgage loans during the specified period, generally equal in length to the time period between distribution dates, during which prepayments and other unscheduled collections on the mortgage loans in the related trust fund must be received in order to be distributed on a particular distribution date;

     o the principal balance or notional amount, as the case may be, of each class of certificates (including any class of certificates not offered hereby) at the close of business on that distribution date, separately identifying any reduction in that principal balance or notional amount due to the allocation of any losses in respect of the related mortgage assets, any increase in that principal balance or notional amount due to the allocation of any negative amortization in respect of the related mortgage assets and any increase in the principal balance of a class of Accrual Certificates, if any, in the event that Accrued Certificate Interest has been added to that balance;

     o if the class of offered certificates has a variable pass-through interest rate or an adjustable pass-through interest rate, the pass-through interest rate applicable to that class for that distribution date and, if determinable, for the next succeeding distribution date;

     o the amount deposited in or withdrawn from any reserve fund on that distribution date, and the amount remaining on deposit in that reserve fund as of the close of business on that distribution date;

     o if the related trust fund includes one or more instruments of credit support, like a letter of credit, an insurance policy and/or a surety bond, the amount of coverage under that instrument as of the close of business on that distribution date; and

     o to the extent not otherwise reflected through the information furnished as described above, the amount of credit support being afforded by any classes of Subordinate Certificates.

     The prospectus supplement for each series of certificates may describe additional information to be included in reports to the holders of the offered certificates of that series.

     Within a reasonable period of time after the end of each calendar year, the master servicer or trustee for a series of certificates, as the case may be, will be required to furnish to each person who at any time during the calendar year was a holder of an offered certificate of that series a statement containing the information set forth in the first three categories described above, aggregated for that calendar year or the applicable portion of that year during which that person was a certificateholder. This obligation will be deemed to have been satisfied to the extent that substantially comparable information is provided pursuant to any requirements of the Internal Revenue Code of 1986, as amended (the "Code"), as are from time to time in force. See, however, "Description of the Certificates--Book-Entry Registration and Definitive Certificates" in this prospectus.

     If the trust fund for a series of certificates includes MBS, the ability of the related master servicer or trustee, as the case may be, to include in any Distribution Date Statement information regarding the mortgage loans underlying that MBS will depend on the reports received with respect to that MBS. In those cases, the related prospectus supplement will describe the loan-specific information to be included in the distribution date statements that will be forwarded to the holders of the offered certificates of that series in connection with distributions made to them.

VOTING RIGHTS

     The voting rights evidenced by each series of certificates will be allocated among the respective classes of that series in the manner described in the related prospectus supplement.

     Certificateholders will generally not have a right to vote, except with respect to required consents to certain amendments to the agreement pursuant to which the certificates are issued and as otherwise specified in the related prospectus supplement. See "Description of the Pooling Agreements--Amendment" in this prospectus. The holders of specified amounts of certificates of a particular series will have the right to act as a group to remove the related trustee and also upon the occurrence of certain events which if continuing would constitute an event of default on the part of the related master servicer. See "Description of the Pooling Agreements--Events of Default," and "--Resignation and Removal of the Trustee" in this prospectus.

TERMINATION

     The obligations created by the pooling and servicing or other agreement creating a series of certificates will terminate following:

     o the final payment or other liquidation of the last mortgage asset underlying the series or the disposition of all property acquired upon foreclosure of any mortgage loan underlying the series, and

     o the payment to the certificateholders of the series of all amounts required to be paid to them.

     Written notice of termination will be given to each certificateholder of the related series, and the final distribution will be made only upon presentation and surrender of the certificates of that series at the location to be specified in the notice of termination.

     If so specified in the related prospectus supplement, a series of certificates may be subject to optional early termination through the repurchase of the mortgage assets in the related trust fund by the party or parties specified in the prospectus supplement, in the manner set forth in the prospectus supplement. If so provided in the related prospectus supplement, upon the reduction of the principal balance of a specified class or classes of certificates by a specified percentage or amount, a party designated in the prospectus supplement may be authorized or required to bid for or solicit bids for the purchase of all the mortgage assets of the related trust fund, or of a sufficient portion of those mortgage assets to retire those class or classes, in the manner set forth in the prospectus supplement.

BOOK-ENTRY REGISTRATION AND DEFINITIVE CERTIFICATES

     If so provided in the prospectus supplement for a series of certificates, one or more classes of the offered certificates of that series will be offered in book-entry format through the facilities of The Depository Trust Company, and that class will be represented by one or more global certificates registered in the name of DTC or its nominee.

     DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking corporation" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations ("Participants") and facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. "Direct Participants", which maintain accounts with DTC, include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system also is available to others like banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants").

     Purchases of Book-Entry Certificates under the DTC system must be made by or through Direct Participants, which will receive a credit for the Book-Entry Certificates on DTC's records.

The ownership interest of each actual purchaser of a Book-Entry Certificate (a "Certificate Owner") is in turn to be recorded on the Direct and Indirect Participants' records. Certificate Owners will not receive written confirmation from DTC of their purchases, but Certificate Owners are expected to receive written confirmations providing details of those transactions, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which each Certificate Owner entered into the transaction. Transfers of ownership interest in the Book-Entry Certificates are to be accomplished by entries made on the books of Participants acting on behalf of Certificate Owners. Certificate Owners will not receive certificates representing their ownership interests in the Book-Entry Certificates, except in the event that use of the book-entry system for the Book-Entry Certificates of any series is discontinued as described below.

     DTC has no knowledge of the actual Certificate Owners of the Book-Entry Certificates; DTC's records reflect only the identity of the Direct Participants to whose accounts those certificates are credited, which may or may not be the Certificate Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

     Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Certificate Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Distributions on the Book-Entry Certificates will be made to DTC. DTC's practice is to credit Direct Participants' accounts on the related distribution date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on that date. Disbursement of those distributions by Participants to Certificate Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of that Participant (and not of DTC, the Depositor or any trustee or master servicer), subject to any statutory or regulatory requirements as may be in effect from time to time. Under a book-entry system, Certificate Owners may receive payments after the related distribution date.

     Unless otherwise provided in the related prospectus supplement, the only certificateholder of record will be the nominee of DTC, and the Certificate Owners will not be recognized as certificateholders under the agreement pursuant to which the certificates are issued. Certificate Owners will be permitted to exercise the rights of certificateholders under that agreement only indirectly through the Participants who in turn will exercise their rights through DTC. The Depositor is informed that DTC will take action permitted to be taken by a certificateholder under that agreement only at the direction of one or more Participants to whose account with DTC interests in the Book-Entry Certificates are credited.

     Because DTC can act only on behalf of Participants, who in turn act on behalf of Indirect Participants and certain Certificate Owners, the ability of a Certificate Owner to pledge its interest in Book-Entry Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of its interest in Book-Entry Certificates, may be limited due to the lack of a physical certificate evidencing that interest.

     Unless otherwise specified in the related prospectus supplement, certificates initially issued in book-entry form will be issued as Definitive Certificates to Certificate Owners or their nominees, rather than to DTC or its nominee, only if

     o the Depositor advises the trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to those certificates and the Depositor is unable to locate a qualified successor or

     o the Depositor, at its option, elects to terminate the book-entry system through DTC with respect to those certificates.

     Upon the occurrence of either of the events described above, DTC will be required to notify all Participants of the availability through DTC of Definitive Certificates. Upon surrender by DTC of the certificate or certificates representing a class of Book-Entry Certificates, together with instructions for registration, the trustee for the related series or other designated party will be required to issue to the Certificate Owners identified in those instructions the Definitive Certificates to which they are entitled, and thereafter the holders of those Definitive Certificates will be recognized as certificateholders of record under the related agreement pursuant to which the certificates are issued.


                     DESCRIPTION OF THE POOLING AGREEMENTS

GENERAL

     The certificates of each series will be issued pursuant to a pooling and servicing agreement or other agreement specified in the related prospectus supplement (in either case, a "Pooling Agreement"). In general, the parties to a Pooling Agreement will include the Depositor, a trustee, a master servicer and, in some cases, a special servicer appointed as of the date of the Pooling Agreement. However, a Pooling Agreement may include a Mortgage Asset Seller as a party, and a Pooling Agreement that relates to a trust fund that consists solely of MBS may not include a master servicer or other servicer as a party. All parties to each Pooling Agreement under which certificates of a series are issued will be identified in the related prospectus supplement. If so specified in the related prospectus supplement, an affiliate of the Depositor, or the Mortgage Asset Seller or an affiliate of the Mortgage Asset Seller, may perform the functions of master servicer or special servicer. Any party to a Pooling Agreement may own certificates.

     A form of a Pooling Agreement has been filed as an exhibit to the Registration Statement of which this prospectus is a part. However, the provisions of each Pooling Agreement will vary depending upon the nature of the certificates to be issued and the nature of the related trust fund. The following summaries describe certain provisions that may appear in a Pooling Agreement under which certificates that evidence interests in mortgage loans will be issued. The prospectus supplement for a series of certificates will describe any provision of the related Pooling Agreement that materially differs from the description contained in this prospectus and, if the related trust fund includes MBS, will summarize all of the material provisions of the related Pooling Agreement. The summaries in this prospectus do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Pooling Agreement for each series of certificates and the description of those provisions in the related prospectus supplement. We will provide a copy of the Pooling Agreement (without exhibits) that relates to any series of certificates without charge upon written request of a holder of a certificate of that series addressed to J.P. Morgan Chase Commercial Mortgage Securities Corp., 270 Park Avenue, New York, New York 10017, Attention: President.

ASSIGNMENT OF MORTGAGE LOANS; REPURCHASES

     At the time of issuance of any series of certificates, we will assign (or cause to be assigned) to the designated trustee the mortgage loans to be included in the related trust fund. The trustee will, concurrently with the assignment, deliver the certificates to or at the direction of the Depositor in exchange for the mortgage loans and the other assets to be included in the trust fund for that series. Each mortgage loan will be identified in a schedule. That schedule generally will include detailed information that pertains to each mortgage loan included in the related trust fund, which information will typically include the address of the related Mortgaged Property and type of that property; the mortgage interest rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap information; the original and remaining term to maturity; the original amortization term; and the original and outstanding principal balance.

     With respect to each mortgage loan to be included in a trust fund, we will deliver (or cause to be delivered) to the related trustee (or to a custodian appointed by the trustee) certain loan documents which, unless otherwise specified in the related prospectus supplement, will include the original Mortgage Note endorsed, without recourse, to the order of the trustee, the original Mortgage, or a certified copy, in each case with evidence of recording indicated on it and an assignment of the Mortgage to the trustee in recordable form. Unless otherwise provided in the prospectus supplement for a series of certificates, the related Pooling Agreement will require us or another party to the agreement to promptly cause each assignment of Mortgage to be recorded in the appropriate public office for real property records.

     The trustee (or a custodian appointed by the trustee) for a series of certificates will be required to review the mortgage loan documents delivered to it within a specified period of days after receipt of the mortgage loan documents, and the trustee (or that custodian) will hold those documents in trust for the benefit of the certificateholders of that series. Unless otherwise specified in the related prospectus supplement, if that document is found to be missing or defective, and that omission or defect, as the case may be, materially and adversely affects the interests of the certificateholders of the related series, the trustee (or that custodian) will be required to notify the master servicer and the Depositor, and one of those persons will be required to notify the relevant Mortgage Asset Seller. In that case, and if the Mortgage Asset Seller cannot deliver the document or cure the defect within a specified number of days after receipt of that notice, then, except as otherwise specified below or in the related prospectus supplement, the Mortgage Asset Seller will be obligated to repurchase the related mortgage loan from the trustee at a price that will be specified in the related prospectus supplement. If so provided in the prospectus supplement for a series of certificates, a Mortgage Asset Seller, in lieu of repurchasing a mortgage loan as to which there is missing or defective loan documentation, will have the option, exercisable upon certain conditions and/or within a specified period after initial issuance of that series of certificates, to replace those mortgage loans with one or more other mortgage loans, in accordance with standards that will be described in the prospectus supplement. Unless otherwise specified in the related prospectus supplement, this repurchase or substitution obligation will constitute the sole remedy to holders of the certificates of any series or to the related trustee on their behalf for missing or defective loan documentation and neither the Depositor nor, unless it is the Mortgage Asset Seller, the master servicer will be obligated to purchase or replace a mortgage loan if a Mortgage Asset Seller defaults on its obligation to do so. Notwithstanding the foregoing, if a document has not been delivered to the related trustee (or to a custodian appointed by the trustee) because that document has been submitted for recording, and neither that document nor a certified copy, in either case with evidence of recording on it, can be obtained because of delays on the part of the applicable recording office, then, unless otherwise specified in the related prospectus supplement, the Mortgage Asset Seller will not be required to repurchase or replace the affected mortgage loan on the basis of that missing document so long as it continues in good faith to attempt to obtain that document or that certified copy.

REPRESENTATIONS AND WARRANTIES; REPURCHASES

     Unless otherwise provided in the prospectus supplement for a series of certificates, the Depositor will, with respect to each mortgage loan in the related trust fund, make or assign, or cause to be made or assigned, certain representations and warranties (the person making those representations and warranties, the "Warranting Party") covering, by way of example:

     o the accuracy of the information set forth for that mortgage loan on the schedule of mortgage loans delivered upon initial issuance of the certificates;

     o the enforceability of the related Mortgage Note and Mortgage and the existence of title insurance insuring the lien priority of the related Mortgage;

     o the Warranting Party's title to the mortgage loan and the authority of the Warranting Party to sell the mortgage loan; and

     o  the payment status of the mortgage loan.

     It is expected that in most cases the Warranting Party will be the Mortgage Asset Seller; however, the Warranting Party may also be an affiliate of the Mortgage Asset Seller, the

Depositor or an affiliate of the Depositor, the master servicer, a special servicer or another person acceptable to the Depositor. The Warranting Party, if other than the Mortgage Asset Seller, will be identified in the related prospectus supplement.

     Unless otherwise provided in the related prospectus supplement, each Pooling Agreement will provide that the master servicer and/or trustee will be required to notify promptly any Warranting Party of any breach of any representation or warranty made by it in respect of a mortgage loan that materially and adversely affects the interests of the certificateholders of the related series. If that Warranting Party cannot cure that breach within a specified period following the date on which it was notified of the breach, then, unless otherwise provided in the related prospectus supplement, it will be obligated to repurchase that mortgage loan from the trustee at a price that will be specified in the related prospectus supplement. If so provided in the prospectus supplement for a series of certificates, a Warranting Party, in lieu of repurchasing a mortgage loan as to which a breach has occurred, will have the option, exercisable upon certain conditions and/or within a specified period after initial issuance of that series of certificates, to replace that mortgage loan with one or more other mortgage loans, in accordance with standards that will be described in the prospectus supplement. Unless otherwise specified in the related prospectus supplement, this repurchase or substitution obligation will constitute the sole remedy available to holders of the certificates of any series or to the related trustee on their behalf for a breach of representation and warranty by a Warranting Party and neither the Depositor nor the master servicer, in either case unless it is the Warranting Party, will be obligated to purchase or replace a mortgage loan if a Warranting Party defaults on its obligation to do so.

     In some cases, representations and warranties will have been made in respect of a mortgage loan as of a date prior to the date upon which the related series of certificates is issued, and thus may not address events that may occur following the date as of which they were made. However, we will not include any mortgage loan in the trust fund for any series of certificates if anything has come to our attention that would cause us to believe that the representations and warranties made in respect of that mortgage loan will not be accurate in all material respects as of the date of issuance. The date as of which the representations and warranties regarding the mortgage loans in any trust fund were made will be specified in the related prospectus supplement.


COLLECTION AND OTHER SERVICING PROCEDURES

     The master servicer for any trust fund, directly or through sub-servicers, will be required to make reasonable efforts to collect all scheduled payments under the mortgage loans in that trust fund, and will be required to follow the same collection procedures as it would follow with respect to mortgage loans that are comparable to the mortgage loans in that trust fund and held for its own account, provided those procedures are consistent with:

     1. the terms of the related Pooling Agreement and any related instrument of credit support included in that trust fund,

     2. applicable law, and

     3. the servicing standard specified in the related Pooling Agreement and prospectus supplement (the "Servicing Standard").

     The master servicer for any trust fund, directly or through sub-servicers, will also be required to perform as to the mortgage loans in that trust fund various other customary functions of a servicer of comparable loans, including maintaining escrow or impound accounts, if required under the related Pooling Agreement, for payment of taxes, insurance premiums, ground rents and similar items, or otherwise monitoring the timely payment of those items; attempting to collect delinquent payments; supervising foreclosures; negotiating modifications; conducting property inspections on a periodic or other basis; managing (or overseeing the management of) Mortgaged Properties acquired on behalf of that trust fund through foreclosure, deed-in-lieu of foreclosure or otherwise (each, an "REO Property"); and maintaining servicing records relating to those mortgage loans. Unless otherwise specified in the related prospectus supplement, the master servicer will be responsible for filing and settling claims in respect of particular mortgage loans under any applicable instrument of credit support. See "Description of Credit Support" in this prospectus.

SUB-SERVICERS

     A master servicer may delegate its servicing obligations in respect of the mortgage loans serviced thereby to one or more third-party servicers; provided that, unless otherwise specified in the related prospectus supplement, the master servicer will remain obligated under the related Pooling Agreement. A sub-servicer for any series of certificates may be an affiliate of the Depositor or master servicer. Unless otherwise provided in the related prospectus supplement, each sub-servicing agreement between a master servicer and a sub-servicer (a "Sub-Servicing Agreement") will provide that, if for any reason the master servicer is no longer acting in that capacity, the trustee or any successor master servicer may assume the master servicer's rights and obligations under that Sub-Servicing Agreement. A master servicer will be required to monitor the performance of sub-servicers retained by it and will have the right to remove a sub-servicer retained by it at any time it considers removal to be in the best interests of certificateholders.

     Unless otherwise provided in the related prospectus supplement, a master servicer will be solely liable for all fees owed by it to any sub-servicer, irrespective of whether the master servicer's compensation pursuant to the related Pooling Agreement is sufficient to pay those fees. Each sub-servicer will be reimbursed by the master servicer that retained it for certain expenditures which it makes, generally to the same extent the master servicer would be reimbursed under a Pooling Agreement. See "--Certificate Account" and "--Servicing Compensation and Payment of Expenses" in this prospectus.

SPECIAL SERVICERS

     To the extent so specified in the related prospectus supplement, one or more special servicers may be a party to the related Pooling Agreement or may be appointed by the master servicer or another specified party. A special servicer for any series of certificates may be an affiliate of the Depositor or the master servicer. A special servicer may be entitled to any of the rights, and subject to any of the obligations, described in this prospectus in respect of a master servicer. The related prospectus supplement will describe the rights, obligations and compensation of any special servicer for a particular series of certificates. The master servicer will not be liable for the performance of a special servicer.

CERTIFICATE ACCOUNT

     General. The master servicer, the trustee and/or a special servicer will, as to each trust fund that includes mortgage loans, establish and maintain or cause to be established and maintained one or more separate accounts for the collection of payments on or in respect of those mortgage loans, which will be established so as to comply with the standards of each rating agency that has rated any one or more classes of certificates of the related series. A certificate account may be maintained as an interest-bearing or a non-interest-bearing account and the funds held in a certificate account may be invested pending each succeeding distribution date in United States government securities and other obligations that are acceptable to each rating agency that has rated any one or more classes of certificates of the related series ("Permitted Investments"). Unless otherwise provided in the related prospectus supplement, any interest or other income earned on funds in a certificate account will be paid to the related master servicer, trustee or any special servicer as additional compensation. A certificate account may be maintained with the related master servicer, special servicer or Mortgage Asset Seller or with a depository institution that is an affiliate of any of the foregoing or of the Depositor, provided that it complies with applicable rating agency standards. If permitted by the applicable rating agency or agencies and so specified in the related prospectus supplement, a certificate account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds representing payments on mortgage loans owned by the related master servicer or any special servicer or serviced by either on behalf of others.

     Deposits. Unless otherwise provided in the related Pooling Agreement and described in the related prospectus supplement, a master servicer, trustee or special servicer will be required to deposit or cause to be deposited in the certificate account for each trust fund that includes mortgage loans, within a certain period following receipt (in the case of collections on or in respect of the mortgage loans) or otherwise as provided in the related Pooling Agreement, the following payments and collections received or made by the master servicer, the trustee or any special servicer subsequent to the cut-off date (other than payments due on or before the cut-off date):

     1. all payments on account of principal, including principal prepayments, on the mortgage loans;

     2. all payments on account of interest on the mortgage loans, including any default interest collected, in each case net of any portion retained by the master servicer or any special servicer as its servicing compensation or as compensation to the trustee;

     3. all proceeds received under any hazard, title or other insurance policy that provides coverage with respect to a Mortgaged Property or the related mortgage loan or in connection with the full or partial condemnation of a Mortgaged Property (other than proceeds applied to the restoration of the property or released to the related borrower in accordance with the customary servicing practices of the master servicer (or, if applicable, a special servicer) and/or the terms and conditions of the related Mortgage) (collectively, "Insurance and Condemnation Proceeds") and all other amounts received and retained in connection with the liquidation of defaulted mortgage loans or property acquired by foreclosure or otherwise ("Liquidation Proceeds"), together with the net operating income (less reasonable reserves for future expenses) derived from the operation of any Mortgaged Properties acquired by the trust fund through foreclosure or otherwise;

     4. any amounts paid under any instrument or drawn from any fund that constitutes credit support for the related series of certificates as described under "Description of Credit Support" in this prospectus;

     5. any advances made as described under "Description of the Certificates--Advances in Respect of Delinquencies" in this prospectus;

     6. any amounts paid under any Cash Flow Agreement, as described under "Description of the Trust Funds--Cash Flow Agreements" in this prospectus;

     7. all proceeds of the purchase of any mortgage loan, or property acquired in respect of a mortgage loan, by the Depositor, any Mortgage Asset Seller or any other specified person as described under "--Assignment of Mortgage Loans; Repurchases" and "--Representations and Warranties; Repurchases" in this prospectus, all proceeds of the purchase of any defaulted mortgage loan as described under "--Realization Upon Defaulted Mortgage Loans" in this prospectus, and all proceeds of any mortgage asset purchased as described under "Description of the Certificates--Termination" in this prospectus (all of the foregoing, also "Liquidation Proceeds");

     8. any amounts paid by the master servicer to cover Prepayment Interest Shortfalls arising out of the prepayment of mortgage loans as described under "--Servicing Compensation and Payment of Expenses" in this prospectus;

    9. to the extent that this item does not constitute additional servicing compensation to the master servicer or a special servicer, any payments on account of modification or assumption fees, late payment charges, Prepayment Premiums or Equity Participations with respect to the mortgage loans;

    10. all payments required to be deposited in the certificate account with respect to any deductible clause in any blanket insurance policy described under "--Hazard Insurance Policies" in this prospectus;

    11. any amount required to be deposited by the master servicer or the trustee in connection with losses realized on investments for the benefit of the master servicer or the trustee, as the case may be, of funds held in the certificate account; and

    12. any other amounts required to be deposited in the certificate account as provided in the related Pooling Agreement and described in the related prospectus supplement.

     Withdrawals. Unless otherwise provided in the related Pooling Agreement and described in the related prospectus supplement, a master servicer, trustee or special servicer may make withdrawals from the certificate account for each trust fund that includes mortgage loans for any of the following purposes:

     1. to make distributions to the certificateholders on each distribution date;

     2. to pay the master servicer, the trustee or a special servicer any servicing fees not previously retained by them out of payments on the particular mortgage loans as to which those fees were earned;

     3. to reimburse the master servicer, a special servicer, the trustee or any other specified person for any unreimbursed amounts advanced by it as described under "Description of the Certificates--Advances in Respect of Delinquencies" in this prospectus, the reimbursement to be made out of amounts received that were identified and applied by the master servicer or a special servicer, as applicable, as late collections of interest on and principal of the particular mortgage loans with respect to which the advances were made or out of amounts drawn under any form of credit support with respect to those mortgage loans;

     4. to reimburse the master servicer, the trustee or a special servicer for unpaid servicing fees earned by it and certain unreimbursed servicing expenses incurred by it with respect to mortgage loans in the trust fund and properties acquired in respect of the mortgage loans, the reimbursement to be made out of amounts that represent Liquidation Proceeds and Insurance and Condemnation Proceeds collected on the particular mortgage loans and properties, and net income collected on the particular properties, with respect to which those fees were earned or those expenses were incurred or out of amounts drawn under any form of credit support with respect to those mortgage loans and properties;

     5. to reimburse the master servicer, a special servicer, the trustee or other specified person for any advances described in clause (3) above made by it and/or any servicing expenses referred to in clause (4) above incurred by it that, in the good faith judgment of the master servicer, special servicer, trustee or other specified person, as applicable, will not be recoverable from the amounts described in clauses (3) and (4), respectively, the reimbursement to be made from amounts collected on other mortgage loans in the same trust fund or, if so provided by the related Pooling Agreement and described in the related prospectus supplement, only from that portion of amounts collected on those other mortgage loans that is otherwise distributable on one or more classes of Subordinate Certificates of the related series;

     6. if described in the related prospectus supplement, to pay the master servicer, a special servicer, the trustee or any other specified person interest accrued on the advances described in clause (3) above made by it and the servicing expenses described in clause (4) above incurred by it while they remain outstanding and unreimbursed;

     7. if and as described in the related prospectus supplement, to pay for costs and expenses incurred by the trust fund for environmental site assessments performed with respect to Mortgaged Properties that constitute security for defaulted mortgage loans, and for any containment, clean-up or remediation of hazardous wastes and materials present on those Mortgaged Properties;

     8. to reimburse the master servicer, the special servicer, the Depositor, or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as described under "--Certain Matters Regarding the Master Servicer and the Depositor" in this prospectus;

     9. if described in the related prospectus supplement, to pay the fees of trustee;

    10. to reimburse the trustee or any of its directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as described under "--Certain Matters Regarding the Trustee" in this prospectus;

    11. if described in the related prospectus supplement, to pay the fees of any provider of credit support;

    12. if described in the related prospectus supplement, to reimburse prior draws on any form of credit support;

    13. to pay the master servicer, a special servicer or the trustee, as appropriate, interest and investment income earned in respect of amounts held in the certificate account as additional compensation;

    14. to pay (generally from related income) for costs incurred in connection with the operation, management and maintenance of any Mortgaged Property acquired by the trust fund by foreclosure or otherwise;

    15. if one or more elections have been made to treat the trust fund or designated portions of the trust fund as a REMIC, to pay any federal, state or local taxes imposed on the trust fund or its assets or transactions, as described under "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates" and "--Taxes That May Be Imposed on the REMIC Pool" in this prospectus;

    16. to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted mortgage loan or a property acquired in respect a defaulted mortgage loan in connection with the liquidation of that mortgage loan or property;

    17. to pay for the cost of various opinions of counsel obtained pursuant to the related Pooling Agreement for the benefit of certificateholders;

    18. to make any other withdrawals permitted by the related Pooling Agreement and described in the related prospectus supplement; and

    19. to clear and terminate the certificate account upon the termination of the trust fund.

MODIFICATIONS, WAIVERS AND AMENDMENTS OF MORTGAGE LOANS

     A master servicer or special servicer may agree to modify, waive or amend any term of any mortgage loan serviced by it in a manner consistent with the applicable Servicing Standard. For example, the related prospectus supplement may provide that a mortgage loan may be amended to extend the maturity date or change the interest rate.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

     A borrower's failure to make required mortgage loan payments may mean that operating income is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a borrower that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and insurance premiums and to otherwise maintain the related Mortgaged Property. In general, the master servicer or the special servicer, if any, for a series of certificates will be required to monitor any mortgage loan in the related trust fund that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related Mortgaged Property, initiate corrective action in cooperation with the borrower if cure is likely, inspect the related Mortgaged Property and take any other actions as are consistent with the Servicing Standard. A significant period of time may elapse before the servicer is able to assess the success of the corrective action or the need for additional initiatives.

     The time within which the servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose (or accept a deed to a Mortgaged Property in lieu of foreclosure) on behalf of the certificateholders may vary considerably depending on the particular mortgage loan, the Mortgaged Property, the borrower, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the Mortgaged Property is located. If a borrower files a bankruptcy petition, the master servicer may not be permitted to accelerate the maturity of the related mortgage loan or to foreclose on the related Mortgaged Property for a considerable period of time, and that mortgage loan may be restructured in the resulting bankruptcy proceedings. See "Certain Legal Aspects of Mortgage Loans" in this prospectus.

     The related prospectus supplement will describe the remedies available to a servicer in connection with a default on a mortgage loan. Such remedies include instituting foreclosure proceedings, exercising any power of sale contained in mortgage, obtaining a deed in lieu of foreclosure or otherwise acquire title to the related Mortgaged Property, by operation of law or otherwise.

HAZARD INSURANCE POLICIES

     Unless otherwise specified in the related prospectus supplement, each Pooling Agreement will require the master servicer to cause each mortgage loan borrower to maintain a hazard insurance policy that provides for the coverage required under the related Mortgage or, if the Mortgage permits the mortgagee to dictate to the borrower the insurance coverage to be maintained on the related Mortgaged Property, the coverage consistent with the requirements of the Servicing Standard. Unless otherwise specified in the related prospectus supplement, the coverage generally will be in an amount equal to the lesser of the principal balance owing on that mortgage loan and the replacement cost of the related Mortgaged Property. The ability of a master servicer to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information concerning covered losses is furnished by borrowers. All amounts collected by a master servicer under that policy (except for amounts to be applied to the restoration or repair of the Mortgaged Property or released to the borrower in accordance with the master servicer's normal servicing procedures and/or to the terms and conditions of the related Mortgage and Mortgage Note) will be deposited in the related certificate account. The Pooling Agreement may provide that the master servicer may satisfy its obligation to cause each borrower to maintain a hazard insurance policy by maintaining a blanket policy insuring against hazard losses on all of the mortgage loans in a trust fund. If the blanket policy contains a deductible clause, the master servicer will be required, in the event of a casualty covered by the blanket policy, to deposit in the related certificate account all sums that would have been deposited in that certificate account but for that deductible clause.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies covering the Mortgaged Properties will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, most policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and certain other kinds of risks. Accordingly, a Mortgaged Property may not be insured for losses arising from that cause unless the related Mortgage specifically requires, or permits the mortgagee to require, that coverage.

     The hazard insurance policies covering the Mortgaged Properties will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, those clauses generally provide that the insurer's liability in the event of partial loss does not exceed the lesser of
(1) the replacement cost of the improvements less physical depreciation and (2) that proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of those improvements.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Certain of the mortgage loans may contain a due-on-sale clause that entitles the lender to accelerate payment of the mortgage loan upon any sale or other transfer of the related Mortgaged Property made without the lender's consent. Certain of the mortgage loans may also contain a due-on-encumbrance clause that entitles the lender to accelerate the maturity of the mortgage loan upon the creation of any other lien or encumbrance upon the Mortgaged Property. Unless otherwise provided in the related prospectus supplement, the master servicer will determine whether to exercise any right the trustee may have under that provision in a manner consistent with the Servicing Standard. Unless otherwise specified in the related prospectus supplement, the master servicer will be entitled to retain as additional servicing compensation any fee collected in connection with the permitted transfer of a Mortgaged Property. See "Certain Legal Aspects of Mortgage Loans--Due-on-Sale and Due-on-Encumbrance" in this prospectus.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     Unless otherwise specified in the related prospectus supplement, a master servicer's primary servicing compensation with respect to a series of certificates will come from the periodic payment to it of a specified portion of the interest payments on each mortgage loan in the related trust fund. Because that compensation is generally based on a percentage of the principal balance of each mortgage loan outstanding from time to time, it will decrease in accordance with the amortization of the mortgage loans. The prospectus supplement with respect to a series of certificates may provide that, as additional compensation, the master servicer may retain all or a portion of late payment charges, Prepayment Premiums, modification fees and other fees collected from borrowers and any interest or other income that may be earned on funds held in the certificate account. Any sub-servicer will receive a portion of the master servicer's compensation as its sub-servicing compensation.

     In addition to amounts payable to any sub-servicer, a master servicer may be required, to the extent provided in the related prospectus supplement, to pay from amounts that represent its servicing compensation certain expenses incurred in connection with the administration of the related trust fund, including, without limitation, payment of the fees and disbursements of independent accountants and payment of expenses incurred in connection with distributions and reports to certificateholders. Certain other expenses, including certain expenses related to mortgage loan defaults and liquidations and, to the extent so provided in the related prospectus supplement, interest on those expenses at the rate specified in the prospectus supplement, and the fees of any special servicer, may be required to be borne by the trust fund.

     If provided in the related prospectus supplement, a master servicer may be required to apply a portion of the servicing compensation otherwise payable to it in respect of any period to Prepayment Interest Shortfalls. See "Yield and Maturity Considerations--Certain Shortfalls in Collections of Interest" in this prospectus.

EVIDENCE AS TO COMPLIANCE

     Unless otherwise provided in the related prospectus supplement, each Pooling Agreement will require, on or before a specified date in each year, the master servicer to cause a firm of independent public accountants to furnish to the trustee a statement to the effect that, on the basis of the examination by that firm conducted substantially in compliance with either the Uniform Single Audit Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC, the servicing by or on behalf of the master servicer of mortgage loans under pooling and servicing agreements substantially similar to each other (which may include that Pooling Agreement) was conducted through the preceding calendar year or other specified twelve month period in compliance with the terms of those agreements except for any significant exceptions or errors in records that, in the opinion of the firm, either the Audit Program for Mortgages serviced for FHLMC, or paragraph 4 of the Uniform Single Audit Program for Mortgage Bankers, requires it to report.

     Each Pooling Agreement will also require, on or before a specified date in each year, the master servicer to furnish to the trustee a statement signed by one or more officers of the master servicer to the effect that the master servicer has fulfilled its material obligations under that Pooling Agreement throughout the preceding calendar year or other specified twelve month period.

CERTAIN MATTERS REGARDING THE MASTER SERVICER AND THE DEPOSITOR

     The related prospectus supplement will describe certain protections afforded to a servicer under the related Pooling Agreement. For example, the Pooling Agreement may permit the servicer to resign from its obligations under the Pooling Agreement provided certain conditions are met. In addition, the Pooling Agreement may provide that none of the master servicer, the Depositor or any director, officer, employee or agent of either of them will be under any liability to the related trust fund or certificateholders for any action taken, or not taken, in good faith pursuant to the Pooling Agreement or for errors in judgment. The Pooling Agreement may also provide that the master servicer, the Depositor and any director, officer, employee or agent of either of them will be entitled to indemnification by the related trust fund against any loss, liability or expense incurred in connection with any legal action that relates to the Pooling Agreement or the related series of certificates. In addition, the Pooling Agreement may provide that none of the servicer, special servicer or the depositor will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its responsibilities under the Pooling Agreement.

EVENTS OF DEFAULT

     Each prospectus supplement will describe the events which will trigger a default (each an "Event of Default"). For example, the related prospectus supplement may provide that a default will occur if a servicer fails to make remittance as required under the Pooling Agreement, if a special servicer fails to make the required deposit, or if either the servicer or special servicer materially fails to perform any of its obligations contained in the related Pooling Agreement.

     The related prospectus supplement will describe the remedies available if an Event of Default occurs with respect to the master servicer under a Pooling Agreement, which remedies may include the termination of all of the rights and obligations of the master servicer as master servicer under the Pooling Agreement.

AMENDMENT

     Unless otherwise specified in the related prospectus supplement, each Pooling Agreement may be amended, without the consent of any of the holders of the related series of certificates

     1. to cure any ambiguity,

     2. to correct a defective provision in the Pooling Agreement or to correct, modify or supplement any of its provisions that may be inconsistent with any other of its provisions,

     3. to add any other provisions with respect to matters or questions arising under the Pooling Agreement that are not inconsistent with its provisions,

     4. to comply with any requirements imposed by the Code, or

     5. for any other purpose specified in the related prospectus supplement;

provided that the amendment (other than an amendment for the specific purpose referred to in clause (4) above) may not (as evidenced by an opinion of counsel to an effect satisfactory to the trustee) adversely affect in any material respect the interests of any holder; and provided further that the amendment (other than an amendment for one of the specific purposes referred to in clauses (1) through (4) above) must be acceptable to each applicable rating agency.

     Unless otherwise specified in the related prospectus supplement, each Pooling Agreement may also be amended, with the consent of the holders of the related series of certificates entitled to not less than 51% (or other percentage specified in the related prospectus supplement) of the voting rights for that series allocated to the affected classes, for any purpose. However, unless otherwise specified in the related prospectus supplement, that amendment may not:

     1. reduce in any manner the amount of, or delay the timing of, payments received or advanced on mortgage loans that are required to be distributed in respect of any certificate without the consent of the holder of that certificate,

     2. adversely affect in any material respect the interests of the holders of any class of certificates, in a manner other than as described in clause
        (1), without the consent of the holders of all certificates of that class, or

     3. modify the amendment provisions of the Pooling Agreement described in this paragraph without the consent of the holders of all certificates of the related series.

     Unless otherwise specified in the related prospectus supplement, the trustee will be prohibited from consenting to any amendment of a Pooling Agreement pursuant to which one or more REMIC elections are to be or have been made unless the trustee shall first have received an opinion of counsel to the effect that the amendment will not result in the imposition of a tax on the related trust fund or cause the related trust fund, or the designated portion, to fail to qualify as a REMIC at any time that the related certificates are outstanding.

LIST OF CERTIFICATEHOLDERS

     Unless otherwise specified in the related prospectus supplement, upon written request of three or more certificateholders of record made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the related Pooling Agreement, the trustee or other specified person will afford those certificateholders access during normal business hours to the most recent list of certificateholders of that series held by that person. If that list is of a date more than 90 days prior to the date of receipt of that certificateholder's request, then that person, if not the registrar for that series of certificates, will be required to request from that registrar a current list and to afford those requesting certificateholders access thereto promptly upon receipt.


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

THE TRUSTEE

     The trustee under each Pooling Agreement will be named in the related prospectus supplement. The commercial bank, national banking association, banking corporation or trust company that serves as trustee may have typical banking relationships with the Depositor and its affiliates and with any master servicer or special servicer and its affiliates.

DUTIES OF THE TRUSTEE

     The trustee for each series of certificates will make no representation as to the validity or sufficiency of the related Pooling Agreement, the certificates or any underlying mortgage loan or related document and will not be accountable for the use or application by or on behalf of the master servicer for that series of any funds paid to the master servicer or any special servicer in respect of the certificates or the underlying mortgage loans, or any funds deposited into or withdrawn from the certificate account or any other account for that series by or on behalf of the master servicer or any special servicer. If no Event of Default has occurred and is continuing, the trustee for each series of certificates will be required to perform only those duties specifically required under the related Pooling Agreement. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it pursuant to the related Pooling Agreement, a trustee will be required to examine those documents and to determine whether they conform to the requirements of that agreement.

CERTAIN MATTERS REGARDING THE TRUSTEE

     As described in the related prospectus supplement, the fees and normal disbursements of any trustee may be the expense of the related master servicer or other specified person or may be required to be borne by the related trust fund.

     Unless otherwise specified in the related prospectus supplement, the trustee for each series of certificates will be entitled to indemnification, from amounts held in the certificate account for that series, for any loss, liability or expense incurred by the trustee in connection with the trustee's acceptance or administration of its trusts under the related Pooling Agreement. However, the indemnification will not extend to any loss, liability or expense that constitutes a specific liability imposed on the trustee pursuant to the related Pooling Agreement, or to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence on the part of the trustee in the performance of its obligations and duties under the Pooling Agreement, or by reason of its reckless disregard of those obligations or duties, or as may arise from a breach of any representation, warranty or covenant of the trustee made in the Pooling Agreement.

     Unless otherwise specified in the related prospectus supplement, the trustee for each series of certificates will be entitled to execute any of its trusts or powers under the related Pooling Agreement or perform any of its duties under that Pooling Agreement either directly or by or through agents or attorneys, and the trustee will not be relieved of any of its duties or obligations by virtue of the appointment of any agents or attorneys.

RESIGNATION AND REMOVAL OF THE TRUSTEE

     A trustee will be permitted at any time to resign from its obligations and duties under the related Pooling Agreement by giving written notice to the Depositor, the servicer, the special servicer and to all certificateholders. Upon receiving this notice of resignation, the Depositor, or other person as may be specified in the related prospectus supplement, will be required to use its best efforts to promptly appoint a successor trustee. If no successor trustee shall have accepted an appointment within a specified period after the giving of notice of resignation, the resigning trustee may petition any court of competent jurisdiction to appoint a successor trustee.

     If at any time a trustee ceases to be eligible to continue as trustee under the related Pooling Agreement, or if at any time the trustee becomes incapable of acting, or if certain events of, or proceedings in respect of, bankruptcy or insolvency occur with respect to the trustee, the Depositor will be authorized to remove the trustee and appoint a successor trustee. In addition, holders of the certificates of any series entitled to at least 51% (or other percentage specified in the related prospectus supplement) of the voting rights for that series may at any time, with or without cause, remove the trustee under the related Pooling Agreement and appoint a successor trustee.

     Any resignation or removal of a trustee and appointment of a successor trustee will not become effective until acceptance of appointment by the successor trustee.







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

                         DESCRIPTION OF CREDIT SUPPORT

GENERAL

     Credit support may be provided with respect to one or more classes of the certificates of any series, or with respect to the related mortgage assets. Credit support may be in the form of letters of credit, overcollateralization, the subordination of one or more classes of certificates, insurance policies, surety bonds, guarantees or reserve funds, or any combination of the foregoing. If so provided in the related prospectus supplement, any form of credit support may provide credit enhancement for more than one series of certificates to the extent described in that prospectus supplement.

     Unless otherwise provided in the related prospectus supplement for a series of certificates, the credit support will not provide protection against all risks of loss and will not guarantee payment to certificateholders of all amounts to which they are entitled under the related Pooling Agreement. If losses or shortfalls occur that exceed the amount covered by the related credit support or that are not covered by that credit support, certificateholders will bear their allocable share of deficiencies. Moreover, if a form of credit support covers more than one series of certificates, holders of certificates of one series will be subject to the risk that the credit support will be exhausted by the claims of the holders of certificates of one or more other series before the former receive their intended share of that coverage.

     If credit support is provided with respect to one or more classes of certificates of a series, or with respect to the related mortgage assets, the related prospectus supplement will include a description of

     o  the nature and amount of coverage under the credit support,

     o any conditions to payment under the credit support not otherwise described in this prospectus,

     o any conditions under which the amount of coverage under the credit support may be reduced and under which that credit support may be terminated or replaced and

     o  the material provisions relating to the credit support.

     Additionally, the related prospectus supplement will set forth certain information with respect to the obligor under any instrument of credit support, including

     o  a brief description of its principal business activities;

     o its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business,

     o if applicable, the identity of regulatory agencies that exercise primary jurisdiction over the conduct of its business and

     o its total assets, and its stockholders' equity or policyholders' surplus, if applicable, as of a date that will be specified in the prospectus supplement. See "Risk Factors--Credit Support May Not Cover Losses" in this prospectus.

SUBORDINATE CERTIFICATES

     If so specified in the related prospectus supplement, one or more classes of certificates of a series may be Subordinate Certificates. To the extent specified in the related prospectus supplement, the rights of the holders of Subordinate Certificates to receive distributions from the certificate account on any distribution date will be subordinated to the corresponding rights of the holders of Senior Certificates. If so provided in the related prospectus supplement, the subordination of a class may apply only in the event of (or may be limited to) certain types of losses or shortfalls. The related prospectus supplement will set forth information concerning the method and amount of subordination provided by a class or classes of Subordinate Certificates in a series and the circumstances under which that subordination will be available.

CROSS-SUPPORT PROVISIONS

     If the mortgage assets in any trust fund are divided into separate groups, each supporting a separate class or classes of certificates of the related series, credit support may be provided by cross-support provisions requiring that distributions be made on Senior Certificates evidencing interests in one group of mortgage assets prior to distributions on Subordinate Certificates evidencing interests in a different group of mortgage assets within the trust fund. The prospectus supplement for a series that includes a cross-support provision will describe the manner and conditions for applying those provisions.

INSURANCE OR GUARANTEES WITH RESPECT TO MORTGAGE LOANS

     If so provided in the prospectus supplement for a series of certificates, mortgage loans included in the related trust fund will be covered for certain default risks by insurance policies or guarantees. To the extent deemed by the Depositor to be material, a copy of that instrument will accompany the Current Report on Form 8-K to be filed with the SEC within 15 days of issuance of the certificates of the related series.

LETTER OF CREDIT

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on those certificates or certain classes of those certificates will be covered by one or more letters of credit, issued by a bank or financial institution specified in the prospectus supplement (the "L/C Bank"). Under a letter of credit, the L/C Bank will be obligated to honor draws under a letter of credit in an aggregate fixed dollar amount, net of unreimbursed payments, generally equal to a percentage specified in the related prospectus supplement of the aggregate principal balance of the mortgage assets on the related cut-off date or of the initial aggregate principal balance of one or more classes of certificates. If so specified in the related prospectus supplement, the letter of credit may permit draws only in the event of certain types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments under the letter of credit and may otherwise be reduced as described in the related prospectus supplement. The obligations of the L/C Bank under the letter of credit for each series of certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the trust fund. A copy of that letter of credit will accompany the Current Report on Form 8-K to be filed with the SEC within 15 days of issuance of the certificates of the related series.

CERTIFICATE INSURANCE AND SURETY BONDS

     If so provided in the prospectus supplement for a series of certificates, insurance policies and/or surety bonds provided by one or more insurance companies or sureties of the insurance companies will cover deficiencies in amounts otherwise payable on those certificates or certain classes. Those instruments may cover, with respect to one or more classes of certificates of the related series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. The related prospectus supplement will describe any limitations on the draws that may be made under that instrument. A copy of that instrument will accompany the Current Report on Form 8-K to be filed with the SEC within 15 days of issuance of the certificates of the related series.

RESERVE FUNDS

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on those certificates or certain classes of those certificates will be covered, to the extent of available funds, by one or more reserve funds in which cash, a letter of credit, short-term debt obligations, a demand note or a combination of those features will be deposited, in the amounts specified in the prospectus supplement. If so specified in the related prospectus supplement, the reserve fund for a series may also be funded over time by a specified amount of the collections received on the related mortgage assets.

     Amounts on deposit in any reserve fund for a series, together with the reinvestment income on those amounts, if any, will be applied for the purposes, in the manner, specified in the related prospectus supplement. If so specified in the related prospectus supplement, reserve funds may be established to provide protection only against certain types of losses and shortfalls. Following each distribution date, amounts in a reserve fund in excess of any amount required to be maintained in that reserve fund may be released from it under the conditions specified in the related prospectus supplement.

     If so specified in the related prospectus supplement, amounts deposited in any reserve fund will be invested in short-term debt obligations. Unless otherwise specified in the related prospectus supplement, any reinvestment income or other gain from those investments will be credited to the related reserve fund for that series, and any loss resulting from those investments will be charged to that reserve fund. However, that income may be payable to any related master servicer or another service provider as additional compensation for its services. The reserve fund, if any, for a series will not be a part of the trust fund unless otherwise specified in the related prospectus supplement.

CREDIT SUPPORT WITH RESPECT TO MBS

     If so provided in the prospectus supplement for a series of certificates, any MBS included in the related trust fund and/or the related underlying mortgage loans may be covered by one or more of the types of credit support described in this prospectus. The related prospectus supplement will specify, as to each form of credit support, the information indicated above with respect to the credit support for each series, to the extent that information is material and available.


                     CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS

     The following discussion contains general summaries of certain legal aspects of loans secured by commercial and multifamily residential properties. Because those legal aspects are governed by applicable state law, which laws may differ substantially, the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all states in which the security for the mortgage loans, or mortgage loans underlying any MBS, is situated. Accordingly, the summaries are qualified in their entirety by reference to the applicable laws of those states. See "Description of the Trust Funds--Mortgage Loans" in this prospectus.

GENERAL

     Each mortgage loan will be evidenced by a promissory note or bond and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related Mortgaged Property is located. Mortgages, deeds of trust and deeds to secure debt are in this prospectus collectively referred to as "mortgages." A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office. However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

TYPES OF MORTGAGE INSTRUMENTS

     There are two parties to a mortgage: a mortgagor who is the borrower and usually the owner of the subject property, and a mortgagee, who is the lender. In contrast, a deed of trust is a three-party instrument, among a trustor who is the equivalent of a borrower, a trustee to whom the real property is conveyed, and a beneficiary, who is the lender, for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related mortgage note. A deed to secure debt typically has two parties. The grantor (the borrower) conveys title to the real property to the grantee (the lender) generally with a power of sale, until the time the debt is repaid. In a case where the borrower is a land trust, there would be an additional party because a land trustee holds legal title to the property under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower executes a separate undertaking to make payments on the mortgage note. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws (including, without limitation, the Soldiers' and Sailors' Civil Relief Act of 1940) and, in some deed of trust transactions, the directions of the beneficiary.

LEASES AND RENTS

     Mortgages that encumber income-producing property often contain an assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived therefrom, while, unless rents are to be paid directly to the lender, retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

     In most states, hotel and motel room revenue are considered accounts receivable under the Uniform Commercial Code, also known as the UCC, in cases where hotels or motels constitute loan security, the borrower as additional security for the loan generally pledges the revenue. In general, the lender must file financing statements in order to perfect its security interest in the revenue and must file continuation statements, generally every five years, to maintain perfection of that security interest. Even if the lender's security interest in room revenue is perfected under the UCC, it may be required to commence a foreclosure action or otherwise take possession of the property in order to collect the room revenue following a default. See "--Bankruptcy Laws" below.

PERSONALTY

     In the case of certain types of mortgaged properties, for instance hotels, motels and nursing homes, personal property (to the extent owned by the borrower and not previously pledged) may constitute a significant portion of the property's value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest in that personal property, and must file continuation statements, generally every five years, to maintain that perfection.

FORECLOSURE

     General. Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the mortgage note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

     Foreclosure procedures vary from state to state. Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

     A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires several years to complete. Moreover, as discussed below, even a non-collusive, regularly conducted foreclosure sale may be challenged as a fraudulent conveyance, regardless of the parties' intent, if a court determines that the sale was for less than fair consideration and that the sale occurred while the borrower was insolvent and within a specified period prior to the borrower's filing for bankruptcy protection.

     Judicial Foreclosure. A judicial foreclosure proceeding is conducted in a court having jurisdiction over the Mortgaged Property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the Mortgaged Property, the proceeds of which are used to satisfy the judgment. Those sales are made in accordance with procedures that vary from state to state.

     Equitable Limitations on Enforceability of Certain Provisions. United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on those principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lenders and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a non-monetary default, such as a failure to adequately maintain the mortgaged property or an impermissible further encumbrance of the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

     Non-Judicial Foreclosure/Power of Sale. Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a non-judicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the mortgage and applicable state law. In some states, prior to that sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without regard to the acceleration of the indebtedness), plus the lender's


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expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

     Public Sale. A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the value of that property at the time of sale, due to, among other things, redemption rights which may exist and the possibility of physical deterioration of the property during the foreclosure proceedings. Potential buyers may be reluctant to purchase property at a foreclosure sale as a result of the 1980 decision of the United States Court of Appeals for the Fifth Circuit in Durrett v. Washington National Insurance Company and other decisions that have followed its reasoning. The court in Durrett held that even a non-collusive, regularly conducted foreclosure sale was a fraudulent transfer under the federal bankruptcy code, as amended from time to time (11 U.S.C.) (the "Bankruptcy Code") and, thus, could be rescinded in favor of the bankrupt's estate, if (1) the foreclosure sale was held while the debtor was insolvent and not more than one year prior to the filing of the bankruptcy petition and (2) the price paid for the foreclosed property did not represent "fair consideration," which is "reasonably equivalent value" under the Bankruptcy Code. Although the reasoning and result of Durrett in respect of the Bankruptcy Code was rejected by the United States Supreme Court in May 1994, the case could nonetheless be persuasive to a court applying a state fraudulent conveyance law which has provisions similar to those construed in Durrett. For these reasons, it is common for the lender to purchase the mortgaged property for an amount equal to the lesser of fair market value and the underlying debt and accrued and unpaid interest plus the expenses of foreclosure. Generally, state law controls the amount of foreclosure costs and expenses which may be recovered by a lender. Thereafter, subject to the mortgagor's right in some states to remain in possession during a redemption period, if applicable, the lender will become the owner of the property and have both the benefits and burdens of ownership of the mortgaged property. For example, the lender will have the obligation to pay debt service on any senior mortgages, to pay taxes, obtain casualty insurance and to make those repairs at its own expense as are necessary to render the property suitable for sale. Frequently, the lender employs a third party management company to manage and operate the property. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The costs of management and operation of those mortgaged properties which are hotels, motels or restaurants or nursing or convalescent homes or hospitals may be particularly significant because of the expertise, knowledge and, with respect to nursing or convalescent homes or hospitals, regulatory compliance, required to run those operations and the effect which foreclosure and a change in ownership may have on the public's and the industry's, including franchisors', perception of the quality of those operations. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the amount of the mortgage against the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Furthermore, a few states require that any environmental contamination at certain types of properties be cleaned up before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. See "--Environmental Risks" below. Generally state law controls the amount of foreclosure expenses and costs, including attorneys' fees, that may be recovered by a lender.

     The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause contained in a senior


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mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

     Rights of Redemption. The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their "equity of redemption." The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

     The equity of redemption is a common-law (non-statutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure.

     Anti-Deficiency Legislation. Some or all of the mortgage loans may be nonrecourse loans, as to which recourse in the case of default will be limited to the Mortgaged Property and those other assets, if any, that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower's other assets, a lender's ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting that security; however, in some of those states, the lender, following judgment on that personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders in those states where an election of remedy provision exists will usually proceed first against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.

     Leasehold Risks. Mortgage loans may be secured by a mortgage on the borrower's leasehold interest in a ground lease. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and contains certain other protective provisions typically included in a "mortgageable" ground lease.

     Cooperative Shares. Mortgage loans may be secured by a security interest on the borrower's ownership interest in shares, and the proprietary leases appurtenant thereto,


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allocable to cooperative dwelling units that may be vacant or occupied by non-owner tenants. Those loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. This kind of loan typically is subordinate to the mortgage, if any, on the Cooperative's building which, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the Cooperative. Further, transfer of shares in a Cooperative are subject to various regulations as well as to restrictions under the governing documents of the Cooperative, and the shares may be cancelled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the Cooperative provides, among other things, the lender with an opportunity to cure a default under a proprietary lease.

     Under the laws applicable in many states, "foreclosure" on Cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. A recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the Cooperative to receive sums due under the proprietary leases.

BANKRUPTCY LAWS

     The Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of the bankruptcy petition, and, usually, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences of a delay caused by an automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out a junior lien.

     Under the Bankruptcy Code, provided certain substantive and procedural safeguards for the lender are met, the amount and terms of a mortgage secured by property of the debtor may be modified. In addition under certain circumstances, the outstanding amount of the loan secured by the real property may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of the lender's security interest) pursuant to a confirmed plan or lien avoidance proceeding, thus leaving the lender a general unsecured creditor for the difference between the value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each scheduled payment, which reduction may result from a reduction in the rate of interest and/or the alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or an extension (or reduction) of the final maturity date. Some courts have approved bankruptcy plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years. Also, under federal bankruptcy law, a bankruptcy court may permit a debtor through its rehabilitative plan to de-accelerate a secured loan and to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the property had yet occurred) prior to the filing of the debtor's petition. If this is done the full amount due under the original loan may never repaid.

     The Bankruptcy Code has been amended to provide that a lender's perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition leases, rents and hotel revenues, unless a bankruptcy court orders to the contrary "based on the equities of the case." Thus, unless a court orders otherwise, revenues from a mortgaged property generated after the date the bankruptcy petition is filed will normally constitute "cash collateral" under the


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Bankruptcy Code. Debtors may only use cash collateral upon obtaining the lender's consent or a prior court order finding that the lender's interest in the mortgaged property and the cash collateral is "adequately protected" as the term is defined and interpreted under the Bankruptcy Code. It should be noted, however, that the court may find that the lender has no security interest in either pre-petition or post-petition revenues if the court finds that the loan documents do not contain language covering accounts, room rents, or other forms of personalty necessary for a security interest to attach to hotel revenues.

     Federal bankruptcy law provides generally that rights and obligation under an unexpired lease of the debtor/lessee may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely because of a provision in the lease to that effect or because of certain other similar events. This prohibition on so-called "ipso facto clauses" could limit the ability of the trustee to exercise certain contractual remedies with respect to the leases on any mortgaged property. In addition, Section 362 of the Bankruptcy Code operates as an automatic stay of, among other things, any act to obtain possession of property from a debtor's estate, which may delay a trustee's exercise of those remedies in the event that a lessee becomes the subject of a proceeding under the Bankruptcy Code. For example, a mortgagee would be stayed from enforcing an assignment of the lease by a borrower related to a mortgaged property if the related borrower was in a bankruptcy proceeding. The legal proceedings necessary to resolve the issues could be time-consuming and might result in significant delays in the receipt of the assigned rents. Similarly, the filing of a petition in bankruptcy by or on behalf of a lessee of a mortgaged property would result in a stay against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the related lease that occurred prior to the filing of the lessee's petition. Rents and other proceeds of a mortgage loan may also escape an assignment if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding.

     In addition, the Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court, (a) assume the lease and retain it or assign it to a third party or (b) reject the lease. If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor-in-possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with "adequate assurance" of future performance. However, these remedies may, in fact, be insufficient and the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant if the lease was assigned. If the lease is rejected, the rejection generally constitutes a breach of the executory contract or unexpired lease immediately before the date of filing the petition. As a consequence, the other party or parties to the lease, such as the borrower, as lessor under a lease, would have only an unsecured claim against the debtor for damages resulting from the breach, which could adversely affect the security for the related mortgage loan. In addition, pursuant to Section 502(b)(6) of the Bankruptcy Code, a lessor's damages for lease rejection in respect of future rent installments are limited to the rent reserved by the lease, without acceleration, for the greater of one year or 15 percent, not to exceed three years, of the remaining term of the lease.

     If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat the lease as terminated by the rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of the term and for any renewal or extension of the term that is enforceable by the lessee under applicable nonbankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after a rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and the related renewal or extension of the lease, any damages occurring after that date caused by the nonperformance of any obligation of the lessor under the lease after that date.

     In a bankruptcy or similar proceeding of a borrower, action may be taken seeking the recovery, as a preferential transfer or on other grounds, of any payments made by the borrower,


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or made directly by the related lessee, under the related mortgage loan to the trust fund. Payments on long-term debt may be protected from recovery as preferences if they are payments in the ordinary course of business made on debts incurred in the ordinary course of business. Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

     A trustee in bankruptcy, in some cases, may be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to the lender. In certain circumstances, a debtor in bankruptcy may have the power to grant liens senior to the lien of a mortgage, and analogous state statutes and general principles of equity may also provide a borrower with means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept. Moreover, the laws of certain states also give priority to certain tax liens over the lien of a mortgage or deed of trust. Under the Bankruptcy Code, if the court finds that actions of the mortgagee have been unreasonable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors.

     Certain of the borrowers may be partnerships. The laws governing limited partnerships in certain states provide that the commencement of a case under the Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This provision may be construed as an "ipso facto" clause and, in the event of the general partner's bankruptcy, may not be enforceable. Certain limited partnership agreements of the borrowers may provide that the commencement of a case under the Bankruptcy Code with respect to the related general partner constitutes an event of withdrawal (assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld) that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless (i) at the time there was at least one other general partner and the written provisions of the limited partnership permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or (ii) the written provisions of the limited partnership agreement permit the limited partners to agree within a specified time frame (often 60 days) after the withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so. In addition, the laws governing general partnerships in certain states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy laws with respect to a general partner of the partnerships triggers the dissolution of the partnership, the winding up of its affairs and the distribution of its assets. Those state laws, however, may not be enforceable or effective in a bankruptcy case. The dissolution of a borrower, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under the borrower's mortgage loan, which may reduce the yield on the certificates in the same manner as a principal prepayment.

     In addition, the bankruptcy of the general or limited partner of a borrower that is a partnership, or the bankruptcy of a member of a borrower that is a limited liability company or the bankruptcy of a shareholder of a borrower that is a corporation may provide the opportunity in the bankruptcy case of the partner, member or shareholder to obtain an order from a court consolidating the assets and liabilities of the partner, member or shareholder with those of the mortgagor pursuant to the doctrines of substantive consolidation or piercing the corporate veil. In such a case, the respective mortgaged property, for example, would become property of the estate of the bankrupt partner, member or shareholder. Not only would the mortgaged property be available to satisfy the claims of creditors of the partner, member or shareholder, but an automatic stay would apply to any attempt by the trustee to exercise remedies with respect to the mortgaged property. However, such an occurrence should not affect the trustee's status as a secured creditor with respect to the mortgagor or its security interest in the mortgaged property.


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ENVIRONMENTAL RISKS

     Real property pledged as security for a mortgage loan may be subject to certain environmental risks. Under federal law, including the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (also known as "CERCLA") and the laws of certain states, failure to perform the remediation required or demanded by the state or federal government of any condition or circumstance that

     o may pose an imminent or substantial endangerment to the public health or welfare or the environment,

     o may result in a release or threatened release of any hazardous material, or

     o  may give rise to any environmental claim or demand,

may give rise to a lien on the property to ensure the reimbursement of remedial costs incurred by the federal or state government. In several states, the lien has priority over the lien of an existing mortgage against the property. Of particular concern may be those mortgaged properties which are, or have been, the site of manufacturing, industrial or disposal activity. Those environmental risks may give rise to (a) a diminution in value of property securing a mortgage note or the inability to foreclose against the property or (b) in certain circumstances as more fully described below, liability for clean-up costs or other remedial actions, which liability could exceed the value of the property, the aggregate assets of the owner or operator, or the principal balance of the related indebtedness.

     The state of the law is currently unclear as to whether and under what circumstances cleanup costs, or the obligation to take remedial actions, could be imposed on a secured lender. Under the laws of some states and under CERCLA, a lender may become liable as an "owner" or an "operator" of a contaminated mortgaged property for the costs of remediation of releases or threatened releases of hazardous substances at the mortgaged property. The liability may attach if the lender or its agents or employees have participated in the management of the operations of the borrower, even though the environmental damage or threat was caused by a prior owner, operator, or other third party.

     Excluded from CERCLA's definition of "owner or operator" is any person "who, without participating in the management of a facility, holds indicia of ownership primarily to protect his security interest" (the "secured-creditor exemption"). This exemption for holders of a security interest such as a secured lender applies only in circumstances when the lender seeks to protect its security interest in the contaminated facility or property. Thus, if a lender's activities encroach on the actual management of that facility or property or of the borrower, the lender faces potential liability as an "owner or operator" under CERCLA. Similarly, when a lender forecloses and takes title to a contaminated facility or property (whether it holds the facility or property as an investment or leases it to a third party), under some circumstances the lender may incur potential CERCLA liability.

     Amendments to CERCLA provide examples of permissible actions that may be undertaken by a lender holding security in a contaminated facility without exceeding the bounds of the secured-creditor exemption, subject to certain conditions and limitations. Additionally, the amendments provide certain protections from CERCLA liability as an "owner or operator" to a lender who forecloses on contaminated property, as long as it seeks to divest itself of the facility at the earliest practicable commercially reasonable time on commercially reasonable terms. The amendments also limit the liability of lenders under the federal Solid Waste Disposal Act for costs of responding to leaking underground storage tanks. However, the protections afforded lenders under the amendments are subject to terms and conditions that have not been clarified by the courts. Moreover, the CERCLA secured-creditor exemption does not necessarily affect the potential for liability in actions under other federal or state laws which may impose liability on "owners or operators" but do not incorporate the secured-creditor exemption. Furthermore, the secured-creditor exemption does not protect lenders from other bases of CERCLA liability, such as that imposed on "generators" or "transporters" of hazardous substances.


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

     Environmental clean-up costs may be substantial. It is possible that those costs could become a liability of the applicable trust fund and occasion a loss to certificateholders if those remedial costs were incurred.

     In a few states, transfers of some types of properties are conditioned upon clean-up of contamination prior to transfer. It is possible that a property securing a mortgage loan could be subject to these transfer restrictions. If this occurs, and if the lender becomes the owner upon foreclosure, the lender may be required to clean up the contamination before selling the property.

     The cost of remediating hazardous substance contamination at a property can be substantial. If a lender is or becomes liable, it can bring an action for contribution against the owner or operator that created the environmental hazard, but that person or entity may be without substantial assets. Accordingly, it is possible that these costs could become a liability of a trust fund and occasion a loss to certificateholders of the related series.

     To reduce the likelihood of this kind of loss, and unless otherwise provided in the related prospectus supplement, the related Pooling Agreement will provide that the master servicer may not, on behalf of the trust fund, acquire title to a Mortgaged Property or take over its operation unless the master servicer, based on a report prepared by a person who regularly conducts environmental site assessments, has made the determination that it is appropriate to do so. There can be no assurance that any environmental site assessment obtained by the master servicer will detect all possible environmental contamination or conditions or that the other requirements of the related pooling and servicing agreement, even if fully observed by the master servicer, will in fact insulate the related trust fund from liability with respect to environmental matters.

     Even when a lender is not directly liable for cleanup costs on property securing loans, if a property securing a loan is contaminated, the value of the security is likely to be affected. In addition, a lender bears the risk that unanticipated cleanup costs may jeopardize the borrower's repayment. Neither of these two issues is likely to pose risks exceeding the amount of unpaid principal and interest of a particular loan secured by a contaminated property, particularly if the lender declines to foreclose on a mortgage secured by the property.

     If a lender forecloses on a mortgage secured by a property the operations of which are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. Compliance may entail substantial expense.

     In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers, including prospective buyers at a foreclosure sale or following foreclosure. That disclosure may decrease the amount that prospective buyers are willing to pay for the affected property and thereby lessen the ability of the lender to recover its investment in a loan upon foreclosure.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE

     Certain of the mortgage loans may contain "due-on-sale" and "due-on-encumbrance" clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related Mortgaged Property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce those clauses in many states. By virtue, however, of the Garn-St Germain Depository Institutions Act of 1982 (the "Garn Act"), effective October 15, 1982, which purports to preempt state laws that prohibit the enforcement of due-on-sale clauses by providing among other matters, that "due-on-sale" clauses in certain loans made after the effective date of the Garn Act are enforceable, within certain limitations as set forth in the Garn Act, a master servicer may nevertheless have the right to accelerate the maturity of a mortgage loan that contains a "due-on-sale" provision upon transfer of an interest in the property, regardless of the master servicer's ability to demonstrate that a sale threatens its legitimate security interest.


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SUBORDINATE FINANCING

     Certain of the mortgage loans may not restrict the ability of the borrower to use the Mortgaged Property as security for one or more additional loans. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate financing permits recourse to the borrower, as is frequently the case, and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

DEFAULT INTEREST AND LIMITATIONS ON PREPAYMENTS

     Mortgage notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower's payment of prepayment fees or yield maintenance penalties. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge or fee if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.

APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 ("Title V") provides that state usury limitations shall not apply to certain types of residential, including multifamily but not commercial, first mortgage loans originated by certain lenders after March 31, 1980. A similar Federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

     In any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges has been adopted, no mortgage loan originated after the date of that state action will (if originated after that rejection or adoption) be eligible for inclusion in a trust fund unless (1) the mortgage loan provides for an interest rate, discount points and charges as are permitted in that state or (2) the mortgage loan provides that the terms are to be construed in accordance with the laws of another state under which the interest rate, discount points and charges would not be usurious and the borrower's counsel has rendered an opinion that the choice of law provision would be given effect.

     Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty. Under this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this


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type of usury law results in the invalidation of the transaction, thereby permitting the borrower to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940

     Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), a borrower who enters military service after the origination of that borrower's mortgage loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, may not be charged interest, including fees and charges, above an annual rate of 6% during the period of that borrower's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to individuals who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of any servicer to collect full amounts of interest on certain of the mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of certificates, and would not be covered by advances or, unless otherwise specified in the related prospectus supplement, any form of credit support provided in connection with those certificates. In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status, and, under certain circumstances, during an additional three-month period thereafter.

TYPE OF MORTGAGED PROPERTY

     The lender may be subject to additional risk depending upon the type and use of the Mortgaged Property in question. For instance, Mortgaged Properties which are hospitals, nursing homes or convalescent homes may present special risks to lenders in large part due to significant governmental regulation of the operation, maintenance, control and financing of health care institutions. Mortgages on Mortgaged Properties which are owned by the borrower under a condominium form of ownership are subject to the declaration, by-laws and other rules and regulations of the condominium association. Mortgaged Properties which are hotels or motels may present additional risk to the lender in that:

     1. hotels and motels are typically operated pursuant to franchise, management and operating agreements which may be terminable by the operator; and

     2. the transferability of the hotel's operating, liquor and other licenses to the entity acquiring the hotel either through purchase or foreclosure is subject to the vagaries of local law requirements.

     In addition, Mortgaged Properties which are multifamily properties or cooperatively owned multifamily properties may be subject to rent control laws, which could impact the future cash flows of those properties.

AMERICANS WITH DISABILITIES ACT

     Under Title III of the Americans with Disabilities Act of 1990 (the "ADA"), in order to protect individuals with disabilities, public accommodations (such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent "readily achievable." In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum


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

extent feasible, the altered portions are readily accessible to and usable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose these requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, since the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

FORFEITURE FOR DRUG, RICO AND MONEY LAUNDERING VIOLATIONS

     Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA Patriot Act of 2001 and the regulations issued pursuant to that Act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

     In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (1) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before any other crime upon which the forfeiture is based, or (2) the lender, at the time of the execution of the mortgage, "did not know or was reasonably without cause to believe that the property was subject to forfeiture." However, there is no assurance that such defense will be successful.


                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of certificates. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors, some of which may be subject to special rules. The authorities on which this discussion is based are subject to change or differing interpretations, and any change or interpretation could apply retroactively. No rulings have been or will be sought from the IRS with respect to any of the federal income tax consequences discussed below. Accordingly, the IRS may take contrary positions. This discussion reflects the applicable provisions of the Code as well as regulations (the "REMIC Regulations") promulgated by the U.S. Department of Treasury (the "Treasury"). Investors should consult their own tax advisors in determining the federal, state, local and other tax consequences to them of the purchase, ownership and disposition of certificates.

     For purposes of this discussion, (1) references to the mortgage loans include references to the mortgage loans underlying MBS included in the mortgage assets and (2) where the applicable prospectus supplement provides for a fixed retained yield with respect to the mortgage loans underlying a series of certificates, references to the mortgage loans will be deemed to refer to that portion of the mortgage loans held by the trust fund which does not include the Retained Interest. References to a "holder" or "certificateholder" in this discussion generally mean the beneficial owner of a certificate.


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

            FEDERAL INCOME TAX CONSEQUENCES FOR REMIC CERTIFICATES

GENERAL

     With respect to a particular series of certificates, an election may be made to treat the trust fund or one or more segregated pools of assets in the trust fund as one or more REMICs within the meaning of Code Section 860D. A trust fund or a portion of a trust fund as to which a REMIC election is made will be referred to as a "REMIC Pool." For purposes of this discussion, certificates of a series as to which one or more REMIC elections are made are referred to as "REMIC Certificates" and will consist of one or more classes of "Regular Certificates" and one class of Residual Certificates in the case of each REMIC Pool. Qualification as a REMIC requires ongoing compliance with certain conditions. With respect to each series of REMIC Certificates, Cadwalader, Wickersham & Taft LLP, counsel to the Depositor, will deliver its opinion generally to the effect that, assuming:

     1. the making of an election,

     2. compliance with the Pooling Agreement and any other governing documents and

     3. compliance with any changes in the law, including any amendments to the Code or applicable Treasury regulations under the Code,

each REMIC Pool will qualify as a REMIC.

     In that case, the Regular Certificates will be considered to be "regular interests" in the REMIC Pool and generally will be treated for federal income tax purposes as if they were newly originated debt instruments, and the Residual Certificates will be considered to be "residual interests" in the REMIC Pool. The prospectus supplement for each series of certificates will indicate whether one or more REMIC elections with respect to the related trust fund will be made, in which event references to "REMIC" or "REMIC Pool" below shall be deemed to refer to that REMIC Pool. If so specified in the applicable prospectus supplement, the portion of a trust fund as to which a REMIC election is not made may be treated as a grantor trust for federal income tax purposes. See "--Federal Income Tax Consequences for Certificates as to Which No REMIC Election Is Made" below.

CHARACTERIZATION OF INVESTMENTS IN REMIC CERTIFICATES

     REMIC Certificates held by a domestic building and loan association will constitute "a regular or residual interest in a REMIC" within the meaning of Code Section 7701(a)(19)(C)(xi), but only in the same proportion that the assets of the REMIC Pool would be treated as "loans . . . secured by an interest in real property which is . . . residential real property" (such as single family or multifamily properties, but not commercial properties) within the meaning of Code Section 7701(a)(19)(C)(v) or as other assets described in Code Section 7701(a)(19)(C), and otherwise will not qualify for that treatment. REMIC Certificates held by a real estate investment trust will constitute "real estate assets" within the meaning of Code Section 856(c)(5)(B), and interest, including original issue discount, on the Regular Certificates and income with respect to Residual Certificates will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code Section 856(c)(3)(B) if received by a real estate investment trust in the same proportion that, for both purposes, the assets of the REMIC Pool would be so treated. If at all times 95% or more of the assets of the REMIC Pool qualify for each of the foregoing respective treatments, the REMIC Certificates will qualify for the corresponding status in their entirety. Mortgage Loans held by the REMIC Pool that have been defeased with U.S. Treasury obligations will not qualify for the foregoing treatments. For purposes of Code Section 856(c)(5)(B), payments of principal and interest on the mortgage loans that are reinvested pending distribution to holders of REMIC Certificates qualify for that treatment. Where two REMIC Pools are a part of a tiered structure they will be treated as one REMIC for purposes of the tests described above respecting asset ownership of more or less than 95%. Regular Certificates will be "qualified mortgages" for another REMIC for purposes of


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Code Section 860G(a)(3) and "permitted assets" for a financial asset securitization investment trust for purposes of Section 860L(c). REMIC Certificates held by a regulated investment company will not constitute "Government Securities" within the meaning of Code Section 851(b)(3)(A)(i). REMIC Certificates held by certain financial institutions will constitute an "evidence of indebtedness" within the meaning of Code Section 582(c)(1).

QUALIFICATION AS A REMIC

     In order for the REMIC Pool to qualify as a REMIC, there must be ongoing compliance on the part of the REMIC Pool with the requirements set forth in the Code. The REMIC Pool must fulfill an asset test, which requires that no more than a de minimis portion of the assets of the REMIC Pool, as of the close of the third calendar month beginning after the "Startup Day" (which for purposes of this discussion is the date of issuance of the REMIC Certificates) and at all times thereafter, may consist of assets other than "qualified mortgages" and "permitted investments." The REMIC Regulations provide a safe harbor pursuant to which the de minimis requirement is met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all the REMIC Pool's assets. An entity that fails to meet the safe harbor may nevertheless demonstrate that it holds no more than a de minimis amount of nonqualified assets. A REMIC also must provide "reasonable arrangements" to prevent its residual interest from being held by "disqualified organizations" and must furnish applicable tax information to transferors or agents that violate this requirement. The Pooling Agreement for each series will contain a provision designed to meet this requirement. See "--Taxation of Residual Certificates--Tax-Related Restrictions on Transfer of Residual Certificates--Disqualified Organizations" below.

     A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to the REMIC Pool on the Startup Day in exchange for regular or residual interests, or is purchased by the REMIC Pool within a three-month period thereafter pursuant to a fixed price contract in effect on the Startup Day. Qualified mortgages include (i) whole mortgage loans, such as the mortgage loans, (ii) certificates of beneficial interest in a grantor trust that holds mortgage loans, including certain of the MBS, (iii) regular interests in another REMIC, such as MBS in a trust as to which a REMIC election has been made, (iv) loans secured by timeshare interests and (v) loans secured by shares held by a tenant stockholder in a cooperative housing corporation, provided, in general:

     1. the fair market value of the real property security (including buildings and structural components) is at least 80% of the principal balance of the related mortgage loan or mortgage loan underlying the mortgage certificate either at origination or as of the Startup Day (an original loan-to-value ratio of not more than 125% with respect to the real property security), or

     2. substantially all the proceeds of the mortgage loan or the underlying mortgage loan were used to acquire, improve or protect an interest in real property that, at the origination date, was the only security for the mortgage loan or underlying mortgage loan.

     If the mortgage loan has been substantially modified other than in connection with a default or reasonably foreseeable default, it must meet the loan-to-value test in (1) of the preceding sentence as of the date of the last modification or at closing. A qualified mortgage includes a qualified replacement mortgage, which is any obligation that would have been treated as a qualified mortgage if it were transferred to the REMIC Pool on the Startup Day and that is received either (1) in exchange for any qualified mortgage within a three-month period thereafter or (2) in exchange for a defective obligation within a two-year period thereafter. A "defective obligation" includes

     o  a mortgage in default or as to which default is reasonably foreseeable,

     o a mortgage as to which a customary representation or warranty made at the time of transfer to the REMIC Pool has been breached,


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

     o  a mortgage that was fraudulently procured by the mortgagor, and

     o a mortgage that was not in fact principally secured by real property (but only if the mortgage is disposed of within 90 days of discovery).

     A mortgage loan that is defective as described in the 4th clause in the immediately preceding sentence that is not sold or, if within two years of the Startup Day, exchanged, within 90 days of discovery, ceases to be a qualified mortgage after that 90-day period.

     Permitted investments include cash flow investments, qualified reserve assets, and foreclosure property. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC Pool. A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC Pool to provide for payments of expenses of the REMIC Pool or amounts due on the regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, prepayment interest shortfalls and certain other contingencies. The reserve fund will be disqualified if more than 30% of the gross income from the assets in the fund for the year is derived from the sale or other disposition of property held for less than three months, unless required to prevent a default on the regular interests caused by a default on one or more qualified mortgages. A reserve fund must be reduced "promptly and appropriately" as payments on the mortgage loans are received. Foreclosure property is real property acquired by the REMIC Pool in connection with the default or imminent default of a qualified mortgage, provided the Depositor had no knowledge that the mortgage loan would go into default at the time it was transferred to the REMIC Pool. Foreclosure property generally must be disposed of prior to the close of the third calendar year following the acquisition of the property by the REMIC Pool, with an extension that may be granted by the IRS.

     In addition to the foregoing requirements, the various interests in a REMIC Pool also must meet certain requirements. All of the interests in a REMIC Pool must be either of the following: (1) one or more classes of regular interests or (2) a single class of residual interests on which distributions, if any, are made pro rata. A regular interest is an interest in a REMIC Pool that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on qualified mortgages. The specified portion may consist of a fixed number of basis points, a fixed percentage of the total interest, or a fixed or qualified variable or inverse variable rate on some or all of the qualified mortgages minus a different fixed or qualified variable rate. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. A residual interest is an interest in a REMIC Pool other than a regular interest that is issued on the Startup Day and that is designated as a residual interest. An interest in a REMIC Pool may be treated as a regular interest even if payments of principal with respect to that interest are subordinated to payments on other regular interests or the residual interest in the REMIC Pool, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, unanticipated expenses incurred by the REMIC Pool or prepayment interest shortfalls. Accordingly, the Regular Certificates of a series will constitute one or more classes of regular interests, and the Residual Certificates for each REMIC Pool of that series will constitute a single class of residual interests on which distributions are made pro rata.

     If an entity, such as the REMIC Pool, fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, the Code provides that the entity will not be treated as a REMIC for that year and thereafter. In this event, an entity with


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

multiple classes of ownership interests may be treated as a separate association taxable as a corporation under Treasury regulations, and the Regular Certificates may be treated as equity interests in the REMIC Pool. The Code, however, authorizes the Treasury Department to issue regulations that address situations where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith, and disqualification of the REMIC Pool would occur absent regulatory relief. Investors should be aware, however, that the Conference Committee Report to the Tax Reform Act of 1986 (the "Reform Act") indicates that the relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC Pool's income for the period of time in which the requirements for REMIC status are not satisfied.

TAXATION OF REGULAR CERTIFICATES

   General.

     A regular interest will be treated as a newly originated debt instrument for federal income tax purposes. In general, interest, original issue discount and market discount on a Regular Certificate will be treated as ordinary income to a holder of the Regular Certificate (the "Regular Certificateholder") as they accrue, and principal payments on a Regular Certificate will be treated as a return of capital to the extent of the Regular Certificateholder's basis in the Regular Certificate allocable thereto (other than accrued market discount not yet reported as ordinary income). Regular Certificateholders must use the accrual method of accounting with regard to Regular Certificates, regardless of the method of accounting otherwise used by those Regular Certificateholders.

   Original Issue Discount.

     Accrual Certificates and principal-only certificates will be, and other classes of Regular Certificates may be, issued with "original issue discount" within the meaning of Code Section 1273(a). Holders of any class of Regular Certificates having original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues, in accordance with the constant yield method that takes into account the compounding of interest, in advance of receipt of the cash attributable to that income. The following discussion is based in part on Treasury regulations (the "OID Regulations") under Code Sections 1271 through 1275 and in part on the provisions of the Reform Act. Regular Certificateholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Certificates. To the extent those issues are not addressed in those regulations, the Depositor intends to apply the methodology described in the Conference Committee Report to the Reform Act. We cannot assure you that the IRS will not take a different position as to those matters not currently addressed by the OID Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the IRS to apply or depart from the OID Regulations where necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule in the absence of a substantial effect on the present value of a taxpayer's tax liability. Investors are advised to consult their own tax advisors as to the discussion in this prospectus and the appropriate method for reporting interest and original issue discount with respect to the Regular Certificates.

     Each Regular Certificate, except to the extent described below with respect to a Regular Certificate on which principal is distributed by random lot ("Random Lot Certificates"), will be treated as a single installment obligation for purposes of determining the original issue discount includible in a Regular Certificateholder's income. The total amount of original issue discount on a Regular Certificate is the excess of the "stated redemption price at maturity" of the Regular Certificate over its "issue price." The issue price of a class of Regular Certificates offered pursuant to this prospectus generally is the first price at which a substantial amount of Regular Certificates of that class is sold to the public (excluding bond houses, brokers and underwriters). Although unclear under the OID Regulations, the Depositor intends to treat the issue price of a class as to which there is no substantial sale as of the issue date or that is retained by the Depositor as the fair market value of that class as of the issue date. The issue price of a Regular Certificate also includes the amount paid by an initial Regular Certificateholder for accrued interest that relates to a period prior to the issue date of the Regular Certificate, unless the Regular Certificateholder elects on its federal income tax return to exclude that amount from the issue price and to recover it on the first distribution date. The stated redemption price at maturity of a Regular Certificate always includes the original principal amount of the Regular Certificate, but generally will not include distributions of stated interest if those interest distributions constitute "qualified stated interest." Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate (as described below) provided that those interest payments are unconditionally payable at intervals of one year or less during the entire term of the Regular Certificate. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a Regular Certificate, it is possible that no interest on any class of Regular Certificates will be treated as qualified stated interest. However, except as provided in the following three sentences or in the applicable prospectus supplement, because the underlying mortgage loans provide for remedies in the event of default, we intend to treat interest with respect to the Regular Certificates as qualified stated interest. Distributions of interest on an Accrual Certificate, or on other Regular Certificates with respect to which deferred interest will accrue, will not constitute qualified stated interest, in which case the stated redemption price at maturity of the Regular Certificates includes all distributions of interest as well as principal on those Regular Certificates. Likewise, we intend to treat an "interest only" class, or a class on which interest is substantially disproportionate to its principal amount, a so-called "super-premium" class, as having no qualified stated interest. Where the interval between the issue date and the first distribution date on a Regular Certificate is shorter than the interval between subsequent distribution dates, the interest attributable to the additional days will be included in the stated redemption price at maturity.

     Under a de minimis rule, original issue discount on a Regular Certificate will be considered to be zero if the original issue discount is less than 0.25% of the stated redemption price at maturity of the Regular Certificate multiplied by the weighted average maturity of the Regular Certificate. For this purpose, the weighted average maturity of the Regular Certificate is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Certificate and the denominator of which is the stated redemption price at maturity of the Regular Certificate. The Conference Committee Report to the Reform Act provides that the schedule of distributions should be determined in accordance with the assumed rate of prepayment of the mortgage loans (the "Prepayment Assumption") and the anticipated reinvestment rate, if any, relating to the Regular Certificates. The Prepayment Assumption with respect to a Series of Regular Certificates will be set forth in the related prospectus supplement. Holders generally must report de minimis original issue discount pro rata as principal payments are received, and that income will be capital gain if the Regular Certificate is held as a capital asset. However, under the OID Regulations, Regular Certificateholders may elect to accrue all de minimis original issue discount as well as market discount and market premium under the constant yield method. See "--Election to Treat All Interest Under the Constant Yield Method" below.

     A Regular Certificateholder generally must include in gross income for any taxable year the sum of the "daily portions," as defined below, of the original issue discount on the Regular Certificate accrued during an accrual period for each day on which it holds the Regular Certificate, including the date of purchase but excluding the date of disposition. We intend to treat the monthly period ending on the day before each distribution date as the accrual period. With respect to each Regular Certificate, a calculation will be made of the original issue discount that accrues during each successive full accrual period, or shorter period from the date of original issue, that ends on the day before the related distribution date on the Regular Certificate. The


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

Conference Committee Report to the Reform Act states that the rate of accrual of original issue discount is intended to be based on the Prepayment Assumption. Other than as discussed below with respect to a Random Lot Certificate, the original issue discount accruing in a full accrual period would be the excess, if any, of

     1. the sum of (a) the present value of all of the remaining distributions to be made on the Regular Certificate as of the end of that accrual period that are included in the Regular Certificate's stated redemption price at maturity and (b) the distributions made on the Regular Certificate during the accrual period that are included in the Regular Certificate's stated redemption price at maturity, over

     2. the adjusted issue price of the Regular Certificate at the beginning of the accrual period.

     The present value of the remaining distributions referred to in the preceding sentence is calculated based on:

     1. the yield to maturity of the Regular Certificate at the issue date,

     2. events (including actual prepayments) that have occurred prior to the end of the accrual period, and

     3. the Prepayment Assumption.

     For these purposes, the adjusted issue price of a Regular Certificate at the beginning of any accrual period equals the issue price of the Regular Certificate, increased by the aggregate amount of original issue discount with respect to the Regular Certificate that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Certificate's stated redemption price at maturity that were made on the Regular Certificate in those prior periods. The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period. With respect to an initial accrual period shorter than a full accrual period, the daily portions of original issue discount must be determined according to an appropriate allocation under any reasonable method.

     Under the method described above, the daily portions of original issue discount required to be included in income by a Regular Certificateholder generally will increase to take into account prepayments on the Regular Certificates as a result of prepayments on the mortgage loans that exceed the Prepayment Assumption, and generally will decrease, but not below zero for any period, if the prepayments are slower than the Prepayment Assumption. An increase in prepayments on the mortgage loans with respect to a Series of Regular Certificates can result in both a change in the priority of principal payments with respect to certain classes of Regular Certificates and either an increase or decrease in the daily portions of original issue discount with respect to those Regular Certificates.

     In the case of a Random Lot Certificate, we intend to determine the yield to maturity of that certificate based upon the anticipated payment characteristics of the class as a whole under the Prepayment Assumption. In general, the original issue discount accruing on each Random Lot Certificate in a full accrual period would be its allocable share of the original issue discount with respect to the entire class, as determined in accordance with the preceding paragraph. However, in the case of a distribution in retirement of the entire unpaid principal balance of any Random Lot Certificate, or portion of that unpaid principal balance, (a) the remaining unaccrued original issue discount allocable to that certificate (or to that portion) will accrue at the time of that distribution, and (b) the accrual of original issue discount allocable to each remaining certificate of the class (or the remaining unpaid principal balance of a partially redeemed Random Lot Certificate after a distribution of principal has been received) will be adjusted by reducing the present value of the remaining payments on that class and the adjusted issue price of that class to the extent attributable to the portion of the unpaid principal balance of the class that was distributed. We believe that the foregoing treatment is consistent with the "pro rata prepayment" rules of the OID Regulations, but with the rate of accrual of original issue discount


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determined based on the Prepayment Assumption for the class as a whole. You are advised to consult your tax advisors as to this treatment.

   Acquisition Premium.

     A purchaser of a Regular Certificate at a price greater than its adjusted issue price but less than its stated redemption price at maturity will be required to include in gross income the daily portions of the original issue discount on the Regular Certificate reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over the adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price. Alternatively, a subsequent purchaser may elect to treat all of the acquisition premium under the constant yield method, as described below under the heading "--Election to Treat All Interest Under the Constant Yield Method" below.

   Variable Rate Regular Certificates.

     Regular Certificates may provide for interest based on a variable rate. Under the OID Regulations, interest is treated as payable at a variable rate if, generally:

     1. the issue price does not exceed the original principal balance by more than a specified amount, and

     2. the interest compounds or is payable at least annually at current values of

        (a)   one or more "qualified floating rates,"

        (b)   a single fixed rate and one or more qualified floating rates,

        (c)   a single "objective rate," or

        (d) a single fixed rate and a single objective rate that is a "qualified inverse floating rate."

     A floating rate is a qualified floating rate if variations in the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds, where the rate is subject to a fixed multiple that is greater than 0.65, but not more than 1.35. The rate may also be increased or decreased by a fixed spread or subject to a fixed cap or floor, or a cap or floor that is not reasonably expected as of the issue date to affect the yield of the instrument significantly. An objective rate (other than a qualified floating rate) is a rate that is determined using a single fixed formula and that is based on objective financial or economic information, provided that the information is not (1) within the control of the issuer or a related party or
(2) unique to the circumstances of the issuer or a related party. A qualified inverse floating rate is a rate equal to a fixed rate minus a qualified floating rate that inversely reflects contemporaneous variations in the cost of newly borrowed funds; an inverse floating rate that is not a qualified floating rate may nevertheless be an objective rate. A class of Regular Certificates may be issued under this prospectus that does not have a variable rate under the OID Regulations, for example, a class that bears different rates at different times during the period it is outstanding so that it is considered significantly "front-loaded" or "back-loaded" within the meaning of the OID Regulations. It is possible that a class of this type may be considered to bear "contingent interest" within the meaning of the OID Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to Regular Certificates. However, if final regulations dealing with contingent interest with respect to Regular Certificates apply the same principles as the current regulations, those regulations may lead to different timing of income inclusion than would be the case under the variable interest regulations. Furthermore, application of those principles could lead to the characterization of gain on the sale of contingent interest Regular Certificates as ordinary income. Investors should consult their tax advisors regarding the appropriate treatment of any Regular Certificate that does not pay interest at a fixed rate or variable rate as described in this paragraph.

     Under the REMIC Regulations, a Regular Certificate (1) bearing a rate that qualifies as a variable rate under the OID Regulations that is tied to current values of a variable rate (or the


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

highest, lowest or average of two or more variable rates), including a rate based on the average cost of funds of one or more financial institutions, or a positive or negative multiple of a rate (plus or minus a specified number of basis points), or that represents a weighted average of rates on some or all of the mortgage loans, including a rate that is subject to one or more caps or floors, or (2) bearing one or more of these variable rates for one or more periods or one or more fixed rates for one or more periods, and a different variable rate or fixed rate for other periods qualifies as a regular interest in a REMIC. Accordingly, unless otherwise indicated in the applicable prospectus supplement, we intend to treat Regular Certificates that qualify as regular interests under this rule in the same manner as obligations bearing a variable rate for original issue discount reporting purposes.

     The amount of original issue discount with respect to a Regular Certificate bearing a variable rate of interest will accrue in the manner described above under "--Original Issue Discount" with the yield to maturity and future payments on that Regular Certificate generally to be determined by assuming that interest will be payable for the life of the Regular Certificate based on the initial rate (or, if different, the value of the applicable variable rate as of the pricing date) for the relevant class. Unless otherwise specified in the applicable prospectus supplement, we intend to treat variable interest as qualified stated interest, other than variable interest on an interest-only or super-premium class, which will be treated as non-qualified stated interest includible in the stated redemption price at maturity. Ordinary income reportable for any period will be adjusted based on subsequent changes in the applicable interest rate index.

     Although unclear under the OID Regulations, unless required otherwise by applicable final regulations, we intend to treat Regular Certificates bearing an interest rate that is a weighted average of the net interest rates on mortgage loans or Mortgage Certificates having fixed or adjustable rates, as having qualified stated interest, except to the extent that initial "teaser" rates cause sufficiently "back-loaded" interest to create more than de minimis original issue discount. The yield on those Regular Certificates for purposes of accruing original issue discount will be a hypothetical fixed rate based on the fixed rates, in the case of fixed rate mortgage loans, and initial "teaser rates" followed by fully indexed rates, in the case of adjustable rate mortgage loans. In the case of adjustable rate mortgage loans, the applicable index used to compute interest on the mortgage loans will be the index in effect on the pricing date (or possibly the issue date), and in the case of initial teaser rates, will be deemed to be in effect beginning with the period in which the first weighted average adjustment date occurring after the issue date occurs. Adjustments will be made in each accrual period either increasing or decreasing the amount of ordinary income reportable to reflect the actual pass-through interest rate on the Regular Certificates.

   Deferred Interest.

     Under the OID Regulations, all interest on a Regular Certificate as to which there may be deferred interest is includible in the stated redemption price at maturity thereof. Accordingly, any deferred interest that accrues with respect to a class of Regular Certificates may constitute income to the holders of such Regular Certificates prior to the time distributions of cash with respect to such deferred interest are made.

   Market Discount.

     A purchaser of a Regular Certificate also may be subject to the market discount rules of Code Section 1276 through 1278. Under these Code sections and the principles applied by the OID Regulations in the context of original issue discount, "market discount" is the amount by which the purchaser's original basis in the Regular Certificate (exclusive of accrued qualified stated interest) (1) is exceeded by the then-current principal amount of the Regular Certificate or (2) in the case of a Regular Certificate having original issue discount, is exceeded by the adjusted issue price of that Regular Certificate at the time of purchase. The purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on the Regular Certificate as distributions includible in the stated redemption price at maturity of the Regular Certificate are received, in an amount not exceeding that distribution. The market discount would accrue in


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

a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption. The Conference Committee Report to the Reform Act provides that until regulations are issued, the market discount would accrue either (1) on the basis of a constant interest rate or (2) in the ratio of stated interest allocable to the relevant period to the sum of the interest for that period plus the remaining interest as of the end of that period, or in the case of a Regular Certificate issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for that period plus the remaining original issue discount as of the end of that period. You also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. You will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry a Regular Certificate over the interest distributable on those Regular Certificates. The deferred portion of an interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Certificate for that year. The deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Certificate is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, you may elect to include market discount in income currently as it accrues on all market discount instruments you acquired in that taxable year or thereafter, in which case the interest deferral rule will not apply. See "--Election to Treat All Interest Under the Constant Yield Method" below regarding an alternative manner in which that election may be deemed to be made.

     Market discount with respect to a Regular Certificate will be considered to be zero if the market discount is less than 0.25% of the remaining stated redemption price at maturity of the Regular Certificate multiplied by the weighted average maturity of the Regular Certificate (determined as described above in the third paragraph under "Original Issue Discount") remaining after the date of purchase. It appears that de minimis market discount would be reported in a manner similar to de minimis original issue discount. See "--Original Issue Discount" above. Treasury regulations implementing the market discount rules have not yet been issued, and therefore investors should consult their own tax advisors regarding the application of these rules. You should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

   Premium.

     A Regular Certificate purchased at a cost, excluding any portion of the cost attributable to accrued qualified stated interest, greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If you hold a Regular Certificate as a "capital asset" within the meaning of Code Section 1221, you may elect under Code Section 171 to amortize that premium under the constant yield method. Final regulations with respect to amortization of bond premium do not by their terms apply to prepayable obligations such as the Regular Certificates. However, the Conference Committee Report to the Reform Act indicates a Congressional intent that the same rules that will apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code
Section 171 on installment obligations such as the Regular Certificates, although it is unclear whether the alternatives to the constant yield method described above under "Market Discount" are available. Amortizable bond premium will be treated as an offset to interest income on a Regular Certificate rather than as a separate deduction item. See "--Election to Treat All Interest Under the Constant Yield Method" below regarding an alternative manner in which the Code Section 171 election may be deemed to be made.

   Election to Treat All Interest Under the Constant Yield Method.

     A holder of a debt instrument such as a Regular Certificate may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest. For purposes of applying the constant yield method to a debt instrument subject to an election, (1) "interest" includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium and (2) the debt instrument is treated as if the instrument were issued on the holder's acquisition date in the amount of the holder's adjusted basis immediately after acquisition. It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new prepayment assumption as of the date of the holder's acquisition would apply. A holder generally may make an election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes an election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all debt instruments acquired by the holder in the same taxable year or thereafter. The election is made on the holder's federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the IRS. You should consult their own tax advisors regarding the advisability of making an election.

   Sale or Exchange of Regular Certificates.

     If you sell or exchange a Regular Certificate, you will recognize gain or loss equal to the difference, if any, between the amount received (other than amounts allocable to accrued interest) and your adjusted basis in the Regular Certificate. The adjusted basis of a Regular Certificate generally will equal the cost of the Regular Certificate to the seller, increased by any original issue discount or market discount previously included in the seller's gross income with respect to the Regular Certificate and reduced by amounts included in the stated redemption price at maturity of the Regular Certificate that were previously received by the seller, by any amortized premium and by previously recognized losses.

     Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a Regular Certificate realized by an investor who holds the Regular Certificate as a capital asset will be capital gain or loss and will be long-term or short-term depending on whether the Regular Certificate has been held for the applicable holding period (described below). That gain will be treated as ordinary income as follows:

     1. if a Regular Certificate is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate under Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior distribution of property that was held as a part of that transaction,

     2. in the case of a non-corporate taxpayer, to the extent the taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary rates, or

     3. to the extent that the gain does not exceed the excess, if any, of (a) the amount that would have been includible in the gross income of the holder if its yield on the Regular Certificate were 110% of the applicable Federal rate as of the date of purchase, over (b) the amount of income actually includible in the gross income of that holder with respect to the Regular Certificate.

     In addition, gain or loss recognized from the sale of a Regular Certificate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c). Long-term capital gains of certain non-corporate taxpayers generally are taxed at lower rates than ordinary income or short-term capital gains of those taxpayers for property held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

     Investors that recognize a loss on a sale or exchange of the Regular Certificates for federal income tax purposes in excess of certain threshold amounts should consult their tax advisors as to the need to file IRS Form 8886 (disclosing certain potential tax shelters) on their federal income tax returns.

   Treatment of Losses.

     Holders of Regular Certificates will be required to report income with respect to Regular Certificates on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the mortgage loans allocable to a particular class of Regular Certificates, except to the extent it can be established that those losses are uncollectible. Accordingly, the holder of a Regular Certificate may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, investors are cautioned that while they may generally cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the IRS may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Code Section 166.

     Under Code Section 166, holders of Regular Certificates that are corporations or that otherwise hold the Regular Certificates in connection with a trade or business should in general be allowed to deduct, as an ordinary loss, a loss sustained during the taxable year on account of those Regular Certificates becoming wholly or partially worthless, and, in general, holders of Regular Certificates that are not corporations and do not hold the Regular Certificates in connection with a trade or business will be allowed to deduct as a short-term capital loss any loss with respect to principal sustained during the taxable year on account of a portion of any class or subclass of those Regular Certificates becoming wholly worthless. Although the matter is not free from doubt, non-corporate holders of Regular Certificates should be allowed a bad debt deduction at that time as the principal balance of any class or subclass of those Regular Certificates is reduced to reflect losses resulting from any liquidated mortgage loans. The IRS, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect those losses only after all mortgage loans remaining in the trust fund have been liquidated or that class of Regular Certificates has been otherwise retired. The IRS could also assert that losses on the Regular Certificates are deductible based on some other method that may defer those deductions for all holders, such as reducing future cash flow for purposes of computing original issue discount. This may have the effect of creating "negative" original issue discount which would be deductible only against future positive original issue discount or otherwise upon termination of the class. You are urged to consult your own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to the Regular Certificates. While losses attributable to interest previously reported as income should be deductible as ordinary losses by both corporate and non-corporate holders, the IRS may take the position that losses attributable to accrued original issue discount may only be deducted as short-term capital losses by non-corporate holders not engaged in a trade or business. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Banks and thrift institutions are advised to consult their tax advisors regarding the treatment of losses on Regular Certificates.

TAXATION OF RESIDUAL CERTIFICATES

   Taxation of REMIC Income.

     Generally, the "daily portions" of REMIC taxable income or net loss will be includible as ordinary income or loss in determining the federal taxable income of holders of Residual Certificates ("Residual Certificateholders"), and will not be taxed separately to the REMIC Pool. The daily portions of REMIC taxable income or net loss of a Residual Certificateholder are determined by allocating the REMIC Pool's taxable income or net loss for each calendar quarter ratably to each day in that quarter and by allocating that daily portion among the Residual Certificateholders in proportion to their respective holdings of Residual Certificates in the REMIC Pool on that day. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that:

     1. the limitations on deductibility of investment interest expense and expenses for the production of income do not apply,

     2. all bad loans will be deductible as business bad debts, and

     3. the limitation on the deductibility of interest and expenses related to tax-exempt income will apply.

     The REMIC Pool's gross income includes interest, original issue discount income and market discount income, if any, on the mortgage loans, reduced by amortization of any premium on the mortgage loans, plus income from amortization of issue premium, if any, on the Regular Certificates, plus income on reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the Regular Certificates. The REMIC Pool's deductions include interest and original issue discount expense on the Regular Certificates, servicing fees on the mortgage loans, other administrative expenses of the REMIC Pool and realized losses on the mortgage loans. The requirement that Residual Certificateholders report their pro rata share of taxable income or net loss of the REMIC Pool will continue until there are no certificates of any class of the related series outstanding.

     The taxable income recognized by a Residual Certificateholder in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest and original issue discount or market discount income or amortization of premium with respect to the mortgage loans, on the one hand, and the timing of deductions for interest (including original issue discount) on the Regular Certificates or income from amortization of issue premium on the Regular Certificates, on the other hand. In the event that an interest in the mortgage loans is acquired by the REMIC Pool at a discount, and one or more of those mortgage loans is prepaid, the Residual Certificateholder may recognize taxable income without being entitled to receive a corresponding amount of cash because (1) the prepayment may be used in whole or in part to make distributions in reduction of principal on the Regular Certificates and (2) the discount on the mortgage loans which is includible in income may exceed the deduction allowed upon those distributions on those Regular Certificates on account of any unaccrued original issue discount relating to those Regular Certificates. When there is more than one class of Regular Certificates that distribute principal sequentially, this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the Regular Certificates when distributions in reduction of principal are being made in respect of earlier classes of Regular Certificates to the extent that those classes are not issued with substantial discount. If taxable income attributable to that kind of mismatching is realized, in general, losses would be allowed in later years as distributions on the later classes of Regular Certificates are made. Taxable income may also be greater in earlier years than in later years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of that series of Regular Certificates, may increase over time as distributions in reduction of principal are made on the lower yielding classes of Regular Certificates, whereas to the extent that the REMIC Pool includes fixed rate mortgage loans, interest income with respect to any given mortgage loan will remain constant over time as a percentage of the outstanding principal amount of that loan. Consequently, Residual Certificateholders must have sufficient other sources of cash to pay any federal, state or local income taxes due as a result of that mismatching or unrelated deductions against which to offset that income, subject to the discussion of "excess inclusions" below under "--Limitations on Offset or Exemption of REMIC Income." The timing of that mismatching of income and deductions described in this paragraph, if present with respect to a series of certificates, may have a significant adverse effect upon the Residual Certificateholder's after-tax rate of return.

   Basis and Losses.

     The amount of any net loss of the REMIC Pool that you may take into account is limited to the adjusted basis of the Residual Certificate as of the close of the quarter (or time of disposition of the Residual Certificate if earlier), determined without taking into account the net loss for the quarter. The initial adjusted basis of a purchaser of a Residual Certificate is the amount paid for that Residual Certificate. The adjusted basis will be increased by the amount of taxable income of the REMIC Pool reportable by the Residual Certificateholder and will be decreased (but not below zero), first, by a cash distribution from the REMIC Pool and, second, by the amount of loss of the REMIC Pool reportable by the Residual Certificateholder. Any loss that is disallowed on account of this limitation may be carried over indefinitely with respect to the Residual Certificateholder as to whom that loss was disallowed and may be used by that Residual Certificateholder only to offset any income generated by the same REMIC Pool.

     You will not be permitted to amortize directly the cost of your Residual Certificate as an offset to its share of the taxable income of the related REMIC Pool. However, that taxable income will not include cash received by the REMIC Pool that represents a recovery of the REMIC Pool's basis in its assets. That recovery of basis by the REMIC Pool will have the effect of amortization of the issue price of the Residual Certificates over their life. However, in view of the possible acceleration of the income of Residual Certificateholders described under "--Taxation of REMIC Income" above, the period of time over which the issue price is effectively amortized may be longer than the economic life of the Residual Certificates.

     A Residual Certificate may have a negative value if the net present value of anticipated tax liabilities exceeds the present value of anticipated cash flows. The REMIC Regulations appear to treat the issue price of a residual interest as zero rather than a negative amount for purposes of determining the REMIC Pool's basis in its assets. The preamble to the REMIC Regulations states that the IRS may provide future guidance on the proper tax treatment of payments made by a transferor of a residual interest to induce the transferee to acquire the interest, and you should consult your own tax advisors in this regard.

     Further, to the extent that your initial adjusted basis (other than an original holder) in the Residual Certificate is greater that the corresponding portion of the REMIC Pool's basis in the mortgage loans, you will not recover a portion of that basis until termination of the REMIC Pool unless future Treasury regulations provide for periodic adjustments to the REMIC income otherwise reportable by that holder. The REMIC Regulations currently in effect do not so provide. See "--Treatment of Certain Items of REMIC Income and Expense--Market Discount" below regarding the basis of mortgage loans to the REMIC Pool and "--Sale or Exchange of a Residual Certificate" below regarding possible treatment of a loss upon termination of the REMIC Pool as a capital loss.

   Treatment of Certain Items of REMIC Income and Expense.

     Although we intend to compute REMIC income and expense in accordance with the Code and applicable regulations, the authorities regarding the determination of specific items of income and expense are subject to differing interpretations. We make no representation as to the specific method that will be used for reporting income with respect to the mortgage loans and expenses with respect to the Regular Certificates, and different methods could result in different timing of reporting of taxable income or net loss to you or differences in capital gain versus ordinary income.

     Original Issue Discount and Premium. Generally, the REMIC Pool's deductions for original issue discount and income from amortization of issue premium on the Regular Certificates will be determined in the same manner as original issue discount income on Regular Certificates as described under "--Taxation of Regular Certificates--Original Issue Discount" and "--Variable Rate Regular Certificates," without regard to the de minimis rule described in that section, and "--Premium" above.

     Deferred Interest. Any deferred interest that accrues with respect to any adjustable rate mortgage loans held by the REMIC Pool will constitute income to the REMIC Pool and will be treated in a manner similar to the deferred interest that accrues with respect to Regular Certificates as described under "--Taxation of Regular
Certificates--Deferred Interest" above.

     Market Discount. The REMIC Pool will have market discount income in respect of mortgage loans if, in general, their unpaid principal balances exceed the basis of the REMIC Pool allocable to those mortgage loans. The REMIC Pool's basis in those mortgage loans is generally the fair market value of the mortgage loans immediately after the transfer of the mortgage loans to the REMIC Pool. The REMIC Regulations provide that the basis is equal in the aggregate to the issue prices of all regular and residual interests in the REMIC Pool (or the fair market value at the Closing Date, in the case of a retained class). In respect of mortgage loans that have market discount to which Code Section 1276 applies, the accrued portion of the market discount would be recognized currently as an item of ordinary income in a manner similar to original issue discount. Market discount income generally should accrue in the manner described under "--Taxation of Regular Certificates--Market Discount" above.

     Premium. Generally, if the basis of the REMIC Pool in the mortgage loans exceeds the unpaid principal balances of the mortgage loans, the REMIC Pool will be considered to have acquired those mortgage loans at a premium equal to the amount of that excess. As stated above, the REMIC Pool's basis in mortgage loans is the fair market value of the mortgage loans, based on the aggregate of the issue prices (or the fair market value of retained classes) of the regular and residual interests in the REMIC Pool immediately after the transfer of the mortgage loans to the REMIC Pool. In a manner analogous to the discussion above under "--Taxation of Regular Certificates--Premium," a REMIC Pool that holds a mortgage loan as a capital asset under Code Section 1221 may elect under Code
Section 171 to amortize premium on whole mortgage loans or mortgage loans underlying MBS that were originated after September 27, 1985 or MBS that are REMIC regular interests under the constant yield method. Amortizable bond premium will be treated as an offset to interest income on the mortgage loans, rather than as a separate deduction item. To the extent that the mortgagors with respect to the mortgage loans are individuals, Code Section 171 will not be available for premium on mortgage loans, including underlying mortgage loans, originated on or prior to September 27, 1985. Premium with respect to those mortgage loans may be deductible in accordance with a reasonable method regularly employed by the related holder. The allocation of the premium pro rata among principal payments should be considered a reasonable method; however, the IRS may argue that the premium should be allocated in a different manner, such as allocating the premium entirely to the final payment of principal.

   Limitations on Offset or Exemption of REMIC Income.

     A portion or all of the REMIC taxable income includible in determining your federal income tax liability will be subject to special treatment. That portion, referred to as the "excess inclusion," is equal to the excess of REMIC taxable income for the calendar quarter allocable to a Residual Certificate over the daily accruals for that quarterly period of (1) 120% of the long-term applicable Federal rate that would have applied to the Residual Certificate if it were a debt instrument, on the Startup Day under Code Section 1274(d), multiplied by (2) the adjusted issue price of such Residual Certificate at the beginning of that quarterly period. For this purpose, the adjusted issue price of a Residual Certificate at the beginning of a quarter is the issue price of the Residual Certificate, plus the amount of those daily accruals of REMIC income described in this paragraph for all prior quarters, decreased by any distributions made with respect to that Residual Certificate prior to the beginning of that quarterly period. Accordingly, the portion of the REMIC Pool's taxable income that will be treated as excess inclusions will be a larger portion of that income as the adjusted issue price of the Residual Certificates diminishes and all such taxable income will be so treated if the adjusted price of the Residual Certificate is zero.

     The portion of your REMIC taxable income consisting of the excess inclusions generally may not be offset by other deductions, including net operating loss carryforwards, on your return. However, net operating loss carryovers are determined without regard to excess inclusion income. Further, if you are an organization subject to the tax on unrelated business income


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imposed by Code Section 511, the excess inclusions will be treated as unrelated business taxable income to you for purposes of Code Section 511. In addition, REMIC taxable income is subject to 30% withholding tax with respect to certain persons who are not U.S. Persons, as defined below under "--Tax-Related Restrictions on Transfer of Residual Certificates--Foreign Investors" below, and that portion attributable to excess inclusions is not eligible for any reduction in the rate of withholding tax, by treaty or otherwise. See "--Taxation of Certain Foreign Investors--Residual Certificates" below.
Finally, if a real estate investment trust or a regulated investment company owns a Residual Certificate, a portion (allocated under Treasury regulations yet to be issued) of dividends paid by the real estate investment trust or a regulated investment company could not be offset by net operating losses of its shareholders, would constitute unrelated business taxable income for tax-exempt shareholders, and would be ineligible for reduction of withholding to certain persons who are not U.S. Persons. Section 593 institutions ("thrift institutions") are not permitted to use net operating losses and other allowable deductions to offset their excess inclusion income from Residual Certificates that have "significant value" within the meaning of the REMIC Regulations.

     In addition, the Code provides three rules for determining the effect of excess inclusions on your alternative minimum taxable income of a Residual Certificateholder. First, your alternative minimum taxable income is determined without regard to the special rule, discussed above, that taxable income cannot be less than excess inclusions. Second, your alternative minimum taxable income for a taxable year cannot be less than the excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions.

   Tax-Related Restrictions on Transfer of Residual Certificates.

     Disqualified Organizations. If any legal or beneficial interest in a Residual Certificate is transferred to a Disqualified Organization (as defined below), a tax would be imposed in an amount equal to the product of (1) the present value of the total anticipated excess inclusions with respect to that Residual Certificate for periods after the transfer and (2) the highest marginal federal income tax rate applicable to corporations. The REMIC Regulations provide that the anticipated excess inclusions are based on actual prepayment experience to the date of the transfer and projected payments based on the Prepayment Assumption. The present value rate equals the applicable Federal rate under Code Section 1274(d) as of the date of the transfer for a term ending with the last calendar quarter in which excess inclusions are expected to accrue. The tax generally would be imposed on the transferor of the Residual Certificate, except that where the transfer is through an agent, including a broker, nominee or other middleman, for a Disqualified Organization, the tax would instead be imposed on that agent. However, a transferor of a Residual Certificate would in no event be liable for the tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a Disqualified Organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false. The tax also may be waived by the Treasury Department if the Disqualified Organization promptly disposes of the residual interest and the transferor pays income tax at the highest corporate rate on the excess inclusions for the period the Residual Certificate is actually held by the Disqualified Organization.

     In addition, if a Pass-Through Entity (as defined below) has excess inclusion income with respect to a Residual Certificate during a taxable year and a Disqualified Organization is the record holder of an equity interest in that entity, then a tax is imposed on the entity equal to the product of (1) the amount of excess inclusions on the Residual Certificate that are allocable to the interest in the Pass-Through Entity during the period the interest is held by the Disqualified Organization, and (2) the highest marginal federal corporate income tax rate. This tax would be deductible from the ordinary gross income of the Pass-Through Entity for the taxable year. The Pass-Through Entity would not be liable for the tax if it has received an affidavit from the record holder that it is not a Disqualified Organization or stating the holder's taxpayer identification number and, during the period that person is the record holder of the Residual Certificate, the Pass-Through Entity does not have actual knowledge that the affidavit is false.


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

     If an "electing large partnership" holds a Residual Certificate, all interests in the electing large partnership are treated as held by Disqualified Organizations for purposes of the tax imposed upon a Pass-Through Entity by
Section 860E(c) of the Code. An exception to this tax, otherwise available to a Pass-Through Entity that is furnished certain affidavits by record holders of interests in the entity and that does not know the affidavits are false, is not available to an electing partnership.

   For these purposes:

     1. "Disqualified Organization" means the United States, any state or one of their political subdivisions, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (provided, that the term does not include an instrumentality if all of its activities are subject to tax and a majority of its board of directors is not selected by one of those governmental entities), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Code Section 1381(a)(2)(C), and any organization (other than a farmers' cooperative described in Code Section 521) that is exempt from taxation under the Code unless that organization is subject to the tax on unrelated business income imposed by Code Section 511,

     2. "Pass-Through Entity" means any regulated investment company, real estate investment trust, common trust fund, partnership, trust or estate and certain corporations operating on a cooperative basis. Except as may be provided in Treasury regulations, any person holding an interest in a Pass-Through Entity as a nominee for another will, with respect to that interest, be treated as a Pass-Through Entity, and

     3. an "electing large partnership" means any partnership having more than 100 members during the preceding tax year (other than certain service partnerships and commodity pools), which elect to apply simplified reporting provisions under the Code.

     The Pooling Agreement with respect to a series of certificates will provide that no legal or beneficial interest in a Residual Certificate may be transferred unless (1) the proposed transferee provides to the transferor and the trustee an affidavit providing its taxpayer identification number and stating that the transferee is the beneficial owner of the Residual Certificate, is not a Disqualified Organization and is not purchasing the Residual Certificates on behalf of a Disqualified Organization (i.e., as a broker, nominee or other middleman), and (2) the transferor provides a statement in writing to the Depositor and the trustee that it has no actual knowledge that the affidavit is false. Moreover, the Pooling Agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no rights in any purported transferee. Each Residual Certificate with respect to a series will bear a legend referring to the restrictions on transfer, and each Residual Certificateholder will be deemed to have agreed, as a condition of ownership of the Residual Certificates, to any amendments to the related Pooling Agreement required under the Code or applicable Treasury regulations to effectuate the foregoing restrictions. Information necessary to compute an applicable excise tax must be furnished to the IRS and to the requesting party within 60 days of the request, and the Depositor or the trustee may charge a fee for computing and providing that information.

     Noneconomic Residual Interests. The REMIC Regulations would disregard certain transfers of Residual Certificates, in which case the transferor would continue to be treated as the owner of the Residual Certificates and thus would continue to be subject to tax on its allocable portion of the net income of the REMIC Pool. Under the REMIC Regulations, a transfer of a "noneconomic residual interest" (as defined below) to a Residual Certificateholder (other than a Residual Certificateholder who is not a U.S. Person, as defined under "--Foreign Investors" below) is disregarded for all federal income tax purposes if a significant purpose of the transferor is to impede the assessment or collection of tax. A residual interest in a REMIC, including a residual interest with a positive value at issuance, is a "noneconomic residual interest" unless, at the time of the transfer, (1) the present value of the expected future distributions on the residual


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interest at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs, and (2) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. The anticipated excess inclusions and the present value rate are determined in the same manner as set forth under "--Disqualified Organizations" above. The REMIC Regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. Under the REMIC Regulations, as amended July 19, 2002, a safe harbor is provided if (1) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee historically had paid its debts as they came due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future, (2) the transferee represents to the transferor that it understands that, as the holder of the noneconomic residual interest, the transferee may incur tax liabilities in excess of cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due, (3) the transferee represents to the transferor that it will not cause income from the Residual Certificate to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or any other person and (4) either the "formula test" or the "assets test," (each described below) is satisfied. The Pooling Agreement with respect to each series of certificates will require the transferee of a Residual Certificate to certify to the matters in clauses (1),
(2) and (3) of the preceding sentence as part of the affidavit described under the heading "--Disqualified Organizations" above. The transferor must have no actual knowledge or reason to know that those statements are false.

     The formula test is satisfied if the present value of the anticipated tax liabilities associated with holding the noneconomic residual interest cannot exceed the sum of

    (i) the present value of any consideration given to the transferee to acquire the interest;

    (ii) the present value of the expected future distributions on the interest; and

    (iii) the present value of the anticipated tax savings associated with holding the interest as the REMIC generates losses.

     For purposes of these computations, the transferee is assumed to pay tax at the highest rate of tax specified in Section 11(b)(1) of the Code (currently 35%) or, in certain circumstances, the alternative minimum tax rate. Further, present values generally are computed using a discount rate equal to the short-term Federal rate set forth in Section 1274(d) of the Code for the month of the transfer and the compounding period used by the transferee.

     The assets test is satisfied if (i) the transferee must be a domestic "C" corporation (other than a corporation exempt from taxation or a regulated investment company or real estate investment trust) that meets certain gross and net asset tests (generally, $100 million of gross assets and $10 million of net assets for the current year and the two preceding fiscal years); (ii) the transferee must agree in writing that any subsequent transferee of the residual interest would meet the requirements for a safe harbor transfer; and (iii) the facts and circumstances known to the transferor on or before the date of the transfer must not reasonably indicate that the taxes associated with ownership of the residual interest will not be paid by the transferee.

     Foreign Investors. The REMIC Regulations provide that the transfer of a Residual Certificate that has "tax avoidance potential" to a "foreign person" will be disregarded for all federal tax purposes. This rule appears intended to apply to a transferee who is not a U.S. Person (as defined below), unless the transferee's income is effectively connected with the conduct of a trade or business within the United States. A Residual Certificate is deemed to have tax avoidance potential unless, at the time of the transfer, (1) the future value of expected distributions equals at least 30% of the anticipated excess inclusions after the transfer, and (2) the transferor


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

reasonably expects that the transferee will receive sufficient distributions from the REMIC Pool at or after the time at which the excess inclusions accrue and prior to the end of the next succeeding taxable year for the accumulated withholding tax liability to be paid. If the Non-U.S. Person transfers the Residual Certificates back to a U.S. Person, the transfer will be disregarded and the foreign transferor will continue to be treated as the owner unless arrangements are made so that the transfer does not have the effect of allowing the transferor to avoid tax on accrued excess inclusions.

     The prospectus supplement relating to a series of certificates may provide that a Residual Certificate may not be purchased by or transferred to any person that is not a U.S. Person or may describe the circumstances and restrictions pursuant to which a transfer may be made. The term "U.S. Person" means a citizen or resident of the United States, a corporation or partnership (except to the extent provided in applicable Treasury regulations) created or organized in or under the laws of the United States, any state, or the District of Columbia, including any entity treated as a corporation or partnership for federal income tax purposes, an estate that is subject to United States federal income tax regardless of the source of its income, or a trust if a court within the United States is able to exercise primary supervision over the administration of that trust, and one or more such U.S. Persons have the authority to control all substantial decisions of that trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

   Sale or Exchange of a Residual Certificate.

     Upon the sale or exchange of a Residual Certificate, you will recognize gain or loss equal to the excess, if any, of the amount realized over your adjusted basis, as described under "--Taxation of Residual Certificates--Basis and Losses" above, in the Residual Certificate at the time of the sale or exchange. In addition to reporting the taxable income of the REMIC Pool, you will have taxable income to the extent that any cash distribution to you from the REMIC Pool exceeds the adjusted basis on that distribution date. That income will be treated as gain from the sale or exchange of the Residual Certificates. It is possible that the termination of the REMIC Pool may be treated as a sale or exchange of Residual Certificates, in which case, you will have an adjusted basis in the Residual Certificates remaining when your interest in the REMIC Pool terminates, and if you hold the Residual Certificate as a capital asset under Code Section 1221, then you will recognize a capital loss at that time in the amount of the remaining adjusted basis.

     Any gain on the sale of Residual Certificates will be treated as ordinary income (1) if you hold the Residual Certificates as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on your net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of that transaction or (2) if you are a non-corporate taxpayer, to the extent that you have made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. In addition, gain or loss recognized from the sale of a Residual Certificate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c).

     The Conference Committee Report to the Reform Act provides that, except as provided in Treasury regulations yet to be issued, the wash sale rules of Code
Section 1091 will apply to dispositions of Residual Certificates where the seller of those certificates, during the period beginning six months before the sale or disposition of the Residual Certificate and ending six months after the sale or disposition, acquires (or enters into any other transaction that results in the application of Section 1091) any residual interest in any REMIC or any interest in a "taxable mortgage pool" (such as a non-REMIC owner trust) that is economically comparable to a Residual Certificate.

   Mark to Market Regulations.

     The IRS has issued regulations, the "Mark to Market Regulations," under Code Section 475 relating to the requirement that a securities dealer mark to market securities held for sale to


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customers. This mark-to-market requirement applies to all securities of a dealer, except to the extent that the dealer has specifically identified a security as held for investment. The Mark to Market Regulations provide that, for purposes of this mark-to-market requirement, a Residual Certificate is not treated as a security and thus may not be marked to market. The Mark to Market Regulations apply to all Residual Certificates acquired on or after January 4, 1995.

TAXES THAT MAY BE IMPOSED ON THE REMIC POOL

   Prohibited Transactions.

     Income from certain transactions by the REMIC Pool, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of Residual Certificateholders, but rather will be taxed directly to the REMIC Pool at a 100% rate. Prohibited transactions generally include

     1. the disposition of a qualified mortgage other than for:

        (a) substitution within two years of the Startup Day for a defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within three months of the Startup Day,

        (b)   foreclosure, default or imminent default of a qualified mortgage,

        (c)   bankruptcy or insolvency of the REMIC Pool, or

        (d)   a qualified (complete) liquidation,

     2. the receipt of income from assets that are not the type of mortgages or investments that the REMIC Pool is permitted to hold,

     3. the receipt of compensation for services or

     4. the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation.

     Notwithstanding (1) and (4) it is not a prohibited transaction to sell REMIC Pool property to prevent a default on Regular Certificates as a result of a default on qualified mortgages or to facilitate a clean-up call, generally, an optional termination to save administrative costs when no more than a small percentage of the certificates is outstanding. The REMIC Regulations indicate that the modification of a mortgage loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of the mortgage loan, the waiver of a due-on-sale or due-on-encumbrance clause or the conversion of an interest rate by a mortgagor pursuant to the terms of a convertible adjustable rate mortgage loan.

   Contributions to the REMIC Pool After the Startup Day.

     In general, the REMIC Pool will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC Pool after the Startup Day. Exceptions are provided for cash contributions to the REMIC Pool:

     1. during the three months following the Startup Day,

     2. made to a qualified reserve fund by a Residual Certificateholder,

     3. in the nature of a guarantee,

     4. made to facilitate a qualified liquidation or clean-up call, and

     5. as otherwise permitted in Treasury regulations yet to be issued.

   Net Income from Foreclosure Property.

     The REMIC Pool will be subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate


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

investment trusts. Generally, property acquired by foreclosure or deed in lieu of foreclosure would be treated as "foreclosure property" for a period ending with the third calendar year following the year of acquisition of that property, with a possible extension. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

     It is not anticipated that the REMIC Pool will receive income or contributions subject to tax under the preceding three paragraphs, except as described in the applicable prospectus supplement with respect to net income from foreclosure property on a commercial or multifamily residential property that secured a mortgage loan. In addition, unless otherwise disclosed in the applicable prospectus supplement, it is not anticipated that any material state income or franchise tax will be imposed on a REMIC Pool.

LIQUIDATION OF THE REMIC POOL

     If a REMIC Pool adopts a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC Pool's final tax return a date on which that adoption is deemed to occur, and sells all of its assets (other than cash) within a 90-day period beginning on the date of the adoption of the plan of liquidation, the REMIC Pool will not be subject to the prohibited transaction rules on the sale of its assets, provided that the REMIC Pool credits or distributes in liquidation all of the sale proceeds plus its cash (other than amounts retained to meet claims) to holders of Regular Certificates and Residual Certificateholders within the 90-day period.

ADMINISTRATIVE MATTERS

     The REMIC Pool will be required to maintain its books on a calendar year basis and to file federal income tax returns for federal income tax purposes in a manner similar to a partnership. The form for that income tax return is Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return. The trustee will be required to sign the REMIC Pool's returns. Treasury regulations provide that, except where there is a single Residual Certificateholder for an entire taxable year, the REMIC Pool will be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination by the IRS of any adjustments to, among other things, items of REMIC income, gain, loss, deduction or credit in a unified administrative proceeding. The Residual Certificateholder owning the largest percentage interest in the Residual Certificates will be obligated to act as "tax matters person," as defined in applicable Treasury regulations, with respect to the REMIC Pool. Each Residual Certificateholder will be deemed, by acceptance of the Residual Certificates, to have agreed (1) to the appointment of the tax matters person as provided in the preceding sentence and (2) to the irrevocable designation of the trustee as agent for performing the functions of the tax matters person.

LIMITATIONS ON DEDUCTION OF CERTAIN EXPENSES

     An investor who is an individual, estate or trust will be subject to limitation with respect to certain itemized deductions described in Code
Section 67, to the extent that those itemized deductions, in the aggregate, do not exceed 2% of the investor's adjusted gross income. In addition, Code
Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of (1) 3% of the excess, if any, of adjusted gross income over $139,500 for 2003 ($69,750 in the case of a married individual filing a separate return) (subject to annual adjustments for inflation) or (2) 80% of the amount of itemized deductions otherwise allowable for that year. In the case of a REMIC Pool, those deductions may include deductions under Code Section 212 for the servicing fee and all administrative and other expenses relating to the REMIC Pool, or any similar expenses allocated to the REMIC Pool with respect to a regular interest it holds in another REMIC. Those investors


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

who hold REMIC Certificates either directly or indirectly through certain pass-through entities may have their pro rata share of those expenses allocated to them as additional gross income, but may be subject to those limitations on deductions. In addition, those expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause those investors to be subject to significant additional tax liability. Temporary Treasury regulations provide that the additional gross income and corresponding amount of expenses generally are to be allocated entirely to the holders of Residual Certificates in the case of a REMIC Pool that would not qualify as a fixed investment trust in the absence of a REMIC election. However, that additional gross income and limitation on deductions will apply to the allocable portion of those expenses to holders of Regular Certificates, as well as holders of Residual Certificates, where those Regular Certificates are issued in a manner that is similar to pass-through certificates in a fixed investment trust. In general, that allocable portion will be determined based on the ratio that a REMIC Certificateholder's income, determined on a daily basis, bears to the income of all holders of Regular Certificates and Residual Certificates with respect to a REMIC Pool. As a result, individuals, estates or trusts holding REMIC Certificates (either directly or indirectly through a grantor trust, partnership, S corporation, REMIC, or certain other pass-through entities described in the foregoing temporary Treasury regulations) may have taxable income in excess of the interest income at the pass-through rate on Regular Certificates that are issued in a single class or otherwise consistently with fixed investment trust status or in excess of cash distributions for the related period on Residual Certificates. Unless otherwise indicated in the applicable prospectus supplement, all those expenses will be allocable to the Residual Certificates.

TAXATION OF CERTAIN FOREIGN INVESTORS

   Regular Certificates.

     Interest, including original issue discount, distributable to Regular Certificateholders who are non-resident aliens, foreign corporations, or other Non-U.S. Persons (as defined below), will be considered "portfolio interest" and, therefore, generally will not be subject to 30% United States withholding tax, provided that the Non-U.S. Person (1) is not a "10-percent shareholder" within the meaning of Code Section 871(h)(3)(B) or a controlled foreign corporation described in Code Section 881(c)(3)(C) and (2) provides the trustee, or the person who would otherwise be required to withhold tax from those distributions under Code Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the Regular Certificate is a Non-U.S. Person. If that statement, or any other required statement, is not provided, 30% withholding will apply unless reduced or eliminated pursuant to an applicable tax treaty or unless the interest on the Regular Certificate is effectively connected with the conduct of a trade or business within the United States by the Non-U.S. Person. In the latter case, the Non-U.S. Person will be subject to United States federal income tax at regular rates. Prepayment Premiums distributable to Regular Certificateholders who are Non-U.S. Persons may be subject to 30% United States withholding tax. Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Certificate. The term "Non-U.S. Person" means any person who is not a U.S. Person.

     The IRS has issued regulations which provide new methods of satisfying the beneficial ownership certification requirement described above. These regulations require, in the case of Regular Certificates held by a foreign partnership, that (1) the certification described above be provided by the partners rather than by the foreign partnership and (2) the partnership provide certain information, including a United States taxpayer identification number. A look-through rule would apply in the case of tiered partnerships. Non-U.S. Persons should consult their own tax advisors concerning the application of the certification requirements in these regulations.

   Residual Certificates.

     The Conference Committee Report to the Reform Act indicates that amounts paid to Residual Certificateholders who are Non-U.S. Persons are treated as interest for purposes of the 30% (or


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

lower treaty rate) United States withholding tax. Treasury regulations provide that amounts distributed to Residual Certificateholders may qualify as "portfolio interest," subject to the conditions described in "--Regular Certificates" above, but only to the extent that (1) the mortgage loans (including mortgage loans underlying certain MBS) were issued after July 18, 1984 and (2) the trust fund or segregated pool of assets in the trust fund (as to which a separate REMIC election will be made), to which the Residual Certificate relates, consists of obligations issued in "registered form" within the meaning of Code Section 163(f)(1). Generally, whole mortgage loans will not be, but MBS and regular interests in another REMIC Pool will be, considered obligations issued in registered form. Furthermore, a Residual Certificateholder will not be entitled to any exemption from the 30% withholding tax (or lower treaty rate) to the extent of that portion of REMIC taxable income that constitutes an "excess inclusion." See
"--Taxation of Residual Certificates--Limitations on Offset or Exemption of REMIC Income" above. If the amounts paid to Residual Certificateholders who are Non-U.S. Persons are effectively connected with the conduct of a trade or business within the United States by Non-U.S. Persons, 30% (or lower treaty rate) withholding will not apply. Instead, the amounts paid to Non-U.S. Persons will be subject to United States federal income tax at regular rates. If 30% (or lower treaty rate) withholding is applicable, those amounts generally will be taken into account for purposes of withholding only when paid or otherwise distributed (or when the Residual Certificate is disposed of) under rules similar to withholding upon disposition of debt instruments that have original issue discount. See "--Tax-Related Restrictions on Transfer of Residual Certificates--Foreign Investors" above concerning the disregard of certain transfers having "tax avoidance potential." Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning Residual Certificates.

BACKUP WITHHOLDING

     Distributions made on the Regular Certificates, and proceeds from the sale of the Regular Certificates to or through certain brokers, may be subject to a "backup" withholding tax under Code Section 3406 at a current rate of 30.0% (which rate will be reduced to 29% commencing in 2004 and to 28% commencing in 2006) on "reportable payments" (including interest distributions, original issue discount, and, under certain circumstances, principal distributions) unless the Regular Certificateholder complies with certain reporting and/or certification procedures, including the provision of its taxpayer identification number to the trustee, its agent or the broker who effected the sale of the Regular Certificate, or that certificateholder is otherwise an exempt recipient under applicable provisions of the Code. Any amounts to be withheld from distribution on the Regular Certificates would be refunded by the IRS or allowed as a credit against the Regular Certificateholder's federal income tax liability. The New Regulations will change certain of the rules relating to certain presumptions currently available relating to information reporting and backup withholding. Non-U.S. Persons are urged to contact their own tax advisors regarding the application to them of backup and withholding and information reporting.

REPORTING REQUIREMENTS

     Reports of accrued interest, original issue discount and information necessary to compute the accrual of any market discount on the Regular Certificates will be made annually to the IRS and to individuals, estates, non-exempt and non-charitable trusts, and partnerships who are either holders of record of Regular Certificates or beneficial owners who own Regular Certificates through a broker or middleman as nominee. All brokers, nominees and all other non-exempt holders of record of Regular Certificates (including corporations, non-calendar year taxpayers, securities or commodities dealers, real estate investment trusts, investment companies, common trust funds, thrift institutions and charitable trusts) may request that information for any calendar quarter by telephone or in writing by contacting the person designated in IRS Publication 938 with respect to a particular series of Regular Certificates. Holders through nominees must request that information from the nominee.


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     The IRS's Form 1066 has an accompanying Schedule Q, Quarterly Notice to
Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation. Treasury regulations require that Schedule Q be furnished by the REMIC Pool to each Residual Certificateholder by the end of the month following the close of each calendar quarter (41 days after the end of a quarter under proposed Treasury regulations) in which the REMIC Pool is in existence.

     Treasury regulations require that, in addition to the foregoing requirements, information must be furnished quarterly to Residual Certificateholders, furnished annually, if applicable, to holders of Regular Certificates, and filed annually with the IRS concerning Code Section 67 expenses, see "--Limitations on Deduction of Certain Expenses" above, allocable to those holders. Furthermore, under those regulations, information must be furnished quarterly to Residual Certificateholders, furnished annually to holders of Regular Certificates, and filed annually with the IRS concerning the percentage of the REMIC Pool's assets meeting the qualified asset tests described under "--Status of REMIC Certificates" above.






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               FEDERAL INCOME TAX CONSEQUENCES FOR CERTIFICATES AS
                       TO WHICH NO REMIC ELECTION IS MADE

STANDARD CERTIFICATES

General.

     In the event that no election is made to treat a trust fund (or a segregated pool of assets in the trust fund) with respect to a series of certificates that are not designated as "--Stripped Certificates," as described below, as a REMIC (certificates of that kind of series are referred to as "Standard Certificates"), in the opinion of Cadwalader, Wickersham & Taft LLP the trust fund will be classified as a grantor trust under subpart E, Part 1 of subchapter J of the Code and not as an association taxable as a corporation or a "taxable mortgage pool" within the meaning of Code Section 7701(i). Where there is no fixed retained yield with respect to the mortgage loans underlying the Standard Certificates, the holder of a Standard Certificate (a "Standard Certificateholder") in that series will be treated as the owner of a pro rata undivided interest in the ordinary income and corpus portions of the trust fund represented by its Standard Certificate and will be considered the beneficial owner of a pro rata undivided interest in each of the mortgage loans, subject to the discussion under "--Recharacterization of Servicing Fees" below. Accordingly, the holder of a Standard Certificate of a particular series will be required to report on its federal income tax return its pro rata share of the entire income from the mortgage loans represented by its Standard Certificate, including interest at the coupon rate on those mortgage loans, original issue discount (if any), prepayment fees, assumption fees, and late payment charges received by the master servicer, in accordance with that Standard Certificateholder's method of accounting. A Standard Certificateholder generally will be able to deduct its share of the servicing fee and all administrative and other expenses of the trust fund in accordance with its method of accounting, provided that those amounts are reasonable compensation for services rendered to that trust fund. However, investors who are individuals, estates or trusts who own Standard Certificates, either directly or indirectly through certain pass-through entities, will be subject to limitation with respect to certain itemized deductions described in Code
Section 67, including deductions under Code Section 212 for the servicing fee and all the administrative and other expenses of the trust fund, to the extent that those deductions, in the aggregate, do not exceed two percent of an investor's adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of (1) 3% of the excess, if any, of adjusted gross income over $139,500 for 2003 ($69,750 in the case of a married individual filing a separate return) (subject to annual adjustments for inflation), or (2) 80% of the amount of itemized deductions otherwise allowable for that year. As a result, those investors holding Standard Certificates, directly or indirectly through a pass-through entity, may have aggregate taxable income in excess of the aggregate amount of cash received on those Standard Certificates with respect to interest at the pass-through rate on those Standard Certificates. In addition, those expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause the investors to be subject to significant additional tax liability. Moreover, where there is fixed retained yield with respect to the mortgage loans underlying a series of Standard Certificates or where the servicing fee is in excess of reasonable servicing compensation, the transaction will be subject to the application of the "stripped bond" and "stripped coupon" rules of the Code, as described under "--Stripped Certificates" and "--Recharacterization of Servicing Fees," below.

Tax Status.

     In the opinion of Cadwalader, Wickersham & Taft LLP, Standard Certificates will have the following status for federal income tax purposes:

     1. Standard Certificate owned by a "domestic building and loan association" within the meaning of Code Section 7701(a)(19) will be considered to represent "loans....secured by


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        an interest in real property which is . . . residential real property"
        within the meaning of Code Section 7701(a)(19)(C)(v), provided that the real property securing the mortgage loans represented by that Standard Certificate is of the type described in that section of the Code.

     2. Standard Certificate owned by a real estate investment trust will be considered to represent "real estate assets" within the meaning of Code
        Section 856(c)(5)(B) to the extent that the assets of the related trust fund consist of qualified assets, and interest income on those assets will be considered "interest on obligations secured by mortgages on real property" to such extent within the meaning of Code Section 856(c)(3)(B).

     3. Standard Certificate owned by a REMIC will be considered to represent an "obligation...which is principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3)(A) to the extent that the assets of the related trust fund consist of "qualified mortgages" within the meaning of Code Section 860G(a)(3).

     4. Standard Certificate owned by a financial asset securitization investment trust will be considered to represent "permitted assets" within the meaning of Code Section 860L(c).

Premium and Discount.

     Standard Certificateholders are advised to consult with their tax advisors as to the federal income tax treatment of premium and discount arising either upon initial acquisition of Standard Certificates or thereafter.

     Premium. The treatment of premium incurred upon the purchase of a Standard Certificate will be determined generally as described under "--Federal Income Tax Consequences for REMIC Certificates--Taxation of Residual
Certificates--Treatment of Certain Items of REMIC Income and Expense--Premium" above.

     Original Issue Discount. The original issue discount rules will be applicable to a Standard Certificateholder's interest in those mortgage loans as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of original issue discount income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Under the OID Regulations, the original issue discount could arise by the charging of points by the originator of the mortgages in an amount greater than a statutory de minimis exception, including a payment of points currently deductible by the borrower under applicable Code provisions or, under certain circumstances, by the presence of "teaser rates" on the mortgage loans.

     Original issue discount must generally be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest, in advance of the cash attributable to that income. Unless indicated otherwise in the applicable prospectus supplement, no prepayment assumption will be assumed for purposes of that accrual. However, Code Section 1272 provides for a reduction in the amount of original issue discount includible in the income of a holder of an obligation that acquires the obligation after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if the mortgage loans acquired by a Standard Certificateholder are purchased at a price equal to the then unpaid principal amount of the mortgage loans, no original issue discount attributable to the difference between the issue price and the original principal amount of the mortgage loans (i.e., points) will be includible by that holder.

     Market Discount. Standard Certificateholders also will be subject to the market discount rules to the extent that the conditions for application of those sections are met. Market discount on the mortgage loans will be determined and will be reported as ordinary income generally in the manner described under "--Federal Income Tax Consequences for REMIC Certificates-- Taxation of Regular Certificates--Market Discount" above, except that the ratable accrual


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

methods described there will not apply and it is unclear whether a Prepayment Assumption would apply. Rather, the holder will accrue market discount pro rata over the life of the mortgage loans, unless the constant yield method is elected. Unless indicated otherwise in the applicable prospectus supplement, no prepayment assumption will be assumed for purposes of that accrual.

Recharacterization of Servicing Fees.

     If the servicing fee paid to the master servicer were deemed to exceed reasonable servicing compensation, the amount of that excess would represent neither income nor a deduction to certificateholders. In this regard, there are no authoritative guidelines for federal income tax purposes as to either the maximum amount of servicing compensation that may be considered reasonable in the context of this or similar transactions or whether, in the case of the Standard Certificate, the reasonableness of servicing compensation should be determined on a weighted average or loan-by-loan basis. If a loan-by-loan basis is appropriate, the likelihood that the amount would exceed reasonable servicing compensation as to some of the mortgage loans would be increased. IRS guidance indicates that a servicing fee in excess of reasonable compensation ("excess servicing") will cause the mortgage loans to be treated under the "stripped bond" rules. That guidance provides safe harbors for servicing deemed to be reasonable and requires taxpayers to demonstrate that the value of servicing fees in excess of those amounts is not greater than the value of the services provided.

     Accordingly, if the IRS' approach is upheld, a servicer who receives a servicing fee in excess of those amounts would be viewed as retaining an ownership interest in a portion of the interest payments on the mortgage loans. Under the rules of Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from the right to receive some or all of the principal payments on the obligation would result in treatment of those mortgage loans as "stripped coupons" and "stripped bonds." Subject to the de minimis rule discussed under "--Stripped Certificates" below, each stripped bond or stripped coupon could be considered for this purpose as a non-interest bearing obligation issued on the date of issue of the Standard Certificates, and the original issue discount rules of the Code would apply to that holder. While Standard Certificateholders would still be treated as owners of beneficial interests in a grantor trust for federal income tax purposes, the corpus of the trust could be viewed as excluding the portion of the mortgage loans the ownership of which is attributed to the master servicer, or as including that portion as a second class of equitable interest. Applicable Treasury regulations treat that arrangement as a fixed investment trust, since the multiple classes of trust interests should be treated as merely facilitating direct investments in the trust assets and the existence of multiple classes of ownership interests is incidental to that purpose. In general, a recharacterization should not have any significant effect upon the timing or amount of income reported by a Standard Certificateholder, except that the income reported by a cash method holder may be slightly accelerated. See "--Stripped Certificates" below for a further description of the federal income tax treatment of stripped bonds and stripped coupons.

Sale or Exchange of Standard Certificates.

     Upon sale or exchange of a Standard Certificate, a Standard Certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale (other than amounts allocable to accrued interest) and its aggregate adjusted basis in the mortgage loans and the other assets represented by the Standard Certificate. In general, the aggregate adjusted basis will equal the Standard Certificateholder's cost for the Standard Certificate, increased by the amount of any income previously reported with respect to the Standard Certificate and decreased by the amount of any losses previously reported with respect to the Standard Certificate and the amount of any distributions received on those Standard Certificates. Except as provided above with respect to market discount on any mortgage loans, and except for certain financial institutions subject to the provisions of Code
Section 582(c), that gain or loss would be capital gain or loss if the Standard Certificate was held as a capital asset. However, gain on the sale of a Standard Certificate will be treated as ordinary income (1) if a Standard Certificate is


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

held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Standard Certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of that transaction or (2) in the case of a non-corporate taxpayer, to the extent the taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. Long-term capital gains of certain non-corporate taxpayers generally are subject to lower tax rates than ordinary income or short-term capital gains of those taxpayers for property held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

     Investors that recognize a loss on a sale or exchange of the Standard Certificates for federal income tax purposes in excess of certain threshold amounts should consult their tax advisors as to the need to file IRS Form 8886 (disclosing certain potential tax shelters) on their federal income tax returns.

STRIPPED CERTIFICATES

General.

     Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the principal payments on an obligation from ownership of the right to receive some or all of the interest payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. For purposes of this discussion, certificates that are subject to those rules will be referred to as "Stripped Certificates." Stripped Certificates include interest-only certificates entitled to distributions of interest, with disproportionately small, nominal or no distributions of principal and principal-only certificates entitled to distributions of principal, with disproportionately small, nominal or no distributions of interest as to which no REMIC election is made.

     The certificates will be subject to those rules if:

     1. we or any of our affiliates retain, for our own account or for purposes of resale, in the form of fixed retained yield or otherwise, an ownership interest in a portion of the payments on the mortgage loans,

     2. the master servicer is treated as having an ownership interest in the mortgage loans to the extent it is paid, or retains, servicing compensation in an amount greater than reasonable consideration for servicing the mortgage loans (See "--Standard
        Certificates--Recharacterization of Servicing Fees" above), and

     3. certificates are issued in two or more classes or subclasses representing the right to non-pro-rata percentages of the interest and principal payments on the mortgage loans.

     In general, a holder of a Stripped Certificate will be considered to own "stripped bonds" with respect to its pro rata share of all or a portion of the principal payments on each mortgage loan and/or "stripped coupons" with respect to its pro rata share of all or a portion of the interest payments on each mortgage loan, including the Stripped Certificate's allocable share of the servicing fees paid to the master servicer, to the extent that those fees represent reasonable compensation for services rendered. See discussion under "--Standard Certificates--Recharacterization of Servicing Fees" above. Although not free from doubt, for purposes of reporting to Stripped Certificateholders, the servicing fees will be allocated to the Stripped Certificates in proportion to the respective entitlements to distributions of each class, or subclass, of Stripped Certificates for the related period or periods. The holder of a Stripped Certificate generally will be entitled to a deduction each year in respect of the servicing fees, as described under "--Standard Certificates--General" above, subject to the limitation described there.

     Code Section 1286 treats a stripped bond or a stripped coupon as an obligation issued at an original issue discount on the date that the stripped interest is purchased. Although the


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

treatment of Stripped Certificates for federal income tax purposes is not clear in certain respects at this time, particularly where the Stripped Certificates are issued with respect to a Mortgage Pool containing variable-rate mortgage loans, in the opinion of Cadwalader, Wickersham & Taft LLP (1) the trust fund will be treated as a grantor trust under subpart E, Part 1 of subchapter J of the Code and not as an association taxable as a corporation or a "taxable mortgage pool" within the meaning of Code Section 7701(i), and (2) each Stripped Certificate should be treated as a single installment obligation for purposes of calculating original issue discount and gain or loss on disposition. This treatment is based on the interrelationship of Code Section 1286, Code Sections 1272 through 1275, and the OID Regulations. While under Code Section 1286 computations with respect to Stripped Certificates arguably should be made in one of the ways described under "--Taxation of Stripped Certificates--Possible Alternative Characterizations" below, the OID Regulations state, in general, that two or more debt instruments issued by a single issuer to a single investor in a single transaction should be treated as a single debt instrument for original issue discount purposes. The applicable Pooling Agreement will require that the trustee make and report all computations described below using this aggregate approach, unless substantial legal authority requires otherwise.

     Furthermore, Treasury regulations issued December 28, 1992 provide for the treatment of a Stripped Certificate as a single debt instrument issued on the date it is purchased for purposes of calculating any original issue discount. In addition, under these regulations, a Stripped Certificate that represents a right to payments of both interest and principal may be viewed either as issued with original issue discount or market discount, as described below, at a de minimis original issue discount, or, presumably, at a premium. This treatment suggests that the interest component of that Stripped Certificate would be treated as qualified stated interest under the OID Regulations, other than in the case of an interest-only Stripped Certificate or a Stripped Certificate on which the interest is substantially disproportionate to the principal amount. Further, these final regulations provide that the purchaser of a Stripped Certificate will be required to account for any discount as market discount rather than original issue discount if either (1) the initial discount with respect to the Stripped Certificate was treated as zero under the de minimis rule, or (2) no more than 100 basis points in excess of reasonable servicing is stripped off the related mortgage loans. This market discount would be reportable as described under "--Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates--Market Discount" above, without regard to the de minimis rule there, assuming that a prepayment assumption is employed in that computation.

Status of Stripped Certificates.

     No specific legal authority exists as to whether the character of the Stripped Certificates, for federal income tax purposes, will be the same as that of the mortgage loans. Although the issue is not free from doubt, in the opinion of Cadwalader, Wickersham & Taft LLP, Stripped Certificates owned by applicable holders should be considered to represent "real estate assets" within the meaning of Code Section 856(c)(4)(A), "obligation[s] principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3)(A), and "loans . . . secured by an interest in real property which is . . . residential real property" within the meaning of Code Section 7701(a)(19)(C)(v), and interest (including original issue discount) income attributable to Stripped Certificates should be considered to represent "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B), provided that in each case the mortgage loans and interest on those mortgage loans qualify for that treatment.

Taxation of Stripped Certificates.

     Original Issue Discount. Except as described under "--General" above, each Stripped Certificate will be considered to have been issued at an original issue discount for federal income tax purposes. Original issue discount with respect to a Stripped Certificate must be included in ordinary income as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, which may be prior to the receipt of the cash attributable to that income. Based in part on the OID Regulations and the amendments to the original issue


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

discount sections of the Code made by the Reform Act, the amount of original issue discount required to be included in the income of a holder of a Stripped Certificate (referred to in this discussion as a "Stripped Certificateholder") in any taxable year likely will be computed generally as described under "--Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates--Original Issue Discount" and "--Variable Rate Regular Certificates" above. However, with the apparent exception of a Stripped Certificate qualifying as a market discount obligation, as described under "--General" above, the issue price of a Stripped Certificate will be the purchase price paid by each holder of the Stripped Certificate, and the stated redemption price at maturity will include the aggregate amount of the payments, other than qualified stated interest to be made on the Stripped Certificate to that Stripped Certificateholder, presumably under the Prepayment Assumption.

     If the mortgage loans prepay at a rate either faster or slower than that under the Prepayment Assumption, a Stripped Certificateholder's recognition of original issue discount will be either accelerated or decelerated and the amount of the original issue discount will be either increased or decreased depending on the relative interests in principal and interest on each mortgage loan represented by that Stripped Certificateholder's Stripped Certificate. While the matter is not free from doubt, the holder of a Stripped Certificate should be entitled in the year that it becomes certain, assuming no further prepayments, that the holder will not recover a portion of its adjusted basis in that Stripped Certificate to recognize an ordinary loss, if it is a corporation, or a short-term capital loss, if it is not a corporation and does not hold the Stripped Certificate in connection with a trade or business, equal to that portion of unrecoverable basis.

     As an alternative to the method described above, the fact that some or all of the interest payments with respect to the Stripped Certificates will not be made if the mortgage loans are prepaid could lead to the interpretation that the interest payments are "contingent" within the meaning of the OID Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to prepayable securities such as the Stripped Certificates. However, if final regulations dealing with contingent interest with respect to the Stripped Certificates apply the same principles as the OID Regulations, those regulations may lead to different timing of income inclusion that would be the case under the OID Regulations. Furthermore, application of those principles could lead to the characterization of gain on the sale of contingent interest Stripped Certificates as ordinary income. Investors should consult their tax advisors regarding the appropriate tax treatment of Stripped Certificates.

     Sale or Exchange of Stripped Certificates. Sale or exchange of a Stripped Certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the Stripped Certificateholder's adjusted basis in that Stripped Certificate, as described under "--Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates--Sale or Exchange of Regular Certificates" above. To the extent that a subsequent purchaser's purchase price is exceeded by the remaining payments on the Stripped Certificates by more than the statutory de minimis amount, that subsequent purchaser will be required for federal income tax purposes to accrue and report that excess as if it were original issue discount in the manner described above. It is not clear for this purpose whether the assumed prepayment rate that is to be used in the case of a Stripped Certificateholder other than an original Stripped Certificateholder should be the Prepayment Assumption or a new rate based on the circumstances at the date of subsequent purchase.

     Investors that recognize a loss on a sale or exchange of the Stripped Certificates for federal income tax purposes in excess of certain threshold amounts should consult their tax advisors as to the need to file IRS Form 8886 (disclosing certain potential tax shelters) on their federal income tax returns.

     Purchase of More Than One Class of Stripped Certificates. Where an investor purchases more than one class of Stripped Certificates, it is currently unclear whether for federal income tax purposes those classes of Stripped Certificates should be treated separately or aggregated for purposes of the rules described above.


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

     Possible Alternative Characterizations. The characterizations of the Stripped Certificates discussed above are not the only possible interpretations of the applicable Code provisions. For example, the Stripped Certificateholder may be treated as the owner of

     1. one installment obligation consisting of that Stripped Certificate's pro rata share of the payments attributable to principal on each mortgage loan and a second installment obligation consisting of that Stripped Certificate's pro rata share of the payments attributable to interest on each mortgage loan,

     2. as many stripped bonds or stripped coupons as there are scheduled payments of principal and/or interest on each mortgage loan or

     3. a separate installment obligation for each mortgage loan, representing the Stripped Certificate's pro rata share of payments of principal and/or interest to be made with respect thereto.

     Alternatively, the holder of one or more classes of Stripped Certificates may be treated as the owner of a pro rata fractional undivided interest in each mortgage loan to the extent that the Stripped Certificate, or classes of Stripped Certificates in the aggregate, represent the same pro rata portion of principal and interest on that mortgage loan, and a stripped bond or stripped coupon (as the case may be), treated as an installment obligation or contingent payment obligation, as to the remainder. Final regulations issued regarding original issue discount on stripped obligations make the foregoing interpretations less likely to be applicable. The preamble to those regulations states that they are premised on the assumption that an aggregation approach is appropriate for determining whether original issue discount on a stripped bond or stripped coupon is de minimis, and solicits comments on appropriate rules for aggregating stripped bonds and stripped coupons under Code Section 1286.

     Because of these possible varying characterizations of Stripped Certificates and the resultant differing treatment of income recognition, Stripped Certificateholders are urged to consult their own tax advisors regarding the proper treatment of Stripped Certificates for federal income tax purposes.

REPORTING REQUIREMENTS AND BACKUP WITHHOLDING

     The trustee will furnish, within a reasonable time after the end of each calendar year, to each Standard Certificateholder or Stripped Certificateholder at any time during that year, the information, prepared on the basis described above, as the trustee deems to be necessary or desirable to enable those certificateholders to prepare their federal income tax returns. The information will include the amount of original issue discount accrued on certificates held by persons other than certificateholders exempted from the reporting requirements. The amounts required to be reported by the trustee may not be equal to the proper amount of original issue discount required to be reported as taxable income by a certificateholder, other than an original certificateholder that purchased at the issue price. In particular, in the case of Stripped Certificates, unless provided otherwise in the applicable prospectus supplement, the reporting will be based upon a representative initial offering price of each class of Stripped Certificates. The trustee will also file the original issue discount information with the IRS. If a certificateholder fails to supply an accurate taxpayer identification number or if the Secretary of the Treasury determines that a certificateholder has not reported all interest and dividend income required to be shown on his federal income tax return, backup withholding at a current rate of 30.0% (which rate will be reduced to 29% commencing in 2004 and to 28% commencing in 2006) may be required in respect of any reportable payments, as described under "--Federal Income Tax Consequences for REMIC Certificates--Taxes That May Be Imposed on the REMIC Pool--Backup Withholding" above.

TAXATION OF CERTAIN FOREIGN INVESTORS

     To the extent that a certificate evidences ownership in mortgage loans that are issued on or before July 18, 1984, interest or original issue discount paid by the person required to withhold


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

tax under Code Section 1441 or 1442 to nonresident aliens, foreign corporations, or other Non-U.S. Persons generally will be subject to 30% United States withholding tax, or a lower rate as may be provided for interest by an applicable tax treaty. Accrued original issue discount recognized by the Standard Certificateholder or Stripped Certificateholder on the sale or exchange of that certificate also will be subject to federal income tax at the same rate.

     Treasury regulations provide that interest or original issue discount paid by the trustee or other withholding agent to a Non-U.S. Person evidencing ownership interest in mortgage loans issued after July 18, 1984 will be "portfolio interest" and will be treated in the manner, and those persons will be subject to the same certification requirements, described under "--Federal Income Tax Consequences for REMIC Certificates--Taxes That May Be Imposed on the REMIC Pool--Taxation of Certain Foreign Investors--Regular Certificates" above.


                      STATE AND OTHER TAX CONSIDERATIONS

     In addition to the federal income tax consequences described in "Certain Federal Income Tax Consequences" above, you should consider the state and local tax consequences of the acquisition, ownership, and disposition of the offered certificates. State tax law may differ substantially from the corresponding federal law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Thus, you should consult your own tax advisors with respect to the various tax consequences of investments in the offered certificates.


                         CERTAIN ERISA CONSIDERATIONS

GENERAL

     The Employee Retirement Income Security Act of 1974, as amended, or ERISA, and the Code impose certain requirements on retirement plans, and on certain other employee benefit plans and arrangements, including individual retirement accounts and annuities, Keogh plans, collective investment funds, insurance company separate accounts and some insurance company general accounts in which those plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA and Section 4975 of the Code (all of which are referred to as "Plans"), and on persons who are fiduciaries with respect to Plans, in connection with the investment of Plan assets. Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)), and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. However, those plans may be subject to the provisions of other applicable federal, state or local law ("Similar Law") materially similar to the foregoing provisions of ERISA or the Code. Moreover, those plans, if qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, are subject to the prohibited transaction rules set forth in Section 503 of the Code.

     ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. In addition, ERISA and the Code prohibit a broad range of transactions involving assets of a Plan and persons ("Parties in Interest") who have certain specified relationships to the Plan, unless a statutory, regulatory or administrative exemption is available. Certain Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Section 4975 of the Code, unless a statutory, regulatory or administrative exemption is available. These prohibited transactions generally are set forth in Section 406 of ERISA and Section 4975 of the Code. Special caution should be exercised before the assets of a Plan are used to purchase an offered certificate if, with respect to those assets, the Depositor, the master servicer or the trustee or one of their affiliates, either: (a) has investment discretion with respect to the investment of those assets of that Plan; or (b) has authority or responsibility to give, or regularly gives, investment advice with respect to those assets for a fee and pursuant to an agreement or understanding that the advice will serve


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

as a primary basis for investment decisions with respect to those assets and that the advice will be based on the particular investment needs of the Plan; or (c) is an employer maintaining or contributing to the Plan.

     Before purchasing any offered certificates with Plan assets, a Plan fiduciary should consult with its counsel and determine whether there exists any prohibition to that purchase under the requirements of ERISA or Section 4975 of the Code, whether any prohibited transaction class exemption or any individual administrative prohibited transaction exemption (as described below) applies, including whether the appropriate conditions set forth in those exemptions would be met, or whether any statutory prohibited transaction exemption is applicable, and further should consult the applicable prospectus supplement relating to that series of offered certificates. Fiduciaries of plans subject to a Similar Law should consider the need for, and the availability of, an exemption under such applicable Similar Law.

PLAN ASSET REGULATIONS

     A Plan's investment in offered certificates may cause the Trust Assets to be deemed Plan assets. Section 2510.3-101 of the regulations of the United States Department of Labor ("DOL") provides that when a Plan acquires an equity interest in an entity, the Plan's assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable to this discussion apply, or unless the equity participation in the entity by "benefit plan investors" (that is, Plans and certain employee benefit plans not subject to ERISA) is not "significant." For this purpose, in general, equity participation in a trust fund will be "significant" on any date if, immediately after the most recent acquisition of any certificate, 25% or more of any class of certificates is held by benefit plan investors.

     In general, any person who has discretionary authority or control respecting the management or disposition of Plan assets, and any person who provides investment advice with respect to those assets for a fee, is a fiduciary of the investing Plan. If the Trust Assets constitute Plan assets, then any party exercising management or discretionary control regarding those assets, such as a master servicer, a special servicer or any sub-servicer, may be deemed to be a Plan "fiduciary" with respect to the investing Plan, and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and the Code. In addition, if the Trust Assets constitute Plan assets, the purchase of offered certificates by a Plan, as well as the operation of the trust fund, may constitute or involve a prohibited transaction under ERISA or the Code.

ADMINISTRATIVE EXEMPTIONS

     Several underwriters of mortgage-backed securities have applied for and obtained individual administrative ERISA prohibited transaction exemptions (the "Exemptions") which can only apply to the purchase and holding of mortgage-backed securities which, among other conditions, are sold in an offering with respect to which that underwriter serves as the sole or a managing underwriter, or as a selling or placement agent. If one of the Exemptions might be applicable to a series of certificates, the related prospectus supplement will refer to the possibility, as well as provide a summary of the conditions to the applicability.

     The DOL has promulgated amendments (the "Amendments") to the Exemptions that, among other changes, permit Plans to purchase subordinated certificates rated in any of the four highest ratings categories (provided that all other requirements of the Exemptions are met). Plan fiduciaries should, and other potential investors who may be analyzing the potential liquidity of their investment may wish to, consult with their advisors regarding the Amendments.

INSURANCE COMPANY GENERAL ACCOUNTS

     Sections I and III of Prohibited Transaction Class Exemption ("PTCE") 95-60 exempt from the application of the prohibited transaction provisions of Sections 406(a), 406(b) and 407(a) of ERISA and Section 4975 of the Code transactions in connection with the acquisition of a security (such as a certificate issued by a trust fund) as well as the servicing, management and operation of a trust (such as the trust fund) in which an insurance company general account has an interest as a result of its acquisition of certificates issued by the trust, provided that certain conditions are satisfied. If these conditions are met, insurance company general accounts investing assets that are treated as assets of Plans would be allowed to purchase certain classes of certificates which do not meet the ratings requirements of the Exemptions. All other conditions of the Exemptions would have to be satisfied in order for PTCE 95-60 to be available. Before purchasing any class of offered certificates, an insurance company general account seeking to rely on Sections I and III of PTCE 95-60 should itself confirm that all applicable conditions and other requirements have been satisfied.

     The Small Business Job Protection Act of 1996 added a new Section 401(c) to ERISA, which provides certain exemptive relief from the provisions of Part 4 of Title I of ERISA and Section 4975 of the Code, including the prohibited transaction restrictions imposed by ERISA and the related excise taxes imposed by the Code, for transactions involving an insurance company general account. Pursuant to Section 401(c) of ERISA, the DOL issued regulations ("401(c) Regulations"), generally effective July 5, 2001, to provide guidance for the purpose of determining, in cases where insurance policies supported by an insured's general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute Plan assets. Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998 or issued to Plans on or before December 31, 1998 for which the insurance company does not comply with the 401(c) Regulations may be treated as Plan assets. In addition, because
Section 401(c) of ERISA does not relate to insurance company separate accounts, separate account assets are still generally treated as Plan assets of any Plan invested in that separate account. Insurance companies contemplating the investment of general account assets in the offered certificates should consult with their counsel with respect to the applicability of Section 401(c) of ERISA.

UNRELATED BUSINESS TAXABLE INCOME; RESIDUAL CERTIFICATES

     The purchase of a Residual Certificate by any employee benefit plan qualified under Code Section 401(a) and exempt from taxation under Code Section 501(a), including most varieties of Plans, may give rise to "unrelated business taxable income" as described in Code Sections 511-515 and 860E. Further, prior to the purchase of Residual Certificates, a prospective transferee may be required to provide an affidavit to a transferor that it is not, nor is it purchasing a Residual Certificate on behalf of, a "Disqualified Organization," which term as defined above includes certain tax-exempt entities not subject to Code Section 511 including certain governmental plans, as discussed above under the caption "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxation of Residual Certificates--Tax-Related Restrictions on Transfer of Residual Certificates--Disqualified Organizations."

     Due to the complexity of these rules and the penalties imposed upon persons involved in prohibited transactions, it is particularly important that potential investors who are Plan fiduciaries or who are investing Plan assets consult with their counsel regarding the consequences under ERISA and the Code of their acquisition and ownership of certificates.

     The sale of certificates to an employee benefit plan is in no respect a representation by the Depositor or the Underwriter that this investment meets all relevant legal requirements with respect to investments by plans generally or by any particular plan, or that this investment is appropriate for plans generally or for any particular plan.


                               LEGAL INVESTMENT

     The offered certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA"), only if so specified in the related prospectus supplement. The appropriate characterization of those certificates not qualifying as "mortgage related securities" ("Non-SMMEA Certificates") under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase those certificates, may be subject to significant interpretive uncertainties. Accordingly, investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether and to what extent the Non-SMMEA Certificates constitute legal investments for them.

     Generally, only classes of offered certificates that (1) are rated in one of the two highest rating categories by one or more nationally recognized statistical rating organizations and (2) are part of a series evidencing interests in a trust fund consisting of loans secured by first liens and originated by certain types of originators as specified in SMMEA, will be "mortgage related securities" for purposes of SMMEA. As "mortgage related securities," those classes will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities, including depository institutions, insurance companies, trustees and pension funds, created pursuant to or existing under the laws of the United States or of any state, including the District of Columbia and Puerto Rico, whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities constitute legal investments for those entities.

     Under SMMEA, a number of states enacted legislation, on or prior to the October 3, 1991 cut-off for those enactments, limiting to various extents the ability of certain entities (in particular, insurance companies) to invest in "mortgage related securities" secured by liens on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to
Section 347 of the Riegle Community Development and Regulatory Improvement Act of 1994, which amended the definition of "mortgage related security" to include, in relevant part, offered certificates satisfying the rating and qualified originator requirements for "mortgage related securities," but evidencing interests in a trust fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September 23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by state-regulated entities in those types of offered certificates. Accordingly, the investors affected by any state legislation overriding the preemptive effect of SMMEA will be authorized to invest in offered certificates qualifying as "mortgage related securities" only to the extent provided in that legislation.

     SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in those securities, and national banks may purchase those securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. Section 24 (Seventh), subject in each case to those regulations as the applicable federal regulatory authority may prescribe. In this connection, the Office of the Comptroller of the Currency (the "OCC") has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with certain general standards in 12 C.F.R. Section 1.5 concerning "safety and soundness" and retention of credit information), certain "Type IV securities," defined in 12 C.F.R. Section 1.2(m) to include certain "commercial mortgage-related securities" and "residential mortgage-related securities." As so defined, "commercial mortgage-related security" and "residential mortgage-related security" mean, in relevant part, "mortgage related security" within the meaning of SMMEA, provided that, in the case of a "commercial mortgage-related security," it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors," no representation is made as to whether any class of offered certificates will qualify as "commercial mortgage-related securities," and thus as "Type IV securities," for investment by national banks. The National Credit Union Administration (the "NCUA") has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in "mortgage related securities" under certain limited circumstances, other than stripped mortgage related securities, residual interests in mortgage related securities, and commercial mortgage related securities, unless the credit union has obtained written approval from the NCUA to participate in the "investment pilot program" described in 12 C.F.R. Section 703.140. The Office of Thrift Supervision (the "OTS") has issued Thrift Bulletin 13a (December 1, 1998), "Management of Interest Rate Risk, Investment Securities, and Derivatives Activities," which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the offered certificates.

     All depository institutions considering an investment in the offered certificates should review the "Supervisory Policy Statement on Investment Securities and End-User Derivatives Activities" (the "1998 Policy Statement") of the Federal Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the OCC, the Federal Deposit Insurance Corporation and the OTS, effective May 26, 1998, and by the NCUA, effective October 1, 1998. The 1998 Policy Statement sets forth general guidelines which depository institutions must follow in managing risks (including market, credit, liquidity, operational (transaction), and legal risks) applicable to all securities (including mortgage pass-through securities and mortgage-derivative products) used for investment purposes.

     Institutions whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by those authorities before purchasing any offered certificates, as certain classes may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies or guidelines (in certain instances irrespective of SMMEA).

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not "interest bearing" or "income paying," and, with regard to any offered certificates issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

     Except as to the status of certain classes of offered certificates as "mortgage related securities," no representations are made as to the proper characterization of offered certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase offered certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the offered certificates) may adversely affect the liquidity of the offered certificates.

     Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered certificates of any class constitute legal investments or are subject to investment, capital or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to that investor.


                            METHOD OF DISTRIBUTION

     The offered certificates offered by this prospectus and by the related prospectus supplements will be offered in series through one or more of the methods described below. The prospectus supplement prepared for each series will describe the method of offering being utilized for that series and will state our net proceeds from that sale.

     We intend that offered certificates will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of a particular series of certificates may be made through a combination of two or more of these methods. Those methods are as follows:

     1. by negotiated firm commitment underwriting and public offering by one or more underwriters specified in the related prospectus supplement;

     2. by placements through one or more placement agents specified in the related prospectus supplement primarily with institutional investors and dealers; and

     3. through direct offerings by the Depositor

     If underwriters are used in a sale of any offered certificates (other than in connection with an underwriting on a best efforts basis), those certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment. The underwriters may be broker-dealers affiliated with us. Their identities and material relationships to us will be set forth in the related prospectus supplement. The managing underwriter or underwriters with respect to the offer and sale of a particular series of certificates will be set forth in the cover of the prospectus supplement relating to that series and the members of the underwriting syndicate, if any, will be named in that prospectus supplement.

     In connection with the sale of the offered certificates, underwriters may receive compensation from us or from purchasers of the offered certificates in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the offered certificates may be deemed to be underwriters in connection with those offered certificates, and any discounts or commissions received by them from us and any profit on the resale of offered certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended (the "Securities Act").

     It is anticipated that the underwriting agreement pertaining to the sale of any series of certificates will provide that the obligations of the underwriters will be subject to certain conditions precedent, that the underwriters will be obligated to purchase all offered certificates if any are purchased (other than in connection with an underwriting on a best efforts basis) and that we will indemnify the several underwriters, and each person, if any, who controls that underwriter within the meaning of Section 15 of the Securities Act, against certain civil liabilities, including liabilities under the Securities Act, or will contribute to payments required to be made in respect of these liabilities.

     The prospectus supplement with respect to any series offered by placements through dealers will contain information regarding the nature of that offering and any agreements to be entered into between us and purchasers of offered certificates of that series.

     We anticipate that the offered certificates offered by this prospectus and the related prospectus supplement will be sold primarily to institutional investors. Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of those purchases, be deemed to be "underwriters" within the meaning of the Securities Act in connection with reoffers and sales by them of offered certificates. You should consult with your legal advisors in this regard prior to any similar reoffer or sale.

     As to each series of certificates, only those classes rated in an investment grade rating category by any rating agency will be offered by this prospectus. We may initially retain any unrated class and we may sell it at any time to one or more institutional investors.


               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     With respect to each series of certificates offered by this prospectus, there are incorporated in this prospectus and in the related prospectus supplement by reference all documents and reports filed or caused to be filed by the Depositor with respect to a trust fund pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, that relate specifically to the related series of certificates. The Depositor will provide or cause to be provided without charge to each person to whom this prospectus is delivered in connection with the offering of one or more classes of offered certificates, upon written or oral request of that person, a copy of any or all documents or reports incorporated in this prospectus by reference, in each case to the extent the documents or reports relate to one or more of the classes of offered certificates, other than the exhibits to those documents (unless the exhibits are specifically incorporated by reference in those documents). Requests to the Depositor should be directed in writing to its principal executive offices at 270 Park Avenue, New York, New York 10017, Attention: President, or by telephone at (212) 834-9299. The Depositor has determined that its financial statements will not be material to the offering of any Offered Certificates.

     The Depositor filed a registration statement (the "Registration Statement") relating to the certificates with the Securities and Exchange Commission. This prospectus is part of the Registration Statement, but the Registration Statement includes additional information.

     Copies of the Registration Statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, Washington, D.C. 20549, upon payment of the prescribed charges, or may be examined free of charge at the Securities and Exchange Commission's offices, 450 Fifth Street N.W., Washington, D.C. 20549 or at the regional offices of the Securities and Exchange Commission located at Suite 1400, Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661-2511. The Securities and Exchange Commission also maintains a site on the World Wide Web at "http://www.sec.gov" at which you can view and download copies of reports, proxy and information statements and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval ("EDGAR") system. The Depositor has filed the Registration Statement, including all exhibits thereto, through the EDGAR system, so the materials should be available by logging onto the Securities and Exchange Commission's Web site. The Securities and Exchange Commission maintains computer terminals providing access to the EDGAR system at each of the offices referred to above.


                                 LEGAL MATTERS

     The validity of the certificates of each series and certain federal income tax matters will be passed upon for us by Cadwalader, Wickersham & Taft LLP, New York, New York or such other counsel as may be specified in the applicable prospectus supplement.


                             FINANCIAL INFORMATION

     A new trust fund will be formed with respect to each series of certificates, and no trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of certificates. Accordingly, no financial statements with respect to any trust fund will be included in this prospectus or in the related prospectus supplement.


                                    RATING

     It is a condition to the issuance of any class of offered certificates that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by at least one rating agency.

     Ratings on mortgage pass-through certificates address the likelihood of receipt by the holders of those certificates of all collections on the underlying mortgage assets to which those holders are entitled. These ratings address the structural, legal and issuer-related aspects associated with those certificates, the nature of the underlying mortgage assets and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which those prepayments might differ from those originally anticipated. As a result, you might suffer a lower than anticipated yield, and, in addition, holders of stripped interest certificates in extreme cases might fail to recoup their initial investments.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                         INDEX OF PRINCIPAL DEFINITIONS

                                                                        PAGE
                                                                        ----
1998 Policy Statement ...............................................    104
401(c) Regulations ..................................................    102
Accrual Certificates ................................................     35
Accrued Certificate Interest ........................................     35
ADA .................................................................     68
Amendments ..........................................................    101
ARM Loans ...........................................................     24
Available Distribution Amount .......................................     34
Bankruptcy Code .....................................................     60
Book-Entry Certificates .............................................     34
Cash Flow Agreement .................................................     26
CERCLA ..............................................................     65
Certificate Owner ...................................................     41
certificateholder ...................................................     69
Code ................................................................     39
Cooperatives ........................................................     21
CPR .................................................................     30
Debt Service Coverage Ratio .........................................     22
defective obligation ................................................     71
Definitive Certificates .............................................     34
Depositor ...........................................................     21
Determination Date ..................................................     27
Direct Participants .................................................     40
Disqualified Organization ...........................................     85
Distribution Date Statement .........................................     38
DOL .................................................................    101
DTC .................................................................     34
Due Dates ...........................................................     23
Due Period ..........................................................     27
EDGAR ...............................................................    106
electing large partnership ..........................................     85
Equity Participation ................................................     24
Event of Default ....................................................     51
Excess Funds ........................................................     33
excess servicing ....................................................     95
Exemptions ..........................................................    101
FAMC ................................................................     25
FHLMC ...............................................................     25
FNMA ................................................................     25
foreclosure .........................................................     62
Garn Act ............................................................     66
GNMA ................................................................     25
holder ..............................................................     69
Indirect Participants ...............................................     40
Insurance and Condemnation Proceeds .................................     46
L/C Bank ............................................................     56
Liquidation Proceeds ................................................     46
Loan-to-Value Ratio .................................................     23
Lock-out Date .......................................................     24
Lock-out Period .....................................................     24
market discount .....................................................     77
MBS .................................................................     21
MBS Agreement .......................................................     25
MBS Issuer ..........................................................     25
MBS Servicer ........................................................     25
MBS Trustee .........................................................     25
Mortgage Asset Seller ...............................................     21
Mortgage Notes ......................................................     21
Mortgaged Properties ................................................     21
Mortgages ...........................................................     21
NCUA ................................................................    104
Net Leases ..........................................................     22
Net Operating Income ................................................     22
Nonrecoverable Advance ..............................................     37
Non-SMMEA Certificates ..............................................    102
Non-U.S. Person .....................................................     90
OCC .................................................................    103
OID Regulations .....................................................     73
OTS .................................................................    104
Participants ........................................................     40
Parties in Interest .................................................    100
Pass-Through Entity .................................................     85
Permitted Investments ...............................................     45
Plans ...............................................................    100
Pooling Agreement ...................................................     42
prepayment ..........................................................     30
Prepayment Assumption ...............................................     74
prepayment collar ...................................................     30
Prepayment Interest Shortfall .......................................     27
Prepayment Premium ..................................................     24
PTCE ................................................................    101
Random Lot Certificates .............................................     73
Record Date .........................................................     35
Reform Act ..........................................................     73
Registration Statement ..............................................    106
Regular Certificateholder ...........................................     73
Regular Certificates ................................................     70
Related Proceeds ....................................................     37
Relief Act ..........................................................     68
REMIC ...............................................................      8
REMIC Certificates ..................................................     70
REMIC Pool. .........................................................     70
REMIC Regulations ...................................................     69
REO Property ........................................................     44
Residual Certificateholders .........................................     80

                                                                      PAGE
                                                                      ----
Residual Certificates ............................................     35
secured-creditor exemption .......................................     65
Securities Act ...................................................    105
Senior Certificates ..............................................     34
Servicing Standard ...............................................     44
Similar Law ......................................................    100
SMMEA ............................................................    102
SPA ..............................................................     30
Standard Certificateholder .......................................     93
Standard Certificates ............................................     93
Startup Day ......................................................     71
Stripped Certificateholder .......................................     98
Subordinate Certificates .........................................     34
Sub-Servicing Agreement ..........................................     45
thrift institutions ..............................................     84
Title V ..........................................................     67
Treasury .........................................................     69
U.S. Person ......................................................     87
Value ............................................................     23
Warranting Party .................................................     43

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


     The attached diskette contains a Microsoft Excel(1), Version 5.0 spreadsheet file (the "Spreadsheet File") that can be put on a user-specified hard drive or network drive. The Spreadsheet File is "JPMCC 2003-CIBC6.xls." It provides, in electronic format, certain statistical information that appears under the caption "Description of the Mortgage Pool" in the prospectus supplement and in Annex A-1, Annex A-2, Annex B-1 and Annex B-2 to the prospectus supplement. Defined terms used in the Spreadsheet File but not otherwise defined in the prospectus supplement shall have the respective meanings assigned to them in the prospectus supplement. All the information contained in the Spreadsheet File is subject to the same limitations and qualifications contained in this prospectus supplement. To the extent that the information in electronic format contained in the attached diskette is different from statistical information that appears under the caption "Description of the Mortgage Pool" in the prospectus supplement and in Annex A-1, Annex A-2, Annex B-1 and Annex B-2 to the prospectus supplement, the information in electronic format is superseded by the related information in print format. Prospective investors are advised to read carefully and should rely solely on the final prospectus supplement and accompanying prospectus relating to the Certificates in making their investment decision.

     Open the file as you would normally open any spreadsheet in Microsoft Excel. Before the file is displayed, a message will appear notifying you that the file is Read Only. Click the "READ ONLY" button, and after the file is opened, a securities law legend will be displayed. READ THE LEGEND CAREFULLY.


------------
(1) Microsoft Excel is a registered trademark of Microsoft Corporation.

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       YOU SHOULD RELY ON THE INFORMATION CONTAINED OR INCORPORATED BY
REFERENCE IN THIS PROSPECTUS SUPPLEMENT AND THE ATTACHED PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION.

       WE ARE NOT OFFERING THESE CERTIFICATES IN ANY STATE WHERE THE OFFER IS NOT PERMITTED.
                             ----------------------

                               TABLE OF CONTENTS

                     PROSPECTUS SUPPLEMENT
Summary of Certificates ..................................    S-5
Summary of Terms .........................................    S-7
Risk Factors .............................................   S-25
Description of the Mortgage Pool .........................   S-53
Description of the Certificates ..........................   S-79
Servicing of the Mortgage Loans ..........................  S-113
Yield and Maturity Considerations ........................  S-133
Certain Federal Income Tax Consequences ..................  S-140
Method of Distribution ...................................  S-141
Legal Matters ............................................  S-142
Ratings ..................................................  S-142
Legal Investment .........................................  S-143
ERISA Considerations .....................................  S-143
Index of Principal Definitions ...........................  S-146

                           PROSPECTUS
Summary of Prospectus ....................................      1
Risk Factors .............................................      9
Description of the Trust Funds ...........................     21
Yield and Maturity Considerations ........................     27
The Depositor ............................................     33
Use of Proceeds ..........................................     33
Description of the Certificates ..........................     34
Description of the Pooling Agreements ....................     42
Description of Credit Support ............................     55
Certain Legal Aspects of Mortgage Loans ..................     57
Certain Federal Income Tax Consequences ..................     69
State and Other Tax Considerations .......................    100
Certain ERISA Considerations .............................    100
Legal Investment .........................................    102
Method of Distribution ...................................    104
Incorporation of Certain Information by Reference ........    105
Legal Matters ............................................    106
Financial Information ....................................    106
Rating ...................................................    106
Index of Principal Definitions ...........................    108


       DEALERS WILL BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS OF THESE CERTIFICATES AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS. IN ADDITION, ALL DEALERS SELLING THESE CERTIFICATES WILL DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS UNTIL
OCTOBER   , 2003.

                                  $947,660,000
                                  (APPROXIMATE)


                        [LOGO OMITTED] J.P. MORGAN CHASE
                               COMMERCIAL MORTGAGE
                                SECURITIES CORP.

                               COMMERCIAL MORTGAGE
                           PASS-THROUGH CERTIFICATES,
                                SERIES 2003-CIBC6

                    Class A-1 Certificates     $217,100,000
                    Class A-2 Certificates     $654,956,000
                    Class B Certificates       $ 31,284,000
                    Class C Certificates       $ 32,588,000
                    Class D Certificates       $ 11,732,000

                               -------------------
                              PROSPECTUS SUPPLEMENT
                               -------------------


                                    JPMORGAN
                               CIBC WORLD MARKETS
                              ABN AMRO INCORPORATED
                                    CITIGROUP
                               MERRILL LYNCH & CO.

                                  JULY   , 2003

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